UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

(Rule 14a-101)
Information Required in Proxy Statement
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

GLOBAL PARTNER ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class B common stock, $0.0001 par value per share.

	(2)	Aggregate number of securities to which transaction applies: 84,000,000 shares of Class B common stock (estimated).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  $58,200,000(1)

	(4)	Proposed maximum aggregate value of transaction: $58,200,000

	(5)	Total fee paid: $ 7,245.90(2)

☐	Fee paid previously with preliminary materials.
☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$28,467
	(2)	Form, Schedule or Registration Statement No.:
Preliminary Proxy Statement on Schedule 14A
	(3)	Filing Party:
Global Partner Acquisition Corp.
	(4)	Date Filed:
January 25, 2017

____________

(1)      The amount represents the estimated cash consideration to be paid upon consummation of the business combination. The Class B Common Stock to be issued will have no economic rights, and therefore no value has been attributed to such securities.

(2)      The amount is the product of $58,200,000 multiplied by the SEC’s filing fee of $124.50 per $1,000,000.

(3)      The amount previously paid related to a preliminary proxy statement for a special meeting of stockholders that did not occur by reason of the termination of the merger agreement that was to have been considered at the special meeting.

GLOBAL PARTNER ACQUISITION CORP.
1 Rockefeller Plaza, 11th Floor
New York, New York 10020

Dear Global Partner Acquisition Corp. Stockholders:

You are cordially invited to attend the special meeting in lieu of the 2017 annual meeting of stockholders of Global Partner Acquisition Corp., which we refer to as “we,” “us,” “our,” “GPAC” or the “Company,” on             , 2017, at 10:00 a.m. Eastern time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

At the special meeting of stockholders, our stockholders will be asked to consider and vote upon a proposal to approve an agreement and plan of merger (the “Merger Agreement”) for the acquisition by us of Purple Innovation, LLC (“Purple”), and which acquisition we refer to as the “Business Combination.”

The Business Combination consists of a series of transactions pursuant to which we will acquire the Purple business through the merger of our newly-formed wholly-owned subsidiary with and into Purple, with Purple being the survivor in the merger. A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

The Business Combination will involve a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) will remain outstanding and be renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In addition:

•         InnoHold, LLC, Purple’s sole common equity holder (“InnoHold”), will receive, as consideration for its common units in Purple: (i) cash (the “Cash Consideration”), (ii) newly issued shares of Class B common stock of the Company (“Class B Stock”), and (iii) newly issued Class B membership units of Purple, as described below (“Class B Units,” and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s existing Common Stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price) to the extent that the actual numbers vary from the estimates.

•         Following a lock-up period, InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock. Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, InnoHold will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•         Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•         Third party transaction expenses for the Business Combination will be paid at the Closing.

•         To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account for up to three years upon the Closing pursuant to a contingency escrow agreement, a form of which is attached as Annex N hereto.

•         Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

•         Subject to stockholder approval, upon completion of the Business Combination, GPAC will be renamed “Purple Innovation, Inc.”

Immediately following the consummation of the Business Combination, GPAC will own 100% of the Class A Units, which will have the sole voting rights in Purple, and InnoHold will own 100% of the Class B Units, which will have no voting rights in Purple (except as required by law or certain other limited matters). Upon the exchange of all exchangeable common units of Purple, GPAC will own 100% of the common units of Purple.

Assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below, GPAC’s public stockholders, InnoHold and our Sponsor would own approximately 11.7%, 85.6% and 2.7%, respectively, of the outstanding Common Stock. If the actual facts are different than these assumptions (and they are likely to be), the percentage ownership retained by GPAC’s existing stockholders will be different. You should read “Summary of the Proxy Statement and Business Combination — Consideration to InnoHold in the Business Combination and Related Transactions” for further information.

Our stockholders will also be asked to consider and vote upon:

(a)      proposals to approve and adopt amendments to our amended and restated certificate of incorporation to (i) increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock, (ii) rename our outstanding Common Stock to Class A Stock, (iii) eliminate the classification of our board of directors, (iv) designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions, (v) change our name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.,” (vi) remove and change certain provisions related to our status as a blank check company and (vii) provide for certain additional non-substantive changes, all of which our board of directors believes are necessary to adequately address our post-Business Combination needs and are reflected in the proposed second amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement as Annex B (each of which we refer to as a “Certificate Proposal” and which we refer to collectively as the “Certificate Proposals”);

(b)     a proposal to elect seven directors to serve on our board of directors, which we refer to as the “Director Election Proposal;”

(c)      a proposal to approve and adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C, which we refer to as the “Incentive Plan Proposal”;

(d)     a proposal to approve, for purposes of complying with applicable NASDAQ Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock, which we refer to as the “Share Issuance Proposal”; and

(e)      a proposal to approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, which we refer to as the “Adjournment Proposal.”

Each of these proposals is more fully described in the accompanying proxy statement.

Our Common Stock, warrants and units are currently listed on The NASDAQ Capital Market under the symbols “GPAC,” “GPACW” and “GPACU,” respectively. At the closing of the Business Combination, our units will separate into their component shares of Class A Stock and warrants so that the units will no longer trade separately under “GPACU.” We intend to apply for the continued listing of our Class A Stock and warrants on The NASDAQ Capital Market under the ticker symbols “PRPL” and “PRPLW,” respectively, following consummation of the Business Combination.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem their shares of our Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account, which holds the proceeds of our initial public offering and private placement to our Sponsor, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $121.7 million on September 30, 2017, the estimated per share redemption price would have been approximately $10.04. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal.

We have no specified maximum redemption threshold under our charter. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 10% of the public shares. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Our Sponsor and all of our officers and directors have agreed to vote their shares of Common Stock acquired by them prior to our initial public offering (collectively, the “Founder Shares”), as well as all shares of Common Stock acquired by our Sponsor during or after our initial public offering, in favor of the Business Combination. They have also agreed to waive their redemption rights for their Founder Shares in connection with the completion of the Business Combination. These Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.” In making your decision with respect to the matters presented in this proxy statement, you should rely only on the information presented in this proxy statement of information contained in the Company’s public filings.

Our board of directors has unanimously approved and adopted the Merger Agreement and unanimously recommends that our stockholders vote “FOR” all of the proposals presented to our stockholders. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain Benefits of GPAC’s Sponsor, Directors and Officers in the Business Combination.”

Approval of the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon actually cast at the special meeting of stockholders. Approval of each Certificate Proposal requires the affirmative vote of holders of a majority of our outstanding shares of our Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. The Business Combination has already been approved by InnoHold and Purple’s board of directors.

Your vote is very important. If you are a registered stockholder, you must submit the enclosed proxy card. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. If you fail to return your proxy card and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting of stockholders and, if a quorum is present, will have no effect on the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Certificate Proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL AND DEMAND THAT GPAC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO GPAC’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND ANY SHARE CERTIFICATES DELIVERED BY YOU TO THE TRANSFER AGENT WILL BE RETURNED TO YOU. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
, 2017
William Kerr Chairman of the Board of Directors

This proxy statement is dated            , 2017 and is first being mailed to stockholders of the Company on or about            , 2017.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

GLOBAL PARTNER ACQUISITION CORP.
1 Rockefeller Plaza, 11th Floor
New York, New York 10020

NOTICE OF SPECIAL MEETING IN LIEU OF 2017 ANNUAL MEETING
OF STOCKHOLDERS OF GLOBAL PARTNER ACQUISITION CORP.
To Be Held On            , 2017

To the Stockholders of Global Partner Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2017 annual meeting of stockholders (the “special meeting”) of Global Partner Acquisition Corp., a Delaware corporation (“GPAC” or the “Company”), will be held on            , 2017, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. You are cordially invited to attend the special meeting for the following purposes:

(1)      To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 2, 2017 (as it may be amended, the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC (“Purple”) and other parties named thereto, and the transactions contemplated thereby (the “Business Combination Proposal”);

(2)      To consider and vote upon separate proposals to amend our amended and restated certificate of incorporation to, among other things:

•         increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock;

•         rename our outstanding Common Stock to Class A Stock;

•         eliminate the classification of our board of directors;

•         designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions (the “Delaware Forum Proposal”);

•         change our name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.”;

•         remove and change certain provisions related to our status as a blank check company; and

•         provide for certain additional non-substantive changes,

all of which are reflected in the proposed second amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement as Annex B (collectively, the “Certificate Proposals”);

(3)      To elect seven directors to serve on our board of directors (the “Director Election Proposal”);

(4)      To consider and vote upon a proposal to approve and adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (the “Incentive Plan Proposal”);

(5)      To approve, for purposes of complying with applicable NASDAQ Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock (the “Share Issuance Proposal”); and

(6)      To approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

Only holders of record of our Common Stock at the close of business on            , 2017 are entitled to notice of the special meeting of stockholders and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem their shares of our Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account, which holds the proceeds of our initial public offering and private placement to our Sponsor, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $121.7 million on September 30, 2017, the estimated per share redemption price would have been approximately $10.04. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. We have no specified maximum redemption threshold under our charter. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the closing of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 10% of the public shares. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Our Sponsor and all of our officers and directors have agreed to vote their Founder Shares and all shares of our Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination and have agreed to waive their redemption rights for their Founder Shares in connection with the completion of the Business Combination. These Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Approval of the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon actually cast at the special meeting of stockholders. Approval of each Certificate Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. The Business Combination has already been approved by InnoHold and Purple’s board of managers.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200.

By Order of the Board of Directors,
, 2017
Andrew Cook Chief Financial Officer and Secretary

Page
SUMMARY OF THE PROXY STATEMENT AND BUSINESS COMBINATION	1
FREQUENTLY USED TERMS	13
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	16
SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF GPAC	32
SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF PURPLE	34
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	35
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	37
RISK FACTORS	39
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	75
COMPARATIVE SHARE INFORMATION	85
SPECIAL MEETING IN LIEU OF 2017 ANNUAL MEETING OF GPAC STOCKHOLDERS	86
PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION	91
PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK, INCLUDING THE ESTABLISHMENT OF CLASS B STOCK	122
PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO RENAME GPAC’S OUTSTANDING COMMON STOCK TO CLASS A STOCK	125
PROPOSAL NO. 4 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS	127
PROPOSAL NO. 5 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT DELAWARE AS EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS	129
PROPOSAL NO. 6 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE GPAC’S NAME	131
PROPOSAL NO. 7 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN PROVISIONS RELATING TO OUR STATUS AS A BLANK CHECK COMPANY	132
PROPOSAL NO. 8 — APPROVAL OF CERTAIN ADDITIONAL NON-SUBSTANTIVE CHANGES TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	134
PROPOSAL NO. 9 — ELECTION OF DIRECTORS TO THE BOARD	135
PROPOSAL NO. 10 — APPROVAL AND ADOPTION OF THE EQUITY INCENTIVE PLAN	136
PROPOSAL NO. 11 — APPROVAL OF ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK	143
PROPOSAL NO. 12 — THE ADJOURNMENT PROPOSAL	144
INFORMATION ABOUT GPAC	145
GPAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	163
INFORMATION ABOUT PURPLE	169
PURPLE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	183
MANAGEMENT AFTER THE BUSINESS COMBINATION	193
DESCRIPTION OF SECURITIES	198
TRANSFER AGENT AND WARRANT AGENT	207
LISTING OF SECURITIES	207
BENEFICIAL OWNERSHIP OF SECURITIES	208
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	211
PRICE RANGE OF SECURITIES AND DIVIDENDS	215
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS	217
APPRAISAL RIGHTS	217

i

ii

SUMMARY OF THE PROXY STATEMENT AND BUSINESS COMBINATION

This summary highlights selected information from this proxy statement and the Business Combination and may not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”

Parties to the Business Combination

GPAC

GPAC is a blank check company incorporated in Delaware on May 19, 2015 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GPAC’s securities are traded on The NASDAQ Capital Market under the ticker symbols “GPAC,” “GPACW” and “GPACU.”

The mailing address of GPAC’s principal executive office is 1 Rockefeller Plaza, 11th Floor, New York, New York 10020.

There were 15,989,770 shares of GPAC’s Common Stock issued and outstanding as of November 2, 2017, consisting of:

•         12,108,520 shares originally sold as part of units in GPAC’s initial public offering and which are subject to redemption rights as described below; and

•         3,881,250 Founder Shares that were issued to our Sponsor prior to GPAC’s initial public offering. The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares (the “Founder Lock-Up”) until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (B) the date on which GPAC completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of GPAC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In addition, there were 15,525,000 warrants to purchase 7,762,500 shares of Common Stock issued and outstanding as of November 2, 2017 that were issued and sold to the public in GPAC’s initial public offering (the “Public Warrants”). Each Public Warrant entitles the holder to purchase one-half of one share of Common Stock at a price of $5.75 per half share ($11.50 per full share). No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, GPAC will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of GPAC’s initial public offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if GPAC does not complete a business combination by February 5, 2018, the Public Warrants will expire on such date. GPAC has agreed to use its best efforts following the completion of the Business Combination to file a new registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the shares of Common Stock issuable upon the exercise of the Public Warrants. If GPAC is unable to deliver registered shares of Common Stock to the holder upon exercise of Public Warrants issued in connection with the public units during the exercise period, there will be no net cash settlement of these Public Warrants and they will expire worthless, unless they are exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, GPAC may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of GPAC’s shares of Common Stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before GPAC sends the notice of redemption to the Public Warrant holders. The holders of these Public Warrants do not have redemption rights in connection with the Business Combination.

There were also 12,815,000 warrants to purchase 6,407,500 shares of Common Stock issued and outstanding as of November 2, 2017 that were issued and sold to the Sponsor in connection with GPAC’s initial public offering (the “Sponsor Warrants”). Each Sponsor Warrant entitles the Sponsor to purchase one-half of one share of Common Stock at $5.75 per half share ($11.50 per full share). The Sponsor Warrants (including the Common Stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable except to permitted transferees until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Sponsor Warrants are held by someone other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by GPAC and exercisable by such holders on the same basis as the Public Warrants. The Sponsor Warrants can also be exercised on a cashless basis so long as they are owned by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions. If GPAC does not complete a business combination, then the proceeds from the Sponsor Warrants will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants will expire worthless. In connection with the Business Combination, the Sponsor will assign all of its 12,815,000 Sponsor Warrants to purchase 6,407,500 shares of Class A Stock to InnoHold. Following such assignment, the Sponsor will not own any Sponsor Warrants.

For more information about GPAC and its securities, see the sections entitled “Information About GPAC,” “GPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities.”

Merger Sub

PRPL Acquisition, LLC (“Merger Sub”) is a newly-formed Delaware limited liability company and is a wholly-owned subsidiary of GPAC. Merger Sub was formed by GPAC for the purpose of entering into the Merger Agreement. Upon consummation of the Business Combination, we will acquire the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger.

Purple

Purple Innovation, LLC, based in Alpine, Utah, was organized as a Delaware limited liability company on May 26, 2010 under the name WonderGel, LLC. The company changed its name to Purple Innovation, LLC on January 27, 2017. Purple is a comfort technology company with a differentiated portfolio of products aimed at improving how people sleep, sit and stand. Purple currently offers a portfolio of mattress, bedding and cushioning products through direct-to-consumer and retail channels. The mailing address of Purple’s principal executive office is 123 E. 200N., Alpine, UT 84004.

For more information about Purple, see the sections entitled “Information About Purple,” “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination.”

Business Combination

Pursuant to the Agreement and Plan of Merger, dated as of November 2, 2017, by and among GPAC, Merger Sub, Purple and other parties named thereto, as it may be amended (the “Merger Agreement”), we will acquire the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger. For more information about the transactions contemplated by the Merger Agreement, which is referred to herein as the “Business Combination,” see the section entitled “Proposal No. 1 — Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to InnoHold in the Business Combination and Related Transactions

The Business Combination will involve a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) will remain outstanding and be renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In addition:

•         InnoHold, LLC, Purple’s sole common equity holder (“InnoHold”), will receive, as consideration for its common units in Purple: (i) cash (the “Cash Consideration”), (ii) newly issued shares of Class B common stock of the Company (“Class B Stock”), and (iii) newly issued Class B membership units of Purple, as described below (“Class B Units,” and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s existing Common Stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price) to the extent that the actual numbers vary from the estimates.

•         Following the lock-up period provided for in the Lock-Up Agreement (as defined below), InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock. Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, InnoHold will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•         Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•         Third party transaction expenses for the Business Combination will be paid at the Closing.

•         To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account for up to three years upon the Closing pursuant to a contingency escrow agreement.

•         Pursuant to the Sponsor Share Agreement (as defined below) and the Agreement to Assign Warrants (as defined below), Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

Ownership Structure Following Completion of the Business Combination

The following diagram illustrates the ownership structure of the post-Business Combination company immediately following the Business Combination. In general (i) the number of shares of Class A Stock outstanding will always equal the number of Class A Units held by GPAC, and (ii) the number of shares of Class B Stock outstanding will always equal the number of Class B Units then outstanding.

Ownership of GPAC

Assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below, GPAC’s public stockholders, InnoHold and our Sponsor would own approximately 11.7%, 85.6% and 2.7%, respectively, of the outstanding Common Stock. If the actual facts are different than these assumptions (and they are likely to be), the percentage ownership retained by GPAC’s existing stockholders will be different.

The following table illustrates varying ownership levels on a fully diluted basis assuming varying levels of redemptions by GPAC stockholders:

Assumptions

	No Shares of Common Stock are Redeemed	Percentage of Outstanding Shares	Maximum Amount of Shares of Common Stock Held by Public Stockholders are Redeemed (Other Than Founder Shares)	Percentage of Outstanding Shares
GPAC public stockholders	12,108,520	12.7%	11,058,009	11.7%
Sponsor	2,587,500	2.7%	2,587,500	2.7%
InnoHold	80,936,517	84.6%	80,991,017	85.6%

See “Summary of the Proxy Statement and Business Combination — Consideration to InnoHold in the Business Combination and Related Transactions” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Ownership of Purple

Immediately following the consummation of the Business Combination, GPAC will own 100% of the Class A limited liability company common units of Purple (“Class A Units”), which will have the sole voting rights in Purple, and InnoHold will own 100% of the Class B Units, which will have no voting rights in Purple (except as required by law or certain other limited matters). Upon the exchange of all exchangeable common units of Purple, GPAC will own 100% of the common units of Purple.

Source of Funds for the Business Combination

We intend to pay any redemption of Common Stock, the Cash Consideration, and Business Combination transaction expenses of approximately $11.4 million primarily with the proceeds from the Trust Account remaining following the redemption of our Common Stock, as described herein. The remainder of the consideration in the Business Combination will consist of the Equity Consideration, the Purple Warrants and the rights under the Tax Receivable Agreement.

Included in the Business Combination transaction fees, costs and expenses are $4.0 million in deferred underwriting compensation to the underwriters of our initial public offering, and financial advisors fees, regulatory fees, legal fees, accounting fees, printer fees and other professional fees incurred by GPAC, our Sponsor or Purple in connection with the identification, investigation, negotiation and consummation of the Business Combination. In particular, we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination.

If not all of the funds released from the Trust Account are used for payment of the Cash Consideration, the Business Combination transaction expenses and redemptions of our Common Stock in connection with the Business Combination, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for maintenance or expansion of operations post-Business Combination, the payment of principal or interest due on indebtedness assumed in connection with the Business Combination, to fund the purchase of other companies or for working capital.

If the aggregate cash payments we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the Cash Consideration and transaction expenses pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, including pursuant to any additional equity or debt financing we may procure, we will not complete the Business Combination or redeem any shares, and all shares of Common Stock submitted for redemption will be returned to the holders thereof.

Reasons for the Business Combination

We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In considering the proposed Business Combination, our board considered in particular the following positive factors, although not weighted or in any order of significance:

•         Attractive financial profile. Purple has an attractive financial profile characterized by a combination of hyper-growth, scale, and profitability. Purple achieved annualized net revenue of $156 million as of the second quarter of 2017 and experienced 276% period-over-period net revenue growth for the six months ended June 30, 2017. GPAC believes that Purple is well positioned to continue its dynamic growth trajectory. Purple was profitable for the year ended December 31, 2016 and for the six months ended June 30, 2017 and GPAC believes Purple will realize margin efficiency and increase profitability as its business continues to scale.

•         Differentiated products. Purple has developed or licensed differentiated, patent protected (76 granted and pending patents either owned by Purple or for which Purple has an exclusive right to use) sleep and comfort technology products at compelling prices, which GPAC believes provides Purple with a strong competitive position. Purple’s direct-to-consumer online shopping model makes the mattress shopping experience process simple, intuitive and enjoyable. GPAC believes that Purple’s intellectual property and expertise provide strong competitive advantages. Purple’s founders have a strong track record of innovation over the past 20 years and GPAC believes that Purple’s design, development and manufacturing expertise will enable it to continue to release innovative new products in the future. Purple also has a disruptive and rapidly-growing business model that traditional consumer-focused and technology-focused investors may find compelling.

•         Purpose-built vertically integrated manufacturing and technology. Purple has vertically integrated manufacturing processes and equipment that also have patent protection, which allows Purple to efficiently manufacture its differentiated high-performing products. Purple’s direct supplier relationships and manufacturing capabilities allow it to maintain high-quality standards and scale quickly as it expands and enters new markets.

•         Experienced and proven management team. Purple is led by a seasoned team of industry experts that have helped to create and define the sleep and comfort technology category and who are highly qualified to execute Purple’s strategic vision.

•         Powerful and emotional brand connection. Many of Purple’s customers share their experiences with their families and friends and on social media. Purple’s vertical integration and direct-to-consumer distribution channel have proven highly successful and are strengthened by opportunities to expand sales through retail partnerships. Purple’s highly-effective social marketing has created strong brand awareness and has driven significant consumer demand.

•         Increase market penetration and expand product portfolio. Purple has additional avenues through which it can continue to grow, including additional new sleep, sit and stand products, as well as product line extensions, including selling through “brick and mortar” retailers and expanding its sales outside of the United States. In addition, GPAC believes Purple is well-positioned to capitalize on the powerful trends disrupting the mattress industry, including consumer demand for superior mattress products at competitive prices and shifts in consumer preference to online purchases. The $18 billion mattress industry is large and growing and is being disrupted by direct-to-consumer distribution models. Purple is a leader in the direct-to-consumer market and is driving industry disruption.

In making its recommendation, our board of directors also considered, among other things, the following potential deterrents to the Business Combination:

•         the risk that some of the current public stockholders would vote against the Business Combination Proposal or exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account, which our board concluded was substantially mitigated because of the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights, which mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold Public Warrants, which would likely be worthless if the Business Combination is not completed;

•         the risk that the announcement of the transaction and potential diversion of Purple’s management and employee attention may adversely affect Purple’s operations;

•         the risk that certain key employees of Purple might not choose to remain with the company post-closing;

•         the risks associated with the sleep and comfort products industry in general;

•         the risk associated with macroeconomic uncertainty and the effects it could have on Purple’s revenues;

•         the risk of competition in the industry, including the potential for new entrants;

•         the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of the GPAC stockholders;

•         the inability to maintain the listing of the Common Stock on The Nasdaq Capital Market prior to or following the Business Combination;

•         the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•         the potential conflicts of interest of our Sponsor, officers and directors in the Business Combination; and

•         the other risks described in the “Risk Factors” section of this proxy statement.

The board of directors concluded that these negative factors did not diminish or outweigh the benefits for entering into the Business Combination.

No Opinion of Financial Advisor

Our board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Our officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds, together with the experience and sector expertise of our financial advisors enabled them to make the necessary analyses and determinations regarding the business combination with Purple. In addition, our officers and directors and our advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing Purple’s business, and assuming the risk that the board of directors may not have properly valued such business.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of September 30, 2017, this would have amounted to approximately $10.04 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of the Company. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting of stockholders. See the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, our directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of the Sponsor, our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account. We are not aware of any plans by the Sponsor, our directors, officers or advisors or their respective affiliates to purchase shares from stockholders in anticipation of the vote.

Other Stockholder Proposals

The stockholders of GPAC will also be asked to vote on proposals to approve a second amended and restated certificate of incorporation for GPAC, to elect seven directors to serve on the board upon the closing of the Business Combination, to adopt a stock incentive plan, to approve the issuance of more than 20% of the Company’s issued and outstanding Common Stock for NASDAQ Capital Market listing rules purposes, and if necessary, to adjourn the special meeting.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Increase GPAC’s Authorized Common Stock and Preferred Stock

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended to increase our authorized Common Stock and preferred stock to 305 million shares of Common Stock, including 210 million shares of Class A Stock and 90 million shares of Class B Stock, and 5 million shares of preferred stock, respectively. See the section entitled “Proposal No. 2 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Increase GPAC’s Authorized Common Stock and Preferred Stock, Including the Establishment of Class B Stock” for additional information.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Rename GPAC’s Outstanding Common Stock to Class A Stock

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended to rename our outstanding Common Stock to Class A Stock. See the section entitled “Proposal No. 3 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Rename GPAC’s Outstanding Common Stock” for additional information.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Eliminate the Classification of our Board of Directors

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended to eliminate the classification of our board of directors. See the section entitled “Proposal No. 4 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Eliminate the Classification of the Board of Directors” for additional information.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Adopt Delaware as the Exclusive Forum for Certain Stockholder Litigation

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended to provide that Delaware courts shall be the exclusive forum for certain stockholder litigation (the “Delaware Forum Proposal”). See the section entitled “Proposal No. 5 — Approval of Amendment to GPAC’s

Amended and Restated Certificate of Incorporation to Adopt Delaware As Exclusive Forum For Certain Legal Actions” for additional information.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to change GPAC’s name

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended to change our name to Purple Innovation, Inc. See the section entitled “Proposal No. 6 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Change GPAC’s Name” for additional information.

Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Remove Certain Provisions Relating to our Status as a Blank Check Company

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to remove certain provisions relating to our status as a blank check company, including to establish GPAC’s perpetual existence and remove certain corporate opportunity waivers. See the section entitled “Proposal No. 7 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Remove Certain Provisions Relating to our Status as a Blank Check Company” for additional information.

Approval of Certain Non-Substantive Changes to GPAC’s Amended and Restated Certificate of Incorporation

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to reflect certain non-substantive changes. See the section entitled “Proposal No. 8 — Approval of Certain Additional Non-Substantive Changes to GPAC’s Amended and Restated Certificate of Incorporation” for additional information.

Board of Directors of the Company Following the Business Combination

Upon the closing of the Business Combination, our board of directors will consist of seven directors who will serve until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified. Upon the closing of the Business Combination, our board of directors will consist of the following persons: Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and     . See the sections entitled “Proposal No. 9 — Election of Directors to the Board” and “Management After the Business Combination.”

Adoption of the Incentive Plan

Our board of directors has unanimously approved and adopted the Purple Innovation, Inc. 2017 Equity Incentive Plan and recommended that GPAC’s stockholders approve and adopt such plan. The purpose of this plan will be to enhance the profitability and value of GPAC for the benefit of its stockholders by enabling GPAC to offer eligible employees, directors and consultants equity-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and GPAC stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and other stock-based awards.

Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, will be eligible for grants under the Purple Innovation, Inc. 2017 Equity Incentive Plan.

The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Purple Innovation, Inc. 2017 Equity Incentive Plan or with respect to which awards may be granted may not exceed, which is approximately 7.5% of our Common Stock following the completion of the Business Combination, assuming (i) there are no redemptions and no new equity awards, (ii) the exchange of all Class B Units and shares of Class B Stock issued as Equity Consideration and (iii) the vesting of all shares.

See the section entitled “Proposal No. 10 — Approval and Adoption of the Equity Incentive Plan” for additional information.

Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock for NASDAQ Capital Market Listing Rules Purposes

The NASDAQ Capital Market listing rules require that we obtain stockholder approval for issuances of securities in excess of 20% of our issued and outstanding Common Stock prior to the issuance. In connection with the approval of the Business Combination Proposal, you will be asked to consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock. See the section entitled “Proposal No. 11 — Approval of Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock” for additional information.

Adjournment Proposal

GPAC proposes that the stockholders approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote. See the section entitled “Proposal No. 12 — Adjournment Proposal” for additional information.

Closing Conditions to the Business Combination

The closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement.”

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement.”

Accounting Treatment of the Business Combination

This transaction is between a public shell (GPAC) and an operating company (Purple). Purple’s parent, InnoHold, will obtain voting control of GPAC. Since GPAC is the legal acquirer of Purple, InnoHold will maintain control of Purple at the time of the transaction. Purple’s senior management will comprise the senior management of the combined company and a majority of the directors of the company post- transaction will be the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets will be accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the ongoing operations of the combined company.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Recommendation to GPAC Stockholders

In considering the recommendation of GPAC’s board of directors to vote for the proposals presented at the special meeting of stockholders, you should be aware that our Sponsor, officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•         the 2,587,500 Founder Shares that our Sponsor, officers and directors will hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination (with 1,293,750 of these shares subject to vesting), which would have a total value at November 2, 2017 of approximately $26.4 million based on the closing price of the shares of our Common Stock as reported by The NASDAQ Capital Market on November 2, 2017 (the “November 2, 2017 Stock Price”), which is significantly higher than the aggregate purchase price of $25,000 at which these shares were originally purchased;

•         the fact that the Founder Shares have no redemption rights in the Business Combination but that our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination on or prior to February 5, 2018;

•         the fact that under our registration rights agreement with our Sponsor (the “Sponsor Registration Rights Agreement”), our Sponsor will be entitled to make up to three demands, excluding short form registration demands, that we register its Founder Shares and other securities that may be issued in repayment of the Sponsor loans for sale under the Securities Act and will have “piggy-back” registration rights;

•         the fact that following the consummation of the Business Combination, we intend to file a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Public Warrants and the Founder Shares, which will permit the public resale of such securities;

•         the fact that following the expiration of the applicable lock-up periods, all shares of Common Stock owned by the Sponsor, our officers and directors will be freely tradable once registered as described above;

•         the fact that the Administrative Services Agreement with our Sponsor will terminate if the Business Combination is consummated;

•         the fact that we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination;

•         the fact that in order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we complete the Business Combination, Mr. Zepf’s indemnity obligations will cease;

•         the continuation of certain of our directors as directors following the Business Combination, which will entitle them to compensation as non-employee directors post-Business Combination as described under “Management After the Business Combination — Director Compensation;” and

•         the continued indemnification of current directors and officers of GPAC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

As a result, our Sponsor, officers and directors have financial incentives to see a business combination consummated. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby.

Quorum and Required Vote for Proposals for the Special Meeting of Stockholders

A quorum of GPAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the Common Stock outstanding and entitled to vote at the special meeting of stockholders is represented in person or by proxy. Abstentions (but not broker non-votes) will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock that are represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting of stockholders. Accordingly, abstentions and broker non-votes will have no effect on these proposals.

The approval of each Certificate Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote “AGAINST” a Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the Director Election Proposal.

The Business Combination Proposal is conditioned on the Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal. The Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal are each conditioned on the approval of the Business Combination Proposal. The Share Issuance Proposal, the Director Election Proposal and the Incentive Plan Proposal are each conditioned on the approval of the Certificate Proposals. If the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal will have no effect, even if those proposals are approved by the requisite vote.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

FREQUENTLY USED TERMS

In this document, unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GPAC” refer to Global Partner Acquisition Corp, and, following the consummation of the Business Combination and our acquisition of Purple, the post-Business Combination company.

The terms “combined company” and “post-Business Combination company” refer to GPAC following the consummation of the Business Combination and our acquisition of Purple.

In this document:

“Adjournment Proposal” means a proposal to adjourn the special meeting of the stockholders of GPAC to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting.

“broker non-vote” means the inability of a broker or nominee, under applicable stock exchange rules, to vote shares with respect to a matter by reason of the failure of a GPAC stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination” means the transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

“Cash Consideration” means the cash payment to InnoHold in the Business Combination, which amount is determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40.0 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100.0 million, up to an aggregate of an additional $10.0 million, with any amounts in excess of such $10.0 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet.

“Certificate Proposals” means the proposals to approve and adopt GPAC’s second amended and restated certificate of incorporation, a copy of which is attached as Annex B to this proxy statement, to (i) increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock, (ii) rename our outstanding Common Stock to Class A Stock, (iii) eliminate the classification of our board of directors, (iv) designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions, (v) change our name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.,” (vi) remove and change certain provisions related to our status as a blank check company and (vii) provide for certain additional non-substantive changes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company, following the Business Combination.

“Class A Units” means the Class A Units of Purple.

“Class B Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company, following the Business Combination.

“Class B Units” means the Class B Units of Purple.

“Common Stock” means the common stock of the Company prior to the Business Combination and the Class A Stock and the Class B Stock following the Business Combination.

“Consideration” means collectively the Equity Consideration, the Cash Consideration, the Purple Warrants and the rights under the Tax Receivable Agreement.

“Delaware Forum Proposal” means the Certificate Proposal to designate the Court of Chancery of the State of Delaware as the sole exclusive forum for specified legal actions.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Election Proposal” means the proposal to elect Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and to serve as directors on the Company’s board of directors, subject to the closing of the Business Combination.

“Equity Consideration” means the Class B Units and the Class B Stock, that together are exchangeable for shares of Class A Stock, and issued to InnoHold as part of the Consideration in the Business Combination.

“Equity Incentive Plan” means the Purple Innovation, Inc. 2017 Equity Incentive Plan, a copy of which is attached as Annex C to this proxy statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement providing for the exchange of the Equity Consideration for Class A Stock attached to this proxy statement as Annex E.

“Founder Lock-Up” means the lock-up on the Sponsor’s Founder Shares agreed to at the time of our initial public offering.

“Founder Shares” means the shares of Common Stock acquired by the Sponsor prior to GPAC’s initial public offering.

“GAAP” means generally accepted accounting principles in the United States.

“GPAC” means Global Partner Acquisition Corp., a Delaware corporation.

“Incentive Plan Proposal” means the proposal to adopt the Equity Incentive Plan.

“InnoHold” means InnoHold, LLC, the sole equity holder of Purple.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 2, 2017, by and among GPAC, Purple, Merger Sub and other parties named therein, as it may be amended from time to time.

“Merger Sub” means PRPL Acquisition, LLC, a Delaware limited liability company.

“Net Parent Cash” means the cash resources held by the Company at the closing of the Business Combination, after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the closing.

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Purple that will become effective upon the consummation of the Business Combination.

“PCAOB” means the Public Company Accounting Oversight Board.

“proposed certificate” means the second amended and restated certificate of incorporation of GPAC being proposed for approval by GPAC’s stockholders, a copy of which is attached as Annex B to this proxy statement.

“public shares” means shares of Common Stock issued in GPAC’s initial public offering.

“Public Warrants” means the 15,525,000 warrants to purchase 7,762,500 shares of Common Stock issued in GPAC’s initial public offering.

“Purple” means Purple Innovation, LLC, a Delaware limited liability company.

“Purple Warrants” means the 12,815,000 warrants to purchase 6,407,500 shares of Class A Stock to be assigned by the Sponsor to InnoHold in connection with the Business Combination.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Issuance Proposal” means the proposal to approve the issuance of more than 20% of the Company’s outstanding Common Stock in connection with the Business Combination for purposes of complying with applicable Nasdaq Capital Market listing rules.

“Sponsor” means Global Partner Sponsor I LLC.

“Sponsor Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 29, 2015, by and between the Company and the Sponsor.

“Sponsor Warrants” means the 12,815,000 warrants to purchase 6,407,500 shares of Class A Stock owned by the Sponsor. The Sponsor will assign the Sponsor Warrants to InnoHold in connection with the Business Combination.

“Tax Receivable Agreement” means the Tax Receivable Agreement which is attached to this proxy statement as Annex F.

“Transfer Agent” means Continental Stock Transfer & Trust Company acting as transfer agent for the Common Stock.

“Trust Account” means the trust account with Continental Stock Transfer & Trust Company acting as trustee which holds a total of approximately $121.7 million as of September 30, 2017.

“Units” means the units issued in connection with GPAC’s initial public offering, each of which consisted of one share of Common Stock and one Public Warrant.

“Vesting Period” means the eight year period following consummation of the Business Combination.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to our stockholders. We urge stockholders to carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:      Why am I receiving this proxy statement?

A:      We have entered into the Merger Agreement pursuant to which, through a series of transactions, we will acquire the Purple business through the merger of Merger Sub, a newly-formed wholly-owned subsidiary of GPAC, with and into Purple with Purple being the survivor in the merger. The Merger Agreement and the transactions contemplated by this agreement are referred to as the “Business Combination.” A copy of the Agreement and Plan of Merger is attached to this proxy statement as Annex A. Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination, including the Merger Agreement, among other proposals, described below. This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:      What is being voted on at the special meeting?

A:      Below are proposals on which our stockholders are being asked to vote:

1.       to approve and adopt the Merger Agreement (this proposal is referred to herein as the “Business Combination Proposal”);

2.       to approve an amendment to our amended and restated certificate of incorporation to increase GPAC’s authorized common stock and authorized preferred stock, including the establishment of Class B Stock;

3.       to approve an amendment to our amended and restated certificate of incorporation to rename our outstanding Common Stock to Class A Stock;

4.       to approve an amendment to our amended and restated certificate of incorporation to eliminate the classification of our board of directors;

5.       to approve an amendment to our amended and restated certificate of incorporation to adopt Delaware as the exclusive forum for certain stockholder litigation;

6.       to approve an amendment to our amended and restated certificate of incorporation to change our name to Purple Innovation, Inc.;

7.       to approve an amendment to our amended and restated certificate of incorporation to remove certain provisions related to our status as a blank check company;

8.       to approve certain additional non-substantive changes to our amended and restated certificate of incorporation;

(Proposals 2 through 8 are collectively referred to herein as the “Certificate Proposals”)

9.       to elect Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and to serve as directors on our board of directors (this proposal is referred to herein as the “Director Election Proposal”);

10.     to approve and adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan (this proposal is referred to herein as the “Incentive Plan Proposal”);

11.     to approve the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination for purposes of complying with applicable NASDAQ Capital Market listing rules (this proposal is referred to herein as the “Share Issuance Proposal”); and

12.     to approve the adjournment of the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented at the special meeting of stockholders (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the special meeting if there are not sufficient votes to approve one or more of the other proposals presented to stockholders for vote.

Q:      Are the proposals conditioned on one another?

A:      Yes.

•         the Business Combination Proposal is conditioned on the approval of the Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal;

•         the Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal; and

•         the Share Issuance Proposal, the Director Election Proposal and the Incentive Plan Proposal are each conditioned on the approval of the Certificate Proposals.

If the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote.

If the Business Combination Proposal is not approved, the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal will have no effect, even if those proposals are approved by the requisite vote.

The Adjournment Proposal does not require the approval of any other proposal to be effective and will only be presented at the special meeting if there are not sufficient votes to approve one or more of the other proposals.

Q:      Why is GPAC proposing the Business Combination Proposal?

A:      We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In considering the Business Combination, our board of directors considered in particular the following positive factors:

•	Attractive financial profile. Purple has an attractive financial profile characterized by a combination of hyper-growth, scale, and profitability. Purple achieved annualized net revenue of $156 million as of the second quarter of 2017 and experienced 276% period-over-period net revenue growth for the six months ended June 30, 2017. GPAC believes that Purple is well positioned to continue its dynamic growth trajectory. Purple was profitable for the year ended December 31, 2016 and for the six months ended June 30, 2017 and GPAC believes Purple will realize margin efficiency and increase profitability as its business continues to scale.

•	Differentiated products. Purple has developed or licensed differentiated, patent protected (76 granted and pending patents either owned by Purple or for which Purple has an exclusive right to use) sleep and comfort technology products at compelling prices, which GPAC believes provides Purple with a strong competitive position. Purple’s direct-to-consumer online shopping model makes the mattress shopping experience process simple, intuitive and enjoyable. GPAC believes that Purple’s intellectual property and expertise provide strong competitive advantages. Purple’s founders have a strong track record of innovation over the past 20 years and GPAC believes that Purple’s design, development and manufacturing expertise will enable it to continue to release innovative new products in the future. Purple also has a disruptive and rapidly-growing business model that traditional consumer-focused and technology-focused investors may find compelling.

•	Purpose-built vertically integrated manufacturing and technology. Purple has vertically integrated manufacturing processes and equipment that also have patent protection, which allows Purple to efficiently manufacture its differentiated high-performing products. Purple’s direct supplier relationships and manufacturing capabilities allow it to maintain high-quality standards and scale quickly as it expands and enters new markets.

•	Experienced and proven management team. Purple is led by a seasoned team of industry experts that have helped to create and define the sleep and comfort technology category and who are highly qualified to execute Purple’s strategic vision.

•	Powerful and emotional brand connection. Many of Purple’s customers share their experiences with their families and friends and on social media. Purple’s vertical integration and direct-to-consumer distribution channel have proven highly successful and are strengthened by opportunities to expand sales through retail partnerships. Purple’s highly-effective social marketing has created strong brand awareness and has driven significant consumer demand.

•	Increase market penetration and expand product portfolio. Purple has additional avenues through which it can continue to grow, including additional new sleep, sit and stand products, as well as product line extensions, including selling through “brick and mortar” retailers and expanding its sales outside of the United States. In addition, GPAC believes Purple is well-positioned to capitalize on the powerful trends disrupting the mattress industry, including consumer demand for superior mattress products at competitive prices and shifts in consumer preference to online purchases. The $18 billion mattress industry is large and growing and is being disrupted by direct-to-consumer distribution models. Purple is a leader in the direct-to-consumer market and is driving industry disruption.

In making its recommendation, our board of directors also considered, among other things, the following potential deterrents to the Business Combination:

•         the risk that some of the current public stockholders would vote against the Business Combination Proposal or exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account, which our board concluded was substantially mitigated because of the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights, which mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold Public Warrants, which would likely be worthless if the Business Combination is not completed;

•         the risk that the announcement of the transaction and potential diversion of Purple’s management and employee attention may adversely affect Purple’s operations;

•         the risk that certain key employees of Purple might not choose to remain with the company post-closing;

•         the risks associated with the sleep products industry in general;

•         the risk associated with macroeconomic uncertainty and the effects it could have on Purple’s revenues;

•         the risks associated with Purple’s debt;

•         the risk of competition in the industry, including the potential for new entrants;

•         the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of the GPAC stockholders;

•         the inability to maintain the listing of the Common Stock on The Nasdaq Capital Market prior to or following the Business Combination;

•         the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•         the potential conflicts of interest of our Sponsor, officers and directors in the Business Combination; and

•         the other risks described in the “Risk Factors” section of this proxy statement.

The board of directors concluded that these negative factors did not diminish or outweigh the benefits for entering into the Business Combination.

Q:      What will happen in the Business Combination?

A:      The Business Combination consists of a series of transactions pursuant to which we will acquire the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger. GPAC’s name will be changed to Purple Innovation, Inc.

The Business Combination will involve a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) will remain outstanding and be renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In addition:

•         InnoHold, LLC, Purple’s sole common equity holder (“InnoHold”), will receive, as consideration for its common units in Purple: (i) cash (the “Cash Consideration”), (ii) newly issued shares of Class B common stock of the Company (“Class B Stock”), and (iii) newly issued Class B membership units of Purple, as described below (“Class B Units,” and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s existing Common Stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price) to the extent that the actual numbers vary from the estimates.

•         Following the lock-up period provided for in the Lock-Up Agreement (as defined below), InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock. Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, InnoHold will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•         Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•         Third party transaction expenses for the Business Combination will be paid at the Closing.

•         To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account for up to three years upon the Closing pursuant to a contingency escrow agreement.

•         Pursuant to the Sponsor Share Agreement (as defined below) and the Agreement to Assign Warrants (as defined below), Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

Q:      What are the terms for the exchange of the exchangeable units of Purple into Class A Stock?

A:      The Class B Units and the Class B Stock issued to InnoHold in the Business Combination will be exchangeable into shares of Class A Stock following a lock-up period on the first business day of any calendar month or upon a change of control. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock, for one share of Class A Stock, in each case subject to certain adjustments. Upon the exchange of all exchangeable common units of Purple, GPAC will own 100% of the common units of Purple.

Q:      What equity stake will current GPAC stockholders and former Purple stockholders hold in the Company after the closing?

A:      Assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below, GPAC’s public stockholders, InnoHold and our Sponsor would own approximately 11.7%, 85.6% and 2.7%, respectively, of the outstanding Common Stock. If the actual facts are different than these assumptions (and they are likely to be), the percentage ownership retained by GPAC’s existing stockholders will be different.

The following table illustrates varying share ownership levels and ownership percentages (in parenthesis) assuming varying levels of redemptions by GPAC stockholders:

Assumptions

	No Shares of Common Stock are Redeemed	Percentage of Outstanding Shares	Maximum Amount of Shares of Common Stock Held by Public Stockholders are Redeemed (Other Than Founder Shares)	Percentage of Outstanding Shares
GPAC public stockholders	12,108,520	12.7%	11,058,009	11.7%
Sponsor	2,587,500	2.7%	2,587,500	2.7%
InnoHold	80,936,517	84.6%	80,991,017	85.6%

See “Summary of the Proxy Statement and Business Combination — Consideration to InnoHold in the Business Combination and Related Transactions” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:      Did GPAC’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:      Our board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Our officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of our financial advisors enabled them to make the necessary analyses and determinations regarding the business combination with Purple. In addition, our officers and directors and our advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing Purple’s business, and assuming the risk that the board of directors may not have properly valued such business.

Q:      Following the Business Combination, will the GPAC securities continue to trade on a stock exchange?

A:      Yes, our Class A Stock and warrants will continue to be listed on The NASDAQ Capital Market. At the closing of the Business Combination, our units, which currently are traded under the symbol “GPACU,” will separate into their component shares of our Class A Stock and warrants and no longer trade separately. Our Common Stock and warrants currently trade under the symbols “GPAC” and “GPACW,” respectively. We intend to apply for the continued listing of our Class A Stock and warrants on The NASDAQ Capital Market under the ticker symbols “PRPL” and “PRPLW,” respectively, following consummation of the Business Combination.

Q:      How has the announcement of the Business Combination affected the trading price of the Common Stock?

A:      On November 1, 2017 immediately prior to the announcement of the Business Combination, the closing trading price of the Common Stock on The NASDAQ Capital Market was $10.01 per share. On the date immediately prior to the date of this proxy statement, the closing trading price of the Common Stock on The NASDAQ Capital Market was $10.04 per share.

Q:      How will the Business Combination impact the number of shares outstanding after the Closing?

A:      Immediately after the Business Combination, and assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below, the amount of Common Stock outstanding will be 94,636,526 shares of Common Stock, consisting of 13,645,509 shares of Class A Stock and 80,991,017 shares of Class B Stock.

Up to 94,269,017 additional shares of Class A Stock may be issuable in the future as a result of: (i) the 15,525,000 Public Warrants to purchase 7,762,500 shares of Common Stock owned by GPAC’s existing warrant holders that will remain outstanding following the Business Combination, (ii) the 12,815,000 Purple Warrants to purchase 6,407,500 shares of Class A Stock that will be assigned to InnoHold in connection with the Business Combination, and (iii) the Class B Units held by InnoHold that, together with an equal number of shares of Class B Stock, will be exchangeable for 80,991,017 shares of Class A Stock.

The future issuance and sale of these shares in the public market could adversely impact the market price of our Common Stock even if our business is doing well.

Q:      What are the principal differences between Class A Stock and Class B Stock?

A:      After the Business Combination, the Class A Stock and Class B Stock will constitute all of the classes of Common Stock of the Company and will possess all voting power for the election of directors of the Company and all other matters requiring stockholder action. The Class A Stock and Class B Stock will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company, which shares of Class A Stock and Class B Stock each are entitled to one vote per share. The principal difference between the Class A Stock and Class B Stock is that the Class B Stock will not be entitled to receive dividends, if declared by the Board, or to receive any portion of any assets in respect of such shares upon the liquidation, dissolution, distribution of assets or winding-up of the post-combination company in excess of the par value of such stock. In addition, the Class B Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Stock to such Permitted Holder. Upon the exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Stock, the corresponding share of Class B Stock will be automatically cancelled for no consideration. Shares of Class B Stock may only be transferred to a person other than the Company or Purple if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Q:      Is the Business Combination the first step in a “going-private” transaction?

A:      The Company does not intend for the Business Combination to be the first step in a “going-private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Purple to access the U.S. public markets.

Q:      What conditions must be satisfied to complete the Business Combination?

A:      There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•         the representations and warranties must be true and correct in all material respects and the parties must have complied with their covenants in all material respects;

•         no temporary restraining order, injunction or other legal restraint issued by any court shall be in effect preventing the consummation of the Business Combination nor shall any proceeding by any administrative agency or other governmental authority seeking any of the foregoing be threatened or pending;

•         the approval by GPAC’s stockholders of the Business Combination Proposal and related proposals;

•         the approval by Purple and InnoHold of the Merger Agreement and the Business Combination, which approval occurred upon execution of the Merger Agreement, must not have been revoked;

•         all government and antitrust approvals and other third party consents required under the Merger Agreement must have been obtained;

•         certain specified key employees, including Sam Bernards, Tony Pearce and Terry Pearce, (a) shall still be employees of the Company and performing their customary duties for the Company immediately before the closing, (b) any existing employment agreements and proprietary information, invention assignment and non-competition agreements shall be in full force and effect at closing, and (c) shall not have notified the Company or Purple of their intention of leaving the employ of the Company or Purple following the closing;

•         the reorganization of Purple Team LLC (though which certain employees of Purple hold profits interest units relating to Purple) through a merger with and into InnoHold shall have been effected;

•         the Net Parent Cash (total cash and cash equivalents of the Company after giving effect to redemptions and the payment of the Company’s expenses) shall be no less than $100,000,000;

•         at the Closing, the Company and Purple shall be able to issue and shall have issued the Equity Consideration to the escrow agent and to InnoHold, and the Cash Consideration to InnoHold;

•         the Company shall have net tangible assets of at least $5,000,001;

•         there must not have occurred any event or condition that has had, or would reasonably be likely to have a material adverse effect on the business, prospects, assets, liabilities, financial condition, operations or capitalization of Purple or GPAC; and

•         all related agreements to the Merger Agreement must have been executed and delivered.

In addition, under our amended and restated certificate of incorporation, we may not redeem or repurchase Common Stock to the extent that such redemption would result in our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to be less than $5,000,001 upon closing of a business combination so that we are not subject to the SEC’s “penny stock” rules.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement.”

Q:      What is the Tax Receivable Agreement?

A:      In connection with the Business Combination, we will enter into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, GPAC will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Stock, in each case that were received in connection with the Business Combination, for shares of Class A Stock pursuant to the Exchange Agreement attached to this proxy statement as Annex E and (B) certain other related transactions with InnoHold. The amount of any such tax savings attributable to the payment of cash to InnoHold in the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and retained 20% by the Company. Any such amounts payable will only be due once the relevant tax savings have been realized by the Company. For more information on the Tax Receivable Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement” and the full text of the form of Tax Receivable Agreement which is attached as Annex F hereto.

Q:      Why is GPAC proposing the Certificate Proposals?

A:      The Certificate Proposals that we are asking our stockholders to approve in connection with the Business Combination consist of:

•         Proposal 2 — Amendment to GPAC’s amended and restated certificate of incorporation to increase GPAC’s authorized common stock and preferred stock, including the establishment of Class B Stock;

•         Proposal 3 — Amendment to GPAC’s amended and restated certificate of incorporation to rename our outstanding Common Stock to Class A Stock;

•         Proposal 4 — Amendment to GPAC’s amended and restated certificate of incorporation to eliminate the classification of our board of directors;

•         Proposal 5 — Amendment to GPAC’s amended and restated certificate of incorporation to adopt Delaware as the exclusive forum for certain stockholder litigation;

•         Proposal 6 — Amendment to GPAC’s amended and restated certificate of incorporation to change GPAC’s name to Purple Innovation, Inc.;

•         Proposal 7 — Amendment to GPAC’s amended and restated certificate of incorporation to remove provisions related to our status as a blank check company; and

•         Proposal 8 – Amendment to GPAC’s amended and restated certificate of incorporation to provide for certain additional non-substantive changes.

•         Our board of directors believes those amendments are necessary to adequately address our post-Business Combination needs.

Q:      Why is GPAC proposing the Director Election Proposal?

A:      GPAC proposes that Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and       be elected to the Company’s board of directors. At the time of the Business Combination, three of GPAC’s current directors, Paul Zepf, William Kerr and Jeffrey Weiss, will resign from the board. See the sections entitled “Proposal No. 9 — Election of Directors to the Board” and “Management After the Business Combination.”

Q:      Why is GPAC proposing the Incentive Plan Proposal?

A:      The purpose of the Purple Innovation, Inc. 2017 Equity Incentive Plan is to enhance the profitability and value of GPAC for the benefit of its stockholders by enabling us to offer eligible employees, directors and consultants equity-based incentive awards to attract, retain and reward these individuals for better performance and strengthen the mutuality of interests between them and our stockholders.

Q:      Why is GPAC proposing the Share Issuance Proposal?

A:      NASDAQ Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of Common Stock or the voting power outstanding before the transaction. We currently have 15,989,770 shares of Common Stock outstanding. Assuming Net Parent Cash of $100.0 million, we intend to issue approximately 80,991,017 shares of Class B Stock to InnoHold in the Business Combination, which will be exchangeable (along with an equal number of Class B Units) for 80,991,017 shares of Class A Stock. Since the issuance of securities in the Business Combination will exceed 20% of our 15,989,770 currently outstanding shares of Common Stock, we are required to obtain the approval of our stockholders under NASDAQ Listing Rule 5635(a).

Q:      What happens if I sell my shares of Common Stock before the special meeting of stockholders?

A:      The record date for the special meeting of stockholders will be earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Common Stock after the record date, but before the special meeting of stockholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting of stockholders.

Q:      What vote is required to approve the proposals presented at the special meeting of stockholders?

A:      The approval of the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock that are represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting of stockholders. Accordingly, an abstention from voting, or the failure of a GPAC stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will have no effect on the outcome of the vote on the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

The approval of each Certificate Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. Accordingly, a GPAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” a Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the Director Election Proposal.

Q:      How many votes do I have at the special meeting of stockholders?

A:      Our stockholders are entitled to one vote at the special meeting for each share of Common Stock held of record as of the record date. As of the close of business on the record date, there were 15,989,770 outstanding shares of our Common Stock.

Q:      What constitutes a quorum at the special meeting of stockholders?

A:      Holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have power to adjourn the special meeting.

As of the record date for the special meeting, 7,994,886 shares of our Common Stock would be required to achieve a quorum.

Q:      How will GPAC’s Sponsor, directors and officers vote?

A:      Our Sponsor, our directors and our officers have entered into agreements pursuant to which each agreed to vote his, her or its Founder Shares and all shares of Common Stock they acquired during or after our initial public offering in favor of the Business Combination Proposal and each agreed to waive its redemption rights for the Founder Shares in connection with the completion of the Business Combination. Currently, our Sponsor,

directors and officers collectively own approximately 24% of our issued and outstanding shares of Common Stock. As a result of their substantial ownership, it is more likely that the Business Combination Proposal and the other proposals will be approved.

Q:      What interests do the Sponsor and GPAC’s directors and officers have in the Business Combination that could conflict with the interests of the public stockholders?

A:      Our Sponsor, officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•         the 2,587,500 Founder Shares that our Sponsor, officers and directors will hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination (with 1,293,750 of these shares subject to vesting), which would have a total value at November 2, 2017 of approximately $26.4 million based on the closing price of the shares of our Common Stock as reported by The NASDAQ Capital Market on November 2, 2017 (the “November 2, 2017 Stock Price”), which is significantly higher than the aggregate purchase price of $25,000 at which these shares were originally purchased;

•         the fact that the Founder Shares have no redemption rights in the Business Combination but that our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination on or prior to February 5, 2018;

•         the fact that under our registration rights agreement with our Sponsor (the “Sponsor Registration Rights Agreement”), our Sponsor will be entitled to make up to three demands, excluding short form registration demands, that we register its Founder Shares and other securities that may be issued in repayment of the Sponsor loans for sale under the Securities Act and will have “piggy-back” registration rights;

•         the fact that following the consummation of the Business Combination, we intend to file a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Public Warrants and the Founder Shares, which will permit the public resale of such securities;

•         the fact that following the expiration of the applicable lock-up periods, all shares of Common Stock owned by the Sponsor, our officers and directors will be freely tradable once registered as described above;

•         the fact that the Administrative Services Agreement with our Sponsor will terminate if the Business Combination is consummated;

•         the fact that we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination;

•         the fact that in order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we complete the Business Combination, Mr. Zepf’s indemnity obligations will cease;

•         the continuation of certain of our officers and directors as directors (but not officers) following the Business Combination, which will entitle them to compensation as non-employee directors post-Business Combination as described under “Management After the Business Combination — Director Compensation;” and

•         the continued indemnification of current directors and officers of GPAC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

As a result, our Sponsor, officers and directors have financial incentives to see a business combination consummated. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby.

Q:      What happens if the Business Combination is not consummated and we are not able to consummate another business combination transaction?

A:      There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “Proposal No. 1 — Approval of the Business Combination — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, we are unable to complete the Business Combination or another business combination transaction by February 5, 2018, our amended and restated certificate of incorporation provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. See the section entitled “Risk Factors — If we are unable to effect a business combination by February 5, 2018, we will be forced to liquidate and the warrants will expire worthless and — If we are forced to liquidate, our stockholders may be held liable for claims by third parties against the Company to the extent of distributions received by them.”

Our Sponsor has entered into a letter agreement with us, pursuant to which it waived its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our initial business combination by February 5, 2018. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination by February 5, 2018.

In the event of liquidation, there will be no distribution with respect to GPAC’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:      Can public stockholders redeem their Common Stock?

A.      Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem their shares of our Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our initial public offering and private placement to our Sponsor, as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $121.7 million on September 30, 2017, the estimated per share redemption price would have been approximately $10.04. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal.

Shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less $50,000 of interest to pay dissolution expenses) in connection with the liquidation of the Trust Account.

We have no specified maximum redemption threshold under our charter. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon a consummation of a business combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 10% of the public shares. Holders of our outstanding warrants do not have redemption rights in connection with the Business Combination. Our Sponsor and all our officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination and have agreed to waive their redemption rights for their Founder Shares in connection with the completion of the Business Combination. These Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Sponsor, officers and directors, collectively own approximately 24% of our issued and outstanding shares of Common Stock.

Q.      Is there a limit on the number of shares I may redeem?

A:      A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 10% or more of public shares of Common Stock. Accordingly, all shares in excess of 10% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 10% of the public shares of Common Stock may redeem all of the public shares held by him for cash.

Q.      Can the Sponsor redeem its Common Stock?

A:      Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of our Business Combination. However, they will be entitled to redemption rights with respect to any shares they acquired during or after our initial public offering if we fail to consummate a business combination on or prior to February 5, 2018. The Founder Shares amount to 24% of our outstanding Common Stock as of the record date.

Q:      How will the level of redemptions affect the Business Combination and post-Business Combination company?

A:      The number of redemptions requested by GPAC stockholders could affect the amount of cash from the Trust Account available to pay transaction expenses or the amount of cash from the Trust Account available for general corporate purposes following the Business Combination. To the extent that GPAC stockholders redeem more than 1,050,511 shares in the Business Combination, we would have insufficient funds to cover the Cash Consideration, Business Combination third party expenses and redemption costs. In this event, we would be required to borrow from third parties or seek additional financing to close. We believe that alternative financing arrangements will be available although there are no assurances that such financing will be available on reasonable terms or at all. If the aggregate cash payments we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the Cash Consideration and transaction expenses pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, including pursuant to any additional equity or debt financing we may procure, we will not complete the Business Combination or redeem any shares, and all shares of Common Stock submitted for redemption will be returned to the holders thereof.

If not all of the funds released from the Trust Account are used for payment of the Cash Consideration, the Business Combination transaction expenses and redemptions of our Common Stock in connection with our Business Combination, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for maintenance or expansion of operations post-Business Combination, the payment of principal or interest due on indebtedness assumed in connection with the Business Combination, to fund the purchase of other companies or for working capital.

Q:      How will the level of redemptions affect the transaction consideration?

A:      The total transaction consideration payable will not be impacted by the level of redemptions. The number of redemptions requested by GPAC stockholders will affect the amount of cash available to be used as part of the Cash Consideration and the Business Combination transaction expenses but will not change the aggregate amount of the Cash Consideration and the Business Combination transaction expenses to be paid in the Business Combination.

Q:      As long as I vote on the Business Combination Proposal, will how I vote affect my ability to exercise redemption rights?

A:      No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against the Business Combination Proposal. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of The NASDAQ Capital Market.

Q:      How do I exercise my redemption rights?

A:      In order to exercise your redemption rights, you must (i) check the box on the proxy card to elect redemption, (ii) check the box on the proxy card marked “Stockholder Certification”, (iii) affirmatively vote either for or against the Business Combination Proposal and, (iv) prior to 5:00 p.m., Eastern time on            , 2017 (two business days before the special meeting), (x) submit a written request to our transfer agent that we redeem your public shares for cash, and (y) deliver your stock to our transfer agent physically or electronically through The Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q:      What are the federal income tax consequences of exercising my redemption rights?

A:      GPAC stockholders who exercise their redemption rights to receive cash from the Trust Account in exchange for their shares of Common Stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Common Stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution in respect of our public shares for U.S. federal income tax purposes if the redemption does not effect a meaningful reduction in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed shares of our Common Stock, and any remaining amount will be treated as gain realized on the sale or other disposition of our Common Stock and taxed as described above. See the section entitled “Material U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:      If I am a GPAC warrant holder, can I exercise redemption rights with respect to my warrants?

A:      No. There are no redemption rights with respect to our warrants.

Q:      Do I have appraisal rights if I object to the proposed Business Combination?

A:      No. There are no appraisal rights available to holders of Common Stock in connection with the Business Combination.

Q:      What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:      If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•         unpaid franchise and income taxes of GPAC;

•         GPAC stockholders who properly exercise their redemption rights;

•         an estimated $11.4 million in fees, costs and expenses (including $4.0 million in deferred underwriting compensation to the underwriters of our initial public offering, and financial advisors fees, regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) incurred by GPAC, our Sponsor or Purple in connection with the transactions contemplated by the Business Combination. In particular, we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination; and

•         the Cash Consideration pursuant to the Merger Agreement.

Any additional funds available for release from the Trust Account will be used for general corporate purposes of GPAC following the Business Combination.

Q:      When is the Business Combination expected to be completed?

A:      It is currently anticipated that the Business Combination will be consummated promptly following the special meeting of stockholders in             2017, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination.”

Q:      What do I need to do now?

A:      You are urged to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q:      How do I vote?

A:      If you were a holder of record of our Common Stock on            , 2017, the record date for the special meeting of stockholders, you may vote with respect to the applicable proposals:

•         in person at the special meeting of stockholders; or

•         by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of stockholders and vote in person, obtain a proxy from your broker, bank or other nominee.

Q:      What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:      Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders.

Q:      If I am not going to attend the special meeting of stockholders in person, should I return my proxy card instead?

A:      Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:      If my shares are held in “street name,” will my broker, bank or other nominee automatically vote my shares for me?

A:      No. Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:      May I change my vote after I have mailed my signed proxy card?

A:      Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting of stockholders, or attending the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:      What should I do if I receive more than one set of voting materials?

A:      You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:      Will the Management of GPAC or Purple change in the Business Combination?

A:      We anticipate that all of the executive officers of Purple will become executive officers of the Company post-Business Combination and that the current officers of GPAC will resign.

Q:      Will the Board of Directors of GPAC change in the Business Combination?

A.      Yes. Paul Zepf, William Kerr and Jeffrey Weiss will resign as directors of GPAC at the time of the closing of the Business Combination. Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and have been nominated by GPAC to serve as new directors of the Company following the Business Combination.

Q:      Who will solicit and pay the cost of soliciting proxies?

A:      GPAC will pay the cost of soliciting proxies for the special meeting. GPAC has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. GPAC has agreed to pay Morrow Sodali LLC a fee of $20,000. GPAC will reimburse Morrow Sodali LLC for its reasonable associated out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. GPAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of GPAC’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of GPAC’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:      Who can help answer my questions?

A:      If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

Andrew Cook, Chief Financial Officer
Global Partner Acquisition Corp.
1 Rockefeller Plaza, 11th Floor
New York, New York 10020
Telephone: (646) 756-2877
Email: info@globalpartnerac.com

You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400
Email: gpac.info@morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent prior to the special meeting of stockholders. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF GPAC

The following table sets forth selected historical financial information derived from GPAC’s (i) unaudited financial statements included elsewhere in this proxy statement as of June 30, 2017 and for the six months ended June 30, 2017 and June 30, 2016, and (ii) audited financial statements included elsewhere in this proxy statement as of December 31, 2016 and for the year ended December 31, 2016 and for the period May 19, 2015 (inception) to December 31, 2015. You should read the following selected financial information in conjunction with the section entitled “GPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and GPAC’s financial statements and the related notes appearing elsewhere in this proxy statement.

	Six Months Ended June 30,
	2017 (unaudited)	2016 (unaudited)	Year Ended December 31, 2016	May 19, 2015 (inception) to December 31, 2015
Statement of Operations Data:
Revenues	$—	$—		$—
General and administrative expenses	560,000	259,000	2,657,000	$346,000
Loss from operations	(560,000)	(260,000)	(2,657,000)	$(346,000)
Other income (expense)
Interest income on Trust Account	440,000	165,000	330,000	$43,000
Interest expense on Notes payable – related party	(40,000)	—	—	—
Loss before provision for income tax	(160,000)	(94,000)	(2,327,000)	(303,000)
Provision for income tax	(100,000)	—	—	—
Net Loss attributable to common stock	$(260,000)	(94,000)	(2,327,000)	$(303,000)

Weighted average common shares outstanding:
Basic and diluted	5,000,000	4,750,000	4,787,000	4,446,000
Net Loss per common share:
Basic and diluted	$(0.05)	$(0.02)	$(0.49)	$(0.07)

Cash Flow Data:
Net cash used in operating activities	$(1,249,000)	(273,000)	$(811,000)	$(278,000)
Net cash provided by investing activities	$—	$—	$—	$(155,250,000)
Net cash provided by financing activities	$—	$—	$—	$156,576,000

	As of June 30, 2017	As of December 31, 2016
Balance Sheet Data:
Current assets –
Cash	$188,000	$237,000
Prepaid expenses	$33,000	$41,000
Total current assets	$221,000	$278,000
Non-current assets –
Cash and investments held in Trust Account	$155,781,000	$155,543,000
Total assets	$156,002,000	$156,821,000

Current liabilities –
Accounts payable and accrued liabilities and taxes	$1,076,000	$1,875,000
Notes payable and accrued interest – related party	1,240,000	—

Other liabilities –
Deferred underwriting compensation	$4,658,000	$4,658,000
Total liabilities	$6,974,000	$6,533,000
Common stock subject to possible redemption: 14,364,041 shares and 14,428,805 shares at June 30, 2017 and December 31, 2016, respectively	$144,028,000	$144,288,000

Total stockholders’ equity	$5,000,000	$5,000,000

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF PURPLE

The following table contains summary historical financial and other data for Purple as of and for the years ended December 31, 2014, 2015 and 2016 derived from Purple’s audited financial statements for the year ended December 31, 2016 and unaudited financial statements for the years ended December 31, 2014 and 2015, included elsewhere in this proxy statement. The summary statements of operations for the six months ended June 30, 2017 and 2016 and the balance sheet data as of June 30, 2017 have been derived from Purple’s unaudited interim condensed financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the information contained under the headings “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Purple” and in Purple’s audited financial statements, unaudited interim condensed financial statements and unaudited financial statements for the years ended December 31, 2014 and 2015 and the related notes included elsewhere in this proxy statement.

$ in thousands	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
	Unaudited	Unaudited	Restated	Unaudited	Unaudited
Income Statement Data:
Revenues, net	$77,810	$20,698	$65,473	$5,839	$4,306
Cost of revenues:
Cost of revenues	42,342	12,944	39,857	3,921	2,284
Related party royalty fees	—	2,063	4,139	415	310
Total cost of revenues	42,342	15,007	43,996	4,336	2,594
Gross profit	35,468	5,691	21,477	1,503	1,712
Operating expenses:
Marketing and sales	28,315	5,278	17,901	469	92
General and administrative	4,943	1,657	4,643	1,312	848
Research and development	549	317	792	62	3
Loss on disposal of property and equipment	10	—	23		—
Total operating expenses	33,817	7,252	23,359	1,843	943
Operating income (loss)	1,651	(1,561)	(1,882)	(340)	769
Other income (expense), net	—	(13)	(19)	(67)	(104)
Net income (loss)	$1,651	$(1,574)	$(1,901)	$(407)	$665

Balance Sheet Data (at end of period):
Cash and cash equivalents	$2,159		$4,013	$71	$256
Working capital	$(10,315)		$(6,119)	$(1,038)	$(522)
Total assets	$28,539		$18,842	$1,086	$1,348
Current liabilities	$28,652		$18,717	$2,117	$1,827
Long-term obligations	$20		$24	$—	$—
Member’s deficit	$(1,551)		$(813)	$(1,031)	$(478)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement.

The following selected unaudited pro forma condensed combined financial information gives effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). This transaction is between a public shell (GPAC) and an operating company (Purple). Purple’s parent, InnoHold, will obtain voting control of GPAC. Since GPAC is the legal acquirer of Purple, InnoHold will maintain control of Purple at the time of the transaction. Purple’s senior management will comprise the senior management of the combined company and a majority of the directors of the company post- transaction will be the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets will be accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the ongoing operations of the combined company.

The historical financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the proposed related financing transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-Business Combination company. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 combines the historical unaudited results of operations of Purple, and the historical unaudited results of operations for GPAC, for the six months ended January 1, 2017 giving effect to the Business Combination as if it were completed on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the pro forma results of operations of Purple, and the historical results for GPAC, for the year ended December 31, 2016, giving effect to the Business Combination as if it had occurred on January 1, 2016.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 was derived from Purple’s unaudited condensed statement of operations, and GPAC’s unaudited condensed statement of operations, for the six months ended June 30, 2017, each of which is included elsewhere in this proxy statement. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of Purple and GPAC, respectively, and should be read in conjunction with the interim unaudited condensed financial statements and audited financial statements and related notes, each of which is included elsewhere in this proxy statement. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2016 was derived from Purple’s audited statement of operations, and from GPAC’s audited statement of operations, for the year ended December 31, 2016, all as included elsewhere in this proxy statement.

This selected unaudited pro forma condensed combined financial information is for informational purposes only. It does not purport to indicate the results that would actually have been obtained had the Business Combination been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The post-Business Combination company will incur additional costs in order to satisfy its obligations as a fully reporting public company. In addition, the post-Business Combination company anticipates the adoption of various stock compensation plans or programs that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and amounts are not yet known.

Subsequent to June 30, 2017, on August 3, 2017, in connection with stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, stockholders representing 3,416,480 shares elected to redeem their shares for a pro rata share of the amount in the Trust Account resulting in approximately $34,269,000 that was removed from the Trust Account in connection with such redemptions at a redemption value of approximately $10.03 per share. This transaction is reflected in the pro forma balance sheet, as the stockholder approval and related redemptions are directly related to the Business Combination.

Subsequent to June 30, 2017, on September 1, 2017, the Company received a $2.5 million fee for releasing a third party from a non-circumvention agreement with the Company relating to a planned business combination that was not consummated. In connection with the receipt of this payment by the Company, the Company paid down approximately $2.3 million of liabilities related to that business combination including the Sponsor Note for $1.2 million together with approximately $57,000 of accrued interest. The payment and settlement of these liabilities in September 2017 is not reflected in the unaudited pro forma condensed combined balance sheet at June 30, 2017 because it is not related to the Business Combination.

The selected unaudited pro forma condensed combined financial information below should be read in conjunction with the accompanying notes and the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “GPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of Purple and GPAC, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements have been prepared using two different levels of assumed redemptions of Common Stock:

•         Assuming No Redemption: This presentation assumes that no GPAC stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account; and

•         Assuming Redemption of 1,000,000 shares by holders of Common Stock: This presentation assumes that $10.0 million is withdrawn from the Trust Account to fund the GPAC stockholders’ exercise of their redemption rights with respect to 1,000,000 public shares at $10.00 per share, which is the maximum number of shares redeemable that would allow us to maintain at least $100.0 million required as “Net Parent Cash” in our Trust Account in order to close the Business Combination. $10.00 per share is used for illustrative purposes; the actual redemption amount per share would be computed based on the amount in the Trust Account at the time of closing in our Trust Account.

	Pro Forma Combined Assuming No Redemptions of Outstanding GPAC Common Stock	Pro Forma Combined Assuming Redemptions of 1.0 million Shares of GPAC Common Stock
	(in thousands, except share and per share information)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Six Months ended June 30, 2017
Net revenues	$77,810	$77,810
Net income available to common stockholders	$158	$149
Net income per share available to common stockholders	$0.01	$(0.01)
Weighted average shares outstanding – Basic and Diluted	14,696,020	13,696,020

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – Year ended December 31, 2016
Net revenues	$65,473	$65,473
Net income available to common stockholders	$(661)	$(622)
Net income per share available to common stockholders	$(0.05)	$(0.05)
Weighted average shares outstanding – Basic and Diluted	14,696,020	13,696,020

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for GPAC and Purple, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•         the benefits of the Business Combination;

•         the future financial performance of the Company following the Business Combination;

•         changes in the markets in which Purple competes;

•         expansion plans and opportunities, including restaurant openings; and

•         other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•         the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•         the outcome of any legal proceedings that may be instituted against Purple or GPAC following the announcement of the proposed Business Combination and the transactions contemplated thereby;

•         the inability to complete the proposed Business Combination due to the failure to obtain approval of the stockholders of GPAC, or other conditions to closing in the Merger Agreement;

•         the inability to maintain the listing of the Class A Stock and warrants on The NASDAQ Capital Market or any other stock exchange following the proposed Business Combination;

•         the fact that upon the consummation of the Business Combination, we will be considered a “controlled company” and exempt from certain corporate governance rules primarily relating to board independence and committees, and we intend to rely on certain of these exemptions;

•         the risk that the proposed Business Combination may disrupt current plans and operations as a result of the announcement and consummation of the transactions described herein;

•         the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the inability of the combined business to grow and manage growth profitably;

•         costs related to the proposed Business Combination;

•         the risk of legal complaints and proceedings and government investigations;

•         the inability to comply with licensing or other regulatory requirements, laws and regulations;

•         the intense competition in the industry;

•         the inability to profitably expand into new markets;

•         cybersecurity risks and the failure to protect customer information;

•         the possibility that Purple or GPAC may be adversely affected by other economic, business, and/or competitive factors;

•         the risk of loss of key personnel or inability to recruit talent; and

•         other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors.”

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The risks described below are those which we believe are the material risks that we face. Additional risks not presently known to us or which we currently consider immaterial may also have an adverse effect on us. Any risk described below that could have an adverse impact on Purple’s business or financial condition may have a material adverse impact. Some statements in this proxy statement, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The following risk factors apply to the business and operations of Purple and GPAC, to the Business Combination and to the post-Business Combination company. Purple’s and GPAC’s business face a number of risks. Any of the following risks could materially and adversely affect Purple’s or GPAC’s business, financial condition or results of operations. These risks should be carefully considered before making a voting decision regarding Purple. The risks and uncertainties described below are not the only ones Purple and GPAC face and there may be additional risks that Purple and GPAC are not presently aware of or that Purple and GPAC currently consider not likely to have a significant impact. If any of the following risks actually occurred, Purple’s or GPAC’s business, financial condition and operating results could suffer, and the trading price of our Common Stock could decline. Any risk applicable to Purple will become a risk of the Company post-Business Combination.

Risks Relating to Purple’s Business

We may experience significant fluctuations in our operating results and growth rate, which could adversely affect our performance and financial results.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for our products, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer confidence or preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

In addition, we rely on estimates and forecasts of our expenses and revenues to inform our business strategies. The rapidly evolving nature of the direct-to-consumer mattress industry and our business make forecasting operating results difficult. If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer and the value of our business may decline. If our estimates and forecasts prove incorrect, we may not be able to adjust our operations quickly enough to respond to lower than expected sales or higher than expected expenses.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

•         our ability to attract new customers and the cost of acquiring new customers;

•         our ability to offer products on favorable terms, manage inventory, fulfill orders and manage product returns;

•         the introduction of competitive products, services, price decreases, or improvements;

•         timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;

•         the success of our geographic and product line expansions, including but not limited to power requirements, labor needs, and ease of product distribution;

•         our ability and the time required to develop new Mattress MaxTM machines, new production lines and appropriately trained staff;

•         the success of hiring and expeditiously training engaged labor worldwide;

•         our ability to match or exceed the pace of production with sales, both current and forecasted;

•         our ability to secure and retain superior global partners for specialized delivery services;

•         the success of our retail expansion efforts;

•         the extent to which we use debt or equity financing, and the terms of any such financing for, our current operations and future growth;

•         the outcomes of legal proceedings, claims, or governmental investigations or rulings, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;

•         the enforceability and validity of our intellectual property rights;

•         variations in the mix of products we sell;

•         variations in our level of product returns, as well as our methods of collecting product returns or exchanges;

•         the extent to which we offer free shipping or continue to reduce prices worldwide;

•         the extent to which we invest in technology and content, manufacturing, fulfillment, and other expense categories;

•         increases in the prices of materials used in the manufacturing of our products or the costs to produce our products;

•         our ability to anticipate and prepare for disruptions to manufacturing;

•         the extent to which operators of the networks between our customers and our websites successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;

•         our ability to collect amounts owed to us when they become due;

•         the extent to which our internal network or website is affected by denial of service attacks, malicious unauthorized access, outages, and similar events; and

•         the extent to which our internal network is affected by spyware, viruses, phishing and other spam emails, intrusions, data theft, downtime, and similar events.

We have a short operating history in an evolving industry and, as a result, our past results may not be indicative of future operating performance.

We are a rapidly growing business with a short operating history. Our relatively short operating history makes it difficult to assess our future performance. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, market acceptance of our products and services and future products and services, competition from new and established companies, including those with greater financial and technical resources, enhancing our products and services and developing new products and services. You should consider our business and prospects in light of the risks and difficulties we may encounter, as described above and elsewhere in this “Risk Factors” section. If we fail to address the risks and difficulties that we face, our business and operating results will be adversely affected.

The growth of our business places significant strain on our resources and if we are unable to manage our growth we may not have profitable operations or sufficient capital resources.

We are rapidly and significantly expanding our operations, including increasing our product offerings and scaling our infrastructure to support expansion of our manufacturing capacity and our retail channel expansion. Our planned growth includes increasing our manufacturing capacity, developing and introducing new products and developing new and broader distribution channels, including retail, expanding our Canadian sales operations in the near-term, and extending our global reach to other English-speaking countries in the longer-term. This expansion increases the complexity of our business and places significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions.

Our continued success depends, in part, upon our ability to manage and expand our operations and facilities in the face of continued growth. The growth in our operations has placed, and may continue to place, significant demands on our management and operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and fulfillment capabilities could suffer, which could adversely affect our operating results. Our revenue growth may not be sustainable, and our percentage growth rates may decrease. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

To manage our growth effectively, we will need to continue to implement operational, financial and management controls and reporting systems and procedures and improve the systems and procedures that are currently in place. There is no assurance that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations. In addition, our revenue and operating profit growth depends on the continued growth of demand for the products offered by us, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth. Further, we may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

We will need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we expect to incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing our manufacturing capacity, (ii) increasing our direct-to-consumer sales; (iii) expanding our distribution channels to include the retail channel, particularly for our mattress products; (iv) expanding our global sales; and (v) engaging global partners to improve distribution efficiencies and cost savings.

We believe that our cash flow from operations, together with other available sources of liquidity, will be sufficient to fund anticipated operating expenses and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. However, our current capital resources and sources of liquidity are not sufficient to meet the requirements of our current growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors, pursue work-out options or other protective measures.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our current operations or growth strategies. In addition, future financings through equity investments are likely to be dilutive to our existing shareholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy, maintain our growth and competitiveness or continue in business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business are complex and involve many subjective assumptions, estimates and judgments by our management, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal-use software and website development (acquired and developed internally), accounting for income taxes, valuation of intangible assets and goodwill, equity-based compensation and loss contingencies. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance, and could have a material adverse effect on our business.

The Company’s financial statements were audited for the first time in connection with the transactions for which this proxy statement seeks approval. As a result of this audit and in anticipation of becoming a public company, the Company made many changes to its accounting policies. The Company may determine in the future that these new policies are not effective or appropriate for the Company. Moreover, the Company may determine that the assumptions it has relied on in preparing its financial statements are not appropriate. These determinations could lead to significant changes in the accounting policies of and assumptions used by the Company in the future, which could negatively impact your investment.

Our future growth and profitability depends in part on our ability to continue to improve and expand our product line and to successfully execute new product introductions.

As described in greater detail below, the mattress, pillow and cushion industries are highly competitive, and our ability to compete effectively and to profitably grow our market share depends in part on our ability to continue to improve and expand our product line and related accessory products.

We incur significant research and development and other expenditures in the pursuit of improvements and additions to our product line. If these efforts do not result in meaningful product improvements or new product introductions, or if we are not able to gain widespread consumer acceptance of product improvements or new product introductions, our sales, profitability, cash flows and financial condition may be adversely affected. In addition, if any significant product improvements or new product introductions are not successful, our reputation and brand image may be adversely affected and our business may be harmed.

A significant portion of our gross profit comes from our mattress products. If we are unable to develop new models of our mattress products or successfully market and sell new mattress models, our profitability may be adversely affected and our business may be harmed.

Our expansion into new products, market segments and geographic regions subjects us to additional business, legal, financial, and competitive risks.

The vast majority of our sales are made directly to consumers through our website or certain other e-commerce platforms. We currently plan to expand our business into the retail distribution channel through a relationship with Mattress Firm, Inc., but there can be no assurance that we will be successful in forming such relationship or entering into commercial agreements with Mattress Firm, Inc. Even if such arrangements are entered into, we may be unsuccessful in generating sales through retail channels. We have limited or no experience in the retail channel, and our retail customers may not purchase our products in the volume we expect.

Profitability, if any, from sales to retail customers and new product offerings, especially new mattress models, may be lower than from our current direct-to-consumer model and current products, and we may not be successful enough in these newer activities to recoup our investments in them. If any of these issues were to arise, they could damage our reputation, limit our growth, and negatively affect our operating results.

In addition, offerings of new products through our current direct-to-consumer platform and expansion of business into the retail distribution channel may present new and difficult challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. Expansion into retail channels may require the development of additional, differentiated products to avoid price and distribution conflicts between retail channels. Retail expansion increases our risk as our retail partners will require delaying payments to us on net terms ranging from a few days to 60+ days.

New products may come with the same warranty and return risks as mentioned above. New product offerings or expansion into new market channels or geographic regions may subject us to new or additional regulation, which would impose potentially significant compliance and distribution costs.

Our future growth and profitability depends upon the strength of our Purple brand and the effectiveness and efficiency of our marketing programs and our ability to attract and retain customers.

We are highly dependent on the effectiveness of our marketing messages and the efficiency of our advertising expenditures in generating consumer awareness and sales of our products. We continue to evolve our marketing strategies, adjusting our messages, the amount we spend on advertising and where we spend it. We may not always be successful in developing effective messages and new marketing channels (such as TV and print), as consumer preferences and competition change, and in achieving efficiency in our advertising expenditures.

We depend primarily on internet-based advertising to market our products, including through YouTube, Facebook and other internet-based media and e-commerce platforms. If we are unable to continue utilizing such platforms or if we are unable to direct our advertising to our target consumer groups, our advertising efforts may be ineffective and our business could be adversely affected.

We have relationships with online services, search engines, affiliate marketing websites, directories and other website and e-commerce businesses to provide content, advertising and other links that direct customers to our website. We rely on these relationships as significant sources of traffic to our website and to generate new customers. If we are unable to develop or maintain these relationships, or develop and maintain new relationships for newly developed and necessary marketing services on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, current or future relationships or agreements may fail to produce the sales that we anticipate.

The cost of advertising for web-based platforms, such as Facebook, are increasing significantly. Increasing advertising costs erode the efficiency of our advertising efforts. If we are unable to effectively manage our advertising costs or if our advertising efforts fail to produce the sales that we anticipate, our business could be adversely affected.

Consumers are increasingly using digital tools as a part of their shopping experience. As a result, our future growth and profitability will depend in part on (i) the effectiveness and efficiency of our online experience for disparate worldwide audiences, including advertising and search optimization programs in generating consumer awareness and sales of our products, (ii) our ability to prevent confusion among consumers that can result from search engines that allow competitors to use or bid on our trademarks to direct consumers to competitors’ websites, (iii) our ability to prevent Internet publication or television broadcast of false or misleading information regarding our products or our competitors’ products; (iv) the nature and tone of consumer sentiment published on various social media sites; and (v) the stability of our website. In recent periods, a number of direct-to-consumer, Internet-based retailers, like us, have emerged and have driven up the cost of basic search terms, which has and may continue to increase the cost of our Internet-based marketing programs.

We have recently been the target of publications by purported consumer reviewers who claim to have identified health and safety concerns with our products. While we believe such claims to be baseless, refuting such claims requires us to expend significant resources to educate current and potential customers on the safety of our products. Even if we are able to broadly disseminate factual information to refute such claims and reinforce the safety of our products, such claims and attendant adverse publicity could persist and damage our reputation and brand value and result in lower sales.

The number of third-party review websites is increasing and such reviews are becoming increasingly influential with consumers. Negative reviews from such sources may receive widespread attention from consumers, which could damage our reputation and brand value and result in lower sales. If we are unable to effectively manage relationships with such reviewers to promote accurate reviews of our products, reviewers may decline to review our products or may post reviews with misleading information, which could damage our reputation and make it more difficult for us to improve our brand value.

If our marketing messages are ineffective or our advertising expenditures, geographic price-points, and other marketing programs, including digital programs, are inefficient in creating awareness and consideration of our products and brand name and in driving consumer traffic to our website, our sales, profitability, cash flows and financial condition may be adversely impacted. In addition, if we are not effective in preventing the publication of confusing, false or misleading information regarding our brand or our products, or if there arises significant negative consumer sentiment on social media regarding our brand or our products, our sales, profitability, cash flows and financial condition may be adversely impacted.

We have engaged in significant related party transactions with affiliates and owners that may give rise to conflicts of interest, result in significant losses to the Company or otherwise adversely affect our operations and the value of our business.

We have engaged in numerous related party transactions involving controlling persons and officers of the Company, as well as with other entities affiliated with controlling persons. For example, we lease our facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. We have also entered into an intellectual property license agreement and shared services agreement with other entities controlled by Tony Pearce and Terry Pearce, including EdiZONE, LLC. Because Tony Pearce and Terry Pearce have been the only directors of the Company, such transactions have not been approved by disinterested directors of the Company. While we believe that such transactions were entered into on arms-length terms, the lack of disinterested director approval may impair investor confidence, which could adversely affect the value of our business.

Disruption of operations in either of our two main manufacturing facilities, including as a result of natural disasters, could increase our costs of doing business or lead to delays in shipping our beds.

We have two main manufacturing plants, which are located in Alpine, Utah and Grantsville, Utah. A significant percentage of our products are assembled to fulfill orders rather than stocking finished goods inventory in our plants. Although we could produce our products at both sites, we may consolidate production of certain products at one site over the other. Therefore, the disruption of operations of either of our two main manufacturing facilities for a significant period of time, or even permanently through the loss of the lease of our Grantsville facility, may increase our costs of doing business and lead to delays in shipping our beds to customers. Such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition. Because both of our manufacturing plants are located within the same geographic region, regional economic downturns, natural disasters or other issues could potentially disrupt all of our manufacturing and other operating activities, which could adversely affect our business.

We are in the process of expanding electricity capacity at our Grantsville facility, including construction of infrastructure by Rocky Mountain Power. If we are unable to provide sufficient power to this facility, we will be unable to meet the demands of our customers and our business would be adversely affected.

We may not be able to successfully anticipate consumer trends and demand and our failure to do so may lead to loss of consumer acceptance of the products we sell, resulting in reduced net sales.

Our success depends in part on our ability to anticipate and respond to changing trends and consumer demands in a timely manner. Changes in consumers’ tastes and trends and the resultant change in our product mix, as well as failure to offer our consumers multiple avenues for purchasing our products, could adversely affect our business and operating results. If we fail to identify and respond to emerging trends, consumer acceptance of the products we manufacture and sell and our image with current or potential customers may be harmed, which could reduce our net sales. If we misjudge market trends, we may significantly overstock inventory and be forced to take significant inventory markdowns, which would have a negative impact on our gross profit and cash flow. Conversely, shortages of inventory or time to fulfillment of our products that prove popular could also reduce our sales.

Failure to achieve and maintain a high level of product quality could negatively impact our sales, profitability, cash flows and financial condition.

Our products are highly differentiated from traditional mattresses, sheets, pillows and cushions. As a result, our products may be susceptible to failures that do not exist with traditional products. Failure to achieve and maintain acceptable quality standards could impact consumer acceptance of our products or could result in negative media and Internet reports or owner dissatisfaction that could negatively impact our brand image and sales levels.

In addition, a decline in product quality could result in an increase in return rates and a corresponding decrease in sales, or an increase in product warranty claims in excess of our warranty reserves. An unexpected increase in return rates or warranty claims could harm our sales, profitability, cash flows and financial condition.

As a consumer innovation company with differentiated products, we face an inherent risk of exposure to product liability claims if the use of our products is alleged to have resulted in personal injury or property damage. If any of our products proves to be defective, we may be required to recall or redesign such products. Such recalls of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We maintain insurance against some forms of product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

We are subject to warranty claims for our products, which could result in unexpected expense.

Our products carry warranties for defects in quality and workmanship. Historically, the amount for return of products, discounts provided to affected customers and cost for returns or warrant claims has been immaterial. However, we may experience significant expense as the result of future product quality issues, product recalls or product liability claims which may have a material adverse effect on our business. The actual costs of servicing future warranty claims may exceed our expectations and have a material adverse effect on our results of operations, financial condition and cash flows.

Significant product returns could harm our business.

We allow our customers to return products, subject to our returns policies. If product returns are higher than we anticipate, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies and procedures relating to returns from time to time, and policies and methods of collecting returned products intended to reduce the number of product returns may result in customer dissatisfaction. The occurrence of any of the foregoing could have a material adverse effect on our business.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of business could affect our operations and financial condition.

In the normal course of business, we may from time to time become involved in various legal proceedings. The outcome of these legal proceedings cannot be predicted. It is possible that an unfavorable outcome of some or all of such matters could cause us to incur substantial liabilities that may have a material adverse effect upon our financial condition and results of operations. Any significant adverse litigation, judgments or settlements could have a negative effect on our business, financial condition and results of operations. Even if we are successful in defending against such litigation, the costs of making such a defense, which may or may not be covered by our insurance, could be significant and have a material adverse effect on our business.

Our business could suffer if we are unsuccessful in making, integrating, and maintaining commercial agreements, strategic alliances, and other business relationships.

To successfully operate our business, we rely on commercial agreements and strategic relationships with suppliers, service providers and certain retail partners and customers. These arrangements can be complex and require substantial infrastructure capacity, personnel, and other resource commitments. Further, our business partners may have disruptions in their businesses or choose to no longer do business with us. We may not be able to implement, maintain, or develop the components of these commercial relationships. Moreover, we may not be able to enter into additional commercial relationships and strategic alliances on favorable terms or at all.

As our agreements terminate or relationships unwind, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

Our present and future services agreements, other commercial agreements, and strategic relationships create additional risks such as:

•         disruption of our ongoing business, including loss of management focus on existing businesses;

•         impairment of other relationships;

•         variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

•         difficulty integrating under the commercial agreements.

We have entered into a memorandum of understanding with Mattress Firm, Inc. concerning a potential joint venture agreement, pursuant to which we will permit Mattress Firm, Inc. to sell certain of our products in its retail stores. Prior to entering into any definitive agreements, we will conduct a trial phase with Mattress Firm, Inc. to assess the viability of a joint venture arrangement. There can be no guarantee that we will enter into a joint venture agreement with Mattress Firm, Inc. Even if we do enter into such agreement, the relationship may not be profitable to us or may impose additional costs that we would not otherwise incur under our current operations. Further, establishing and maintaining this relationship will require the commitment of significant amounts of time, financial resources and management attention, and it may result in prohibitions on certain sales channels through exclusivity requirements, which may adversely affect other aspects of our business.

Current and future economic conditions could materially adversely affect our sales, profitability, cash flows and financial condition.

Our business has been affected by general business and economic conditions, and these conditions could have an impact on future demand for our products. The global economy remains unstable, and we expect the economic environment to continue to be challenging.

Our sales depend, in part, on discretionary spending by our customers. Pressure on discretionary income brought on by general economic downturns and slow recoveries may cause consumers to reduce the amount they spend on discretionary items. If recovery from any economic downturn is slow or prolonged, our growth, prospects, results of operations, cash flows and financial condition could be adversely impacted.

General economic conditions and discretionary spending are beyond our control and are affected by, among other things, reduced consumer demand for products; insolvency of potential customers; insolvency of our key suppliers resulting in product delays; inability of consumers to obtain credit to finance purchases of our products; decreased consumer confidence; and inability for us, our customers and our suppliers to accurately forecast future product demand trends. If such conditions are experienced in future periods, our industry, business and results of operations could be adversely impacted.

We operate in the highly competitive mattress, pillow and cushion industries, and if we are unable to compete successfully, we may lose customers and our sales may decline.

The mattress, pillow and cushion markets are highly competitive and fragmented. We face competition from many manufacturers, traditional brick-and-mortar retailers and online retailers, including direct-to-consumer competitors. Participants in the mattress, pillow and cushion industries compete primarily on price, quality, brand name recognition, product availability and product performance and compete across a range of distribution channels. The highly competitive nature of the mattress, pillow and cushion industries means we are continually subject to the risk of loss of market share, loss of significant customers, reductions in margins, and the inability to acquire new customers.

A number of our significant competitors offer products that compete directly with our products. Any such competition by established manufacturers and retailers or new entrants into the market could have a material adverse effect on our business, financial condition and operating results. Mattress, pillow and cushion manufacturers and retailers are seeking to increase their channels of distribution and are looking for new ways to reach the consumer. Like us, many newer competitors in the mattress industry have begun to offer “bed-in-a-box” or similar products directly to consumers through the Internet and other distribution channels. Some of our established competitors have begun to offer “bed-in-a-box” products as well. In addition, retailers outside the U.S. have integrated vertically in the furniture and bedding industries, and it is possible that retailers may acquire other retailers or may seek to vertically integrate in the U.S. by acquiring a mattress manufacturer.

Many of our current and potential competitors may have substantially greater financial and government support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, mature distribution methods, and more established relationships in the industry than we do and sell products through broader and more established distribution channels. These competitors, or new entrants into the market, may compete aggressively and gain market share with existing or new products, and may pursue or expand their presence in the mattress, pillow and cushion industries. We cannot be sure we will have the resources or expertise to compete successfully in the future. We have limited ability to anticipate the timing and scale of new product introductions, advertising campaigns or new pricing strategies by our competitors, which could inhibit our ability to retain or increase market share, or to maintain our product margins. Our current and potential competitors may secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. Our products are also typically heavier than others and some markets we wish to expand into will not support delivery of our heavy products through parcel services or other affordable home delivery services, limiting our ability to serve the market.

In addition, the barriers to entry into the retail bedding industry are relatively low. New or existing bedding retailers could enter our markets and increase the competition we face. Competition in existing and new markets may also prevent or delay our ability to gain relative market share. Any of the developments described above could have a material adverse effect on our planned growth and future results of operations.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be costlier and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

If we are unable to effectively compete with other manufacturers and retailers of mattresses, pillows and cushions, our sales, profitability, cash flows and financial condition may be adversely impacted.

We may not be able to protect our product designs and other proprietary rights adequately, which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative brands, product designs and functionality and materials for use in our products. We regard our trademarks, service marks, copyrights, patents, trade dress, trade secrets, proprietary technology, and similar intellectual property as critical to our success, and we rely on trademark, copyright, and patent law, trade secret protection, and confidentiality agreements and license agreements with our employees, customers, and others to protect our proprietary rights.

We own various U.S. and foreign patents and patent applications related to certain elements of the design and function of our mattresses, pillows, cushions and related products, as well as related to proprietary formulas and related technology for certain materials used in the manufacturing of our products. We own numerous registered and unregistered trademarks and trademark applications, as well as other intellectual property rights, including trade secrets, trade dress and copyrights, which we believe have significant value and are important to the marketing of our products. Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties.

Despite our efforts, we may not be able to adequately protect or enforce our intellectual property and other proprietary rights. Effective protection or enforcement of intellectual property rights may be unavailable or limited in the jurisdictions in which we do business. We also may be unable to acquire or maintain appropriate domain names in all jurisdictions in which we do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

We recently acquired the purple.com domain name from its owner, but before the transfer to the Company the prior owner allowed that name to be used by a competitor for purposes of advertising its competing mattress products. Although that use of the domain name has stopped, it may have caused harm to the Company’s sales and confusion as to the source of the Company’s goods that may harm the reputation of the Company and its goodwill. Such confusion could have a continuing negative impact on our brand and sales.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights. Policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. Third parties that license our proprietary rights also may take actions that diminish the value of our proprietary rights or reputation. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of any intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the intellectual property rights of third parties. Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

Purple has licensed certain intellectual property to EdiZONE, LLC, which is owned by Terry and Tony Pearce. Terry and Tony Pearce, and EdiZONE have licensed certain cushioning technology to competitors of Purple and have granted rights in the European Union to a competitor.

Purple has licensed to EdiZONE certain intellectual property rights for use by EdiZONE outside of the consumer comfort market. These licenses could lead to conflicts of interest. If these conflicts of interest arise and are not properly addressed, we could have disputes with our founders and our business could be harmed.

EdiZONE, LLC, which is an entity owned by our founders, previously entered into licenses for comfort-related intellectual property with three different unrelated third-parties. These licenses prohibit us from selling our existing mattresses in certain geographic areas, including the European Union. While we intend to modify our mattresses in a way that we can sell in these geographic territories in the future without violating these licenses, there can be no assurance that these modified mattresses will be successful. In addition, if these third parties violate their licenses or infringe on intellectual property owned by Purple and Purple is unable to take effective action against such violating or infringing parties, we may be unable to protect against this infringement or the effects of such violations and our business could be harmed.

Purple has the right to enforce its intellectual property rights at Purple’s option, contingent on Purple’s agreement to indemnify EdiZONE and fund the expense of such enforcement. Purple may not be able to enforce its rights and may not be successful in any such efforts to enforce its intellectual property rights and this may harm our business.

Substantial and increasingly intense competition worldwide in e-commerce may harm our business.

Consumers who might purchase our products from us online have a wide variety of alternatives for purchasing competing mattresses, pillows and cushions, including traditional brick and mortar retailers (as well as the online and mobile operations of these traditional retailers), other online direct-to-consumer retailers and their related mobile offerings, online and offline classified services, online retailer platforms, such as Amazon.com, and other shopping channels, such as offline and online home shopping networks.

The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services, including products that compete directly with our products. Consumers who purchase mattresses, pillows and cushions through us have more and more alternatives, and merchants have more online channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful e-commerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that may be controversial with and lead to dissatisfaction among our customers, which could reduce activity on our platform and harm our profitability.

In addition, sellers in our industry are increasingly utilizing multiple sales channels, including the acquisition of new customers by paying for search-related advertisements on horizontal search engine sites, such as Google, Yahoo!, Naver and Baidu. We use product search engines and paid search advertising to help users find our sites, but these services also have the potential to divert users to other online shopping destinations. Consumers may choose to search for products with a horizontal search engine or shopping comparison website, and such sites may also send users to other shopping destinations. Consumers may not be familiar with or confused by our current web address: onpurple.com.

We also face increased competitive pressure as the competitive norm for, and the expected level of service from, e-commerce has significantly increased, due to, among other factors, improved user experience, greater ease of buying goods, lower (or no) shipping costs, faster delivery times and more favorable return policies. Also, certain platform businesses, many of whom are larger than us or have greater capitalization, have a dominant and secure position in other industries or certain significant markets, and offer a broader variety of mattress, pillow and cushion products to consumers and retailers that we do not offer. If we are unable to change our product offerings in ways that reflect the changing demands of e-commerce and mobile commerce marketplaces, particularly the higher growth of sales of fixed-price items and higher expected service levels, or compete effectively with and adapt to changes in larger platform businesses, our business will suffer.

Some of our e-commerce competitors offer a significantly broader range of products and services than we do. Competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other direct-to-consumer retailers and e-commerce competitors may offer or continue to offer faster shipping, free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for us to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase the competitive pressures by enabling competitors to offer more efficient or lower-cost services.

If we are unable to compete successfully against current and future online competitors, our operations and profitability may be adversely affected.

If we cannot keep pace with rapid technological developments to provide new and innovative programs, products and services, the use of our products and our revenues could decline.

Rapid, significant technological changes continue to confront the industries in which we operate. We cannot predict the effect of technological changes on our business. We expect that new services and technologies applicable to the industries in which we operate will continue to emerge. These new services and technologies may be superior to, or render obsolete, the technologies we currently use in our products and services. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and ultimately may not be successful. In addition, our ability to adopt new services and develop new technologies may be inhibited by industry-wide standards, new laws and regulations, resistance to change from clients or merchants, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and adapt to technological changes and evolving industry standards.

A reduction in the availability of credit to consumers generally or under our existing consumer credit programs could harm our sales, profitability, cash flows and financial condition.

We offer financing to consumers through a third-party consumer finance company, Affirm, Inc. In fiscal 2016, approximately 13% of our sales were financed through third-party consumer finance companies. The amount of credit available to consumers may be adversely impacted by macroeconomic factors that affect the financial position of consumers as suppliers of credit adjust their lending criteria. In addition, changes in federal regulations effective in 2010 placed additional restrictions on all consumer credit programs, including limiting the types of promotional credit offerings that may be offered to consumers.

Affirm, Inc., with Cross River Bank, a New Jersey state-charted bank originates financing resources for Affirm, Inc., offers consumer financing options to our customers through an agreement that may be terminated by us or Affirm, Inc. upon thirty days’ prior written notice. Affirm, Inc., with Cross River Bank, has discretion to control the content of financing offers to our customers and to set minimum credit standards under which credit is extended to customers.

Reduction of credit availability due to changing economic conditions, changes in credit standards under our private label credit card program or changes in regulatory requirements, or the termination of our agreement with Affirm, Inc., could harm our sales, profitability, cash flows and financial condition.

We typically keep only two to four weeks of raw material inventory, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability.

We typically only keep two to four weeks of raw material inventory on hand, which could leave us vulnerable to shortages in supply of components that may harm our ability to satisfy consumer demand and may adversely impact our sales and profitability. Lead times for ordered components may vary significantly, especially as we source some of our materials from China. In addition, some components used to manufacture our products are provided on a sole source basis. Any unexpected shortage of materials caused by any disruption of supply or an unexpected increase in the demand for our products, could lead to delays in shipping our beds to customers. Any such delays could adversely affect our sales, customer satisfaction, profitability, cash flows and financial condition.

We rely upon several key suppliers that are, in some instances, the only source of supply currently used by us for particular materials, components or services. A disruption in the supply or substantial increase in cost of any of these products or services could harm our sales, profitability, cash flows and financial condition.

We currently obtain all of the raw materials and components used to produce our mattresses, pillows and cushions from outside sources. In some cases, we have chosen to obtain these materials and components from suppliers who serve as the only source of supply, or who supply the vast majority of our needs of the particular material or component. While we believe that these materials and components, or suitable replacements, could be obtained from other sources, in the event of a disruption or loss of supply of relevant materials or components for any reason, we may not be able to find alternative sources of supply, or if found, may not be found on comparable terms. In addition, a change in the financial condition of some of our suppliers could impede their ability to provide products to us in a timely manner. Further, we maintain relatively small supplies of our raw materials and outsourced goods at our manufacturing facilities, and any disruption in the on-going shipment of supplies to us could interrupt production of our products, which could result in a decrease of our sales or could cause an increase in our cost of sales, either of which could decrease our liquidity and profitability.

If our relationship with the primary supplier of our mineral oil is terminated, we could have short-term difficulty in replacing these sources since there are relatively few other suppliers presently capable of supplying the local volume that we would need in a short period of time.

Fluctuations in the price, availability and quality of raw materials could cause delays that could result in our inability to provide goods to our customers or could increase our costs, either of which could decrease our earnings.

In manufacturing products, we use various commodity components, such as polyurethane foam, our spring units, ingredients for our Hyper-Elastic Polymer® material, our water-based adhesive and other raw materials. Because we are dependent on outside suppliers for our raw materials, fluctuations in their price, availability, and quality could have a negative effect on our cost of sales and our ability to meet our customers’ demands. Competitive and marketing pressures may prevent us from passing along price increases to our customers, and the inability to meet our customers’ demands could cause us to lose sales.

Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver our products to our customers in a timely manner. This in turn is due to our successful planning and distribution infrastructure, including ordering, transportation and receipt processing, the ability of our suppliers to meet our distribution requirements and the ability of our contractors to meet our delivery requirements. Our ability to maintain this success depends on the continued identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth and increased product output. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

We rely on FedEx and other carriers to deliver our products to customers on a timely, convenient, and cost-effective basis. Any significant delay in deliveries to our customers could lead to increased returns and cause us to lose sales. Any increase in freight charges could increase our costs of doing business and harm our sales, profitability, cash flows and financial condition.

Our business could also be adversely affected if there are delays in product shipments to us due to freight difficulties, challenges with our suppliers or contractors involving strikes or other difficulties at their principal transport providers or otherwise. Such delays could adversely affect our profitability and reputation.

Our business operations could be disrupted if our information technology systems fail to perform adequately or are disrupted by natural disasters or other catastrophes or if we are unable to protect the integrity and security of our information systems.

We depend largely upon our information technology systems in the conduct of all aspects of our operations. If our information technology systems fail to perform as anticipated, we could experience difficulties in virtually any area of our operations, including but not limited to receiving orders from customers, replenishing inventories or delivering our products. We may be required to incur significant capital expenditures in the pursuit of improvements or upgrades to our management information systems. These efforts may take longer and may require greater financial and other resources than anticipated, may cause distraction of key personnel, and may cause short-term disruptions to our existing systems and our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our information systems to respond to changes in our business needs, our ability to run our business could be adversely affected. It is also possible that our competitors could develop better e-commerce platforms than ours, which could negatively impact our sales.

In addition, our systems may experience service interruptions or degradation due to hardware and software defects or malfunctions, computer denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, information hijacking or ransom, and intentional acts of vandalism. Some of our systems are not fully redundant and our disaster recovery planning is not sufficient for all eventualities. Any of these or other systems related problems could, in turn, adversely affect our sales and profitability.

Our business and our reputation could be adversely affected by the failure to protect sensitive employee, customer and consumer data, or to comply with evolving regulations relating to our obligation to protect such data.

In the ordinary course of our business, we collect and store certain personal information from individuals, such as our customers and suppliers, and we process customer payment card and check information for purchases via our website. Cyber-attacks designed to gain access to sensitive information by breaching security systems of large organizations leading to unauthorized release of confidential information have occurred recently at a number of major U.S. companies despite widespread recognition of the cyber-attack threat and improved data protection methods. Computer hackers may attempt to penetrate our computer system and, if successful, misappropriate personal information, payment card or check information or confidential Company business information. In addition, a Company employee, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information and may purposefully or inadvertently cause a breach involving such information.

During fiscal 2017, we were subject to a single attempted malware installation, and we will likely continue to be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses, and other means of unauthorized access. To the best of our knowledge, attempts to breach our systems have not been successful to date. A breach of our systems that resulted in the unauthorized release of sensitive data could adversely affect our reputation and lead to financial losses from remedial actions or potential liability, possibly including punitive damages. An electronic security breach resulting in the unauthorized release of sensitive data from our information systems could also materially increase the costs we already incur to protect against these risks. We continue to balance the additional risk with the cost to protect us against a breach. Additionally, losses arising from a breach could be covered in part by insurance that we carry.

We are subject to payments-related risks.

We accept payments using a variety of methods, including credit card, debit card, credit accounts (including promotional financing), gift cards, direct debit from a customer’s bank account, electronic payments (e.g., PayPal and Venmo), consumer invoicing, physical bank check, and payment upon delivery. For existing and future payment options we offer to our customers, we may become subject to additional regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products). For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide certain payment methods and payment processing services, including the processing of credit cards, debit cards, electronic checks, electronic fund transfers, and promotional financing. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. In addition, our business and profitability could be adversely affected if customers who finance purchases fail to make financing payments in a timely manner.

Our customers primarily use credit cards to buy from us. We are completely dependent upon our payment card processors to process the sales transactions and remit the proceeds to us. The payment card processors have the right to withhold funds otherwise payable to us to establish or increase reserves based on their assessment of the inherent risks of payment card processing and their assessment of the risks of processing our customers’ payment cards at any time, and have done so from time to time in the past. We are also subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees, and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected. In addition, events affecting our payment card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the payment card processors, could have a material adverse effect on our business.

Credit card fraud and our response to it could adversely affect our business.

We may receive orders placed with fraudulent credit card data. If we fail to adequately control fraudulent credit card transactions it could reduce our net revenues and our gross profit or cause credit card or payment system companies to disallow their cards’ use for customer payments on our website. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. If we are unable to detect or control credit card fraud, claims against us for these transactions could harm our business, prospects, financial condition and results of operation.

Further, to the extent that our efforts to prevent fraudulent orders result in our inadvertent refusal to fill legitimate orders, we would lose the benefit of legitimate potential sales and risk the alienation of legitimate customers. The occurrence of any of the foregoing could have a material adverse effect on our business.

We depend on a few key employees, and if we lose the services of certain of our principal executive officers, we may not be able to run our business effectively.

Our future success depends in part on our ability to attract and retain key executive, merchandising, marketing, sales, operations and engineering personnel. We have an employment agreement with each of our executive officers. If any of our executive officers cease to be employed by us, we would have to hire additional qualified personnel. Our ability to successfully attract and hire other experienced and qualified executive officers cannot be assured and may be difficult because we face competition for these professionals from our competitors, our suppliers and other companies operating in our industry.

Further, the involvement of Tony and Terry Pearce has been and continues to be crucial to the success of our company because of their extensive experience with and technical knowledge of our products. The loss of their services could adversely affect our operations and our ability to achieve our business objectives. The continued growth of our business depends upon their continued involvement.

Our business exposes us to personal injury, property damage and product liability claims, which could result in adverse publicity and harm to our brands and our results of operations.

We may be subject to personal injury, property damage and product liability claims for the products that we sell. Any personal injury, property damage or product liability claim made against us, whether or not it has merit, could be time consuming and costly to defend, resulting in adverse publicity, or damage to our reputation, and have an adverse effect on our results of operations. In addition, any negative publicity involving our vendors, employees, labor contractors, delivery contractors and other parties who are not within our control could negatively impact us.

Further, the products we sell are subject to regulation by the U.S. Consumer Product Safety Commission (“CPSC”) and similar state and international regulatory authorities. Such products could be subject to recalls and other actions by these authorities. Product safety concerns may require us to voluntarily remove selected products from our stores. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs, which could have a material adverse effect on our financial condition.

We have received notice from the CPSC of several purported consumer complaints regarding some of our products. While we believe such complaints to be baseless, in terms of the alleged harms and, in some cases, the individual’s actual use of our product, we are required to devote significant amounts of time, attention and other resources, including financial resources, to investigating and responding to such complaints. Further, because the complaints are available to the public, such complaints could result in adverse publicity or damage to our reputation and brand value and result in lower sales.

We maintain insurance against some forms of personal injury, property damage and product liability claims, but such coverage may not be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our sales, profitability, cash flows and financial condition.

Regulatory requirements, including, but not limited to, trade, environmental, health and safety requirements, may require costly expenditures and expose us to liability.

Our products and our marketing and advertising programs are subject to regulation in the U.S. by various federal, state and local regulatory authorities, including the Federal Trade Commission. In addition, our operations are subject to federal, state and local consumer protection regulations and other laws relating specifically to the bedding industry. These rules and regulations may change from time to time, or may conflict. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance. For example, the CPSC and other jurisdictions have adopted rules relating to fire retardancy standards for the mattress industry. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the current standard. Additionally, California, Rhode Island and Connecticut have all enacted laws requiring the recycling of mattresses discarded in their states. State and local bedding industry regulations vary among the states in which we operate but generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as “new” or otherwise, controls as to hygiene and other aspects of product handling, disposal, sales, resales and penalties for violations. We or our suppliers may be required to incur significant expense to the extent that these regulations change and require new and different compliance measures. For example, new legislation aimed at improving the fire retardancy of mattresses, regulating the handling of mattresses in connection with preventing or controlling the spread of bed bugs could be passed, or requiring the recycling of discarded mattresses, could result in product recalls or in a significant increase in the cost of operating our business. In addition, failure to comply with these various regulations may result in penalties, the inability to conduct business as previously conducted or at all, or adverse publicity, among other things. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business. We are also subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets).

Our marketing and advertising practices could also become the subject of proceedings before regulatory authorities or the subject of claims by other parties and could require us to alter or end these practices or adopt new practices that are not as effective or are more expensive.

In addition, we are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. We may not be in complete compliance with all such requirements at all times, and we have been required in the past to make changes to our facilities in order to comply with these requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. If a release of harmful or hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. As a manufacturer of mattresses, pillows, cushions and related products, we use and dispose of a number of substances, such as glue, oil, solvents and other petroleum products, as well as certain foam ingredients, that may subject us to regulation under numerous foreign, federal and state laws and regulations governing the environment. Among other laws and regulations, we are subject in the U.S. to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state and local statutes and regulations.

Our operations could also be impacted by a number of pending legislative and regulatory proposals to address greenhouse gas emissions in the U.S. and other countries. Certain countries have adopted the Kyoto Protocol. New greenhouse gas reduction targets have been established under the Kyoto Protocol, as amended. This and other initiatives under consideration could affect our operations. These actions could increase costs associated with our manufacturing operations, including costs for raw materials, pollution control equipment and transportation.

Because it is uncertain what laws will be enacted, we cannot predict the potential impact of such laws on our future consolidated financial condition, results of operations, or cash flows.

We are also subject to regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, electronic contracts and other communications, competition, consumer protection, trade and protectionist measures, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services or access to our facilities, the design and operation of websites and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Unfavorable regulations and laws could diminish the demand for, or availability of, our products and services and increase our cost of doing business.

Regulatory requirements related to flammability standards for mattresses may increase our product costs and increase the risk of disruption to our business.

The CPSC adopted new flammability standards and related regulations which became effective nationwide in July 2007 for mattresses and mattress and foundation sets. Compliance with these requirements has resulted in higher materials and manufacturing costs for our products, and has required modifications to our information systems and business operations, further increasing our costs and negatively impacting our capacity. Some states and the U.S. Congress continue to consider fire retardancy regulations that may be different from or more stringent than the CPSC standard. Adoption of multi-layered regulatory regimes, particularly if they conflict with each other, could increase our costs, alter our manufacturing processes and impair the performance of our products which may have an adverse effect on our business.

In addition, these regulations require manufacturers to implement quality assurance programs and encourage manufacturers to conduct random testing of products. These regulations also require maintenance and retention of compliance documentation. These quality assurance and documentation requirements are costly to implement and maintain. If any product testing, other evidence, or regulatory inspections yield results indicating that any of our products may not meet the flammability standards, we may be required to temporarily cease production and distribution or to recall products from the field, and we may be subject to fines or penalties, any of which outcomes could harm our business, reputation, sales, profitability, cash flows and financial condition.

We could be subject to additional sales tax or other indirect tax liabilities.

The application of indirect taxes (such as sales and use tax, value-added tax (VAT), goods and services tax, business tax and gross receipt tax) to e-commerce businesses and to our users is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.

An increasing number of states and foreign jurisdictions have considered or adopted laws or administrative practices, with or without notice, that impose additional obligations on remote sellers and online marketplaces to collect transaction taxes such as sales, consumption, value added, or similar taxes. We may not have sufficient lead time to build systems and processes to collect these taxes. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we do not, could result in substantial tax liabilities, including for past sales, as well as penalties and interest. In addition, if the tax authorities in jurisdictions where we are already subject to sales tax or other indirect tax obligations were successfully to challenge our positions, our tax liability could increase substantially. In the U.S., Supreme Court decisions restrict states’ rights to require remote sellers to collect state and local sales taxes (although some states are seeking to have the Supreme Court revisit these decisions).

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

Several proposals have been made at the U.S. state and local levels that would impose additional taxes on the sale of goods and services over the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce and our brands, and could diminish our opportunity to derive financial benefit from our activities. While the U.S. federal government’s moratorium on state and local taxation of Internet access or multiple or discriminatory taxes on e-commerce has been temporarily extended, this moratorium does not prohibit federal, state or local authorities from collecting taxes on our income or from collecting certain taxes that were in effect prior to the enactment of the moratorium and one of its extensions.

We could be subject to additional income tax liabilities.

We are subject to federal and state income taxes in the U.S. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating our provision and accruals for these taxes. In addition, some states and cities requires additional taxes or fees for the right to sell mattresses in their jurisdiction. While we have established reserves based on assumptions and estimates that we believe are reasonable to cover such taxes and fees, these reserves may prove to be insufficient.

Our determination of our tax liability is always subject to audit and review by applicable tax authorities. Any adverse outcome of any such audit or review could harm our business, and the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made. Regardless of the outcome, responding to any such audit or review could cause us to incur significant costs and could divert resources away from our operations.

There are many transactions that occur during the ordinary course of business for which the ultimate tax determination is uncertain. Our effective tax rates could be affected by earnings being lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where we have higher statutory rates, losses incurred in jurisdictions for which we are not able to realize the related tax benefit, changes in foreign currency exchange rates, entry into new businesses and geographies and changes to our existing businesses, acquisitions (including integrations) and investments, changes in the price of our securities, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles, and interpretations.

A number of U.S. states have attempted to increase corporate tax revenues by taking an expansive view of corporate presence to attempt to impose corporate income taxes and other direct business taxes on companies that have no physical presence in their state, and taxing authorities in other jurisdictions may take similar actions. Many U.S. states are also altering their apportionment formulas to increase the amount of taxable income or loss attributable to their state from certain out-of-state businesses. Further, we may be required in the future to pay sales and other taxes and fees to states where our products were warehoused before shipping. If more taxing authorities are successful in applying direct taxes to Internet companies that do not have a physical presence in their respective jurisdictions, this could increase our effective tax rate.

We may be subject to sales reporting and record-keeping obligations.

One or more states, the U.S. federal government or other jurisdictions may seek to impose reporting or record-keeping obligations on companies that engage in or facilitate e-commerce. Such an obligation could be imposed by legislation intended to improve tax compliance (and legislation to such effect has been contemplated by several states and a number of foreign jurisdictions). Complying with such requirements would require us to devote significant amounts of time, attention and other resources, including financial resources, which may adversely affect our operations and profitability.

Delaware law and our Amended and Restated Operating Agreement contain anti-takeover provisions, any of which could delay or discourage a merger, tender offer, or assumption of control of the Company not approved by our Board of Directors and founders that some stockholders may consider favorable.

Provisions of Delaware law and our limited liability company operating agreement could hamper a third party’s acquisition of us, or discourage a third party from attempting to acquire control of us. You may not have the opportunity to participate in these transactions. These provisions could also limit the price that investors might be willing to pay in the future for equity interests in the Company. These provisions include:

•         the requirement that our founders, Tony Pearce and Terry Pearce, approve, among other things, changes in our capital structure, increases or decreases in the authorized size of our board and acquisitions or mergers by or of the Company; and

•         the inability of our members to convene a members’ meeting without such meeting being first called by the Board of Directors, the Chief Executive Officer, or one or more members holdings units in the aggregate entitled to cast not less than 25% of the votes at that meeting.

Provisions in our Second Amended and Restated Operating Agreement could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Our Second Amended and Restated Operating Agreement provides that, to the fullest extent permitted by law, our directors shall not be personally liable for monetary damages for breach of fiduciary duties. Our Second Amended and Restated Operating Agreement also allows us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect the value of our business.

We will incur significant costs as a result of our operating as a public company and our management will be required to devote substantial time to compliance with the regulatory requirements placed on a public company.

As a public company with substantial operations, we will incur significant legal, accounting and other expenses. The costs of preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will be time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws as applied to a publicly traded company. We may need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the value of our business.

As a public company, we will be required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. Even when such controls are implemented, management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, measures of control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We have identified material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management has identified material weaknesses in our internal controls over financial reporting. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We are developing a remediation plan designed to address this material weakness. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results, which could lead to substantial additional costs for accounting and legal fees and shareholder litigation.

We have restated our prior financial statements for the year ended December 31, 2016, which may lead to additional risks and uncertainties.

This proxy statement includes our restated financial statements for the year ended December 31, 2016. The errors giving rise to the restatement were discovered in connection with the audit of such financial statements. These restatements include the correction of errors regarding (i) an increase for accrued sales returns improperly excluded, (ii) the reduction of customer prepayments for amounts that should not have remained deferred, (iii) inadequate accruals related to sales tax liability on sales during the year, (iv) an increase of related party royalty expense that was improperly excluded, (v) an adjustment to beginning member’s deficit for the effect of the business combination with EquaPressure that was improperly included in the beginning balance, (vi) on the cash flow statement an adjustment to net cash used in the purchase of property and equipment to exclude amounts that are in accounts payable that was improperly included. In addition, the following classification restatements were made on the balance sheet: (i) prepaid inventory was separated from prepaids and reported on its own line item, (ii) the accrual for personal time off was separated from other accrued liabilities and included as a component of compensation and benefits, (iii) certain accrued liabilities were long term in nature and moved from current liabilities to long term liabilities and (iv) total member’s deficit was separated into the components common units, distribution and accumulated deficit. The determination to restate these financial statements was made by our management. As a result of these events, we have become subject to a number of additional risks and uncertainties, including substantial unanticipated costs for accounting and legal fees in connection with or related to the restatement. Further, if we are unable to remediate material weaknesses in our internal controls over financial reporting that were identified in connection with these restatements, or if additional material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, our subsequent financial statements may contain material misstatements and we could be required to restate such financial results, which could lead to substantial additional costs for accounting and legal fees, as well as litigation from holders of our equity interests.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. As a public company, we will be required to comply with additional regulations and other requirements. These and future requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the value of our business, subject us to regulatory investigations and penalties, and could have a material adverse effect on our business.

Risks Relating to the Organizational Structure after the Business Combination

Following the consummation of the Business Combination, our only significant asset will be our ownership of Purple and affiliates and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

Following the consummation of the Business Combination, we will be a holding company and will not directly own any operating assets other than our ownership of interests in Purple. We will depend on Purple for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends, and to satisfy our obligations under the Tax Receivable Agreement. The earnings from, or other available assets of, Purple may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

GPAC is an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make its Common Stock less attractive to investors.

GPAC is an “emerging growth company” as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”) and will continue to be an “emerging growth company” post-Business Combination. For as long as GPAC continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. GPAC could be an emerging growth company for up to five years following the completion of its initial public offering in August 2015, although GPAC could lose that status sooner if its revenues exceed $1.07 billion, if it issues more than $1.0 billion in non-convertible debt in a three year period or if the market value of its Common Stock held by non-affiliates meets or exceeds $700.0 million as of the last day of its second fiscal quarter before that time, in which case GPAC would no longer be an emerging growth company as of the following fiscal year-end. If some investors find our Common Stock less attractive because we may rely on these exemptions, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to opt out of this extended transition period for implementing new or revised accounting standards, which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, GPAC can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Future sales of our Common Stock by our existing stockholders may cause our stock price to fall.

The market price of our Common Stock could decline as a result of sales by our existing stockholders in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. In addition, subsequent public issuances of our stock would cause the interest of each current GPAC stockholder to be diluted.

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving Purple’s clients and negative media coverage, may result in significant decreases in the price of our Common Stock post-Business Combination.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Common Stock post-Business Combination and, as a result, there may be significant volatility in the market price of our Common Stock post-Business Combination. If we are unable to operate Purple as profitably as in the past or as our investors expect us to in the future, the market price of our Common Stock post-Business Combination will likely decline when it becomes apparent that the market expectations may not be realized. In addition to our operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Common Stock post-Business Combination and increase fluctuations in our quarterly earnings. These factors include certain of the risks discussed herein, operating results of other companies in the sleep and comfort products industry, changes in our financial estimates or recommendations of securities analysts post-Business Combination, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, the possible effects of war, terrorist and other hostilities, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the sleep products industry.

We will incur higher costs post-Business Combination as a result of being a public company.

We will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of our Business Combination. We will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and related rules implemented by the SEC and NASDAQ. Enacted in July 2010, the Dodd-Frank Act contains significant corporate governance and executive compensation-related provisions. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2016. Only in the event GPAC is deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on GPAC’s internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on GPAC’s internal control over financial reporting. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs after we cease being a blank check company and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase the post-Business Combination company’s costs and expenses. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

We do not anticipate paying any cash dividends in the foreseeable future.

Following confirmation of the Business Combination, we intend to retain future earnings, if any, for use in the business or for other corporate purposes and do not anticipate that cash dividends with respect to our Common Stock will be paid in the foreseeable future. Any decision as to the future payment of dividends will depend on our results of operations, financial position and such other factors as our board of directors, in its discretion, deems relevant. As a result, capital appreciation, if any, of our Common Stock will be a stockholder’s sole source of gain for the foreseeable future.

Provisions in our proposed amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

GPAC’s proposed amended and restated certificate of incorporation, if approved by stockholders, will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for GPAC’s securities.

GPAC is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for GPAC’s securities.

In connection with the Business Combination, we will be a “controlled company” within the meaning of NASDAQ rules and, as a result, will be exempt from certain corporate governance requirements.

Upon the consummation of the Business Combination, we anticipate that InnoHold will hold capital stock representing a majority of our outstanding voting power. So long as InnoHold maintains holdings of more than 50% of the voting power of our capital stock, we will be a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these standards, a company need not comply with certain corporate governance requirements, including:

•         the requirement that a majority of our board of directors consist of “independent directors” as defined under NASDAQ rules;

•         the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•         the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise have director nominees selected by vote of a majority of the independent directors; and

•         the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

If we are eligible to do so following the consummation of the Business Combination, we intend to rely on certain of these exemptions. As a result, our compensation committee and nominating and corporate governance committee would not consist entirely of independent directors and will not be subject to annual performance evaluations. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws will provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. If we are no longer eligible to rely on the controlled company exception, we will comply with all applicable NASDAQ corporate governance requirements, but we will be able to rely on phase-in periods for certain of these requirements in accordance with NASDAQ rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NASDAQ corporate governance requirements.

We may need additional financing to execute our business plan and fund operations post-Business Combination, which additional financing may not be available on reasonable terms or at all.

To fund our acquisition and development strategies post-Business Combination, we may need to raise additional funds through various financing sources, including the sale of our equity securities and the procurement of commercial debt financing. We may be required to refinance our debt. In addition, we may also need additional funds to respond to business opportunities and challenges, including our ongoing operating expenses, developing new and existing lines of business and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue Purple’s business as desired or refinance existing debt, and operating results may be adversely affected. Even if we procure new debt financing, such debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictive covenants limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and our stockholders may experience additional dilution in net book value per share.

If the amount of capital we are able to raise from financing activities, together with Purple’s revenues from operations, is not sufficient to satisfy our capital needs, we may be required to reduce or even cease operations.

A market for GPAC’s securities may not develop, which would adversely affect the liquidity and price of GPAC’s securities.

The price of GPAC’s securities may vary significantly due to the Business Combination and general market or economic conditions. Furthermore, an active trading market for the post-Business Combination company securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on NASDAQ. However, we cannot assure you that our securities will continue to be, listed on NASDAQ in the future or after the Business Combination. In order to continue listing our securities on NASDAQ after the Business Combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our securities. Additionally, in connection with the Business Combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. We will also be required to obtain NASDAQ approval for the issuance of the additional shares of Common Stock that are subject to the Share Issuance Proposal. We cannot assure you that we will be able to meet those initial listing requirements or obtain all the necessary approvals. Failure to obtain the necessary approvals could result in the failure of the Business Combination to be consummated.

On August 28, 2017, we received a written notice from the Listing Qualifications Department of NASDAQ, indicating that, based upon our non-compliance with NASDAQ Listing Rule 5550(a)(3), which requires an issuer to report a minimum of 300 public holders of its common stock (the “Minimum Holders Rule”), we would be required to submit a plan to regain compliance with the Minimum Holders Rule for the NASDAQ staff’s consideration.

On October 18, 2017, the NASDAQ staff advised us that they accepted our plan and granted us an extension until February 26, 2018 to evidence compliance with the Minimum Holders Rule. If we do not evidence compliance by such date, the NASDAQ staff will notify us that it will delist our securities. We would be entitled to request a hearing, at which hearing we would present our plan to a NASDAQ Hearings Panel and request the continued listing of our securities on NASDAQ pursuant to and pending the completion of such plan. During the pendency of the hearing process, our securities would continue to be listed on NASDAQ.

The compliance plan sets forth the actions we plan to take to enable us to have at least 300 public holders subsequent to the closing of the Business Combination. However, there can be no assurance that we will be able to meet the listing standards of NASDAQ at the closing, or if we do, that we will continue to meet the listing requirements after the closing. If we are delisted prior to the closing of the Business Combination, the Business Combination may not be completed.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•         a limited availability of market quotations for our securities;

•         reduced liquidity for our securities;

•         a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•         a limited amount of news and analyst coverage; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Class A Stock and warrants continue to be listed on NASDAQ, our Class A Stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Purple’s level of indebtedness could adversely affect Purple’s and the post-Business Combination company’s ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

As of June 30, 2017, Purple had total debt of $34,572 outstanding. On October 9, 2017, Purple entered into a credit agreement with Wells Fargo Bank, National Association, for a $10 million secured revolving loan facility. Purple’s and, post-Business Combination, our company’s level of indebtedness could have important consequences to stockholders. For example, it could:

•         make it more difficult to satisfy our obligations with respect to our indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

•         increase our vulnerability to general adverse economic and industry conditions;

•         require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

•         limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

•         limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

•         place us at a potential competitive disadvantage compared to its competitors that have less debt.

We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in Purple’s existing credit facility, and we may be unable to comply with all covenants in the future.

Purple’s existing credit facility imposes restrictions that could impede Purple’s and, post-Business Combination, our company’s ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

•         incur additional debt unless such debt is subordinated and in an amount less than $10 million;

•         guarantee additional debt;

•         pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

•         make certain capital expenditures in excess of $10 million;

•         make certain payments, dividends, distributions or investments;

•         create liens on Purple’s assets; and

•         merge or consolidate with other companies or transfer all or substantially all of Purple’s assets, other than with respect to the Business Combination.

In addition, Purple’s existing credit facility contains certain financial covenant requirements. The restrictions may prevent Purple and, post-Business Combination, our company from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Purple’s ability to comply with these restrictive covenants in future periods will largely depend on its ability to successfully implement its overall business strategy. We cannot assure you that Purple will be granted any waivers or amendments under the credit facility if for any reason it is unable to comply with its terms in the future. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of Purple’s debt. In the event of an acceleration of Purple’s debt, Purple could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

We could issue additional preferred stock without stockholder approval with the effect of diluting then current stockholder interests, impairing their voting rights and potentially discouraging a takeover that stockholders may consider favorable.

Pursuant to our amended and restated certificate of incorporation, the board of directors of the post-Business Combination company will have the ability to authorize the issuance of up to five million shares of preferred stock as any time and from time to time, with such terms and preferences as the board determines and without any stockholder approval other than as may be required by NASDAQ rules. The issuance of such shares of preferred stock could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of such preferred stock could also be used as a method of discouraging, delaying or preventing a change of control.

Risks Relating to the Business Combination

Purple operates in a sector which is outside of GPAC’s management’s area of expertise.

Although our management has endeavored to evaluate the risks inherent in the Business Combination, we cannot assure you that we have adequately ascertained or assessed all of the significant risks. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in Purple. Our management’s expertise may not be directly applicable to the evaluation or operation of Purple’s business, and the information contained in this proxy statement regarding the areas of our management’s expertise would not be relevant to an understanding of Purple.

GPAC has a limited ability to assess the management of Purple’s business and, as a result, cannot assure you that Purple’s management has all the skills, qualifications or abilities to manage a public company.

GPAC’s ability to assess Purple’s business’s management may be limited due to a lack of time, resources or information. GPAC’s assessment of the capabilities of Purple’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities GPAC suspected. Should Purple’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of our company post-Business Combination may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by GPAC’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws proxy statement materials relating to the Business Combination contained an actionable material misstatement or material omission.

The officers and directors of Purple may resign subsequent to the completion of the Business Combination. The departure of Purple’s key personnel could negatively impact the operations and profitability of Purple.

Although GPAC contemplates that key personnel of Purple will remain associated with Purple following the Business Combination, it is possible such members will not wish to remain in place. The departure of Purple’s key personnel could negatively impact the operations and profitability of Purple.

The fact that Purple is a private company limits GPAC’s access to all information that may be relevant to the Business Combination. This may result in a Business Combination that is not as profitable as GPAC suspects.

By definition, very little public information exists about private companies, and GPAC has been required to make decisions on whether to pursue the Business Combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as GPAC suspected, if at all.

GPAC may be unable to obtain additional financing to complete the Business Combination, which could compel GPAC to restructure or abandon the Business Combination.

Although we believe that the net proceeds from the Trust Account will be sufficient to allow GPAC to complete the Business Combination, if such proceeds prove to be insufficient, including because of the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with the Business Combination, we may be required to seek additional debt or equity financing or to abandon the Business Combination. We cannot assure you that such debt or equity financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete the Business Combination, we would be compelled to either restructure the transaction or abandon the Business Combination. None of GPAC’s Sponsor, officers, directors or stockholders is required to provide any financing to GPAC in connection with or after the Business Combination. If GPAC is unable to complete an initial business combination before February 5, 2018, GPAC’s public stockholders may only receive approximately $10.00 per share on the liquidation of GPAC’s trust account, and GPAC’s warrants will expire worthless.

GPAC’s executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with GPAC’s interests.

GPAC’s Sponsor, officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•         the 2,587,500 Founder Shares that our Sponsor, officers and directors will hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination (with 1,293,750 of these shares subject to vesting), which would have a total value at November 2, 2017 of approximately $26.4 million based on the closing price of the shares of our Common Stock as reported by The NASDAQ Capital Market on November 2, 2017 (the “November 2, 2017 Stock Price”), which is significantly higher than the aggregate purchase price of $25,000 at which these shares were originally purchased;

•         the fact that the Founder Shares have no redemption rights in the Business Combination but that our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination on or prior to February 5, 2018;

•         the fact that under our registration rights agreement with our Sponsor (the “Sponsor Registration Rights Agreement”), our Sponsor will be entitled to make up to three demands, excluding short form registration demands, that we register its Founder Shares and other securities that may be issued in repayment of the Sponsor loans for sale under the Securities Act and will have “piggy-back” registration rights;

•         the fact that following the consummation of the Business Combination, we intend to file a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Public Warrants and the Founder Shares, which will permit the public resale of such securities;

•         the fact that following the expiration of the applicable lock-up periods, all shares of Common Stock owned by the Sponsor, our officers and directors will be freely tradable once registered as described above;

•         the fact that the Administrative Services Agreement with our Sponsor will terminate if the Business Combination is consummated;

•         the fact that we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination;

•         the fact that in order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we complete the Business Combination, Mr. Zepf’s indemnity obligations will cease;

•         the continuation of certain of our officers and directors as directors (but not officers) of the Company post-Business Combination, which will entitle them to compensation as non-employee directors post-Business Combination as described under “Management After the Business Combination — Director Compensation;” and

•         the continued indemnification of current directors and officers of GPAC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

As a result, GPAC’s Sponsor, officers and directors have financial incentives to see the Business Combination consummated. These interests may influence GPAC’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby.

Our Sponsor, officers and directors have agreed to vote their shares in favor of the Business Combination, regardless of how GPAC’s public stockholders vote.

In connection with the Business Combination, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination. Currently, our Sponsor, officers and directors collectively own approximately 24% of our outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if our Sponsor, officers and directors agreed to vote their shares in accordance with the majority of the votes cast by GPAC’s public stockholders.

We may not be able to complete the Business Combination or any other business combination within the prescribed time frame, in which case GPAC would cease all operations except for the purpose of winding up and GPAC would redeem GPAC’s public shares and liquidate.

We must complete an initial business combination by February 5, 2018. We may not be able to consummate the Business Combination or any other business combination by such date. If we have not completed any initial business combination by such date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on the Business Combination and reduce the public “float” of the Common Stock.

Our Sponsor, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GPAC’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that GPAC’s Sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in an agreement with Purple that requires GPAC to have a minimum amount of $100.0 million of Net Parent Cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of the Common Stock and the number of beneficial holders of GPAC’s securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of GPAC’s securities on a national securities exchange.

If you or a “group” of stockholders are deemed to hold 10% or more of the Common Stock, you will lose the ability to redeem all such shares in excess of 10% of the Common Stock.

GPAC’s current amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of 10% or more of the shares sold in GPAC’s initial public offering, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over GPAC’s ability to complete the Business Combination and you could suffer a material loss on your investment in GPAC if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. And as a result, you will continue to hold that number of shares exceeding 10% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

If we do not complete the Business Combination with Purple, it may be more difficult for GPAC to complete another business combination. If we are unable to complete a business combination, our public stockholders may receive only approximately $10.00 per share, on GPAC’s redemption, and our warrants will expire worthless.

If we do not complete the Business Combination with Purple and need to look for another target, we expect to encounter intense competition from other entities having a business objective similar to GPAC’s, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing to acquire targets. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than GPAC does and GPAC’s financial resources are relatively limited when contrasted with those of many of these competitors. GPAC’s ability to compete with respect to the acquisition of certain target businesses which are sizable is limited by GPAC’s available financial resources. This inherent competitive limitation gives others an advantage in pursuing acquisitions over GPAC. Furthermore, GPAC is obligated to pay cash for the shares of Common Stock redeemed and, in the event GPAC seeks stockholder approval of its business combination, GPAC makes purchases of its Common Stock, potentially reducing the resources available to GPAC for its business combination. Any of these obligations may place GPAC at a competitive disadvantage in successfully negotiating a business combination. Finally, any business combination would need to be completed by February 5, 2018 which leaves little time for identifying, investigating, negotiating, signing, and completing a business combination. If GPAC is unable to complete its initial business combination, its public stockholders may receive only approximately $10.00 per share on the liquidation of GPAC’s trust account and GPAC’s warrants will expire worthless.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price post-Business Combination, which could cause you to lose some or all of your investment.

Even though we have conducted extensive due diligence on Purple, we cannot assure you that this diligence will surface all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our or Purple’s control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Although these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about our securities post-Business Combination. In addition, charges of this nature may cause us to violate debt covenants to which we may be subject. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement contained an actionable material misstatement or material omission.

GPAC stockholders may be held liable for claims by third parties against GPAC to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of GPAC’s trust account distributed to GPAC’s public stockholders upon the redemption of GPAC’s public shares in the event we do not complete an initial business combination by February 5, 2018 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is GPAC’s intention to redeem GPAC’s public shares as soon as reasonably possible following February 5, 2018 in the event GPAC does not complete its business combination and, therefore, GPAC does not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires GPAC to adopt a plan, based on facts known to GPAC at such time that will provide for GPAC’s payment of all existing and pending claims or claims that may be potentially brought against GPAC within the 10 years following GPAC’s dissolution. However, because GPAC is a blank check company, rather than an operating company, and GPAC’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from GPAC’s vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. If GPAC’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that GPAC will properly assess all claims that may be potentially brought against GPAC. As such, GPAC stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of GPAC stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of GPAC’s public shares in the event we do not complete an initial business combination by February 5, 2018 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

GPAC did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price GPAC is paying for the business is fair to GPAC from a financial point of view.

GPAC is not required to obtain an opinion from an independent investment banking or accounting firm that the price GPAC is paying for the Business Combination is fair to GPAC from a financial point of view. Our board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Our officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds, together with the experience and sector expertise of our financial advisors enabled them to make the necessary analyses and determinations regarding the business combination with Purple. In addition, our officers and directors and our advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of our board of directors in valuing Purple’s business, and assuming the risk that the board of directors may not have properly valued such business.

The grant and future exercise of registration rights may adversely affect the market price of our Class A Stock.

Pursuant to the existing registration rights agreement with our Sponsor and the registration rights agreement to be entered into in connection with the Business Combination and which are described elsewhere in this proxy statement, our Sponsor and InnoHold can demand that we register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that we undertake. The registrable securities under these agreements include the Founder Shares, the Purple Warrants, the shares of Class A Stock issuable upon the exercise of the Purple Warrants and the shares of Class A Stock issuable upon the exchange of the Class B Units and shares of Class B Stock issued as Equity Consideration.

Following the consummation of the Business Combination, we intend to file and maintain an effective registration statement under the Securities Act covering all the shares of Class A Stock issuable upon exercise of all Public Warrants, all shares issuable upon the exchange of the Class B Units and shares of Class B Stock issued as Equity Consideration, all Purple Warrants and all shares of Class A Stock issuable upon exercise of such Purple Warrants and the Founder Shares.

The registration of these shares will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Common Stock post-Business Combination.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of GPAC’s key personnel, some of whom may join Purple following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of Purple.

Our ability to successfully effect the Business Combination is dependent upon the efforts of our key personnel. The role of GPAC’s key personnel in Purple, however, cannot presently be ascertained. Although certain of GPAC’s directors, including Pano Anthos and Gary DiCamillo, intend to remain or become members of the board of directors following the Business Combination, most of the management of Purple will remain in place. While GPAC intends to closely scrutinize any individuals the Purple management intends to engage after the Business Combination, we cannot assure you that the Purple management’s assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Purple to have to expend significant time and resources helping them become familiar with such requirements.

Sales of a substantial number of shares of our Common Stock in the public market following this Business Combination could adversely affect the market price of our Common Stock.

Approximately 2,587,500 Founder Shares that our Sponsor, officers and directors will continue to hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination will be subject to the existing one year Founder Lock-Up on these shares. After the lock-up agreements expire, these shares will become eligible for future sale in the public market. Sales of a significant number of these shares of Common Stock in the public market, or the perception that such sales could occur, could reduce the market price of the Common Stock.

Tax Risks Relating to the Structure after the Business Combination

Although we may be entitled to tax benefits relating to additional tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of Class B Units into our Class A Stock and related transactions, we will be required to pay InnoHold 80% of these tax benefits under the Tax Receivable Agreement.

InnoHold may, subject to certain conditions and transfer restrictions, exchange its Class B Units and shares of Class B Stock for shares of Class A Stock pursuant to the Exchange Agreement (which is attached to this Proxy Statement as Annex E). The deemed exchanges in the Business Combination and any exchanges pursuant to the Exchange Agreement, are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of Purple. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) or any applicable foreign, state or local tax authority may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

In connection with the Business Combination, we will enter into the Tax Receivable Agreement, which generally provides for the payment by us to exchanging holders of Class B Units and shares of Class B Stock of 80% of certain tax benefits, if any, that we realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the Tax Receivable Agreement, including income or franchise tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations pursuant to the Tax Receivable Agreement are the obligation of GPAC and not of Purple. While the actual increase in our allocable share of Purple’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the possible size and frequency of the exchanges and the resulting increases in the tax basis of the tangible and intangible assets of Purple, the payments that we expect to make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of GPAC by the holders of units. See “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Tax Receivable Agreement.”

InnoHold will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against payments otherwise to be made, if any, after the determination of such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

In certain cases, payments under the Tax Receivable Agreement may be accelerated or significantly exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that we exercise our right to early termination of the Tax Receivable Agreement, or in the event of a change of control of the Company or we are more than 90 days late in making of a payment due under the Tax Receivable Agreement, the Tax Receivable Agreement will terminate, and we will be required to make a lump-sum payment to InnoHold equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The change of control payment to InnoHold could be substantial and could exceed the actual tax benefits that we receive as a result of acquiring units from other owners of Purple because the amounts of such payments would be calculated assuming that we would have been able to use the potential tax benefits each year for the remainder of the amortization periods applicable to the basis increases, and that tax rates applicable to us would be the same as they were in the year of the termination.

Decisions made in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the other holders of Class B Units and shares of Class B Stock under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of holders of Class B Units and shares of Class B Stock to receive payments under the Tax Receivable Agreement.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement or if distributions to us by Purple are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes and other expenses. Furthermore, our obligations to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are deemed realized under the Tax Receivable Agreement. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise which may have a material adverse effect on our financial condition.

We may not be able to realize all or a portion of the tax benefits that are expected to result from the acquisition of Units from Purple Class B Unitholders.

Pursuant to the Tax Receivable Agreement, GPAC will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of (a) the Class B Units and (b) the Class B Stock, in each case that were received in connection with the Business Combination, for shares of Class A Stock pursuant to the Exchange Agreement attached to this proxy statement as Annex E and (B) certain other related transactions with InnoHold. The amount of any such tax savings attributable to the payment of cash to InnoHold in the Business Combination and the exchanges contemplated by the Exchange Agreement will be paid 80% to InnoHold and retained 20% by the Company. Any such amounts payable will only be due once the relevant tax savings have been realized by the Company. Our ability to realize, and benefit from, these tax savings depends on a number of assumptions, including that we will earn sufficient taxable income each year during the period over which the deductions arising from any such basis increases and payments are available and that there are no adverse changes in applicable law or regulations. If our actual taxable income were insufficient to fully utilize such tax benefits or there were adverse changes in applicable law or regulations, we may be unable to realize all or a portion of these expected benefits and our cash flows and stockholders’ equity could be negatively affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•         changes in the valuation of our deferred tax assets and liabilities;

•         expected timing and amount of the release of any tax valuation allowances;

•         tax effects of stock-based compensation;

•         costs related to intercompany restructurings; and

•         changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Relating to Redemptions and Certain Outstanding Securities of GPAC

The ability of GPAC’s public stockholders to redeem their shares for cash may make GPAC’s financial condition unattractive to Purple, which may affect GPAC’s ability to close the Business Combination.

Purple requires that GPAC have a minimum amount of $100.0 million of Net Parent Cash as a closing condition to the Business Combination. Therefore GPAC will need to reserve a portion of the cash in the Trust Account to meet such requirements, or, if such amounts are not available after taking into account all redemptions, arrange for third party debt or equity financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. If too many public stockholders exercise their redemption rights, GPAC would not be able to meet such closing condition and, as a result, would not be able to proceed with the Business Combination unless this condition is waived. Furthermore, in no event will GPAC redeem its public shares in an amount that would cause GPAC’s net tangible assets to be less than $5,000,001 upon the closing of the Business

Combination (so that GPAC is not subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to GPAC’s initial business combination. Consequently, if accepting all properly submitted redemption requests would cause GPAC’s net tangible assets to be less than $5,000,001, or such greater amount necessary to satisfy a closing condition as described above, GPAC would not proceed with such redemption and the related business combination and may instead search for an alternate business combination.

The ability of GPAC’s public stockholders to exercise redemption rights with respect to a large number of GPAC’s shares could increase the probability that the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

The Merger Agreement requires GPAC to have a minimum amount of $100.0 million of Net Parent Cash at closing. Therefore the probability that the Business Combination will be unsuccessful is increased by the amount of stockholder redemptions. If the Business Combination is unsuccessful and GPAC is not able to consummate another business combination before February 5, 2018, you will not receive your pro rata portion of the trust account until GPAC liquidates the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time GPAC’s stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with GPAC’s redemption until GPAC liquidates or you are able to sell your stock in the open market.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Common Stock for a pro rata portion of the funds held in the Trust Account.

Holders of public shares are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. In addition, in order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

GPAC’s public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) GPAC’s completion of the Business Combination, and then only in connection with those shares of Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of GPAC’s public shares if GPAC is unable to complete its business combination by February 5, 2018, subject to applicable law and as further described herein. In addition, if GPAC plans to redeem its public shares if GPAC is unable to complete a business combination by February 5, 2018, for any reason, compliance with Delaware law may require that GPAC submits a plan of dissolution to GPAC’s then-existing stockholders for approval prior to the distribution of the proceeds held in GPAC’s trust account. In that case, public stockholders may be forced to wait beyond February 5, 2018 before they receive funds from the Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If third parties bring claims against GPAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

GPAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against GPAC. Although GPAC will seek to have all vendors, service providers (other than GPAC’s independent auditors), Purple or other entities with which GPAC does business execute agreements with GPAC waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of GPAC’s public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against GPAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, GPAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to GPAC than any alternative.

Examples of possible instances where GPAC may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GPAC and will not seek recourse against the Trust Account for any reason. Upon redemption of GPAC’s public shares, if GPAC is unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, GPAC will be required to provide for payment of claims of creditors that were not waived that may be brought against GPAC within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. Paul Zepf, GPAC’s current Chief Executive Officer, has agreed to be liable to GPAC if and to the extent any claims by a vendor for services rendered or products sold to GPAC, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under GPAC’s indemnity of the underwriters of GPAC’s initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Zepf will not be responsible to the extent of any liability for such third party claims. GPAC has not independently verified whether Mr. Zepf has sufficient funds to satisfy their indemnity obligations and, therefore, Mr. Zepf may not be able to satisfy those obligations. GPAC has not asked Mr. Zepf to reserve for such eventuality.

 GPAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for GPAC to complete a Business Combination with which a substantial majority of GPAC’s stockholders do not agree.

GPAC’s current amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will GPAC redeem its public shares in an amount that would cause GPAC’s net tangible assets to be less than $5,000,001 upon the closing of the Business Combination (such that GPAC is not subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. As a result, GPAC may be able to complete the Business Combination even if a substantial majority of GPAC’s public stockholders do not agree with the transaction and have redeemed their shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). This transaction is between a public shell (GPAC) and an operating company (Purple). Purple’s parent, InnoHold, will obtain voting control of GPAC. Since GPAC is the legal acquirer of Purple, InnoHold will maintain control of Purple at the time of the transaction. Purple’s senior management will comprise the senior management of the combined company and a majority of the directors of the company post- transaction will be the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets will be accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the ongoing operations of the combined company.

The historical financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-Business Combination company. The unaudited pro forma condensed combined balance sheet is based on the historical unaudited condensed balance sheet of Purple, and the historical unaudited condensed balance sheet of GPAC, as of June 30, 2017 and has been prepared to reflect the Business Combination as if it occurred on June 30, 2017. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 combines the historical unaudited results of operations of Purple, and the historical unaudited results of operations of GPAC, for the six months ended June 30, 2017 giving effect to the business combination as it is occurred on January 1, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the historical results of operations of Purple for the year ended December 31, 2016, with the historical results of operations for GPAC for the year ended December 31, 2016, giving effect to the Business Combination as if it had occurred on January 1, 2016.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 was derived from Purple’s unaudited condensed statement of operations, and GPAC’s unaudited condensed statement of operations, for the six months ended June 30, 2017, each of which is included elsewhere in this proxy statement. Such unaudited condensed interim financial information has been prepared on a basis consistent with the audited financial statements of Purple and GPAC, respectively, and should be read in conjunction with the interim unaudited financial statements and audited financial statements and related notes, each of which is included elsewhere in this proxy statement. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2016 was derived from Purple’s audited statement of operations, and GPAC’s audited statement of operations, for the year ended December 31, 2016, all as included elsewhere in this proxy statement.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Business Combination and the proposed related financing transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The post-Business Combination company will incur additional costs after the Business Combination in order to satisfy its obligations as a fully reporting public company. In addition, the company anticipates the adoption of various stock compensation plans or programs that are typical for employees, officers and directors of public companies. No adjustment to the unaudited pro forma statement of operations has been made for these items as they are not directly related to the Business Combination and their amounts are not yet known.

Subsequent to June 30, 2017, on August 3, 2017, in connection with stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, stockholders representing 3,416,480 shares elected to redeem their shares for a pro rata share of the amount in the Trust Account resulting in approximately $34,269,000 that was removed from the Trust Account in connection with such redemptions at a redemption value of approximately $10.03 per share. This transaction is reflected in the pro forma balance sheet as the shareholder approval and related redemptions are directly related to the Business Combination.

Subsequent to June 30, 2017, on September 1, 2017, GPAC received a $2.5 million fee for releasing a third party from a non-circumvention agreement with the Company relating to a planned prior business combination that was not consummated. In connection with the receipt of this payment by the Company, the Company paid down approximately $2.3 million of accrued liabilities relating to that business combination including the Sponsor Note for $1.2 million together with approximately $57,000 of accrued interest. The payment and settlement of these liabilities in September 2017 is not reflected in the unaudited pro forma condensed combined balance sheet at June 30, 2017 because it is not related to the Business Combination.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “GPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of GPAC and Purple, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial statements have been prepared using two different levels of redemptions of Common Stock:

•         Assuming No Redemption: This presentation assumes that no GPAC stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account (beyond those redemption rights that were exercised in connection with a stockholder vote held on August 3, 2017); and

•         Assuming Redemption of 1,000,000 shares by holders of Common Stock: This presentation assumes that $10.0 million is withdrawn from the Trust Account to fund the GPAC stockholders’ exercise of their redemption rights with respect to 1,000,000 public shares at $10.00 per share, which is the maximum number of shares redeemable that would allow us to maintain at least $100.0 million required as “Net Parent Cash” in our Trust Account in order to close the Business Combination. $10.00 per share is used for illustrative purposes; the actual redemption amount per share would be computed based on the amount in the Trust Account at the time of closing.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2017
(in thousands)

	Global Partner Acquisition Corp.	Purple Innovation, LLC	Pro Forma Adjustments	Footnote Reference		Proforma Combined (Assuming no Redemption of Common Stock)	Proforma Adjustments (Assuming Redemption of 1,000,000 Shares of Common Stock)	Footnote Reference		Proforma Combined (Assuming Redemption of 1,000,000 Shares of Common Stock)
ASSETS
Current assets:
Cash and cash equivalents	$188	$2,159	$121,404	3(b	)	$50,000	(10,000)	3(g	)	$40,000
			(58,159)	3(c	)
			(4,000)	3(d	)
			(11,404)	3(d	)
			(188)	3(h	)

Accounts receivable, net		2,151				2,151				2,151
Inventories, net		11,675				11,675				11,675
Prepaid expenses and other current assets	33	2,351				2,384				2,384
Total current assets	$221	$18,336	$47,653			$66,210	(10,000)			$56,210
Cash and investments held in Trust Account	155,781		(34,269)	3(a	)	—				—
			(121,404)	3(b	)
			(108)	3(b	)
Property and equipment, net	—	10,068				10,068				10,068
Intangible assets, net	—	130				130				130
Deferred tax asset, non-current	—		23,500	3(f	)	23,500				23,500
Other assets	—	5				5				5
TOTAL ASSETS	$156,002	$28,539	$(84,628)			$99,913	$(10,000)			$89,913
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11	$12,581	$(188)	3(h	)	$12,404				$12,404
Accrued sales returns	—	4,149				4,149				4,149
Accrued expenses and other current liabilities	1,065	10,646	(108)	3(b	)	11,603				11,603

Customer prepayments	—	1,262				1,262				1,262
Notes payable and accrued interest – related party	1,240	—				1,240				1,240
Current portion of long-term obligations		14				14				14
Total current liabilities	$2,316	$28,652	$(296)			$30,672	—			$30,672
Payable under tax agreement	—	—	18,800	3(f	)	18,800				18,800
Deferred underwriting compensation	4,658	—	(4,658)	3(d	)	—				—
Long-term obligations, net of current portion	—	20				20	—			20
Other long term liabilities	—	1,417				1,417				1,417
Common stock subject to possible redemption	144,028	—	(34,269)	3(a	)	—				—
			(109,759)	3(a	)
Total liabilities	$151,002	$30,089	$(130,182)			$50,909	—			$50,909
Commitments and contingencies – Note 8
Stockholders’ Equity (Deficit):
Preferred stock	—	—				—				—
Common stock	—	—	—			—				—
Class A common stock			2	3(a	)	2	(1)	3(g	)	1
			—	3(a	)	—				—
Class B common stock			81	3(c	)	81				81
Additional paid-in capital	7,890	—	109,757	3(a	)	7,464	(9,999)	3(g	)	5,574
			(58,159)	3(c	)		8,109	3(i	)
			809,830	3(c	)
			(809,911)	3(c	)
			(50,000)	3(c	)
			658	3(d	)
			(11,404)	3(d	)
			(2,890)	3(e	)
			(239)	3(e	)
			4,700	3(f	)
			7,232	3(i	)
Members equity	—	(1,550)	1,311	3(c	)	—	—
			239	3(e	)
Retained earnings	(2,890)		2,890	3(e	)	—	—			—
Non-controlling interests (deficit)	—	—	50,000	3(c	)	41,457	(8,109)	3(i	)	33,348
			(1,311)	3(c	)
			7,232	3(i	)
Total stockholders’ equity (deficit)	$5,000	$(1,550)	$45,554			$49,004	(10,000)			$39,004
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$156,002	$28,539	$(84,628)			$99,913	$(10,000)			$89,913
See accompanying notes to unaudited condensed combined pro forma financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended June 30, 2017
(dollars in thousands except per share amounts)

	Global Partner Acquisition Corp.	Purple Innovation, LLC	Pro Forma Adjustments	Footnote Reference		Proforma Combined (Assuming no Redemption of Common Stock)	Proforma Adjustments (Assuming Redemption of 1,000,000 Shares of Common Stock)	Footnote Reference		Proforma Combined (Assuming Redemption of 1,000,000 Shares of Common Stock)
Revenues, net	—	77,810	—			77,810	—			77,810
Cost of revenues	—	42,342	—			42,342	—			42,342
Gross profit	—	35,468	—			35,468	—			35,468

Operating expenses
Marketing and sales	—	28,315	—			28,315	—			28,315
General and administrative	560	4,953	—			5,513	—			5,513
Research and development	—	549				549	—			549
Total operating expenses	560	33,817	—			34,377				34,140
Income from operations	(560)	1,651	—			(1,091)	—			(1,091)
Interest income (expense), net	400	—	(400)	4(b	)	—	—			—
						—
						—
Income before income tax expense	(160)	1,651	(400)			1,091	—			1,091
Income tax expense	(100)		100	4(b	)	—				—
			(64)	4(c	)	(64)				(64)
Net income (loss)	$(260)	$1,651	$(378)			$1,027	$—			$1,027
Less: Non-controlling interests	—	—	(869)	4(d	)	(869)	(9)	4(d	)	(878)

Income (loss) available to common stockholders	$(260)	$1,651	$(1,233)			$158	$(12)			$149

Weighted average common shares outstanding: Basic and diluted	5,000,000		9,696,020	5(a	)	14,696,020	(1,000,000)	5(a	)	13,696,020
Net income (loss) per share available: to common stockholders	$(0.05)					$0.01				$0.01

See accompanying notes to unaudited condensed combined pro forma financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2016
(dollars in thousands except per share amounts)

	Global Partner Acquisition Corp.	Purple Innovation, LLC	Pro Forma Adjustments	Footnote Reference		Proforma Combined (Assuming no Redemption of Common Stock)	Proforma Adjustments (Assuming Redemption of 1,000,000 Shares of Common Stock)	Footnote Reference		Proforma Combined (Assuming Redemption of 1,000,000 Shares of Common Stock)
Revenues, net	$—	$65,473	$—			$65,473				$65,473
Cost of revenues	—	43,996	—			43,996	—			43,996
Gross profit	—	21,477	—			21,477	—			21,477

Operating expenses
Marketing and sales	—	17,901	—			17,901	—			17,901
General and administrative and other	2,657	4,666	—			7,323	—			7,323
Research and development	—	792				792	—			792
Total operating expenses	2,657	23,359	—			26,016	—			26,016
Income from operations	(2,657)	(1,882)	—			(4,539)	—			(4,539)
Interest and other income (expense), net	330	(19)	(330)	4(b	)	(19)	—			(19)

Income before income tax expense	(2,327)	(1,901)	(330)			(4,558)	—			(4,558)
Income tax expense	—	—	268	4(c	)	268				268
Net income (loss)	$(2,327)	$(1,901)	$(62)			$(4,290)	$—			$(4,290)
Less: Non-controlling interests	—	—	3,629	4(d	)	3,629	39			3,668
Income (loss) available to common stockholders	$(2,327)	$(1,901)	$3,567			$(661)	$39			$(622)

Weighted average common shares outstanding: Basic and diluted	4,787,000		9,909,020	5(a	)	14,696,020	(1,000,000)	5(a	)	13,696,020

Net income (loss) per share available: to common stockholders	$(0.49)					$(0.05)				$(0.05)

See accompanying notes to unaudited condensed combined pro forma financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

The Business Combination consists of a series of transactions pursuant to which we will acquire the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger. GPAC’s name will be changed to Purple Innovation, Inc.

The Business Combination will involve a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) will remain outstanding and be renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In the Business Combination:

•         InnoHold, LLC, Purple’s sole common equity holder (“InnoHold”), will receive in consideration for its common units in Purple: (i) cash (the “Cash Consideration”), (ii) newly issued shares of class B common stock of the Company (“Class B Stock”) and (iii) newly issued class B limited liability company common units in Purple (“Class B Units”and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s common stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price for each such share and unit set) to the extent that the actual numbers vary from the estimates.

•         Following the lock-up period provided for in the Lock-Up Agreement, InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A common stock of the Company (“Class A Stock”), following the lock-up period provided for in the Lock-Up Agreement (generally one year). Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, Purple will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•         Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•         Third party Business Combination transaction expenses will be paid at closing in an amount of up to $11.4 million in the aggregate for the Company and approximately $4.0 million for Purple.

•         Pursuant to the Sponsor Share Agreement and the Agreement to Assign Warrants, Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the post-Business Combination company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

2. Basis of Presentation

This transaction is between a public shell (GPAC) and an operating company (Purple). Purple’s parent, InnoHold, will obtain voting control of GPAC. Although GPAC is the legal acquirer of Purple, InnoHold will maintain control of Purple at the time of the transaction. Purple’s senior management will comprise the senior management of the combined company and a majority of the directors of the company post- transaction will be the previous investors in InnoHold and Purple or individuals identified by Purple for election to the Board. As such the net assets will be accounted for on a carryover basis with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Purple. This determination was primarily based on Purple comprising the majority ownership, control of the appointment of directors to the Board, management and ongoing operations of the combined company The unaudited pro forma condensed combined balance sheet as of June 30, 2017 was derived from Purple’s unaudited balance sheet, and GPAC’s unaudited condensed balance sheet, as of June 30, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 assumes that the Business Combination was completed on June 30, 2017.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 was derived from Purple’s unaudited statement of operations, and GPAC’s unaudited condensed statement of operations, for the six months ended June 30, 2017. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2016 was derived from Purple’s audited statement of operations, and GPAC’s audited statement of operations for the year ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2016.

3. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments to the unaudited combined pro forma balance sheet consist of the following.

a)       Reflects (i) the renaming of all of our outstanding Common Stock into 19,406,250 (5,042,209 after shares deemed redeemable) shares of Class A Stock, (ii) the restoration to capital of the 14,364,041 shares deemed redeemable at June 30, 2017, (iii) the redemption of 3,416,480 common shares at approximately $10.03 per share ($34.3 million) in connection with a stockholder vote on August 3, 2017 to extend the mandatory liquidation date of GPAC in order to facilitate the time necessary to complete the Business Combination with Purple and (iv) the forfeiture of 1,293,750 Founder Shares.

b)       Reflects cash funding as follows: (i) the transfer of approximately $121.4 million from the Trust Account to fund the transaction and (ii) the transfer of $108,000 from the Trust Account to pay taxes.

c)       Reflects the consideration for the Business Combination payable as follows: (i) approximately $58.2 million in Cash Consideration to InnoHold and approximately $50.0 million to the working capital of Purple (approximately $58.2 million to InnoHold and approximately $40.0 million to the working capital of Purple, in the “1,000,000 share redemption” presentation) and (ii) Equity Consideration consisting of the issuance of approximately 80,991,100 newly issued shares of Class B Stock and (iii) approximately 80,991,100, newly issued limited liability Class B Units, which, together with the Class B Stock, are exchangeable for 80,991,100 shares of Class A Stock (80,991,100 shares in the “1,000,000 share redemption” presentation) subject to adjustment after twelve months at the option of the holder. The Class B Units issued as part of the Equity Consideration will be non-voting common units of Purple entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple. Purple intends to make tax distributions to the holders of the Class A Units and the Class B Units as necessary to enable these holders to pay their estimated income tax liabilities and may make any additional distributions to the holders of these units on a pro rata basis as the board of managers may determine. The Equity Consideration represents approximately 84.6% (approximately 85.5% in the “1,000,000 share redemption” presentation) of the operations of the combined company and is treated as a non-controlling interest in the accompanying pro forma balance sheet as it is convertible at the option of the holder. See also Note 3(f).

Also reflects the transfer of $50.0 million of cash ($40.0 million in the 1,000,000 share redemption scenario) from the Company to the working capital of Purple (no net change to condensed combined cash) as a transfer from additional paid in capital of the Company to non-controlling interests.

The calculation of Merger Consideration, Cash Consideration and Equity Consideration is as follows:

	Assuming
Merger Consideration; Equity Consideration:	No Redemptions	1,000,000 Shares Redeemed
-Enterprise Value	$ 900,000,000	$ 900,000,000
-Adjustments:
•Debt assumed	(30,089,000)	(30,089,000)
•Cash at target	2,159,000	2,159,000
•Purple transaction costs	(4,000,000)	(4,000,000)
-Merger Consideration	$ 868,070,000	$ 868,070,000
-Less: Cash Consideration (below)	(58,159,000)	(58,159,000)
-Equity Consideration	$ 809,911,000	$ 809,911,000
Class B Stock and Class B Units to be issued at $10.00	80,991,100	80,991,100
Ownership %	84.6%	85.5%

Cash Consideration:
-Trust account at June 30, 2017	155,781,000	155,781,000
-Less: Redemptions on August 3, 2017	(34,269,000)	(34,269,000)
Additional Redemptions	—	(10,000,000)
-Tax accrual at June 30, 2017	(108,000)	(108,000)
Estimated Company transaction expenses	(11,404,000)	(11,404,000)
Cash to balance sheet	(50,000,000)	(40,000,000)
Purple transaction expenses	(4,000,000)	(4,000,000)
-Plus: Purple cash	2,159,000	2,159,000
Cash consideration	58,159,000	58,159,000

To secure the payment of certain liabilities accrued as of June 30, 2017, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account. InnoHold will be entitled to exercise voting rights with respect to the Escrow Securities while they are held in the escrow account. The Class B Stock and Class B Units will be released from escrow at the earlier of 3 years from the closing of the transaction or the settlement of certain liabilities.

d)       Reflects the payment of transaction costs associated with the Business Combination which are estimated to be approximately $15.4 million in total for both parties, which includes approximately $11.4 million of Company transaction expenses (including $4.0 million of deferred underwriting fees from GPAC’s initial public offering which are due upon consummation of the Business Combination) and approximately $4.0 million of estimated Purple transaction costs. The deferred underwriting fees reflect an agreed upon reduction of $0.7 million or approximately $658,000 which is credited to additional paid in capital.

e)       Reflects other transaction effects including the elimination of (i) the accumulated deficit of GPAC ($2.9 million) and (ii) the elimination of the residual members’ equity of Purple ($0.239 million), after reflecting the 84.6% non-controlling interest of GPAC.

f)        Reflects the deferred tax asset that results from the step-up, for tax purposes of certain assets of Purple plus the agreement under the Tax Receivable Agreement to provide 80% of that tax benefit to InnoHold as additional purchase price ($18.8 million).

g)       Reflects the withdrawal of funds from the Trust Account to fund the redemption of 1,000,000 shares of common stock at $10.00 per share. $10.00 per share is used for illustrative purposes; the actual redemption price per share would be computed based on the amount in the Trust Account at the time of closing.

h)       To zero out Company cash for presentation purposes and the assumed payment of Company accounts payables.

i)        To adjust non-controlling interests to 84.6% (85.5% in the 1,000,000 share redemption scenario).

4. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

a)       Elimination of interest income on the Trust Account, as well as interest expense on the related party notes, and related income tax expense.

b)       Reflects an income tax provision on the combined pro forma income at 38% reflecting the federal statutory rate of 35%, and a blended statutory rate for state income taxes, net of federal benefit, of 3%, applied to pre-tax income after deducting the approximately 84.6% (approximately 85.5% in the 1,000,000 redemption presentation) non-controlling interest of the Class B Units.

c)       Reflects (i) approximately 84.6% interest (approximately 85.5% interest in the 1,000,000 share redemption presentation) in the pro forma combined pre-tax income of the Company representing the non-controlling interest of the Purple class B equity holders (approximately $1.1 million and $1.9 million, respectively, in the six months ended June 30, 2017 and the year ended December 31, 2016).

5. Earnings per Share

The pro forma adjustments to the unaudited combined pro forma statements of operations earnings per share consist of the following:

a)       unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical GPAC weighted average number of shares outstanding of 5,000,000 and 4,787,000, respectively, for the six months ended June 30, 2017 and for the year ended December 31, 2016, adjusted by: (i) 14,406,250 and 14,619,250 shares, respectively, to increase the weighted average share amount to 19,406,250 at June 30, 2017 and December 31, 2016, representing the total number of shares outstanding as of those dates inclusive of the shares that would no longer be subject to possible redemption as a result of the Business Combination, (ii) the redemption, on August 3, 2017, of 3,416,480 shares of Common Stock at approximately $10.03 per share ($34.269 million) in connection with a stockholder vote to extend the mandatory liquidation date of GPAC in order to facilitate the time necessary to complete the business combination with Purple and (iii) the forfeiture of 1,293,750 Founder Shares in connection with the business combination. Further, an additional 1,000,000 shares are assumed to be redeemed in the “1,000,000 share redemption” presentation as follows:

	Six Months Ended June 30, 2017	Year ended December 31, 2016
Weighted average shares reported	5,000,000	4,787,000
Add: Redeemable IPO shares	14,406,250	14,619,250
Subtract: Shares redeemed on August 4, 2017	(3,416,480)	(3,416,480)
Shares forfeited by Sponsor	(1,293,750)	(1,293,750)
Subtotal – shares added	9,696,020	9,909,020
Weighted average shares – No further redemptions	14,696,020	14,696,020
Less: Shares assumed redeemed	(1,000,000)	(1,000,000)
Weighted average shares – 1,000000 share redemption	13,696,020	13,696,020

GPAC currently has 28,340,000 warrants to purchase up to a total of 14,170,000 shares. The Sponsor will assign to InnoHold its 12,815,000 Sponsor Warrants to purchase 6,407,000 shares of Class A Stock. Because the Sponsor Warrants are exercisable at per share amounts exceeding the current market price of Common Stock and the approximate per share redemption price, the Sponsor Warrants are considered anti-dilutive and any shares that would be issued upon exercise of the Sponsor Warrants are not included in earnings per share. The 80,991,100 shares of Class A Stock (80,991,100 shares under the 1,000,000 redemption scenario) that are issuable upon exchange of the Class B Stock and Class B Units are not considered in the calculation of earnings per share because they are anti-dilutive.

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information for Purple and GPAC and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their redemption rights of redemption of their outstanding public Common Stock and (ii) that holders of 1,000,000 public shares exercise their redemption rights of their outstanding public Common Stock. The historical information should be read in conjunction with “Selected Historical Financial Information of Purple” and “Selected Historical Financial Information of GPAC” included elsewhere in this proxy statement and the historical financial statements of Purple and GPAC included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Purple and GPAC would have been had the Business Combination been completed or to project Purple’s and GPAC’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Purple and GPAC would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Purple (Historical)	GPAC (Historical)	Pro Forma Assuming No Redemption of Outstanding Public Common Shares	Pro Forma Assuming Redemption of 1,000,000 shares of Outstanding Public Common Shares
As of and for the six months ended June 30, 2017:
Shares outstanding	0	5,042,000	14,696,020	13,696,020
Basic and diluted income (loss) available for common stockholders per share	$0.00	$(0.05)	$0.01	$0.01
Cash dividend declared;
per common unit	$0.00	$0.00	$0.00	$0.00
per preferred unit	$0.00	$0.00	$0.00	$0.00

As of and for the year ended December 31, 2016:
Shares outstanding	0	4,977,445	14,696,020	13,696,020
Basic and diluted income (loss) available for common stockholders per share	$0.00	$(0.49)	$(0.02)	$(0.02)
Cash dividends declared;
per common unit	$0.00	$0.00	$0.00	$0.00
per preferred unit	$0.00	$0.00	$0.00	$0.00

SPECIAL MEETING OF GPAC STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the Special Meeting of stockholders to be held on            , 2017, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about            , 2017. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders.

Date, Time and Place of Special Meeting

The special meeting of stockholders of GPAC will be held at 10:00 a.m. on            , 2017, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting of stockholders if you owned shares of our Common Stock, respectively, at the close of business on            , 2017, which is the record date for the special meeting of stockholders. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 15,989,770 shares of Common Stock outstanding, of which 12,108,520 are public shares and 3,881,250 are Founder Shares held by our Sponsor, officers and directors.

Vote of GPAC Sponsor, Officers and Directors

Our Sponsor, officers and directors have entered into agreements pursuant to which they have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination Proposal. Currently, our Sponsor, directors and officers collectively own approximately 24% of our issued and outstanding shares of Common Stock.

Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of our Business Combination. Our Sponsor has entered into a letter agreement with us, pursuant to which it waived its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our initial business combination by February 5, 2018. However, if our Sponsor (or any of our officers, directors or affiliates) acquired public shares in or after our initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination by February 5, 2018. The warrants held by our Sponsor, officers and directors have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us prior to February 5, 2018.

Quorum and Required Vote for Proposals for the Special Meeting of Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the Common Stock outstanding and entitled to vote at the special meeting of stockholders is represented in person or by proxy. Abstentions (but not broker non-votes) will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock that are represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting of stockholders. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

The approval of each Certificate Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock. Accordingly, abstentions and broker non-votes will have the same effect as a vote “AGAINST” a Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the Director Election Proposal.

The Business Combination Proposal is conditioned on the Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal. The Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal. The Share Issuance Proposal, the Director Election Proposal and the Incentive Plan Proposal are each conditioned on the approval of the Certificate Proposals. If the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal and the Director Election Proposal will have no effect, even if those proposals are approved by the requisite vote.

Recommendation to GPAC Stockholders

In considering the recommendation of GPAC’s board of directors to vote for the proposals presented at the special meeting of stockholders, you should be aware that our Sponsor, officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•         the 2,587,500 Founder Shares that our Sponsor, officers and directors will hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination (with 1,293,750 of these shares subject to vesting), which would have a total value at November 2, 2017 of approximately $26.4 million based on the closing price of the shares of our Common Stock as reported by The NASDAQ Capital Market on November 2, 2017 (the “November 2, 2017 Stock Price”), which is significantly higher than the aggregate purchase price of $25,000 at which these shares were originally purchased;

•         the fact that the Founder Shares have no redemption rights in the Business Combination but that our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination on or prior to February 5, 2018;

•         the fact that under our registration rights agreement with our Sponsor (the “Sponsor Registration Rights Agreement”), our Sponsor will be entitled to make up to three demands, excluding short form registration demands, that we register its Founder Shares and other securities that may be issued in repayment of the Sponsor loans for sale under the Securities Act and will have “piggy-back” registration rights;

•         the fact that following the consummation of the Business Combination, we intend to file a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Public Warrants and the Founder Shares, which will permit the public resale of such securities;

•         the fact that following the expiration of the applicable lock-up periods, all shares of Common Stock owned by the Sponsor, our officers and directors will be freely tradable once registered as described above;

•         the fact that the Administrative Services Agreement with our Sponsor will terminate if the Business Combination is consummated;

•         the fact that we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination;

•         the fact that in order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we complete the Business Combination, Mr. Zepf’s indemnity obligations will cease;

•         the continuation of certain of our officers and directors as directors (but not officers) of the Company post-Business Combination, which will entitle them to compensation as non-employee directors post-Business Combination as described under “Management After the Business Combination — Director Compensation;” and

•         the continued indemnification of current directors and officers of GPAC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

As a result, our Sponsor, officers and directors have financial incentives to see a business combination consummated. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or other nominee. We believe the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or other nominee is not voting your shares is referred to as a “broker non-vote.”

With respect to the special meeting of stockholders, abstentions (but not broker non-votes) will be considered present for the purposes of establishing a quorum, will have no effect on the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, and will have the same effect as a vote “AGAINST” the Certificate Proposals.

Voting Your Shares

Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the special meeting of stockholders. Your one or more proxy cards show the number of shares of our Common Stock that you own in your name.

There are several ways to vote your shares:

•         You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted, as recommended by our board of directors. With respect to proposals for the special meeting of stockholders, that means: “FOR” the Business Combination Proposal, “FOR” the Share Issuance Proposal, “FOR” each Certificate Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

•         You can attend the special meeting and vote in person. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or other nominee has not already voted your shares of Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting by doing any one of the following:

•         you may send another proxy card with a later date; or

•         you may notify Andrew Cook, the Company’s Secretary, in writing before the special meeting that you have revoked your proxy.

You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting of stockholders has been called only to consider the approval of the Business Combination Proposal, the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If you affirmatively vote for or against the Business Combination Proposal, demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $121.7 million on September 30, 2017, the estimated per share redemption price would have been approximately $10.04.

Redemption rights are not available to holders of warrants in connection with the Business Combination.

In order to exercise your redemption rights, you must, prior to 5:00 p.m. Eastern time on          , 2017 (two business days before the special meeting):

•         check the box on the proxy card to elect redemption;

•         check the box on the proxy card marked “Stockholder Certification”;

•         affirmatively vote for or against the Business Combination Proposal;

•         submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, GPAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10014
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

•         deliver your public shares either physically or electronically through The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) to our transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the closing of the Business Combination (so that GPAC is not subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to GPAC’s initial business combination.

Prior to exercising redemption rights, stockholders should verify the market price of our Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Common Stock in the open market, even if the market price per share is higher than the redemption price, as there may not be sufficient liquidity in our Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by February 5, 2018, we will be required to dissolve and liquidate and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock or warrants in connection with the Business Combination.

Proxy Solicitation Costs

GPAC will pay the cost of soliciting proxies for the special meeting. GPAC has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. GPAC has agreed to pay Morrow Sodali LLC a fee of $20,000. GPAC will also reimburse Morrow Sodali LLC for reasonable associated out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. GPAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of its Common Stock for their expenses in forwarding soliciting materials to beneficial owners of its Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to approve and adopt the Merger Agreement. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsections entitled “The Merger Agreement” and “Related Agreements” below for additional information and a summary of certain terms of the Merger Agreement and related agreements. You are urged to read carefully the Merger Agreement and related agreements in their entirety before voting on this proposal.

Structure of the Business Combination

Pursuant to the Agreement and Plan of Merger, dated as of November 2, 2017, by and among GPAC, Merger Sub, Purple and other parties named thereto, as it may be amended, we will acquire the Purple business through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to InnoHold in the Business Combination and Related Transactions

The Business Combination will involve a change to the capital structure of the Company. Each of the outstanding shares of common stock of the Company (“Common Stock”) will remain outstanding and be renamed as Class A common stock of the Company (“Class A Stock”), with the same voting and other rights currently represented by the shares of Common Stock. In addition:

•         InnoHold, LLC, Purple’s sole common equity holder (“InnoHold”), will receive, as consideration for its common units in Purple: (i) cash (the “Cash Consideration”), (ii) newly issued shares of Class B common stock of the Company (“Class B Stock”), and (iii) newly issued Class B membership units of Purple, as described below (“Class B Units,” and together with the Class B Stock, the “Equity Consideration”). The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from Purple’s agreed upon enterprise value of $900 million the amount of Purple’s indebtedness and transaction expenses and adds the amount of cash held by Purple. The portion of the Merger Consideration attributable to the Cash Consideration will be determined by deducting from the sum of (i) the cash resources held by the Company at the closing of the Business Combination (the “Closing”) (after provision for the payment of the Company’s expenses and other liabilities and the amounts necessary to satisfy any public stockholder redemptions in connection with the Closing) (“Net Parent Cash”) and (ii) Purple’s remaining cash after paying its transaction expenses, an amount equal to $40 million, plus an amount equal to the excess, if any, of the Net Parent Cash over $100 million, up to an aggregate of an additional $10 million, with any amounts in excess of such $10 million to be allocated based on a split to be agreed upon by Purple and the Company between Cash Consideration and cash to be left on Purple’s balance sheet. The Equity Consideration will be equal in value to the remainder of the total consideration after calculating the Cash Consideration, with one share of Class B Stock and one Class B Unit valued together at the price per share of the Company’s existing Common Stock to be paid by the Company in the redemption of its public stockholders in connection with the Closing (the “Redemption Price”). The Merger Consideration will be paid at the Closing based on an estimate of the indebtedness, cash and Purple’s transaction expenses, with a post-closing true-up payable in cash (unless the Company does not have sufficient cash reserves, in which case it can pay in additional Class B Stock and Class B Units, together valued at the Redemption Price) to the extent that the actual numbers vary from the estimates.

•         Following the lock-up period provided for in the Lock-Up Agreement (as defined below), InnoHold will be entitled to exchange one share of Class B Stock and one Class B Unit together for one share of Class A Stock. Following the Closing, the Company will own all of the Class A membership units of Purple (the “Class A Units”). The Class B Stock will have one vote per share, voting together with the Company’s currently issued and outstanding shares of common stock (which will be renamed as the Class A Stock), but will have no economic rights. The Class A Units will be entirely owned by the Company and will have the sole voting rights in Purple while the Class B Units will have no voting rights in Purple (except as required by law or certain other limited matters). The Class A Units and the Class B Units will have equal economic rights per Unit. Following the Closing, InnoHold will hold a majority of the voting power of the Company and a majority of the economic interests in Purple.

•         Pursuant to a Tax Receivable Agreement to be entered into at the Closing, the Company will share tax savings resulting from (A) the amortization of the anticipated step-up in tax basis in Purple’s assets as a result of (i) the Business Combination and (ii) the exchange of the Class B Units and the Class B Stock received in connection with the Business Combination for shares of Class A Stock and (B) certain other related transactions with InnoHold, based on the timing of when those tax savings are realized as follows: tax savings attributable to the Purple equity held by the Company will be paid 80% to InnoHold and retained 20% by the Company.

•         Third party transaction expenses for the Business Combination will be paid at the Closing.

•         To secure the payment of a certain portion of specified post-closing indemnification rights of the Company under the Merger Agreement, 500,000 shares of Class B Stock and 500,000 Class B Units otherwise issuable to InnoHold as Equity Consideration will be deposited in an escrow account for up to three years upon the Closing pursuant to a contingency escrow agreement.

•         Pursuant to the Sponsor Share Agreement (as defined below) and the Agreement to Assign Warrants (as defined below), Global Partner Sponsor I LLC (the “Sponsor”) will: (a) forfeit 1,293,750 of its founder shares (or 33.3% of its 3,881,250 founder shares), (b) subject another 1,293,750 shares of Company common stock owned by it to vesting and forfeiture based on the common stock price performance of the Company over eight years following the consummation of the Business Combination and (c) transfer to InnoHold its 12,815,000 warrants, entitling the holder to purchase 6,407,500 shares of the Company’s common stock.

Immediately following the consummation of the Business Combination, GPAC will own 100% of the Class A limited liability company common units of Purple (“Class A Units”), which will have the sole voting rights in Purple, and InnoHold will own 100% of the Class B Units, which will have no voting rights in Purple (except as required by law or certain other limited matters). Upon the exchange of all exchangeable common units of Purple, GPAC will own 100% of the common units of Purple.

The Merger Agreement

This subsection of the proxy statement and the following subsection on Related Agreements describe the material provisions of the Merger Agreement and related agreements to the Merger Agreement (the “Related Agreements”), but do not purport to describe all of the terms of the Merger Agreement or Related Agreements. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto, and other Related Agreements which are attached as Annex D through Annex O hereto. You are urged to read the Merger Agreement and the Related Agreements in their entirety because they are the primary legal document that govern the Business Combination.

The Merger Agreement and other Related Agreements contain representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement, and other Related Agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement and other Related Agreements. The representations, warranties and covenants in the Merger Agreement and other Related Agreements are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

Pursuant to the Agreement and Plan of Merger, dated as of November 2, 2017, by and among GPAC, Merger Sub, Purple and other parties named thereto, as it may be amended (the “Merger Agreement”), we will acquire Purple through the merger of Merger Sub with and into Purple, with Purple being the survivor in the merger.

See “Summary of the Proxy Statement and Business Combination — Consideration to InnoHold Equity Holders in the Business Combination and Related Transactions” for a description of the Consideration and other terms of the Business Combination contemplated by the Merger Agreement.

Closing and Effective Time

The Closing is expected to take place two business days after the satisfaction or waiver of the conditions described below, unless otherwise agreed by the Company and Purple. The Business Combination will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the parties may agree (such time as the merger becomes effective, the “Effective Time”). Following the Business Combination, the Company will change its name to Purple Innovation, Inc.

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of the Company, Merger Sub and Purple to consummate the Transactions contemplated by the Merger Agreement, including the Business Combination, are subject to the satisfaction, at or prior to the Effective Time, of certain conditions, including among others the following:

•         No temporary restraining order, injunction or other legal restraint issued by any court shall be in effect preventing the consummation of the Business Combination nor shall any proceeding by any administrative agency or other governmental authority seeking any of the foregoing be threatened or pending.

•         The Company’s stockholders shall have approved the Merger Agreement and the Business Combination and other Transactions, an amended and restated certificate of incorporation of the Company, reflecting changes to the Company’s capital structure, an adoption of a new equity incentive plan for the Company, and certain other matters required to be approved by the stockholders pursuant to the Merger Agreement.

•         All required antitrust approvals shall have been obtained.

•         The Company shall have net tangible assets of at least $5,000,001.

•         No governmental authority shall have enacted, issued, promulgated, enforced or entered any law or order which has the effect of making the Transactions illegal or which otherwise prevents or prohibits the consummation of the Transactions.

•         The Net Parent Cash (total cash and cash equivalents of the Company after giving effect to redemptions and the payment of the Company’s expenses) shall be no less than $100,000,000.

Conditions to the Company and Merger Sub’s Obligations

The obligations of the Company and Merger Sub to consummate the Transactions are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company and Merger Sub:

•         The representations and warranties of Purple and InnoHold in the Merger Agreement shall be true and correct on and as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate a Purple Material Adverse Effect (as defined below) or an InnoHold Material Adverse Effect (as defined below).

•         Purple and InnoHold shall have performed and complied in all material respects with all their covenants and obligations under the Merger Agreement.

•         Approvals from any governmental authority, instrumentality, agency, or commission (if any) reasonably deemed appropriate or necessary by the Company shall have been obtained.

•         The unanimous approvals of the Transactions by the board of directors of Purple and the manager of InnoHold, and the members of Purple and InnoHold shall not have been modified or revoked.

•         Purple shall have delivered to the Company all consents, waivers and approvals of parties to certain specified contracts, which must remain effective as of the Effective Time.

•         There shall not have occurred a Purple Material Adverse Effect or an InnoHold Material Adverse Effect since the date of the Merger Agreement that is continuing.

•         Purple and InnoHold shall have delivered to the Company certain other customary officer, secretary and good standing certificates.

•         The Company shall have received a statement signed by an officer of Purple certifying that Purple does not own any real estate and that Purple is not a United States Real Property Holding Corporation.

•         Certain specified key employees, including Sam Bernards, Tony Pearce and Terry Pearce, (a) shall still be employees of the Company and performing their customary duties for the Company immediately before the Effective Time, (b) each of their employment agreements and proprietary information, invention assignment and non-competition agreements shall be in full force and effect at the Effective Time, and (c) shall not have notified the Company or Purple of their intention of leaving the employ of the Company or Purple following the Effective Time.

•         Each of the parties to the Related Agreements other than the Company shall have executed and delivered the Related Agreements, such agreements shall be in full force and effect as of the Effective Time, and copies of each of the Related Agreements shall have been delivered to the Company.

•         The reorganization of Purple Team LLC (though which certain employees of Purple hold profits interest units relating to Purple) through a merger with and into InnoHold shall have been effected.

•         There shall be no proceeding pending or overtly threatened against the Company, the Merger Sub, Purple or InnoHold, that would reasonably be expected to prohibit, impair, or delay the Transactions.

•         Certain specified agreements between Purple and related parties shall have been terminated or amended.

•         Purple shall be prepared to file all financial statements of Purple required to be included in the Current Report on Form 8-K to be filed within four business days of the Closing, unless such requirement is waived by the Securities and Exchange Commission (the “SEC”).

Conditions to Purple’s Obligations

The obligations of Purple and InnoHold to effect the Transactions are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Purple:

•         The representations and warranties of the Company and the Merger Sub in the Merger Agreement shall be true and correct on and as of the date of the Merger Agreement and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date) except where the failure to be so true and correct would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect (as defined below).

•         The Company and the Merger Sub shall have performed and complied in all material respects with all their covenants and obligations under the Merger Agreement.

•         There shall not have occurred any Company Material Adverse Effect since the date of the Merger Agreement that is continuing.

•         The Company and Merger Sub shall have delivered to Purple certain other customary officer and secretary certificates.

•         The Company shall have delivered to the Company counterparts of each of the Related Agreements to which the Company or the Sponsor is a party, duly executed by the Company and the Sponsor, as the case may be, which agreements shall be in full force and effect as of the Effective Time.

•         At the Closing, the Company and Purple shall be able to issue and shall have issued the Equity Consideration to the Escrow Agent (as defined below) and to InnoHold, and the Cash Consideration to InnoHold.

•         Between the date of the Merger Agreement and the Effective Date, the Company shall have been in material compliance with the reporting requirements applicable to the Company under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Representations and Warranties

Under the Merger Agreement, Purple makes customary representations and warranties relating to: organization; authority; capitalization; execution and delivery; enforceability; no conflicts; consents; financial statements and controls; no changes; assets other than real property interests; real property; environmental matters; intellectual property; information technology; privacy and security; restrictions on business activities; intellectual property; information technology; privacy and security; contracts; permits; insurance; tax matters; proceedings; compliance with laws; employee benefit plans and compensation; employee and labor matters; transactions with related persons; intercompany accounts; top payors/vendors; solvency; accounts; safe deposit boxes; powers of attorney; officers and directors; brokers’ and finders’ fees; information furnished for the proxy statement; restrictions on business activities; product warranties and support services; condition of assets; and no other representations and warranties.

Under the Merger Agreement, InnoHold makes customary representations and warranties relating to: organization, standing and power; authority; binding agreement; consents; no conflict; compliance with laws; board approval; vote required; legal proceedings; title to interests; and brokers’ and finders’ fees.

Under the Merger Agreement, the Company and the Merger Sub make customary representations and warranties relating to: organization, standing and power; authority; binding agreement; consents; no conflicts; interim operations of the Merger Sub; capitalization; compliance with laws; equity consideration; SEC filings and the Company’s financial statements; proxy statement; board approval; vote required; legal proceedings; brokers’ and finders’ fees; trust account; Investment Company Act; interested party transactions; and emerging growth company status.

Under the Merger Agreement, certain representations and warranties of Purple are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a Purple “Material Adverse Effect” means any change, event, development, circumstance or effect that has had, or would reasonably likely be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of Purple or (ii) the ability of Purple on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which it is a party or by which it or any of its properties or assets is bound, or to perform its obligations thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Purple Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which Purple operates; (b) any change in financing, banking or securities markets generally; (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (e) any natural or man-made disaster or acts of God; provided, in each case, that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on Purple, taken as a whole, relative to other persons in the industries or markets in which Purple operates; or the inability of Purple to compile or provide all financial statements of Purple for the fiscal years 2014 and 2015 required to be included in the Current Report on Form 8-K to be filed within four business days of the Closing or to obtain from the SEC a waiver of the requirement to include certain of such financial statements in such Current Report on Form 8-K.

Under the Merger Agreement, certain representations and warranties of InnoHold are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, an “InnoHold Material Adverse Effect” exists where the failure of InnoHold to be duly qualified or licensed to do business and be in good standing has had and would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties or condition (financial or otherwise) of InnoHold or (ii) the ability of InnoHold on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which InnoHold is a party or by which it or any of its properties or assets is bound, or to perform its obligations thereunder.

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Company Material Adverse Effect” shall mean any change, event, development, circumstance or effect that has, or would reasonably likely be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), condition (financial or otherwise), operations or capitalization of the Company; or (ii) the ability of the Company or the Merger Sub on a timely basis to consummate the transactions contemplated by the Merger Agreement or the Related Agreements to which either of them is a party or bound or to perform their respective obligations hereunder or thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which the Company operates; (b) any change in financing, banking or securities markets generally; (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (e) any natural or man-made disaster or acts of God; provided, in each case, that such effects do not, in the aggregate, have a materially disproportionate adverse impact on the Company, relative to other persons in the industries or markets in which the Company operates.

Covenants of the Parties

Covenants of Purple

Purple has made certain covenants under the Merger Agreement, including, among others, the following during the period from the date of the Merger Agreement until the earlier of the Effective Time of the Business Combination or the termination of the Merger Agreement (the “Interim Period”):

•         Purple shall cause its business to be conducted in the ordinary course of business and its business maintained and, subject to certain exceptions, not to take certain customary prohibited actions without the consent of the Company.

•         Purple shall promptly advise the Company in writing of the occurrence of any matter or event that is material to its business, assets, condition (financial or otherwise) or results of operations.

•         Purple shall keep specified insurance policies through the date of Closing.

•         Purple shall provide the Company access to monthly financial statements or reports that are available to Purple’s executive officers or as reasonably requested by the Company.

•         Purple may not take any of the following actions with any party other than the Company and its designees: (i) solicit, encourage, or take any of certain other specified actions, or enter into any agreement, with respect to any offer or proposal that would constitute all or any material part of its business, properties or technologies or any amount of Purple’s equity, (ii) disclose or afford access to any information not customarily disclosed to any person concerning the business, technologies or properties of Purple, (iii) assist or cooperate with any person to make any proposal to purchase any part of Purple’s equity or assets, or (iv) enter into any agreement with any person providing for the acquisition of Purple’s equity or assets.

•         Purple is required to afford the Company reasonable access to all of its offices and other facilities and to all of its employees, properties, contracts, commitments, books and records, financial and operating data and other information as the Company or its representatives may reasonably request.

Covenants of the Company

The Company has made certain covenants under the Merger Agreement, including, among others, the following during the period from the date of the Merger Agreement until the earlier of the Effective Time of the Business Combination or the termination of the Merger Agreement (the “Interim Period”):

•         The Company shall cause its business to be conducted in the ordinary course of business and its business maintained and, subject to certain exceptions, not to take certain customary prohibited actions without the consent of Purple.

•         The Company is required to afford Purple reasonable access to (a) all of the properties, books, contracts, commitments and records of the Company, (b) all other information concerning the business of the Company as Purple may reasonably request, and (c) all employees of the Company as identified by Purple.

•         The Company is required to offer certain key employees of Purple employment by the Company, subject to certain terms and conditions set forth in the Related Agreements. The Company will afford each employee of Purple continuing with Company following the Business Combination benefits consistent with Purple’s human resources policies.

•         The Company is required, as promptly as practicable, to prepare and file with the SEC a proxy statement for a special meeting of the Company’s stockholders to seek approval of the Transactions and offering to redeem shares of the Company from the Company’s public stockholders as required by the Company’s Certificate of Incorporation, and the applicable laws, rules and regulations of the SEC and the NASDAQ stock market. The Company is required to make drafts of the proxy statement available to Purple for review prior to mailing it to its stockholders, and to mail the proxy statement to its stockholders. The Company will make all filings required under applicable securities laws and regulations. The Company’s board of directors is also required to adopt board resolutions permitting certain officers and directors to acquire the Company’s common stock in accordance with certain rules under the Exchange Act.

•         The Company’s board of directors is required to recommend that its stockholders vote to approve the proposal to approve the Business Combination. The Merger Agreement permits the Company’s board of directors to effect a change of recommendation only in certain limited circumstances.

Mutual Covenants of the Parties

•         From the date of the Merger Agreement until the Closing, the parties to the Merger Agreement have agreed to execute and perform such acts and things as may be necessary in order to consummate the Transactions contemplated by the Merger Agreement.

•         From the date of the Merger Agreement until the Closing, the parties to the Merger Agreement have agreed to promptly proceed to prepare and file with the appropriate governmental entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Transactions contemplated by the Merger Agreement.

•         Each party to the Merger Agreement has agreed to make and not delay all filings required by any antitrust law, at such party’s sole cost and expense. Each party will cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings and keep each party reasonably informed of any communication received by such party from governmental authorities.

•         In the event any claim, action, suit, investigation or other legal or administrative proceeding by any governmental entity or other person is commenced that questions the validity or legality of the Transactions contemplated by the Merger Agreement or seeks damages in connection therewith, the parties to the Merger Agreement have agreed to cooperate and use their reasonable best efforts to defend against and respond thereto or lift any order or injunction preventing the Business Combination.

•         Each party has agreed to give prompt notice to the other of the occurrence or non-occurrence of (a) any event which is likely to cause any representation or warranty of such party to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under the Merger Agreement.

•         The parties have agreed that they have made their own investigation in connection with their decision to consummate the Business Combination and that they have had the opportunity to seek information from one another. The Company acknowledges that it has received certain projections, forecasts and estimates from Purple and that the Company is familiar with the uncertainties contained in such projections, forecasts and estimates. The Company will not assert any claim against Purple or its directors, officers, affiliates or advisors with respect to such projections, forecasts and estimates except with respect to a breach of a fundamental representation by the Company or for deceit or fraud by the preparer.

•         The parties agreed to cause the Company’s board of directors immediately after the closing to consist of seven directors: Terry Pearce, Tony Pearce and Sam Bernards, one person designated by the Company prior to the Closing, and three persons designated by Purple prior to the Closing, each of which shall qualify as independent directors under Nasdaq listing rules and otherwise meet certain other specified standards.

•         The parties agreed as to the use of the trust funds at the Closing.

•         The parties agreed that the Company is permitted to obtain tail directors and officers insurance covering periods prior to the Closing.

Transaction Expenses

All fees and expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the Merger Agreement and the Transactions contemplated thereunder will be the obligation of the respective party incurring such fees and expenses.

Survival; Indemnification

The representations and warranties of the parties contained in the Merger Agreement will not survive the Closing, except that:

•         Purple’s representations and warranties regarding organization, capitalization, authority, execution, delivery and enforceability, certain intellectual properties matters, and brokers’ and finders’ fees will survive until 11:59 p.m. on the 30th day following the date of the audit report of the audited financial statements of the Company for the year ended December 31, 2018.

•         InnoHold’s representations and warranties regarding organization, authority and power, and brokers’ and finders’ fees will survive until 11:59 p.m. on the 30th day following the date of the audit report of the audited financial statements of the Company for the year ended December 31, 2018.

All covenants and agreements contained in the Merger Agreement, the Related Agreements or in any certificate or other writing delivered pursuant thereto or in connection therewith will survive the Closing and will continue to remain in full force and effect in perpetuity after the date of Closing, unless they terminate earlier in accordance with their express terms.

InnoHold has agreed to customary indemnification obligations with respect to breaches of the representations and warranties described above. In any indemnification claims, the Parent Representative will represent the Purchaser.

Termination and Amendment

The Merger Agreement may be terminated and the Business Combination abandoned at any time prior to the Closing:

•         by mutual agreement of Purple and the Company;

•         by the Company or Purple if the Closing has not occurred by January 31, 2018; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Business Combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

•         by the Company or Purple if: (a) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Business Combination, or (b) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any governmental authority that would make consummation of the Closing illegal;

•         by the Company or Purple if the Company stockholder approval is not obtained at the Company’s stockholders meeting;

•         by the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Business Combination by any governmental authority, which would: (a) prohibit the Company’s ownership or operation of any portion of the business of Purple or its subsidiaries or (b) compel the Company or Purple to dispose of or hold separate all or any portion of the business or assets of the Company, Purple or their respective affiliates as a result of the Business Combination;

•         by the Company if there has been a material breach of any representation, warranty, covenant or agreement of Purple or InnoHold contained in the Merger Agreement such that the related conditions to the obligation of the Company to consummate the Business Combination would not be satisfied and such breach has not been cured within 30 calendar days after written notice thereof to Purple and InnoHold; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the conditions to Purple’s obligations to consummate the Business Combination would not be satisfied;

•         by the Company if at any time prior to obtaining the vote of the Company’s stockholders to approve the Business Combination, the board of managers of Purple or Purple is in material breach of certain covenants as to the operation of Purple’s business before the Closing;

•         by the Company if at any time prior to obtaining the vote of the Company’s stockholders to approve the Business Combination, the board of directors of the Company or the Company is in material breach of any covenants as to the operation of the Company before the Closing;

•         by Purple if there has been a breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement such that the related conditions to the obligation of Purple to consummate the Business Combination would not be satisfied and such breach has not been cured within 30 calendar days after written notice thereof to the Company; provided, however, that no cure period will be required for a breach which by its nature cannot be cured; provided further however, that Purple or InnoHold is not then in material breach of any of its representations, warranties, covenants or agreements, contained in the Merger Agreement, such that the conditions to the Company and the Merger Sub’s obligations to consummate the Business Combination would not be satisfied;

•         by Purple if there has been a change in the recommendation by the Company’s board of directors regarding the approval of the proposals submitted to the Company’s stockholders; or

•         by Purple if there is any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Business Combination by any governmental authority which would prohibit InnoHold’s ownership or operation of any material portion of the business of the Company or compel InnoHold or the Company to dispose of or hold separate all or any material portion of the Company’s business or assets as a result of the Business Combination.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to confidentiality, expenses, publicity, termination, Trust Account waiver, termination, and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud, willful misconduct or intentional misrepresentation or for willful breach of the Merger Agreement prior to termination. There are no termination fees in connection with the termination of the Merger Agreement.

The Merger Agreement may be amended by the parties by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought, and in each case the Parent Representative. The Company or Purple and InnoHold may extend the time for performance or waive the obligations of the other.

Parent Representative

The Sponsor is serving as the Parent Representative under the Merger Agreement, and in such capacity will represent the Company’s stockholders (other than InnoHold) after the Closing with respect to certain matters under the Merger Agreement, including indemnification claims and Merger consideration adjustments, and the Related Agreements to which the Sponsor is a party in such capacity.

Trust Account Waiver

Purple and InnoHold each agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Related Agreements

Amended and Restated Limited Liability Company Agreement

Concurrently with the consummation of the Business Combination, the existing amended and restated limited liability company agreement of Purple will be further amended and restated in its entirety (as so amended and restated, the “Operating Agreement”). The Operating Agreement of Purple will provide for Class A Units and Class B Units, as described above.

The Class A Units will be voting common units of Purple entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple.

The Class B Units will be entitled to share in the profits and losses of Purple and to receive distributions as and if declared by the board of managers of Purple and will have no voting rights (except as required by law or certain other limited matters). The Class B Units, together with an equal number of shares of Class B Stock, will be exchangeable into shares of Class A Stock, pursuant to the terms of the Exchange Agreement described below.

Ordinary Distributions

Purple may make tax distributions to the holders of Class A Units and Class B Units as necessary to enable these holders to pay their estimated income tax liabilities and may make any additional distributions to the holders of these units on a pro rata basis as the manager of Purple may determine.

Distributions Upon a Liquidation Event of Purple

Upon the liquidation or winding up of Purple, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Class A Units and Class B Units, pro rata.

Voting Rights

The Class B Units will have no voting rights except as required by law or certain other limited matters.

GPAC, as the holder of the Class A Units and the manager of Purple, will have the sole vote on most matters that require a vote of members under the Operating Agreement or applicable law except to the extent the holders of the Class B Units have rights to vote with respect to certain matters.

No Preemptive Rights

No holder of units will have any preemptive rights.

Management

The business, property and affairs of Purple will be managed by a sole manager, which initially will be GPAC. Thereafter, managers may be added or removed in accordance with the terms of the Operating Agreement.

Restrictions on Transfers of Units

The Operating Agreement will contain restrictions on transfers of units and will require the prior consent of the manager of Purple for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock pursuant to the Exchange Agreement described below.

For more information on the Operating Agreement, please see the form of the Operating Agreement which is attached as Annex D hereto.

Exchange Agreement

Concurrently with the consummation of the Business Combination, the Company will enter into an exchange agreement with Purple and InnoHold (the “Exchange Agreement”), which will provide for the exchange of the Class B Units and shares of Class B Stock issued as Equity Consideration into shares of Class A Stock. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

Holders of Class B Units will be able to elect to exchange all or any portion of their Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock by delivering a notice to Purple. However, the Class B Units (together with an equal number of shares of Class B Stock) may not be exchanged during the lock-up period under the Lock-Up Agreement (as described below). The exchange will occur automatically upon the occurrence of a change of control or sale of substantially all of the assets of the Company or Purple.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A Stock and Class B Stock or a transaction in which the Class A Stock is exchanged or converted into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange for its shares of Class A Stock.

The right of a holder of Class B Units to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the Operating Agreement, or if such exchange would cause Purple to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Class B Units shall bear its own expense regarding the exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

For more information on the Exchange Agreement, please see the form of the Exchange Agreement which is attached as Annex E hereto.

Tax Receivable Agreement

Concurrently with the consummation of the Business Combination and as a condition precedent for the Closing, the Company will enter into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company will be required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple.

In general, a cash tax savings results in a year when the tax liability of the Company for the year, computed without regard to the deductions attributable to the amortization of the basis step-up in Purple’s assets and other deductions that arise in connection with the payment of the Cash Consideration and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock, would be more than the tax liability for the year, taking into account such deductions.

Estimating the amount of payments that the Company may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in the Company’s share of Purple’s tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•         the timing of exchanges of Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock, because the increase in the Company’s share of the basis in the assets of Purple, as well as the increase in any tax deductions, will be related to the price of the Class A Stock at the time of these exchanges;

•         the tax rates in effect at the time the Company utilizes the increased amortization and depreciation deductions; and

•         the amount and timing of the Company’s income, because the payment is based on the cash tax savings generated, in part, by the amortization of the basis step-up and if the Company does not have taxable income for a year, without taking into account the amortization generated by the exchanges, the Company generally will not be required to make payments under the Tax Receivable Agreement for that taxable year.

It is expected that, as a result of the size of the increases in the Company’s share of the tax basis of the tangible and intangible assets of Purple attributable to the Company’s interest therein, and assuming that there are no material changes in the relevant tax law, and that the Company earns sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of the Company’s assets, the payments that the Company makes under the Tax Receivable Agreement will likely be substantial and could have a material adverse effect on the Company’s financial condition. Were the IRS to either successfully challenge the tax basis increases described above or conduct an audit of the Company that results in a lower tax savings to it, the Company would not be reimbursed for any payments previously made under the Tax Receivable Agreement, but such payments would effectively offset any future tax savings payments that must be made under the Tax Receivable Agreement. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual cash savings in income tax. The accelerated timing of payments and the increase in the Company’s tax liability without reimbursement could affect the cash available to the Company and could impact the Company’s ability to pay dividends.

In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control or early terminations of the Tax Receivable Agreement we (or the Company’s successors’) would be obligated to make a payment to InnoHold in order to terminate the Tax Receivable Agreement. That payment would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, that all of the remaining Class B Units would be deemed exchanged at that time and that the discount rate to for the net present value calculation of the tax benefits would be LIBOR plus 100 basis points. The Company would also be obligated to make such a payment if it is more than 90 days late in making any payment that is due under the Tax Receivable Agreement.

For more information on the Tax Receivable Agreement, please see the form of the Tax Receivable Agreement which is attached as Annex F hereto.

Purple Registration Rights Agreement

At the Closing, the Company will enter into a Registration Rights Agreement with InnoHold and the Purchaser Representative in substantially the form attached to the Merger Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, InnoHold will hold registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold will be entitled to make a written demand for registration under the Securities Act of all or part of the its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold will be entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company will agree to indemnify InnoHold and certain persons or entities related to InnoHold, such as its officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and InnoHold will agree to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

For more information on the Registration Rights Agreement, please see the form of the Registration Rights Agreement, which is attached as Annex G hereto.

Sponsor Share Letter

Concurrently with the consummation of the Business Combination, the Company, the Sponsor and InnoHold will enter into a Sponsor Share Agreement (the “Sponsor Share Agreement”), which will provide, among other things, that, upon and subject to the Closing (i) 1,293,750 of the founder shares owned by the Sponsor (or 33.3% of its 3,881,250 founder shares) will be forfeited by the Sponsor, and (ii) an additional 1,293,750 of the founder shares owned by the Sponsor (or 33.3% of the 3,881,250 founder shares) will not be transferred, sold, or otherwise disposed of or be hypothecated unless and until a Triggering Event (as defined below) has occurred. To the extent that a Triggering Event has not occurred on or prior to the eighth anniversary of the consummation of the Business Combination (the “Forfeiture Termination Date”), the Sponsor has agreed to forfeit such shares on the Forfeiture Termination Date.

Triggering Events include (i) the closing price of the Class A Stock being at or above $12.50 per share (subject to adjustment for stock splits, etc.) for 20 trading days over a 30 trading day period immediately preceding such day during the period from the Closing to the Forfeiture Termination Date (the “Contingent Period”), (ii) a Change of Control (as defined in the Sponsor Share Agreement); (iii) the Company engaging in a going private transaction pursuant to Rule 13e-3 of the Exchange Act or otherwise cease to be subject to reporting obligations under Section 13 or 15(d) of the Exchange Act; and (iv) the Class A Stock ceasing to be listed on a national securities exchange. Any shares that do not vest during the Contingent Period will be forfeited by the Sponsor at the expiration of such period.

For more information on the Sponsor Share Letter, please see the form of the Sponsor Share Letter, which is attached as Annex J hereto.

Non-Competition and Non-Solicitation Agreement

Concurrently with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), will enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement (the “Non-Competition Agreement”) of the Company, Purple and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”) relating to the Company’s business after the Business Combination. Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company, Purple or any of their subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties (as defined below) and their affiliates will be permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

Under the Non-Competition Agreement, during such restricted period, the Sellers and their affiliates will not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Sellers and their affiliates will also agree to not disparage the Covered Parties and to keep confidential and not use the confidential information of the Covered Parties, subject to certain specified exceptions.

For more information on the Non-Competition Agreement, please see the form of the Non-Competition Agreement, which is attached as Annex H hereto.

Lock-Up Agreement

Concurrently with the consummation of the Business Combination, InnoHold will enter into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple to be received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold will agree that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold will be allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold will also be permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

For more information on the Lock-Up Agreement, please see the form of the Lock-Up Agreement, which is attached as Annex I hereto.

Agreement to Assign Sponsor Warrants

Concurrently with the consummation of the Business Combination, the Company, the Sponsor, InnoHold and Continental Stock Transfer & Trust Company will enter into an Agreement to Assign Sponsor Warrants (the “Assignment Agreement”), which provides, among other things, that, upon and subject to the Closing, the Sponsor will transfer to InnoHold 12,815,000 warrants to purchase 6,407,500 shares of the Company. The warrants were issued pursuant to a warrant agreement, dated July 29, 2015, by and between the Company and Continental Stock Transfer & Trust Company, the warrant agent thereunder. In addition, InnoHold has agreed that the Company may, at its option, redeem not less than all of such outstanding warrants at a price of $0.01 per warrant provided that (i) the last sales price of the Class A Stock reported is at or above $24.00 (subject to adjustment under the warrant agreement) for 20 trading days over a 30 trading day period ending on the third Business Day prior to the date on which notice of redemption is given and (ii) there is an effective registration statement covering shares of the Class A Stock issuable upon exercise of the warrants and a current prospectus relating thereto available for a 30-day period immediately prior to the redemption date or the Company has required the exercise of the warrants on a cashless basis pursuant to the warrant agreement.

For more information on the Assignment Agreement, please see the form of the Assignment Agreement, which is attached as Annex K hereto.

Contingency Escrow Agreement

Concurrently with the consummation of the Business Combination, InnoHold, the Company, the Parent Representative and Continental Stock Transfer & Trust Company (the “Escrow Agent”) will enter into a contingency escrow agreement (the “Contingent Escrow Agreement”) pursuant to which, out of the consideration otherwise to be delivered to InnoHold under the Merger Agreement, the Company will deposit with the Escrow Agent 500,000 shares of Class B Stock and 500,000 Class B Units (together with any securities paid as dividends or distributions with respect with such shares or units) (collectively, the “Escrow Securities”). The Escrow Securities will be placed in the escrow account and may only be transferred or disposed of, along with any dividends or earning thereon, for indemnification of the Company, the Parent Representative and their respective successors and permitted assigns for specified matters, according to the procedures set forth under the Merger Agreement and the Contingent Escrow Agreement. InnoHold will be entitled to exercise voting rights with respect to the Escrow Securities while they are held in the escrow account.

For more information on the Contingent Escrow Agreement, please see the form of the Contingent Escrow Agreement, which is attached as Annex N hereto.

Purple Warrants

For a description of the Purple Warrants to be issued to InnoHold, see “Description of Securities — Warrants — Purple Warrants.”

Background of the Business Combination

GPAC is a blank check company formed on May 19, 2015 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 4, 2015, we closed our initial public offering and issued 15,525,000 units at a price of $10.00 per unit for gross proceeds of $155,250,000. Those funds were place in trust for the benefit of our stockholders. In addition, on August 4, 2015, we issued 12,815,000 warrants to our Sponsor at a price of $0.50 per warrant for gross proceeds of $6,408,000.

Our amended and restated certificate of incorporation, as amended, provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of a business combination; or (ii) the redemption of 100% of the shares of Common Stock included in the units sold in our initial public offering if we are unable to complete a business combination by February 5, 2018 (subject to the requirements of law).

Prior to the consummation of our initial public offering, neither GPAC, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with GPAC.

After our initial public offering, our officers and directors commenced an active search for prospective businesses and assets to acquire. During this search process we did not hire an investment bank, but Deutsche Bank was very active in the process given that it led GPAC’s initial public offering. In addition, Mr. Zepf, Mr. Cook and GPAC’s board and advisors actively interacted with their investment banking and private equity relationships in order for GPAC to see as many potential transactions as possible. During this search process, we reviewed more than 60 acquisition opportunities and entered into detailed discussions with at least three possible target businesses or their representatives other than Purple.

In December 2015, we negotiated a non-binding letter of intent with a potential target. Early into the due diligence process, the target decided to pursue an investment with a private investment firm.

On March 21, 2016, representatives of Bengur Bryan (“BB”), financial advisor to Sequel Youth and Family Services, LLC (“Sequel”), contacted GPAC to discuss a potential business combination with Sequel, a company that the BB team believed could be of interest to GPAC.

In April 2016, we negotiated a non-binding letter of intent with another potential target. Soon thereafter, the target determined to pursue other alternatives, including a potential listing and all work on this potential transaction ceased.

In May 2016, we negotiated a non-binding letter of intent with another potential target but following initial diligence, we determined not to pursue this opportunity at the time.

After executing a non-disclosure agreement, conducting due diligence on Sequel, submitting a non-binding letter of interest to acquire Sequel, and negotiating the terms of an acquisition, on January 11, 2017, GPAC entered into an Agreement and Plan of Merger with Sequel. Pursuant to such agreement, the Company agreed to acquire all of the Sequel business through an equity purchase and a merger of its wholly-owned subsidiary with and into Sequel, with Sequel being the survivor in the merger.

From January 2017 to May 2017, GPAC held meetings and conference calls with existing and potential investors to gain support for the transaction with Sequel but was unable to obtain sufficient support to enable it meet the required minimum amount of capital necessary to complete the merger with Sequel.

On May 19, 2017, GPAC received notice from Sequel that Sequel terminated the merger agreement between the parties.

In May 2017, Jeff Crivello of PW Partners Capital Management LLC presented GPAC with a potential merger candidate.

On June 2, 2017, Mr. Crivello met with Paul Zepf, chief executive officer of GPAC, to discuss the potential merger candidate, and following the meeting, GPAC began the process of negotiating a non-disclosure agreement with Purple.

On June 8, 2017, Messrs. Crivello, Zepf and Anthos traveled to Utah to meet with Purple’s management team, including Tony and Terry Pearce and Mr. Bernards, at Purple’s Alpine and Grantsville facilities and reviewed certain preliminary financial and other business information of Purple.

On June 12, 2017, Mr. Zepf held a conference call with Deutsche Bank to discuss Purple and a potential transaction with Purple.

On June 13, 2017, GPAC’s management and board of directors held a conference call to discuss, among other topics, the Purple opportunity. The board unanimously agreed that GPAC should continue pursuing the opportunity with Purple.

Between June 21 and June 22, 2017, GPAC appointed Piper Jaffray & Co. (“Piper Jaffray”) and Raymond James & Associates, Inc. (“Raymond James”) as financial advisors.

On June 22, 2017, GPAC received a confidential memorandum from Headwaters MB (“Headwaters”), Purple’s financial advisor. GPAC management shared the confidential memorandum with GPAC’s board of directors and its financial advisors and Mr. Zepf presented next steps.

On June 23, 2017, GPAC and Purple held a conference call to further discuss the potential transaction and Purple updated GPAC on its capital-raising alternatives and its overall business performance.

On June 25, 2017, GPAC’s management and board of directors discussed the Purple opportunity via email, including steps that would be required to extend the expiration date of GPAC beyond August 4, 2017. Mr. Zepf communicated his intention to management and the board to work with the Sponsor’s investors and third party investors to raise capital for GPAC, and obtain additional working capital that would be necessary for GPAC to extend its expiration date and pursue a business combination.

On June 26, 2017, Mr. Zepf and Deutsche Bank held a follow-up conference call to discuss the Purple opportunity and next steps. Mr. Zepf and Piper Jaffray had a separate conference call to discuss the Purple opportunity and next steps. Both Deutsche Bank and Piper Jaffray provided their feedback and discussed their views on the valuation of Purple as a public company.

On June 27, 2017, Mr. Zepf and Raymond James had a follow-up conference call to discuss the Purple opportunity and next steps. Raymond James provided its feedback and discussed its view on the valuation of Purple as a public company.

On June 28, 2017, GPAC finalized its presentation to Purple on the framework for a merger between GPAC and Purple, including GPAC’s views on Purple’s capital and strategic alternatives, and the presentations from its financial advisors.

On June 29, 2017, GPAC sent Purple and Headwaters an indication of interest, an outline of alternatives for Purple, and presentations from each of its financial advisors. Mr. Zepf met with Mr. Bernards, Terry Pearce and William Harrison from Headwaters in person and Tony Pearce via conference call to discuss a potential transaction with GPAC and GPAC’s perspectives on Purple’s capital and strategic alternatives.

On June 30, 2017, Purple requested a detailed proposal from GPAC with respect to valuation and sources and uses of proceeds and pro forma ownership from the proposed transaction. Over the next few days, Deutsche Bank addressed questions from Headwaters about a business combination with GPAC and Mr. Zepf addressed certain questions from Tony and Terry Pearce and Mr. Bernards.

On June 30, 2017, the board of directors of GPAC held a conference call in which Mr. Zepf updated it on his meetings with Purple, discussions with other business combination targets, and the timetable for seeking an extension of the term of GPAC. Following such discussion, GPAC’s board and management agreed to have its counsel prepare the necessary documents for the extension, and that management would continue to pursue the Purple opportunity and obtain the additional working capital that would be needed to operate GPAC beyond August 4, 2017 and enter into a business combination. GPAC’s board of directors and management team agreed that management should try to obtain such additional capital on terms similar to the prior loan made by the Sponsor to GPAC.

On July 5, 2017, Purple and Headwaters advised Mr. Zepf of Purple’s intent to move forward with a merger with GPAC, subject to clarification of certain issues and the negotiation of a letter of intent between the parties.

On July 6, 2017, GPAC’s board of directors held a conference call to discuss the feedback from Purple and the required next steps for GPAC to pursue the transaction with Purple.

On July 10, 2017, GPAC submitted a term sheet and letter of intent to Purple and its financial advisor.

On July 12, 2017, GPAC and its financial advisors visited Purple’s Alpine, Utah and Grantsville, Utah manufacturing facilities and offices to review diligence matters and discuss Purple’s business.

Between July 12 and July 19, 2017, GPAC and its financial advisors continued to have meetings and discussions with Purple and conducted preliminary due diligence on Purple. During this time, counsel representing GPAC and Purple negotiated a letter of intent for the business combination.

On July 19, 2017, GPAC’s board of directors held a conference call to discuss, amount other things, the status of the extension, the letter of intent for the business combination, the valuation of Purple, and the need to obtain a loan of up to $1.2 million from the Sponsor for working capital.

On July 24, 2017, GPAC and Purple signed a non-binding letter of intent for a business combination and on July 27, 2017, GPAC and Purple issued a joint press release announcing the entry into the letter of intent.

From July 24, 2017 to November 1, 2017, GPAC and Purple and their respective financial and legal advisors negotiated the merger agreement and related documents and conducted factual due diligence.

On November 1, 2017, GPAC’s board of directors unanimously approved the Business Combination, the Merger Agreement and the transactions contemplated thereunder.

On November 2, 2017, the Merger Agreement was signed. On the same day, GPAC issued a press release and on November 3, 2017, GPAC filed a Current Report on Form 8-K with the SEC announcing the execution of the Merger Agreement.

GPAC’s Board of Directors’ Reasons for the Approval of the Business Combination

Before reaching its decision, GPAC’s board of directors reviewed the results of GPAC management’s due diligence and discussed with the entire management team of GPAC the diligence findings. GPAC’s board of directors also received and reviewed presentations from, and discussed with, GPAC’s third party financial and legal advisors on the transaction structure and various aspects of the due diligence.

The diligence conducted by GPAC’s management and presentations received included:

•         an overview of the public markets in general and the sleep and comfort products industry presented by Deutsche Bank, Piper Jaffray and Raymond James, GPAC’s financial advisors;

•         research on comparable companies and transactions;

•         a review of the transaction structure presented by GPAC management and Ellenoff Grossman & Schole LLP, GPAC’s legal advisor;

•         a discussion by Purple’s founders and Chief Executive Officer and other senior managers regarding Purple’s strategic direction and recent initiatives;

•         human capital and insurance due diligence performed by Beecher Carlson;

•         financial, tax, legal and accounting diligence review, including a quality of earnings analysis prepared by WithumSmith+Brown, PC, an accounting firm;

•         employee background checks on the senior management team of Purple performed by Financial Risk Mitigation, Inc.;

•         site visits by GPAC’s management to Purple’s facilities; and

•         extensive meetings and calls with Purple’s management and Purple’s representatives regarding Purple’s operations, financial condition, strategy and prospects.

The board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. This explanation of GPAC’s reasons for the Business Combination and all other information presented in this section is forward-looking. Therefore, you should read this explanation in light of the factors discussed under “Forward-Looking Statements.”

In our prospectus for our initial public offering, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses:

•         Value-Added Capital For Growth And/Or Consolidation Opportunities: Our combined team has significant and successful experience in investing in and working with companies that are achieving rapid and profitable growth through (a) organic growth initiatives; and/or (b) strategic consolidation opportunities. We will target companies whose owners may not have the requisite capital or experience to take advantage of compelling corporate development opportunities.

•         Operational improvements: Our combined team has significant and successful experience in investing in and working with companies where there is an opportunity to effect meaningful operational improvements. Our combined team has the versatility and flexibility to allow us to provide strategic guidance as board members and consultants or members take on direct senior leadership roles to drive operational improvements at the target company.

•         Deleveraging: Our combined team’s extensive relationships with lenders and private equity firms, as well as their prior experience in making deleveraging investments, should position us well to source and execute a recapitalizing acquisition.

•         “Partnership” Sale: We may seek to acquire one or more companies with a current owner, private equity or otherwise, who would like to retain a meaningful stake in the company to preserve and enhance potential upside.

•         Limited Liquidity Options: At times the IPO market is uncertain or closed, so an acquisition by us could be a better means of going public for a target company. Further, a target company’s owners and/or management might not have experience going public or as a public company and could view our management team and sponsor experience as an important factor.

In considering the Business Combination, our board of directors concluded that Purple substantially met the above criteria. In particular, the board considered the following positive factors:

•         Attractive financial profile. Purple has an attractive financial profile characterized by a combination of hyper-growth, scale, and profitability. Purple achieved annualized net revenue of $156 million as of the second quarter of 2017 and experienced 276% period-over-period net revenue growth for the six months ended June 30, 2017. GPAC believes that Purple is well positioned to continue its dynamic growth trajectory. Purple was profitable for the year ended December 31, 2016 and for the six months ended June 30, 2017 and GPAC believes Purple will realize margin efficiency and increase profitability as its business continues to scale.

•         Differentiated products. Purple has developed or licensed differentiated, patent protected (76 granted and pending patents either owned by Purple or for which Purple has an exclusive right to use) sleep and comfort technology products at compelling prices, which GPAC believes provides Purple with a strong competitive position. Purple’s direct-to-consumer online shopping model makes the mattress shopping experience process simple, intuitive and enjoyable. GPAC believes that Purple’s intellectual property and expertise provide strong competitive advantages. Purple’s founders have a strong track record of innovation over the past 20 years and GPAC believes that Purple’s design, development and manufacturing expertise will enable it to continue to release innovative new products in the future. Purple also has a disruptive and rapidly-growing business model that traditional consumer-focused and technology-focused investors may find compelling.

•         Purpose-built vertically integrated manufacturing and technology. Purple has vertically integrated manufacturing processes and equipment that also have patent protection, which allows Purple to efficiently manufacture its differentiated high-performing products. Purple’s direct supplier relationships and manufacturing capabilities allow it to maintain high-quality standards and scale quickly as it expands and enters new markets.

•         Experienced and proven management team. Purple is led by a seasoned team of industry experts that have helped to create and define the sleep and comfort technology category and who are highly qualified to execute Purple’s strategic vision.

•         Powerful and emotional brand connection. Many of Purple’s customers share their experiences with their families and friends and on social media. Purple’s vertical integration and direct-to-consumer distribution channel have proven highly successful and are strengthened by opportunities to expand sales through retail partnerships. Purple’s highly-effective social marketing has created strong brand awareness and has driven significant consumer demand.

•         Increase market penetration and expand product portfolio. Purple has additional avenues through which it can continue to grow, including additional new sleep, sit and stand products, as well as product line extensions, including selling through “brick and mortar” retailers and expanding its sales outside of the United States. In addition, GPAC believes Purple is well-positioned to capitalize on the powerful trends disrupting the mattress industry, including consumer demand for superior mattress products at competitive prices and shifts in consumer preference to online purchases. The $18 billion mattress industry is large and growing and is being disrupted by direct-to-consumer distribution models. Purple is a leader in the direct-to-consumer market and is driving industry disruption.

In making its recommendation, our board of directors also considered, among other things, the following potential deterrents to the Business Combination:

•         the risk that some of the current public stockholders would vote against the Business Combination Proposal or exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account, which our board concluded was substantially mitigated because of the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights, which mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold Public Warrants, which would likely be worthless if the Business Combination is not completed;

•         the risk that the announcement of the transaction and potential diversion of Purple’s management and employee attention may adversely affect Purple’s operations;

•         the risk that certain key employees of Purple might not choose to remain with the company post-closing;

•         the risks associated with the sleep and comfort products industry in general;

•         the risk associated with macroeconomic uncertainty and the effects it could have on Purple’s revenues;

•         the risk of competition in the industry, including the potential for new entrants;

•         the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of the GPAC stockholders;

•         the inability to maintain the listing of the Common Stock on The Nasdaq Capital Market prior to or following the Business Combination;

•         the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•         the potential conflicts of interest of our Sponsor, officers and directors in the Business Combination; and

•         the other risks described in the “Risk Factors” section of this proxy statement.

The board of directors concluded that these negative factors did not diminish or outweigh the benefits for entering into the Business Combination.

Terms of the Business Combination

Our board of directors considered the total mix of cash and equity consideration. Our board of directors took note of the course of negotiations between the parties in arriving at the amount of total purchase price to be paid, and Purple indebtedness to be assumed, in the Business Combination. Our board of directors also considered the other terms and conditions of the Business Combination, including the nature and scope of the closing conditions and the likelihood of obtaining any necessary regulatory approvals.

Our board of directors took note of the fact that following completion of the Business Combination and if there are no redemptions and no new equity awards, our existing stockholders, including our Sponsor, will retain an ownership interest of approximately 14.4% of the Common Stock after giving effect to the exchange of all the Class B Units and shares of Class B Stock for shares of Class A Stock.

Our board of directors also gave consideration to the following negative factors, although not weighted or in any order of significance:

•         the risk that some of the current public stockholders would vote against the Business Combination Proposal or exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account, which our board concluded was substantially mitigated because of the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights, which mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold Public Warrants, which would likely be worthless if the Business Combination is not completed;

•         the risk that the announcement of the transaction and potential diversion of Purple’s management and employee attention may adversely affect Purple’s operations;

•         the risk that certain key employees of Purple might not choose to remain with the company post-closing;

•         the risks associated with the sleep and comfort products industry in general;

•         the risk associated with macroeconomic uncertainty and the effects it could have on Purple’s revenues;

•         the risks associated with Purple’s debt;

•         the risk of competition in the industry, including the potential for new entrants;

•         the risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of the GPAC stockholders;

•         the inability to maintain the listing of the Common Stock on The Nasdaq Capital Market prior to or following the Business Combination;

•         the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination;

•         the potential conflicts of interest of our Sponsor, officers and directors in the Business Combination; and

•         the other risks described in the “Risk Factors” section of this proxy statement.

Our board of directors concluded that these risks, however, could be managed or mitigated by GPAC or were unlikely to have a material impact on the Business Combination or GPAC, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to GPAC and its stockholders. Our board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the GPAC board of directors is not intended to be exhaustive, but does set forth the principal factors considered by our board.

Certain Projected Financial Information

GPAC and Purple do not as a practice make public projections as to future revenues, earnings or other results. However, in connection with GPAC’s board of directors’ consideration of the Business Combination, Purple management provided to GPAC certain internal historical and financial forecasts regarding Purple’s anticipated future operations. GPAC has included the below summary information from such financial forecasts to give its stockholders access to certain previously non-public information because such information was considered by the board of directors of GPAC for purposes of evaluating the Business Combination. Inclusion of summary information regarding the financial forecasts in this proxy statement is not intended to influence your decision whether to vote for the Business Combination.

These financial forecasts have not been audited or reviewed by GPAC’s or Purple’s independent auditors who do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this proxy statement. The unaudited prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Purple management.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after June 30, 2017, the date of the most recent financial statement of purple. None of the prospective financial information provided herein should be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to rely on the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained elsewhere in this proxy statement. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of GPAC or Purple or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

This financial forecast constitutes “forward-looking statements” and actual results likely will differ from it and the differences may be material. See “Cautionary Note Regarding Forward-Looking Statements.”

A summary of the historical and financial forecast information regarding Purple’s anticipated future operations provided by Purple management to GPAC is as follows:

($m) Unaudited	2016	2017E	2018E	1H 2016	1H 2017
Total net revenue	$65.5	$190.0	$425.0	$20.7	$77.8
% YoY growth	NM	190%	124%	NM	276%

Cost of goods sold	39.9	102.5	216.7	12.9	42.3
Adjusted gross profit	$25.6	$87.5	$208.3	$7.8	$35.5
% gross margin	39.1%	46.1%	49.0%	37.5%	45.6%

Marketing and selling	17.9	68.8	143.1	5.3	28.3
% net revenue	27.3%	36.2%	33.7%	25.5%	36.4%

General and administrative	4.4	11.1	30.0	1.5	4.6
% net revenue	6.8%	5.9%	7.1%	7.4%	5.9%

Research and development	0.8	1.2	3.1	0.3	0.5
% net revenue	1.2%	0.6%	0.7%	1.5%	0.7%

Total operating expenses	$23.1	$81.2	$176.1	$7.1	$33.4
% net revenue	35.3%	42.7%	41.4%	34.5%	43.0%

Adjusted operating income	$2.5	$6.3	$32.1	$0.6	$2.0
% operating income margin	3.8%	3.3%	7.6%	3.0%	2.6%

Adjusted EBITDA	$2.6	$7.1	$34.0	$0.6	$2.3
	3.9%	3.7%	8.0%	3.1%	2.9%

Non-GAAP Financial Information:

The following tables set forth reconciliations from certain GAAP financial information to certain non-GAAP information that Purple uses to understand its business. These non-GAAP financial information includes EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold and Adjusted General and Administrative Expense. “EBITDA” means net income (loss) before interest expense, income taxes and depreciation and amortization. “Adjusted EBITDA” means EBITDA excluding loss on disposal, legal fees and deal fees associated with the Business Combination, and related party royalties. EBITDA and Adjusted EBITDA do not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. Adjusted EBITDA Margin means Adjusted EBITDA divided by revenue. Adjusted Cost of Goods Sold means Cost of Goods Sold (as calculated in accordance with GAAP) less related party royalties. Adjusted General and Administrative Expense means General and Administrative Expense (as calculated in accordance with GAAP) less legal fees and transaction fees associated with the Business Combination. We have presented EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold and Adjusted General and Administrative Expense because Purple’s management believes that these measures are frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate these non-GAAP measures differently than Purple does. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of Purple’s results as reported under GAAP. A reconciliation of these non-GAAP measures is shown below.

($m) Unaudited	2016	2017E	2018E	1H 2016	1H 2017
Net income	$(1.9)	$(8.5)	$19.9	$(1.6)	$1.7
Depreciation & amortization	0.1	0.8	1.9	0.0	0.2
Net interest expense	0.0	0.1	(0.1)	0.0	0.0
Other expense, net	(0.0)	(0.0)	—	(0.0)	(0.0)
Income tax expense	—	—	11.4	—	—
EBITDA	$(1.8)	$(7.7)	$33.1	$(1.5)	$1.9
Loss on disposal	0.0	0.0	—	—	0.0
Legal fees	0.2	0.9	0.9	0.1	0.3
Deal fees	—	13.9	—	—	0.0
Related party royalties	4.1	—	—	2.1	—
Adjusted EBITDA	$2.6	$7.1	$34.0	$0.6	$2.3
% net revenue	3.9%	3.7%	8.0%	3.1%	2.9%

($m) Unaudited	2016	2017E	2018E	1H 2016	1H 2017
GAAP COGS	$44.0	$102.5	$216.7	$15.0	$42.3
Related party royalties	(4.1)	—	—	(2.1)	—
Adjusted COGS	$39.9	$102.5	$216.7	$12.9	$42.3
% net revenue	60.9%	53.9%	51.0%	62.5%	54.4%

($m) Unaudited	2016	2017E	2018	1H 2016	1H 2017
GAAP gross profit	$21.5	$87.5	$208.3	$5.7	$35.5
Related party royalties	4.1	—	—	2.1	—
Adjusted gross profit	$25.6	$87.5	$208.3	$7.8	$35.5
% net revenue	39.1%	46.1%	49.0%	37.5%	45.6%

($m) Unaudited	2016	2017E	2018E	1H 2016	1H 2017
GAAP general & administrative	$4.6	$25.9	$30.9	$1.7	$4.9
Legal fees	(0.2)	(0.9)	(0.9)	(0.1)	(0.3)
Deal fees	—	(13.9)	—	—	(0.0)
Adjusted general & administrative	$4.4	$11.1	$30.0	$1.5	$4.6
% net revenue	6.8%	5.9%	7.1%	7.4%	5.9%

Certain Benefits of GPAC’s Sponsor, Directors and Officers in the Business Combination

In considering the recommendation of GPAC’s board of directors to vote for the proposals presented at the special meeting of stockholders, you should be aware that our Sponsor, officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•         the 2,587,500 Founder Shares that our Sponsor, officers and directors will hold (either directly, through affiliates or through interests in the Sponsor) following the Business Combination (with 1,293,750 of these shares subject to vesting), which would have a total value at November 2, 2017 of approximately $26.4 million based on the closing price of the shares of Common Stock as reported by The NASDAQ Capital Market on November 2, 2017 (the “November 2, 2017 Stock Price”), which is significantly higher than the aggregate purchase price of $25,000 at which these shares were originally purchased;

•         the fact that the Founder Shares have no redemption rights in the Business Combination but that our Sponsor, officers and directors will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate a business combination on or prior to February 5, 2018;

•         the fact that under our registration rights agreement with our Sponsor (the “Sponsor Registration Rights Agreement”), our Sponsor will be entitled to make up to three demands, excluding short form registration demands, that we register its Founder Shares and other securities that may be issued in repayment of the Sponsor loans for sale under the Securities Act and will have “piggy-back” registration rights;

•         the fact that following the consummation of the Business Combination, we intend to file a registration statement to register for resale the shares of Common Stock issuable upon exercise of the Public Warrants and the Founder Shares, which will permit the public resale of such securities;

•         the fact that following the expiration of the applicable lock-up periods, all shares of Common Stock owned by the Sponsor, our officers and directors will be freely tradable once registered as described above;

•         the fact that the Administrative Services Agreement with our Sponsor will terminate if the Business Combination is consummated;

•         the fact that we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination;

•         the fact that in order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that we complete the Business Combination, Mr. Zepf’s indemnity obligations will cease;

•         the continuation of certain of our officers and directors as directors (but not officers) of the Company post-Business Combination, which will entitle them to compensation as non-employee directors post-Business Combination as described under “Management After the Business Combination — Director Compensation;” and

•         the continued indemnification of current directors and officers of GPAC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

As a result, our Sponsor, officers and directors have financial incentives to see a business combination consummated. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the transactions contemplated thereby.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of the Sponsor, our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

In addition, at any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding the Company or its securities, the Sponsor, our directors, officers, or advisors and/or their respective affiliates may (i) purchase shares of Common Stock in previously negotiated transactions from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire shares of Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions by the Sponsor, our directors, officers, or advisors and/or their respective affiliates would be to increase the likelihood of satisfaction of the requirements that (x) the holders of a majority of the public shares present and entitled to vote at the special meeting vote in favor of the Business Combination Proposal, (y) that the Company has Net Parent Cash of at least $100.0 million and/or (z) that the Company will have at least $5,000,001 in net tangible assets upon the closing of the Business Combination after taking into account holders of public shares that properly demanded redemption of their public shares into cash, when, in each case, it appears that such requirements would otherwise not be met.

Total GPAC Shares to be Issued in Connection With the Business Combination

Immediately after the Business Combination, assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below, the amount of Common Stock outstanding will be 94,636,526 shares of Common Stock, consisting of 13,645,509 shares of Class A Stock and 80,991,017 shares of Class B Stock.

Up to 94,269,017 additional shares of Class A Stock may be issuable in the future as a result of: (i) the 15,525,000 Public Warrants to purchase 7,762,500 shares of Common Stock owned by GPAC’s existing warrant holders that will remain outstanding following the Business Combination, (ii) the 12,815,000 Purple Warrants to purchase 6,407,500 shares of Class A Stock, and (iii) the Class B Units held by InnoHold that, together with an equal number of shares of Class B Stock, will be exchangeable for 80,991,017 shares of Class A Stock.

Assuming (i) Net Parent Cash of $100.0 million, (ii) the exchange of all units issued as Equity Consideration, and (iii) that no equity awards are issued under the proposed equity incentive plan described below:

•         GPAC’s public stockholders will retain an ownership interest of approximately 11.7%;

•         InnoHold will own approximately 85.6%; and

•         the Sponsor will own approximately 2.7% (including 1,293,750 shares of Common Stock currently owned by our Sponsor that will become subject to vesting).

You should read “Summary of the Proxy Statement and Business Combination — Consideration to InnoHold in the Business Combination and Related Transactions” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of GPAC Following the Merger

In connection with the Business Combination, we expect that our stockholders will elect the following director nominees: Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and          .   At the time of the Business Combination, three of GPAC’s current directors, Paul Zepf, William Kerr and Jeffrey Weiss, will resign from the board. See the sections entitled “Proposal No. 9 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Certificate of Incorporation

Immediately prior to the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

•         increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock;

•         rename our outstanding Common Stock to Class A Stock;

•         increase the number of classes of the board of directors from two to three;

•         adopt Delaware as exclusive forum for certain legal actions;

•         change our name to Purple Innovation, Inc.; and

•         remove certain provisions related to our status as a blank check company.

Name; Headquarters

The name of the Company after the Business Combination will be Purple Innovation, Inc. and our headquarters will be located in Alpine, Utah.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of September 30, 2017, this would have amounted to approximately $10.04 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of GPAC. Such a holder will be entitled to receive cash for its public shares only if it (i) affirmatively votes for or against the Business Combination Proposal and (ii) properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Each redemption of public shares by our public stockholders will decrease the amount in our Trust Account and increase the amount of cash we would need to obtain through equity or debt financing. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the closing of the Business Combination. See the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Business Combination Expenses

We estimate that the fees, costs and expenses related to the identification, investigation, negotiation, execution and completion of the Business Combination will be approximately $11.4 million.

Those fees, costs and expenses include $4.0 million in deferred underwriting compensation to the underwriters of our initial public offering, and the financial advisors fees, regulatory fees, legal fees, accounting fees, printer fees and other professional fees incurred by GPAC, our Sponsor or Purple. In particular, we will reimburse loans made to us by our Sponsor to fund the Business Combination costs and expenses prior to the completion of the Business Combination, which amount is expected to be approximately $1.0 million upon the consummation of the Business Combination.

We intend to pay all such fees, costs and expenses with proceeds from the Trust Account.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Business Combination.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations for holders of our Common Stock that elect to have their Common Stock redeemed for cash if the acquisition is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”) the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners and tax-exempt organizations (including private foundations) and investors that will hold our Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for United States federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, U.S. expatriates, investors that actually or constructively own 5 percent or more of our Common Stock, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to investors that hold our Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. GPAC Holders

This section is addressed to U.S. Holders of our Common Stock that elect to have their Common Stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner that so redeems its Common Stock and is:

•         an individual who is a United States citizen or resident of the United States;

•         a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•         an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•         a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Common Stock under Section 302 of the Code. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares both before and after the redemption. The redemption of Common Stock generally will be treated as a sale of the

Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Common Stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Common Stock must, among other requirements, be less than 80% of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption of the Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “U.S. Federal Income Tax Considerations to U.S. GPAC Holders — Taxation of Distributions.” U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Common Stock will be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of Common Stock, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of our Common Stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations to GPAC U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be taxable at a reduced rate.

U.S. Federal Income Tax Considerations to Non-U.S. GPAC Holders

This section is addressed to Non-U.S. Holders of our Common Stock that elect to have their Common Stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights.” For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner (other than a partnership) that so redeems its Common Stock and is not a U.S. Holder. The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s Common Stock pursuant to the redemption provisions described in the section entitled “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights” generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described under “U.S. Federal Income Tax Considerations to U.S. GPAC Holders.”

Non-U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their Common Stock will be treated as a sale or as a distribution under the Code.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of Common Stock, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale of its Common Stock, unless:

•         the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•         the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

•         we are or have been a “U.S. real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock.

Taxation of Distributions

If the redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “U.S. Federal Income Tax Considerations to Non-U.S. GPAC Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same 30% rate discussed in the last paragraph unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, amounts thus withheld are refundable to the Non-U.S. Holder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of our Common Stock. U.S. Holders will have to provide their taxpayer identification number and comply with comply certification requirements to avoid backup withholding. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

A 30% withholding tax applies with respect to certain payments on (and, after December 31, 2018, gross proceeds from a sale or disposition of) our Common Stock in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements.

Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

Vote Required for Approval

Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. This proposal is also conditioned on the Share Issuance Proposal, each Certificate Proposal, the Incentive Plan Proposal and the Director Election Proposal. If any of the Share Issuance Proposal, the Certificate Proposals, the Incentive Plan Proposal or the Director Election Proposal are not approved, this proposal will have no effect and the Business Combination will not occur, even if it is approved by the requisite vote.

The Merger Agreement will be approved and adopted if the holders of a majority of the shares of our Common Stock represented in person or by person and entitled to vote thereon and actually cast at the special meeting of stockholders vote “FOR” the Business Combination Proposal.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

GPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE our AUTHORIZED COMMON STOCK AND PREFERRED STOCK, INCLUDING THE ESTABLISHMENT OF CLASS B STOCK

Our stockholders are being asked to vote upon and approve an amendment to our amended and restated certificate of incorporation to increase our authorized common stock and authorized preferred stock, including the establishment of Class B Stock. Our current authorized capital stock is 36,000,000 shares, consisting of 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

There were 15,989,770 shares of our Common Stock and 28,340,000 warrants to purchase 14,170,000 shares of our Common Stock issued and outstanding as of November 2, 2017. There are no shares of preferred stock currently outstanding.

In connection with the Business Combination, and assuming Net Parent Cash of $100.0 million, we will issue to InnoHold 80,099,017 newly issued shares of Class B Stock and 80,099,017 newly issued Class B Units as the Equity Consideration. The issuance of these securities will enable us to implement an “Up-C” structure, which allows InnoHold to continue holding its interest in Purple in a tax-efficient manner.

Up to 94,269,017 additional shares of Class A Stock may be issuable in the future as a result of: (i) the 15,525,000 Public Warrants to purchase 7,762,500 shares of Class A Stock owned by GPAC’s existing warrant holders that will remain outstanding following the Business Combination, (ii) the 12,815,000 warrants to purchase 6,407,500 shares of Class A Stock (the “Purple Warrants”), and (iii) the Class B Units in Purple held by InnoHold that, together with an equal number of shares of Class B Stock, will be exchangeable for 80,099,017 shares of Class A Stock.

In connection with the Business Combination, we also intend to adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan pursuant to which we intend to issue from time to time equity incentive awards to employees, directors and consultants or other service providers to the post-Business Combination company for up to 7.5% of the shares of capital stock outstanding upon the closing of the Business Combination.

In order to ensure that we will have sufficient authorized capital to complete the Business Combination and comply with all of our obligations in connection therewith, including our future issuance obligations as described above, and to make issuances pursuant to the Purple Innovation, Inc. 2017 Equity Incentive Plan, our board of directors has approved, subject to stockholder approval, an amendment to our amended and restate certificate of incorporation to increase our authorized capital stock to 305 million shares, consisting of 210 million shares of Class A Stock, par value $0.0001 per share, 90 million shares of Class B Stock, par value $0.0001 per share, and 5 million shares of preferred stock, par value $0.0001 per share. This summary is qualified by reference to the complete text of the proposed amendment included in our proposed second amended and restated certificate of incorporation, a copy of which is attached as Annex B to this proxy statement.

You are urged to read the proposed second amended and restated certificate of incorporation in its entirety for a more complete description of its terms.

The principal purpose of this proposal is to authorize additional shares of our Common Stock and preferred stock, including the establishment of Class B Stock, to:

•         complete the Business Combination and comply with all of our obligations in connection therewith;

•         comply with our obligations to issue shares of our Common Stock upon exercise of our Public Warrants currently outstanding;

•         issue equity incentive awards under the Purple Innovation, Inc. 2017 Equity Incentive Plan; and

•         for general corporate purposes.

Our board of directors believes it is important for us to have available for issuance a number of authorized shares of capital stock sufficient to support our growth and provide flexibility for future corporate needs, including if needed, as part of financing for future growth or future acquisitions.

Assuming approval of this proposal, after taking into account our 15,989,770 shares currently issued and outstanding less 1,293,750 Founder Shares that will be forfeited, and assuming (i) Net Parent Cash of $100.0 million, (ii) assuming that 84,000,000 shares of Class A common stock are issued in exchange of all units issued as Equity Consideration, (iii) no shares will be issued upon the exchange of outstanding warrants and (iv) that no equity awards are issued under the proposed equity incentive plan described below, we would have up to [•] authorized shares of Class A common stock and 5 million shares of preferred stock available for issuance from time to time at the discretion of our board of directors and without any further stockholder action, except as may be required by applicable law or the requirements of The NASDAQ Capital Market. The shares would be issuable for any corporate purpose, including for future acquisitions, capital raising transactions (including equity, convertible debt), stock dividends or issuances under future equity incentive plans. Our board of directors believes that these additional shares will provide us flexibility needed for our growth in a timely manner and without incurring delays and potential expenses incident to obtaining stockholder approval for a particular issuance.

The following table sets forth a summary of the material differences between our current amended and restated certificate of incorporation and the proposed certificate as amended by this Proposal 2:

Proposed Changes to Amended and Restated Certificate of Incorporation Pursuant to Proposal 2

	Current Certificate	Proposed Certificate
Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 36,000,000 shares, consisting of 35,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is Three Hundred and Five Million (305,000,000) shares, consisting of (a) Two Hundred and Ten Million (210,000,000) shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (b) Ninety Million (90,000,000) shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor. Notwithstanding the foregoing, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the exchange of Class B Common Stock and Class B Units (as defined in Article XI) pursuant to the Exchange Agreement (as defined in Article XI) and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal 2. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. By approving this Proposal 2, the GPAC stockholders are approving the second amended and restated certificate of incorporation of GPAC which will reflect the amendment contemplated by this Proposal 2.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO RENAME GPAC’S OUTSTANDING COMMON STOCK TO CLASS a STOCK

Our stockholders are being asked to vote upon and approve an amendment to our amended and restated certificate of incorporation to approve the renaming of our issued and outstanding immediately Common Stock prior to closing of the Business Combination to one (1) share of Class A Stock. There were 15,989,770 shares of our Common Stock and 28,340,000 warrants to purchase 14,170,000 shares of our Common Stock issued and outstanding as of November 2, 2017.

In connection with the Business Combination, we will issue to InnoHold newly issued shares of Class B Stock and newly issued Class B Units as the Equity Consideration. The issuance of these securities will enable us to implement an “Up-C” structure, which allows InnoHold to continue holding its interest in Purple in a tax-efficient manner.

However, the increase in authorized shares will enable us to issue additional shares of common or preferred stock. The issuance of additional shares of common or preferred stock:

•         may significantly dilute the equity interest of existing stockholders;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•         could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our securities.

You are urged to read the proposed second amended and restated certificate of incorporation in its entirety for a more complete description of its terms.

Our board of directors believes it is necessary to rename our outstanding Common Stock into Class A Stock to complete the Business Combination.

The following table sets forth a summary of the material differences between our current amended and restated certificate of incorporation and the proposed certificate as amended by this Proposal 3:

Proposed Changes to Amended and Restated Certificate of Incorporation Pursuant to Proposal 3

	Current Certificate	Proposed Certificate
Renaming of Existing Common Stock	There is no applicable language in the current certificate.

Upon this Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Class A Common Stock.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal 3. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. By approving this Proposal 3, the GPAC stockholders are approving the second amended and restated certificate of incorporation of GPAC which will reflect the amendment contemplated by this Proposal 3.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL NO. 4 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF the
BOARD OF DIRECTORS

Our stockholders are being asked to vote upon and approve an amendment to our amended and restated certificate of incorporation to eliminate the classification of our board of directors. Our board of directors is currently comprised of two classes. In connection with the Business Combination, our board of directors will be reconstituted and initially composed of seven members. Our board of directors believes it is in the best interest of GPAC and our stockholders for our board of directors to be declassified, with each director on our board of directors serving until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

We expect to conduct our next annual meeting of stockholders during the second calendar quarter of 2018 and expect that our annual meeting will be conducted during the second calendar quarter of each year thereafter.

See Proposal 9 below “Election of Directors to the Board” for specifics on our director nominees. The following table sets forth a summary of the material differences between our current amended and restated certificate of incorporation and the proposed certificate as amended by this Proposal 4.

Proposed Changes to Amended and Restated Certificate of Incorporation Pursuant to Proposal 4

	Current Certificate	Proposed Certificate
Classes of Directors

Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term.

The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

A director shall hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal 4. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. By approving this Proposal 4, the GPAC stockholders are approving the second amended and restated certificate of incorporation of GPAC which will reflect the amendment contemplated by this Proposal 4.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

PROPOSAL NO. 5 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO ADOPT DELAWARE AS EXCLUSIVE
FORUM FOR CERTAIN LEGAL ACTIONS

Our stockholders are being asked to approve an amendment to GPAC’s amended and restated certificate of incorporation to provide that, with certain exceptions, the state and federal courts of the State of Delaware be the exclusive forum for certain legal actions.

The form of the amendment proposed to be included in our second amended and restated certificate of incorporation is as follows:

ARTICLE X
EXCLUSIVE FORUM

Section 10.1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (i) any derivative action, suit or proceeding brought or purporting to be brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim against the Corporation or any of its current or former directors, officers or employees arising pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws or (iv) any action, suit or proceeding asserting a claim against the Corporation or any of its current or former directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv), any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.3. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance to such person and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) to such person, and the application of such provision to other persons and circumstances, shall not in any way be affected or impaired thereby. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have received notice of and consented to the provisions of this Article X.

This amendment is intended to assist GPAC in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise, and should promote efficiency and costs-savings in the resolution of such claims. Our board of directors believes that Delaware courts are best suited to address disputes involving such matters given that GPAC is incorporated in Delaware and that the Delaware courts have a reputation for expertise in corporate law matters. Our board of directors also believes that the Delaware courts have more experience and expertise in dealing with complex corporate issues than many other jurisdictions. For these reasons, our board of directors believes that providing for Delaware as the exclusive forum for the types of disputes listed above is in the best interests of GPAC and our stockholders. At the same time, our board of directors believes that GPAC should retain the ability to consent to an alternative forum on a case-by-case basis where GPAC determines that its interest and those of our stockholders are best served by permitting such a dispute to proceed in a forum other than the Delaware courts.

Our board of directors is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. We feel this position fails to adequately take into account a variety of important considerations, including recent trends in lawyer-driven stockholder litigation; for example, recent lawsuits alleging breach of fiduciary duty relating to disclosures in proxy statements for annual stockholder meetings that threaten to delay or impede the meeting at significant cost to a company unless there is a quick settlement of the matter. These cases have typically been filed in the state court where the company is located rather than the state where it is incorporated, thus requiring a court less familiar with the laws of the jurisdiction in which the company is incorporated to interpret and apply those laws and to do so under a very tight timeframe. For the reasons set forth above, we believe that Delaware courts are best suited to address such issues. Our board of directors believes that it is more prudent to take preventive measures before GPAC and most of our stockholders are harmed by the increasing practice of the plaintiffs’ bar to rush to file their own claims in their favorite jurisdictions, not after.

Such a provision requires that state courts in which such claims are asserted in contravention of the proposed amendment be willing to enforce its terms. It cannot be assured that all state courts will determine such a provision to be enforceable or will be willing to force the transfer of such proceedings to the Delaware courts. However, the Company believes that if the stockholders approve the Exclusive Forum Amendment, a court would be more likely to enforce it.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal 5. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

This proposal is not conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will still go into effect if approved. By approving this Proposal 5, the GPAC stockholders are also approving the Second Amended and Restated Certificate of Incorporation, which would reflect the amendment contemplated by this Proposal 4.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF PROPOSAL 5.

PROPOSAL NO. 6 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO CHANGE GPAC’S NAME

Our stockholders are being asked to vote upon and approve an amendment to GPAC’s amended and restated certificate of incorporation to change GPAC’s name to “Purple Innovation, Inc.”

We are required to change GPAC’s name pursuant to the terms of the Merger Agreement. We have agreed to change GPAC’s name under the Merger Agreement to reflect GPAC’s new business and operations following completion of the Business Combination and use the same name as the one with which its business is known to customers, suppliers and the industry.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this Proposal 6. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. By approving this Proposal 6, the GPAC stockholders are approving the second amended and restated certificate of incorporation of GPAC which will reflect the amendment contemplated by this Proposal 6.
As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 6.

PROPOSAL NO. 7 — APPROVAL OF AMENDMENT TO GPAC’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN PROVISIONS
RELATING TO GPAC’S STATUS AS A BLANK CHECK COMPANY

Our stockholders are being asked to approve an amendment to GPAC’s amended and restated certificate of incorporation to remove certain provisions related to GPAC’s status as a blank check company. Upon consummation of the Business Combination, we will cease to be a blank check company and the provisions in our amended and restated certificate of incorporation related to our status and obligations as a blank check company, including provisions relative to consummating a business combination prior to February 5, 2018 and provisions relative to the release and use of funds in the Trust Account, will become inapplicable by their terms and of no further force and effect. We are also proposing the removal of the provisions related to the waiver of the corporate opportunity doctrine.

The following table sets forth a summary of the material differences between our current amended and restated certificate of incorporation and the proposed certificate as amended by this Proposal 7:

Proposed Changes to Amended and Restated Certificate of Incorporation Pursuant to Proposal 7

	Current Certificate	Proposed Certificate
Purpose

Our current certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended, and that, in addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company possesses and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.

The proposed certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Provisions Specific to a Blank Check Company	Under our current certificate, Article IX sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.

The proposed certificate does not include these blank check company provisions because, upon consummation of the Business Combination, we will cease to be a blank check company. In addition, the provisions requiring that the proceeds from our initial public offering be held in a trust account until a business combination or liquidation of the Company and the terms governing the Company’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.

Corporate Opportunity

Our current certificate provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have.

The proposed certificate does not include this corporate opportunity provision because such provision is not typical for a public company.

Vote Required for Approval

The affirmative vote of holders of at a majority of the outstanding shares of our Common Stock is required to approve this Proposal 7. Broker non-votes, abstentions or the failure to vote on this proposal will have the same effect as a vote “AGAINST” this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. By approving this Proposal 7, the GPAC stockholders are approving the second amended and restated certificate of incorporation of GPAC which will reflect the amendment contemplated by this Proposal 7.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF PROPOSAL 7.

PROPOSAL NO. 8 — APPROVAL OF CERTAIN ADDITIONAL NON-SUBSTANTIVE CHANGES TO GPAC’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our stockholders are being asked to approve certain other non-substantive changes to GPAC’s amended and restated certificate of incorporation. These changes include, among other things, eliminating references only applicable to the period prior to the Company’s initial public offering, only applicable to the period prior to the consummation of the Company’s initial business combination and the corporate opportunity exclusion, as well as other consistency and related changes

Vote Required for Approval

This proposal is conditioned upon the approval of the Business Combination Proposal and each of the Certificate Proposals. If the Business Combination Proposal and the Certificate Proposals are not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 8.

PROPOSAL NO. 9 — ELECTION OF DIRECTORS TO THE BOARD

GPAC’s board of directors is currently divided into two classes, Classes I and II. If Proposal 4 is approved, our second amended and restated certificate of incorporation will eliminate the classification of our board of directors and each director will serve as a director on our board of directors until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualified. We expect to conduct our next annual meeting of stockholders during the second calendar quarter of 2018.

Our board of directors has nominated Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce,        and        to serve as directors. We anticipate that Paul Zepf, William Kerr and Jeffrey Weiss will resign from their positions as directors, effective upon the closing of the Business Combination.

For information regarding our continuing directors Pano Anthos and Gary DiCamillo, see “Information About GPAC — Management — Directors and Executive Officers.” For information regarding the additional director nominees to our board of directors, see “Information About Purple — Management — Directors and Executive Officers,” and for information regarding Sam Bernards, Terry Pearce and Tony Pearce, see “Management After the Business Combination.”

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that all of the nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting, abstentions and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

This proposal is conditioned upon the approval of the Business Combination Proposal and each of the Certificate Proposals. If the Business Combination Proposal and the Certificate Proposals are not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE PROPOSED
NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 10 — APPROVAL AND ADOPTION OF THE EQUITY INCENTIVE PLAN

Our board of directors has unanimously approved and adopted the Purple Innovation, Inc. 2017 Equity Incentive Plan (the “Equity Incentive Plan”), and our board has unanimously approved and recommended that our stockholders approve and adopt the Equity Incentive Plan.

Stockholders are being asked to approve the Equity Incentive Plan. Stockholder approval of the Equity Incentive Plan is necessary for certain purposes, including for us to take tax deductions for certain compensation resulting from awards granted thereunder qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). If our stockholders do not approve the Equity Incentive Plan, the Equity Incentive Plan will not go into effect.

The principal features of the Equity Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the complete text of the Purple Innovation, Inc. 2017 Equity Incentive Plan document, which is attached as Annex C to this proxy statement.

Highlights of the Equity Incentive Plan

We adopted the Equity Incentive Plan to enable us and our affiliated companies to: (a) recruit and retain highly qualified employees, directors and consultants; (b) offer them a greater stake in our success and a closer identity with our company; and (c) encourage ownership of our stock by such individuals.

The Equity Incentive Plan permits the grant of (i) nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”) (collectively, “Options”); (ii) restricted stock awards; (iii) restricted stock units (“RSUs”), (iv) stock appreciation rights (“SARs”), (v) other stock bonus awards, and (vi) performance compensation awards, which we refer to collectively as “Awards,” as more fully described below.

Some of the key features of the Equity Incentive Plan that reflect our commitment to effective management of incentive compensation are as follows:

No In-the-Money Options. The Equity Incentive Plan prohibits the grant of Options with an exercise or base price less than the fair market value of our Common Stock as of the date of grant.

Section 162(m) Qualification. The Equity Incentive Plan is designed to allow Awards made under the Equity Incentive Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Independent Administration. The Compensation Committee, which consists of only independent directors, will be responsible for the general administration of the Equity Incentive Plan with respect to Awards, provided however, that the Compensation Committee may delegate to one or more officers or Board members the authority to grant Awards to eligible individuals, who are neither subject to the requirements of Rule 16b-3 of the Exchange Act nor “covered employees” within the meaning of Section 162(m) of the Code.

All Awards granted under the Equity Incentive Plan are governed by separate Award Agreements between us and the participants. No Awards may be granted after the 10th anniversary of the date on which the Equity Incentive Plan was approved by the stockholders, although Awards granted before that time will remain valid in accordance with their terms.

Eligibility. Any of our employees, officers, directors, consultants (who are natural persons) are eligible to participate in the Equity Incentive Plan if selected by the Compensation Committee (the “Participants”). The basis of participation of an individual under the Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the Equity Incentive Plan, will be determined by the Compensation Committee based on its judgment as to the best interests of the Company and our stockholders, and therefore cannot be determined in advance.

Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan in connection with Awards is      million; provided, that the maximum number of shares that may be issued to non-employee directors is      million. In any calendar year, no Participant may receive any Award or any combination of Awards that relate to more than      shares or is payable in cash in an amount exceeding $5,000,000. Any shares tendered by a Participant in payment of an exercise price for an Award or the tax liability with respect to an Award, including shares withheld from any such Award, that are used or withheld to satisfy tax withholding obligations of a Participant, or which are subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise, shall not be available for future Awards hereunder. Additionally, any shares subject to an Award under the Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall again be available for Awards under the Plan.

In the event of any dividend, recapitalization, forward or reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire Common Stock or other securities of the Company, or other similar corporate transaction or event, which affects the Common Stock, or unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, the Compensation Committee may make such adjustment, which is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, to (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, (iv) the exercise price or grant price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award, and (vi) if applicable to the performance goals applicable to any such Award.

Options.

The Compensation Committee is authorized to grant Options to purchase shares of Common Stock that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Equity Incentive Plan, unless the Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Equity Incentive Plan) of the shares at the time of grant. Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Equity Incentive Plan will be ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate.

Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with us and our affiliates, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited with no further compensation due to the Participant and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a Participant’s termination of service by the Company or a Subsidiary without Cause (as such term is defined in the Plan), and (ii) one year in the event of a Participant’s termination of service due to death or disability; provided, however, that in no event shall any Option be exercisable after its stated term has expired. All of a Participant’s Options shall be forfeited immediately upon such Participant’s termination by the Company for Cause.

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the Participant for each share of Common Stock subject to a restricted stock award. The Compensation Committee may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the Compensation Committee; or (iii) any combination of the above conditions as specified in the Award Agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common

Stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, unless otherwise provided in an Award Agreement, a Participant will have the right to vote the shares underlying the restricted stock; however, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. The Compensation Committee may, in its discretion, accelerate the vesting and delivery of shares of restricted stock. Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of a restricted stock award will be forfeited.

RSUs. RSUs are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, on achievement of specific performance goals established by the Compensation Committee, after a period of continued service with us or our affiliates or any combination of the above as set forth in the applicable Award Agreement, one share of Common Stock for each such share of Common Stock covered by the RSU; provided, that the Compensation Committee may elect to pay cash, or part cash and part Common Stock in lieu of delivering only Common Stock. The Compensation Committee may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in an Award Agreement or as may be determined by the Compensation Committee, upon a Participant’s termination of service with the Company, the unvested portion of the RSUs will be forfeited.

Stock Appreciation Rights. An SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR and the date of exercise payable in shares of Common Stock. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date. Upon a Participant’s termination of service, the same general conditions applicable to Options as described above would be applicable to the SAR.

Other Stock-Based Awards. Other Stock-Based Awards may be granted by the Compensation Committee in the form and on such terms and conditions as the Compensation Committee shall determine.

Performance Goals. Performance goals may be linked to a variety of factors including the Participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to an individual Participant, the Company or the subsidiary, division, department or function in which the Participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The performance goals are limited to one or more of the following:

•         revenue;

•         sales;

•         Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•         earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

•         net income (before or after taxes, operating income or other income measures);

•         cash (cash flow, cash generation or other cash measures);

•         stock price or performance;

•         total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•         economic value added;

•         return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•         market share;

•         improvements in capital structure;

•         expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•         business expansion or consolidation (acquisitions and divestitures);

•         internal rate of return or increase in net present value;

•         working capital targets relating to inventory and/or accounts receivable;

•         inventory management;

•         service or product delivery or quality;

•         customer satisfaction;

•         employee retention;

•         safety standards;

•         productivity measures;

•         cost reduction measures; and/or

•         strategic plan development and implementation.

The Compensation Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Generally, Awards granted under the Equity Incentive Plan shall be nontransferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a stockholder with respect to shares covered by Options, SARs, restricted stock awards, or RSUs, unless and until such Awards are settled in shares of Common Stock.

No Option (or, if applicable, SARs) shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under the Equity Incentive Plan except in compliance with all applicable laws.

Our board of directors may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan and the Compensation Committee may amend any outstanding Award at any time; provided that (a) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the Equity Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted or to prevent us from being denied a tax deduction under Section 162(m) of the Code) and (b) no such amendment or termination may adversely affect Awards then outstanding without the Award holder’s permission.

In the event of a change of control (as defined in the Equity Incentive Plan) and except to the extent otherwise provided in an Award Agreement, (i) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the change in control, (ii) the restricted period with respect to any restricted awards and RSUs shall expire as of a time prior to the change in control (including without limitation a waiver of any applicable performance goals) and (iii) performance periods in effect on the date the change in control occurs shall end on such date, and the Compensation Committee shall (A) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee. To the extent practicable, any actions taken by the Compensation Committee under the immediately preceding clauses (i) through (iii) shall occur in a manner and at a time which allows affected Participants the ability to participate in the change in control transactions with respect to the shares of Common Stock subject to their Awards. The judgment of the Compensation Committee with respect to a change of control shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

New Plan Benefits

Because our Compensation Committee has discretion to grant future Awards of a design and amount determined in its discretion, (i) it is not possible at present to specify the persons to whom Awards will be granted under the Equity Incentive Plan in the future or the amounts and types of individual grants and (ii) nor would it be possible to predict what Awards would have been had the Equity Incentive Plan been in existence in the prior fiscal year. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive Awards under the Equity Incentive Plan.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principal financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the Equity Incentive Plan, options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, Performance Awards that are conditioned upon achievement of certain Performance Goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the Equity Incentive Plan will be fully deductible under all circumstances.

Federal Income Tax Consequences Relating to Awards Under the Equity Incentive Plan

The material United States federal income tax treatment of awards under the Equity Incentive Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.

Nonqualified Stock Options

There are generally no federal income tax consequences to a Participant or to the Company upon the grant of an NQSO. Upon the exercise of an NQSO, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The Participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a Participant sells shares of stock acquired through the exercise of an NQSO, the Participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

Incentive Stock Options

There are a number of requirements that must be met for an Option to be treated as an ISO. One such requirement is that Common Stock acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of exercise. Participants who receive ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs.

If the Participant does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long- or short-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the Participant disposes of the shares acquired through the exercise of an ISO, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Common Stock on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in excess of that limit will be treated as a NQSO for federal income tax purposes.

Restricted Stock

Unless a Participant makes a valid Section 83(b) election as described below, such Participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and we will not be entitled to a deduction until the stock is transferable by the Participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, we will be entitled to a deduction in the same amount. Any gain or loss recognized by the Participant upon a later disposition of the Common Stock will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A Participant may elect to recognize ordinary income at the time that a restricted stock award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to certain restrictions. This election is referred to as a Section 83(b) election. In that event, we will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the Participant upon a later disposition of the shares will be capital gain or loss. A Participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the Participant. The Participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units

If a Participant is granted an RSU, he or she will not be required to recognize any taxable income at the time of grant or at the time that the RSU vests. Upon distribution of shares or cash in respect of an RSU, the fair market value of those shares or the amount of that cash will be taxable to the Participant as ordinary income and we will receive a deduction equal to the income recognized by the Participant. The subsequent disposition of shares acquired pursuant to an RSU will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the Participant held the shares prior to selling them.

Stock Appreciation Rights

A Participant realizes no taxable income and we are not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a Participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A Participant’s tax basis in the Common Shares received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Shares received upon exercise of a SAR, the Participant will realize short-term or long-term capital gain or loss, depending upon the applicable holding period. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the Participant’s tax basis in such shares.

Stock Bonus Awards

The tax consequences of receiving stockbonus awards will generally be governed by the principles set forth in the Code. These tax consequences may vary depending upon the terms and conditions of such awards.

Interest of Certain Persons in the Equity Incentive Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the Equity Incentive Plan because they may in the future receive Awards under it. Nevertheless, our board of directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors by implementing the Equity Incentive Plan.

Equity Awards

The grant of Options and other equity or cash awards under the Equity Incentive Plan is discretionary and we cannot determine now the specific number or type of equity or cash awards to be granted in the future to any particular person or group. Any such grants of Awards will be made in the sole discretion of our Compensation Committee, in such amounts and to such persons, as our Compensation Committee deems appropriate.

Vote Required for Approval

The affirmative vote of holders of a majority of the shares of our Common Shares present in person or represented by proxy at the special meeting and entitled to vote thereon and actually cast is required to approve the Equity Incentive Plan. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal and each of the Certificate Proposals. If the Business Combination Proposal and the Certificate Proposals are not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all Common Shares acquired by our Sponsor during or after our initial public offering in favor of this proposal. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Shares (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE PURPLE INNOVATION, INC. 2017 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 11 — APPROVAL OF ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

Our stockholders are being asked to vote upon and approve, for purposes of complying with applicable NASDAQ Capital Market Listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock.

NASDAQ Listing Rule 5635(a) requires stockholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction. We currently have 15,989,770 shares of Common Stock outstanding.

Assuming Net Parent Cash of $100.0 million, we intend to issue approximately 80,991,017 shares of Class B Stock to InnoHold in the Business Combination, which will be exchangeable (along with an equal number of Class B Units) for 80,991,017 shares of Class A Stock.

Since the issuance of securities in the Business Combination will exceed 20% of our 15,989,770 currently outstanding shares of Common Stock, we are required to obtain the approval of our stockholders under NASDAQ Listing Rule 5635(a).

Vote Required for Approval

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy that are entitled to vote thereon and actually cast at the special meeting is required to approve the Share Issuance Proposal. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal and each of the Certificate Proposals. If the Business Combination Proposal and the Certificate Proposals are not approved, this proposal will have no effect.

As of the record date, our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination. Currently, our Sponsor, officers and directors collectively own approximately 24% of our issued and outstanding shares of Common Stock (excluding warrant shares).

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

PROPOSAL NO. 12 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve one or more of the proposals presented at the special meeting. In no event will our board of directors adjourn the special meeting of stockholders or consummate the Business Combination beyond the date by which it may properly do so under our amended and restated certificate of incorporation and Delaware law.

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting of stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve the Business Combination Proposal or the Incentive Plan Proposal.

Vote Required For Approval

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our Common Stock as of the record date represented in person or by proxy and entitled to vote thereon and actually cast at the special meeting of stockholders. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

The Adjournment Proposal does not require the approval of any other proposal to be effective and will only be presented at the special meeting if there are not sufficient votes to approve one or more of the other proposals.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT GPAC

We are a blank check company incorporated in May 2015 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

We have been focused on seeking and completing an initial business combination with a company that has an enterprise value of between $300 million and $1.5 billion, although potential target entities with a smaller or larger enterprise value were be considered. In seeking such an opportunity, we intended to capitalize on the ability of our combined team to identify, acquire and operate a business following the business combination.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time until we consummate a business combination.

Our management team is led by William Kerr, our Chairman, Paul Zepf, our Chief Executive Officer and a director, and Andrew Cook, our Chief Financial Officer. In addition, our combined team includes our other directors (Pano Anthos, Gary DiCamillo and Jeffrey Weiss) and advisors (David Chamberlain, Neal Goldman and Michael Johnston). For a complete discussion of our combined teams’ background and experience, please see “Management — Directors and Executive Officers.”

We believe the combined team possesses the core characteristics of an ideal team for a special purpose acquisition corporation. This combined team is a mix of what we view to be successful dealmakers or operators, with experience across multiple deal types, including complicated special situations and as senior operators across a variety of businesses and industries, having completed more than 125 transactions collectively. This combined team has built a meaningful proprietary deal sourcing network in a wide range of industries and business lines that should allow us to source deals that other investors could not. Through these endeavors, this combined team has what we believe is a long standing track record of value creation, both as investors and for investors, across the gamut of private equity or direct public and private company investing. Our network and current affiliations across the team allow us to lean heavily on an existing infrastructure of resources that assist in due diligence, underwriting and ultimately structuring an acquisition. We may also leverage our network of third party advisors as needed.

Significant Activities Since Inception

On August 4, 2015, we consummated our initial public offering of 15,525,000 units, including the full exercise of the underwriters’ over-allotment option of 2,025,000 units. Each unit consists of one share of Common Stock and one warrant to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per full share). The units were sold in our initial public offering at an offering price of $10.00 per unit, generating gross proceeds of $155,250,000 (before underwriting discounts and commissions and offering expenses). Simultaneously with the consummation of our initial public offering, we completed the private placement of 12,815,000 warrants issued to our Sponsor, generating total proceeds of $6,407,500.

A total of $155,250,000 of the net proceeds from our initial public offering (including the over-allotment) and the private placement with our Sponsor were deposited in the Trust Account established for the benefit of our public stockholders.

Our units began trading on July 30, 2015 on The NASDAQ Capital Market under the symbol “GPACU.” Commencing on August 13, 2015, the securities comprising the units began separate trading. Our units, Common Stock, and warrants are trading on The NASDAQ Capital Market under the symbols “GPACU,” “GPAC” and “GPACW,” respectively.

On August 3, 2017, the Company held a special meeting of stockholders (the “Meeting”) at which the Company’s stockholders approved the following items: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation extending the date by which the Company must consummate its initial business combination and the date for cessation of operations of the Company if the Company has not completed an initial business combination from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017) or such earlier date as determined by the Board of Directors of the Company (the “Extension Amendment Proposal”), (ii) an amendment (the “Amendment to Trust Agreement”) to the Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Continental extending the date on which to commence liquidation of the Trust Account in accordance with the Trust Agreement, as amended by the Amendment to Trust Agreement, from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017) (the “Trust Amendment Proposal”) and (iii) the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Extension Amendment Proposal and the Trust Amendment Proposal. In connection with the Meeting, stockholders holding 3,416,480 public shares exercised their right to redeem such public shares into a pro rata portion of the Trust Account. As a result, an aggregate of approximately $34.3 million was removed from the Trust Account to pay such holders.

At closing of the Business Combination, our units will separate into their component shares of our Class A Stock and warrants so that the units will no longer trade separately under “GPACU.” We intend to apply for the continued listing of our Class A Stock and warrants on The NASDAQ Capital Market under the ticker symbols “PRPL” and “PRPLW,” respectively, following consummation of the Business Combination.

Our Sponsor has agreed not to transfer, assign or sell any of its shares of Common Stock until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of Common Stock equals or exceeds $12.00 per share (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (B) the date on which GPAC completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of GPAC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Each Public Warrant issued and sold to the public in GPAC’s initial public offering entitles the holder to purchase one-half of one share of Common Stock at a price of $5.75 per half share ($11.50 per full share). No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, GPAC will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Public Warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of GPAC’s initial public offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if GPAC does not complete a business combination on or prior to February 5, 2018, the Public Warrants will expire on such date. GPAC has agreed to use its best efforts following the completion of a business combination to file a new registration statement under the Securities Act to cover the shares of Common Stock issuable upon the exercise of the Public Warrants. If GPAC is unable to deliver registered shares of Common Stock to the holder upon exercise of Public Warrants issued in connection with the 15,525,000 public units during the exercise period, there will be no net cash settlement of these Public Warrants and they will expire worthless, unless they are exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Public Warrants become exercisable, GPAC may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of GPAC’s shares of Common Stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before GPAC sends the notice of redemption to the Public Warrant holders. The holders of these Public Warrants do not have redemption rights in connection with the Business Combination.

Each Sponsor Warrant issued and sold to the Sponsor in connection with GPAC’s initial public offering entitles the Sponsor to purchase one-half of one share of Common Stock at $5.75 per half share ($11.50 per full share). The Sponsor Warrants (including the Common Stock issuable upon exercise of the Sponsor Warrants) are not transferable, assignable or salable except to permitted transferees until 30 days after the completion of the Business Combination and they are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Sponsor Warrants are held by someone other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by GPAC and exercisable by such holders on the same basis as the Public Warrants. The Sponsor Warrants can also be exercised on a cashless basis so long as they are owned by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions. If GPAC does not complete a business combination, then the proceeds from the Sponsor Warrants will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants will expire worthless. In connection with the Business Combination, the Sponsor will assign to InnoHold its 12,815,000 Sponsor Warrants to purchase 6,407,500 shares of Class A Stock.

Financial Position

With funds available for a business combination in the amount of $374,000 as of September 30, 2017 assuming no redemptions and after payment of up to approximately $4.0 million of deferred underwriting fees, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires.

We intend to pay any redemption of Common Stock, the Cash Consideration, and Business Combination transaction expenses primarily with proceeds from the Trust Account. The remainder of the consideration in the Business Combination consists of the Purple Warrants, the Equity Consideration and the rights under the Tax Receivable Agreement.

If not all of the funds released from the Trust Account are used for payment of the Cash Consideration, the Business Combination transaction expenses and redemptions of our Common Stock in connection with our Business Combination, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for maintenance or expansion of operations post-Business Combination, the payment of principal or interest due on indebtedness assumed in connection with the Business Combination, to fund the purchase of other companies or for working capital.

If the aggregate cash payments we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the Cash Consideration and transaction expenses pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, including pursuant to any additional equity or debt financing we may procure, we will not complete the Business Combination or redeem any shares, and all shares of Common Stock submitted for redemption will be returned to the holders thereof.

Selection of a Target Business and Structuring of our Initial Business Combination

The NASDAQ listing rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in connection with our initial business combination. We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Our board of directors has determined that the Business Combination satisfies the NASDAQ requirements and our target selection criteria. In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the Business Combination meets the 80% asset test. Our board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% asset test has been met.

Permitted Purchases of our Securities

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. We have adopted an insider trading policy which requires insiders to refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

In addition, at any time prior to the special meeting, the Sponsor, our directors, officers, or advisors and/or their respective affiliates may (i) purchase shares of Common Stock in previously negotiated transactions from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, (ii) execute agreements to purchase such shares from institutional and other investors in the future, and/or (iii) enter into transactions with institutional and other investors to provide such persons with incentives to acquire shares of Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions by the Sponsor, our directors, officers, or advisors and/or their respective affiliates would be to increase the likelihood of satisfaction of the requirements that (x) the holders of a majority of the public shares present and entitled to vote at the special meeting vote in favor of the Business Combination Proposal, (y) that the Company has Net Parent Cash of at least $100.0 million and/or (z) that the Company will have at least $5,000,001 in net tangible assets upon the closing of the Business Combination after taking into account holders of public shares that properly demanded redemption of their public shares into cash, when, in each case, it appears that such requirements would otherwise not be met.

In addition, if such purchases are made, the public “float” of our Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on NASDAQ or another national securities exchange.

Our Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with the Business Combination. To the extent that our Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination. Our Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors and/or their affiliates will not make purchases of Common Stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Stockholders Upon Completion of Our Initial Business Combination

We are providing our public stockholders with the opportunity to redeem all or a portion of their shares of Common Stock upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is approximately $10.04 per public share as of September 30, 2017. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor, officers and directors have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares.

Manner of Conducting Redemptions

We are providing our public stockholders with the opportunity to redeem all or a portion of their shares of Common Stock upon the completion of the initial Business Combination in connection with the special meeting of stockholders.

We will complete the Business Combination only if a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders are voted in favor of the Business Combination. Our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the Business Combination.

Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of a business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to the agreements relating to the Business Combination. For example, the proposed Business Combination requires: (i) cash to be paid to InnoHold, and (ii) the retention of cash to satisfy other conditions in accordance with the terms of the Business Combination. In the event the aggregate cash payments we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus the Cash Consideration and transaction expenses pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to us, including pursuant to any additional equity or debt financing we may procure, we will not complete the Business Combination or redeem any shares, and all shares of Common Stock submitted for redemption will be returned to the holders thereof.

See “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights” for details on how to exercise your redemption rights.

Limitation on Redemption Upon Completion of our Initial Business Combination

Our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in our initial public offering, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against the proposed Business Combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in our initial public offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in our initial public offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete the Business Combination, particularly in connection with the Business Combination, which requires as a closing condition that we have a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our Sponsor, executive officers and directors have agreed that if we do not complete our initial business combination by February 5, 2018, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $50,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by February 5, 2018.

Our Sponsor has entered into a letter agreement with us, pursuant to which it waived its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our initial business combination by February 5, 2018. However, if our Sponsor (or any of our officers, directors or affiliates) acquired public shares in or after our initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination by February 5, 2018.

Our executive officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by February 5, 2018, unless we provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of a business combination (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $ million of proceeds held outside the Trust Account (as of September 30, 2017), although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our initial public offering, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the Trust Account, Paul Zepf, our Chief Executive Officer, has agreed to be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Mr. Zepf will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that Mr. Zepf would be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes, and Mr. Zepf asserts that he is unable to satisfy its indemnification obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Zepf to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Zepf to enforce his indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment, may choose not to do so in any particular instance. Accordingly, we cannot assure you that, due to claims of creditors or otherwise, the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We seek to reduce the possibility that Mr. Zepf will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Zepf will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $374,000 of proceeds held outside the Trust Account (as of September 30, 2017) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000).

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete a business combination by February 5, 2018 may be considered a liquidation distribution under Delaware law. Delaware law provides that if a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete a business combination by February 5, 2018, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination by February 5, 2018, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of the amount of interest which may be withdrawn to pay taxes and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers and auditors) or prospective target businesses. As described above, we seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest withdrawn to pay taxes and less any per-share amounts distributed from our Trust Account to our public stockholders in the event we are unable to complete a business combination by February 5, 2018 and will not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Zepf will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the Trust Account only in the event of the redemption of our public shares if we do not complete a business combination by February 5, 2018 or if they redeem their respective shares for cash upon the completion of the Business Combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. A stockholder’s voting in connection with the Business Combination at the special meeting alone will not result in such stockholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights described elsewhere in this proxy statement.

Competition

In identifying, evaluating and selecting a target business for our business combination, we have encountered and may continue to encounter, intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses is limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Employees

We currently have two executive officers. While Mr. Zepf has devoted a substantial majority of his time to our affairs, other members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that Mr. Zepf or any other members of our management devote in any time period varies based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

Our units, Common Stock and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public auditors.

We were required to evaluate our internal control procedures for the fiscal year ending December 31, 2016 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are taking advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Management

Directors and Executive Officers

As of the date hereof, our directors and officers are as follows:

Name	Age	Title
William Kerr	75	Chairman
Paul Zepf	52	Chief Executive Officer and Director
Andrew Cook	54	Chief Financial Officer
Gary DiCamillo	66	Vice Chairman
Pano Anthos	58	Director
Jeffrey Weiss	73	Director

William Kerr has served as the chairman of our board of directors since our initial public offering. Since May 2013, Mr. Kerr has been a partner of Eaglepoint Advisors (“Eaglepoint”), a consulting firm that works primarily with middle-market retail, consumer goods, media, technology and industrial companies and their constituencies. From 1991 until January 2010, Mr. Kerr was Executive Vice President, Chief Operating Officer, Chief Executive Officer, Chairman and finally non-executive chairman of Meredith Corporation (NYSE: MDP) a diversified media company. From January 2010 through January 2013, Mr. Kerr served as Chief Executive Officer of Arbitron, Inc., a leading media and marketing services firm. He assumed this position from his role as an independent director when the company faced a managerial crisis, and led the sale of the company to Nielsen in September 2013. Mr. Kerr has served on the board of directors of each of The Interpublic Group, a marketing solutions provider, from 2006 to the present and Penton Media, an information services company, from 2006 to November 2016. Mr. Kerr has also served on the board of directors of Whirlpool Corporation, Maytag Corporation, Principal Financial Group and StorageTek. Earlier in his career, from 1973 to 1979 he was a consultant with McKinsey and from 1979 to 1991 a Vice President of The New York Times Company. Mr. Kerr holds an M.A. and M.B.A. from Harvard University; a B.A. and M.A. from Oxford University, where he was a Rhodes Scholar; and a B.A. from the University of Washington. Mr. Kerr is a member of our Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background. We anticipate that Mr. Kerr will resign from his position as director, effective upon the closing of the Business Combination.

Paul Zepf has served as our Chief Executive Officer since our inception. Since September 2017, Mr. Zepf has served as a venture partner at TowerBrook Capital Partners, L.P. From February 2014 to June 2015, Mr. Zepf had been a managing director and Head of Strategic Initiatives at Golub Capital. Prior to joining Golub Capital, from March 2005 to February 2014, Mr. Zepf was a managing principal of Corporate Partners II Ltd, a Lazard-sponsored private equity fund formed to acquire significant stakes in public and private companies. The Corporate Partners funds focused on making privately negotiated minority stake and control investments in companies in need of capital for balance sheet repair, growth capital, or consolidations/acquisitions. Following the February 2009 spin-off of Corporate Partners from Lazard, Mr. Zepf also served as managing principal of Corporate Partners Management LLC until February 2014. Prior to that, from 2001 to 2009, he was also co-head of Lazard North American Private Equity, and, from 2001 to 2005, a managing director of Lazard LLC. Mr. Zepf was a managing principal of Lazard Alternative Investments from 2005 to 2009 and of Lazard Capital Partners from 2001 to 2009. Previously, from 1998 to 2001, Mr. Zepf was a managing director of Corporate Partners I and of Centre Partners, a middle market private equity firm. He started his career in the Merchant Banking Department at Morgan Stanley & Co. in 1987. From December 2006 to May 2017, Mr. Zepf was a member of the board of directors of Ironshore Ltd, a global specialty property casualty insurance company, and since June 2015 he has provided limited consulting services to an investment management company. Mr. Zepf has also served on the board of directors of BIH Holdings and CP Financial. Mr. Zepf received a B.A. and graduated with highest honors and Phi Beta Kappa from the University of Notre Dame. Mr. Zepf is the managing member of our Sponsor. He is well-qualified to serve on our board of directors due to his extensive investing and financial background. We anticipate that Mr. Zepf will resign from his positions as director and chief executive officer, effective upon the closing of the Business Combination.

Andrew Cook has served as our Chief Financial Officer since our inception. Mr. Cook has been a director and audit committee chairman of Blue Capital Reinsurance Holdings Ltd (NYSE: BCRH) since September 2013. Since April 2015 he has also been a director and investment committee chairman of GreyCastle Life Reinsurance (SAC) Ltd. a Bermuda based entity that participates in the life reinsurance run-off space. He served as President of

Alterra Bermuda Ltd. from October 2010 to June 2013, in addition to his position as EVP — Business Development. Previously, Mr. Cook served as Chief Financial Officer of Harbor Point Ltd. from 2006 until its merger with Max Capital Corp., the combination forming Alterra Capital Holdings Ltd, in May 2010. He also served from 2006 to 2010 as deputy chairman, President and Chief Financial officer of Harbor Point Re Ltd. While at Alterra, Mr. Cook was President and Chief Executive Officer of its New Point Limited reinsurance sidecar vehicles. From 2001 to 2006, Mr. Cook was the founding Chief Financial Officer of Axis Capital Holdings Ltd. Prior to that, he served as founding Senior Vice President and Chief Financial Officer of LaSalle Re Holdings, Ltd. Mr. Cook qualified as a Canadian Chartered Professional Accountant in 1986. Mr. Cook holds a BA from the University of Western Ontario. Mr. Cook is a member of our Sponsor. We anticipate that Mr. Cook will resign from his position as chief financial officer, effective upon the closing of the Business Combination.

Gary T. DiCamillo has served as our vice chairman of our board of directors since our initial public offering. Since June 2017, he has served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading lifestyle and utility trailer brands. Mr. DiCamillo has since January, 2010 been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from May 2010 until the present, where he has chaired the compensation committee since May 2015; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, since March 2011 and a board member of Select Staffing Corp., a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston, Spoleto Festival USA and Spoleto Festival, USA an previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. Mr. DiCamillo is a member of our Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background. Mr. DiCamillo is a nominee for election as a director at the special meeting.

Pano Anthos has served as one of our directors since our initial public offering. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for over its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds an MIA from Columbia University, was an International Fellow and holds a BA from the University of Delaware. Mr. Anthos is a member of our Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational and management background. Mr. Anthos is a nominee for election as a director at the special meeting.

Jeffrey Weiss has served as one of our directors since our initial public offering. Mr. Weiss has been an investment banker and corporate executive at public and private companies for more than 30 years. Since May 2016, he has served as chairman of WFG Holdings, LLC, a consumer finance company. For 24 years, through June 2014, he was the founder, Chairman and Chief Executive Officer of DFC Global, an international financial services company with over $1.3 billion in revenues. In 1990, as a managing director in Bear Stearns’ merchant banking group, Mr. Weiss formed the predecessor to DFC to rollup US retail check cashing businesses. Mr. Weiss led the buyout of DFC in June 2014. In 1998, Mr. Weiss led the sale of DFC to Leonard Green Partners. DFC became a global provider of retail and internet financial services to the under-banked market, with revenues of more than $1.3 billion when sold to Lone Star Partners in June 2014. Mr. Weiss has also worked as a senior executive in industries ranging from publishing, air handling equipment, the foundry industry as well as financial services, in addition to having been the founding editor of Country Living magazine, an editor at Encyclopedia Britannica and Psychology Today magazine. Mr. Weiss graduated with a BA from Clark University and received a MS from the University of Chicago. Mr. Weiss is a member of our Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background. We anticipate that Mr. Weiss will resign from his position as director, effective upon the closing of the Business Combination.

Advisors

Our advisors (i) have assisted us in sourcing potential business combination targets and (ii) have provided their business insights when we assess potential business combination targets. In this regard, they fulfill some of the same functions as our board members. However, our advisors do not perform board or committee functions, nor do they have any voting or decision-making authority on our behalf. They also are not subject to the fiduciary requirements to which our board members are subject.

Our advisors, who are also members of our Sponsor, are as follows:

David Chamberlain has served as a member of our Sponsor and one of our advisors since our initial public offering. Mr. Chamberlain has been managing partner of Eaglepoint since 2009. He has over 15 years of Chief Executive Officer experience, having led three then-or-currently NYSE-listed companies: Stride Rite Corporation, a footwear manufacturer, from 1999 to 2007, Genesco, Inc. (NYSE:GCO) a specialty footwear retailer, from 1994 to 1999 and Shaklee Corporation, a distributor of health, wellness, cosmetic and nutritional products, from 1983 to 1993. During his career, he assisted in buying and integrating businesses, selling underperforming operations, as well as repositioning and rebuilding nationally recognized brands. Prior to this, Mr. Chamberlain held senior management positions at Nabisco Brands and Quaker Oats, where he ran numerous brands and divisions in the United States and Canada, and has served on the board of directors of Eddie Bauer, Wild Oats, Papyrus and Mrs. Fields.

Neal Goldman has served as a member of our Sponsor and one of our advisors since our initial public offering. Since January 2012, Mr. Goldman has been a partner of Eaglepoint. Mr. Goldman has over 25 years of senior management experience, at the intersection of legal and business, having managed legal, regulatory and corporate business functions. He has crafted and negotiated restructuring arrangements and enhanced stockholder value through the sale of underperforming assets which included the sale and licensing of intellectual property. From June 2010 to April 2012, Mr. Goldman was the chief legal and regulatory officer of Skype and assisted in the sale of Skype to Microsoft Corporation in 2011. From April 2007 to May 2010 he was the executive vice president and chief legal and administrative officer of 3Com and played a role in the sale of 3Com Corporation to Hewlett-Packard Company in 2010. From 2001 to 2003 he was the executive vice president and chief legal and administrative officer of Polaroid Corporation and played a lead role in its sale to a private equity firm. In addition to his role at Eaglepoint, Mr. Goldman is also a limited partner in CommonAngels Ventures. He served on the board of directors of Nets, Inc. and US Robotics. Mr. Goldman is admitted to practice law in the Commonwealth of Massachusetts, before the Federal District of Massachusetts and before the US Supreme Court.

Michael Johnston has served as a member of our Sponsor and one of our advisors since our initial public offering. Since June 2012, Mr. Johnston has been a partner of Eaglepoint. Mr. Johnston brings over 30 years of experience in the global industrial sector, ranging from aerospace and automotive engineering to appliance manufacturing. As CEO of Visteon Corporation (NYSE:VS) a global automotive parts supply company, from 2000 to 2008, Michael led restructuring activities to exit uncompetitive product lines and manufacturing operations.

Under his leadership, the company expanded internationally in Asia, South America and Europe. From 1999 to 2000, Mr. Johnston served as Corporate President of e-Business of Johnson Controls, Inc., (NYSE: JCI) a global diversified technology company, where he was responsible for introducing, launching and growing new, world-wide e-based businesses. Prior to that, from 1989 to 1999 he was President of their automotive business for North America and Asia Pacific. Mr. Johnston currently serves on the boards of several international corporations, including Whirlpool Corporation (NYSE: WHR), where since 2003 he has served as presiding director, chairman of its governance committee and a member of its audit committee, Dover Corp. (NYSE: DOV), a diversified global manufacturer, since February, 2013 as a member of its compensation and governance committees, and Armstrong World Industries (NYSE: AWI), a manufacturer of floors and ceilings, since 2010 as a member of its compensation committee.

We do not expect any of these advisors to continue as advisors of GPAC following consummation of the Business Combination.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of all of our current directors will expire at our special meeting of stockholders upon approval of Proposal No. 4.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

We currently have the following standing committees: the Audit Committee and the Compensation Committee. Each of the standing committees of the board of directors is composed entirely of independent directors.

During the fiscal year ended December 31, 2016:

•         our board of directors held five meetings on matters separate from the proposed business combination with Sequel;

•         our board of directors also held several meetings in connection with the proposed business combination with Sequel;

•         four meetings of the Audit Committee were held; and

•         no meeting of the Compensation Committee was held.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the board of directors and the respective committees of which he is a member held during the period such incumbent director was a director during fiscal year ended December 31, 2016.

We encourage all of our directors to attend our annual meetings of stockholders.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, 1 Rockefeller Plaza, 11th Floor, New York, New York 10020.

Messrs. DiCamillo, Kerr and Weiss serve as members of our Audit Committee. Mr. DiCamillo serves as chairman of the Audit Committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Each of Messrs. DiCamillo, Kerr and Weiss are independent.

Each member of the Audit Committee is financially literate and our board of directors has determined that Mr. DiCamillo qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including:

•         the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•         pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•         reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•         setting clear hiring policies for employees or former employees of the independent auditors;

•         setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•         obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•         reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•         reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our Compensation Committee are Messrs. Weiss and Kerr. Mr. Weiss serves as Chairman of the Compensation Committee. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         producing a report on executive compensation to be included in our annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

A copy of the Compensation Committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, 1 Rockefeller Plaza, 11th Floor, New York, New York 10020.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee following consummation of the Business Combination. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Kerr, DiCamillo, Anthos and Weiss. Our board of directors has determined that under Rule 5605(e)(1)(A) of the NASDAQ rules, Messrs. Kerr, DiCamillo, Anthos and Weiss are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Our board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2016 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics, our Audit Committee charter and our Compensation Committee charter as exhibits to our registration statement in connection with our initial public offering. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us.

Executive Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered to us.

There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) of Regulation S-K (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors.

Commencing on July 30, 2015 through the earlier of consummation of our initial business combination and our liquidation, we have paid (or accrued amounts payable to) our Sponsor a total of $10,000 per month for office space, utilities and administrative services. Our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates.

On January 12, 2017, we executed a promissory note in an aggregate principal amount of up to $1.2 million (the “Initial Sponsor Note”) with an interest rate of 7.5% per annum, computed on the basis of a 360-day year in favor of the Sponsor to cover certain Business Combination fees and expenses. The Initial Sponsor Note can be drawn down in any amount upon five business days’ notice to the Sponsor. On January 12, 2017, we drew $600,000 and on January 24, 2017, we drew the remaining $600,000 under the Initial Sponsor Note. Under the Initial Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Initial Sponsor Note and accrued interest was repaid in September 2017.

On November 1, 2017, we executed the Second Sponsor Note to cover certain Business Combination fees and expenses. The Second Sponsor Note does not bear interest and can be drawn down in any amount upon five business days’ notice to the Sponsor. On November 2, 2017, we drew $600,000 under the Second Sponsor Note. Under the Second Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Sponsor is also entitled to receive a capital commitment fee in the amount of $50,000 in consideration of its agreement to commit to make the loan to GPAC. The Second Sponsor Note is repayable in full upon the earliest to occur of: (i) the consummation of the Business Combination, (ii) February 28, 2018 and (iii) the date that the winding up of GPAC is effective.

Fees and Services

Principal Accountant Fees and Services.

The following is a summary of fees paid or to be paid to our independent auditors WithumSmith+Brown, PC, or Withum, for services rendered.

Audit Fees.  Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Withum in connection with regulatory filings. The aggregate fees of Withum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the fiscal year ended December 31, 2016 and the period from May 19, 2015 (date of inception) to December 31, 2015 totaled approximately $47,000 and $37,500, respectively. The aggregate fees of Withum related to 2016 audit services in connection with the review of our proxy statements totaled approximately $16,500. The aggregate fees of Withum related to audit services in connection with our 2015 initial public offering totaled approximately $37,500. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the fiscal year ended December 31, 2016 and the period from May 19, 2015 (date of inception) to December 31, 2015, we did not pay Withum any audit-related fees.

Tax Fees.  Fees charged by Withum for tax return services, planning and tax advice for the fiscal year ended December 31, 2016 and the period from May 19, 2015 (date of inception) to December 31, 2015, respectively, were approximately $2,500 and $2,500.

All Other Fees.  We did not pay Withum for any other services for the year ended December 31, 2016 and 2015.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

GPAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of GPAC included elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this “GPAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Global Partner Acquisition Corp.

Overview

Organization and General

GPAC was incorporated in Delaware on May 19, 2015. GPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GPAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the JOBS Act.

At June 30, 2017, GPAC had not commenced any operations. All activity for the period from May 19, 2015 (inception) through June 30, 2017 relates to GPAC’s formation and the initial public offering described below and subsequent to our initial public offering, locating and completing a suitable business combination. GPAC has not and will not generate any operating revenues until after completion of a business combination, at the earliest.

We intend to effectuate our initial business combination using the remaining cash from the proceeds of our initial public offering that closed on August 4, 2015 and the sale of warrants to our Sponsor in a private placement that occurred simultaneously with the completion of our initial public offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•         may significantly dilute the equity interest of our stockholders;

•         may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded to our Common Stock;

•         could cause a change of control if a substantial number of shares of our Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•         may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•         may result in a decrease in the prevailing market prices for our Common Stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•         a decrease in the prevailing market prices for our Common Stock and/or warrants;

•         default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•         our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•         our inability to pay dividends on our Common Stock;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Common Stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

On January 11, 2017, GPAC entered into an Agreement and Plan of Merger (the “Sequel Merger Agreement”), by and among the Company, Sequel Acquisition, LLC (the “Merger Sub”), a wholly-owned subsidiary of the Company, Sequel Youth and Family Services, LLC (“Sequel”) and other parties named thereto. Pursuant to the Sequel Merger Agreement, the Company agreed to acquire the Sequel business through an equity purchase and a merger of Merger Sub with and into Sequel, with Sequel being the survivor in the merger. On May 19, 2017, GPAC received notice from Sequel that Sequel terminated the Sequel Merger Agreement. Sequel’s termination was as a result of the transactions contemplated by the Sequel Merger Agreement not being completed on or prior to May 15, 2017 as required.

Subsequent to June 30, 2017 on August 3, 2017, GPAC’s stockholders agreed to amend GPAC’s amended and restated certificate of incorporation pursuant to an “Extension Amendment,” to extend the date by which the Company must (i) consummate an initial business combination, (ii) cease its operations if it fails to complete such initial business combination, and (iii) redeem or repurchase 100% of GPAC’s Common Stock included as part of the units sold in GPAC’s initial public offering that was consummated on August 4, 2015 from August 4, 2017 to November 6, 2017 (or February 5, 2018 if GPAC has executed a definitive agreement for an initial business combination by November 6, 2017) or such earlier date as determined by the Board. Under the Extension Amendment, public stockholders will have the right to redeem their pro rata portion of the funds in the Trust Account.

As extended subsequent to June 30, 2017 on August 3, 2017, GPAC will only have until November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017) to complete initial business combination. However, there can be no assurances that GPAC will complete an initial business combination. See “Risk Factors” in GPAC’s Annual Report on Form 10-K filed on March 14, 2017 and Part II Other Information, Item 1A Risk Factors.

As indicated in the accompanying financial statements, at June 30, 2017, GPAC had approximately $188,000 in cash. We expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete our initial business combination will be successful.

The Trust Account

The funds in the Trust Account may be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of a business combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds of our initial public offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses.

Our amended and restated certificate of incorporation, as amended, provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of a business combination; or (ii) the redemption of 100% of the shares of Common Stock included in the units sold in our initial public offering if GPAC is unable to complete a business combination by February 5, 2018 (subject to the requirements of law).

Business Combination

Our management has broad discretion with respect to the specific application of the net proceeds of our initial public offering, although substantially all of the net proceeds of our initial public offering are intended to be generally applied toward consummating a business combination.

Results of Operations

For the period from May 19, 2015 (inception) through June 30, 2017 our activities consisted of formation and preparation for the Public Offering and, subsequent to the Public Offering, locating and completing a suitable Business Combination. As such, we had no operations or significant operating expenses in 2015 until August 2015.

Our operating costs for the three months ended June 30, 2017 and 2016 were approximately $246,000 and $121,000, respectively, and are largely associated with our governance and public reporting, insurance, as well as state franchise taxes of approximately $25,000 and $25,000, respectively, and charges of $10,000 per month from our Sponsor for administrative services as well as, in the three and six months ended June 30, 2017, approximately $120,000 of costs associated with the proposed initial business combination with Sequel which was terminated in May 2017. Our operating costs for the six months ended June 30, 2017 and 2016 were approximately $560,000 and $259,000, respectively, and are largely associated with our governance and public reporting, insurance, as well as state franchise taxes of approximately $50,000 and $50,000, respectively, and charges of $10,000 per month from our Sponsor for administrative services as well as, in the six months ended June 30, 2017, approximately $260,000 of costs associated with a potential business combination that was terminated in May 2017. Interest income earned on our U.S. government treasury bills totaled approximately $261,000 and $440,000 during the three and six months ended June 30, 2017, respectively, and approximately $65,000 and $165,000 during the three and six months ended June 30, 2016. The increase in interest income in the three and six months ended June 30, 2017 results from the higher yields on U.S. government treasury bills compared to the three and six months ended June 30, 2016.

The provision for income taxes for the three and six months ended June 30, 2017 reflects the federal income taxes on income from the Trust, net of expenses which are currently deductible.

Liquidity and Capital Resources

On August 4, 2015, we consummated our initial public offering of an aggregate of 15,525,000 units (including the full exercise of the underwriters’ over-allotment option) at a price of $10.00 per unit generating gross proceeds of approximately $155,250,000 before underwriting discounts and expenses. Simultaneously with the consummation of our initial public offering, we consummated the private placement of 12,815,000 Sponsor Warrants, each exercisable to purchase one-half of one share of our Common Stock at $5.75 per half share ($11.50 per whole share), to the Sponsor, at a price of $0.50 per Sponsor Warrant, generating gross proceeds, before expenses, of approximately $6,408,000. We received net proceeds from our initial public offering and the sale of the Sponsor Warrants of approximately $156,550,000, net of the non-deferred portion of the underwriting commissions of $4.0 million and offering costs and other expenses of approximately $450,000. $155,250,000 of the proceeds from our initial public offering and the concurrent private placement were deposited into the Trust Account and are not available to us for operations (other than amounts identified for working capital and payment of taxes). As of September 30, 2017, approximately $121.7 million remained in the Trust Account.

Until the consummation of our initial public offering, our only sources of liquidity were the initial purchase of shares of Common Stock for $25,000 by our Sponsor, and a total of $225,000 loaned by our Sponsor against the issuance of an unsecured promissory note. These loans were non-interest bearing and were paid in full on August 4, 2015 in connection with the closing of our initial public offering.

During the six months ended June 30, 2017, we used approximately $1,249,000 of cash in operations, including approximately $70,000 transferred from the Trust Account to pay taxes. At June 30, 2017, we had approximately $188,000 of cash available outside of the Trust Account to fund our activities to search for an initial business combination.

On January 12, 2017, we executed a promissory note in an aggregate principal amount of up to $1.2 million (the “Initial Sponsor Note”) with an interest rate of 7.5% per annum, computed on the basis of a 360-day year in favor of the Sponsor to cover certain Business Combination fees and expenses. The Initial Sponsor Note can be drawn down in any amount upon five business days’ notice to the Sponsor. On January 12, 2017, we drew $600,000 and on January 24, 2017, we drew the remaining $600,000 under the Initial Sponsor Note. Under the Initial Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Initial Sponsor Note and accrued interest was repaid in September 2017.

Subsequent to June 30, 2017, on August 3, 2017, GPAC’s stockholders approved an amendment to GPAC’s amended and restated certificate of incorporation to extend the date on which GPAC must liquidate the Trust Account if it has not completed an initial business combination, from August 4, 2017 to November 6, 2017 (or February 5, 2018 if GPAC has executed a definitive agreement for an initial business combination by November 6, 2017), and to permit the withdrawal of funds from the Trust Account to pay stockholders who properly exercise their redemption rights in connection with such amendment. Stockholders representing 3,416,480 shares elected to redeem their shares for a pro rata share of the amount in the Trust Account. As a result, approximately $34,269,000 was removed from the Trust Account in connection with such redemptions at a redemption value of approximately $10.03 per share. The redemptions are reflected in the pro forma balance sheet since the stockholder approval and related redemptions are directly related to the Business Combination. After payment of redemptions, the remaining amount in the Trust Account was approximately $121,563,000. Subsequent to June 30, 2017 and prior to the redemptions on August 3, 2017, we withdrew approximately $58,000 from the Trust Account to pay taxes.

Subsequent to June 30, 2017, on September 1, 2017, we received a $2.5 million fee for releasing a party from a non-circumvention agreement relating to our proposed initial business combination with Sequel. Following receipt of this fee, we repaid liabilities we accrued in connection with such business combination, including repayment of the Initial Sponsor Note.

On November 1, 2017, we executed the Second Sponsor Note to cover certain Business Combination fees and expenses. The Second Sponsor Note does not bear interest and can be drawn down in any amount upon five business days’ notice to the Sponsor. On November 2, 2017, we drew $600,000 under the Second Sponsor Note. Under the Second Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Sponsor is also entitled to receive a capital commitment fee in the amount of $50,000 in consideration of its agreement to commit to make the loan to GPAC. The Second Sponsor Note is repayable in full upon the earliest to occur of: (i) the consummation of the Business Combination, (ii) February 28, 2018 and (iii) the date that the winding up of GPAC is effective.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual obligations

At June 30, 2017, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. In connection with our initial public offering, in July 2015 we entered into an Administrative Services Agreement with our Sponsor, pursuant to which we pay a total of $10,000 per month for office space, utilities and administrative support. At June 30, 2017, the condensed balance sheet includes $50,000 of fees accrued but not paid under the Administrative Services Agreement. Upon completion of the Business Combination or our liquidation, we will cease paying these monthly fees.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as its critical accounting policies:

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of Common Stock outstanding during the period, plus to the extent dilutive the incremental number of shares of Common Stock to settle warrants, as calculated using the treasury stock method. At June 30, 2017 and 2106, we had outstanding warrants to purchase 14,170,000 shares of Common Stock. For all periods presented, the weighted average of these shares was excluded from the calculation of diluted loss per share of Common Stock because their inclusion would have been anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying unaudited condensed balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2017 and December 31, 2016 the Company has a deferred tax asset of approximately $350,000 and $225,000, respectively, related to net operating loss carryforwards (which begin to expire in 2035) and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

Redeemable Common Stock

All of the shares of Common Stock sold as part of the units in our initial public offering contain a redemption feature which allows for the redemption of such Common Stock under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its shares of Common Stock sold in its initial public offering in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001 upon the closing of a business combination.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Common Stock are affected by charges against additional paid-in capital.

Accordingly, at June 30, 2017 and December 31, 2016, 14,364,041 and 14,428,805, respectively, of the 15,525,000 shares of Common Stock sold in its initial public offering were classified outside of permanent equity at their redemption value of $10.00 per share.

Subsequent to June 30, 2017 on August 3, 2017 in connection with stockholder approval of the Extension Amendment, stockholders representing 3,416,480 shares elected to redeem their shares.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We were incorporated in Delaware on May 19, 2015 for the purpose of effecting a business combination. As of June 30, 2017, we had not commenced any operations or generated any revenues. All activity through June 30, 2017 relates to our formation and our initial public offering and subsequent to that, locating and completing a suitable business combination. Subsequent to our initial public offering, $155,250,000 of the net proceeds of our initial public offering and the private placement that closed on August 4, 2015 were deposited into a Trust Account that invests solely in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U. S. government obligations. At June 30, 2017, the Trust Account is invested primarily in U.S. government treasury bills. Therefore, we do not believe there is currently a material interest rate risk.

INFORMATION ABOUT PURPLE

Unless otherwise stated, references in this section to “Purple,” “our” or “we” generally refer to Purple Innovation, LLC.

Purple’s Business

Business Overview

We are a leading comfort technology company with a vision to improve how people sleep, sit and stand. We offer a range of mattress, bedding and cushioning products. Our products are the result of over 20 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our Hyper-Elastic Polymer® technology underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We primarily sell through a direct-to-consumer (“DTC”) distribution model, which has enabled us to rapidly grow our sales and brand.

The foundation of our business is core competencies in design, development and manufacturing, with decades of accumulated knowledge that enables us to create all aspects of our innovative products, including the fundamental comfort technologies as well as the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format Hyper-Elastic Polymer® molding (required to make our mattresses), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create a distinct advantage over our competitors who rely on commoditized technologies and outsourced manufacturing.

We have not only developed transformative products and technologies, but also a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that has generated digital marketing content that enables efficient customer acquisition and builds brand affinity. To date, our videos have been seen more than 775 million times across Facebook and YouTube alone and we have over 550,000 fans and subscribers across our social media. Our digital marketing strategy enables us to market our full product suite to customers and drive frequent interactions online.

Currently, we focus primarily on a DTC e-commerce distribution model and participate in the growing DTC macro trend that is transforming the bedding industry, which, according to combined estimates by the International Sleep Products Association (ISPA) and published Wall Street research, is an $22.4 billion industry, reflecting 2016 U.S. mattress and foundation revenues of traditional manufacturers and total revenues of DTC players as well as revenue from sheets and mattress protectors, pillows and mattress pads. The U.S. mattress industry is primarily comprised of traditional vendors that rely on retail distribution models. The DTC model has rapidly grown within the overall mattress industry, increasing from 2% to an estimate of 7% of total sales from 2015 to 2017 (2017 industry sales as estimated by ISPA and published Wall Street research). We have been gaining market share within the DTC market, growing from 2% to an estimate of 15% of total DTC market sales from 2015 to 2017 (2017 industry sales as estimated by ISPA and published Wall Street research). During the first half of 2017, DTC accounted for 97% of our revenue while retail accounted for 3% of revenue.

In addition to our DTC channel progress, we have developed multiple retail relationships with established vendors such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service and Samsclub.com. Other than Samsclub.com, these retail relationships currently only sell our seat cushions, but we intend to expand our product lines through these relationships as we increase manufacturing capacity. We recently entered into a Memorandum of Understanding with Mattress Firm whereby we will conduct a test of our brand and products at 40+ strategic Mattress Firm stores. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive Purple’s growth in comfort products.

Industry Opportunity

Our portfolio of product offerings spans multiple large and growing markets. Our current offerings improve how people spend much of their day whether they are sleeping or sitting and our addressable market is comprised of these categories.

Sleep

The sleep category encompasses a variety of products including mattresses, foundations, sheets, mattress protectors and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992. While latex, water and air mattresses also emerged during the latter part of the 20th century, these technologies struggled to gain mass adoption. Our Hyper-Elastic Polymer® technology represents a meaningful innovation in the mattress industry and we believe is positioned to gain significant consideration and adoption.

The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. According to ISPA estimates and published Wall Street research, U.S. mattress and foundation sales by traditional manufacturers, combined with total revenues of DTC players, was nearly $18 billion during 2016. While this figure represents the largest sub-market within the bedding industry, sales of other sleep-related offerings accounted for over $4.8 billion during the same period, according to ISPA and Home and Textiles Today (HTT).

Source: ISPA, Published Wall Street research, Home and Textiles Today (HTT). “Mattresses” includes sales of mattresses and foundations by traditional manufacturers and total revenues of DTC players

The $18 billion U.S. mattress industry is predominantly comprised of vendors that rely on retail distribution as well as a growing number of DTC vendors. The traditional market, led by Tempur-Sealy and Simmons, comprises the vast majority of the market. Significant consolidation has occurred within this market with the mergers of Serta and Simmons brands in 2009 and Tempur-Pedic’s acquisition of Sealy in 2013. As of 2016, the Tempur-Sealy and Simmons brands maintained 36% and 37% shares of the overall mattress market, respectively, based on estimates of combined wholesale and retail sales derived from SEC filings and estimates from published Wall Street research. The traditional mattress market expanded at a 6% CAGR from 2013 to 2016, based on sales estimated by ISPA.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC vendors are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC vendors typically use foam cushioning parts that are assembled into a mattress and compressed into a box for distribution. According to published Wall Street research, the DTC market now has over 100 vendors and market share is highly fragmented.

The DTC market has been gaining market share over the past several years and has been a key driver of growth of the overall mattress industry. DTC vendors accounted for 2% of the overall mattress market in 2015 and are projected to account for 7% of the market in 2017, according to published Wall Street research. The DTC market has expanded at a 215% CAGR from 2013 to 2016, significantly outpacing traditional mattress growth, according to published Wall Street research and ISPA estimates.

Within the DTC market, we have been gaining market share and are helping to drive the overall growth of this market. We believe that our DTC market share will expand from 2% in 2015 to 15% in 2017 (2017 estimates according to market share estimates in published Wall Street research and the Company’s historical financial results).

Derived from published Wall Street research, Home Furnishings industry report estimates, as well as information available from market participants’ websites.

Sit

Our sit category consists of seating cushions that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through partnerships to embed our technology.

Stand

We do not currently sell standing products, but our growth plan includes developing and selling products in the foreseeable future.

Operating Strengths

•             Multi-category portfolio of differentiated products that improve how people sleep and sit — We design and manufacture a range of comfort technology products, including mattresses, pillows and cushions using our patented Hyper-Elastic Polymer® technology designed to improve comfort. We also offer sheets, mattress protectors, foundations and other proprietary products that are designed to improve the function and comfort of our mattresses. Our extensive product portfolio provides multiple entry points for customers to first experience our products and to continue to engage with our brand over time.

•             History of innovation that produced new comfort technology — Our founding team has a twenty-four-year history of developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in the 1990s. The unique properties of the Hyper-Elastic Polymer® material provide support and cushioning to accommodate the varying needs of each region of the body. The result is a mattress that provides pressure relief and firm support. Further, the material is temperature neutral, contributing to optimal rest conditions. The Hyper-Elastic Polymer® technology has numerous applications beyond mattress products including seat cushions and pillows. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the sleep and sit categories.

•             Proprietary technologies and manufacturing expertise provide a significant competitive advantage — The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use 76 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. These capabilities are essential to produce our products efficiently and at scale.

•             Memorable brand and excellent marketing capabilities — We have developed a brand that resonates with consumers. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including videos that have been seen more than 775 million times across Facebook and YouTube. Over 550,000 fans and subscribers across our social media channels. Our brand transcends simple awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy.

•             Vertical integration enables nimble design, development and execution — We design and develop our cushioning products in-house and we have extensive research and development capabilities led by a team of engineers, designers and marketing specialists. The ability to develop and test products in this manner enables us to not only rapidly prototype and deploy new ideas, but also to design and develop manufacturing equipment and processes. Accordingly, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

•             Direct-to-consumer distribution model changing a mature market — We are a leader in the DTC category of the bedding market and are helping to drive its accelerated growth compared to the traditional retail industry. According to published Wall Street research and ISPA, the DTC market achieved a 215% CAGR from 2013 to 2016 as compared to the broader mattress industry, which expanded at a 6% CAGR during the same period. The DTC market expanded its market share as a percent of the overall industry from 0.2% in 2013 to 4.5% in 2016, based on estimates from published Wall Street research and ISPA.

Importantly, we are gaining market share within the DTC market and are outpacing most other DTC competitors. Our DTC market share is expected to increase from 2% in 2015 to 15% in 2017 (based on Purple’s estimated 2017 sales and 2017 industry estimates from published Wall Street research) compared to others including Casper, Saatva and Tuft & Needle, which, according to published Wall Street research estimates of 2017 sales, have all lost market share during the same period. Our accelerated rate of growth is even more dramatic when comparing to the growth rates of our competitors during the first two years of their operations since their respective launches. While we have achieved this level of growth via our DTC strategy, we also have traction with retail distributors and are currently expanding to provide customers with additional opportunities to experience and acquire our products.

•             Rare combination of hyper-growth, scale and profitability — Our business model and compelling offerings resonate with consumers, driving financial performance. We achieved net revenue of approximately $78 million as of June 30, 2017 and experienced 276% period-over-period net revenue growth during the first half of 2017. We were profitable in the first half of 2017. We believe we will realize margin efficiency gains and increase profitability as the business continues to scale.

Growth Opportunities

•             Further direct-to-consumer growth and penetration — We are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capacities to continue to attract new customers via our DTC channel. According to published Wall Street research and ISPA estimates, the DTC market of the mattress industry accounted for 2% of total 2015 sales and is projected to reach 7% in 2017. Continued successful execution within the DTC channel represents a significant growth opportunity.

•             Expanded multi-channel distribution and retail relationships — Expanding retail distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning markets. We are in discussions with multiple new potential partners to expand our retail distribution capabilities. We have an arrangement with Mattress Firm to sell our products in 40+ test locations with the potential to expand nationwide into approximately 3,500 stores. In addition to the Mattress Firm and other potential new opportunities, we have existing arrangements with retailers such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service and Samsclub.com and could explore expanding the range of products we sell through these retailers, as currently we predominantly sell seat cushions.

•             Existing product innovation — We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales.

•             New product launches across sleep, sit and stand — We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings.

•             International expansion — We believe there is a substantial opportunity for international expansion. While we expect to face unique challenges as we expand into various foreign markets, we have begun to replicate our distribution model in Canada and we plan to do so in other foreign markets as well. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Our Products

Our current product portfolio is as follows:

•             Mattress — The roots of The Purple® Bed began in 1998 with the founders recognizing the unique challenges of large format Hyper-Elastic Polymer® molding required to efficiently produce up to a king-size bed. After 17 years of development, which includes several years of owning and operating a specialty mattress chain and dealing directly with customers, our founders and their team developed machines and specialized processes that could produce up to a king-size bed at a price for the mass market. Our Hyper-Elastic Polymer® material is manufactured with non-toxic, food-contact-grade ingredients that third-party testing has shown are free from carcinogenic chemicals. We back up the quality and durability of our mattress with a 100-night comfort guarantee and a 10-year warranty.

Our mattress simultaneously provides support and cushioning, leveraging our unique Hyper-Elastic Polymer® material with collapsible columns. The result is a bed that relaxes under pressure while providing firm support. Competing mattresses are typically uniform in the level of firmness throughout the mattress and are varying degrees of soft or firm. This tradeoff is problematic as regions of the body such as the head, feet, hips and shoulders require different levels of support. Our mattresses are also temperature neutral, which is an advantage as temperature regulation is a key component of achieving optimal sleeping conditions. Competing mattresses that rely on memory foam often become uncomfortably warm and lose support as the material reaches body temperature.

•             Seat Cushions — Our founders invented their first version of a seat cushion nearly two decades ago to solve the extreme use case of people in wheelchairs suffering from compression sores (decubitus ulcers). These exacting requirements, coupled with the unique demands of the medical equipment marketplace, such as lighter weight, safety, incontinence protection, sterility, non-toxicity and durability, became foundational to our unique product differentiation. The evolution of our portfolio of seat cushions has resulted from seven years of in-house manufacturing experience including development of proprietary machines and trade secrets. The cushions utilize Hyper-Elastic Polymer® material in our Smart Comfort Grid™ design to provide a comfortable seating experience and are designed to maximize airflow and maintain the neutral temperature of the seat. The Smart Comfort Grid™ allows our seat cushions to relax under pressure, providing pressure-releasing comfort. Our seat cushions include nine consumer models plus variants for the medical industry.

•             Pillows — We believe our pillow is a category creator, with no other product in the market like it in appearance, design or comfort. The pillow also utilizes the Hyper-Elastic Polymer® material in a head-specific triangular Smart Comfort Grid™ to protect against breaking down or losing shape. The pillow is designed to relax under pressure without losing support. We back up the quality and durability of our pillows with a 100-night comfort guarantee.

•             Sheets — Our sheets and pillow cases are designed to maximize the functionality of the Hyper-Elastic Polymer® material in our mattresses and pillows. They are bamboo-based Viscose, stretchy and breathable. Recognizing that conventional sheets are often too taut to allow a mattress to correctly conform and adapt, we developed our own technology to enable customers to experience the full performance potential of our mattress (or any other mattress).

•             Mattress Protector — Like our sheets, our mattress protector is designed to optimize the functionality of the Hyper-Elastic Polymer® material in our mattress. Our mattress protector is stretchy, breathable, protective against liquids and stain resistant.

•             Platform Base — Our platform base is designed for standard beds without box springs and fits all current Purple® bed sizes. Constructed from lightweight steel, our Purple™ platform is more hygienic compared to box-spring foundations and also does not squeak with motion. The platform also provides optimal support and prevents the mattress from sagging. We have strength-tested this platform at 4,800 pounds (uniform load).

•             Adjustable Foundation — Our Purple™ PowerBase complements our mattresses by adding electrically powered functions, such as adjustable positions, massagers with five different settings, under bed lighting and an app for smartphone control.

We have plans to expand our comfort technology products to include new sleeping, sitting and standing products.

Technology

Technology is key to our unique position within the comfort industry. With our proprietary Hyper-Elastic Polymer® we have introduced the first major innovation to the mattress category in decades. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. These technologies have existed for decades and are undifferentiated from competitors within their product type.

Proprietary Technologies

The Purple team, through their scientific journey to get to the root causes of pressure sores, designed the Hyper-Elastic Polymer® material and other proprietary comfort technologies in order to improve the lives of millions of people. Each different cushioning product line requires unique molding techniques.

Our Hyper-Elastic Polymer® material is food-grade, non-toxic and hypoallergenic, making it safe to use. Our Hyper-Elastic Polymer® material is durable and does not develop body impressions (compression set) from use over time. It is elastic and can stretch up to 15 times its original size and return without losing its shape. It sleeps and sits temperature neutral and has good ventilation to inhibit moisture build-up.

Proprietary Machinery

Internally designed, developed and built, our Mattress Max™ machines are the only machines able to mold our Hyper-Elastic Polymer® material into king-sized mattresses at scale and priced for mass adoption. We have modified our molding machines to manufacture other products containing Hyper-Elastic Polymer® such as pillows and seat cushions. The process of molding our Hyper-Elastic Polymer® material using our Mattress Max™ machinery is proprietary, patent-protected and complex, requiring specific knowledge and expertise to successfully execute manufacturing. We have a machine shop with mechanics and engineers at each of our factories to maintain these machines and our other equipment. Further, we have extensive fabrication capabilities, which enables us to design, manufacture, install and maintain new equipment as well as optimize the performance and efficiency of our machinery based on real-time insights gained from our vertically integrated operations.

Marketing

We have developed a brand that resonates with consumers. Our marketing efforts are focused on attracting, acquiring and retaining customers, primarily through digital campaigns and use online advertising as our main form of communication. Our campaigns are unique and memorable featuring product demonstrations unlike anything being done by our competition. As a result, we have created a brand with a loyal audience that frequently interacts with our content. This enables us to increase interaction with customers throughout replacement cycles as well as drive additional product sales across our portfolio of offerings. However, our marketing efficiency is impacted by capacity constraints and the Ghost Bed litigation in 2017.

Our digital marketing strategy has delivered high social media engagement. We have been able to harness the viral efficiencies associated with popular social media-based marketing campaigns. We have launched hundreds of different marketing campaigns, many of which have received hundreds of millions of social media views and billions of impressions. To date, our videos have been seen more than 775 million times across Facebook and YouTube alone. We have over 550,000 fans and subscribers across our social media assets and have over 10,000 online five-star reviews. The success we have achieved through these social marketing campaigns has been key in our branding and awareness. Our digital marketing team has developed expertise across a broad range of marketing capabilities including audience segmentation, communication and targeting.

We actively pursue business relationships that extend our brand reach. For example, Purple recently was approached by Disney-Pixar to jointly work on co-branding opportunities. The first project will be a marketing campaign associated with Disney’s animated feature Coco. We believe this type of opportunity along with a range of other potential relationships will further extend our brand reach.

Our Sales Channels

The majority of our sales have been through our DTC e-commerce platform. We also have relationships with a growing number of brick-and-mortar retailers. We are in the process expanding our relationships with brick-and-mortar retailers to sell our other products.

Direct-to-Consumer

E-commerce is our primary distribution channel. While we have benefitted from the rapid growth of the DTC channel, our growth has superseded the pace of the broader DTC market. We expect this market’s momentum to continue as consumer confidence in online shopping increases. We sell directly to consumers through our website, onpurple.com. We help customers easily engage in relevant content, research our solutions, transact online and find support. We believe our online experience expands our brand and connections with consumers, enabling deeper awareness, engagement and brand loyalty.

Retail Relationships

We entered into a Memorandum of Understanding with Mattress Firm on May 8, 2017, whereby we will conduct a test of our brand and products at 40+ Mattress Firm stores. If the test is successful, Purple and Mattress Firm may enter into a relationship where Mattress Firm will expand the number of stores carrying Purple products throughout the fleet. Sections of Mattress Firm’s stores will be dedicated to our products.

We also have established relationships with multiple brick-and-mortar retailers to whom we sell non-mattress products. We plan to expand our retail presence in the future and believe that this will increase awareness and adoption of our brand.

Medical Industry Sales

We sell a line of seat cushions through a global network of medical device distributors. At this time, one of our cushion models is a registered medical device in the U.S. and the other models are sold as comfort cushions or for wound risk mitigation rather than as medical devices. We do not deal directly with insurance or Medicare and do not expect to in the future. While medical channels do not yet represent a significant percentage of our sales, we believe there is opportunity for growth.

Company-Owned Stores

We operate one store at our Alpine, Utah manufacturing facility where consumers can experience and purchase our products and expect this store to remain in operation for the foreseeable future.

International

We believe there is a substantial opportunity for international expansion and have initial traction in Canada. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Operations

Factories, Supply Chain and Manufacturing

We operate factories in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These factories have a total of 646,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 72,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future growth and expansion plans. At these factories we manufacture our proprietary Hyper-Elastic Polymer® material used in our mattress, pillow and seat cushion products. We assemble, package and ship these products from these facilities.

We outsource and resell other products, including mattress protectors, seat cushion covers, pillow covers, packaging and other ingredients and parts.

We have relationships with, or have identified, multiple suppliers for all of our outsourced products and components. These suppliers may be freely interchanged in order to maintain quality, cost and delivery expectations.

Employees

Our most valuable asset is our people and their learned institutional knowledge. On June 30, 2017, we had over 600 employees engaged in manufacturing, innovations, product development, engineering, production, supply chain, business development, branding/marketing, category management, retail sales, international expansion, human resources, information technology, accounting, legal, communications and customer delight. Our current employee population works primarily within our two Utah facilities. We regularly engage labor contracting agencies and independent contractors to accelerate our progress and provide support across various functions within our organization. We have no collective bargaining agreements with our employees.

Environmental and Governmental Regulation

We are subject to numerous federal, state, local and foreign consumer protection and other laws regulating the bedding industry. These regulations vary among the states and countries in which we do and intend to do business. In the U.S., we are subject to regulations promulgated by the U.S. Environmental Protection Agency, the Occupational Safety and Health Administration and other federal agencies that have authority to regulate our operations. Included in these regulations are laws restricting the generation, emission, treatment, storage and disposal of materials, substances and waste. We are subject to the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act. Our mattress products are also subject to fire-retardant standards developed by the State of California, U.S. Consumer Product Safety Commission and other jurisdictions where we sell these products.

As a retailer of bedding and cushioning products, we are also subject to laws and regulations applicable to retailers generally, including those regulations governing the marketing and sale of our products and the operation of our e-commerce activities. Many of these regulations are consumer-focused and pertain to safety, truth-in-advertising, promotional offers, privacy, “do not call/mail” requirements, warranty disclosure, delivery timing requirements and similar requirements.

It is our policy and practice to comply with all applicable U.S. and foreign laws. We have made and will continue to make capital and other expenditures necessary to comply with these laws. These expenditures have been immaterial to our financial results. We have not suffered a material adverse effect from non-compliance with federal, state, local or foreign legislation, but there can be no assurance that material costs or liabilities will not be incurred in connection with such legislation in the future.

Customer Support

We have an in-house customer and sales support team focused on driving high customer and client satisfaction. We believe that our team contributes to positive word-of-mouth recommendations that organically strengthen our brand. Customer referrals and testimonials are a highly effective and efficient method of customer acquisition.

Research and Development

Our research and development team is focused on developing new comfort technologies, manufacturing machines and improving production processes, as well as developing products. We have an extensive history of innovation that is core to our culture and key to our continued success. Our innovations have culminated over years of persistent research and development. We intend to continue to develop and introduce new comfort technologies and products across sit, sleep and stand categories. Our vertical integration is a key differentiator that enhances the effectiveness of our research and development capabilities. By gaining real-time feedback, we are able to integrate these insights into our manufacturing process, products and equipment.

Intellectual Property

We rely on patent and trademark protection laws to protect our intellectual property and maintain our competitive position in the marketplace. We hold various U.S. and foreign patents, patent applications, trademarks and trademark applications regarding certain elements of the design, manufacturing and function of our products. We also maintain protections over proprietary trade secrets. Our intellectual property portfolio is integral to our continued success in this industry, in particular with respect to our Hyper-Elastic Polymer® cushioning material and our Mattress Max™ machine.

We own or have the exclusive right to use 76 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. Our issued U.S. patents that are significant to our operations are expected to expire at various dates up to 2034.

We have a number of trademarks registered with the U.S. Patent and Trademark Office, including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure® and Hyper-Elastic Polymer® (for plasticized elastomeric gel and certain types of products). Applications are pending for registration of some of the trademarks for additional classes of goods. Our Purple, No Pressure and Hyper-Elastic Polymer trademarks are also registered and have applications pending for various classes of goods in numerous foreign jurisdictions, some of which include Canada, China, Europe, Japan and Korea. Certain trademarks reside with EdiZONE, LLC, which is an entity owned by our founders, and are licensed to Purple while the trademark registration applications remain pending. When registered, those trademarks will be assigned to us.

We also have a number of common law trademarks, including Mattress Max™, WonderGel Original™, WonderGel Extreme™, DoubleGel™, DoubleGel Plus™, DoubleGel Ultra™, Roll n’ Go™, Fold N’ Go™, Purple Bed™, Purple Top™, Purple Pillow™, Portable Purple™, Everywhere Purple™, Simply Purple™, Lite Purple™, Royal Purple™, Double Purple™, Deep Purple™, Ultimate Purple™, Purple Back™, EquaGel Straight Comfort™, EquaGel General™, EquaGel Protector™ and EquaGel Adjustable™.

In addition, we maintain copyrights to past and present versions of onpurple.com, equapressure.com,  wondergel.com, marketing content, blogs, logos, graphics, videos and other marketing and promotional materials promoting our products.

We protect and enforce our intellectual property rights, including through litigation as necessary.

Competition

The global bedding industry is mature and highly competitive, consisting of a large number of manufacturers, distributors and retailers. There are a few traditional competitors with significant share of an otherwise fragmented market. However, a growing number of non-traditional competitors are gaining traction in the DTC channel. Products in this industry include mattresses, mattress foundations, pillows, mattress protectors, sheets and other bedding accessories. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. Pillows are typically manufactured using polyurethane foam, memory foam, feathers, buckwheat, latex or polyester fiber.

The DTC market is highly fragmented, highly competitive and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Tuft & Needle, Saatva and Helix. Some key factors that impact competition in our industry include product features, effectiveness and reliability, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, scale, and financial stability and ability to invest in innovation.

Seasonality and Cyclicality

Sales of our products fluctuate with periods of greater demand corresponding to different periods of the consumer spending cycle, holidays and seasonality. Our sales may also vary with the performance of the broader economy consistent with the market.

Our History

Tony and Terry Pearce and the founding team members have a twenty-four year history of developing innovative comfort technologies, machines and products. In 1989, the Pearce brothers created a partnership to develop high-tech carbon fiber sporting goods and wheelchairs. In the course of developing and testing wheelchair products, it was clear to the founding team that the core issue of wheelchair comfort could only be solved if the extreme case of compression sores was solved. This led them on a scientific journey to discover the root causes of pressure sores and how to mitigate this condition.

In 2010, our founding team launched what has become our current vertically integrated company. The first products sold were seat cushions. In 2013 we attempted to develop a king-size mattress using our improved Hyper-Elastic Polymer® material. The principal setback in developing king-size mattresses was that the entire surface of the mattress could not be covered using a single piece of Hyper-Elastic Polymer® material. Over the years and with substantial investment the team overcame this obstacle by creating the proprietary Mattress Max™ machine. We began selling our Purple brand of mattresses with a small test in late 2015 and at scale beginning in January 2016. Purple Innovation, LLC, based in Alpine, Utah, was organized as a Delaware limited liability company on May 26, 2010 under the name WonderGel, LLC. We changed our name to Purple Innovation, LLC on January 27, 2017.

Management

Directors and Executive Officers

As of the date hereof, Purple’s officers and directors are as follows:

Name	Age	Title
Terry V. Pearce	68	Director
Tony M. Pearce	61	Director
Samuel D. Bernards	40	Director and Chief Executive Officer
Jodi Deputy	43	Purple People Officer
Mitchell L. Edwards	59	Chief Business Development Officer
Daniel G. Hill	38	Chief Retail Officer
W. Alexander McArthur	40	Chief Marketing Officer
Casey K. McGarvey	57	Chief Legal Officer and Secretary
Wayne Moorehead	42	Chief Brand Officer
Charles A. Smith	48	Chief Operating Officer
Russ Whatcott	40	Director of Innovation
Mark Watkins	42	Chief Financial Officer and Treasurer

Terry V. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from the University of Utah. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Tony M. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Terry Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from Brigham Young University and a Master’s of Business Administration from the University of Phoenix. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Samuel D. Bernards has served as the Chief Executive Officer of Purple since 2016. Prior to joining Purple, Mr. Bernards was a founding member of the venture capital firm Peak Ventures, where he worked as a principal from 2014 to 2016. From 2012 to 2014 he served as the Chief Innovation Officer of mycore, LLC, where he worked on developing core products and initial revenue streams. From 2006 to 2012 Mr. Bernards was employed in various positions with Wal-Mart Stores, Inc. related to supply chain management innovation and retail development, including as Senior Director of Innovation & Development from 2011 to 2012, during which time he led the development and launch of Walmart Express stores. Mr. Bernards holds a Bachelor’s of Science degree in Physics and a Master’s of Business Administration from Brigham Young University. Mr. Bernards brings experience to the Board from his role as Chief Executive Officer of Purple, as well as his experience helping numerous growth companies as a principal of Peak Ventures. Mr. Bernards is a nephew of Tony Pearce.

Jodi Deputy has served as Purple’s People since 2016. Ms. Deputy has over 15 years of experience in human resource and organizational leadership, including as Vice President of Field Services for Jamberry from 2014-2015, Senior Director of Human Resources for inContact, Inc. from 2012 to 2014, and a variety of human resource management positions for GE Healthcare from 2002 to 2012, including serving as Human Resources Manager for GE Healthcare’s Healthcare Information Technologies division from 2009 to 2012. Ms. Deputy obtained a Bachelor’s of Science degree in Public Health from Utah State University and holds a Master’s of Business Administration from Brigham Young University.

Mitchell L. Edwards has served as the Chief Business Development Officer for Purple since January 2017. Mr. Edwards has over 20 years of experience as an executive of hi-tech, internet and consumer electronics companies. Prior to joining Purple, Mr. Edwards served as Senior Vice President and General Counsel of Overstock.com from July 2015 to April 2016 and as Acting Chief Executive Officer for Overstock.com from April 2016 to July 2016; a consultant for Tofana Partners from 2013 to 2015; Chief Financial Officer and General Counsel for Razer,

Inc. from 2012 to 2013; Chief Financial Officer and General Counsel for Skullcandy, Inc. from 2010 to 2012; and several other tech and e-commerce companies. Mr. Edwards was also previously a partner at Brobeck, Phleger & Harrison in Los Angeles and San Francisco. Mr. Edwards holds a J.D. from Stanford Law School and received a B.A./M.A. in Jurisprudence and International Business Law from Oxford University, where he was a Marshall Scholar. Mr. Edwards also holds a B.A. in economics from Brigham Young University.

Daniel G. Hill has served as Purple’s Chief Retail Officer since 2015. Prior to serving as the Chief Retail Officer, he was the President of Purple from its inception in 2010 as WonderGel, LLC to 2015. He also served as the President of one of the various technology companies owned by Terry and Tony Pearce known as EquaPressure, LLC, until it was combined into Purple. From 2004 to 2015, Mr. Hill worked for various technology companies also owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Hill attended Brigham Young University, where he obtained a Bachelor’s of Science degree in Psychology. Mr. Hill is the son-in-law of Tony Pearce.

W. Alexander McArthur has served as the Chief Marketing Officer of Purple since 2016 . He has over 10 years of experience in managing internet and traditional marketing. Prior to joining Purple, Mr. McArthur served in marketing management positions for several startups in the e-commerce industry, including as Vice President of Digital Marketing at Modere from 2014 to 2016, an independent marketing consultant from 2012 to 2014, Vice President of Digital Marketing at Purch from 2011 to 2012, Vice President at SEO.com from 2009 to 2010 and Vice President of Internet Marketing at OrangeSoda from 2006 to 2009. Mr. McArthur studied Communications at Brigham Young University.

Casey K. McGarvey has served as the Chief Legal Officer and General Counsel of Purple since its inception in 2010 as WonderGel, LLC. He also has served as General Counsel of various technology companies owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Prior to joining Purple and EdiZONE, Mr. McGarvey was a shareholder, partner or of counsel at several law firms. Mr. McGarvey has a Bachelor’s of Arts in political science, a Juris Doctor and an Executive Master’s of Business Administration, each from the University of Utah.

Wayne Moorehead has served as the Chief Brand Officer of Purple since February 2017. Mr. Moorehead has over 15 years of experience in marketing and brand development. Prior to joining Purple, Mr. Moorehead served as a strategic advisor at SUCCESS Magazine from 2015 to 2017, as Chief Strategist at Hint Creative from 2013 to 2017, as Chief Marketing Officer at Nature’s Sunshine Products from 2012-2013, as a brand strategist at Case Agency from 2010 to 2012, and as Chief Marketing Officer at MonaVie from 2005 to 2010, and in other marketing roles at other companies from 2000 to 2005. Mr. Moorehead holds a Bachelor’s of Science degree in Marketing Communications and Advertising and a Master’s of Business Administration, with an emphasis in marketing, both from Brigham Young University.

Charles A. Smith has served as the Chief Operating Officer of Purple since July 2017. Mr. Smith has over 25 years of experience in operations and engineering. Prior to joining Purple, Mr. Smith served as the Managing Partner of Milestone Management Partners from 2015 to 2017 and as Vice President of Global Operations at Morinda from 2009 to 2015. Mr. Smith holds a Bachelor of Science degree in Technology Management from Utah Valley University, a Master’s of Business Administration from Brigham Young University, and a Master’s of Business Operational Excellence from The Ohio State University.

Russ Whatcott has served as the Director of Innovation for Purple since 2017. Prior to joining Purple, Mr. Whatcott served as the Chief Engineer for EdiZONE, LLC, which is an affiliate of Purple, from 2005. Mr. Whatcott obtained a Bachelor’s of Science degree in Manufacturing Engineering Technology and a Master’s degree in Manufacturing Systems, both from Brigham Young University.

Mark Watkins has served as Chief Financial Officer since October 2017. Prior to joining Purple, Mr. Watkins served as the Chief Financial Officer at Traeger Grills, a post he held from March 2015 through October 2017. From 2002 through March 2015, he held various positions at Nu Skin Enterprises, Inc. (NYSE: NUS), including Vice President of Sales Operations and Vice President of Finance. Prior to joining Nu Skin, Mr. Watkins worked at the accounting firm of PricewaterhouseCoopers LLP, where he performed financial statement audits. Mr. Watkins holds a Master’s and a Bachelor’s in Accounting from Brigham Young University.

Executive Compensation

Purple has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as GPAC is an emerging growth company. Emerging growth companies comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for Purple’s principal executive officer and the next two most highly-compensated executive officers.

The tabular disclosure and discussion that follow describe Purple’s executive compensation program during the two most recently completed fiscal years, ended December 31, 2016 and December 31, 2015 with respect to Purple’s “named executive officers,” who are:

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for services performed during 2015 and 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock and Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(5)	Total
Terry V. Pearce,	2016	$230,000	$0	$25,292	$30,839	$286,131
Co-Director of Research and Development(3)(4)	2015	180,000	0	0	41,322	221,322
Tony M. Pearce,	2016	230,000	0	25,292	52,062	307,354
Co-Director of Research and Development(3)(4)	2015	180,000	0	0	41,481	221,481
Samuel D. Bernards(2)	2016	75,833	0	0	0	75,833
Chief Executive Officer	2015	0	0	0	0	0
Casey K. McGarvey(2)	2016	314,655	0	0	14,312	328,967
Chief Legal Officer & Secretary	2015	0	0	0	0	0
W. Alexander McArthur(2)	2016	195,000	0	0	0	195,000
Chief Marketing Officer	2015	0	0	0	0	0

____________

Notes

(1)      The figures shown for bonus represent cash bonuses paid to named executive officers that are tied to financial and operational objectives that were achieved within the applicable fiscal year.

(2)      Mssers. Bernards, McGarvey and McArthur were not employed by Purple in fiscal 2015.

(3)      Prior to Mr. Bernards joining Purple in 2016, Terry and Tony Pearce jointly served as Chief Executive Officer of Purple.

(4)      These officers also served as directors of Purple in 2015 and 2016 but did not receive compensation for their service as directors.

(5)      “All other compensation” for fiscal 2016 is comprised of the following for Mssrs. Terry Pearce, Tony Pearce, and McGarvey:

•         For Mr. Terry Pearce, $814 related to dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

•         For Mr. Tony Pearce, $22,037 related to medical, health and dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

•         For Mr. McGarvey. $14,312 related to medical, health and dental insurance.

Profits Interest Plan

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC will merge with and into InnoHold and the profits interests previously issued to Purple Team LLC will be cancelled and the members of Purple Team LLC will receive profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued.

Outstanding Equity Awards at Fiscal 2016 year End

Purple did not have any outstanding equity awards at December 31, 2016.

2016 Director Compensation

Purple did not pay any director fees in 2016. Compensation earned by directors was earned in their capacity as named executive officers and is described above.

PURPLE MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of Purple included elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements reflecting Purple’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These risks and uncertainties include, among others:

•             our ability to attract new customers and the cost of acquiring new customers;

•             our ability to offer products on favorable terms, manage inventory, fulfill orders and manage product returns;

•             the introduction of competitive products, services, price decreases, or improvements;

•             timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;

•             the success of our geographic and product line expansions, including but not limited to power requirements, labor needs, and ease of product distribution;

•             our ability and the time required to develop new Mattress MaxTM machines, new production lines and appropriately trained staff;

•             the success of hiring and expeditiously training engaged labor worldwide;

•             our ability to match or exceed the pace of production with sales, both current and forecasted;

•             our ability to secure and retain superior global partners for specialized delivery services;

•             the success of our retail expansion efforts;

•             the extent to which we use debt or equity financing, and the terms of any such financing for, our current operations and future growth;

•             the outcomes of legal proceedings, claims, or governmental investigations or rulings, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;

•             the enforceability and validity of our intellectual property rights;

•             variations in the mix of products we sell;

•             variations in our level of product returns, as well as our methods of collecting product returns or exchanges;

•             the extent to which we offer free shipping or continue to reduce prices worldwide;

•             the extent to which we invest in technology and content, manufacturing, fulfillment, and other expense categories;

•             increases in the prices of materials used in the manufacturing of our products or the costs to produce our products;

•             our ability to anticipate and prepare for disruptions to manufacturing;

•             the extent to which operators of the networks between our customers and our websites successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;

•             our ability to collect amounts owed to us when they become due;

•             the extent to which our internal network or website is affected by denial of service attacks, malicious unauthorized access, outages, and similar events;

•             the extent to which our internal network is affected by spyware, viruses, phishing and other spam emails, intrusions, data theft, downtime, and similar events;

•             Our ability to create and maintain an effective internal control environment over financial reporting.

References in this “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Purple.

Overview of our business

Purple Innovation, LLC (the Company), formerly known as WonderGel, LLC, was established as a limited liability company under the laws of the State of Delaware on May 26, 2010. The name was changed to Purple Innovation, LLC on January 27, 2017. The Company is a comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through direct-to-consumer and traditional retail channels.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe the following are the more critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual future experience may differ significantly from these estimates.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and excludes sales taxes. Sales tax and other regulatory amounts collected from customers are not considered revenue and are included as other accrued liabilities.

The Company does not normally charge additional amounts above list price to the customer for shipping and handling. Orders with an exceptionally high shipping cost will be charged to the customer with those amounts recorded as revenue under the same policy as product revenue. Shipping costs are recorded as a component of cost of revenues.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for expected losses and consist primarily of receivables from wholesale customers and receivables from third-party financiers for customer credit card purchases. The allowance is recognized in an amount equal to anticipated future write-offs. Management estimates the allowance for doubtful accounts based on delinquencies, aging trends, industry risk trends, our historical experience and current trends. Account balances are charged off against the allowance when management believes it is probable the receivable will not be recovered. ..

Property and Equipment

Property and equipment are stated at cost, net of depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets, ranging from 3 to 10 years. Major renewals and betterments that extend useful life are capitalized. The Company records depreciation and amortization in cost of sales for long-lived assets used in the manufacturing process, and within each line item of operating expenses for all other long-lived assets. Leasehold improvements are amortized over the shorter of the life of the lease or the contractual term of the lease, with consideration of lease renewal options if renewal appears probable. Assets under capital lease are included within property, plant and equipment and represent non-cash investing activities. The cost and related accumulated depreciation of assets sold or retired is removed from the accounts with any resulting gain or loss included in net income in the statements of operations.

Cost of Revenues

Costs associated with net revenues are recorded in cost of revenues, and are recorded in the same period in which related sales have been recorded. Cost of revenues includes the costs of receiving, producing, inspecting, warehousing, insuring, and shipping goods during the period, as well as depreciation and amortization of long-lived assets used in these processes. Cost of sales also includes shipping and handling costs associated with the delivery of goods to customers.

Sales Returns

The Company guarantees its products and offers up to 100 days to return a mattress or pillow and 30 days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. The Company classifies the estimated sales returns as a current liability as they are expected to be paid out in less than one year.

Warranty Liabilities

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. The Company classifies as non-current those estimated warranty costs expected to be paid out in greater than one year.

Operating results for the Six Months Ended June 30, 2017 and 2016

The following table sets forth for the periods indicated our results of operations and the percentage of total revenue represented in our statements of operations:

	Six Months Ended June 30,
	2017		2016
	(Unaudited)		(Unaudited)
	Amount	% of Net Sales	Amount	% of Net Sales
Revenues, net	$77,809,780	100.0%	$20,698,676	100.0%
Cost of revenues:
Cost of revenues	42,342,060	54.4	12,944,170	62.5
Related party royalty fees	—	—	2,063,302	10.0
Total cost of revenues	42,342,060	54.4	15,007,472	72.5
Gross profit	35,467,720	45.6	5,691,204	27.5
Operating expenses:
Marketing and sales	28,314,837	36.4	5,277,599	25.5
General and administrative	4,942,683	6.4	1,657,270	8.0
Research and development	548,597	0.7	317,245	1.5
Loss on disposal of property and equipment	10,260	0.0	—	—
Total operating expenses	33,816,377	43.5	7,252,114	35.0
Operating income (loss)	1,651,343	2.1	(1,560,910)	(7.5)
Other income (expense):
Other income	60	0.0	1,158	0.0
Interest expense	(531)	(0.0)	(14,378)	(0.1)
Total other income (expense)	(471)	(0.0)	(13,220)	(0.1)
Net income (loss)	$1,650,872	2.1%	$(1,574,130)	(7.6)%

Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

Revenue

Total net revenue increased $57.1 million, or 275.9%, to $77.8 million for the six months ended June 30, 2017 from $20.7 million for the six months ended June 30, 2016 due mainly to the increase in sales of mattresses in the amount of $44.0 million and all other products in the amount of $16.2 million, which were partially offset by an increase in the reserve for sales returns in the amount of $3.1 million.

Cost of Revenues

The cost of revenues increased $27.3 million, or 182.1%, to $42.3 million for the six months ended June 30, 2017 from $15.0 million for the six months ended June 30, 2016. The increase is due mainly to the costs associated with the increased mattresses sales. Direct material and labor increased $20.1 million, freights costs increased $4.3 million, third-party processing costs increased $2.2 million and all other costs increased $2.8 million partially offset by a reduction in related party royalty fees of $2.1 million. The year over year percentage increase of cost of revenues of 182.1% was lower than the year over year percentage increase of our net revenues increase of 275.9% due to higher gross margins on our mattress product compared to our other products, the realization of efficiencies in the manufacturing process and the elimination of related-party royalty fees.

Marketing and Sales

Marketing and sales expenses increased $23.0 million, or 436.5%, to $28.3 million for the six months ended June 30, 2017 from $5.3 million for the six months ended June 30, 2016. The increase is due mainly to increases of $21.8 million in social media advertising costs and $1.2 million in all other marketing and sales expenses for the six months ended June 30, 2017 over the six months ended June 30, 2016. We have recently seen increasing costs of advertising for web-based platforms, such as Facebook. We anticipate that our advertising costs will continue to increase in future periods.

General and Administrative

General and administrative expenses increased $3.3 million, or 198.2%, to $4.9 million for the six months ended June 30, 2017 from $1.7 million for the six months ended June 30, 2016. The increase is due mainly to increases of $1.5 million in salaries and wages, $1.4 million in legal and professional fees and $0.4 million in all other general and administrative expenses for the six months ended June 30, 2017 over the six months ended June 30, 2016.

Research and Development

Research and development costs increased $0.2 million, or 72.9%, to $0.5 million for the six months ended June 30, 2017 from $0.3 million for the six months ended June 30, 2016. The increase is due mainly to increases of $0.1 million in salaries and wages and $0.1 million in all other research and development expenses for the six months ended June 30, 2017 over the six months ended June 30, 2016.

Operating Income (Loss)

Income from operations was $1.7 million for the six months ended June 30, 2017, an increase of $3.2 million compared to an operating loss of $1.5 million for the six months ended June 30, 2016 due mainly to elimination of related party royalty fees in 2017 partially offset by the increase in revenue and expenses discussed above. The operating margin for the six months ended June 30, 2017 was 2.1% compared to (7.6%) for the six months ended June 30, 2016. The increase in operating margin is primarily due to the elimination of the related party royalty fees offset by the increase marketing and sales expenses.

Operating Results for the Years Ended December 31, 2016, 2015 and 2014

The following table sets forth for the periods indicated our results of operations and the percentage of total revenue represented in our statements of operations:

	2016		2015		2014
	(Restated)		(Unaudited)		(Unaudited)
		% of		% of		% of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales
Revenues, net	$65,472,901	100.0%	$5,838,612	100.0%	$4,305,611	100.0%
Cost of revenues:
Cost of revenues	39,857,090	60.9	3,816,171	65.4	2,283,192	53.0
Related party royalty fees	4,139,046	6.3	519,877	8.9	309,769	7.2
Total cost of revenues	43,996,136	67.2	4,336,048	74.3	2,592,961	60.2
Gross profit	21,476,765	32.8	1,502,564	25.7	1,712,650	39.8
Operating expenses:
Marketing and sales	17,900,959	27.3	469,255	8.0	92,250	2.1
General and administrative	4,643,234	7.1	1,311,856	22.5	847,724	19.7
Research and development	791,530	1.2	61,509	1.1	3,362	0.1
Loss on disposal of property and equipment	22,704	0.0	—	—	—	—
Total operating expenses	23,358,427	35.7	1,842,620	31.6	943,336	21.9
Operating income (loss)	(1,881,662)	(2.9)	(340,056)	(5.9)	769,314	17.9
Other income (expense):
Other income	7,961	0.0	5,139	0.1	—	—
Interest expense	(27,058)	(0.1)	(72,242)	(1.2)	(104,157)	(2.4)
Total other income (expense)	(19,097)	(0.0)	(67,103)	(1.1)	(104,157)	(2.4)
Net income (loss)	$(1,900,759)	(2.9)%	$(407,159)	(7.0)%	$665,157	15.5%

Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenue

Total net revenue increased $59.7 million, or 1,021.4%, to $65.5 million for the year ended December 31, 2016 from $5.8 million for the year ended December 31, 2015 due mainly to the increase in 2016 of sales of mattresses in the amount of $63.4 million and all other products in the amount of $3.7 million, which were partially offset by an increase in the reserve for sales returns in the amount of $7.5 million.

Cost of Revenues

The cost of revenues increased $39.7 million, or 914.7%, to $44.0 million for the year ended December 31, 2016 from $4.3 million for the year ended December 31, 2015. The increase is due mainly to the increased costs associated with the increased mattresses sales year over year. Direct material and labor increased $26.6 million, freights costs increased $5.5 million, related party royalty fees increased $3.6 million, third-party processing costs increased $1.8 million and all other costs increased $2.2 million. The year over year percentage increase of cost of revenues of 914.7% was lower than the year over year percentage increase of our net revenues increase of 1,021.4% due to the product mix shift to the higher gross margin mattress products compared to our other products.

Marketing and Sales

Marketing and sales expenses increased $17.4 million, or 3,714.8%, to $17.9 million for the year ended December 31, 2016 from $0.5 million for the year ended December 31, 2015. The increase is due mainly to increases of $15.6 million in social media advertising costs, $0.8 million in salaries and benefits and $1.0 million in all other marketing and sales expenses for the year ended December 31, 2016 over the year ended December 31, 2015. We have recently seen increasing costs of advertising for web-based platforms, such as Facebook. We anticipate that our advertising costs will continue to increase in future periods.

General and Administrative

General and administrative expenses increased $3.3 million, or 253.9%, to $4.6 million for the year ended December 31, 2016 from $1.3 million for the year ended December 31, 2015. The increase is due mainly to increases of $1.8 million in salaries and wages, $0.4 million in legal and professional fees and $1.1 million in all other general and administrative expenses for the year ended December 31, 2016 over the year ended December 31, 2015.

Research and Development

Research and development costs increased $0.7 million, or 1,186.9%, to $0.8 million for the year ended December 31, 2016 from $0.1 million for the year ended December 31, 2015. The increase is due to increased salaries and wages for the year ended December 31, 2016 over the year ended December 31, 2015.

Operating Income (Loss)

Loss from operations was $1.9 million for the year ended December 31, 2016, an increase of $1.5 million, over the net operating loss of $0.4 million for the year ended December 31, 2015 due mainly to the increase in royalty fees and expenses as discussed above. The operating margin for the year ended December 31, 2016 was (2.9)% compared to (6.2)% for the year ended December 31, 2015. The increase in operating margin is primarily due to the increased sales on mattresses with a higher profit margin partially offset with increased related party royalty fees and operating expenses.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Revenue

Total net revenue increased $1.5 million, or 35.6%, to $5.8 million for the year ended December 31, 2015 from $4.3 million for the year ended December 31, 2014 due mainly to the increase in 2015 of sales of seat cushions in the amount of $1.3 million and all other products in the amount of $0.3 million, which were partially offset by an increase in sales returns in the amount of $0.1 million.

Cost of Revenues

The cost of revenues increased $1.7 million, or 67.2%, to $4.3 million for the year ended December 31, 2015 from $2.6 million for the year ended December 31, 2014. The increase is due mainly to the costs associated with the increased seat cushion sales year over year. Direct material and labor increased $0.9 million, related party royalty fees increased $0.3 million and all other costs increased $0.5 million. The year over year percentage increase of cost of revenues of 67.2% was higher than the year over year percentage increase of our net revenues of 35.6% due to a product mix shift of products sold.

Marketing and Sales

Marketing and sales expenses increased $0.4 million, or 408.7%, to $0.5 million for the year ended December 31, 2015 from $0.1 million for the year ended December 31, 2014. The increase is due to increased salaries and wages for the year ended December 31, 2015 over the year ended December 31, 2014.

General and Administrative

General and administrative expenses increased $0.5 million, or 54.8%, to $1.3 million for the year ended December 31, 2015 from $0.8 million for the year ended December 31, 2014. The increase is due mainly to increases of $0.1 million in salaries and wages and legal and professional fees and $0.2 million in license fees and $0.2 million in all other general and administrative expenses for the year ended December 31, 2015 over the year ended December 31, 2014.

Research and Development

Research and development costs increased $58,147 to $61,509 for the year ended December 31, 2015 from $3,362 for the year ended December 31, 2014. The increase is due to increased salaries and wages for the year ended December 31, 2015 over the year ended December 31, 2014.

Operating Income (Loss)

Loss from operations was $0.4 million for the year ended December 31, 2015, a decrease of $1.1 million, over the net operating income of $0.7 million for the year ended December 31, 2014 due mainly to the lower gross profit margins on sales due to increasing costs. The operating margin for the year ended December 31, 2015 was (5.9)% compared to 17.9% for the year ended December 31, 2014. The decrease in operating margin is primarily due to the lower gross profit margins on the sales of seat cushions in the retail channel along with increase general and administrative and marketing and sales expenses.

Liquidity and Capital Resources

Historically, we have financed our operations from cash flows from operations and borrowing availability under related-party notes. We have grown rapidly in 2016f and 2017 and such rapid growth has required additional capital resources to fund operations. Our primary cash needs consist of working capital, capital expenditures, member distributions and debt service. Our working capital needs depend upon the timing of our receipts from sales and payments to others as well as our capital and operating lease payment obligations. Our capital expenditures primarily relate to acquiring facility equipment and maintaining it. Our capital expenditures were $4.2 million and $5.5 million for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively. We financed these capital expenditures through cash provided by operating activities. We currently expect our capital expenditures for our facilities and equipment to be approximately $12.1 million for fiscal year 2017. Actual amounts for capital expenditures or capital needed to fund operations could differ significantly from current expectations because of operating needs, growth needs, regulatory changes, other expenses, or other factors.

During 2014, the Company received funds pursuant to related-party notes from InnoHold in the amount of $0.8 million. During the same period the Company was able to make payments on the related-party notes from InnoHold in the amount of $1.4 million.

During 2015, the Company received funds pursuant to related-party notes from InnoHold in the amount of $0.9 million with payments made on the related party notes in the amount of $0.8 million.

During 2016 in conjunction with the business combination of EquaPressure, all but $0.3 million of the related-party notes and accrued interest were forgiven and recorded as a member contribution.

During the six months ended June 30, 2017, the $0.3 million principal plus accrued interest of the related-party notes payable to InnoHold was paid and the note extinguished.

Debt service consists of principal and interest payments on the outstanding balance of certain equipment loans and capital leases totaling $34,572 as of June 30, 2017. Subsequent to June 30, 2017 the Company entered into a $10 million debt facility with Wells Fargo Bank.

We believe that our cash flow from operations, together with other available sources of liquidity, will be sufficient to fund anticipated operating expenses and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. However, our current capital resources and sources of liquidity are not sufficient to meet the requirements of our current growth strategies. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our current operations or growth strategies. In addition, future financings through equity investments are likely to be dilutive to our existing shareholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy, maintain our growth and competitiveness or continue in business.

Line of Credit with Wells Fargo

On October 9, 2017, Purple entered into a credit agreement with Wells Fargo Bank, National Association, which we refer to as the Credit Agreement, for a $10 million secured revolving loan facility. Interest equal to 3.00% plus the daily one-month LIBOR rate, and is payable on the first day of each fiscal quarter beginning on November 1, 2017. Purple is also subject to an unused commitment fee equal to 0.25% on the daily unused amount of the line of credit, calculated and payable on a quarterly basis.

The Credit Agreement contains several restrictive covenants, including, among others, that Purple cannot (i) incur additional debt unless it is subordinated and less than $10 million, (ii) guarantee any other debt, (iii) pay dividends or distributions, other than certain tax distributions, (iv) create a lien on its assets, or (v) merger or consolidate with any company other than GPAC.

The Credit Agreement also includes certain restrictive financial covenants. First, Purple’s EBITDA cannot be less than $500,000 as of each fiscal quarter end, determined on a rolling four-quarter basis, with “EBITDA” defined as Purple’s net profit before tax plus, to the extent deducted in determining net profit before tax, interest expense (net of capitalized interest expense), depreciation expense, amortization expense, non-cash compensation expense and, to the extent approved by Wells Fargo, transaction expenses incurred in connection with the Business Combination. Second, Purple must maintain an asset coverage ratio of at least 1.50 to 1.00 as of each fiscal quarter end, determined on a rolling four-quarter basis, with “asset coverage ratio” defined as the sum of Purple’s cash plus inventory (inclusive of raw materials and packaging, but exclusive of work in process and inventory which is obsolete, or damaged or unsalable finished goods) plus Purple’s accounts receivable, divided by Purple’s aggregate indebtedness outstanding under the credit facility as of the date of determination.

The credit facility is subject to several customary events of default, upon which Wells Fargo may seek certain remedies, including but not limited to repayment of all principal plus unpaid outstanding interest. Of particular importance, an event of default will occur in the event of a change of control, which is defined to be an event in which a person other than Purple’s existing owner acquires 25% or more of Purple.

The credit facility is scheduled to mature on October 8, 2019, and Purple can terminate the facility without penalty with ten days’ prior notice.

Cash flows for the Six Months Ended June 30, 2017 and 2016

The following summarizes our cash flows for the six months ended June 30, 2017 and 2016 as reported in our statements of cash flows:

	Six Months Ended
	June 30,
	2017	2016
	(Unaudited)
Net cash provided by operating activities	$4,860,108	$4,540,461
Net cash used in investing activities	(3,984,897)	(1,372,392)
Net cash used in financing activities	(2,729,376)	(223,000)
Net increase (decrease) in cash	(1,854,165)	2,945,069
Cash at beginning of period	4,013,217	70,865
Cash at end of period	$2,159,052	$3,015,934

Cash provided by operating activities for the six months ended June 30, 2017 was primarily the result of net income in the amount of $1.7 million with increases of $5.5 million in accounts payable and $5.3 million in accrued liabilities partially offset by an increase in inventories of $6.3 million and a net decrease of $1.4 million in all other operating activities. The cash provided by operating activities for the six months ended June 30, 2016 was primarily the result of a net loss in the amount of $1.6 million with increases of $2.5 million in accounts payable, $2.3 million in customer prepayments and $1.6 million in accrued sales returns partially offset by $0.3 net increases in in all other operating activities.

Our cash used in investing activities for the six months ended June 30, 2017 and June 30, 2016 were attributable to routine capital expenditures for property and equipment in the amount of $4.0 million and $1.4 million, respectively.

During the six months ended June 30, 2017, cash used in financing activities was the result of member distributions in the amount of $2.4 million and extinguishment of a related notes payable of $0.3 million. The cash used in financing activities for the six months ended June 30, 2016 was the result of payments on related notes payable in the amount of $0.5 million partially offset with borrowings on related party notes payable of $0.2 million.

We had total available cash of $2.2 million and $3.0 million as of June 30, 2017 and 2016, respectively.

Cash flows for the Years Ended December 31, 2016, 2015 and 2014

The following summarizes our cash flows for the years ended December 31, 2016, 2015 and 2014 as reported in our statements of cash flows in the accompanying financial statements:

	For the Year Ended December 31,
	2016	2015	2014
	(Restated)	(Unaudited)	(Unaudited)
Net cash (used in) provided by operating activities	$9,134,495	$(70,779)	$735,151
Net cash used in investing activities	(4,819,370)	—	(21)
Net cash used in financing activities	(372,773)	(114,358)	(604,000)
Net increase (decrease) in cash	3,942,352	(185,137)	131,130
Cash at beginning of year	70,865	256,002	124,872
Cash at end of year	$4,013,217	$70,865	$256,002

Cash provided by operating activities for fiscal 2016 was $9.1 million compared to cash used in operating activities of $0.1 million for fiscal 2015 and cash provided by operating activities of $0.7 million for fiscal 2014. The cash provided by operating activities for fiscal 2016 was primarily attributable to a net loss in the amount of $1.9 million along with increases in operating liabilities in the amount of $18.4 million partially offset by increases in inventory and other operating assets in the amount of $7.4 million. Cash used in or provided by operating activities for fiscal 2015 and 2014 was due to the net income or loss for the period offset by the changes in the operating assets and liabilities. For fiscal 2015 cash used in operating activities was the result of a net loss of $0.4 million, an increase in accounts receivable of $0.1 million and a decrease of other liabilities of $0.1 million partially offset by an increase in accounts payable of $0.3 million and a decrease in inventories of $0.2 million. For fiscal 2014 cash provided by operating activities was the result of net income of $0.7 million and increases in operating liabilities of $0.2 million partially offset by a net increase in inventories and accounts receivable in the amount of $0.2 million.

Cash used in investing activities for fiscal 2016 was $4.8 million compared to no cash used in investing activities for fiscal 2015 and 2014. Cash used in investing activities for fiscal 2016 consisted of $4.7 million of cash paid for property and equipment and $0.1 million for legal costs associated with our intangible assets. There were no property and equipment acquisitions during fiscal 2015 and 2014.

Cash used in financing activities for fiscal 2016 was $0.4 million compared to $0.1 million for fiscal 2015 and $0.6 million for fiscal 2014. Cash used in financing activities for fiscal 2016 primarily consisted of principal payments on related-party notes payable in the amount of $0.5 million and member distributions in the amount of $0.1 million partially offset by borrowings on related party notes payable in the amount of $0.2 million. Cash used in financing activities for fiscal 2015 consisted of principal payments on related-party notes payable of $0.8 million and member distributions of $0.2 million partially offset by borrowings on related-party notes payable of $0.9 million. Cash used in financing activities for fiscal 2014 was the result of principal payments on related-party notes payable of $1.4 million partially offset by borrowings on related-party notes payable of $0.8 million.

We had total available cash of $4.0 million, $0.1 million and $0.3 million as of December 31, 2016, 2015 and 2014, respectively.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

Name	Age	Title
Terry V. Pearce	68	Director
Tony M. Pearce	61	Director
Samuel D. Bernards	40	Director and Chief Executive Officer
Jodi Deputy	43	Purple People
Mitchell L. Edwards	59	Chief Business Development Officer
Daniel G. Hill	38	Chief Retail Officer
W. Alexander McArthur	40	Chief Marketing Officer
Casey K. McGarvey	57	Chief Legal Officer and Secretary
Wayne Moorehead	42	Chief Brand Officer
Charles A. Smith	48	Chief Operating Officer
Russ Whatcott	40	Director of Innovation
Mark Watkins	42	Chief Financial Officer and Treasurer
Gary DiCamillo	66	Director
Pano Anthos	58	Director
		Director
		Director

Following the Business Combination, we expect to be a “controlled company” under the rules of the NASDAQ because more than 50% of our outstanding voting power is expected to be held by InnoHold. If we are eligible to do so following the consummation of the Business Combination, we intend to rely on certain of these exemptions. As a result, our compensation committee and nominating and corporate governance committee would not consist entirely of independent directors and will not be subject to annual performance valuations. While a “controlled company” is not required to have a majority of independent directors on its board of directors, our bylaws will provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. The “controlled company” exception does not modify the independence requirements for the audit committee, and we intend to comply with the independence requirements of the Exchange Act and the rules of the NASDAQ for the Audit Committee.

Biographical information for each of Terry V. Pearce, Tony M. Pearce, Samuel D. Bernards, Jodi Deputy, Mitchell L. Edwards, Daniel G. Hill, W. Alexander McArthur, Casey K. McGarvey, Wayne Moorehead, Charles A. Smith, Russ Whatcott and Mark Watkins is set forth above under “Information about Purple — Management — Directors and Executive Officers.”

Biographical information for Gary DiCamillo and Pano Anthos is set forth above under “Information About GPAC — Management — Directors and Officers.”

Board of Directors

Upon the consummation of the Business Combination, GPAC’s board of directors will consist of seven directors who will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

Upon the consummation of the Business Combination, the combined company’s directors are anticipated to be Pano Anthos, Sam Bernards, Gary DiCamillo, Terry Pearce, Tony Pearce, and             with terms expiring at GPAC’s 2018 annual meeting of stockholders.

Following the Business Combination, we expect to be a “controlled company” under the rules of the NASDAQ because more than 50% of our outstanding voting power is expected to be held by InnoHold. If we are eligible to do so following the consummation of the Business Combination, we intend to rely on certain of these exemptions. As a result, our compensation committee and nominating and corporate governance committee would not consist entirely of independent directors and will not be subject to annual performance valuations. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws will provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors. We anticipate that our board of directors will determine that Messrs.        are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Upon the closing of the Business Combination, the standing committees of our board of directors will consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees will report to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of these committees are expected to be as set forth below. We intend to make a copy of each committee charter available on our website at http://www.onpurple.com. The information on this website is not part of this proxy statement.

Audit Committee

Upon consummation of the Business Combination, our Audit Committee will consist of       . Our board of directors has determined that each of         qualifies as independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our board of directors has also determined that qualifies as “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. In connection with the consummation of the Business Combination, we intend to amend the charter for our Audit Committee detailing the principal function of the Audit Committee to be as follows:

•         the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•         pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•         reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•         setting clear hiring policies for employees or former employees of the independent auditors;

•         setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•         obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•         reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•         reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter will also provide that the Audit Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Audit Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Compensation Committee

We intend to rely upon the “controlled company” exception relating to the Compensation Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Compensation Committee.

Corporate Governance and Nominating Committee

We intend to rely upon the “controlled company” exception relating to the Compensation Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Corporate Governance and Nominating Committee.

Code of Ethics

We will adopt a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website http://www.onpurple.com upon the completion of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website is not part of this proxy statement, the information on this website is not part of this proxy statement.

Risk Oversight

Our board of directors will oversee the Company’s business post-Business Combination and consider the risks associated with business strategy and decisions. Our board committees will also provide risk oversight and report any material risks to our board of directors.

Executive Compensation

Overview

Following the closing of the Business Combination, we intend to develop an executive compensation program designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program will be made by the Compensation Committee of the board of directors. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: a base salary, cash bonuses and long-term incentive-based compensation in the form of equity-based awards.

Base Salary

It is expected that Purple’s named executive officers’ base salaries will continue as described under “Information about Purple — Executive Compensation” subject to the terms of new employment agreements which will be entered into in connection with the consummation of the Business Combination with each of the Purple named executive officers as further described under “— Employment, Non-Competition and Non-Solicitation Agreements” below and will be reviewed annually by the Compensation Committee based upon advice and counsel of its advisors.

Bonuses

We intend to use cash bonuses for Purple’s named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers in its sole discretion, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers in its sole discretion and subject to ratification by the board of directors.

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the named executive officers and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the named executive officers with the interests of our stockholders and serve to motivate and retain these individuals. Stock-based awards will be awarded under the Purple Innovation, Inc. 2017 Equity Incentive Plan, which has been adopted by GPAC’s board of directors and is being submitted to our stockholders for approval at the special meeting of stockholders. For a description of the Purple Innovation, Inc. 2017 Equity Incentive Plan, please see “Proposal No. 10 — Approval and Adoption of the Equity Incentive Plan.”

Employment Agreements, Non-Competition and Non-Solicitation Agreements

Concurrently with the consummation of the Business Combination, each of Terry Pearce, Tony Pearce and Sam Bernards will enter into signed a new employment agreement with the Company (the “Employment Agreements”) for their continued employment.

Upon the consummation of the Business Combination, Terry Pearce and Tony Pearce will each enter into employment agreements with the Company, pursuant to which they will be engaged as Co-Directors of Research and Development of the Company. The employment agreements will have an initial term through December 31, 2021 (the “Initial Employment Term”) and will be automatically renewable unless terminated by the Company or the employee. Under the employment agreements, the employees will be entitled to receive compensation at the rate of $300,000 per year in 2017, increasing annually by $20,000 and by a minimum of $20,000 per year commencing in 2022. In addition, the employee will be entitled to receive bonuses and certain benefits. The employment agreements provide, among other things, that the employees are not required to work a particular number of hours for the Company or to be based at any particular location. The employment agreements also provide certain post-employment benefits if a termination arises without cause (as defined) by the Company or with good reason (as defined) by the employee. In such events, the employee would be entitled to be paid all accrued obligations, together with a lump sum payment equal to the amount of salary and benefits from the termination date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which such termination occurred. In addition, the employment agreements provide for the payment of certain benefits upon the death, permanent disability or incapacity of the employee.

Terry Pearce and Tony Pearce are also directors of the Company and indirectly control a majority of the voting shares of the Company.

For more information on the Employment Agreements with Terry and Tony Pearce, please see the form of the Employment Agreements, which are attached as Annexes M-1 and M-2 hereto, as well as the Proprietary Information and Invention Assignment Agreements, which is attached as Annex O hereto.

Mr. Bernards currently serves as the Chief Executive Officer of Purple and will serve as the Chief Executive Officer of the Company upon the consummation of the Business Combination. Pursuant to that certain letter agreement, dated September 27, 2016, Mr. Bernards is employed by Purple at will. Mr. Bernards’ current annual base salary is $260,000. Pursuant to the letter agreement, he is eligible to participate in Purple’s key employee incentive plan and also received 4.00% of the profit interests of Purple and certain ancillary benefits.

Other Compensation

We expect to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. We also expect to continue to provide certain perquisites to the named executive officers, subject to the Compensation Committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be that compensation paid to our executive officers will not be subject to this limit on deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-Business Combination company and its stockholders.

Director Compensation

Following completion of the Business Combination, the post-Business Combination company Compensation Committee will determine the annual compensation to be paid to the non-employee directors.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-Business Combination company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our proposed certificate in its entirety for a complete description of the rights and preferences of the post-Business Combination company’s securities. The proposed certificate, which will be adopted if the Certificate Proposals are approved, is as described in Proposals No. 2 — 8 and the full text of the proposed certificate is attached as Annex B to this proxy statement.

Authorized and Outstanding Stock

The proposed certificate will authorize the issuance of 300 million shares of common stock, including 210 million shares of Class A Stock, par value of $0.0001 per share and 90 million shares of Class B Stock, par value of $0.0001 per share, and 5 million shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 15,989,770 shares of Common Stock outstanding.

Common Stock

Class A Stock

The proposed certificate will rename our currently issued and outstanding shares of common stock as the Class A Stock. The rights, powers, preferences and privileges to our current outstanding Common Stock will remain unchanged.

Class B Stock

The proposed certificate will provide that the Class B Stock will not be entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the post-Business Combination company in excess of the par value of such stock. In addition, the Class B Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Stock to such Permitted Holder. Upon the exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Stock, the corresponding share of Class B Stock will be automatically cancelled for no consideration. Shares of Class B Stock may only be transferred to a person other than the Company or Purple if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock will have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Common Stock will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the post-Business Combination company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Stock will be entitled to receive all remaining assets of the post-Business Combination company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Stock will not be entitled to receive any portion of any such assets of the post-Business Combination company in excess of the par value of such stock in respect of their shares of Class B Stock.

Preemptive or Other Rights

Stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Election of Directors

Subsequent to the Business Combination (assuming stockholder approval of Proposal 4), each director on our board of directors will serve until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualified. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Common Stock Outstanding Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of the Business Combination.

We will consummate the Business Combination only if a majority of the outstanding shares of Common Stock represented in person or by proxy at the special meeting are voted in favor of the Business Combination Proposal. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our business combination by February 5, 2018, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor has entered into a letter agreement with us, pursuant to which it waived its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our initial business combination by February 5, 2018. However, if our Sponsor (or any of our officers, directors or affiliates) acquired public shares in or after our initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination by February 5, 2018.

In the event of a liquidation, dissolution or winding up of the company after the Business Combination, holders of our Class A Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock, except that we will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

The Founder Shares are identical to the shares of Common Stock sold in our initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions described below and (ii) our Sponsor, officers and directors have (A) agreed to waive their redemption rights with respect to their Founder Shares and their shares of Common Stock acquired during or after our initial public offering in connection with the completion of a business combination and (B) agreed to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate a business combination by February 5, 2018, although they will be entitled to redemption rights with respect to any public shares they hold if the Company fails to consummate a business combination within such time period. Our Sponsor, officers and directors have agreed to vote their Founder Shares and all shares of Common Stock acquired by our Sponsor during or after our initial public offering in favor of the Business Combination.

Pursuant to a letter agreement, the Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of a business combination, or earlier if, subsequent to the business combination, the last sale price of our Common Stock equals or exceeds $12.00 per share (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after the business combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The Sponsor has agreed to subject 1,293,750 shares of our Common Stock owned by it (or 33.3% of the 3,881,250 Founder Shares owned by it) to vesting and forfeiture based on the Common Stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”). These shares will vest and no longer be subject to forfeiture on the first day the closing price of the Class A Stock is at or above $12.50 (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. In addition, these shares will immediately vest upon a change of control or liquidation of the Company or certain other events. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting. In addition, the Sponsor will forfeit 1,293,750 shares of Common Stock currently owned by it.

Preferred Stock

GPAC’s amended and restated certificate of incorporation currently provides, and the proposed certificate will provide, that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued in connection with the Business Combination.

Rights and Options

GPAC’s amended and restated certificate of incorporation currently provides, and the proposed certificate will provide, that the company has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the company’s capital stock or other securities of the company, and such rights, warrants and options will be evidenced by instrument(s) approved by the board of directors. The board of directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options provided that the consideration to be received for any shares of capital stock subject to this provision may not be less than the par value thereof.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our initial public offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Common Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Common Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Common Stock. Warrants must be exercised for a whole share. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

•         in whole and not in part;

•         at a price of $0.01 per warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•         if, and only if, the reported last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $24.00 redemption trigger price as well as the $5.75 (for each half share) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Common Stock by the Company if a proposed initial business combination is presented to the stockholders of the Company for approval or (e) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Common Stock to be issued to the warrant holder.

Sponsor Warrants

Pursuant to a letter agreement, the Sponsor Warrants will not be released except to permitted transferees until 30 days after the completion of the Business Combination. During the lock-up period, the Sponsor Warrants will not be transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) by gift to a member of one of the members of our Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our Sponsor’s immediate family, to an affiliate of our Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Sponsor Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. In connection with the Business Combination, our Sponsor will assign to InnoHold the 12,815,000 Sponsor Warrants to purchase 6,407,500 shares of Class A Stock.

Purple Warrants

The Purple Warrants to be assigned to InnoHold in connection with the Business Combination will have terms and provisions that are substantially similar to those of the Sponsor Warrants, including being exercisable on a cashless basis so long as they are owned by InnoHold or its permitted transferees. However, InnoHold has agreed that the Purple Warrants will be subject to the same redemption provisions as the Public Warrants. Such Purple Warrants and any shares issuable upon exercise thereof, however, will not be transferable except to permitted transferees until twelve months after the completion of the Business Combination and such Purple Warrants will be subject to the same redemption provisions as the Public Warrants. During the twelve-month lock-up period, the Purple Warrants and any shares issuable upon exercise thereof will not be transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor or its members; (b) by gift to holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, to an affiliate of such person or to a charitable organization; (c) by virtue of laws of descent and distribution upon death; (d) pursuant to a qualified domestic relations order; or (e) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, however, that the permitted transferees in clauses (a)-(d) must enter into a written agreement agreeing to be bound by these transfer restrictions.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends following the Business Combination will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

•         a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•         an affiliate of an interested stockholder; or

•         an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•         our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•         after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•         on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•         1% of the total number of shares of common stock then outstanding; or

•         the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 15,989,770 shares of Common Stock outstanding. Of these shares, the 12,108,520 shares sold in our initial public offering (and not previously redeemed) are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding 3,881,250 Founder Shares currently owned by our Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Similarly, the shares of our Class A Stock issuable upon the exchange of the Class B Units and Class B Stock issued to InnoHold as Equity Consideration and the 6,407,500 shares of Class A Stock issuable upon exercise of the 12,815,000 Purple Warrants will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there were a total of 28,340,000 warrants to purchase 14,170,000 shares of Common Stock outstanding. 15,525,000 of these warrants are Public Warrants and are freely tradable. The remaining 12,815,000 warrants are the Sponsor Warrants currently owned by our Sponsor and are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

In the Business Combination, the Sponsor will forfeit 1,293,750 shares of Common Stock currently owned by it (or 33.3% of the 3,881,250 Founder Shares currently owned by it) and will assign to InnoHold its 12,815,000 Sponsor Warrants to purchase 6,407,500 shares of Class A Stock. Following such forfeiture and assignment, the Sponsor will own 2,587,500 Founder Shares (of which 1,293,750 will be subject to vesting, as described above) and no Sponsor Warrants at the consummation of the Business Combination.

Following the consummation of the Business Combination, we intend to file and maintain an effective registration statement under the Securities Act covering all the shares of Class A Stock issuable upon exercise of all Public Warrants, the Founder Shares, the shares of Class A Stock issuable upon the exchange of the Class B Units and the shares of Class B Stock issued as Equity Consideration, all Purple Warrants and the shares of Class A Stock issuable upon exercise of such Purple Warrants.

TRANSFER AGENT AND WARRANT AGENT

The transfer agent for the shares of Common Stock and warrants is and will continue post-Business Combination to be Continental Stock Transfer & Trust Company.

LISTING OF SECURITIES

Our Common Stock, warrants and units are currently listed on The NASDAQ Capital Market under the symbols “GPAC,” “GPACW” and “GPACU,” respectively. At the closing, our units will separate into their component shares of Class A Stock and warrants so that the units will no longer trade separately under “GPACU.” We intend to apply for the continued listing of our Class A Stock and warrants on The NASDAQ Capital Market under the ticker symbols “PRPL” and “PRPLW,” respectively, following consummation of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table set forth information known to us regarding (i) the actual beneficial ownership of Common Stock as of November 2, 2017 (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively, that the maximum number of shares of the Company are redeemed, by:

•         each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•         each of our current executive officers and directors;

•         each person who will become a named executive officer or director of the Company post-Business Combination; and

•         all executive officers and directors of the Company as a group pre-Business Combination and post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days.

The beneficial ownership of the Common Stock pre-Business Combination is based on 15,989,770 shares of Common Stock issued and outstanding as of November 2, 2017. Unless otherwise noted, the business address of each of the following persons listed below is Rockefeller Plaza, 11th floor, New York, NY 10020.

The post-Business Combination beneficial ownership information below excludes: (i) the 6,407,500 shares of Class A Stock issuable upon exercise of the 12,815,000 warrants owned by the Sponsor because they will not be exercisable following the closing of the Business Combination and (ii) the 6,407,500 shares of Class A Stock issuable upon exercise of the 12,815,000 Purple Warrants assigned to InnoHold upon exercise of the 6,407,500 Purple Warrants issued in the Business Combination because they will not be exercisable until thirty days following the closing of the Business Combination and (iii) the shares of Class A Stock issuable upon the exchange of the Class B Units and shares of Class B Stock issued to InnoHold as Equity Consideration because no exchanges will be permitted during the lock-up period following the closing of the Business Combination.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Before the Business Combination		After the Business Combination
			Assuming No Redemption				Assuming Redemption of 1,050,511 million Shares Held by the Public
			Class A Stock		Class B Stock		Class A Stock		Class B Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Common Stock	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Owned	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Owned
Global Partner Sponsor I LLC (Sponsor)	3,881,250	24.3%	2,587,500	17.6%	—	—	2,587,500	20.0%	—	—
Paul Zepf(1)	3,881,250	24.3%	2,587,500	17.6%	—	—	2,587,500	20.0%	—	—
Andrew Cook(2)	—	—	—	—	—	—	—	—	—	—
William Kerr(3)	—	—	—	—	—	—	—	—	—	—
Gary DiCamillo(4)	—	—	—	—	—	—	—	—	—	—
Pano Anthos(5)	—	—	—	—	—	—	—	—	—	—
Jeffrey Weiss(6)	—	—	—	—	—	—	—	—	—	—
TD Asset Management Inc.(7)	1,295,300	8.1%	1,295,300	8.8%	—	—	—	—	—	—
Capstone Investment Advisors, LLC(8)	1,000,000	6.3%	1,000,000	6.8%	—	—	—	—	—	—
Davidson Kempner Capital Management LLC(9)	1,200,000	7.5%	1,200,000	8.2%	—	—	—	—	—	—
Highbridge Capital Management, LLC(10)	1,350,000	8.4%	1,350,000	9.2%	—	—	—	—	—	—
InnoHold, LLC(11)	—	—	—	—	80,991,017	100.0%	—	—	80,991,017	100.0%
Terry V. Pearce(11)	—	—	—	—	80,991,017	100.0%	—	—	80,991,017	100.0%
Tony M. Pearce(11)	—	—	—	—	80,991,017	100.0%	—	—	80,991,017	100.0%
Samuel D. Bernards(12)	—	—	—	—	—	—	—	—	—	—
Jodi Deputy(12)	—	—	—	—	—	—	—	—	—	—
Mitchell L. Edwards	—	—	—	—	—	—	—	—	—	—
Daniel G. Hill(12)	—	—	—	—	—	—	—	—	—	—
W. Alexander McArthur(12)	—	—	—	—	—	—	—	—	—	—
Casey K. McGarvey(12)	—	—	—	—	—	—	—	—	—	—
Wayne Moorehead(12)	—	—	—	—	—	—	—	—	—	—
Charles A. Smith	—	—	—	—	—	—	—	—	—	—
Russ Whatcott(12)	—	—	—	—	—	—	—	—	—	—
Wayne Moorehead	—	—	—	—	—	—	—	—	—	—
All directors and executive officers (6 individuals)	3,881,250	24.3%	2,587,500	17.6%	—	—	2,587,500	—	—	—
All directors and executive officers post-Business Combination (15 individuals)	—	—	—	17.6%	80,991,017	100.0%	2,587,500	—	80,991,017	100.0%

____________

*         Less than 1%

(1)      These shares represent the Founder Shares held by our Sponsor. Paul Zepf, our chief executive officer, is the sole managing member of our Sponsor. Consequently, Mr. Zepf may be deemed the beneficial owner of the Founder Shares held by our Sponsor and has sole voting and dispositive control over such securities. Mr. Zepf, through his holdings in our Sponsor, has a pecuniary interest in 865,670 Founder Shares. In addition, 200,001 shares are held in the Zepf 1999 Descendants’ Trust, over which Mr. Zepf does not have voting or dispositive control. Mr. Zepf is expected to resign from our board of directors and from his position as our chief executive officer effective upon consummation of the Business Combination.

(2)      Tomahawk International Holdings Limited, an affiliate of Mr. Cook, has a pecuniary interest in 331,287 Founder Shares through its holdings in our Sponsor. Mr. Cook is expected to resign from his position as our chief financial officer effective upon consummation of the Business Combination.

(3)      Mr. Kerr, through his holdings in our Sponsor, has a pecuniary interest in 298,204 Founder Shares. Mr. Kerr is expected to resign from our board of directors effective upon consummation of the Business Combination.

(4)      Mr. DiCamillo, through his holdings in our Sponsor, has a pecuniary interest in 167,713 Founder Shares.

(5)      Mr. Anthos, through his holdings in our Sponsor, has a pecuniary interest in 40,109 Founder Shares.

(6)      Mr. Weiss, through his holdings in our Sponsor, has a pecuniary interest in 156,170 Founder Shares. Mr. Weiss is expected to resign from our board of directors effective upon consummation of the Business Combination.

(7)      According to Amendment No. 1 to Schedule 13G filed on February 10, 2017 by TD Asset Management Inc. and TDAM USA Inc., TD Asset Management Inc. has sole voting and dispositive power over 1,295,300 shares of Common Stock and TDAM USA Inc. has sole voting and dispositive power over 700 shares of Common Stock. The address of the principal business office of each of the reporting persons is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

(8)      According to a Schedule 13G filed on February 12, 2016 by Capstone Investment Advisors, LLC, the reporting person has sole voting and dispositive power over 1,000,000 shares of Common Stock. The address of the reporting person is 7 World Trade Center, 250 Greenwich Street, 30th Floor, New York, New York 10007.

(9)      According to a Schedule 13G filed with the SEC on August 10, 2015, Davidson Kempner Capital Management LLC shares voting and dispositive power over 1,200,000 shares of Common Stock with certain affiliated entities. Davidson Kempner Capital Management LLC acts as investment manager to each such affiliated entity and is responsible for the voting and investment decisions of each such affiliated entity. Messrs. Thomas L. Kempner, Jr. and Robert J. Brivio, Jr. are managing members of Davidson Kempner Capital Management LLC with voting and dispositive power over the shares held by Davidson Kempner Capital Management LLC and such affiliated entities. The address of the principal business office of each of reporting persons is 520 Madison Avenue, 12th Floor, New York, New York 10022.

(10)   According to a Schedule 13G filed on August 7, 2017 by Highbridge Capital Management, LLC shares voting and dispositive power with Highbridge International LLC over 1,350,00 shares of Common Stock. The address of the principal place of business office of the reporting person is 40 West 57th Street, 32nd Floor, New York, New York 10019.

(11)   The shares of Class B Stock (and a corresponding number of Class B Units in Purple) held by InnoHold, LLC are beneficially owned by Terry Pearce and Tony Pearce. The address of the principal place of business office of the reporting person is 123 E. 200 N., Alpine, Utah 84004.

(12)   This employee currently owns profits interests in Purple team LLC, which, prior to the completion of the Business Combination, will be converted into profits interests in InnoHold. The number of profits interests to be held in InnoHold is unknown at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GPAC Related Person Transactions

Founder Shares

In May 2015, the Sponsor purchased 3,881,250 shares of Common Stock for an aggregate purchase price of $25,000, or approximately $0.006 per share.

Sponsor Warrants

Our Sponsor purchased 12,815,000 Sponsor Warrants for a purchase price of $0.50 per warrant, or $6,407,500 in the aggregate, in a private placement transaction that occurred simultaneously with the closing of our initial public offering. Each Sponsor Warrant entitles the holder to purchase one-half of one share of our Common Stock at $5.75 per half share ($11.50 per full share). Warrants may be exercised only for a whole number of shares of Common Stock. The Sponsor Warrants (including the Common Stock issuable upon exercise of the Sponsor Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it except to permitted transferees until 30 days after the completion of our initial business combination. In connection with the Business Combination, the Sponsor will assign to InnoHold all of its 12,815,000 Sponsor Warrants to purchase 6,407,500 shares of Class A Stock.

Services

We have entered into an Administrative Services Agreement with our Sponsor, pursuant to which we pay our Sponsor a total of $10,000 per month for office space, utilities and administrative support. We intend to terminate this agreement upon completion of the Business Combination.

We may pay our management team and our advisors (or an entity affiliated with a member of our management team and our advisors) a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination. The fee will only be payable upon closing of our initial business combination, and may be paid out of the offering proceeds deposited in the Trust Account. The per-share amount distributed to any redeeming stockholders upon the completion of our initial business combination will not be reduced as a result of such fee. A majority of disinterested directors will determine the nature and amount of such fee, which will be based upon the prevailing market rate for similar services negotiated at arms’ length for such transactions at such time, but will in no event exceed $3,000,000 in the aggregate. Any such fee will also be subject to the review of our Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest. No such fee will be payable to our Chief Executive Officer or any other member of our combined team in connection with the consummation of the Business Combination.

Our Sponsor, executive officers and directors and their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combination targets. Our independent directors will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Loans

Prior to our initial public offering, the Sponsor provided an aggregate of $225,000 to us under an unsecured promissory note, to be used for a portion of the expenses of our initial public offering. These loans were non-interest bearing, unsecured and were repaid upon the closing of our initial public offering.

On January 12, 2017, we executed the Initial Sponsor Note with an interest rate of 7.5% per annum, computed on the basis of a 360-day year in favor of the Sponsor to cover certain Business Combination fees and expenses. The Initial Sponsor Note can be drawn down in any amount upon five business days’ notice to the Sponsor. On January 12, 2017, we drew $600,000 and on January 24, 2017, we drew the remaining $600,000 under the Initial Sponsor Note. Under the Initial Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Initial Sponsor Note and accrued interest was repaid in September 2017.

On November 1, 2017, we executed the Second Sponsor Note to cover certain Business Combination fees and expenses. The Second Sponsor Note does not bear interest and can be drawn down in any amount upon five business days’ notice to the Sponsor. On November 2, 2017, we drew $600,000 under the Second Sponsor Note. Under the Second Sponsor Note, we have the option to convert any unpaid balance into shares of Common Stock based on a share price of $10.00 per share. The Sponsor is also entitled to receive a capital commitment fee in the amount of $50,000 in consideration of its agreement to commit to make the loan to GPAC. The Second Sponsor Note is repayable in full upon the earliest to occur of: (i) the consummation of the Business Combination, (ii) February 28, 2018 and (iii) the date that the winding up of GPAC is effective.

Registration Rights

We have entered into a registration rights agreement with respect to the Founder Shares, Sponsor Warrants, the shares of Common Stock issuable upon exercise of the Sponsor Warrants and other securities that may be issued in repayment of any Sponsor loans. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the costs and expenses of filing any such registration statements.

To streamline registrations, our board of directors will waive the restrictions on registration of securities during the lock-up period (but not the lock-up itself). As a result, following the consummation of the Business Combination, we intend to file and maintain an effective registration statement under the Securities Act covering all the shares of Class A Stock issuable upon exercise of all Public Warrants, the Founder Shares, the shares of Class A Stock issuable upon the exchange of the Class B Units and the shares of Class B Stock as Equity Consideration, all Purple Warrants and shares of Class A Stock issuable upon exercise of such Purple Warrants.

Purple Related Person Transactions

Review and Approval of Related Party Transactions

Given the closely held nature of Purple’s business to this point, it has not yet had a policy for reviewing related party transactions. However, going forward, Purple intends to review all relationships and transactions in which Purple and certain related persons, including its founders, directors, named executive officers, and their immediate family members, are participants, to determine whether such persons have a direct or indirect material interest. Purple’s legal and accounting departments will have responsibility for the development and implementation of processes and controls to obtain information from the founders, directors and named executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether Purple or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Purple or the related party are disclosed in this Proxy Statement and will continue to be disclosed going forward. In addition, a disinterested majority of the full Board of Directors or Audit Committee will review and approve any related party transaction that is required to be disclosed.

Related Party Transactions

Purple leases its facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. The total amount of payments made to TNT Holdings, LLC in 2016 and the six months ended June 30, 2017 was $911,787 and $455,895, respectively.

On December 15, 2016, Purple and EdiZONE, LLC, which is beneficially owned by Tony Pearce and Terry Pearce, entered into an amended and restated license agreement to terminate certain royalties owed by Purple to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

On December 15, 2016, EquaPressure, LLC, a wholly owned subsidiary of Purple, and EdiZONE, LLC entered into an amended and restated license agreement to terminate certain royalties owed by EquaPressure, LLC to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis.

This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

Effective December 27, 2016, Purple and EdiZONE, LLC executed a confidential assignment and license back agreement, pursuant to which certain intellectual property owned by EdiZONE was assigned to Purple and a subset of such intellectual property (related to non-consumer fields and consumer fields of use currently licensed to third parties) was licensed back on a fully paid and royalty-free basis to EdiZONE from Purple to enable EdiZONE to continue licensing such intellectual property to third party licensees. All royalties on such third-party licenses are paid directly to EdiZONE without any payments going back to Purple. On March 3, 2017, a confirmatory assignment for patents and a confirmatory assignment for trademarks was executed by EdiZONE (as assignor) and Purple (as assignee) as separate short-form documentation of the intellectual property assignments reflected in the confidential assignment and license back agreement for filing with the USPTO. The effect of this agreement is subject to change with the expiration/termination of third-party licenses related to the licensed intellectual property from EdiZONE.

Also effective December 27, 2016, Purple and EdiZONE, LLC entered into an Exclusive License Agreement, pursuant to which EdiZONE provided Purple with an exclusive, paid up and irrevocable license to certain trademarks owned by EdiZONE. On April 11, 2017, certain of the trademarks licensed to Purple were assigned by EdiZONE to Purple under an assignment agreement.

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC will merge with and into InnoHold and the profits interests previously issued to Purple Team LLC will be cancelled and the members of Purple Team LLC will receive profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued.

On February 10, 2017, Purple entered into a Shared Services Agreement with EdiZONE, LLC, effective January 1, 2017, pursuant to which each of Purple and EdiZONE agreed to provide certain operational and administrative support services. Pursuant to the Shared Services Agreement, Casey McGarvey, Purple’s Chief Legal Officer, and other employees of Purple provide services to EdiZONE, LLC. Mr. McGarvey also provides similar services to InnoHold, LLC, the controlling member of Purple. In the six months ended June 30, 2017, Purple did not pay to or receive from EdiZONE, LLC any amounts under this agreement.

In December 2016, Purple and InnoHold executed an Equity Transfer Agreement pursuant to which InnoHold transferred to Purple all of the issued and outstanding equity of EquaPressure, LLC. In consideration of the EquaPressure, LLC equity, InnoHold forgave a note from Purple to InnoHold, in part via conversion to equity, and Purple issued a new demand note to InnoHold due April 22, 2017 in the amount of $300,000 with interest at 7%. Purple paid the demand note in full on April 21, 2017 by paying Tony and Terry Pearce at the request of InnoHold. In connection with the Equity Transfer Agreement, and effective December 15, 2016, EquaPressure, LLC assigned to Purple an agreement between EquaPressure and certain customers of EquaPressure.

On November 1, 2017, Purple and EdiZONE executed an Amended and Restated Confidential Assignment and License Back Agreement, pursuant to which EdiZONE assigned substantially all of its intellectual property to Purple and Purple licensed back to EdiZONE such intellectual property for use outside the consumer comfort and cushioning field of use reserved by Purple. EdiZONE also agreed to notify Purple of any breach of a third party license agreement relating to consumer comfort intellectual property or consumer comfort products and Purple reserved the right to enforce EdiZONE’s rights with respect to such violations, provided that Purple agreed to pay the costs of such enforcement and to indemnify EdiZONE for any losses arising therefrom. EdiZONE further agreed not to extend such third party licenses or waive any such violations, or to settle any claim with respect thereto, without Purple’s consent. In addition, EdiZONE also agreed to not sell or transfer any of its assets or assign any intellectual property or licenses relating to certain consumer comfort products and related intellectual property without Purple’s consent. EdiZONE has agreed not to use any intellectual property in the consumer comfort or cushioning field of use, subject only to its existing third party licenses.

As described above, Purple does not yet have procedures for reviewing related party transactions. Accordingly, none of the listed transactions was approved according to the procedures that we describe will be implemented going forward.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details and, post-Business Combination, the amended charter of the Audit Committee of the post-Business Combination will provide, the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•         whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•         whether there are business reasons for us to enter into the transaction;

•         whether the transaction would impair the independence of an outside director; and

•         whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

PRICE RANGE OF SECURITIES AND DIVIDENDS

GPAC

Price Range of GPAC Securities

GPAC’s units, Common Stock and warrants are listed on The NASDAQ Capital Market under the symbols “GPACU,” “GPAC” and “GPACW,” respectively. The Common Stock and warrants began separate trading on NASDAQ on January 6, 2014. On November 1, 2017, the date before the public announcement of the Business Combination, GPAC’s units, Common Stock and warrants closed at $10.86, $10.01 and $0.78, respectively. The following table includes the high and low sales prices for our units, Common Stock and warrants for the periods presented.

	Units(1)		Common Stock(2)		Warrants(3)
	High	Low	High	Low	High	Low
2015
Third Quarter	$10.05	$10.00	$—	$—	$0.35	$0.23
Fourth Quarter	$10.08	$9.95	$10.19	$9.45	$0.37	$0.19
2016
First Quarter	$9.96	$9.26	$10.00	$9.56	$0.25	$0.15
Second Quarter	$10.05	$9.30	$9.86	$9.51	$0.22	$0.14
Third Quarter	$10.15	$9.76	$10.00	$9.65	$0.29	$0.15
Fourth Quarter	$10.08	$10.00	$9.95	$9.46	$0.35	$0.21
2017
First Quarter	$10.55	$10.00	$10.50	$9.90	$0.63	$0.35
Second Quarter	$10.65	$10.18	$10.05	$9.93	$0.75	$0.11
Third Quarter	$11.82	$9.85	$10.10	$9.49	$0.86	$0.20
Fourth Quarter(4)	$10.86	$10.86	$10.10	$9.35	$1.05	$0.65

____________

(1)      Our units began trading on The NASDAQ Capital Market on July 30, 2015. As a result, the figures for the third quarter of 2015 are for the period from July 30, 2015 through September 30, 2015.

(2)      Our Common Stock began separate trading on The NASDAQ Capital Market on August 13, 2015. As a result, the figures for the third quarter of 2015 are for the period from August 13, 2015 through September 30, 2015.

(3)      Our warrants began separate trading on The NASDAQ Capital Market on August 13, 2015. As a result, the figures for the second quarter of 2015 are for the period from August 13, 2015 through September 30, 2015.

(4)      Through November 2, 2017.

Holders

As of November 2, 2017, there was one holder of record of our units, two holders of record of our Common Stock and two holders of record of our warrants.

Dividends

GPAC has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a Business Combination. The payment of any cash dividends subsequent to a Business Combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants that we may agree to in connection therewith.

Purple’s credit agreement with Wells Fargo Bank, National Association provides that Purple may not pay any dividends or distributions, other than certain tax distributions.

It is the present intention of the Company post-Business Combination to retain any earnings for use in its business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Purple

Price Range of Purple Securities

Historical market price information regarding Purple is not provided because there is no public market for the limited liability company interests of Purple.

As of the date of this proxy statement there was one holder of record of Purple common limited liability company units.

Dividend Policy of Purple

Purple has not paid any cash dividends since inception.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

If the Business Combination is completed, BDO USA, LLP will audit the financial statements of the post-Business Combination company for the year ended December 31, 2017.

The audited financial statements of Global Partner Acquisition Corp. as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and for the period from May 19, 2015 (date of inception) to December 31, 2015, included in this proxy statement have been so included in reliance on a report of WithumSmith+Brown, PC, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The financial statements of Purple Innovation, LLC at December 31, 2016 and for the year then ended appearing in this proxy statement has been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein.

APPRAISAL RIGHTS

Our stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that we deliver single copies of the proxy statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 1 Rockefeller Plaza, 11th Floor, New York, New York 10020, telephone: (646) 756-2877.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in our bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in our bylaws.

Stockholder proposals for the 2018 annual meeting must be received at our principal executive offices by     , 2018 and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2018 annual meeting. If, however, the 2018 annual meeting is more than 30 days from the anniversary of the special meeting of stockholders, then stockholder proposals for the 2018 annual meeting must be received at our principal executive offices a reasonable time before the Company begins to print and mail its annual meeting proxy materials, to be considered for inclusion in our proxy materials relating to our 2018 annual meeting.

If you intend to present a proposal at the 2018 annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. The Company must receive this notice no earlier than     , 2018 and no later than     , 2018; provided, however, that in the event that the 2018 annual meeting is called for a date that is not within 45 days before or after the anniversary of the special meeting of stockholders, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the 2018 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2018 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made by the Company.

If you intend to present a proposal at the 2018 annual meeting, or if you want to nominate one or more directors at the 2018 annual meeting, you must comply with the advance notice provisions of our bylaws. You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read GPAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

Andrew Cook
Global Partner Acquisition Corp.
Email: info@globalpartnerac.com

You may also obtain these documents by requesting them in writing or by telephone from GPAC’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200 or banks and brokers can call collect at (203) 658-9400
Email: gpac.info@morrowsodali.com

If you are a stockholder of GPAC and would like to request documents, please do so by       , 2017 to receive them before the GPAC special meeting of stockholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to GPAC has been supplied by GPAC, and all such information relating to Purple has been supplied by Purple. Information provided by either GPAC or Purple does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of GPAC for the special meeting of our stockholders. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Purple that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

PURPLE INNOVATION, LLC

GLOBAL PARTNER ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets –
Cash	$188,000	$237,000
Prepaid expenses	33,000	41,000
Total current assets	221,000	278,000

Non-current assets —
Cash and investments held in Trust Account	155,781,000	155,543,000

Total assets	$156,002,000	$155,821,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities –
Accounts payable	$11,000	$199,000
Accrued liabilities	957,000	1,614,000
Accrued taxes	108,000	62,000
Notes payable and accrued interest – related party	1,240,000	—
Total current liabilities	2,316,000	1,875,000

Other liabilities –
Deferred underwriting compensation	4,658,000	4,658,000
Total liabilities	6,974,000	6,533,000

Common stock subject to possible redemption; 14,364,041 shares and 14,428,805 shares, respectively, at June 30, 2017 and December 31, 2016 (at redemption value of approximately $10.03 per share)	144,028,000	144,288,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 35,000,000 shares authorized, 5,042,209 shares and 4,977,445 shares, respectively, issued and outstanding (excluding 14,364,041 and 14,428,805 shares, respectively, subject to possible redemption) at June 30, 2017 and December 31, 2016	—	—
Additional paid-in-capital	7,890,000	7,630,000
Accumulated deficit	(2,890,000)	(2,630,000)
Total stockholders’ equity	5,000,000	5,000,000
Total liabilities and stockholders’ equity	$156,002,000	$155,821,000

See accompanying notes to condensed financial statements.

GLOBAL PARTNER ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Revenues	$—	$—	$—	$—
General and administrative expenses	246,000	121,000	560,000	259,000
Loss from operations	(246,000)	(121,000)	(560,000)	(259,000)
Other income (expense)
Interest income on Trust Account	261,000	65,000	440,000	165,000
Interest expense on Notes payable – related party	(22,000)	—	(40,000)	—
Loss before income tax	(7,000)	(56,000)	(160,000)	(94,000)
Provision for income tax	(50,000)	—	(100,000)	—
Net loss attributable to common stock	$(57,000)	$(56,000)	$(260,000)	$(94,000)
Weighted average common shares outstanding:
Basic and diluted	5,013,000	4,752,000	5,000,000	4,750,000
Net loss per common share:
Basic and diluted	$(0.01)	$(0.01)	$(0.05)	$(0.02)

See accompanying notes to condensed financial statements.

GLOBAL PARTNER ACQUISITION CORP.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

For the six months ended June 30, 2017
(unaudited)

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balances, December 31, 2016	4,977,445	$—	$7,630,000	$(2,630,000)	$5,000,000
Change in proceeds subject to possible redemption	64,764	—	260,000	—	260,000
Net loss	—	—	—	(260,000)	(260,000)
Balances, June 30, 2017	5,042,209	$—	$7,890,000	$(2,890,000)	$5,000,000

See accompanying notes to condensed financial statements.

GLOBAL PARTNER ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	For the six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(260,000)	$(94,000)
Adjustments to reconcile net loss to net cash used in operations:
Decrease in prepaid expenses	8,000	26,000
Increase in accounts payable, accrued liabilities and accrued taxes, net	(759,000)	(102,000)
Trust income retained in Trust Account	(238,000)	(103,000)
Net cash used in operating activities	(1,249,000)	(273,000)

Cash flows from financing activities: Proceeds from notes payable – related party	1,200,000	—

Net decrease in cash	(49,000)	(273,000)
Cash at beginning of period	237,000	1,048,000
Cash at end of period	$188,000	$775,000

Supplemental disclosure of non-cash financing activities:
Non-cash interest	$18,000	$—

See accompanying notes to condensed financial statements.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Global Partner Acquisition Corp. (the “Company”) was incorporated in Delaware on May 19, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At June 30, 2017, the Company had not commenced any operations. All activity for the period from May 19, 2015 (inception) through June 30, 2017 relates to the Company’s formation and the initial public offering (“Public Offering”) described below and, subsequent to the Public Offering, locating and completing a suitable Business Combination. The Company has not and will not generate any operating revenues until after completion of the Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds of the Public Offering and a concurrent private placement.

Sponsor and Financing:

The Company’s sponsor is Global Partner Sponsor I LLC, a Delaware limited liability corporation (the “Sponsor” or the “initial stockholder”). The registration statement for the Public Offering (as described in Note 4) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on July 29, 2015. The Company intends to finance an Initial Business Combination with proceeds from $155,250,000 of gross proceeds from the Public Offering, including the underwriters’ exercise of the over-allotment option in full (as described in Note 4) and approximately $6,408,000 of gross proceeds from a concurrent private placement (Note 4). Upon the closing of the Public Offering and the private placement, $155,250,000 was deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as discussed below. See below as well as Notes 5, 6 and 7 regarding redemptions of common stock and the release of a portion of the funds from the Trust Account in connection with stockholder approval, subsequent to June 30, 2017, to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must complete its Initial Business Combination.

The Trust Account:

The funds in the Trust Account may be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds of the Public Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the Units (as defined below) sold in the Public Offering if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Public Offering (subject to the requirements of law).

Subsequent to June 30, 2017, on August 3, 2017, the stockholders of the Company approved an amendment to the Company’s amended and restated certificate of incorporation to extend the date on which the Company must liquidate the Trust Account if the Company has not completed an initial business combination, from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017), and to permit the withdrawal of funds from the Trust Account to pay

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

stockholders who properly exercise their redemption rights in connection with the related Extension Amendment. Stockholders representing 3,416,480 shares elected to redeem their shares as further discussed in Notes 6 and 7.

Initial Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination with a Target Business. As used herein, a “Target Business” is one or more businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares (as defined below) in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards, Board (“FASB”) Accounting Standards Update (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Subsequent to June 30, 2017, on August 3, 2017, the Company’s stockholders agreed to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate an Initial Business Combination from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for a business combination by November 6, 2017) or such earlier date as determined by the Board of Directors of the Company. Under the Extension Amendment, public stockholders had the right to redeem their pro rata portion of the funds in the Trust Account and stockholders representing 3,416,480 shares elected to redeem their shares as further discussed in Notes 6 and 7.

Accordingly, the Company will only have until November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for a business combination by November 6, 2017) to complete the Initial Business Combination. See Liquidation and Going Concern below.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Liquidation and Going Concern:

As noted in Initial Business Combination above, subsequent to June 30, 2017, on August 3, 2017, pursuant to the Extension Amendment, the Company will only have until November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for a business combination by November 6, 2017) to complete an Initial Business Combination. If the Company does not complete an Initial Business Combination by that date, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholders have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete the Initial Business Combination within the required time period.

This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern at June 30, 2017. No adjustments have been made to the carrying amounts of assets or liabilities as of such date should the Company be required to liquidate after November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for an Initial Business Combination by November 6, 2017).

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering.

At June 30, 2017, the Company had current liabilities of approximately $2,316,000 and negative working capital of approximately $2,095,000. Of these amounts, approximately $108,000 represents accrued taxes (which can be paid with interest earned from the Trust Account), approximately $1,240,000 is payable to our Sponsor upon the consummation of an Initial Business Combination (see Note 5), approximately $50,000 represents unpaid administrative fees payable to our Sponsor and approximately $918,000 largely represents amounts owed to professionals, consultants, advisors and others for their services in connection with a terminated Initial Business Combination. Funds in the Trust Account are not generally available to pay professionals, consultants, advisors and others absent an Initial Business Combination and the majority of such parties have agreed to waive any claims against the Trust Account. The Company believes that such professionals, consultants, advisors (excluding our independent registered public accounting firm) and others will continue assisting the Company with completing the Initial Business Combination and defer a portion of their fees until such completion or on a contingency basis. Additionally, the Company has had discussions with members of our Sponsor about providing up to $1.0 million of additional financing in the form of loans or advances to fund expenses in connection with the consummation of an Initial Business Combination, but there are no agreements for such financing currently in place. Further, the Company continues to generate interest income that is available to pay taxes. As such, the Company believes that it has sufficient working capital at June 30, 2017 (assuming the subsequent receipt of the additional funding from the Sponsor which is not currently in place) to fund its operations until completion of its Initial Business Combination or, if necessary, through November 6, 2017 (or February 5, 2018 if the Company has executed a definitive agreement for a business combination by November 6, 2017).

NOTE 2 — BUSINESS COMBINATION — AGREEMENT AND TERMINATION

On January 11, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sequel Acquisition, LLC (the “MergerSub”), a wholly-owned subsidiary of the Company, Sequel Youth and Family Services, LLC (“Sequel”) and other parties named thereto. Pursuant to the Merger Agreement, the Company agreed to acquire the Sequel business through an equity purchase and a merger of MergerSub with and into Sequel, with Sequel being the survivor in the merger (the “Business Combination”).

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 2 — BUSINESS COMBINATION — AGREEMENT AND TERMINATION (cont.)

On May 19, 2017, the Company received notice from Sequel that Sequel terminated the Merger Agreement. Sequel’s termination was as a result of the transactions contemplated by the Merger Agreement not being completed on or prior to May 15, 2017 as required. Material terms of the Merger Agreement are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2017.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2017 and December 31, 2016, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year.

The accompanying unaudited interim condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC. All dollar amounts are rounded to the nearest thousand dollars.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At June 30, 2017 and 2016, the Company had outstanding warrants to purchase 14,170,000 shares of common stock. For all periods presented, these shares were excluded from the calculation of diluted loss per share of common stock because their inclusion would have been anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At June 30, 2017 and December 31, 2016, the Company has a deferred tax asset of approximately $350,000 and $225,000, respectively, primarily related to start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time. The Company has excluded approximately $2.9 million of business combination related costs from this calculation due to the uncertainty of tax deductibility after the Initial Business Combination.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2017 or December 31, 2016. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2017 or December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

Redeemable Common Stock:

All of the 15,525,000 common shares sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of an entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital.

Accordingly, at June 30, 2017 and December 31, 2016, 14,364,041 and 14,428,805, respectively, of the 15,525,000 Public Shares were classified outside of permanent equity at their redemption value.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent to June 30, 2017 on August 3, 2017 in connection with stockholder approval of the Extension Amendment, stockholders representing 3,416,480 shares elected to redeem their shares as discussed further in Notes 6 and 7.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — PUBLIC OFFERING

On August 4, 2015, the Company closed the Public Offering for the sale of 15,525,000 Units at a price of $10.00 per unit (the “Units”), including the full exercise of the underwriters’ over-allotment option yielding gross proceeds of $155,250,000. Each Unit consists of one share of the Company’s common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one-half of one share of common stock at a price of $5.75. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Initial Business Combination on or prior to the period allotted to complete the Initial Business Combination (November 6, 2017 or February 5, 2018 if the Company has executed a definitive agreement for an initial business combination by November 6, 2017), the Warrants will expire at the end of such period. The Company has agreed to use its best efforts following the completion of the Initial Business Combination to file a new registration statement under the Securities Act, to cover the shares of common stock issuable upon the exercise of the warrants. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants issued as part of the 15,525,000 Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they are exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

The Company paid an underwriting discount of 3% of the gross proceeds of the Public Offering to the underwriters at the closing of the Public Offering (approximately $4,658,000), with an additional fee (the “Deferred Discount”) of 3% of the gross proceeds payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination.

In addition, on August 4, 2015, the Sponsor paid the Company approximately $6,408,000 in a private placement for the purchase of 12,815,000 warrants at a price of $0.50 per warrant (the “Private Placement Warrants”) - see also Note 5.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares:

In May 2015, the Sponsor purchased 3,881,250 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions as described in more detail below. The Sponsor agreed to forfeit up to 506,250 Founder Shares to the extent that the over-allotment option

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

was not exercised in full by the underwriters so that the initial stockholder would own 20.0% of the Company’s issued and outstanding shares after the Public Offering. As described above, the underwriters exercised their over-allotment option in full and therefore none of the Founder Shares were forfeited.

The Company’s initial stockholder has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Initial Business Combination, or earlier if, subsequent to the Initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants;

Upon the closing of the Public Offering on August 4, 2015, the Sponsor paid the Company approximately $6,408,000 in a private placement for the purchase of 12,815,000 warrants (including warrants in connection with the exercise of the over-allotment option) at a price of $0.50 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of common stock at $5.75 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Initial Business Combination. The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Initial Business Combination and they are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.

If the Company does not complete an Initial Business Combination, then the proceeds from the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights:

The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the Public Offering in July 2015. The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans:

On January 12, 2017, the Company issued a promissory note to the Sponsor. The note permits the Company to borrow money from time to time from the Sponsor in an aggregate principal amount of up to $1,200,000 with an interest rate of 7.5% per annum. During January 2017, the Company borrowed $1,200,000 under the note. The Company intends to use the proceeds from such borrowings for ongoing operational expenses and certain other expenses in connection with the Company’s Initial Business Combination. Under this note, the Company has the option to convert any unpaid balance into shares of the Company’s common stock based on a share price of $10.00 per share. The note is repayable in full upon consummation of the Company’s Initial Business Combination.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Administrative Services Agreement:

The Company has agreed to pay $10,000 a month for office space, utilities and administrative support to the Sponsor. Services commenced on July 29, 2015, the date the securities were first listed on the NASDAQ Capital Market, and will terminate upon the earlier of the consummation by the Company of the Initial Business Combination or the liquidation of the Company. Administrative services charges earned but not paid under the agreement aggregating $50,000 are included in accrued liabilities at June 30, 2017.

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $155,250,000 was deposited into the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

At June 30, 2017 and December 31, 2016, the proceeds of the Trust Account were invested primarily in U.S. government treasury bills. The U.S. government treasury bills held at December 31, 2016 matured in March 2017 and the U. S. government treasury bills held at June 30, 2017 mature in August 2017. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet at June 30, 2017 and December 31, 2016 and adjusted for the amortization or accretion of premiums or discounts. Approximately $1,000 and $1,000, respectively, of the balance in the Trust Account was held in cash at June 30, 2017 and December 31, 2016. During the three and six months ended June 30, 2017 and during the three and six months ended June 30, 2016 approximately $202,000 and $61,000, respectively, was released from the Trust Account to the Company to pay taxes.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2017 and December 31, 2016 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value under FASB ASC 320. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying Value at June 30, 2017	Gross Unrealized Holding Gain	Quoted Prices in Active Markets (Level 1)
Assets:
U.S. Government
Treasury Bills	$155,780,000	$(5,000)	$155,775,000
Cash	1,000	—	1,000
Total	$155,781,000	$(5,000)	$155,776,000

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (cont.)

Description	Carrying Value at December 31, 2016	Gross Unrealized Holding Loss	Quoted Prices in Active Markets (Level 1)
Assets
U.S. Government
Treasury Bills	$155,542,000	$(15,000)	$155,527,000
Cash	1,000	—	1,000
Total	$155,543,000	$(15,000)	$155,528,000

Subsequent to June 30, 2017, on August 3, 2017, in connection with stockholder approval of the Company’s Amended and Restated Certificate of Incorporation, stockholders representing 3,416,480 shares elected to redeem their shares for a pro rata share of the amount in the Trust Account resulting in approximately $34,269,000 to be removed from the Trust Account in connection with such redemptions at a redemption value of approximately $10.03 per share. After payment of redemptions the remaining amount in the Trust Account was approximately $121,563,000. Subsequent to June 30, 2017 and prior to the redemptions on August 3, 2017, the Company withdrew approximately $58,000 from the Trust Account to pay taxes.

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock:

The Company is authorized to issue 35,000,000 shares of common stock. The Company will likely (depending on the terms of the Initial Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock they own. At June 30, 2017 and December 31, 2016, there were 19,406,250 shares of common stock issued and outstanding. At June 30, 2017 and December 31, 2016, 14,364,041 and 14,428,805, respectively, outstanding shares were subject to redemption.

As discussed further in Note 6, subsequent to June 30, 2017 on August 3, 2017, shareholders representing 3,416,480 shares elected to redeem their shares which reduced the number of outstanding shares from 19,406,250 to 15,989,770 upon redemption in August 2017.

Preferred Stock:

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2017 and December 31, 2016, there were no shares of preferred stock issued and outstanding.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global Partner Acquisition Corp.:

We have audited the accompanying balance sheets of Global Partner Acquisition Corp. (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2016 and for the period from May 19, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Partner Acquisition Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from May 19, 2015 (inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company must complete a business combination by August 4, 2017, otherwise the Company will cease all operations except for the purpose of winding down and liquidating. Therefore, there is a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey

March 14, 2017

GLOBAL PARTNER ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current assets –	$237,000	$1,048,000
Cash	41,000	131,000
Prepaid expenses	278,000	1,179,000
Total current assets
Non-current assets —
Cash and investments held in Trust Account	155,543,000	155,293,000
Total assets	$155,821,000	$156,472,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities –
Accounts payable	$199,000	$58,000
Accrued liabilities	1,614,000	44,000
Accrued franchise taxes	62,000	97,000
Total current liabilities	1,875,000	199,000
Other liabilities –
Deferred underwriting compensation	4,658,000	4,658,000
Total liabilities	6,533,000	4,857,000

Common stock subject to possible redemption; 14,428,805 shares and 14,661,512 shares, respectively, at December 31, 2016 and 2015 (at redemption value of approximately $10.00 per share)	144,288,000	146,615,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 35,000,000 shares authorized, 4,977,445 shares and 4,744,738 shares, respectively, issued and outstanding (excluding 14,428,805 and 14,661,512 shares, respectively, subject to possible redemption) at December 31, 2016 and 2015	—	—
Additional paid-in-capital	7,630,000	5,303,000
Accumulated deficit	(2,630,000)	(303,000)
Total stockholders’ equity	5,000,000	5,000,000

Total liabilities and stockholders’ equity	$155,821,000	$156,472,000

See accompanying notes to financial statements

GLOBAL PARTNER ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2016	For the period from May 19, 2015 (inception) to December 31, 2015
Revenues	$—	$—
General and administrative expenses	2,657,000	346,000
Loss from operations	(2,657,000)	(346,000)
Other income – interest on Trust Account	330,000	43,000
Net loss attributable to common stock	$(2,327,000)	$(303,000)
Weighted average common shares outstanding:
Basic and diluted	4,787,000	4,446,000
Net loss per common share:
Basic and diluted	$(0.49)	$(0.07)

See accompanying notes to financial statements

GLOBAL PARTNER ACQUISITION CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period from May 19, 2015 (inception) to December 31, 2016

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Sale of common stock to Sponsor at $0.006 per share	3,881,250	$—	$25,000	$—	$25,000
Sale of Units to the public in August 2015 at $10.00 per unit	15,525,000	2,000	155,248,000	—	155,250,000
Underwriters’ discount and offering expenses	—	—	(9,765,000)	—	(9,765,000)
Sale of 12,815,000 Private Placement Warrants in August 2015 at $0.50 per warrant	—	—	6,408,000	—	6,408,000
Proceeds subject to possible redemption of 14,676,855 shares at redemption value	(14,661,512)	(2,000)	(146,613,000)	—	(146,615,000)
Net loss attributable to common stock	—	—	—	(303,000)	(303,000)

Balances, December 31, 2015	4,744,738	—	5,303,000	(303,000)	5,000,000

Change in proceeds subject to possible redemption	232,707	—	2,327,000	—	2,327,000
Net loss attributable to common stock	—	—	—	(2,327,000)	(2,327,000)

Balance, December 31, 2016	4,977,445	$—	$7,630,000	$(2,630,000)	$5,000,000

See accompanying notes to financial statements

GLOBAL PARTNER ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2016	For the Period from May 19, 2015 (inception) to December 31, 2015
Cash flow from operating activities:
Net loss	$(2,327,000)	$(303,000)
Adjustments to reconcile net loss to net cash used in operations:
(Increase) decrease in prepaid expenses	90,000	(131,000)
Increase in accounts payable and accrued liabilities and franchise taxes	1,676,000	199,000
Trust income retained in Trust Account	(250,000)	(43,000)
Net cash used in operating activities	(811,000)	(278,000)

Cash flows from investing activities:
Cash deposited in Trust Account	—	(155,250,000)
Cash flows from financing activities:
Proceeds from sale of common stock to Sponsor	—	25,000
Proceeds from note payable and advances – related party	—	225,000
Proceeds from sale of Public Offering Units	—	155,250,000
Proceeds from sale of Private Placement Warrants	—	6,408,000
Payment of underwriting discounts	—	(4,658,000)
Payment of offering costs	—	(449,000)
Payment of notes payable and advances – related party	—	(225,000)
Net cash provided by financing activities	—	156,576,000

Net increase (decrease) in cash	(811,000)	1,048,000
Cash at beginning of period	1,048,000	—
Cash at end of period	$237,000	$1,048,000

Supplemental disclosure of non-cash financing activities:
Deferred underwriter compensation	$—	$4,658,000

See accompanying notes to financial statements

GLOBAL PARTNER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Global Partner Acquisition Corp. (the “Company” or “GPAC”) was incorporated in Delaware on May 19, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2016, the Company had not commenced any operations. All activity for the period from May 19, 2015 (inception) through December 31, 2016 relates to the Company’s formation and the initial public offering (“Public Offering”) described below and, subsequent to the Public Offering, locating and completing a suitable Initial Business Combination. The Company has not and will not generate any operating revenues until after completion of the Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds of the Public Offering and a concurrent private placement. All dollar amounts are rounded to the nearest thousand dollars.

Sponsor and Financing:

The Company’s sponsor is Global Partner Sponsor I LLC, a Delaware limited liability corporation (the “Sponsor” or the “initial stockholder”). The registration statement for the Public Offering (as described in Note 4) was declared effective by the United States Securities and Exchange Commission (the “SEC”) on July 29, 2015. The Company intends to finance an Initial Business Combination with proceeds from $155,250,000 of gross proceeds from the Public Offering, including the underwriters’ exercise of the over-allotment option in full (as described in Note 4) and approximately $6,408,000 of gross proceeds from a concurrent private placement (as described in Note 5). Upon the closing of the Public Offering and the private placement, $155,250,000 was deposited in a trust account with Continental Stock Transfer and Trust Company acting as trustee (the “Trust Account”) as discussed below.

The Trust Account:

The funds in the Trust Account may be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds of the Public Offering outside the Trust Account may be used to pay for business, legal and accounting due diligence expenses for prospective acquisition targets and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the Units (as defined below) sold in the Public Offering if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Public Offering (subject to the requirements of law).

Initial Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination with a Target Business. As used herein, a “Target Business” is one or more businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Company signing a definitive agreement in connection with the Initial Business Combination. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to redeem their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required by NASDAQ rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares (as defined below) in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards, Board (“FASB”) Accounting Standards Update (“ASC”) 480, “Distinguishing Liabilities from Equity.”

The Company will only have 24 months from the closing date of the Public Offering to complete the Initial Business Combination. See Liquidation and Going Concern below.

Liquidation and Going Concern:

The Company will only have 24 months from the closing date of the Public Offering (until August 4, 2017) to complete an Initial Business Combination. If the Company does not complete an Initial Business Combination within 24 months from the closing date of the Public Offering, the Company will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining stockholders, as part of its plan of dissolution and liquidation. The initial stockholder has entered into a letter agreement with the Company, pursuant to which it has waived its rights to participate in any redemption with respect to its initial shares; however, if the initial stockholder or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete the Initial Business Combination within the required time period.

This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2016. No adjustments have been made to the carrying amounts of assets or liabilities as of such date should the Company be required to liquidate after August 4, 2017.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

In the event of such liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering.

At December 31, 2016, the Company had current liabilities of approximately $1,875,000 and negative working capital of approximately $1,597,000 largely due to amounts owed to professionals, consultants, advisors and others for their services in connection with the Business Combination (see Note 2). Funds in the Trust Account are not generally available for this purpose absent an Initial Business Combination. The majority of the Company’s current liabilities are due to parties who have agreed to waive any claims against the Trust Account. The Company believes that such professionals, consultants, advisors and others will continue assisting the Company with completing the Business Combination described in Note 2 and defer a substantial amount of their fees until such completion or on a contingency basis. Further, the Company continues to generate interest income that is available to pay taxes. Additionally, as discussed further in Note 5, subsequent to December 31, 2016, on January 12, 2017, the Company issued a promissory note to the Sponsor which permits the Company to borrow money from time to time from the Sponsor in an aggregate principal amount of up to $1,200,000. During January 2017, the Company borrowed $1,200,000 under the note. The note is repayable in full upon consummation of the Company’s Initial Business Combination. As such, the Company believes that it has sufficient working capital to fund its operations until completion of its Initial Business Combination or, if necessary, through August 4, 2017.

NOTE 2 — AGREEMENT FOR BUSINESS COMBINATION

The Business Combination

Subsequent to December 31, 2016 on January 11, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sequel Acquisition, LLC (the “MergerSub”), a wholly-owned subsidiary of the Company, Sequel Youth and Family Services, LLC (“Sequel”) and other parties named thereto. Pursuant to the Merger Agreement, the Company will acquire the Sequel business through an equity purchase and a merger of MergerSub with and into Sequel, with Sequel being the survivor in the merger (the “Business Combination”).

Sequel is a national provider of diversified behavioral healthcare services for individuals with behavioral, emotional, or physical challenges. Sequel provides service offerings across three primary program types, i) residential treatment centers, ii) intensive treatment programs, and iii) community-based services. Sequel is headquartered in Huntsville, Alabama,

The Business Combination will be accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, GPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Sequel comprising the ongoing operations of the combined company, Sequel’s senior management comprising the senior management of the combined company, and the fact that a majority of the directors of the company post-Business Combination will be the owners or managers of Sequel or individuals identified by Sequel for election to the board. For accounting purposes, Sequel will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Sequel (i.e., a capital transaction involving the issuance of stock by GPAC for the equity interests of Sequel). Accordingly, the consolidated assets, liabilities and results of operations of Sequel will become the historical financial statements of the combined company, and GPAC’s assets, liabilities and results of operations will be consolidated with Sequel beginning on the acquisition date.

Merger Consideration

The Sequel common equity holders will receive in consideration for their common units in Sequel newly issued class B limited liability company common units in Sequel, which will be exchangeable initially for 4,500,000 shares of common stock of GPAC. Immediately following the Business Combination, under the Merger Agreement, the Sequel common equity holders will also receive a distribution of (i) $105.0 million in cash,

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 2 — AGREEMENT FOR BUSINESS COMBINATION (cont.)

(ii) 6,532,000 warrants to purchase approximately 3,266,000 shares of common stock of GPAC and (iii) rights under a Tax Receivable Agreement. All issued and outstanding options of Sequel will vest and become exercisable for common units of Sequel entitled to the consideration above. The preferred equity holder in Sequel will receive a distribution of $30.0 million in cash and approximately $62.2 million in newly-issued preferred units in Sequel in exchange for its existing preferred interests in Sequel. The equity consideration to be issued to the preferred equity holder will have certain preferred rights, including the right to receive monthly cash distributions in an amount initially equal to 9.9% per year, subject to adjustment based on same program revenue for Sequel, and the right to approve certain actions by GPAC and Sequel. Pursuant to the Tax Receivable Agreement, GPAC will share with certain of the Sequel equity holders certain tax savings resulting from the amortization of the anticipated step-up in tax basis in Sequel’s assets as a result of the Business Combination and certain other transactions.

Redemption Offer

Pursuant to the Company’s existing amended and restated certificate of incorporation (the “existing charter”), in connection with the Business Combination, holders of the Company’s public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the existing charter (the “Redemption Offer”). The per share redemption price would have been approximately $10.00 at December 31, 2016.

Other Provisions and Agreements

The Merger Agreement also (i) contains customary provisions outlining the representations and warranties made by the parties for the benefit of the other party, (ii) is subject to customary conditions to be satisfied by each party prior to consummation of the Business Combination and (iii) may be terminated under certain customary and limited circumstances prior to closing, all as discussed further in the Preliminary Proxy Statement filed with the Securities and Exchange Commission on January 25, 2017 and in the Form 8-K filed with the Securities and Exchange Commission on January 18, 2017. The Business Combination also calls for various additional agreements including amendments to the Company’s amended and restated certificate of incorporation, the establishment of a new equity incentive plan, an amended operating agreement for Sequel, registration rights agreements, a certificate of designations for a new series of preferred stock of the Company, new warrants of the Company, a support agreement, an agreement with the sponsor, a Board agreement, new offer letters for senior management and certain restrictive covenant agreements as outlined in the Preliminary Proxy Statement filed with the Securities and Exchange Commission on January 25, 2017 and in the Form 8-K filed with the Securities and Exchange Commission on January 18, 2017.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”). All dollar amounts are rounded to the nearest thousand dollars and certain reclassifications have been made to the balance sheet at December 31, 2015 to conform to the current presentation.

Emerging Growth Company:

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised accounting standard at the time private companies adopt the new or revised standard.

Net Loss Per Common Share:

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2016 and 2015, the Company had outstanding warrants to purchase 14,170,000 shares of common stock. For all periods presented, these shares were excluded from the calculation of diluted loss per share of common stock because their inclusion would have been anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the financial statements.

Use of Estimates:

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Offering Costs:

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Offering costs of approximately $9,765,000, consisting principally of underwriting discounts of $9,315,000 (including approximately $4,658,000 of which payment is deferred) and approximately $450,000 of professional, printing, filing, regulatory and other costs were charged to additional paid in capital upon the closing of the Public Offering on August 4, 2015.

Income Taxes:

The Company follows the asset and liability method of accounting for income taxes under FASB ASC, 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2016 and 2015, the Company has a deferred tax asset of approximately $150,000 and $100,000, respectively, related to net operating loss carryforwards (which begin to expire in 2035) and start-up costs. Management has determined that a full valuation allowance of the deferred tax asset is appropriate at this time.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2016 or 2015. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2016 or 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.

Redeemable Common Stock:

All of the 15,525,000 common shares sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of an entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital.

Accordingly, at December 31, 2016 and 2015, 14,428,805 and 14,661,512, respectively, of the 15,525,000 Public Shares were classified outside of permanent equity at their redemption value.

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — PUBLIC OFFERING

On August 4, 2015, the Company closed the Public Offering for the sale of 15,525,000 Units at a price of $10.00 per unit (the “Units”), including the full exercise of the underwriters’ over-allotment option yielding gross proceeds of $155,250,000. Each Unit consists of one share of the Company’s common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one-half of one share of common stock at a price of $5.75. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Warrant holder. Each Warrant will become exercisable on the later of 30 days after the completion of the Initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Initial Business Combination on or prior to the 24-month period allotted to complete the Initial Business Combination, the Warrants will expire at the end of such period. The Company has agreed to use its best efforts following the completion of the Initial Business Combination to file a new registration statement under the Securities Act, to cover the shares of common stock issuable upon the exercise of the warrants. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants issued as part of the 15,525,000 Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they are exercised on a cashless basis in the circumstances described in the warrant agreement. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 4 — PUBLIC OFFERING (cont.)

written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $24.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the Warrant holders.

The Company paid an underwriting discount of 3% of the gross proceeds of the Public Offering to the underwriters at the closing of the Public Offering (approximately $4,658,000), with an additional fee (the “Deferred Discount”) of 3% of the gross proceeds payable upon the Company’s completion of the Initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes the Initial Business Combination.

In addition, on August 4, 2015, the Sponsor paid the Company approximately $6,408,000 in a private placement for the purchase of 12,815,000 warrants at a price of $0.50 per warrant (the “Private Placement Warrants”) — see also Note 5.

NOTE 5 — RELATED PARTY TRANSACTIONS, INCLUDING SUBSEQUENT EVENT

Founder Shares:

In May 2015, the Sponsor purchased 3,881,250 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions as described in more detail below. The Sponsor agreed to forfeit up to 506,250 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the initial stockholder would own 20.0% of the Company’s issued and outstanding shares after the Public Offering. As described above, the underwriters exercised their over-allotment option in full and therefore none of the Founder Shares were forfeited.

The Company’s initial stockholder has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Initial Business Combination, or earlier if, subsequent to the Initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants;

Upon the closing of the Public Offering on August 4, 2015, the Sponsor paid the Company approximately $6,408,000 in a private placement for the purchase of 12,815,000 warrants (including warrants issued in connection with the exercise of the over-allotment option) at a price of $0.50 per warrant (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of common stock at $5.75 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Initial Business Combination. The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Initial Business Combination and they are non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions.

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 5 — RELATED PARTY TRANSACTIONS, INCLUDING SUBSEQUENT EVENT (cont.)

If the Company does not complete an Initial Business Combination, then the proceeds from the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights:

The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the Public Offering in July 2015. The Company’s initial stockholder and holders of the Private Placement Warrants are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans, Including Subsequent Event:

As of June 5, 2015, the Sponsor agreed to loan the Company an aggregate of $225,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Public Offering. In June and July 2015, the Company borrowed an aggregate of approximately $225,000 under the Note. These loans were non-interest bearing and were paid in full upon the closing of the Public Offering on August 4, 2015.

Subsequent to December 31, 2016, on January 12, 2017, the Company issued a promissory note to the Sponsor. The note permits the Company to borrow money from time to time from the Sponsor in an aggregate principal amount of up to $1,200,000 with an interest rate of 7.5% per annum. During January 2017, the Company borrowed $1,200,000 under the note. The Company intends to use the proceeds from such borrowings for ongoing operational expenses and certain other expenses in connection with the Company’s Initial Business Combination. Under this note, the Company has the option to convert any unpaid balance into shares of the Company’s common stock based on a share price of $10.00 per share. The note is repayable in full upon consummation of the Company’s Initial Business Combination.

Administrative Services Agreement:

The Company has agreed to pay $10,000 a month for office space, utilities and administrative support to the Sponsor. Services commenced on July 29, 2015, the date the securities were first listed on the NASDAQ Capital Market, and will terminate upon the earlier of the consummation by the Company of the Initial Business Combination or the liquidation of the Company.

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the private placement, a total of $155,250,000 was deposited into the Trust Account. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

At December 31, 2016 and 2015, the proceeds of the Trust Account were invested primarily in U.S. government treasury bills. The U.S. government treasury bills held at December 31, 2016 mature in March 2017. The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those

GLOBAL PARTNER ACQUISITION CORP.
Notes to Condensed Financial Statements

NOTE 6 — TRUST ACCOUNT AND FAIR VALUE MEASUREMENT (cont.)

securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet at December 31, 2016 and 2015 and adjusted for the amortization or accretion of premiums or discounts. Approximately $1,000 and $417,000, respectively, of the balance in the Trust Account was held in cash at December 31, 2016 and 2015. During the year ended December 31, 2016 approximately $80,000 was released from the Trust Account to the Company to pay taxes. Subsequent to December 31, 2016, in February 2017, an additional $67,000 was released from the Trust Account to pay taxes.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2016 and 2015 and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the tables present the carrying value under FASB ASC 320. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Carrying Value at December 31, 2016	Gross Unrealized Holding Loss	Quoted Prices in Active Markets (Level 1)
Assets:
U.S. Government Treasury Bills	$155,542,000	$(15,000)	$155,527,000
Cash	1,000	—	1,000
Total	$155,543,000	$(15,000)	$155,528,000

Description	Carrying Value at December 31, 2015	Gross Unrealized Holding Loss	Quoted Prices in Active Markets (Level 1)
Assets:
U.S. Government Treasury Bills	$154,876,000	$(10,000)	$154,866,000
Cash	417,000	—	417,000
Total	$155,293,000	$(10,000)	$155,283,000

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock:

The Company is authorized to issue 35,000,000 shares of common stock. The Company will likely (depending on the terms of the Initial Business Combination) be required to increase the number of shares of common stock which it is authorized to issue at the same time as its stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock they own. At December 31, 2016 and 2015, there were 19,406,250 shares of common stock issued and outstanding, including shares subject to redemption at that date.

Preferred Stock:

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2016, there were no shares of preferred stock issued and outstanding.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Balance Sheets
June 30, 2017 and December 31, 2016
(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$2,159,052	$4,013,217
Accounts receivable, net	2,151,463	2,327,928
Inventories, net	11,674,804	5,334,862
Prepaid Inventory	2,178,576	674,592
Other current assets	173,073	247,382
Total current assets	18,336,968	12,597,981
Property and equipment, net	10,067,717	6,104,433
Intangible assets, net	129,463	129,501
Other long term assets	5,000	10,000
Total assets	$28,539,148	$18,841,915

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$12,581,346	$6,892,995
Accrued sales returns	4,148,569	2,054,352
Compensation and benefits	2,383,492	1,809,706
Customer prepayments	1,261,593	4,153,790
Sales tax	5,963,143	2,292,018
Other accrued liabilities	2,299,737	1,163,152
Current portion of long-term obligations	14,491	51,426
Related party notes payable	—	300,000
Total current liabilities	28,652,371	18,717,439
Long-term obligations, net of current portion	20,081	23,641
Other long term liabilities	1,417,380	913,510
Total liabilities	30,089,832	19,654,590
Member’s deficit:
Common units, no par value, 100,000,000 units authorized; 88,000,000 units issued and outstanding	2,259,704	2,259,704
Distributions	(2,675,244)	(286,363)
Accumulated earnings	(1,135,144)	(2,786,016)
Total member’s deficit	(1,550,684)	(812,675)
Total liabilities and member’s deficit	$28,539,148	$18,841,915

The accompanying notes are an integral part of these condensed financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statements of Operations
For the Six Months Ended June 30, 2017 and 2016
(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Revenues, net	$77,809,780	$20,698,676
Cost of revenues:
Cost of revenues	42,342,060	12,944,170
Related party royalty fees	—	2,063,302
Total cost of revenues	42,342,060	15,007,472
Gross profit	35,467,720	5,691,204
Operating expenses:
Marketing and sales	28,314,837	5,277,599
General and administrative	4,942,683	1,657,270
Research and development	548,597	317,245
Loss on disposal of property and equipment	10,260	—
Total operating expenses	33,816,377	7,252,114
Operating income (loss)	1,651,343	(1,560,910)
Other income (expense):
Other income	60	1,158
Interest expense	(531)	(14,378)
Total other income (expense)	(471)	(13,220)
Net income (loss)	$1,650,872	$(1,574,130)

The accompanying notes are an integral part of these condensed financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statement of Member’s Deficit
For the Six Months Ended June 30, 2017
(Unaudited)

	Contributed			Total
	Common	Member	Accumulated	Member’s
	Equity	Distributions	Deficit	Deficit
Balance – December 31, 2016	$2,259,704	$(286,363)	$(2,786,016)	$(812,675)
Net income	—	—	1,650,872	1,650,872
Member distributions	—	(2,388,881)	—	(2,388,881)
Balance – June 30, 2017	$2,259,704	$(2,675,244)	$(1,135,144)	$(1,550,684)

The accompanying notes are an integral part of these condensed financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2017 and 2016
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$1,650,872	$(1,574,130)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation and amortization	242,289	14,907
Loss on disposal of property and equipment	10,260	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	176,465	(676,937)
Increase in inventories	(6,339,943)	(1,220,001)
Increase in prepaid inventory and other assets	(1,424,675)	(172,128)
Increase in accounts payable	5,457,454	2,513,127
Increase in accrued sales returns	2,094,217	1,583,113
Increase in accrued compensation and benefits	573,786	250,973
Increase (decrease) in customer prepayments	(2,892,197)	2,261,576
Increase in other accrued liabilities	5,311,580	1,559,961
Net cash provided by operating activities	4,860,108	4,540,461

Cash flows from investing activities:
Purchase of property and equipment	(3,984,897)	(1,372,392)
Net cash used in investing activities	(3,984,897)	(1,372,392)

Cash flows from financing activities:
Proceeds from related-party notes payable	—	245,000
Payments on related-party notes payable	(300,000)	(450,000)
Payments on long-term obligations	(40,495)	—
Member distributions	(2,388,881)	(18,000)
Net cash used in financing activities	(2,729,376)	(223,000)

Net increase (decrease) in cash	(1,854,165)	2,945,069
Cash, beginning of the period	4,013,217	70,865
Cash, end of the period	$2,159,052	$3,015,934

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$30,432	$—

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$230,897	$1,154,531

The accompanying notes are an integral part of these condensed financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 1 Description of Business

Purple Innovation, LLC (the Company), formerly known as WonderGel, LLC, was established as a limited liability company under the laws of the State of Delaware on May 26, 2010. The name was changed to Purple Innovation, LLC on January 27, 2017. The Company is a comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its proprietary Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through direct-to-consumer and traditional retail channels.

Note 2 Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. The accompanying condensed financial statements and notes are unaudited. These unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2016. In management’s opinion, all necessary adjustments for a fair presentation of the results for the interim periods presented have been made and are of a recurring nature. The results for the six months ended June 30, 2017 are not necessarily indicative of the results expected for the full fiscal year or any other interim period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for expected losses and consist primarily of receivables from wholesale customers and receivables from third-party processors for customer credit card purchases. The allowance is recognized in an amount equal to anticipated future write-offs. Management estimates allowance for doubtful accounts based on delinquencies, aging trends, industry risk trends, our historical experience and current trends. Account balances are charged off against the allowance when management believes it is probable the receivable will not be recovered. Management maintains an allowance for doubtful accounts of $10,000, as of June 30, 2017 and December 31, 2016.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

Inventories

Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Cost is calculated using the average cost method. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory and makes appropriate adjustments when necessary. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. The reserve for inventory obsolescence was $184,625 as of June 30, 2017 and December 31, 2016.

Intangible Assets

Intangible assets consist of legal costs for obtaining patents for developed technologies and legal cost of trademarks. Patents are being amortized using the straight-line method over their estimated useful lives of 20 years. Trademarks have indefinite lives and are not amortized, but instead are tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. No impairments on intangible assets were recorded during the six months ended June 30, 2017 or for the year ended December 31, 2016.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and excludes sales taxes. Sales tax and other regulatory amounts collected from customers are not considered revenue and are included as other accrued liabilities on the accompanying balance sheet.

The Company does not normally charge additional amounts above list price to the customer for shipping and handling. Orders with an exceptionally high shipping cost will be charged to the customer with those amounts recorded as revenue under the same policy as product revenue. Shipping costs are recorded as a component of cost of revenues.

Customer prepayments include cash amounts transacted with customers prior to product delivery. At June 30, 2017 and December 31, 2016, $1,261,593 and $4,153,790, respectively, was included in current liabilities in the accompanying condensed balance sheets.

Sales Returns

The Company guarantees its products and offers up to 100-days to return a mattress or pillow and 30-days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. We regularly assess and adjust the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. We classify as a current liability the estimated sales returns as they are expected to be paid out in less than one year. As of June 30, 2017 and December 31, 2016, $4,148,569 and $2,054,352 was included as returns reserve liability in the accompanying Condensed Balance Sheets, respectively. The Company had the following activity for refunds for the six months ended June 30, 2017:

Balance at January 1, 2017	$2,054,352
Additions that reduced net sales for current period	8,310,700
Deduction from reserves for current period returns	(6,216,483)
Balance at June 30, 2017	$4,148,569

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

Warranty Liabilities

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. The Company classifies as non-current those estimated warranty costs expected to be paid out in greater than one year. As of June 30, 2017 and December 31, 2016, $292,195 and $217,709 of accrued warranty expense is included as a component of accrued expenses and other current liabilities and $444,997 and $284,150 of accrued warranty expense is included in other long term liabilities on the Company’s accompanying condensed balance sheets, respectively. The Company had the following activity for warranties for the six months ended June 30, 2017:

Balance at January 1, 2017	$501,859
Additions charged to expense for current period sales	500,028
Deduction from reserves for current period claims	(264,695)
Balance at June 30, 2017	$737,192

Fair Value Measurements

The Company uses the fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price, based on the highest and best use of the asset or liability. The levels of the fair value hierarchy are:

Level 1 — Quoted market prices in active markets for identical assets or liabilities;

Level 2 — Significant other observable inputs (e.g. quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable, such as interest rate and yield curves, and market-corroborated inputs); and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting unit to develop its own assumptions.

The Company has no assets or liabilities recorded at fair value on a recurring or non-recurring basis at June 30, 2017 or December 31, 2016. The carrying amounts of cash, cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these accounts. The carrying amount of the Company’s debt approximates fair value due to the short term nature of the debt.

Incentive Units

The Company grants incentive units to certain employees in conjunction with the authorized equity incentive plan. The Company accounts for the incentive units in accordance with ASC 718, Compensation — Stock Compensation. The Company determined that the incentive units are accounted for as a liability which requires the fair value of the award to be determined at each reporting date with the change in fair value recorded in earnings. The awards have a performance condition and the compensation expense is recognized when it is probable the performance condition will be achieved. The incentive units contain a performance condition that the Company has concluded has not occurred, nor is it probable that one will occur. Therefore, as of June 30, 2017, no compensation expense has been recognized.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements, Not Yet Adopted

In May 2017, the Financial Accounting Standards Board (“FASB”) issue Accounting Standards Update (“ASU”) 2017-09, “Compensation — Stock Compensation: Scope of Modification Accounting.” The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718. These updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the Definition of a Business.” These amendments clarify the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance in this standard is not expected to have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation: Interests Held through Related Parties that are under Common Control.” These amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.” Among other clarifications, this updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In June 2016, the FASB issued ASU No, 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments.” These amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2021, and interim periods within annual periods beginning

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

January 1, 2022, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as the classification in the statement of cash flows. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods within annual periods beginning January 1, 2019, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2020, and interim periods within annual periods beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In May 2014, in addition to several amendments issued during 2016, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This pronouncement updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. It shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact that the standard will have on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

New Accounting Pronouncements, Adopted in 2017

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory.” The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The impact of this adoption was not material to the financial statements of the Company.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 3 Property and Equipment

Property and equipment consisted of the following:

	June 30,	December 31,
	2017	2016
Equipment in progress	$3,609,297	$3,868,796
Equipment	5,318,782	1,576,714
Equipment under capital lease	32,362	29,497
Furniture and fixtures	161,125	143,288
Computer equipment and software	248,804	136,740
Leasehold improvements	1,088,033	496,515
Total property and equipment	10,458,403	6,251,550
Accumulated depreciation	(390,686)	(147,117)
Property and equipment, net	$10,067,717	$6,104,433

Depreciation expense was $242,251 and $14,897 for the six months ended June 30, 2017 and June 30, 2016, respectively.

Note 4 Other Current Liabilities

The Company’s other accrued expenses consisted of the following:

	June 30,	December 31,
	2017	2016
Website commissions	$653,506	$500,843
Related party interest	—	21,687
Rent – related party	659,949	228,852
Warranty expense	292,195	217,709
Accrued expenses	694,087	194,061
Total other current liabilities	$2,299,737	$1,163,152

Website commissions represent the costs associated with arrangements the Company has with third party websites to send e-commerce traffic to the Company’s website to purchase products online.

Note 5 Long-Term Obligations

In December 2016, the Company received a non-cash capital contribution from InnoHold, LLC (“InnoHold”) who is the 100% member of the Company. The contribution included property and equipment that was encumbered with a note payable to an unrelated entity, with the note payable being assumed by the Company. The note payable has monthly payments of $9,435, including interest, at a fixed rate of 4.98 percent and is collateralized by the underlying equipment. The remaining outstanding principal balance on the note payable was $9,396 and $46,594 at June 30, 2017 and December 31, 2016, respectively.

The Company acquired equipment valued at $29,497 pursuant to two capital lease agreements. The leases were entered into in August 2016 and November 2016 with monthly payments of $637 over a five year period. The leases are collateralized by the underlying equipment.

Note 6 Commitments and Contingencies

Required Member Distributions

Pursuant to the December 30, 2016 Amended and Restated Limited Liability Company Agreement, the Company is required to distribute to the members an amount equal to 45 percent of the Company’s net taxable

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 6 Commitments and Contingencies (cont.)

income that was allocated to each such member following the end of each fiscal year. For the six months ended June 30, 2017 and June 30, 2016, the Company made member distributions of cash in the amount of $2,388,881 and $18,000 respectively.

Employment Agreements

On December 31, 2016, the Company has entered into agreements with two key employees that are also controlling members of the Company. The agreements outline compensation and severance commitments. If these key employees are terminated without cause, the Company is required to pay up to $3.4 million in compensation and maintain certain benefits for up to five years.

Operating Leases

The Company leases various office and warehouse facilities under two non-cancelable operating leases. Building space for its headquarters facility in Alpine, Utah is leased from TNT Holdings, LLC (“TNT”), an entity under common control with the Company, with a lease term of 10 years and expires in April 2020. The Company also leases a facility located in Tooele, Utah for use primarily as manufacturing and warehouse space with a lease term of 66 months and expires in January 2022. Rent expense on lease payments, including those with rent escalations and rent free periods, is recognized on a straight-line basis over the lease term. The difference between the straight-line rent amounts and amounts payable under the leases are recorded as part of deferred rent in, in other current liabilities or long-term liabilities, as appropriate. At June 30, 2017 and December 31, 2016, there was no deferred rent included in other current liabilities in the condensed balance sheets, and deferred rent included in long term liabilities in the condensed balance sheets was $972,383 and $629,360, respectively. During the six months ended June 30, 2017 and June 30, 2016, the Company recognized rent expense in the amount of $1,333,874 and $497,269, respectively.

Legal Proceedings

On March 23, 2017, the Company filed its First Amended Complaint against Honest Reviews, LLC (“HMR”), Ryan Monahan (“Mr. Monahan”) and GhostBed, Inc. (“GhostBed”) (collectively, the “Defendants”), alleging that the Defendants are working together on a competitive campaign to intentionally disseminate false and misleading statements regarding the safety of the Company’s mattresses, while at the same time failing to disclose to the public the fact that Mr. Monahan has, since 2015, provided significant digital marketing services to GhostBed, for which his company received substantial compensation. The Defendants have published a number of articles and related materials claiming, without substantiation, that the non-toxic anti-tack powder used in connection with the Company’s products can cause respiratory distress, exacerbate asthma or other respiratory conditions, and cause cancer or even death. Defendants have widely published these materials, including on the HMR website, honestmattressreviews.com, and all of associated HMR social media pages. GhostBed has alleged a number of counterclaims against the Company but, at this state of the litigation, management believes it unlikely that the Company will be liable or owe damages to GhostBed. On September 22, 2017, the United States District Court in Utah issued a preliminary injunction requiring full disclosure of the relationship between GhostBed and Monahan on the HMR website and social media, to remove certain prior articles and other content regarding the Company, the anti-tack powder, and the lawsuit from the HMR website and social media, and requiring that any future posts by the Defendants regarding the Company or the lawsuit be accompanied by a full disclosure of the relationship between Monahan and GhostBed. Despite the Court’s issuance of the preliminary injunction, the Company is unable to determine, at this stage, the possible outcome of the litigation.

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 7 Related-Party Transactions

The Company had related-party transactions with certain entities that are considered related parties.

During the six months ended June 30, 2017 and June 30, 2016, the Company incurred $455,895 and $455,895 in rent expense to TNT for the building lease on the Alpine facility. As of June 30, 2017 and June 30, 2016, the Company has deferred rent in the amount of $114,263 and $44,287, respectively included as a long-term liability and $659,949 and $70,730 in current liabilities on the balance sheet. The Company also has a security deposit of $5,000 with TNT which comprises long term assets on the balance sheets.

InnoHold is the 100% member of the Company and during the six months ended June 30, 2017, the Company extinguished a note payable to InnoHold by paying $300,000 in principal plus accrued interest of $28,596.

The Company paid member distributions to InnoHold with cash in the amount of $2,388,881 and $18,000 during the six months ended June 30, 2017 and June 30, 2016, respectively.

As of June 30, 2017, the Company has payables to EdiZONE, LLC, an entity that is under common control with the Company, and InnoHold for certain expenses in the amount of $104,971 and $24,749, respectively, which are included in accounts payable on the balance sheet. As of December 31, 2016, the Company has payables to EdiZONE, LLC, TNT, LLC, an entity that is under common control, and InnoHold for certain expenses in the amount of $96,121, $344,171 and $26,233, respectively, which are included in accounts payable on the balance sheets.

On February 10, 2017, the Company entered into a Shared Services Agreement with EdiZONE, pursuant to which the Company and EdiZONE agreed to provide certain operational and administrative support services. There were no services performed during the six months ended June 30, 2017 under this agreement.

Note 8 Concentrations

All revenue was generated from sales in North America and no individual customer accounts for more than 10 percent of revenue. At June 30, 2017, approximately 48 percent of accounts receivable was comprised of three credit card processors with funds being deposited within 2 to 3 days. At December 31. 2016, approximately 48 percent of accounts receivable was comprised of two credit card processors with funds being deposited within 2 to 3 days.

The Company currently obtains materials and components used in production from outside sources. As a result, the Company is dependent upon suppliers that in some instances, are the sole source of supply. The Company is continuing efforts to dual-source key components. The failure of one or more of the Company’s suppliers to provide materials or components on a timely basis could significantly impact the results of operations. The Company believes that it can obtain these raw materials and components from other sources of supply in the ordinary course of business, although an unexpected loss of supply over a short period of time may not allow for the replacement of these sources in the ordinary course of business.

The Company maintains its cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution per entity. At times, the Company’s cash balance deposited at financial institutions exceed the federally insured deposit limits but the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

Note 9 Incentive Units

In January 2017 pursuant to the 2016 Equity Incentive Plan that authorized the issuance of 12,000,000 incentive units (the “Plan”), the Company granted 11,250,006 incentive units to an entity for the benefit of certain employees, which vest over four years (with 25% vesting after the first year and the remaining monthly vesting thereafter for the following 36 months) from the later of the first of the month after their respective date of hire or January 1, 2016. These incentive units are non-voting and the unit holders will only participate in potential liquidating distributions after a future majority sale of the Company. Incentive unit holders are only eligible to

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 9 Incentive Units (cont.)

participate after the distribution threshold of approximately $135 million is met. Incentive unit holders do not participate in tax or discretionary distributions prior to final liquidating distributions, but may be eligible to receive a catch up discretionary distribution once the common unit holders receive the distribution threshold from a liquidating event. The incentive units contain a performance condition that the Company has concluded has not occurred, nor is it probable that one will occur. Therefore, for the six months ended June 30, 2017 no compensation expense has been recognized. All reserved units that are not issued by September 30, 2017, or that are otherwise forfeited, will be held in the plan.

The following table summarizes the Company’s total incentive unit activity for the six months ended June 30, 2017:

Incentive
Units
Incentive units outstanding as of January 1, 2017	—
Granted	11,250,006
Exercised	—
Forfeited	(2,542,254)
Expired	—
Incentive units outstanding as of June 30, 2017	8,707,752

Incentive units vested as of June 30, 2017	1,197,917

Note 10  Subsequent Events

In July 2017, the Company entered into a non-binding letter of intent with Global Partner Acquisition Corp, a special purpose acquisition company (“GPAC”) relating to a business combination (the “LOI”), pursuant to which the Company would become a publicly traded company. Under the terms of the LOI, GPAC and the Company intend to enter into a definitive agreement, pursuant to which GPAC would acquire the Company, with GPAC paying a portion of the purchase price in cash to the current equity holders and with the remainder being paid in rollover equity interests in the combined public company.

Subsequent to June 30, 2017, 27,289 incentive units were forfeited. After September 30, 2017 no more incentive units could be awarded and all reserved units that were not issued by that date, or that are otherwise have been forfeited will be held in the plan. As of October 1, 2017 there were 8,680,463 incentive units outstanding.

In October 2017, the Company entered into an agreement with Wells Fargo Bank for a $10 million revolving line of credit for working capital requirements and general corporate purposes (“LOC”). The LOC has an interest rate equal to 3% above the LIBOR rate and interest is to be paid by the Company on a quarterly basis. All outstanding principal balance of the LOC is due and payable in full on October 8, 2019. The LOC is secured by certain assets of the Company. The LOC has an unused commitment fee to be paid quarterly commencing January 1, 2018, equal to 0.25% of the daily unused amount of the LOC. The LOC also includes certain covenants made by the Company including making payments on time, providing timely audited financial statements, maintain adequate insurance, maintaining an EBITDA not less than $500,000 based on a rolling 4-quarter basis, asset coverage ratio not less than 1.5 to 1, no capital expenditures greater than $10,000,000 in any fiscal year and other usual and customary covenants.

On November 2, 2017, the Company and GPAC entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among GPAC, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), the Company and InnoHold. Pursuant to the Merger Agreement, the Company will be acquired through a merger of Merger Sub with and into the Company, with the Company being the survivor in the merger. InnoHold will receive, as consideration for its common units in the Company, cash (the “Cash Consideration”), newly issued shares of Class B Stock and newly issued Class B

Note 10  Subsequent Events (cont.)

membership units of the Company. The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from the Company’s agreed upon enterprise value of $900 million the amount of the Company’s indebtedness and transaction expenses and adds the amount of cash held by the Company. The closing is expected to take place two business days after the satisfaction or waiver of certain conditions including the stockholders of GPAC shall have approved the Merger Agreement and the Business Combination and other Transactions and matters required to be approved by the stockholders pursuant to the Merger Agreement. In addition, the unanimous approvals of the merger agreement by the board of directors of the Company and the manager of InnoHold, and the members of the Company and InnoHold shall not have been modified or revoked. The Merger Agreement may be terminated and the business combination abandoned at any time prior to the closing by mutual agreement of the Company and GPAC or by the Company if the closing has not occurred by January 31, 2018; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the business combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement. Concurrently with the consummation of the business combination, the existing amended and restated limited liability company agreement of the Company will be further amended and restated in its entirety (as so amended and restated, the “Operating Agreement”). The Operating Agreement of the Company will provide for Class A Units and Class B Units. The Class A Units will be voting common units of the Company entitled to share in the profits and losses of The Company and to receive distributions as and if declared by the board of managers of the Company. The Class B Units will be entitled to share in the profits and losses of the Company and to receive distributions as and if declared by the board of managers of the Company and will have limited voting rights.

Report of Independent Registered Public Accounting Firm

Board of Directors and Unitholders
Purple Innovation, LLC, formerly known as WonderGel, LLC
Alpine, Utah

We have audited the accompanying balance sheet of Purple Innovation, LLC, formerly known as WonderGel, LLC (the Company) as of December 31, 2016 and the related statements of operations, changes in member’s deficit, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Purple Innovation, LLC, formerly known as WonderGel, LLC at December 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the accompanying financial statements have been restated to correct misstatements.

/s/ BDO LLP, USA

Salt Lake City, Utah

November 6, 2017

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Restated Balance Sheet

December 31,
2016
(Restated)
Assets
Current assets:
Cash and cash equivalents	$4,013,217
Accounts receivable, net	2,327,928
Inventories, net	5,334,862
Prepaid inventory	674,592
Other current assets	247,382
Total current assets	12,597,981
Property and equipment, net	6,104,433
Intangible assets, net	129,501
Other long term assets	10,000
Total assets	$18,841,915

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$6,892,995
Accrued sales returns	2,054,352
Compensation and benefits	1,809,706
Customer prepayments	4,153,790
Accrued sales tax	2,292,018
Other accrued liabilities	1,163,152
Current portion of long-term obligations	51,426
Related party notes payable	300,000
Total current liabilities	18,717,439
Long-term obligations, net of current portion	23,641
Other long term liabilities	913,510
Total liabilities	19,654,590
Member’s deficit:
Common units, no par value, 100,000,000 units authorized; 88,000,000 units issued and outstanding	2,259,704
Distributions	(286,363)
Accumulated deficit	(2,786,016)
Total member’s deficit	(812,675)
Total liabilities and member’s deficit	$18,841,915

The accompanying notes are an integral part of these financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Restated Statement of Operations

Year Ended
December 31,
2016
(Restated)
Revenues, net	$65,472,901
Cost of revenues:
Cost of revenues	39,857,090
Related-party royalty fees (see Note 2)	4,139,046
Total cost of revenues	43,996,136
Gross profit	21,476,765
Operating expenses:
Marketing and sales	17,900,959
General and administrative	4,643,234
Research and development	791,530
Loss on disposal of property and equipment	22,704
Total operating expenses	23,358,427
Operating loss	(1,881,662)
Other income (expense):
Other income	7,961
Interest expense	(27,058)
Total other income (expense)	(19,097)
Net loss	$(1,900,759)

The accompanying notes are an integral part of these financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Restated Statement of Changes in Member’s Deficit

	Contributed			Total
	Common	Member’s	Accumulated	Member’s
	Equity	Distributions	Deficit	Deficit
	(Restated)	(Restated)	(Restated)	(Restated)

Balance – December 31, 2015	$64,013	$(209,814)	$(885,257)	$(1,031,058)
Net loss	—	—	(1,900,759)	(1,900,759)
Forgiveness of debt by related-party	787,568	—	—	787,568
Forgiveness of unpaid royalties	1,040,537	—	—	1,040,537
Contribution of property and equipment from related-party	367,586	—	—	367,586
Member distributions	—	(76,549)	—	(76,549)
Balance – December 31, 2016	$2,259,704	$(286,363)	$(2,786,016)	$(812,675)

The accompanying notes are an integral part of these financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Restated Statement of Cash Flows

Year Ended
December 31,
2016
Restated
Cash flows from operating activities:
Net loss	$(1,900,759)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,658
Loss on disposal of property and equipment	22,704
Bad debt reserve	10,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,674,019)
Increase in inventories	(4,952,535)
Increase in prepaid inventory and other	(921,974)
Increase in accounts payable	5,062,526
Increase in accrued sales returns	2,054,352
Increase in accrued compensation and benefits	1,809,706
Increase in customer prepayments	4,153,790
Increase in other accrued liabilities	5,391,046
Net cash provided by operating activities	9,134,495

Cash flows from investing activities:
Purchase of property and equipment	(4,689,743)
Investment in intangible assets	(129,627)
Net cash used in investing activities	(4,819,370)

Cash flows from financing activities:
Proceeds from related-party notes payable	245,000
Payments on related-party notes payable	(540,200)
Payments on long-term obligations	(1,024)
Member distributions	(76,549)
Net cash used in financing activities	(372,773)

Net increase in cash	3,942,352
Cash, beginning of the period	70,865
Cash, end of the period	$4,013,217

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$23,937

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$1,043,897
Equipment acquired through capital lease	$29,497
Property and equipment acquired through related-party contribution	$414,180
Long-term obligations acquired through related-party contribution	$46,594
Member contribution through forgiveness of unpaid royalties	$1,040,537
Member contribution through partial note forgiveness	$787,568

The accompanying notes are an integral part of these financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 1 Description of Business

Purple Innovation, LLC (the Company), formerly known as WonderGel, LLC, was established as a limited liability company under the laws of the State of Delaware on May 26, 2010. The name was changed to Purple Innovation, LLC on January 27, 2017. The Company is a comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its proprietary Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through direct-to-consumer and traditional retail channels.

Note 2 Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and reflect the financial position, results of operations and cash flows of the Company.

Business Combination — Restated

In December of 2016, the Company acquired EquaPressure, LLC (“EquaPressure”) from InnoHold, LLC (“InnoHold”), 100% owners of the Company. EquaPressure designs and manufactures medical cushioning products primarily for sales in the long-term and home medical care markets. At the time of the acquisition, InnoHold was the owner of both entities and the acquisition of EquaPressure was a transfer between entities under common control. As such, the Company recorded the assets, liabilities and equity of EquaPressure on its balance sheet at EquaPressure’s historical basis instead of fair value. Transfers of businesses between entities under common control require the reporting period to be presented as if the transaction occurred at the beginning of the period in which common control first existed. Accordingly, the accompanying financial statements and related notes of the Company have been retrospectively adjusted to include the historical balances of EquaPressure prior to the effective date of the acquisition.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Predicting future events is inherently an imprecise activity and, as such, requires the use of judgment. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in these estimates will be reflected in the financial statements in future periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for expected losses and consist primarily of receivables from wholesale customers and receivables from third-party processors for customer credit card purchases. The allowance is recognized in an amount equal to anticipated future write-offs. Management estimates allowance for doubtful accounts based on delinquencies, aging trends, industry risk trends, our historical experience and current trends. Account balances are charged off against the allowance when management believes it is probable the receivable will not be recovered. Management established an allowance for doubtful accounts of $10,000, as of December 31, 2016.

Inventories

Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Cost is calculated using the average cost method. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory and makes appropriate adjustments when necessary. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. As of December 31, 2016, the reserve for inventory obsolescence was $184,625.

Prepaid Inventory and Other Assets

The Company has made payments and deposits for inventories, subscriptions and other products and services that will be received, consumed or used in a future period.

Property and Equipment

Property and equipment are stated at cost, net of depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets, ranging from 3 to 10 years, as follows:

Years
Equipment	10
Furniture and fixtures	7
Computer equipment and software	3

Major renewals and betterments that extend useful life are capitalized. The Company records depreciation and amortization in cost of sales for long-lived assets used in the manufacturing process, and within each line item of operating expenses for all other long-lived assets. Leasehold improvements are amortized over the shorter of the useful life of the leasehold improvements or the contractual term of the lease, with consideration of lease renewal options if renewal appears probable. Assets under capital lease are included within equipment and represent non-cash investing activities. The cost and related accumulated depreciation of assets sold or retired is removed from the accounts with any resulting gain or loss included in net income in the statement of operations.

Intangible Assets

Intangible assets consist of legal costs for obtaining patents for developed technologies and legal cost of trademarks. Patents are being amortized using the straight-line method over their estimated useful lives of 20 years. Trademarks have indefinite lives and are not amortized, but instead are tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. No impairments on intangible assets were recorded during the year ended December 31, 2016.

Impairment of Long-Lived Assets — Restated

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value generally is determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). The Company did not identify any indicators of impairment for the year ended December 31, 2016.

Income Taxes — Restated

The Company is a limited liability company taxed as a partnership for federal and state income tax purposes. Generally, partnerships are not subject to income tax because their earnings and losses are passed directly to their members and taxes at that level. Therefore, a provision for federal and state income taxes is not necessary because the Company’s taxable income or loss is includable in the income tax returns of the Company’s members.

The Company has not disclosed the net difference between its tax bases and the reported amounts of its assets and liabilities. This is due to the fact that tax positions available to individual members will not be pro rata to ownership interest but will instead reflect the different outside tax basis of the individual member and will depend on his or her individual tax position. It does not appear that disclosure of the aggregate tax basis would be meaningful in any event, since individual members may not share the tax basis pro rata. The Company believes that these circumstances make it impracticable for the Company to determine the aggregate tax basis of the individual owners, nor would a disclosure of available information be meaningful to these financial statements.

The Company follows the accounting guidance in Accounting Standards Codification (“ASC”) 740, Income Taxes, as it relates to uncertain tax positions. The guidance provides information and procedures for financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. The Company had no uncertain tax positions at December 31, 2016. The Company’s policy is to recognize interest expense and penalties related to uncertain tax positions, when applicable as a component of income tax expense.

The Company files U.S. federal and certain state income tax returns. The income tax returns of the Company are subject to examination by U.S. federal and state taxing authorities for various time periods, depending on those jurisdictions’ rules, generally after the income tax returns are filed.

Advertising Costs

The Company charges advertising costs to operations as incurred. Advertising expense was $16,428,366 for the year ended December 31, 2016.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and excludes sales taxes. Sales tax and other regulatory amounts collected from customers are not considered revenue and are included as other accrued liabilities on the accompanying balance sheet.

The Company does not normally charge additional amounts above list price to the customer for shipping and handling. Orders with an exceptionally high shipping cost will be charged to the customer with those amounts recorded as revenue under the same policy as product revenue. Shipping costs are recorded as a component of cost of revenues.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

Customer prepayments include cash amounts transacted with customers prior to product delivery. At December 31, 2016, $4,153,790 was included in current liabilities in the accompanying balance sheet.

Cost of Revenues

Costs associated with net revenues are recorded in cost of revenues, and are recorded in the same period in which related sales have been recorded. Cost of revenues includes the costs of receiving, producing, inspecting, warehousing, insuring, and shipping goods during the period, as well as depreciation and amortization of long-lived assets used in these processes. Cost of sales also includes shipping and handling costs associated with the delivery of goods to customers.

Related-Party Royalty Fees — Restated

The Company had technology licensing agreements with EdiZONE, LLC, an entity under common control with the Company (see Note 9), whereby certain technology was licensed to the Company for a royalty fee. On December 15, 2016, the technology license agreements between EdiZONE and the Company were amended to terminate the royalty fee the Company owed to EdiZONE with the unpaid royalties in the amount of $1,040,537 being forgiven and recorded as a capital contribution. On December 27, 2017, the license agreements were terminated and a new intellectual property assignment and license back agreement between the Company and EdiZONE (“IP Agreement”) was executed. In accordance with the IP Agreement, certain intellectual property owned by EdiZONE, including the intellectual property that was previously licensed to the Company, was assigned to the Company. There was no value assigned and no intangible asset recognized since the intellectual property was internally developed. A subset of the intellectual property that was not relevant to the Company was licensed back to EdiZONE for no consideration. The Company will not incur any royalty fees related to this intellectual property in the future.

Sales Returns — Restated

The Company guarantees its products and offers up to 100-days to return a mattress or pillow and 30-days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. The Company classifies as a current liability the estimated sales returns as they are expected to be paid out in less than one year. As of December 31, 2016, $2,054,352 was included as accrued sales returns on the accompanying balance sheet. The Company had the following activity for sales returns from January 1, 2016 to December 31, 2016:

Balance at January 1, 2016	$17,000
Additions that reduced net sales	7,278,352
Deduction from reserves for current year returns	(5,241,000)
Balance at December 31, 2016	$2,054,352

Warranty Liabilities — Restated

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. The Company classifies as non-current those estimated warranty costs expected to be paid out in greater than one

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

year. As of December 31, 2016, $217,709 of accrued warranty expense is included as a component of other accrued liabilities in current liabilities and $284,150 of accrued warranty expense is included in other long-term liabilities on the Company’s accompanying balance sheet. The Company had the following activity for warranties from January 1, 2016 to December 31, 2016:

Balance at January 1, 2016	$25,000
Additions charged to expense for current year sales	607,901
Deduction from reserves for current year claims	(131,042)
Balance at December 31, 2016	$501,859

Fair Value Measurements — Restated

The Company uses the fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price, based on the highest and best use of the asset or liability. The levels of the fair value hierarchy are:

Level 1 — Quoted market prices in active markets for identical assets or liabilities;

Level 2 — Significant other observable inputs (e.g. quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable, such as interest rate and yield curves, and market-corroborated inputs); and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting unit to develop its own assumptions.

The carrying amounts of cash, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these accounts. Cash equivalents are comprised of level 1 fair value inputs. The carrying amount of the Company’s debt approximates fair value due to the short-term nature of the debt. Refer to Note 7 and Note 9 for additional information.

Member Equity — Restated

On December 30, 2016 the Company amended and restated the Limited Liability Company Agreement reorganizing the equity ownership of the Company and authorizing the Company to issue up to 100,000,000 common units. Pursuant to the agreement, 100 percent of the membership interest in the Company held by InnoHold was exchanged for 88,000,000 issued common units, representing 100 percent of the equity ownership continuing to be held by InnoHold.

Restatement of Financial Statements

The Company conducted a review of the accounting treatment related to certain of the Company’s transactions. The results of the analysis and conclusions have been presented to the Company’s current management team. Based on the review, the Company’s current management team concluded that the Company would restate its historical financial statements in respect of the 2016 fiscal year, to correct certain errors in accounting.

These restatements include the correction of errors regarding (i) an increase for accrued sales returns improperly excluded, (ii) the reduction of customer prepayments for amounts that should not have remained deferred, (iii) inadequate accruals related to sales tax liability on sales during the year, (iv) an increase of related party royalty expense that was improperly excluded, (v) an adjustment to beginning member’s deficit for the effect of the business combination with EquaPressure that was improperly included in the beginning balance, (vi) on the cash flow statement an adjustment to net cash used in the purchase of property and equipment to exclude amounts that are in accounts payable that was improperly included. In addition, the following classification restatements

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

were made on the balance sheet: (i) prepaid inventory was separated from prepaids and reported on its own line item, (ii) the accrual for personal time off was separated from other accrued liabilities and included as a component of compensation and benefits, (iii) certain accrued liabilities were long term in nature and moved from current liabilities to long term liabilities and (iv) total member’s deficit was separated into the components common units, distribution and accumulated deficit.

Restatements to the Company’s previously audited balance sheet are shown in the table below:

	December 31, 2016
	As Previously		As
	Reported	Adjustments	Restated
Assets
Current assets:
Cash and cash equivalents	$4,013,217	$—	$4,013,217
Accounts receivable, net	2,327,928	—	2,327,928
Inventories, net	5,334,862	—	5,334,862
Prepaids	921,974	(921,974)	—
Prepaid inventory		674,592	674,592
Other current assets		247,382	247,382
Total current assets	12,597,981	—	12,597,981
Property and equipment, net	6,104,433	—	6,104,433
Intangible assets, net	129,501	—	129,501
Other long term assets	10,000	—	10,000
Total assets	$18,841,915	$—	$18,841,915

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$6,892,995	$—	$6,892,995
Accrued sales returns	2,269,859	(215,507)	2,054,352
Compensation and benefits	1,307,761	501,945	1,809,706
Customer prepayments	5,627,723	(1,473,933)	4,153,790
Accrued sales tax	—	2,292,018	2,292,018
Other accrued liabilities	3,051,774	(1,888,622)	1,163,152
Current portion of long-term obligations	51,426	—	51,426
Related party notes payable	300,000	—	300,000
Total current liabilities	19,501,538	(784,099)	18,717,439
Long-term obligations, net of current portion	23,641	—	23,641
Other long term liabilities	—	913,510	913,510
Total liabilities	19,525,179	129,411	19,654,590
Member’s deficit:
Member’s deficit	(683,264)	683,264	—
Common units, no par value, 100,000,000 units authorized; 88,000,000 units issued and outstanding		2,259,704	2,259,704
Distributions		(286,363)	(286,363)
Accumulated deficit		(2,786,016)	(2,786,016)
Total members’ deficit	(683,264)	(129,411)	(812,675)
Total liabilities and member’s deficit	$18,841,915	$—	$18,841,915

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

Restatements to the Company’s previously audited statement of operations are shown in the table below:

	For the Year Ended December 31, 2016
	As Previously		As
	Reported	Adjustments	Restated
Revenues, net	$65,669,418	$(196,517)	$65,472,901
Cost of revenues:
Cost of revenues	39,857,090	—	39,857,090
Related party royalties (see Note 2)	—	4,139,046	4,139,046
Total cost of revenues	39,857,090	4,139,046	43,996,136
Gross profit	25,812,328	(4,335,563)	21,476,765
Operating expenses:
Marketing and sales	17,900,959	—	17,900,959
General and administrative	4,710,340	(67,106)	4,643,234
Research and development	791,530	—	791,530
Loss on disposal of property and equipment		22,704	22,704
Total operating expenses	23,402,829	(44,402)	23,358,427
Operating income (loss)	2,409,499	(4,291,161)	(1,881,662)
Other income (expense):
Other income	7,961	—	7,961
Loss on disposal of property and equipment	(22,704)	22,704	—
Interest expense	(27,058)	—	(27,058)
Total other income (expense)	(41,801)	22,704	(19,097)
Net income (loss)	$2,367,698	$(4,268,457)	$(1,900,759)

Restatements to the Company’s previously audited statement of changes in total member’s deficit are shown in the table below:

	For the Year Ended December 31, 2016
	As Previously		As
	Reported	Adjustments	Restated
Balance – December 31, 2015	$(261,490)	$(769,568)	$(1,031,058)
Net income (loss)	2,367,698	(4,268,457)	(1,900,759)
Forgiveness of debt from related party	—	787,568	787,568
Forgiveness of unpaid royalties		1,040,537	1,040,537
Contribution of property and equipment from related-party	—	367,586	367,586
Member contributions	367,586	(367,586)	—
Member distributions	(3,157,058)	3,080,509	(76,549)
Balance – December 31, 2016	$(683,264)	$(129,411)	$(812,675)

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

Restatements to the Company’s previously audited statement of cash flows are shown in the table below:

	For the Year Ended December 31, 2016
	As Previously		As
	Reported	Adjustments	Restated
Cash flows from operating activities:
Net income (loss)	$2,367,698	$(4,268,457)	$(1,900,759)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,658	—	79,658
Loss on disposal of property and equipment	22,704	—	22,704
Bad debt reserve	—	10,000	10,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,664,019)	(10,000)	(1,674,019)
Increase in inventories	(4,952,535)	—	(4,952,535)
Increase in prepaid inventory and other	(921,974)	—	(921,974)
Increase in accounts payable	6,106,424	(1,043,898)	5,062,526
Increase in accrued sales returns	2,269,859	(215,507)	2,054,352
Increase in accrued compensation and benefits	1,307,761	501,945	1,809,706
Increase in customer prepayments	5,627,723	(1,473,933)	4,153,790
Increase in other accrued liabilities	3,033,602	2,357,444	5,391,046
Net cash provided by operating activities	13,276,901	(4,142,406)	9,134,495
Cash flows from investing activities:
Purchase of property and equipment	(5,733,640)	1,043,897	(4,689,743)
Investment in intangible assets	(129,627)	—	(129,627)
Net cash used in investing activities	(5,863,267)	1,043,897	(4,819,370)
Cash flows from financing activities:
Proceeds from related-party notes payable	—	245,000	245,000
Payments on related-party notes payable	(295,200)	(245,000)	(540,200)
Payments on long-term obligations	(1,024)	—	(1,024)
Member distributions	(3,157,058)	3,080,509	(76,549)
Net cash used in financing activities	(3,453,282)	3,080,509	(372,773)
Net increase in cash	3,960,352	(18,000)	3,942,352
Cash, beginning of the period	52,865	18,000	70,865
Cash, end of the period	$4,013,217	$—	$4,013,217
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$22,885	$1,052	$23,937
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$—	$1,043,897	$1,043,897
Equipment acquired through capital lease	$29,497	$—	$29,497
Property and equipment acquired through related-party contribution	$414,180	$—	$414,180
Long-term obligations acquired through related-party contribution	$46,594	$—	$46,594
Long-term obligations acquired through capital lease commitment	$29,497	$(29,497)	$—
Member contribution through forgiveness of unpaid royalties	$—	$1,040,537	$1,040,537
Member contribution through partial note forgiveness	$—	$787,568	$787,568

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements, Not Yet Adopted

In May 2017, the Financial Accounting Standards Board (“FASB”) issue Accounting Standards Update (“ASU”) 2017-09, “Compensation — Stock Compensation: Scope of Modification Accounting.” The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718. These updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the Definition of a Business.” These amendments clarify the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance in this standard is not expected to have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation: Interests Held through Related Parties that are under Common Control.” These amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.” Among other clarifications, this updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In June 2016, the FASB issued ASU No, 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments.” These amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. These updates are effective for the Company for its annual period beginning January 1, 2021, and interim periods within annual periods beginning January 1, 2022, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as the classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018 and interim periods within annual periods beginning January 1, 2019. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods within annual periods beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory.” The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. This guidance will not have a material impact on the financial statements of the Company.

In May 2014, in addition to several amendments issued during 2016, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This pronouncement updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact that the standard will have on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 2 Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements, Adopted in 2016

In April 2015, the FASB issued ASU 2015-03, “Interest — Imputation of Interest,” which amends the current guidance to change the manner in which debt issuance costs are presented on an entity’s balance sheet. This new guidance requires the Company to present debt issuance costs related to recognized debt liabilities on the balance sheet as a direct deduction from the debt liability, as opposed to the previous guidance that provides for presentation of the cost of issuing debt as a separate asset. ASU 2015-03 requires retrospective application to all prior periods presented in the financial statements. The Company adopted this new guidance effective the first quarter of 2016. The impact of this adoption was not material to the financial statements.

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” The amendments are intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

In addition to reducing the number of consolidation models from four to two, the new standard simplifies and improves the guidance by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE) and changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs. The Company adopted this new guidance effective the first quarter of 2016. The impact of this adoption was not material to the financial statements.

Note 3 Inventories

Inventories consisted of the following at December 31, 2016:

Raw materials	$3,508,327
Work-in-process	335,864
Finished goods	1,675,296
Inventory obsolescence reserve	(184,625)
Inventories, net	$5,334,862

Note 4 Property and Equipment

Property and equipment consisted of the following at December 31, 2016:

Equipment in progress	$3,868,796
Equipment	1,576,714
Equipment under capital lease	29,497
Furniture and fixtures	143,288
Computer equipment and software	136,740
Leasehold improvements	496,515
Total property and equipment	6,251,550
Accumulated depreciation	(147,117)
Property and equipment, net	$6,104,433

Equipment in progress reflects equipment, primarily related to mattress manufacturing, which is being constructed and was not in service at December 31, 2016.

Depreciation expense was $79,532 for the year ended December 31, 2016.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 5 Intangible Assets

Intangible assets consisted of the following at December 31, 2016:

Trademarks	$14,015
Patents	115,612
Total intangible assets	129,627
Accumulated amortization – patents	(126)
Intangible assets, net	$129,501

Note 6 Other Current Liabilities — Restated

The Company’s other accrued expenses consisted of the following at December 31, 2016:

Website commissions	$500,843
Related party interest	21,687
Rent – related party	228,852
Warranty accrual – current portion	217,709
Accrued expenses	194,061
Total other accrued liabilities	$1,163,152

Website commissions represent the costs associated with arrangements the Company has with third party websites to send e-commerce traffic to the Company’s website to purchase products online.

Note 7 Long-Term Obligations

In December 2016, the Company received a non-cash capital contribution from InnoHold, LLC (“InnoHold”) who is the 100% member of the Company. The contribution included property equipment encumbered with a note payable to an unrelated entity, with the note payable being assumed by the Company (see Note 9). At December 31, 2016, $46,594 was outstanding on the note payable, which incurs interest at a fixed rate of 4.98 percent. The note payable has monthly payments of $9,435 due at the first of each month through May 1, 2017, and is collateralized by the underlying equipment.

During 2016, the Company acquired equipment valued at $29,497 pursuant to two capital lease agreements with interest rates of 10.67 percent. The leases were entered into in August and November 2016 for a sixty month period with monthly payments in the amount of $637. The obligations are collateralized by the related equipment and future minimum payments under the capital leases are as follows:

Year ended December 31,
2017	$7,638
2018	7,638
2019	7,638
2020	7,638
2021	5,914
Total minimum lease payments	36,466
Less amount representing interest	(7,993)
Present value of net minimum lease payments	28,473
Current portion	(4,832)
Long term obligations	$23,641

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 8 Commitments and Contingencies

Required Member Distributions

Pursuant to the December 30, 2016 Amended and Restated Limited Liability Company Agreement, the Company is required to distribute to the members an amount equal to 45 percent of the Company’s net taxable income that was allocated to each such member following the end of each fiscal year.

Employment Agreements

On December 31, 2016 the Company entered into agreements with two key employees that are also controlling members of the Company. The agreements outline compensation and severance commitments. If these key employees are terminated without cause, the Company is required to pay up to $3.4 million in compensation and maintain certain benefits for up to five years.

Operating Leases — Restated

The Company leases various office and warehouse facilities under two non-cancelable operating leases. Building space for its headquarters facility in Alpine, Utah is leased from TNT Holdings, LLC (“TNT”), an entity under common control with the Company, with a lease term of 10 years and expires in April 2020. The Company also leases a facility located in Tooele, Utah for use primarily as manufacturing and warehouse space with a lease term of 66 months and expires in January 2022. Rent expense on lease payments, including those with rent escalations and rent free periods, is recognized on a straight-line basis over the lease term. The difference between the straight-line rent amounts and amounts payable under the leases are recorded as part of deferred rent, in other current liabilities or other long-term liabilities, as appropriate. At December 31, 2016, all of the deferred rent in the amount of $629,360 is included in other long-term liabilities on the accompanying balance sheet. During the year ended December 31, 2016, the Company recognized rent expense in the amount of $1,057,507.

Minimum future lease obligations at December 31, 2016, are as follows:

	Related Party
Year ended December 31,	Restated	Other	Total
2017	$884,963	$1,360,631	$2,245,594
2018	937,783	1,877,327	2,815,110
2019	967,835	1,946,219	2,914,054
2020	335,497	2,015,112	2,350,609
2021	—	2,084,005	2,084,005
Thereafter	—	177,973	177,973
Total	$3,126,078	$9,461,267	$12,587,345

Legal Proceedings — Restated

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

Note 9 Related-Party Transactions — Restated

The Company had various transactions with entities or individuals which are considered related parties.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 9 Related-Party Transactions — Restated (cont.)

InnoHold

InnoHold is the 100 percent owner of the Company and had the following transactions with the Company.

In December 2016, a related-party note to InnoHold in the amount of $863,456 plus accrued interest of $224,112 was partially forgiven and the terms of the remaining $300,000 related-party note were amended to be due on April 22, 2017 with interest accruing at 7 percent. The forgiveness of debt was treated as a member contribution. During the year ended December 31, 2016, certain expenses of the Company in the amount of $26,233 were paid by InnoHold and are to be reimbursed by the Company. The amount is included in accounts payable on the accompanying balance sheet.

In December 2016, the Company received a non-cash capital contribution from InnoHold of property and equipment valued at a carrying cost of $414,180 encumbered with a $46,594 note payable to an unrelated entity. The obligation was assumed by the Company.

The Company paid member distributions with cash in the amount of $76,549 during 2016.

TNT

TNT is an entity under common control with the Company and owns the Alpine facility the Company leases. The Company determined that TNT is not a variable interest entity as it does not hold any explicit or implicit variable interest in TNT and does not have a controlling financial interest in TNT. Accordingly, TNT is not a variable interest entity.

During the year ended December 31, 2016 the Company incurred $911,787 in rent expense to TNT for the building lease of the Alpine facility. As of December 31, 2016, the Company has deferred rent in the amount of $88,573 included as a long-term liability on the balance sheet. The Company also has accrued rent in the amount of $228,852 to TNT and $115,319 in accounts payable due to TNT for property taxes. The Company has paid a rent security deposit of $10,000 to TNT which comprises long term assets on the balance sheet.

Controlling Members of InnoHold

The Company had three related-party notes from the controlling members of InnoHold that were issued prior to 2016 totaling $295,200. During 2016, the Company issued two new notes to InnoHold for cash received totaling $245,000. During the year ended December 31, 2016, the Company extinguished these related-party notes payable in full by paying $540,200 in principal plus $23,937 in accrued interest.

EdiZONE

EdiZONE is owned 100 percent by TNT which develops new technologies and products and licenses the technology to other companies including the Company. The Company determined that EdiZONE is not a variable interest entity as it does not hold any explicit or implicit variable interest in EdiZONE and does not have a controlling financial interest in EdiZONE. Accordingly, EdiZONE is not a variable interest entity.

Prior to 2016, the Company and EdiZONE entered into technology licensing agreements whereby certain technology was licensed to the Company for a royalty fee. On December 15, 2016, the technology license agreements between EdiZONE and the Company were amended to terminate the royalty that the Company owed to EdiZONE. During the year ended December 31, 2016, the Company incurred $4,130,046 in royalty fees. On December 15, 2016, the unpaid royalty fees in the amount of $1,040,537 were forgiven and recorded as a member contribution on behalf of InnoHold.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 9 Related-Party Transactions — Restated (cont.)

Effective December 27, 2016, the IP Agreement between the Company and EdiZONE was executed. In accordance with the IP Agreement, certain intellectual property owned by EdiZONE was assigned to the Company and a subset of such intellectual property that was not relevant to the Company was licensed back to EdiZONE. There are no royalty payments from EdiZONE to the Company for the license in the future. The IP Agreement stipulates that EdiZONE is entitled to all third-party royalties from the license.

During the year ended December 31, 2016, certain expenses of the Company in the amount of $96,121 were paid by EdiZONE and are to be reimbursed by the Company. The amount is included in accounts payable on the accompanying balance sheet.

Note 10 Concentrations — Restated

The Company had the following revenues by product for the year ended December 31, 2016:

Mattress	$55,029,818
Cushion	7,917,419
Pillow	5,749
All other	2,519,915
Total revenue, net	$65,472,901

All revenue was generated from sales in North America and no individual customer accounts for more than 10 percent of revenue. At December 31, 2016, approximately 61 percent of accounts receivable was comprised of two credit card processors with funds being deposited within 2 to 3 days.

The Company currently obtains materials and components used in production from outside sources. As a result, the Company is dependent upon suppliers that in some instances, are the sole source of supply. The Company is continuing efforts to dual-source key components. The failure of one or more of the Company’s suppliers to provide materials or components on a timely basis could significantly impact the results of operations. The Company believes that it can obtain these raw materials and components from other sources of supply in the ordinary course of business, although an unexpected loss of supply over a short period of time may not allow for the replacement of these sources in the ordinary course of business.

The Company maintains its cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution per entity. At times, the Company’s cash balance deposited at financial institutions exceed the federally insured deposit limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

Note 11 Income Taxes — Restated

Entities that are public and are not taxed should disclose the net difference between their tax bases and the reported amounts of their assets and liabilities. This disclosure is meant to indicate to an owner (or prospective owner) what future taxable income or deductions, disproportionate to reported amounts, will be generated for his/her ownership interest by the entity’s future operations. However, for some entities, tax positions available to individual owners will not be pro rata to ownership interest but will instead reflect the different outside tax basis of the individual owners. Further, each owner’s tax accounting depends on his or her individual tax position. Thus, the entity itself frequently will not have information about individual owners’ tax basis. It does not appear that disclosure of the aggregate tax basis would be meaningful in any event, since individual owners may not share the tax basis pro rata. The Company believes that these circumstances make it impracticable for the Company to determine the aggregate tax basis of the individual owners, nor would a disclosure of available information be meaningful to these financials.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 12  Subsequent Events — Restated

On January 27, 2017, a certificate of amendment was filed with the Delaware Secretary of State changing Purple’s legal name from “WonderGel, LLC” to “Purple Innovation, LLC”.

In January 2017, pursuant to the 2016 Equity Incentive Plan that authorized the issuance of 12,000,000 incentive units (the “Plan”), the Company issued 11,250,006 incentive units to an entity for the benefit of certain employees. These incentive units are non-voting and the holders will only participate in potential liquidating distributions after a future majority sale of the Company. Incentive unit holders are only eligible to participate after the distribution threshold of approximately $135 million is met. Incentive unit holders do not participate in tax or discretionary distributions prior to final liquidating distributions, but may be eligible to receive a catch up discretionary distribution once the common unit holders receive the distribution threshold from a liquidating event. The units vest over four years (with 25 percent vesting after one year and monthly vesting over 36 months thereafter) from the later of the first of the month after their respective date of hire or January 1, 2016. No more incentive units can be awarded after September 30, 2017 and all reserved units that are not issued by that date, or that are otherwise forfeited, will be held in the plan. As of October 1, 2017 there were 8,680,463 issued incentive units outstanding.

On March 23, 2017, the Company filed its First Amended Complaint against Honest Reviews, LLC (“HMR”), Ryan Monahan (“Mr. Monahan”) and GhostBed, Inc. (“GhostBed”) (collectively, the “Defendants”), alleging that the Defendants are working together on a competitive campaign to intentionally disseminate false and misleading statements regarding the safety of the Company’s mattresses, while at the same time failing to disclose to the public the fact that Mr. Monahan has, since 2015, provided significant digital marketing services to GhostBed, for which his company received substantial compensation. The Defendants have published a number of articles and related materials claiming, without substantiation, that the non-toxic anti-tack powder used in connection with the Company’s products can cause respiratory distress, exacerbate asthma or other respiratory conditions, and cause cancer or even death. Defendants have widely published these materials, including on the HMR website, honestmattressreviews.com, and all of associated HMR social media pages. GhostBed has alleged a number of counterclaims against the Company but, at this state of the litigation, management believes it unlikely that the Company will be liable or owe damages to GhostBed. On September 22, 2017, the United States District Court in Utah issued a preliminary injunction requiring full disclosure of the relationship between GhostBed and Monahan on the HMR website and social media, to remove certain prior articles and other content regarding the Company, the anti-tack powder, and the lawsuit from the HMR website and social media, and requiring that any future posts by the Defendants regarding the Company or the lawsuit be accompanied by a full disclosure of the relationship between Monahan and GhostBed. Despite the Court’s issuance of the preliminary injunction, the Company is unable to determine, at this stage, the possible outcome of the litigation.

In April 2017, the Company made member distributions in cash of $2,388,881.

In April 2017, the Company extinguished a related-party note payable by paying $300,000 in principal plus $28,686 in accrued interest.

In April 2017, the Company amended the Amended and Restated Limited Liability Company Agreement so that required member distributions for the year 2017 shall not be reduced by discretionary distributions occurring in 2017.

In July 2017, the Company entered into a non-binding letter of intent with Global Partner Acquisition Corp, a special purpose acquisition company (“GPAC”) relating to a business combination (the “LOI”), pursuant to which the Company would become a publicly traded company. Under the terms of the LOI, GPAC and the Company intend to enter into a definitive agreement, pursuant to which GPAC would acquire the Company, with GPAC paying a portion of the purchase price in cash to the current equity holders and with the remainder being paid in rollover equity interests in the combined public company.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements

Note 12  Subsequent Events — Restated (cont.)

In October 2017, the Company entered into an agreement with Wells Fargo Bank for a $10 million revolving line of credit for working capital requirements and general corporate purposes (“LOC”). The LOC has an interest rate equal to 3% above the LIBOR rate and interest is to be paid by the Company on a quarterly basis. All outstanding principal balance of the LOC is due and payable in full on October 8, 2019. The LOC is secured by certain assets of the Company. The LOC has an unused commitment fee to be paid quarterly commencing January 1, 2018, equal to 0.25% of the daily unused amount of the LOC. The LOC also includes certain covenants made by the Company including making payments on time, providing timely audited financial statements, maintain adequate insurance, maintaining an EBITDA not less than $500,000 based on a rolling 4-quarter basis, asset coverage ratio not less than 1.5 to 1, no capital expenditures greater than $10,000,000 in any fiscal year and other usual and customary covenants.

On November 2, 2017, the Company and GPAC entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among GPAC, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), the Company and InnoHold. Pursuant to the Merger Agreement, the Company will be acquired through a merger of Merger Sub with and into the Company, with the Company being the survivor in the merger. InnoHold will receive, as consideration for its common units in the Company, cash (the “Cash Consideration”), newly issued shares of Class B Stock and newly issued Class B membership units of the Company. The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from the Company’s agreed upon enterprise value of $900 million the amount of the Company’s indebtedness and transaction expenses and adds the amount of cash held by the Company. The closing is expected to take place two business days after the satisfaction or waiver of certain conditions including the stockholders of GPAC shall have approved the Merger Agreement and the Business Combination and other Transactions and matters required to be approved by the stockholders pursuant to the Merger Agreement. In addition, the unanimous approvals of the merger agreement by the board of directors of the Company and the manager of InnoHold, and the members of the Company and InnoHold shall not have been modified or revoked. The Merger Agreement may be terminated and the business combination abandoned at any time prior to the closing by mutual agreement of the Company and GPAC or by the Company if the closing has not occurred by January 31, 2018; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the business combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement. Concurrently with the consummation of the business combination, the existing amended and restated limited liability company agreement of the Company will be further amended and restated in its entirety (as so amended and restated, the “Operating Agreement”). The Operating Agreement of the Company will provide for Class A Units and Class B Units. The Class A Units will be voting common units of the Company entitled to share in the profits and losses of The Company and to receive distributions as and if declared by the board of managers of the Company. The Class B Units will be entitled to share in the profits and losses of the Company and to receive distributions as and if declared by the board of managers of the Company and will have limited voting rights.

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Balance Sheets
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$70,865	$256,002
Accounts receivable, net	593,222	440,097
Inventories, net	382,327	608,259
Total current assets	1,046,414	1,304,358
Property and equipment, net	29,352	43,197
Other long term assets	10,000	—
Total assets	$1,085,766	$1,347,555

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$673,884	$366,676
Accrued interest – related party	242,284	324,677
Other accrued liabilities	42,000	25,000
Related party notes payable	1,158,656	1,109,300
Total current liabilities	2,116,824	1,825,653
Member’s deficit:
Membership interest	64,013	—
Distributions	(209,814)	—
Accumulated deficit	(885,257)	(478,098)
Total member’s deficit	(1,031,058)	(478,098)
Total liabilities and member’s deficit	$1,085,766	$1,347,555

The accompanying notes are an integral part of these financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Statements of Operations
(Unaudited)

	Years Ended December 31,
	2015	2014
Revenues, net	$5,838,612	$4,305,611
Cost of revenues:
Cost of revenues	3,921,062	2,283,192
Related-party royalty fees (see Note 2)	414,986	309,769
Total cost of revenues	4,336,048	2,592,961
Gross profit	1,502,564	1,712,650
Operating expenses:
Marketing and sales	469,255	92,250
General and administrative	1,311,856	847,724
Research and development	61,509	3,362
Total operating expenses	1,842,620	943,336
Operating income (loss)	(340,056)	769,314
Other income (expense):
Other income	5,139	—
Interest expense	(72,242)	(104,157)
Total other income (expense)	(67,103)	(104,157)
Net income (loss)	$(407,159)	$665,157

The accompanying notes are an integral part of these financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Statements of Changes in Member’s Deficit
(Unaudited)

			Accumulated	Total
	Membership	Member	Earnings	Member’s
	Interest	Distributions	(Deficit)	Deficit
Balance – December 31, 2013	$—	$—	$(1,143,255)	$(1,143,255)
Net income	—	—	665,157	665,157
Balance – December 31, 2014	$—	$—	$(478,098)	$(478,098)
Net loss	—	—	(407,159)	(407,159)
Forgiveness of debt from related-party	64,013	—	—	64,013
Member distributions	—	(209,814)	—	(209,814)
Balance – December 31, 2015	$64,013	$(209,814)	$(885,257)	$(1,031,058)

The accompanying notes are an integral part of these financial statements (unaudited).

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(407,159)	$665,157
Adjustments to reconcile net income (net loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,845	13,845
Bad debt expense	3,552	26,427
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(156,677)	127,169
(Increase) decrease in inventories	225,932	(261,679)
Decrease in other assets	(10,000)	—
Increase in accounts payable	307,208	35,183
Increase (decrease) in other accrued liabilities	(47,480)	129,049
Net cash provided by (used in) operating activities	(70,779)	735,151

Cash flows from investing activities:
Purchase of property and equipment	—	(21)
Net cash used in investing activities	—	(21)

Cash flows from financing activities:
Proceeds from related-party notes payable	885,000	791,000
Payments on related-party notes payable	(789,544)	(1,395,000)
Member distributions	(209,814)	—
Net cash provided by financing activities	(114,358)	(604,000)

Net increase (decrease) in cash	(185,137)	131,130
Cash, beginning of the period	256,002	124,872
Cash, end of the period	$70,865	$256,002

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$136,723	$—

Supplemental schedule of non-cash investing and financing activities:
Member contribution through note forgiveness	$64,013	$—

The accompanying notes are an integral part of these financial statements (unaudited).

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 1 Description of Business

Purple Innovation, LLC (the “Company”), formerly known as WonderGel, LLC, was established as a limited liability company under the laws of the State of Delaware on May 26, 2010. Subsequent to December 31, 2015, the name was changed to Purple Innovation, LLC on January 27, 2017. The Company is engaged in the business of development, production and sales of seat cushions, pillows and other cushioning solutions throughout the United States.

Note 2 Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and reflect the financial position, results of operations and cash flows of the Company.

In December of 2016, the Company acquired EquaPressure, LLC (“EquaPressure”) from InnoHold, LLC (“InnoHold”), 100% owners of the Company. EquaPressure designs and manufactures medical cushioning products primarily for sales in the long-term and home medical care markets. At the time of the acquisition, InnoHold was the owner of both entities and the acquisition of EquaPressure was a transfer between entities under common control. Transfers of businesses between entities under common control require the reporting period to be presented as if the transaction occurred at the beginning of the period in which common control first existed. Accordingly, the accompanying financial statements and related notes of the Company have been retrospectively adjusted to include the historical balances of EquaPressure prior to the effective date of the acquisition.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Predicting future events is inherently an imprecise activity and, as such, requires the use of judgment. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in these estimates will be reflected in the financial statements in future periods.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding and are generated from the sale of cushioning products to customers in the United States. These accounts receivable are recorded at the invoiced amount, net of allowances for doubtful amounts. The Company routinely reviews outstanding accounts receivable balances for estimated uncollectible accounts and establishes or adjusts the allowances for doubtful accounts receivable using the specific identification method and records a reserve for

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

amounts not expected to be fully recovered. There was no allowance for doubtful accounts at December 31, 2015 and 2014. The Company recognized bad debt in the amount of $3,552 and $26,427 for the years ended December 31, 2015 and 2014, respectively.

Inventories

Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Cost is calculated using the average cost method. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory and makes appropriate adjustments when necessary. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. As of December 31, 2015 and 2014, the reserve for inventory obsolescence was $8,514 and $17,405, respectively.

Property and Equipment

Property and equipment are stated at cost, net of depreciation. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets of 10 years.

The Company records depreciation and amortization in cost of sales as the long-lived assets are used in the manufacturing process. The cost and related accumulated depreciation of assets sold or retired, if any, is removed from the accounts with any resulting gain or loss included in net income in the statement of operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value generally is determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). The Company did not identify any indicators of impairment for the years ended December 31, 2015 and December 31, 2014.

Income Taxes

The Company is a limited liability company taxed as a partnership for federal and state income tax purposes. Generally, partnerships are not subject to income tax because their earnings and losses are passed directly to their members and taxes at that level. Therefore, a provision for federal and state income taxes is not necessary because the Company’s taxable income or loss is includable in the income tax returns of the Company’s members.

The Company has not disclosed the net difference between its tax bases and the reported amounts of its assets and liabilities. This is due to the fact that tax positions available to individual members will not be pro rata to ownership interest but will instead reflect the different outside tax basis of the individual member and will depend on his or her individual tax position. It does not appear that disclosure of the aggregate tax basis would be meaningful in any event, since individual members may not share the tax basis pro rata. We believe that these circumstances make it impracticable for the Company to determine the aggregate tax basis of the individual owners, nor would a disclosure of available information be meaningful to these financial statements

The Company follows the accounting guidance in Accounting Standards Codification (“ASC”) 740, Income Taxes, as it relates to uncertain tax positions. The guidance provides information and procedures for financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. The Company had not uncertain tax positions at December 31, 2016. The Company’s policy is to recognize interest expense and penalties related to uncertain tax positions, when applicable as a component of income tax expense.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

The Company files U.S. federal and certain state income tax returns. The income tax returns of the Company are subject to examination by U.S. federal and state taxing authorities for various time periods, depending on those jurisdictions’ rules, generally after the income tax returns are filed.

Advertising Costs

The Company charges advertising costs to operations as incurred. Advertising expense was $448,010 and $90,376 for the years ended December 31, 2015 and 2014, respectively.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and excludes sales taxes. The Company accrues for sales returns based on historical return rates and is adjusted for any current trends as appropriate. If actual returns vary from expected rates, sales in future periods are adjusted. Sales tax and other regulatory amounts collected from customers are not considered revenue and are included as other accrued liabilities on the accompanying balance sheet. The Company does not charge additional amounts above list price to the customer for shipping and handling. Shipping costs are recorded as a component of cost of revenues.

Cost of Revenues

Costs associated with net revenues are recorded in cost of revenues, and are recorded in the same period in which related sales have been recorded. Cost of revenues includes the costs of receiving, producing, inspecting, warehousing, insuring, and shipping goods during the period, as well as depreciation and amortization of long-lived assets used in these processes. Cost of sales also includes shipping and handling costs associated with the delivery of goods to customers.

Related-Party Royalty Fees

The Company had technology licensing agreements with EdiZONE, LLC (“EdiZONE”), an entity under common control with the Company (see Note 7), whereby certain technology was licensed to the Company for a royalty fee. The Company paid EdiZONE $414,986 and $300,769 in royalty fees during the years ended December 31, 2015 and December 31, 2014.

Sales Returns

The Company guarantees its products and offers up to 30-days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. We regularly assess and adjust the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. We classify as a current liability the estimated sales returns as they

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

are expected to be paid out in less than one year. As of December 31, 2015 and December 31, 2014, $17,000 and $5,000 was included in other accrued liabilities on the accompanying balance sheet. The Company had the following activity for sales returns during the years ended December 31, 2015 and 2014:

	Years Ended December 31,
	2015	2014
Balance at January 1	$5,000	$—
Additions that reduced net sales	123,799	27,577
Deduction from reserves for current year returns	(111,799)	(22,577)
Changes in reserve during the current year	—	—
Balance at December 31	$17,000	$5,000

Warranty Liabilities

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. As of December 31, 2015 and 2014, $25,000 and $20,000 of accrued warranty expense is included as a component of other accrued liabilities in current liabilities on the Company’s accompanying balance sheet. The Company had the following activity for warranties during the years ended December 31, 2015 and 2014:

	Years Ended December 31,
	2015	2014
Balance at January 1	$20,000	$—
Additions charged to expense for current year sales	20,035	34,774
Deduction from reserves for current year claims	(15,035)	(14,774)
Changes in liability for pre-existing warranties during the current year	—	—
Balance at December 31	$25,000	$20,000

Fair Value Measurements

The Company uses the fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price, based on the highest and best use of the asset or liability. The levels of the fair value hierarchy are:

Level 1 — Quoted market prices in active markets for identical assets or liabilities;

Level 2 — Significant other observable inputs (e.g. quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable, such as interest rate and yield curves, and market-corroborated inputs); and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting unit to develop its own assumptions.

The carrying amounts of cash, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these accounts. Cash equivalents are comprised of level 1 fair value inputs. The carrying amount of the Company’s debt approximates fair value due to the short term nature of the debt.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements, Not Yet Adopted

In May 2017, the Financial Accounting Standards Board (“FASB”) issue Accounting Standards Update (“ASU”) 2017-09, “Compensation — Stock Compensation: Scope of Modification Accounting.” The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718. These updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the Definition of a Business.” These amendments clarify the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance in this standard is not expected to have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation: Interests Held through Related Parties that are under Common Control.” These amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.” Among other clarifications, this updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In June 2016, the FASB issued ASU No, 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments.” These amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. These updates are effective for the Company for its annual period beginning January 1, 2021, and interim periods within annual periods beginning January 1, 2022, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as the classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018 and interim periods within annual periods beginning January 1, 2019. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods within annual periods beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory.” The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. This guidance will not have a material impact on the financial statements of the Company.

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest,” which amends the current guidance to change the manner in which debt issuance costs are presented on an entity’s balance sheet. This new guidance requires the Company to present debt issuance costs related to recognized debt liabilities on the balance sheet as a direct deduction from the debt liability, as opposed to the previous guidance that provides for presentation of the cost of issuing debt as a separate asset. ASU 2015-03 requires retrospective application to all prior periods presented in the financial statements. The standard is effective for the Company for its annual period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017, with early adoption permitted. The guidance will not have a material impact on the financial statements of the Company.

In February 2015, the FASB issued ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” The amendments are intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions).

In addition to reducing the number of consolidation models from four to two, the new standard simplifies and improves the guidance by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (VIE) and changing consolidation conclusions for public and private companies in several industries that typically make use of limited partnerships or VIEs. The standard is effective for the Company for its annual period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017, with early adoption permitted. The guidance will not have a material impact on the financial statements of the Company.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 2 Summary of Significant Accounting Policies (cont.)

In May 2014, in addition to several amendments issued during 2016, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This pronouncement updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact that the standard will have on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Note 3 Inventories

Inventories consisted of the following at December 31, 2015 and 2014:

	December 31,
	2015	2014
Raw materials	$97,710	$156,416
Work-in-process	234,505	375,398
Finished goods	58,626	93,850
Inventory obsolescence reserve	(8,514)	(17,405)
Inventories, net	$382,327	$608,259

Note 4 Property and Equipment

Property and equipment consisted of the following at December 31, 2015 and 2014:

	December 31,
	2015	2014
Equipment	$96,937	$96,937
Accumulated depreciation	(67,585)	(53,740)
Property and equipment, net	$29,352	$43,197

Depreciation expense was $13,845 for each of the years ended December 31, 2015 and 2014.

Note 5 Commitments and Contingencies

Operating Lease

The Company leases an office and warehouse facility under a non-cancelable operating lease for its headquarters facility in Alpine, Utah from TNT Holdings, LLC (“TNT”), an entity under common control with the Company, with a lease term of 10 years which expires in April 2020. The Company recorded $319,233 and $224,638 in rent expense for the years ended December 31, 2015 and 2014, respectively.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 5 Commitments and Contingencies (cont.)

Minimum future lease obligations at December 31, 2015, are as follows:

Year ended December 31,
2016	$825,000
2017	884,963
2018	937,783
2019	967,835
2020	335,497
Total	$3,951,078

Legal Proceedings

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company

Note 6 Concentrations

All revenue was generated from sales in North America. One customer accounted for approximately 41 percent and 30 percent of revenues during the year ended December 31, 2015 and 2014, respectively and comprised approximately 55 percent and 35 percent of accounts receivable as of December 31, 2015 and 2014, respectively.

The Company currently obtains materials and components used in production from outside sources. As a result, the Company is dependent upon suppliers that in some instances, are the sole source of supply. The Company is continuing efforts to dual-source key components. The failure of one or more of the Company’s suppliers to provide materials or components on a timely basis could significantly impact the results of operations. The Company believes that it can obtain these raw materials and components from other sources of supply in the ordinary course of business, although an unexpected loss of supply over a short period of time may not allow for the replacement of these sources in the ordinary course of business.

The Company maintains its cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution per entity. Cash held in financial institutions based in the United States did not exceeded the FDIC limits as of December 31, 2015 and 2014.

Note 7 Related-Party Transactions

Prior to 2014, the Company entered into various revolving credit demand note payable agreements (“Demand Notes”) with InnoHold, LLC, the 100 percent owner of the Company. These Demand Notes provided funds to the Company for general working capital needs. The Demand Notes allow for additional proceeds to be provided to the Company as funds are needed and partial or full repayments by the Company if, and when, funds are available. The Demand Notes accrue interest at a rate of 7 percent per annum. During the year ended December 31, 2015, the Company required additional proceeds in the amount of $885,000 and made payments on the Demand Notes in the amount of $789,544 in principal plus accrued interest of $131,580. During the year ended December 31, 2014, the Company required additional proceeds in the amount of $791,000 and made payments on the Demand Notes in the amount of $1,395,000 in principal. Demand Notes in the amount of $1,113,456 and $1,018,000 in principal were outstanding as of December 31, 2015 and 2014, respectively.

PURPLE INNOVATIONS, LLC
(Formerly known as WonderGel, LLC)
Notes to Financial Statements (Unaudited)

Note 7 Related-Party Transactions (cont.)

TNT is an entity under common control with the Company and owns the Alpine facility the Company leases. The Company determined that TNT is not a variable interest entity as it does not hold any explicit or implicit variable interest in TNT and does not have a controlling financial interest in TNT. Accordingly, TNT is not a variable interest entity.

During the years ended December 31, 2015 and December 2014, the Company incurred $319,233 and $224,638, respectively to TNT for rent expense for the building lease on the Alpine facility. As of December 31, 2015 and December 31, 2014 the Company has a payable to TNT for accrued rent and insurance in the amount of $88,141 and $33,670, respectively. The Company also has paid a rent security deposit of $10,000 TNT which comprises long term assets on the balance sheet.

The Company had various revolving credit demand loans from the controlling members of InnoHold with an interest rate of 7 percent. During the year ended December 31, 2015, the Company extinguished two of the notes in the aggregate principal amount of $46,100 by conversion to member’s equity. Loans in the amount of $45,200 and $91,300 in principal were outstanding as of December 31, 2015 and 2014, respectively.

EdiZONE is owned 100 percent by TNT which develops new technologies and products and licenses the technology to other companies including the Company. The Company determined that EdiZONE is not a variable interest entity as it does not hold any explicit or implicit variable interest in EdiZONE and does not have a controlling financial interest in EdiZONE. Accordingly, EdiZONE is not a variable interest entity. The Company has certain license agreements with EdiZONE and paid $414,986 and $309,769 in royalty payments during the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015 and December 31, 2014 the Company has a payable to EdiZONE for royalties and certain other expenses to reimbursed by the Company in the amount of $77,627 and $ 45,400, respectively.

Note 8 Income Taxes

Entities that are public and are not taxed should disclose the net difference between their tax bases and the reported amounts of their assets and liabilities. This disclosure is meant to indicate to an owner (or prospective owner) what future taxable income or deductions, disproportionate to reported amounts, will be generated for his/her ownership interest by the entity’s future operations. However, for some entities, tax positions available to individual owners will not be pro rata to ownership interest but will instead reflect the different outside tax basis of the individual owners. Further, each owner’s tax accounting depends on his or her individual tax position. Thus, the entity itself frequently will not have information about individual owners’ tax basis. It does not appear that disclosure of the aggregate tax basis would be meaningful in any event, since individual owners may not share the tax basis pro rata. The Company believes that these circumstances make it impracticable for the Company to determine the aggregate tax basis of the individual owners, nor would a disclosure of available information be meaningful to these financials.

Note 9 Membership Interest

The originating Limited Liability Company Operating Agreement of WonderGel, LLC dated May 26, 2010 (“LLC Agreement”), provided that upon formation of the Company the equity ownership in the Company would be denominated as membership interest. On December 30, 2016 the Company amended and restated the LLC Agreement reorganizing the equity ownership of the Company and authorizing the Company to issue up to 100,000,000 common units. Pursuant to the agreement, 100 percent of the membership interest in the Company held by InnoHold was exchanged for 88,000,000 issued common units, representing 100 percent of the equity ownership continuing to be held by InnoHold.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GLOBAL PARTNER ACQUISITION CORP.

PRPL ACQUISITION, LLC

PURPLE INNOVATION, LLC

INNOHOLD, LLC

AND

GLOBAL PARTNER SPONSOR I LLC, as
PARENT REPRESENTATIVE

Dated as of November 2, 2017

Annex A-i

Article I THE MERGER		A-1
1.1	The Merger	A-1
1.2	Effective Time	A-1
1.3	Effect of the Merger	A-1
1.4	Formation Documents	A-2
1.5	Management	A-2
1.6	Effect of Transactions on Equity	A-2
1.7	Merger Consideration	A-3
1.8	Payment of Merger Consideration	A-3
1.9	No Further Ownership Rights in Company Units	A-3
1.10	Lost, Stolen or Destroyed Certificates	A-3
1.11	Taking of Reasonably Necessary Action; Further Action	A-4
1.12	Intended Tax Treatment and Purchase Price Allocation	A-4
1.13	Closing Calculations	A-4
1.14	Final Closing Balance Sheet Calculation	A-4
1.15	Post-Closing Adjustment Payment	A-6

Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-6
2.1	Organization of the Company	A-7
2.2	Equity of the Company	A-7
2.3	Authority; Execution and Delivery; Enforceability	A-8
2.4	No Conflicts; Consents	A-8
2.5	Financial Statements and Controls	A-9
2.6	No Changes	A-10
2.7	Assets Other than Real Property Interests	A-12
2.8	Real Property; Environmental Matters	A-12
2.9	Intellectual Property	A-14
2.10	Information Technology; Privacy and Security	A-17
2.11	Contracts	A-17
2.12	Permits	A-19
2.13	Insurance	A-20
2.14	Tax Matters	A-20
2.15	Proceedings	A-21
2.16	Compliance with Laws	A-22
2.17	Employee Benefit Plans and Compensation	A-23
2.18	Employee and Labor Matters	A-25
2.19	Transactions with Related Persons	A-26
2.20	Intercompany Accounts	A-26
2.21	Top Payors/Vendors	A-26
2.22	Solvency	A-27
2.23	Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors	A-28
2.24	Brokers’ and Finders’ Fees	A-28
2.25	Proxy Statement	A-28
2.26	Restrictions on Business Activities	A-28
2.27	Product Warranties; Support Services	A-28
2.28	Condition of Assets	A-29
2.29	No Other Representations and Warranties	A-29

Annex A-ii

Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB		A-29
3.1	Organization, Standing and Power	A-29
3.2	Authority; Binding Agreement	A-30
3.3	Consents	A-30
3.4	No Conflicts	A-30
3.5	Interim Operations of Merger Sub	A-30
3.6	Capitalization	A-31
3.7	Compliance with Laws	A-31
3.8	Equity Consideration	A-31
3.9	SEC Filings and Parent Financials	A-32
3.10	Proxy Statement	A-33
3.11	Board Approval; Vote Required	A-33
3.12	Legal Proceedings	A-33
3.13	Brokers’ and Finders’ Fees	A-33
3.14	Trust Account	A-34
3.15	Investment Company Act	A-34
3.16	Interested Party Transactions	A-34
3.17	Emerging Growth Company	A-34

Article IV REPRESENTATIONS AND WARRANTIES OF INNOHOLD		A-35
4.1	Organization, Standing and Power	A-35
4.2	Authority; Binding Agreement	A-35
4.3	Consents	A-35
4.4	No Conflict	A-35
4.5	Compliance with Laws	A-35
4.6	Board Approval; Vote Required	A-36
4.7	Legal Proceedings	A-36
4.8	Title to Interests	A-36
4.9	Brokers’ and Finders’ Fees	A-36

Article V CONDUCT PRIOR TO THE EFFECTIVE TIME		A-36
5.1	Conduct of the Business of the Company	A-36
5.2	Conduct of the Business of the Parent	A-39
5.3	No Solicitation	A-41
5.4	Exclusive Dealing	A-41

Article VI ADDITIONAL AGREEMENTS		A-42
6.1	Proxy	A-42
6.2	Parent Stockholder Meeting	A-43
6.3	Section 16 of the Exchange Act	A-44
6.4	Access to Information	A-44
6.5	Confidentiality	A-45
6.6	Fees and Expenses	A-45
6.7	Public Disclosure	A-45
6.8	Consents	A-46
6.9	Additional Documents and Further Assurances; Reasonable Efforts	A-46
6.10	New Employment Arrangements	A-47
6.11	Notification of Certain Matters	A-47
6.12	Agreement to Defend	A-48
6.13	Change of Name; Listing	A-48
6.14	Release	A-48

Annex A-iii

6.15	Post-Closing Board of Directors and Executive Officers	A-48
6.16	Use of Trust Account Proceeds after the Closing	A-49
6.17	Tail Insurance	A-49
6.18	Purple Team Reorganization	A-49

Article VII CONDITIONS TO THE MERGER		A-49
7.1	Conditions to Obligations of Each Party to Effect the Merger	A-49
7.2	Conditions to the Obligations of the Parent and the Merger Sub	A-50
7.3	Conditions to Obligations of the Company	A-51

Article VIII INDEMNIFICATION		A-52
8.1	Survival of Representations, Warranties and Covenants	A-52
8.2	Indemnification	A-53
8.3	Indemnification Claims	A-53
8.4	Parent Representative	A-55
8.5	Sole Remedy	A-56
8.6	Certain Waivers	A-56

Article IX TERMINATION, AMENDMENT AND WAIVER		A-56
9.1	Termination	A-56
9.2	Effect of Termination	A-57
9.3	Amendment	A-57
9.4	Extension; Waiver	A-57

Article X GENERAL PROVISIONS		A-58
10.1	Notices	A-58
10.2	Interpretation	A-59
10.3	Counterparts	A-59
10.4	Entire Agreement; Assignment	A-59
10.5	Severability	A-59
10.6	Other Remedies; Specific Performance	A-59
10.7	Governing Law; Venue	A-59
10.8	Rules of Construction	A-60
10.9	Successors and Assigns	A-60
10.10	Third Party Beneficiaries	A-60
10.11	Trust Account Waiver	A-60
10.12	Legal Representation	A-61
10.13	Waiver of Jury Trial	A-62
10.14	Definitions	A-62

Annex A-iv

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Forms of Employment Agreements
Exhibit A-1	Terry Pearce
Exhibit A-2	Tony Pearce
Exhibit A-3	Sam Bernards
Exhibit B	Form of Certificate of Merger
Exhibit C	Form of Amended and Restated LLC Agreement
Exhibit D-1	Form of Amended and Restated Certificate of Incorporation of the Parent
Exhibit D-2	Form of Amended and Restated Bylaws of the Parent
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Tax Receivable Agreement
Exhibit G	Company and InnoHold Knowledge Parties
Exhibit H	Parent Knowledge Parties
Exhibit I	Reference Statement
Exhibit J	Form of Lock-Up Agreement
Exhibit K	Form of Non-Competition and Non-Solicitation Agreement (Seller Form)
Exhibit L	Form of Sponsor Share Agreement
Exhibit M	Form of Exchange Agreement
Exhibit N	Terms and Conditions of Purple Team Reorganization
Exhibit O	Form of Agreement to Assign Warrants
Exhibit P	Form of Proprietary Information, Invention Assignment, and Non-Competition Agreement (Employee Form)
Exhibit Q	Amended EdiZONE Agreement
Exhibit R	Contingency Escrow Agreement

Annex A-v

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of November 2, 2017 by and among Global Partner Acquisition Corp., a Delaware corporation (the “Parent”), PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), InnoHold, LLC, a Delaware limited liability company (“InnoHold”), and Global Partner Sponsor I LLC, a Delaware limited liability company, in the capacity as the representative of the Parent (the “Parent Representative”). Each of the Parent, Merger Sub, the Company, and InnoHold may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms in this Agreement shall have the respective meanings ascribed to such terms in this Agreement or in Section 10.14.

RECITALS

A. The sole member of the Parent, the board of directors of the Company and the managing member of the Merger Sub believe it is advisable and in the best interests of each company and their respective equityholders that the Parent acquire the Company through the statutory merger of the Merger Sub with and into the Company (the “Merger”), upon the terms and conditions set forth herein and in accordance with the Act, and in furtherance thereof, have approved this Agreement and the Merger and the other transactions contemplated hereby and by the Related Agreements (collectively with the Merger, the “Transactions”).

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding equity of the Company shall be converted into the right to receive the consideration set forth herein.

C. The Company and InnoHold, on the one hand, and the Parent and the Merger Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger and the other Transactions.

D. Contemporaneously with the execution and delivery of this Agreement by the parties hereto, each of the Key Employees is executing an employment agreement in substantially the form with respect to such Key Employee as is attached hereto as Exhibit A-1 through A-3 (collectively, the “Employment Agreements”) and a Proprietary Information, Invention Assignment and Non-Competition Agreement, each to be effective as of the Effective Time.

NOW, THEREFORE, in consideration of the respective agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

Article I
THE MERGER

1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Act, the Merger Sub shall be merged with and into the Company, and the separate limited liability company existence of the Merger Sub shall cease, with the Company continuing as the surviving limited liability company. The surviving company after the Merger is sometimes referred to hereinafter as the “Surviving Entity.”

1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the “Closing”) will take place at 10:00 am New York time, two Business Days following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions to be satisfied on the Closing Date), at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, unless another time or place is mutually agreed upon in writing by the Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a duly executed certificate of merger, in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”), with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Act. The Merger shall become effective upon such filing or at such later time as the Parent and the Company may agree, as shall be set forth in the Certificate of Merger (such time as the Merger becomes effective, the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective

Annex A-1

Time all the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations and duties of the Company and the Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Entity.

1.4 Formation Documents.

(a) At the Effective Time, the certificate of formation of the Surviving Entity shall be amended and restated to be identical to the certificate of formation of the Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the Act and as provided in such certificate of formation.

(b) At the Effective Time, the limited liability company agreement of the Surviving Entity shall be amended and restated to be identical to the limited liability company agreement attached hereto as Exhibit C (the “Amended and Restated LLC Agreement”), until thereafter amended in accordance with the Act and as provided in the certificate of formation of the Surviving Entity and the Amended and Restated LLC Agreement.

1.5 Management.

(a) Managing Member of the Surviving Entity. The Parent shall be the sole managing member of the Surviving Entity immediately after the Effective Time, to hold such position in accordance with the provisions of the Act and the Amended and Restated LLC Agreement.

(b) Officers of Surviving Entity. The officers of the Surviving Entity immediately after the Effective Time shall be as set forth in the Amended and Restated LLC Agreement, each to hold office in accordance with the provisions of the Act and the Amended and Restated LLC Agreement.

1.6 Effect of Transactions on Equity.

(a) Effect on Parent Common Stock. Upon the filing of the Amended and Restated Certificate of Incorporation of the Parent with the Secretary of State of the State of Delaware, each share of Parent Common Stock issued and outstanding at the date of such filing shall remain outstanding and shall be renamed Parent Class A Common Stock.

(b) Effect on Membership Interests in the Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company, or InnoHold, all of the limited liability company interests in the Merger Sub issued and outstanding immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Section 1.6. and throughout this Agreement, shall be converted into and shall represent such number of common units of the Surviving Entity designated in the Amended and Restated LLC Agreement as “Class A Units” (such units, the “Surviving Entity Class A Units”) as shall be equal to the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time net of the number of shares of Parent Common Stock, subject to the Parent Stockholder Redemption, it being understood that, immediately after the Effective Time, the Parent shall be the holder of all of the issued and outstanding Surviving Entity Class A Units.

(c) Effect on Company Equity. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, the Merger Sub, the Company or InnoHold, all of the Company Units issued and outstanding immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Section 1.6 and as may be otherwise provided in this Agreement, shall be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificates representing such units, the Merger Consideration determined in Section 1.7 hereof. All other membership interests or other equity securities, including any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any equity securities or any securities convertible into or exchangeable for any equity securities or other security interests, of the Company existing immediately prior to the Effective Time (other than the Surviving Entity Class A Units and the common units of the Surviving Entity designated in the Amended and Restated LLC Agreement as “Class B Units” (such units, the “Surviving Entity Class B Units”) to be issued pursuant to this Agreement) shall automatically be canceled and cease to exist as of the Effective Time and no consideration shall be delivered or deliverable therefor.

Annex A-2

1.7 Merger Consideration.

(a) The aggregate consideration to be paid to the equity holder or holders of the Company pursuant to the Merger (the “Merger Consideration”) shall consist of the cash consideration (“Cash Consideration”) and the equity consideration (“Equity Consideration”), each as described herein.

(b) The total amount of the Merger Consideration shall be calculated as (i) the Enterprise Value, minus (ii) the Indebtedness of the Company, plus (iii) the cash and cash equivalents of the Company, minus (iv) the Total Expenses, each as of the Reference Time.

(c) The Cash Consideration shall be equal to (i) the total cash and cash equivalents of the Parent, including the funds remaining in the Trust Account, after giving effect to the completion of the Parent Stockholder Redemption and the payment of Parent’s unpaid Expenses and the payment of amounts under clause (iv) of Section 6.16, together with any additional cash resources of the Parent (the “Net Parent Cash”), plus (ii) the cash and cash equivalents of the Company as of the Reference Time, after giving effect to the payment of the Total Expenses that are accrued as of the Closing, less (iii) the Post-Closing Parent Cash, or such other amount as the Parent, the Company and InnoHold shall agree, as adjusted pursuant to Sections 1.13, 1.14 and 1.15 hereof.

(d) The Equity Consideration shall be determined by dividing (i) the excess of the Merger Consideration over the Cash Consideration, by (ii) the price at which each share of Parent Common Stock is redeemed pursuant to the Parent Stockholder Redemption (including any interest thereon)(the “Redemption Price”), as adjusted pursuant to Sections 1.13, 1.14, and 1.15 hereof. The quotient represents the number of Surviving Entity Class B Units to be issued to the Company’s member(s) (or other holders of the Company’s equity interests) immediately prior to the Effective Time (the “Company Closing Members”) pro rata in accordance with their ownership interests in the Company at the Effective Time, and the number of shares of Parent Class B Common Stock to be issued to the Company Closing Members pro rata in accordance with their ownership interests in the Company at the Effective Time.

1.8 Payment of Merger Consideration.

(a) Payment of Estimated Closing Cash Consideration. The Parent shall, subject to the provisions of this Article I, at the Effective Time, pay or cause to be paid to the Company Closing Members pro rata in accordance with their ownership interests in the Company at the Effective Time, the estimated Cash Consideration (“Estimated Closing Cash Consideration”) via wire transfer of immediately available funds in accordance with instructions provided by InnoHold to the Parent not less than two (2) Business Days prior to the Closing Date.

(b) Payment of Estimated Equity Consideration. The Parent and the Company shall, subject to the provisions of this Article I, at the Effective Time, issue or cause to be issued to the Company Closing Members pro rata in accordance with their ownership interests in the Company at the Effective Time the estimated Equity Consideration, less the number of shares of Parent Class B Common Stock and the Surviving Entity Class B Units to be held in escrow pursuant to the Contingency Escrow Agreement, via book entry issuance.

(c) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Surviving Entity, the Parent or any other party hereto shall be liable to a holder of Company Units for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

1.9 No Further Ownership Rights in Company Units. The Merger Consideration issued in respect of the surrender for exchange of Company Units in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to Company Units, and there shall be no further registration of transfers on the records of the Surviving Entity of Company Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for Company Unit (“Company Unit Certificates”) are presented to the Surviving Entity for any reason, they shall be cancelled and exchanged as provided in this Article I.

1.10 Lost, Stolen or Destroyed Certificates. In the event any Company Unit Certificates (to the extent that any Company Units are certificated) shall have been lost, stolen or destroyed, the Surviving Entity shall issue, and the Parent shall cause the Surviving Entity to issue, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to

Annex A-3

Section 1.6; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Person who claims to be the owner of such lost, stolen or destroyed certificates to provide an indemnification agreement in a form and substance acceptable to the Parent, indemnifying the Parent from and against any and all claims that may be made against the Parent with respect to the certificates alleged to have been lost, stolen or destroyed. Any Person complying with the provisions of this Section 1.10 shall be deemed to have surrendered such lost, stolen or destroyed Company Unit Certificate for all purposes hereunder, including for purposes of receiving the cash and/or equity to which such Company Closing Member is entitled pursuant to Section 1.8.

1.11 Taking of Reasonably Necessary Action; Further Action. If at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the Parent, the Merger Sub, and the respective officers and directors of the Company, the Parent and the Merger Sub are fully authorized, in the name of their respective entities or otherwise to take, and will take, all such lawful and reasonably necessary action.

1.12 Intended Tax Treatment and Purchase Price Allocation. For United States federal income Tax purposes (and, where applicable, state and local income Tax purposes) only, all parties hereto will treat the Surviving Entity as a continuation of the Company as a partnership and will treat the payment of the Cash Consideration as a purchase by the Parent of such Company Units, in a transaction with respect to which an election pursuant to Section 754 of the Code shall be made.

1.13 Closing Calculations.

(a) Not later than the fifth (5th) Business Day prior to the Closing Date, the Company shall deliver to the Parent a statement, certified by the Company’s chief executive officer (the “Estimated Closing Statement”), setting forth (a) the estimated balance sheet of the Company as of the Reference Time, prepared in good faith and in accordance with the Accounting Principles (the “Estimated Closing Balance Sheet”), (b) a good faith calculation of the Company’s estimate of its Indebtedness (the “Estimated Indebtedness”), Total Expenses (“Estimated Total Expenses”), and cash and cash equivalents, each as of the Reference Time, and (c) the resulting estimated Merger Consideration (the “Estimated Merger Consideration”) (each with reasonably detailed calculations); provided, that upon delivering the Estimated Closing Statement to the Parent, the Company will meet with the Parent to review and discuss the Estimated Closing Statement and the Company will consider in good faith the Parent’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement. The Estimated Closing Statement will also include with respect to (i) Indebtedness, the amount owed to each creditor of the Company, and payment instructions, together with payoff and lien release letters from Company’s creditors in form and substance reasonably acceptable to the Parent, and (ii) Total Expenses, the amount owed to each payee thereof, and payment instructions.

(b) On or prior to the Business Day prior to the Closing Date, the Parent shall deliver to the Company a statement setting forth the Parent’s good faith calculation, subject to the Company’s reasonable review and approval, of (i) the estimated Net Parent Cash as of the Closing and (ii) the resulting Estimated Closing Cash Consideration based on such estimated Net Parent Cash and the amounts set forth in the Estimated Closing Statement, as it may have been adjusted pursuant to this Section 1.13, together with all necessary documentation to support Parent’s calculation of the estimated Net Parent Cash, including but not limited to bank statements or investment account statements, and the Estimated Closing Cash Consideration.

1.14 Final Closing Balance Sheet Calculation.

(a) Within ninety (90) days after the Closing Date, the Parent Representative shall deliver to InnoHold a statement (the “Closing Statement”) setting forth (a) a consolidated balance sheet of the Company as of the Reference Time (the “Closing Balance Sheet”) (b) a good faith calculation of the Indebtedness, cash and cash equivalents, and Total Expenses, in each case, with respect to the Company as of the Reference Time, and the resulting Merger Consideration and Cash Consideration. The Closing Statement shall be prepared,

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and the Closing Balance Sheet, cash and cash equivalents, Indebtedness, and Total Expenses of the Company and the resulting Merger Consideration and Cash Consideration, shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement. The Parties agree that the purpose of preparing the Closing Balance Sheet and determining Indebtedness, cash and cash equivalents, and Total Expenses of the Company and the resulting Merger Consideration and Cash Consideration contemplated by this Section 1.14 and Section 1.15 below, is to measure the components of the Merger Consideration, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing the Closing Balance Sheet or determining Indebtedness, cash and cash equivalents, or Total Expenses of the Company, except to the extent that the Closing Statement was not prepared in accordance with the Accounting Principles or otherwise in accordance with this Agreement. After delivery of the Closing Statement, Parent Representative and InnoHold and their respective accountants and other representatives shall be permitted reasonable access at reasonable times to review the Surviving Entity’s and its Subsidiaries’ books, records and any work papers to the extent such books, records and work papers are directly related to the preparation of the Closing Statement (provided that Parent Representative and InnoHold shall be required to, and shall cause their respective accountants and other representatives to, keep any information disclosed under this Section 1.14 confidential and not disclose such information, and the Indemnified Parties will be entitled to indemnification under Article VIII for any breach of the foregoing). Parent Representative and InnoHold and their respective accountants and other representatives may make inquiries of the Parent, the Surviving Entity, its Subsidiaries and their respective accountants and employees regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and the Parent shall use its commercially reasonable efforts to cause any such accountants and employees to cooperate with and respond to such inquiries. If InnoHold has any objections to the Closing Statement, InnoHold shall deliver to the Parent Representative a statement setting forth its objections thereto (in reasonable detail) (an “Objections Statement”). If an Objections Statement is not delivered to the Parent Representative within forty-five (45) days following the date of delivery of the Closing Statement, all determinations set forth therein, and the resulting Final Merger Consideration, shall be final, binding and non-appealable by the Parties. If an Objections Statement is delivered within such forty-five (45) day period, InnoHold and the Parent Representative shall negotiate in good faith to resolve any such objections for a period of thirty (30) days (the “Resolution Period”). The final Merger Consideration, as determined in accordance with this Section 1.14, shall be referred to as the “Final Merger Consideration”.

(b) If InnoHold and the Parent Representative do not reach a final resolution within the Resolution Period, InnoHold and the Parent Representative shall submit such dispute to the Salt Lake City office of Grant Thornton LLP or if such firm is not independent pursuant to the rules and regulations of the Securities and Exchange Commission and the PCAOB at the time, or has been engaged in an auditing or other capacity by any of the Parties or any of the members of InnoHold since January 1, 2012, another independent accounting firm reasonably acceptable to the Parent Representative and InnoHold (the “Dispute Resolution Arbiter”) (provided that, if the Dispute Resolution Arbiter does not accept its appointment or the Parent Representative and InnoHold cannot agree on the Dispute Resolution Arbiter, in either case within fifteen (15) days after the end of the Resolution Period, either the Parent Representative or InnoHold may require, by written notice to the other, that the Dispute Resolution Arbiter be selected by the New York City Regional Office of the American Arbitration Association in accordance with the procedures of the American Arbitration Association). InnoHold and the Parent Representative will execute a customary and reasonable engagement letter with the Dispute Resolution Arbiter, which will include a confidentiality requirement for the Dispute Resolution Arbiter. Any submissions to the Dispute Resolution Arbiter must be written and delivered to each party to the dispute. The Dispute Resolution Arbiter shall consider only those items and amounts that are identified in the Objections Statement and the Parent Representative’s written response to InnoHold, if any, with respect to the Objections Statement as being items that InnoHold and the Parent Representative are unable to resolve. The Dispute Resolution Arbiter’s determination shall be based solely on the definitions of Indebtedness and Total Expenses and Merger Consideration contained in the provisions of this Agreement, including this Section 1.14. InnoHold and the Parent Representative shall use their commercially reasonable efforts to cause the Dispute Resolution Arbiter to resolve all disagreements as soon as practicable in amounts between the disputed amounts set forth in the Closing Statement (as modified by the Parent Representative’s written response to InnoHold, if any, with respect to the Objections Statement) and the Objections Statement. Further, the Dispute Resolution Arbiter’s determination shall be based solely on the presentations by InnoHold and the Parent

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Representative that are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The resolution of the dispute by the Dispute Resolution Arbiter, and the resulting calculation of the Final Merger Consideration, shall be final and binding on and non-appealable by the Parties hereto. The costs and expenses of the Dispute Resolution Arbiter shall be paid or caused to be paid by the Parent.

1.15 Post-Closing Adjustment Payment.

(a) If the Final Merger Consideration is greater than the Estimated Merger Consideration (the absolute amount of such excess, the “Excess Amount”), then the Parent shall, no later than five (5) Business Days following the final determination, make or cause to be made a payment in cash to the Company Closing Members pro rata in accordance with their ownership interests in the Company at the Effective Time in an aggregate amount equal to the Excess Amount; provided that, to the extent that the Parent does not have sufficient cash on a consolidated basis to make such payment (as reasonably determined by the Parent’s disinterested independent directors, after considering the consolidated liabilities of Parent and the reasonable reserves necessary for the continued operation of the business of Parent and its Subsidiaries in the ordinary course), the Parent shall, with respect to the amount of the cash shortfall (i) issue to such Company Closing Members, in such pro rata amounts, such number of shares of Parent Class B Common Stock as is equal to the amount of such shortfall divided by the Redemption Price and (ii) cause the Company to issue to such Company Closing Members, in such pro rata amounts, an equal number of Surviving Company Class B Units.

(b) If the Final Merger Consideration is less than the Estimated Merger Consideration (the absolute amount of such shortfall, the “Shortfall”), then the Company Closing Members (pro rata in accordance with their ownership interests in the Company at the Effective Time) shall make a payment in cash to the Parent in an aggregate amount equal to the Shortfall not later than five (5) Business Days following such final determination. Without limiting any of the rights or remedies of the Parent under this Agreement or at law or equity, if any such Company Closing Member fails or refuses to make such payment, the Parent shall have the right, as determined by the Parent Representative, in its sole discretion, to claim a portion of the Equity Consideration then owned by such Company Closing Member (including any Parent Class A Common Stock that may have been issued in exchange therefor) up to an amount equal in value (based on the Redemption Price per share of Parent Class B Common Stock and Surviving Company Class B Unit combined) to the amount owed by such Company Closing Member. In the event that such Company Closing Member fails to promptly transfer any such equity pursuant to this Section 1.15(b), the Parent Representative on behalf of the Parent shall be and hereby is authorized to act as the attorney-in-fact for such Company Closing Member to transfer such Parent Class B Common Stock (or replacement Parent Class A Common Stock) to the Parent and such Surviving Company Class B Units to the Company, each to be immediately cancelled by the Parent and the Company, respectively, and may transfer such equity and cancel the certificates for such equity on the books and records of the Parent and the Company, and may instruct the Parent’s and the Company’s agents and any exchanges on which Parent’s shares are listed or traded to do the same.

(c) The Parent Representative and InnoHold shall use commercially reasonable efforts to comply with the timing requirements set forth in this Section 1.15 hereof, but, in the absence of bad faith or willful misconduct, neither Party shall be deemed to be in breach of this Agreement, or to have waived its rights hereunder, solely on the basis of not satisfying the timing requirements set forth therein, so long as they comply with such timing requirements as promptly as practicable.

(d) Exhibit I sets forth an illustrative statement (the “Reference Statement”) prepared in good faith by the Company in cooperation with the Parent setting forth the various line items used (or to be used) in, and illustrating for sample purposes only, the calculation of Indebtedness and Total Expenses, and the resulting Cash Consideration, if the Closing occurs based on the assumptions set forth therein, in each case prepared and calculated in accordance with this Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Parent and the Merger Sub as of the date hereof and as of the Closing, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the

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appropriate section and paragraph numbers) supplied by the Company to the Parent (the “Disclosure Schedule”) as follows:

2.1 Organization of the Company.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has full limited liability company power and authority. The Company is duly qualified to do business and is in good standing to do business in each jurisdiction listed on Section 2.1(a)(i) of the Disclosure Schedule. Except as set forth on Section 2.1(a) of the Disclosure Schedule, the Company is not required to be qualified to do business under the Laws of any jurisdiction other than the jurisdictions where it is qualified to do business as set forth on Section 2.1(a) of the Disclosure Schedule. Neither the Company nor its predecessors has conducted any business under or otherwise used for any purpose in any jurisdiction any fictitious name, assumed name, “d/b/a”, trade name or other name, except as set forth on Section 2.1(a) of the Disclosure Schedule.

(b) The Company has made available to the Parent true and complete copies of the Company Charter Documents and the InnoHold Charter Documents. The minute books of the Company, all of which have been made available to the Parent prior to the date hereof, constitute all of the minutes of the Company required to be maintained by the Company, and are true and complete in all material respects. At the Closing, all such minute books will be in the possession of the Company. The Company is not in violation of any of the Company Charter Documents in any material respect and InnoHold is not in violation of any of the InnoHold Charter Documents.

(c) Except as set forth on Section 2.1(c) of the Disclosure Schedule, the Company possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

2.2 Equity of the Company.

(a) Section 2.2(a)(i) of the Disclosure Schedule sets forth as of the date hereof, for the Company, the amounts and types of its outstanding equity and the record and beneficial owners of its outstanding equity, and there are no other equity securities or ownership interests of any kind of the Company authorized, designated, issued, reserved for issuance or outstanding. All outstanding equity of the Company (x) has been duly authorized, is validly issued, fully paid and non-assessable and is not subject to, and was not issued in violation of, any purchase option, call option, transfer restriction, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Company Charter Documents or any Contract to which the Company or any of its equity holders is a party or otherwise bound, and (y) has been offered, sold, issued and delivered by the Company in all material respects in compliance with the terms of any applicable Contract to which the Company is party, the Company Charter Documents and all applicable Laws. Except as provided in the Company Charter Documents, no profits, dividends or distributions with respect to any equity of the Company have ever been made, declared or accrued. Section 2.2(a)(ii) of the Disclosure Schedule sets forth as of the date hereof a true and complete list of all debt instruments convertible into Company Units. There is no Voting Debt of the Company. There are no Convertible Securities of the Company. Except as set forth in the Company Charter Documents and except as set forth in grant agreements to awardees for grants of profits interests in Company Units, all of which are set forth on Section 2.2(a)(iii) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire or issue any capital stock, membership interests, partnership interests, joint venture interests or other equity interests of the Company.

(b) The Company does not, directly or indirectly, (i) own of record or beneficially any capital stock, membership interests, partnership (limited or general) interests, joint venture interests or other equity interests in any corporation, partnership, limited liability company, joint venture or other entity, or (ii) control any corporation, partnership, limited liability company, joint venture or other entity.

(c) Except as set forth in Section 2.2(c) of the Disclosure Schedule, the Company neither sponsors nor maintains any stock option plan or any other plan or Contract providing for equity compensation to any Person.

(d) The Company has no outstanding warrants to purchase Company Units.

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(e) Except as provided in Section 2.2(e) of the Disclosure Schedule, there are no (i) voting trusts, proxies or other Contracts or understandings with respect to the voting of any securities of the Company to which the Company is a party, by which the Company is bound, or which exist as of the date of this Agreement, or (ii) except as set forth in the Company Charter Documents or on Section 2.2(e) of the Disclosure Schedule, Contracts or understandings to which the Company is a party, by which the Company is bound, or which exist as of the date of this Agreement, relating to the registration or imposing restrictions on the transfer or requirements to transfer such securities (including Contracts relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any securities of the Company.

(f) EquaPressure, LLC, a Delaware limited liability company (“EquaPressure”) was merged with and into the Company on October 10, 2017 (the “EquaPressure Merger”). No cash, equity or other consideration was paid or is payable to any Person by reason of the EquaPressure Merger, and at the time of the merger EquaPressure did not have any contractual obligations or financial or other liabilities, whether fixed or contingent.

2.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Related Agreement to which it is, or is specified to be, a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by the Company of this Agreement and each Related Agreement to which the Company is, or is specified to be, a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the Transactions have been duly authorized by all necessary limited liability company action by the Company. The Company has duly executed and delivered this Agreement and at or before the Effective Time will have duly executed and delivered each Related Agreement to which it is, or is specified to be, a party, and this Agreement (assuming due execution, authorization and delivery by the other parties hereto) constitutes, and each Related Agreement to which the Company is, or is specified to be, a party will (assuming due execution, authorization and delivery by the other parties thereto) on and after the Effective Time constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

(b) The Board of Directors of the Company and all of the members of the Company have duly adopted resolutions (which are currently in effect as adopted) approving and declaring advisable this Agreement and the Transactions, including the Merger. The Company has provided to the Parent true and complete copies of the resolutions of the Board of Directors and the members of the Company described herein.

(c) The approval of the Board of Directors and the members of the Company constitutes all of the votes, consents and approvals required of the holders of the Company Units for the authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is, or is specified to be, a party and the consummation by the Company of the Merger and the other Transactions. Such affirmative vote is the only vote of the holders of any class or series of equity interest of the Company necessary to adopt this Agreement and approve the Merger, the Certificate of Merger, and the Related Agreements and the Transactions, including pursuant to the Company Charter Documents and the Act.

2.4 No Conflicts; Consents.

(a) Except as set forth on Section 2.4(a) of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement do not, the execution, delivery and performance by the Company of each Related Agreement to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by the Company with the terms hereof and thereof will not, directly or indirectly, require any notice to be given under, contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation, to a right to challenge the Transactions or to the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements

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of any Person under, or result in the imposition or creation of any Lien upon any of the properties or assets (tangible or intangible) of the Company under, any provision of (a) of the Company Charter Documents (b) any Company Contract or Benefit Plan to which the Company is a party or by which any of its properties or assets (whether tangible or intangible) is bound, or (c) any Permit, Judgment or Law applicable to the Company or its properties or assets (whether tangible or intangible).

(b) Except as set forth on Section 2.4(b) of the Disclosure Schedule, no Consent of, or Filing with, any Governmental Authority is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or any Related Agreement to which the Company is, or is specified to be, a party or the consummation of the Transactions or in order to prevent the termination of any Permit of the Company, except for (a) such consents, waivers, approvals, orders, authorizations, registrations, declarations, filings and Permits which, if not obtained or made, would not have a Company Material Adverse Effect and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. Section 2.4(c) of the Disclosure Schedule sets forth all notices to, and all consents, waivers and approvals of, parties to any Company Contract to which the Company is a party or by which they or their properties are bound that are required thereunder in connection with the Transactions for any such Company Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company, as the case may be, under such Company Contract from and after the Effective Time.

2.5 Financial Statements and Controls.

(a) Section 2.5(a) of the Disclosure Schedule sets forth the Financial Statements. The Financial Statements: (i) are complete and correct in all material respects and have been prepared in good faith from the books and records of the Company in accordance with GAAP consistently applied during the periods covered thereby (except as otherwise disclosed therein); and (ii) fairly present in all material respects the financial condition and the results of operations, cash flows and members’ capital of the Company as of the respective dates of and for the periods referred to in the Financial Statements, subject, in the case of interim Financial Statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited year-end Financial Statements). The Company’s revenue recognition policy is consistent with GAAP. The books and records of the Company, all of which have been made available to the Parent before the date hereof, are true and complete in all material respects, have been maintained in accordance with sound business practices and accurately present and reflect all of the transactions and actions therein described and any disposition of any assets of or by the Company in all material respects. At the Closing, all such books and records will be in the possession of the Company. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

(b) The Company does not have any debts, liabilities, demands or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), except (i) as disclosed, reflected or reserved against in the Interim Balance Sheet, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices (none of which results from or arises out of any breach of or default under any Contract, breach of warranty, tort, infringement or violation of law) since the date of the Interim Balance Sheet and not in violation hereof. The Company does not have any “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(c) The Company maintains internal controls over financial reporting in accordance with an established framework sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations and fairly reflect such transactions, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) The records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether

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computerized or not) that are under the exclusive ownership and direct control of the Company (including all means of access thereto and therefrom). The Company has implemented and maintains procedures that provide that material information relating to the Company is made known to the chief executive officer of the Company by others within those entities.

(e) Section 2.5(e) of the Disclosure Schedule sets forth each item of (i) Indebtedness of the Company and sets forth each Contract in effect with respect thereto and the holder thereof, and (ii) Liens to which the Company or any of its properties, assets or undertakings is subject or bound and each Contract with respect thereto, as of the date of the Balance Sheet and as of the date of this Agreement.

(f) The Company has not, at any time: (i) made a general assignment for the benefit of creditors; (ii) filed or had filed against it, any bankruptcy petition or similar filing; (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets; (iv) admitted in writing its inability to pay its debts as they become due; or (v) been convicted of, or pleaded guilty or no contest to, any felony.

(g) The firm of auditors that audited the Financial Statements of the Company for the periods ended December 31, 2016 and 2015 (i) are duly registered with the Public Company Accounting Oversight Board (“PCAOB”) and (ii) are independent in accordance with the standards of the SEC and the PCAOB applicable to companies required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act.

(h) Since January 1, 2016, the Company has not had any disagreement with its accountants that would have required disclosure pursuant to Item 9 of an Annual Report on Form 10-K promulgated by the SEC, had the Company been required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act during such period.

(i) Neither the Company nor, to the Knowledge of the Company, any manager, director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. Since the Company’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the board of directors or the managers of the Company.

(j) The financial statements of the Company for the year ended December 31, 2016 and subsequent periods include all financial information relating to EquaPressure as if EquaPressure had been wholly owned by the Company as of January 1, 2016.

2.6 No Changes. Except as set forth in Section 2.6 of the Disclosure Schedule, since the Balance Sheet Date through and including the date of this Agreement, there has not been, occurred or arisen any:

(a) amendment or change to the Company Charter Documents;

(b) capital expenditure or capital commitment by the Company in any amount in excess of $100,000 in any individual case or $500,000 in the aggregate or acquisition of any Person or other business enterprise or division thereof (whether by merger, consolidation, sale of stock, sale of assets or otherwise) or acquisition or any material assets except for acquisitions of inventory in the ordinary course of business consistent with past practices;

(c) payment, discharge or satisfaction, in any amount in excess of $100,000 in any individual case or $500,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions in the ordinary course of business and consistent with past practices;

(d) destruction of, damage to or loss of any properties or assets of the Company having a fair market value in excess of $100,000 (whether or not covered by insurance), or non-renewal of any agreement between the Company and any Large Reseller, Top Vendor or Top Payor;

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(e) work stoppage, labor strike or other comparable labor trouble, or any material action, suit, claim, demand, or labor dispute relating to any labor, employment and/or safety matter involving the Company, including material charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other material unlawful labor and/or employment practices or actions;

(f) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

(g) material revaluation by the Company of any of their assets, including the writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

(h) dividend, split, combination or reclassification of any securities of the Company, or issuance or authorization of the issuance of any securities of the Company or any rights of security holders of the Company in respect of, in lieu of or in substitution for, any of the foregoing;

(i) (i) repricing of any right to acquire securities of the Company or any amendment or acceleration or waiver of any vesting terms related to any award of, or award with respect to, any securities of the Company held by any employees, consultants, contractors, or advisors of the Company or (ii) declaration, payment, commitment, approval of, or undertaking of an obligation of any other kind for the payment by the Company of a bonus, commission or other additional salary, compensation or employee benefits to any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan) not reserved for on the Interim Balance Sheet;

(j) employee terminations which would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification (“WARN”) Act;

(k) granting of material severance or termination or other pay or benefits to any employee, consultant or contractor or entering into any Contract with respect thereto; or adoption or amendment of any employee benefit plan, Benefit Plan or severance plan;

(l) sale, lease, license or other disposition of any assets or properties of the Company or creation of any Lien on such assets or properties, except sales or non-exclusive licenses of Company Products in the ordinary course of business and consistent with prior practices and in each case, other than as would not reasonably be expected to be material to the Company taken as a whole;

(m) loan by the Company to any Person, incurrence by the Company of any material Indebtedness, draw-down of, increase in, repayment of, or amendment of the terms of any material Indebtedness, guarantee by the Company of any material Indebtedness, issuance or sale of any debt securities of the Company or purchase of or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and consistent with prior practices;

(n) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any material account receivable of the Company, except in the ordinary course of business and consistent with prior practices;

(o) commencement or written notice of commencement by any Governmental Authority of any lawsuit, claim or proceeding against, investigation by any Governmental Authority of the Company or their affairs, or commencement of any litigation by the Company, or settlement of any lawsuit, claim, proceeding or investigation (regardless of the party initiating the same);

(p) (i) transfer or sale by the Company to any third Person of any Company Intellectual Property or the entering into of any license agreement, distribution or reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the Company Intellectual Property with any Third Person, (ii) purchase or other acquisition from a third Person of ownership in any Intellectual Property or technology, or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the Intellectual Property or technology of any third Person (other than licenses for Open Source Software, commercially available software, or Shrink Wrap Code), (iii) material change in pricing or royalties

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set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Third Persons who have licensed Intellectual Property or technology to the Company or (iv) entering into, or amendment of, any Contract with respect to the development of any material Intellectual Property or technology by a Third Person (other than agreements with employees) on behalf of the Company, in each case as other than as would not reasonably be expected to be material to the Company.

(q) entry into of any material Contract, or modification to any Contract, pursuant to which any Third Person was granted development, manufacturing or similar rights of any type or scope with respect to any Company Products, except in the ordinary course of business and consistent with prior practices;

(r) to the Knowledge of the Company, any security breach or cyber-attack against the Company or its facilities, or involving information with respect to the Company’s customers or suppliers, financial systems or information, or projections, plans or strategies; or

(s) any event, occurrence, change, effect or condition of any character that, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect.

2.7 Assets Other than Real Property Interests. The Company has good and valid title to, or, in the case of leased assets, valid leasehold interests, in all of its tangible properties, assets, real, personal and mixed that is used or held for use in its business, including all the assets reflected on the Interim Balance Sheet or thereafter acquired, other than assets disposed of for fair value in the ordinary course of business consistent with past practices since the date of the Interim Balance Sheet and not in violation hereof, in each case free and clear of all Liens other than Permitted Liens and liens identified in Section 2.7 of the Disclosure Schedule. The assets of the Company and the assets of other persons which the Company are entitled to use under the provisions of agreements with the owners thereof are sufficient for the conduct of the business of the Company in substantially the same manner as conducted before the date hereof. The Company, the assets, machinery, equipment, vehicles and other personal properties owned or leased by the Company and the assets of other persons which the Company are entitled to use under the provisions of agreements with the owners thereof have at all times been maintained in accordance with good business practices, and all such assets are in good operating condition and repair (except for ordinary wear and tear) and are suitable for the purposes for which they are used and intended and not in need of replacement. The Company has fully paid up the purchase price for any assets which were purchased subject to title retention clauses under which the title of the assets will not be transferred to the Company unless the purchase price thereof are fully paid.

2.8 Real Property; Environmental Matters.

(a) The Company does not own in fee any real property.

(b) (i) Section 2.8(b)(i)(A) of the Disclosure Schedule sets forth a complete and accurate list of all real property that is leased, subleased or licensed by or from the Company (the “Leased Real Property”), and as to each parcel of Leased Real Property sets forth in tabular format the following information: the fee owner and the lessor; the lessee; the street address; the municipality, county and state; the title, date and parties to the lease and all amendments thereto creating the leasehold in the lessee (the “Real Property Lease”). Except as set forth on Section 2.8(b)(i)(B) of the Disclosure Schedule, there are no outstanding options, purchase rights or rights of first refusal to acquire any Real Property Lease or the leasehold created thereby, or to sublease any parcel of Leased Real Property, or any portion thereof or interest therein to which the Company is a party. Neither the lessor nor the lessee has the right to terminate any Real Property Lease (other than as a result of an event of default or the occurrence of an event otherwise provided for thereunder), and the lessor thereunder has no right to recapture or relocate all or any portion of the Leased Real Property. The Company, as lessee, has good and marketable leasehold title to each parcel of Leased Real Property, free and clear of all Liens and adverse Judgments, and has in all material respects paid and performed all obligations required to be paid or performed by it under each Real Property Lease and otherwise with respect to each parcel of Leased Real Property. The Company enjoys peaceful and undisturbed possession of each parcel of Leased Real Property. Each Real Property Lease (A) is in full force and effect and a valid, binding and legally enforceable obligation of the Company, as lessee, and of the lessor and, to the extent there is a sublessor, the sublessor (provided that the representation and warranty that the Real Property Lease is a valid, binding and legally enforceable obligation of the lessor and sublessor with respect to the Company’s premises located at Grantsville, Utah is made to the Company’s Knowledge); (B) has not been amended or modified except as reflected on Section 2.8(b)(i)(C) of the Disclosure Schedule; and (C) has not been assigned or subleased (all or a portion

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of the premises thereunder or granted any right to use or occupy the Real Property Lease) by the lessee. The Company has not received a written notice of default under any Real Property Lease which remains uncured and, except as set forth in Section 2.8(b)(i)(D) of the Disclosure Schedule, no condition exists which, with either notice or the passage of time or both, would result in a breach or default by the Company under any Real Property Lease. Except as set forth in Section 2.8(b)(i)(E) of the Disclosure Schedule, the Transactions do not require the consent of any other party to any Real Property Lease, will not result in a breach of or default under any Real Property Lease, or otherwise cause any Real Property Lease to cease to be legal, valid, binding, enforceable by and against all parties, and in full force and effect on identical terms following the Closing. Except as provided in Section 2.8(b)(i)(F) of the Disclosure Schedule, none of the other parties to any Real Property Lease is an Affiliate of, or otherwise has any economic interest in, the Company.

(ii) Section 2.8(b)(ii) of the Disclosure Schedule sets forth a complete and accurate list of all real property, if any, other than Leased Real Property, in which the Company holds an interest or which is owned by an Affiliate of the Company and used in whole or in part in connection with the Business (the “Other Real Property”), and as to each parcel of Other Real Property sets forth complete and accurate information of the type and level of detail provided in Section 2.8(b)(i) of the Disclosure Schedule.

(iii) The Leased Real Property and Other Real Property (collectively, the “Company Property”) comprise all of the real property used or intended to be used in, or otherwise related to, the Business.

(c) The occupancies, uses, maintenance and operation of each parcel of Company Property have complied in all material respects with all Laws applicable to the Company Property and are not in violation in any material respect of any thereof; and all certificate(s) of occupancy and all other material Permits required by Law for the proper use and operation of each parcel of Company Property are in full force and effect. All material Permits, utility installations and connections required for the existing occupancies, uses and operation of each parcel of Company Property have been granted, effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid. Except as set forth on Section 2.8(c)(i) of the Disclosure Schedule, each parcel of Company Property is supplied with utilities (including water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such parcel of Company Property as currently operated. Except as set forth on Section 2.8(c)(ii) of the Disclosure Schedule, there are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to use or occupy any parcel of Company Property or any portion thereof or interest therein. Except as set forth on Section 2.8(c)(iii) of the Disclosure Schedule, the Company has not received written notice of, and it does not otherwise have, any violations, Proceedings or Judgments relating to zoning, building use and occupancy, traffic, fire, health, sanitation, air pollution, ecological, environmental or other Law, against or with respect to any parcel of Company Property. There is no condemnation, expropriation or other Proceeding in eminent domain pending or, to the Knowledge of the Company, threatened, affecting any parcel of Company Property or any portion thereof or interest therein. All obligations arising under development, tri-party and other agreements with county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of each parcel of Company Property have been paid or performed. Except as set forth on Section 2.8(c)(iv) of the Disclosure Schedule, no notice from any insurance company which has issued a policy with respect to any parcel of Company Property or from any board of fire underwriters (or other body exercising similar functions) has been received requesting the performance of any repairs, alterations, or other work. Except as set forth on Section 2.8(c)(v) of the Disclosure Schedule, no work has been performed or is in progress at, and no materials have been furnished to, any parcel of Company Property which, though not presently the subject of, might give rise to construction, mechanic’s, material supplier’s, or other lien against such parcel of Company Property, except that for which full and complete releases or effective waivers have been obtained. All obligations required to be paid or performed by the owner or lessee of any parcel of Company Property under declarations, reciprocal easement agreements and like agreements to which such parcel of Company Property is subject, have been paid or performed. Except as set forth on Section 2.8(c)(vi) of the Disclosure Schedule, no parcel of Company Property is subject to any tax abatement program. There are no assessments for public improvements currently affecting or pending against any parcel of Company Property, and there are no assessable public improvements which have been ordered to be made and which have not heretofore been assessed. Each parcel of Company Property is maintained in all material respects the manner in which prudent owner-occupants customarily maintain similar real property. The Company Property is generally suitable and adequate for the conduct of the Business.

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(d) Except as set forth on Section 2.8(d) of the Disclosure Schedule, the Company has not received any notice from (i) a Governmental Authority, (ii) the current or prior owner or operator of any of the Company Property, or (iii) any other Person that alleges that the Company is in material non-compliance with any Environmental Law. The Company holds, and is in compliance with, all material Permits required for the Company to conduct its businesses under Environmental Laws (“Environmental Permits”), and is and has at all times been in material compliance with all Environmental Laws. No suspension, cancellation, modification, revocation or nonrenewal of any Environmental Permit has occurred, is pending or, to the Knowledge of the Company, threatened. The Company has not entered into or agreed to any Judgment and is not subject to any Judgment relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Material. There have been no Releases of Hazardous Materials on, at or under any parcel of Company Property or any other property or facility formerly owned, leased or operated by the Company or any of its predecessors in violation of Environmental Laws.

(e) The Company has made available to the Parent copies of all Phase 1 and Phase 2 environmental site assessment reports in its possession or in the possession of any of its Affiliates regarding any of the Company Properties; provided, however, that Company makes no representations or warranties of any kind with respect to the accuracy or completeness of any such materials.

(f) Except as set forth on Section 2.8(f) of the Disclosure Schedule, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Material in material violation of any Environmental Laws, or which could reasonably be expected to result in or give rise to Liability or require an investigation, cleanup, removal, response activity, remediation, or corrective action pursuant to any Environmental Law or contractual obligation.

(g) Except as set forth in Section 2.8(g) of the Disclosure Schedule, neither the entry by the Company into this Agreement nor the consummation of the Transactions will result in any obligation for the Company or any other entity to conduct a site investigation, cleanup, or to obtain the Consent of or make any Filing with any Governmental Authority or third party, pursuant to any of the so-called “transaction triggered” or “responsible party transfer” Environmental Laws.

2.9 Intellectual Property.

(a) Section 2.9(a) of the Disclosure Schedule sets forth a true and complete list of all of the material (i) Owned Company Intellectual Property, (ii) Licensed Company Intellectual Property, including Trade Secrets. The Company Intellectual Property constitutes all of the Intellectual Property that is used in or necessary for the conduct of the Business of the Company and for the manufacture, use, and sale by the Company of the Company Products in Section 2.9(l) of the Disclosure Schedule in their respective Territories.

(b) Section 2.9(b) of the Disclosure Schedule sets forth (i) a true and complete list of all of the Owned Company Intellectual Property that is registered or subject to an application for registration, in each instance, enumerating the applicable application or registration number, title, registrar, jurisdiction, date of filing/issuance and current applicant/owner (“Registered Owned Company Intellectual Property”) and (ii) any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which the Company is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Owned Company Intellectual Property (other than ordinary course proceedings and actions before the United States Patent and Trademark Office or equivalent authority related to the issuance and registration of); and (iii) any actions that must be taken by the Company within ninety (90) days of the date hereof with respect to any of the foregoing, including the payment of any application, registration, maintenance or renewal fees or the filing of any documents, applications or certificates. With respect to each item of Owned Company Intellectual Property: (A) all necessary application, registration, maintenance and renewal fees have been timely paid to, and all necessary documents, certificates and assignments have been timely filed with, the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Owned Company Intellectual Property; (B) each such item is currently in compliance with formal legal requirements; and (C) each such item, except with respect to applications, is valid and enforceable. There are no facts of which the Company is aware, including any information or facts that would constitute prior art, that would render any of the issued Owned Company Intellectual Property invalid or unenforceable, or would affect any pending application for any Owned Company Intellectual Property. The

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Company has not misrepresented, or failed to disclose, any facts in any application for any Owned Company Intellectual Property that would constitute Fraud or a misrepresentation with respect to such application of any Owned Company Intellectual Property. Except as set forth in Section 2.9(b) of the Disclosure Schedule, no filings, extensions, renewals, fees or other maintenance actions related to any of the Owned Company Intellectual Property are due within the ninety (90) day period following the Closing Date.

(c) All right, title and interest in and to the Company Data is owned by the Company free and clear of all Liens.

(d) The Company is the sole and exclusive owner of all right, title and interest in and to the Owned Company Intellectual Property free and clear of all Liens (other than Permitted Liens) and the Company has the right to use the Licensed Company Intellectual Property pursuant to the terms of such licenses. The licenses granted to the Licensed Company Intellectual Property do not contravene, conflict with, contradict, preclude, prevent, or interfere with the Company’s operations in any material respect, the manufacturing of Company Products, or the sale of Company Products in their respective Territories. The execution and delivery of this Agreement and the Related Agreements to which the Company is, or is specified to be, a party, and the consummation of the Transactions do not and will not contravene, conflict with, alter or impair any such rights. Except as set forth on Section 2.9(d) of the Disclosure Schedule, the Company has the sole and exclusive right to bring a claim or suit against a third party for past, present or future infringement or misappropriation of the Company Intellectual Property. Except as set forth on Section 2.9(d) of the Disclosure Schedule, all Company Intellectual Property is fully transferable, alienable and licensable by the Company without restriction and without payment of any kind to any third party. Since January 1, 2015, the Company has not transferred to any third Person ownership of any Company Intellectual Property that is or, as of the time of such transfer, was material to the Company. All Company Intellectual Property produced, created, invented or developed by the Company’s current and former shareholders, directors, members, officers, managers, employees, hired consultants, contractors, vendors or suppliers during the period of their employment or within the scope of their contracting or consulting or relationship, as the case may be, with the Company has been fully assigned and transferred solely to the Company.

(e) To the Knowledge of the Company, neither the conduct of the Business of the Company, including the manufacture and sale of the Company Products and any services offered by the Company, nor the Owned Company Intellectual Property or the use thereof violates, misappropriates, dilutes or infringes, or has violated, misappropriated, diluted or infringed (collectively, “Infringes” or “Infringing”) the Intellectual Property of any other Person or breaches any license agreements involving the Licensed Company Intellectual Property. No claims are pending or notices or, to the Knowledge of the Company, threatened, against the Company by any other Person that (i) allege that any of the Company Products, Company Intellectual Property or the use thereof Infringes the Intellectual Property of any other Person; (ii) challenge the ownership, validity, enforceability, registration, effectiveness or use in the business of the Company of any of the Company Intellectual Property or (iii) allege that the conduct of the Business of the Company, including the Company Products and any services offered by the Company, Infringes the Intellectual Property of any other Person. Intellectual Property identified in Schedule H of the Amended and Restated Confidential Assignment and License Back Agreement, executed on November 1, 2017 and effective as of December 27, 2016, between EdiZONE and the Company (the “Amended EdiZONE Agreement”) is not necessary to conduct the Business of the Company, and manufacturing, using, or selling the Company Products in their corresponding Territories will not be Infringing the Intellectual Property listed in Schedule 2.9(e). A true and correct copy of the Amended EdiZONE Agreement as in effect on the date of this Agreement is attached to Exhibit Q hereto.

(f) To the Knowledge of the Company, no other Person is Infringing, in any material respect, the Owned Company Intellectual Property or the Company’s rights in the Licensed Company Intellectual Property. Except as set forth on Section 2.9(f) of the Disclosure Schedule, the Company has not brought any claims, suits, arbitrations or other adversarial proceedings before any court, Governmental Authority, or arbitral tribunal against any Person with respect to any Company Intellectual Property that remain outstanding as of the date hereof or that have been resolved since the Balance Sheet Date.

(g) All of the Owned Company Intellectual Property that consists of Trade Secrets that the Company has chosen to retain as a trade secret under applicable Laws has been maintained in confidence in accordance with commercially reasonable protection procedures and all licensee having access to Trade Secrets have complied

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with all contractual obligations concerning the license of the Licensed Company Intellectual Property and have maintained licensed Trade Secrets in confidence in accordance with commercially reasonable protection procedures. All former and current employees, agents, consultants and independent contractors of the Company are under obligations restricting their right to disclose proprietary information of the Company. The Company has and enforces a policy requiring each Employee, consultant, and contractor who has been involved in the creation, invention or development of material Company Intellectual Property for or on behalf of the Company to execute a valid and enforceable written assignment of rights to the Company. To the Company’s Knowledge, none of the Company’s employees’ and consultants’ work for the Company has been done in any way in breach of such employees’ or consultants’ confidentiality or Intellectual Property and Technology transfer obligations to any Third Persons, and no Third Person has made claim to rights to any Company Intellectual Property as “work made for hire” in connection with any work done by an Employee or consultant for such Third Person.

(h) Section 2.9(h) of the Disclosure Schedule sets forth a list of all Contracts in effect as of the date of this Agreement pursuant to which the Company receives a license to any Intellectual Property of a Third Person included in any Company Product or used for the development of Company Products (“In-Licenses”), other than (i) intercompany agreements, (ii) licenses for Open Source Software or (ii) licenses for Shrink Wrap Code. No licensor under any such In-License has retained or been granted ownership of any Intellectual Property in any improvements or other derivative works made by the Company under such In-License.

(i) Other than agreements for distribution, resale or use of Company Products or for the provision of support services for the Company Products, Section 2.9(i) of the Disclosure Schedule lists all Contracts to which the Company is a party as of the date of this Agreement and under which the Company has licensed any Company Intellectual Property to any Third Person, including any Contracts containing covenants not to sue or non-assertion provisions that relate to Company Intellectual Property, other than rights granted to contractors or vendors to use Company Intellectual Property for the benefit of the Company.

(j) No funding, facilities or resources of any government, university, college, other educational institution, or research center were used in the development of the Company Intellectual Property. The Company is not a member or promoter of, or a contributor to, any industry standards body or similar organization that compels the Company to grant or offer to any third Person any license or right to material Company Intellectual Property. To the Company’s Knowledge, no current or former Employee, consultant or independent contractor of the Company who created or developed any material Company Intellectual Property was performing services for any Governmental Authority, or for a university, college or other educational institution or research center, during the period of time during which such Employee, consultant or independent contractor was creating or developing such material Company Intellectual Property for the Company.

(k) Neither this Agreement nor the Transactions will cause: (i) the Company to grant to any Third Person any right to or with respect to any Company Intellectual Property, (ii) the Company to be bound by, or subject to, any non-compete or other similar restriction on the operation or scope of its businesses (excluding any non- compete or other similar restriction that arises from any agreement to which the Parent or its Affiliates is a party but none of the Company is a party) or (iii) the Company to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property of any third Person in excess of those payable by the Company in the absence of this Agreement or the Transactions.

(l) Section 2.9(l) of the Disclosure Schedule lists by name all current products (including any software product and any software-as-a-service offering) developed, manufactured, sold, licensed, leased or delivered by the Company and that are material to the Company (the “Company Products”) and the respective territories in which they are (i) authorized for sale, or (ii) restricted from sale. The territories in which each of the Company Products is authorized for sale are referred to as “Territories”).

(m) None of the Company Products currently manufactured by the Company or any products expected to be manufactured by the Company in the future uses or is expected to use any Intellectual Property owned by EdiZONE or which are subject to claims of ownership by EdiZONE.

(n) Except as set forth in Section 2.9(n) of the Disclosure Schedule, (i) the Company owns in its own name or licenses from third parties all Intellectual Property that, to the Knowledge of the Company,

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is currently used in the manufacture of all Company Products currently manufactured by the Company or currently planned to be manufactured by the Company, in the distribution or in the sale of all Company Products currently distributed and sold by the Company or currently planned to be distributed and sold by the Company and (ii) to the Knowledge of the Company, none of the Intellectual Property rights or the Company’s Products referred to above will conflict with, infringe, or otherwise breach or violate the Intellectual Property or other rights (contractual or otherwise) of any other Person.

2.10 Information Technology; Privacy and Security.

(a) Except as set forth in Section 2.10(a)(i) of the Disclosure Schedule, the Company has implemented, and is in compliance with, a written information security program(s) that includes (i) commercially reasonable data storage, system redundancy, and disaster avoidance and recovery measures, including providing for the regular back-up and prompt recovery of the Company Data without any disruption to the conduct of the business of the Company and (ii) commercially reasonable technical, administrative and physical measures to assure the integrity, confidentiality and security of the Company IT Systems, including transactions executed through the Company IT Systems, the Company Data and the systems of any third party service providers that have access to the Company IT Systems or the Company Data. Except as set forth in Section 2.10(a) (ii) of the Disclosure Schedule, there has been no suspected or actual breach of security or unauthorized access to or acquisition, use, loss, destruction, compromise or disclosure of any of the Company Data (a “Material Security Breach”), and the Company has not received written notice alleging the occurrence of a Material Security Breach. The Company IT Systems have not materially malfunctioned or failed.

(b) The Company has not notified and there have been no facts or circumstances that would require the Company to notify any customers or other similarly situated individuals of any actual or perceived Material Security Breach pursuant to any of the Company Privacy Policies, requirements of any Contracts binding on the Company or any Information Privacy and Security Laws requiring notice of such a breach.

(c) The Company IT Systems have been maintained by technically competent Persons in accordance with standards set by the manufacturers or otherwise in accordance with prudent industry standards to ensure proper operation, monitoring and use. The Company IT Systems operate in all material respects in accordance with their documentation and functional specifications and are in working condition to perform effectively all information technology operations necessary to conduct the business of the Company.

(d) Section 2.10(d) of the Disclosure Schedule sets forth a true and complete list of all current privacy and data security policies that are used by the Company with regard to the collection, storage, transmission, access and use of Personal Information (collectively, the “Company Privacy Policies”) and the dates that each such policy was in place. The Company has provided to the Parent true and complete copies of the Company Privacy Policies. The Company is in compliance with the Company Privacy Policies. The conduct of business of the Company and the Company Privacy Policies comply with Information Privacy and Security Laws, industry standards and the requirements of any Contracts binding on the Company.

(e) The Company is in compliance with (i) all the privacy policies, including internal privacy policies and all public-facing privacy policies, of the Company relating to their its websites, mobile applications, online services, or Company Products; (ii) any public statements made by the Company or authorized representatives of the Company regarding the Company’s collection, storage, use, transfer, disclosure, or other processing of Personal Information and Online Tracking Data; and (iii) the information security programs and policies of the Company relating to Personal Information or Online Tracking Data.

(f) The Company has not received a written notice alleging that the Company has not complied with Information Privacy and Security Laws.

2.11 Contracts

(a) Section 2.11(a) of the Disclosure Schedule sets forth a true and complete list of each of the following Contracts to which the Company is a party or by which the Company or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

(i) Contract, which involves the payment (A) to any of the Company of $250,000 or more in any twelve-month period, that is not terminable by the Company by notice of not more than 180 days, or

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(B) other than Contracts with an employee of the Company, by any of the Company of $250,000 or more in any twelve-month period, that is not terminable by the Company by notice of not more than 180 days;

(ii) employment Contract (other than Contracts that can be terminated without penalty, severance and/or termination payments with no more than thirty (30) days advance notice);

(iii) collective bargaining agreement or other Contract with any work council or labor organization, union or association;

(iv) Contract (including consent decree) containing covenants of the prohibiting or limiting the ability of the Company to make sales to any Person in any manner or engage in any business activity (including activities related to the employment, solicitation or hiring of any Person (other than in the ordinary course of business)) or compete with any Person in any line of business or in any geographical area, or covenants of any other Person not to compete with the Company in any line of business or in any geographical area or use or enforce any Company Intellectual Property or grants to any Person any exclusivity with respect to any geographic territory, any customer or any product or service;

(v) Contract (including consent decree) containing covenants of the Company granting the other party or any Person “most favored nation” or similar status or any right of first refusal, first notice or first negotiation (including, without limitation, with respect to the Company’s sale, distribution, licensed or support of any Company Products);

(vi) Contract granting to the Company any rights in or to any of the Intellectual Property of another Person, including any Contract for the Licensed Company Intellectual Property, except for shrink-wrap, click-through or similar non-exclusive licenses for off-the-shelf or generally commercially available software entered into in the ordinary course of business consistent with past practices;

(vii) Contract under which the Company licenses or grants any rights in or to any of the Owned Company Intellectual Property to another Person;

(viii) Contract under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person (other than the Company) or any other note, bond, debenture or other evidence of Indebtedness of the Company (other than in favor of the Company);

(ix) Contract (including any so called take-or-pay or keep well agreements) under which (A) any Person including the Company, has directly or indirectly guaranteed any Indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed or assumed or agreed to act as a surety with respect to any Indebtedness, liabilities or obligations of any Person, including the Company (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(x) Contract under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, (i) any Person (other than the Company), other than in the ordinary course of business; and (ii) any Person who is a current or former member or employee of the Company, or consultant or contractor to the Company, or any of their respective Affiliates, whether or not in the ordinary course of business.

(xi) Contract granting a Lien upon any Company Property or any other asset, other than Permitted Liens;

(xii) Contract providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company or any predecessor Person, including such obligations in connection with a merger, the purchase or sale of a business, a business unit or the purchase or sale of the assets thereof, other than those entered into in the ordinary course of business consistent with past practices;

(xiii) power of attorney (other than a power of attorney given in the ordinary course of business);

(xiv) Contract with or license by or from any Governmental Authority;

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(xv) Contract for any joint venture, partnership or similar arrangement, or any Contract involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(xvi) Contract providing for the services of any dealer, distributor, sales representative, franchisee or similar representative;

(xvii) Contract for provision of health care services by any Person to the Company if applicable Law requires that the Person providing such services is required to obtain and maintain a Permit in order to provide such services;

(xviii) Other than the Company Charter Documents, any Contract with any Affiliate, member, or current or former officer or director of the Company;

(xix) Contract relating to settlement of any Proceeding;

(xx) Contract with a Top Payor or a Top Vendor;

(xxi) any In-License that is material to the Company; and

(xxii) Contract other than as set forth above that is material to the business of the Company or the use or operation of its assets.

(b) All Company Contracts are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought, and subject to obtaining any consents disclosed in Section 2.11(b)(i) of the Disclosure Schedule, will continue to be so enforceable and in full force and effect on identical terms following the consummation of the Transactions. Except as disclosed in Section 2.11(b) (ii) of the Disclosure Schedule, the Company has performed in all material respects all obligations required to be performed by it under the Company Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default in any respect thereunder and, no other party to any Company Contract is (with or without notice or lapse of time, or both) in breach or default in any respect thereunder. The Company has not received written notice of any actual or alleged violation, or failure to comply with, any term or requirement of any Company Contract. Except as disclosed in Section 2.11(b)(iii) of the Disclosure Schedule, no circumstances exist and no event has occurred that (with or without notice or lapse of time, or both) would contravene, conflict with, or result in a violation or breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel or terminate for cause or unilaterally modify, any Company Contract. The Company has not received any written notice of the intention of any party to terminate any Company Contract. True and complete copies of all Company Contracts, together with all amendments, supplements and modifications thereto, have been made available to the Parent before the date hereof. No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit in any material respect the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity or practices relating to the business of the Company or (ii) except as set forth on Section 2.11(b)(iv) of the Disclosure Schedule, assign to the Company or to any other Person any rights to any invention, improvement or discovery. As of the date hereof, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Company Contracts with any Person, and no such Person has made demand for such renegotiation. The Company Contracts relating to the provision of services by the Company have been entered into in the ordinary course of business and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law.

2.12 Permits.

(a) Section 2.12(a) of the Disclosure Schedule sets forth all material Permits issued or granted to the Company, including pursuant to any applicable Laws. All Permits set forth or required to be set forth on

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Section 2.12(a) of the Disclosure Schedule are validly held by the Company, and the Permits set forth on Section 2.12(a) of the Disclosure Schedule are sufficient for the conduct of the Business under any applicable Laws. The Company is in compliance in all material respects, and has complied in all material respects since the Balance Sheet Date, with all terms and conditions of all material Permits held by them. The Company has not received written notice of any Proceeding relating to (i) any actual, alleged, possible or potential violation of, or failure to comply in any material respect with, any term or requirement of any such Permit or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination, nonrenewal or modification of any such Permit. No event has occurred and, to the Company’s Knowledge, no circumstance exists that (with or without notice or lapse of time, or both) (A) constitutes, or would reasonably be expected to result, directly or indirectly, in, a violation of, or a failure to comply in any material respect with, any term or requirement of any such Permit or (B) would reasonably be expected to result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, termination, nonrenewal or modification of any such Permit. All applications required to have been filed for the renewal of each such Permit have been duly filed on a timely basis with the appropriate Governmental Authority, and all other Filings required to have been made with respect to each such Permit have been duly made on a timely basis with the appropriate Governmental Authority. None of such Permits will be subject to revocation, withdrawal, suspension, termination, nonrenewal or modification as a result of the execution and delivery hereof or any Related Agreement or the consummation of the Transactions.

(b) The Company possesses all material Permits to own or hold under lease and operate its assets and to conduct the business of the Company as currently conducted and as currently proposed to be conducted.

2.13 Insurance. Section 2.13 of the Disclosure Schedule sets forth a true and complete list of (a) the insurance policies and fidelity bonds maintained by the Company with respect to the Company, its assets, operations, business, equipment and properties, or their directors, officers or employees (the “Policies”), and (b) a summary of the claims or losses experienced and material claims pending under each Policy and (c) any self-insurance arrangements affecting the Company. Each Policy is in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that will be paid if incurred before the Closing Date), and no written (or, to the Knowledge of the Company, other) notice of cancellation or termination has been received with respect to any such Policy that has not been replaced on substantially similar terms before the date of such cancellation. The Company has performed in all material respects all of its obligations under each Policy to which the Company is a party or that provides coverage to the Company or any director, officer or employee thereof.

2.14 Tax Matters.

(a) All Taxes due (whether or not shown on any Tax Return) for which the Company is liable has been fully and timely paid, other than Taxes in an aggregate amount not in excess of $10,000 to any taxing authority where the failure to pay such Taxes has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) All income and other material Tax Returns required to have been filed by or with respect to the Company have been timely filed.

(c) All such Tax Returns are complete and accurate in all material respects.

(d) No extension of time within which to file any such Tax Return is in effect.

(e) No waiver of any statute of limitations or any limitation period relating to Taxes for which the Company may be liable is in effect, and no written request for such a waiver is outstanding.

(f) There is no current or pending Proceeding or dispute (or, to the Knowledge of the Company, proposed or threatened Proceeding or dispute), with respect to Taxes for which the Company may be liable.

(g) No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company has not paid Taxes or filed Tax Returns asserting that the Company, respectively, is subject to Taxes assessed by such jurisdiction.

(h) All deficiencies asserted or assessments made with respect to Taxes for which the Company may be liable have been paid in full or otherwise finally resolved.

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(i) There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company may be liable that could affect the Company’s liability for Taxes for any taxable period ending after the Closing Date.

(j) No election under Section 108(i) of the Code (or any similar provision of state, local, or non-U.S. Tax Law) will affect any item of income, gain, loss or deduction of the Company after the Closing.

(k) All Tax indemnity, Tax allocation and Tax sharing arrangements relating to the Company (other than this Agreement) will terminate prior to the Closing Date and the Company will not have any liability thereunder on or after the Closing Date.

(l) There are no Liens for Taxes upon the assets of the Company except Permitted Liens.

(m) Except as set forth on Section 2.14(m) of the Disclosure Schedule, all Taxes that the Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Authority, and the Company has complied in all material respects with applicable Law (including information reporting and record keeping) with respect to Tax withholding and sales Taxes (including retention of exemption certificates).

(n) The Company has not been a member of any Company Group that has had as a common parent an entity other than the Company, and the Company presently has no or has not had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity.

(o) The Company does not have any liability for Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), under any agreement or arrangement, as a transferee or successor, or otherwise.

(p) The Company has not participated in any transaction that is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1).

(q) Any powers of attorney granted by the Company prior to the Closing relating to Taxes will terminate and be of no effect following the Closing.

(r) The Company has been treated for federal and state income tax purposes as a partnership.

(s) The Company has not been a party to any transaction treated by the parties thereto as one to which Section 355 or 361 of the Code (or any similar provision of state, local or foreign Law) applied during the last two years or that could be part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in connection with the Transactions.

(t) The Company has never been a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(u) There are no Tax credits, grants or similar amounts that are subject to claw back or recapture as a result of the failure by the Company to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned.

(v) The unpaid taxes of the Company, as of the Balance Sheet Date and the date of the Interim Balance Sheet, are reflected on the Balance Sheet and the Interim Balance Sheet in accordance with GAAP.

(w) The Company has not incurred any liability for Taxes from the Balance Sheet Date, and will not incur any liability for taxes through the Closing Date, other than in the ordinary course of business or as a result of the Transactions.

(x) The Company has made available to the Parent true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies requested by the Parent.

2.15 Proceedings.

(a) Proceedings. Section 2.15(a) of the Disclosure Schedule sets forth a list of each pending or, to the Knowledge of the Company, threatened Proceeding or claim against the Company or affecting the Company

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or any of its assets or businesses, other than Proceedings required to be described in Section 2.15(b) of this Agreement. None of the Proceedings or claims set forth or required to be set forth on Section 2.15(a) of the Disclosure Schedule challenges, or that may reasonably be expected to have the effect of preventing, delaying, and making illegal, modifying or otherwise interfering with, any of the Transactions. The Company is not a party or subject to, or in default under, any Judgment. To the Knowledge of the Company, no officer, director, agent or employee of the Company is subject to any Judgment that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practices relating to the business of the Company. There is not any Proceeding or claim by the Company pending, or that the Company intends to initiate, against any other Person. There is no pending or, to the Knowledge of the Company, threatened, investigation of or affecting the Company. To the Knowledge of the Company, no facts or circumstances exist that reasonably would be expected to result in a claim against the Company, except for claims involving, individually or in the aggregate with respect to related matters, potential liability not in excess of Twenty-Five Thousand Dollars ($25,000).

(b) Certain Product Liability Proceedings. Section 2.15(b) of the Disclosure Schedule sets forth a list of each pending or, to the Knowledge of the Company, threatened, claim or other Proceeding, product liability claim or tort claim alleging bodily harm or injury, against the Company or affecting the Company or any of its assets or businesses. None of the Proceedings or claims set forth or required to be set forth on Section 2.15(b) of the Disclosure Schedule (i) if adversely determined to the Company, would reasonably be expected to have a Company Material Adverse Effect, or (ii) may reasonably be expected to have the effect of preventing, delaying, and making illegal, modifying or otherwise interfering with, any of the Transactions. The Company is not a party or subject to, or in default under, any Judgment relating to product liability, or other tort claim alleging bodily harm or injury.

2.16 Compliance with Laws.

(a) (i) the Company is, and at all times since January 1, 2015 has been, in compliance with all Laws applicable to the Company, including those relating to occupational health and safety, and all Judgments applicable to the Company or any assets owned or used by any of them, except as would otherwise not have a Company Material Adverse Effect, and (ii) no circumstances exist and no event has occurred that (with or without notice or lapse of time, or both) would reasonably constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Law applicable to the Company, or any Judgment applicable to the Company or any assets owned or used by any of them, or would give rise to a material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. The Company has not received any communication from any Person seeking any Judgment or that alleges that the Company is not in compliance with any Law or any Judgment. Except as set forth in Section 2.16(a) of the Disclosure Schedule, no investigation or review by any Governmental Authority regarding a violation of any applicable Law with respect to the Company is pending, or, to the Knowledge of the Company, threatened.

(b) Neither the Company nor any of its Affiliates, nor any director, officer, employee, agent or representative of the Company or any of its Affiliates, or any Person acting on behalf of any of the foregoing Persons, has offered, authorized, made, paid or received (whether previously or agreed to do so in the future), directly or indirectly, any bribes, kickbacks or other similar payments or offers or transfers of value in connection with obtaining or retaining business or to secure an improper advantage to or from any Person in violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1, et seq. and related regulations promulgated thereunder, and/or any other applicable Law, or directly or indirectly, committed any violation of any applicable Anti-Corruption and Anti-Bribery Laws, and/or any other applicable Law.

(c) Neither the Company nor any of its Affiliates is currently being, or has been, investigated by any Governmental Authority with respect to, or been given notice by a Governmental Authority of, any potential violation by the Company or any of its Affiliates of the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq. or any other applicable Anti-Corruption and Anti-Bribery Laws.

(d) Neither the Company or any of its Affiliates, nor any director, officer, employee, agent or representative of the Company or any of its Affiliates, or any Person acting on behalf of any of the foregoing Persons, has, directly or indirectly, exported, re-exported, sold, supplied or otherwise transferred any goods, software or technology except in compliance with all applicable export control and economic sanctions Laws.

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(e) Neither the Company nor any of its Affiliates is currently being, or has been, investigated by any Governmental Authority with respect to any potential or actual violation by the Company or any of its Affiliates of any applicable export control or economic sanctions Law.

(f) Any issuance or transfer of equity interests in, or purchase or sale of any assets by, the Company since its date of establishment has complied with all applicable Laws, and all requisite Consents have been obtained and all required Filings with Governmental Authorities have been made with respect to any such transfer.

(g) Except as set forth in Section 2.16(g) of the Disclosure Schedule, the Company has not received, with respect to any of the Company Products, any notice, complaint, inquiry or other communication (a “Product Notice”) from (i) the U.S. Consumer Product Safety Commission (ii) any authority or agency of any state or other governmental unit (domestic or foreign) responsible for consumer product safety, or (iii) any nongovernmental organization whose activities include the testing, certification or review of the safety of consumer or other products (each of the foregoing, a “Product Safety Organization”). Section 2.16(g) of the Disclosure Schedule sets forth, with respect to each Product Notice, (i) the date of the Product Notice, (ii) the Company Product or Products to which the Product Notice pertains, (iii) a reasonably detailed description of the subject matter of the Product Notice, (iv) an identification of all written communications between the Company and the Product Safety Organization relating to the Product Notice, and (v) the current status of the matter.

2.17 Employee Benefit Plans and Compensation.

(a) Section 2.17(a) of the Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each plan, program, policy, practices, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, but excluding regular salary and wages whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject thereto), which is currently in effect and sponsored, maintained, contributed to, or required to be contributed to by Company and/or an ERISA Affiliate, for the benefit of any person who performs or who has performed services for Company and with respect to which Company or any ERISA Affiliate has any material liability or obligation (each, a “Benefit Plan”). For the purposes of this Section 2.17(a)) and the other subsections within this Section 2.17, references to the Company shall also be deemed to include representations and warranties relating to Purple Team, LLC, a Delaware limited liability company.

(b) Documents. The Company has made available to the Parent or its advisors (or made available for review by the Parent or its advisors) true and complete copies of each of the Benefit Plans and related plan documents, including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating to liability for benefits. With respect to each Benefit Plan that is subject to ERISA reporting requirements, the Company has made available for review by the Parent or its advisors copies of the Form 5500 reports filed for the last three (3) plan years. The Company has made available for review by the Parent or its advisors the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Benefit Plan, and nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the tax-qualified status of any Benefit Plan subject to Section 401(a) of the Code.

(c) Compliance. Each Benefit Plan is being, and has been, administered in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including, without limitation, ERISA and the Code). The Company and each ERISA Affiliate are not in material default under or material violation of, and have no Knowledge of any material default or material violation by any other party to, any Benefit Plan. Any Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to

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the Code, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter. None of the Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as may be required by COBRA or other applicable law or regulation. The Company has not engaged in, or participated in, any transaction which would be considered a non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, and to the Company’s Knowledge, no other third-party fiduciary and/or party-in-interest has engaged in any such prohibited transaction with respect to any Benefit Plan. Neither the Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Benefit Plan. All contributions required to have been made by the Company or any ERISA Affiliate to any Benefit Plan as of the date of this Agreement have been paid or accrued. With respect to each Benefit Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Section 4062, 4063 or 4041 or ERISA occurred. Each Benefit Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct in all material respects as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Benefit Plan. No suit, claim, administrative proceeding or action has been brought, or to the knowledge of Company has been threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by the Internal Revenue Service or the U.S. Department of Labor (other than routine claims for benefits arising under such plans). No Benefit Plan provides health benefits that are not fully insured through an insurance Contract, except for the provision of benefits under a flexible spending account plan adopted pursuant to Section 125 of the Code. The Company has not incurred any liability for any tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (1) of ERISA.

(d) No Title IV or Multiemployer Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, or is obligated to materially contribute to, or otherwise incurred any obligation or liability (including any contingent liability) under, any plan, program, agreement or policy that (i) is a “multiemployer plan” (as defined in Section 3(37) of ERISA, whether or not subject thereto), (ii) is a “multiple employer plan” (as defined in ERISA or the Code), (iii) is a “pension plan” (as defined in Section 3(2) of ERISA, whether or not subject thereto), (iv) is subject to Title IV of ERISA or Section 412 of the Code, (v) is described in Section 401(a)(1) of ERISA, whether or not subject thereto), (vi) provides medical or life insurance benefits beyond termination of covered employment, except as required by applicable law, (vii) is a voluntary employees beneficiary association within the meaning of Section 501(c)(9) of the Code, or (viii) provides for indemnification or gross-up payment for any tax incurred under Section 409A or 4999 of the Code. Neither the Company nor any ERISA Affiliate has, as of the date of this Agreement, any actual or potential withdrawal liability (including any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Benefit Plan, the Company is in compliance with, or has employed a third party administrator that, to the Company’s Knowledge, is in compliance with, (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) the applicable requirements of the Cancer Rights Act of 1998; and (v) the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 to the extent compliance is currently required. The Company has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

(f) Effect of Transaction. Except as described in Section 2.17(f) of the Disclosure Schedule, the consummation of the Merger will not (i) entitle any current or former employee or other service provider of Company or any ERISA Affiliate to severance benefits or any other payment (including golden parachute, bonus or benefits under any Benefit Plan), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by the Company pursuant to

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any Benefit Plan in connection with the Transactions or as a result of or arising under this Agreement, whether alone or in conjunction with another event (e.g., termination of employment) will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. There is no Contract or plan to which the Company or any ERISA Affiliate is a party or by which it is bound to compensate any employee, consultant or director for excise taxes paid pursuant to Section 409A or 280G of the Code.

(g) Company Employee Plan. The Company has not agreed or otherwise committed to, whether in writing or otherwise, adopt any new plan, program, agreement or policy that would constitute a Benefit Plan or increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required by Law or an applicable Benefit Plan and other than increases in compensation and benefits in the ordinary course of business.

(h) The Company and each ERISA Affiliate have, for purposes of each Benefit Plan and for all other purposes, correctly classified all individuals performing services for the Company Group as common law employees, leased employees, independent contractors or agents, as applicable.

(i) The Company has no material liability, including under any Benefit Plan, arising out of the treatment of any service provider as a consultant or independent contractor as an employee.

2.18 Employee and Labor Matters.

(a) Except as set forth on Section 2.18(a) of the Disclosure Schedule, (i) the Company is neither a party to nor has any Liability with respect to any collective bargaining agreement or other Contract with any works council or labor organization, union or association; (ii) there is not, and has not been, any labor strike, dispute, work stoppage or lockout pending or threatened, against or affecting the Company; (iii) no union organizational campaign is in progress or threatened with respect to the employees of the Company (and no such campaign has occurred) and no question concerning representation of such employees exists; (iv) the Company has neither engaged nor has been engaged in any unfair labor practices; (v) there are not and has not been any unfair labor practices charges or complaints against the Company, or threatened; (vi) there are not and has not been any pending, or threatened, charges against the Company or any of its current or former employees before any agency responsible for the prevention of unlawful employment practices; and (vii) the Company has not received any communication of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of or affecting the Company or any of the Benefit Plans and no such investigation is in progress.

(b) Section 2.18(b) of the Disclosure Schedule sets forth an accurate and complete list that includes the name and address of each employee, whether full-time or part-time, of the Company as of the date hereof, and contains a list of all officers and other employees of and independent contractors or consultants to the Company, together with their current job title or relationship with the Company, the accumulative term of their employment and the term of current employment contract with the Company, an indication of whether such Person has signed a confidentiality agreement or non-compete agreement with the Company, an indication of whether such Person has signed an agreement that imposes any Liability on the Company upon termination of the agreement; the current annual salary for each Exempt employee, and the hourly rate of pay for each Non-Exempt employee (including bonus opportunity) for each such Person, the primary location of employment, classification under the Fair Labor Standards Act as either “Exempt” or “Non-Exempt”, visa status, and active or inactive status (and if inactive, his or her expected return date). The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including the provisions relating to wages, hours, collective bargaining, leaves of absence, labor dispatching, overtime work and compensation, equal employment opportunity, nondiscrimination, immigration, classification of employees and independent contractors, occupational safety and health, layoffs, plant closings, and the payment of social security/insurance and housing fund and Taxes, and are not liable for any arrears or underpayment of wages, severance pay, stock options, profit sharing, overtime payment, labor or trade union fees, social security/insurance and housing fund, benefits or any penalties for failure to comply with any of the foregoing. Except as set forth on Section 2.18(b) of the Disclosure Schedule, none of the Company has used the services of unpaid volunteers, unpaid interns or other unpaid personnel. Except as set forth on Section 2.18(b) of the Disclosure Schedule, the employment of each of the current employees in the United

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States is terminable by the Company at will and the Company has no obligation to provide any particular form or period of notice prior to terminating employment of any of its current employees.

(c) No employee of the Company is, to the Knowledge of the Company, a party to or bound by any Contract, or subject to any Judgment, that may interfere with the use of such Person’s best efforts to promote the interests of the Company may conflict with the interests the Company or the Transactions or that has had or would reasonably be expected to adversely affect the Company in any material respect. To the Knowledge of the Company, no activity of any employee of the Company as or while an employee of the Company has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement or other Contract to which such employee was a party. There has been no “mass layoff” or “plant closing” as defined by the Warn Act or any similar applicable Law with respect to the current or former employees of the Company.

(d) Except as otherwise required by applicable Law, the Company has not, and, to the Company’s Knowledge, no other Person has, (i) entered into any Contract that obligates or purports to obligate the Parent or any of Parent’s Affiliates to make an offer of employment to any current employee, consultant or contractor of the Company or (ii) promised or otherwise provided any assurances (contingent or other) to any current employee, consultant or contractor of the Company of any terms or conditions of employment with Parent or any of Parent’s Affiliates following the Closing.

(e) The Company does not have a severance pay practices or policy; and other than as required by applicable Law, the Company is not liable for any severance pay, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Company’s policies) to any employee arising from the termination of employment under any benefit or severance policy, practices, Contract, plan, program of the Company.

2.19 Transactions with Related Persons. Except as set forth on Schedule 2.19, neither the Company nor any Related Person is presently, or in the past three (3) years, has been, a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real property or personal property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business consistent with past practices) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 2.19, neither the Company has outstanding any Contract or other material arrangement or commitment with any Related Person, and no Related Person owns any real property or personal property, or right, tangible or intangible (including Intellectual Property) which is used in the business of the Company. Schedule 2.19 specifically identifies all Contracts, arrangements or commitments set forth on such Schedule 2.19 that cannot be terminated upon sixty (60) days’ notice by the Company without cost or penalty.

2.20 Intercompany Accounts. Section 2.20 of the Disclosure Schedule sets forth a true and complete list of all intercompany account balances as of the date of the Interim Balance Sheet between InnoHold or any of its Related Persons, on the one hand, and the Company on the other hand. Since the date of the Interim Balance Sheet, there has not been any incurrence or accrual of any liability (as a result of allocations or otherwise) by the Company to InnoHold or any of its Related Persons or other transaction between the Company and InnoHold or any of its Related Persons, except as contemplated by this Agreement and the Related Agreements.

2.21 Top Payors/Vendors.

(a) Section 2.21(a) of the Disclosure Schedule lists (i) each Payor of the Company that individually or together with its Affiliates was one of the top ten (10) largest Payors of the Business based on net revenue of the Business for (A) the year ended December 31, 2016 and for the period since the Balance Sheet Date through September 30, 2017 and (B) the six-months ended June 30, 2017 (with respect to subsections (A) and (B), each, a “Top Payor”); provided, however, that a Top Payor shall not include any Payor from which the Company did not derive revenues aggregating in excess of $250,000 during any such period, and (ii) the total

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dollar amount of net revenue attributable to each such Top Payor for the year-ended December 31, 2016 for the period since the Balance Sheet Date through the date of this Agreement, and the sixth-month period ended June 30, 2017. The Company has not received any Payor or customer complaint concerning its products or services, other than complaints in the ordinary course of business.

(b) Except as set forth on Section 2.21(b) of the Disclosure Schedule, the Company has not received any oral or written (including by email) notice from any Top Payor that such Top Payor intends to terminate, cancel, not renew, decrease the volume of purchases or otherwise modify or amend, or request a modification or amendment of, in any material respect (including any material reduction or change to pricing terms) any Contract to which it is a party. The Company has delivered a true, accurate and complete copy of each Contract with a Top Payor to the Parent.

(c) Section 2.21(c) of the Disclosure Schedule lists (i) each vendor or supplier of products or services to the Company that individually or together with its Affiliates was one of the top ten (10) largest vendors or suppliers of the Business based on total expenses of the Business for (A) either of the year ended December 31, 2016 or for the period since the Balance Sheet Date through September 30, 2017 and (B) the six-months ended June 30, 2017 (each, a “Top Vendor”); and (ii) the total dollar amount of expenses attributable to each such Top Vendor for the year-ended December 31, 2016 for the period since the Balance Sheet Date through the date of this Agreement, and the six-month period ended June 30, 2017. The Company has not delivered any customer complaint concerning the Top Vendors’ products and services, other than complaints in the ordinary course of business.

(d) Except as set forth on Section 2.21(d) of the Disclosure Schedule, the Company has not received any oral or written (including by email) notice from any Top Vendor that such Top Vendor intends to terminate, cancel, not renew, significantly decrease the rate of supplying or otherwise modify or amend, or request a modification or amendment of, in any material respect (including any material reduction or change to pricing terms) any Contract to which it is a party. The Company has delivered a true, accurate and complete copy of each Contract with a Top Vendor to the Parent.

(e) Section 2.21(e) of the Disclosure Schedule identifies and provides a summary of the revenues received from, the 15 largest marketers, distributors or resellers of Company Products, including resellers of Company support services, by revenue for (A) either of the year ended December 31, 2016 or for the period since the Balance Sheet Date through September 30, 2017 and (B) the six-months ended June 30, 2017 (the “Large Resellers”). As of the date hereof, the Company has not received written notice from any Large Reseller indicating that any such Large Reseller intends to terminate or materially diminish its business relationship with the Company. As of the date hereof, there are no material disputes pending or threatened in writing under or relating to any Contract with any Large Reseller.

2.22 Solvency.

(a) No Judgment has been made and no resolution has been passed for the winding up of the Company or for a liquidator or manager to be appointed in respect of the Company and no petition has been presented and no meeting has been convened for the purposes of the winding up of the Company. No administrator has been appointed in relation to the Company, no documents have been filed with a court for the appointment of an administrator of the Company and no notice of an intention to appoint an administrator has been given by the Company or any of its directors or by a qualifying floating charge holder.

(b) No receiver or manager has been appointed in respect of any or all of the Company’s assets, nor has any power of sale or power to appoint a receiver or manager under the terms of any mortgage, charge or other security in respect of all or any assets of the Company become exercisable. Except as set forth on Section 2.22(b) of the Disclosure Schedule, the Company is not insolvent or unable to pay its debts, nor has it ceased to pay its debts as they fall due or materially delayed any such payments. No distress, execution or other process has been levied on any asset of the Company by any of its creditors. No voluntary arrangement or scheme of arrangement in respect of the Company or any other compromise or arrangement in respect of the Company’s creditors generally, or any class of them, has been proposed or adopted. No statutory demand has been served on the Company, which has not been paid in full or been withdrawn and no unsatisfied judgment is outstanding against the Company.

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2.23 Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors.

(a) All of the accounts receivable of the Company reflected on the Balance Sheet represent bona fide transactions that arose in the ordinary course of business. Except as set forth on Section 2.23(a) of the Disclosure Schedule, no Person has any Lien (other than Permitted Liens) on any such account receivable.

(b) Section 2.23(b) of the Disclosure Schedule sets forth (a) a true and complete list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company, and those Persons authorized to sign thereon, (b) a true and complete list of all powers of attorney granted by the Company and those Persons authorized to act thereunder and (c) a true and complete list of all officers and directors of the Company.

2.24 Brokers’ and Finders’ Fees. Except as set forth on Section 2.24 of the Disclosure Schedule, there is no investment banker, broker, lender or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any tax or commission in connection with the Transactions.

2.25 Proxy Statement. Information provided by the Company for use in the Proxy Statement to be filed with the SEC and sent by the Parent to its stockholders with respect to the Merger will not contain, as of the date of such filing, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in the Proxy Statement not misleading in light of the circumstances under which they were made (other than any such statements based on information provided by the Parent).

2.26 Restrictions on Business Activities. Except as set forth on Section 2.26 of the Disclosure Schedule, there is no Contract or Judgment, to which the Company is a party, subject or otherwise bound, that would reasonably be expected to prohibit, impair or otherwise materially limit: (a) any acquisition of property (tangible or intangible) by the Company or (b) the freedom of the Company to engage in any current or anticipated line of business or to compete or do business with any Person, in each case, other than as would not reasonably be expected to be material to the Company. Without limiting the generality of the foregoing, except as set forth on Section 2.26 of the Disclosure Schedule, the Company is not a party to, subject to, or otherwise bound under any Contract under which the Company (i) is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers, in any geographic area where the Company is currently or anticipates doing business, for any period of time, or in any segment of the market, or (ii) grants any Person exclusive rights to sell, license, manufacture or otherwise distribute any of the Company Products in any geographic area or with respect to any customers or potential customers or any class of customers for any period of time or in any segment of the market.

2.27 Product Warranties; Support Services.

Except as disclosed in Section 2.27 of the Disclosure Schedule:

(a) The Company Products conform in all material respects with the applicable contractual warranty commitments made by the Company to end users of such Company Products, other than as would not reasonably be expected to result in a Company Material Adverse Effect.

(b) All support services provided by the Company to end users of the Company Products were performed in conformity with the terms and requirements of all applicable support services Contracts to which Company is a party (including all applicable warranties therein). As of the date hereof, there is no claim pending or, to the Company’s Knowledge, threatened against the Company relating to any such support services provided by the Company.

(c) The Company has not sold, or received written notice of, any product or group of products, service or type of services which are defective or nonconforming to the warranties, contractual requirements or covenants expressly made with respect to them by the Company to its customers which have not been repaired, replaced, or corrected in accordance with the terms thereof.

(d) The rate of claims (as a percentage of sales) pursuant to the Company’s warranties relating to the Company’s Products or to any of its Product lines and the rate of returns based on the Company’s money-back guaranty to purchasers of the Company Products has not increased in any material respect since January 1, 2016.

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(e) There have been no voluntary or administratively enforced recalls of the Company’s Products, based on (i) consumer reports to the Company or any regulatory authority; or (ii) actual or inferred Knowledge of a defect that would subject a product to mandatory recall. No proceeding, investigation, or enforcement action is pending or, to the Company’s knowledge, threatened regarding a voluntary or mandatory recall of the Company’s Products.

(f) Other than for warranty claims in accordance with the Company’s warranty policies, the Company is not subject to any asserted claims or liabilities on account of products sold which are not fully covered, including all costs of defense and investigation related to such claims, by its or its vendors’ general liability insurance policies.

(g) The Company has not changed its warranty policies in any material respect since January 1, 2016.

2.28 Condition of Assets. Except as set forth on Section 2.28 of the Disclosure Schedule, each of the items of existing equipment and other assets necessary to the operation of the Business in the ordinary course (including all items required for the manufacturing of the Company Products) is in good operating condition and repair and none of such assets is in need of replacement, maintenance or repair, except for ordinary and routine maintenance and repairs that are not material in nature or cost.

2.29 No Other Representations and Warranties. Except for the representations and warranties contained in this Article II (including the related portions of the Disclosure Schedule), none of the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company. The Parent and Merger Sub acknowledge and agree that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in this Article II, and that neither the Parent nor the Merger Sub is relying on nor has relied upon any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in this Article II. Without limiting the generality of the foregoing, neither the Company nor any other Person on behalf of the Company has made any representation or warranty upon which the Parent and Merger Sub has relied with respect to any projection, future results of operation, future cash flow, or future financial condition (or any component of any of the foregoing) of the Company. Except as provided in this Article II (including the related portions of the Disclosure Schedule), the condition of the assets of the Company shall be “as is” and “where is” and the Company makes no warranty of merchantability, suitability, fitness for a particular purpose or quality with respect to any of the tangible assets of the Company or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent. It is understood that, except for the representations and warranties of the Company and InnoHold expressly set forth in this Agreement and the Related Agreements (including the Disclosure Schedule), any due diligence materials provided to the Parent or the Parent Representative or their respective Affiliates or their respective Representatives do not, directly or indirectly, and shall not be deemed to, directly or indirectly, contain representations or warranties of the Company, InnoHold or their respective Affiliates or their respective Representatives.

Article III
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing, subject to such exceptions as are specifically disclosed in the disclosure schedule (the “Parent Disclosure Schedule”) (referencing the appropriate section and paragraph numbers) supplied by the Parent to the Company, or in the Parent’s filings with the SEC under the Securities Laws, as follows:

3.1 Organization, Standing and Power. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a newly formed limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware, and was formed solely to effectuate the Merger. Each of Parent and Merger Sub has the company power and possess all Permits necessary to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

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3.2 Authority; Binding Agreement.

(a) The Parent and Merger Sub have all requisite corporate and limited liability company power, respectively, and authority to execute and deliver this Agreement and each Related Agreement to which each is, or is specified to be, a party, to perform the Parent’s and Merger Sub’s obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by the Parent and the Merger Sub of this Agreement and each Related Agreement to which the Parent or the Merger Sub is, or is specified to be, a party, the performance of their respective obligations hereunder and thereunder, and the consummation of the Transactions (a) have been duly authorized by all necessary corporate or limited liability company action by the Parent and the Merger Sub, and (b) no other corporate or limited liability company proceedings, other than as set forth elsewhere in this Agreement, on the part of the Parent or the Merger Sub, are necessary to authorize the execution and delivery by the Parent and the Merger Sub of this Agreement and each Related Agreement to which the Parent or the Merger Sub is, or is specified to be, a party or to consummate the Transactions. This Agreement has been, and each Related Agreement to which the Parent or the Merger Sub is, or is specified to be, a party shall be when delivered, duly and validly executed and delivered by the Parent or Merger Sub, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Parent and Merger Sub, enforceable against each of the Parent and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

(b) The approval of the Board of Directors of the Parent and the manager of the Merger Sub, the Parent Stockholder Approval, and the approval of the member of Merger Sub constitute all of the votes, consents and approvals required of the stockholders and members of the Parent and Merger Sub, respectively, for the authorization, execution, delivery and performance by the Parent and Merger Sub of this Agreement and the Related Agreements to which the Parent or the Merger Sub is, or is specified to be, a party, and the consummation by the Parent and Merger Sub of the Merger and the other Transactions. Such affirmative votes are the only votes of the holders of any class or series of equity interest of the Parent and Merger Sub necessary to adopt this Agreement and approve the Merger, the Certificate of Merger and the Transactions and the Related Agreements to which the Parent or the Merger Sub is, or is specified to be, a party, including pursuant to the Parent Charter Documents, the Merger Sub Charter Documents and the Act.

3.3 Consents. Except as set forth in Section 3.3 of the Parent Disclosure Schedule, no Consent of, or Filing with, any Governmental Authority, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which the Parent or the Merger Sub is, or is specified to be, a party or the consummation of the Transactions, except for (a) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) the Consents and Filings referred to in Sections 6.1 and 6.2 hereof.

3.4 No Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement and any Related Agreement to which Parent or Merger Sub is, or is specified to be, a party, and the consummation of the Transactions, will not conflict with or result in any violation of or default (with or without notice of lapse of time, or both) under (a) the certificate of incorporation, bylaws or similar organizational documents of the Parent or Merger Sub, each as amended to date and in full force and effect on the date hereof, or (b) assuming compliance with the matters referred to in Section 3.3, any material Laws applicable to Parent or Merger Sub or any of their respective properties or assets (whether tangible or intangible).

3.5 Interim Operations of Merger Sub.

(a) Merger Sub has not engaged in any business activities other than as contemplated by this Agreement and shall not have, as of the Effective Time, any Indebtedness.

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(b) All of the issued and outstanding equity of Merger Sub is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by the Parent free and clear of all Liens.

3.6 Capitalization. Section 3.6 of the Parent Disclosure Schedule sets forth as of the date hereof, (a) the amount of the Parent’s authorized capital stock and the number, class and series of its outstanding capital stock and (b) the amount of the Parent’s authorized capital stock and the number, class and series of its capital stock that are issuable upon the exercise, exchange or conversion of all options, warrants or other rights to acquire the capital stock of the Parent. There are no other shares of capital stock or other equity securities of the Parent issued, reserved for issuance or outstanding, other than as set forth on Section 3.6 of the Parent Disclosure Schedule. All of the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Parent Charter Documents or any Contract to which the Parent is a party or otherwise bound.

3.7 Compliance with Laws.

(a) The Parent and Merger Sub are and at all times have each been in compliance in all material respects with all Laws and all Judgments applicable to the Parent or Merger Sub, as the case may be, or any assets owned or used by them, and no circumstances exist and no event has occurred that (with or without notice or lapse of time, or both) would constitute or result in a material violation by the Parent or Merger Sub of, or a material failure on the part of Parent or Merger Sub to comply with, any Law, or any Judgment applicable to the Parent or Merger Sub, as the case may be, or any assets owned or used by the Parent or Merger Sub, or would give rise to a material obligation on the part of the Parent or Merger Sub to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Neither the Parent nor the Merger Sub has received any communication from any Person seeking any Judgment or that alleges that the Parent or Merger Sub, as the case may be, is not in compliance with any Law or any Judgment. No investigation or review by any Governmental Authority regarding a violation of any applicable Law with respect to the Parent or Merger Sub is pending, or, to the Knowledge of the Parent and Merger Sub, threatened.

(b) Neither the Parent or any of its Affiliates, nor any director, officer, employee, agent or representative of the Parent or any of its Affiliates, or, to the Knowledge of the Parent, any Person acting on behalf of any of the foregoing Persons, has offered, authorized, made, paid or received (whether previously or agreed to do so in the future), directly or indirectly, any bribes, kickbacks or other similar payments or offers or transfers of value in connection with obtaining or retaining business or to secure an improper advantage to or from any Person in violation of the U.S. Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1, et seq. and related regulations promulgated thereunder, and/or any other applicable Law, or directly or indirectly, committed any violation of any applicable Anti-Corruption and Anti-Bribery Laws, and/or any other applicable Law.

(c) Neither the Parent nor any of its Affiliates is currently being, or has been, investigated by any Governmental Authority with respect to, or been given notice by a Governmental Authority of, any potential violation by the Parent or any of its Affiliates of the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq. or any other applicable Anti-Corruption and Anti-Bribery Laws.

(d) Neither the Parent or any of its Affiliates, nor any director, officer, employee, agent or representative of the Parent or any of its Affiliates, or any Person acting on behalf of any of the foregoing Persons, has, directly or indirectly, exported, re-exported, sold, supplied or otherwise transferred any goods, software or technology except in compliance with all applicable export control and economic sanctions Laws.

(e) Neither the Parent nor any of its Affiliates is currently being, or has been, investigated by any Governmental Authority with respect to any potential or actual violation by the Parent or any of its Affiliates of any applicable export control or economic sanctions Law.

(f) Any issuance or transfer of equity interests in, or purchase or sale of any assets by, the Parent since its date of establishment has complied with all applicable Laws, and all requisite Consents have been obtained and all required Filings with Governmental Authorities have been made with respect to any such transfer.

3.8 Equity Consideration. Assuming satisfaction of the conditions set forth in Section 7.1, as of the Effective Time, the Equity Consideration will be duly authorized, and upon consummation of the Transactions in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free of any transfer restrictions other

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than those (a) arising under this Agreement or the Transactions, (b) the Surviving Entity Documents, or (c) arising under applicable state and Federal Securities Laws. The Equity Consideration is not subject to any preemptive or other similar rights created by statute, contract or otherwise.

3.9 SEC Filings and Parent Financials.

(a) The Parent, since its formation, has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Parent with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Parent has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Parent’s annual reports on Form 10-K for each fiscal year of the Parent beginning with the first year the Parent was required to file such a form, (ii) the Parent’s quarterly reports on Form 10-Q for each fiscal quarter that the Parent filed such reports to disclose its quarterly financial results in each of the fiscal years of the Parent referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Parent with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.9, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. Except as set forth on Section 3.9(a) of the Parent Disclosure Schedule, as of the date of this Agreement, (A) the Parent Common Stock is listed on Nasdaq, (B) the Parent has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Parent Common Stock, (C) there are no actions pending or, to the Knowledge of the Parent, threatened, against the Parent by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of the Parent Common Stock on Nasdaq and (D) the Parent Common Stock is in compliance with all of the applicable listing and corporate governance rules of Nasdaq.

(b) The financial statements and notes contained or incorporated by reference in the SEC Reports (the “Parent Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Parent at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Parent Financials, the Parent has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Parent Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Parent’s formation in the ordinary course of business.

(d) The Parent maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Parent has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, sufficient to

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provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) Section 3.9(e) of the Parent Disclosure Schedule contains a description of all non-audit services performed by the Parent’s auditors for the Parent since the date of the Parent’s formation and the fees paid for such services. All such non-audit services were approved by the audit committee of the board of directors of the Parent. Except for its lease obligations, the Parent has no off-balance sheet arrangements.

(f) Neither the Parent nor, to the Knowledge of the Parent, any manager, director, officer, employee, auditor, accountant or representative of the Parent has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or its respective internal accounting controls, including any complaint, allegation, assertion or claim that the Parent has engaged in questionable accounting or auditing practices. No attorney representing the Parent, whether or not employed by the Parent, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Parent or any of its officers, directors, employees or agents to the board of directors of the Parent (or any committee thereof) or to any director or officer of the Parent. Since the Parent’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, or the board of directors of the Parent or any committee thereof.

3.10 Proxy Statement. The Proxy Statement to be filed with the SEC and sent by Parent to its shareholders with respect to the Merger will not contain, as of the date of such filing, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made (other than any such statements based on information provided by or on behalf of the Company, InnoHold or their respective Representatives).

3.11 Board Approval; Vote Required. The Board of Directors of the Parent (including any required committee thereof) has declared the advisability of the Transactions, including the Merger, in accordance with applicable law and as required by Parent Charter Documents, and approved this Agreement and the Transactions. The Board of Directors of the Parent has determined that the Transactions are in the best interests of the Parent and its stockholders, has determined to recommend that holders of Parent Common Stock vote in favor of each such transaction proposal, and has not changed this recommendation. The affirmative vote in favor of the Merger of a majority of the votes cast by the holders of Parent Common Stock entitled to vote and present in person or by proxy at the Parent Stockholder Meeting at which a quorum is present (the “Parent Stockholder Approval”) is the only vote of the holders of any class or series of the Parent’s capital stock necessary to approve the Merger.

3.12 Legal Proceedings. Section 3.12 of the Disclosure Schedule sets forth a list of each pending or, to the Knowledge of the Parent, threatened, Proceeding or claim against the Parent or affecting the Parent or any of its assets or businesses. No Proceedings or claims are pending or, to Parent’s Knowledge, threatened, which are reasonably likely to result in an adverse determination that would have, if so determined, individually or in the aggregate, a Parent Material Adverse Effect. No Proceeding or claims challenges, or that may reasonably be expected to have the effect of preventing, delaying, and making illegal, modifying or otherwise interfering with, any of the Transactions. Neither the Parent nor the Merger Sub is a party or subject to, or in default under, any Judgment. To the Knowledge of the Parent, no officer, director, agent or employee of Parent or the Merger Sub is subject to any Judgment that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practices relating to the business of Parent, the Merger Sub or the Company. There is no pending or, to the Knowledge of the Parent, threatened, investigation by a Governmental Authority of or affecting the Parent or the Merger Sub.

3.13 Brokers’ and Finders’ Fees. Except as set forth on Section 3.13 of the Parent Disclosure Schedule, there is no investment banker, broker, lender or other intermediary that has been retained by or is authorized to act

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on behalf of the Parent or the Merger Sub or any of their respective Affiliates who might be entitled to any tax or commission in connection with the Transactions.

3.14 Trust Account.

(a) As of September 30, 2017, the Trust Account had a balance of $121,759,183 invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 in the Trust Account, pursuant to Trust Agreement. The Trust Account shall be utilized in accordance with Section 6.16 hereof and the Trust Agreement.

(b) The Trust Agreement is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) (i) between the Parent and Continental Stock Transfer & Trust Company that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or (ii) to the Knowledge of the Parent, that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock who shall have elected to redeem their shares of shares of Parent Common Stock pursuant to the Parent Charter Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account or (B) to redeem shares of Parent Common Stock in accordance with the provisions of the Parent Charter Documents. There are no Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

(c) The Parent has filed with the SEC true, correct and complete copies of the executed and delivered Trust Agreement. Except for an amendment dated August 3, 2017 to, among other things, extend the date before which the Parent must complete a Business Combination from August 4, 2017 to November 6, 2017 (or February 5, 2018 if the Parent has executed a definitive agreement for a Business Combination by November 6, 2017), the Trust Agreement has not been amended or modified, and, except for a possible amendment to further extend the Trust Agreement, no such amendment or modification is contemplated by the Parent. The Trust Agreement is in full force and effect as of the date hereof. The Trust Agreement constitutes the legal, valid and binding obligations of the Parent and, to the Knowledge of the Parent, the other party thereto. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material default or breach under the Trust Agreement on the part of the Parent or, to the Knowledge of Parent, the other party thereto. There are no side letters or other agreements, contracts or arrangements to which the Parent or any of its Affiliates is a party related to the transactions contemplated by the Trust Agreement.

3.15 Investment Company Act. Parent is not, and at and immediately following the Closing will not be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

3.16 Interested Party Transactions. Except as disclosed on Section 3.16 of the Parent Disclosure Schedule, no employee, officer, director or stockholder of the Parent or any of its Subsidiaries or a member of his or her immediate family is indebted for borrowed money to the Parent, nor is Parent indebted for borrowed money (or committed to make loans or extend or guarantee credit) any of them, other than reimbursement for reasonable expenses incurred on behalf of the Parent. To the Knowledge of Parent, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any contract with the Parent (other than such contracts as relate to (i) any such individual ownership of capital stock or other securities of the Parent (ii) indebtedness of the Parent to its stockholder, as disclosed on Section 3.16 of the Parent Disclosure Schedule.

3.17 Emerging Growth Company. The Parent is an “emerging growth company” within the meaning of Rule 12b-2 under the Exchange Act.

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Article IV
REPRESENTATIONS AND WARRANTIES OF INNOHOLD

InnoHold hereby represents and warrants to the Parent and the Merger Sub as of the date hereof and as of the Closing, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by InnoHold to the Parent (the “InnoHold Disclosure Schedule”) as follows:

4.1 Organization, Standing and Power. InnoHold is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. InnoHold has the limited liability company power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, operating or holding of its properties makes such qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, properties or condition (financial or otherwise) of InnoHold or (ii) the ability of InnoHold on a timely basis to consummate the transactions contemplated by this Agreement or the Related Agreements to which it is a party or by which it or any of its properties or assets is bound, or to perform its obligations hereunder or thereunder (an “InnoHold Material Adverse Effect”).

4.2 Authority; Binding Agreement. InnoHold has all requisite limited liability company power and authority to execute and deliver this Agreement and any Related Agreement to which it is, or is specified to be, a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and any Related Agreement to which it is, or is specified to be, a party and the consummation of the Transactions (a) have been duly and validly authorized by members of InnoHold, and (b) no other limited liability company proceedings, other than as set forth elsewhere in the Agreement, on the part of InnoHold are necessary to authorize the execution and delivery of this Agreement and any Related Agreement to which it is, or is specified to be, a party or to consummate the Transactions. This Agreement has been, and any Related Agreement to which InnoHold is, or is specified to be, a party shall be when delivered, duly and validly executed and delivered by InnoHold and, assuming the due authorization, execution and delivery of this Agreement and such Related Agreement by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of InnoHold, enforceable against InnoHold in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

4.3 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to InnoHold in connection with the execution and delivery of this Agreement and any Related Agreements to which InnoHold is, or is specified to be, a party or the consummation of the Transactions, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would reasonably be expected to have an InnoHold Material Adverse Effect.

4.4 No Conflict. The execution and delivery by InnoHold of this Agreement and any Related Agreement to which InnoHold is, or is specified to be, a party, and the consummation of the Transactions, will not conflict with or result in any violation of or default (with or without notice of lapse of time, or both) under (a) the certificate of formation, limited liability company agreement or similar organizational documents of InnoHold, each as amended to date and in full force and effect on the date hereof, or (b) assuming compliance with the matters referred to in Section 4.3, any material Laws applicable to InnoHold or any of its properties or assets (whether tangible or intangible).

4.5 Compliance with Laws. InnoHold is and at all times has been in compliance in all material respects with all Laws and all Judgments applicable to it or any assets owned or used by it and, to the Knowledge of InnoHold, no circumstances exist and no event has occurred that (with or without notice or lapse of time, or both) would constitute or result in a material violation by InnoHold of, or a material failure on the part of InnoHold to comply with, any Law, or any Judgment applicable to InnoHold or any assets owned or used by any of them, or would give rise to a material obligation on the part of InnoHold to undertake, or to bear all or any portion of the cost of, any remedial

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action of any nature. InnoHold has not received any written communication from any Person seeking any Judgment or that alleges that InnoHold is not in compliance with any Law or any Judgment.

4.6 Board Approval; Vote Required. The members of InnoHold have declared the advisability of the Transactions, including the Merger, in accordance with applicable law and as required by InnoHold’s Charter Documents, and approved this Agreement and the Transactions; and determined that the Transactions are in the best interests of InnoHold and its members. Such affirmative vote is the only vote of the holders of any class or series of equity interest of InnoHold necessary to adopt this Agreement and approve the Merger, the Certificate of Merger and the Transactions and the Related Agreements to which InnoHold is, or is specified to be, a party, including pursuant to InnoHold’s Charter Documents and the Act.

4.7 Legal Proceedings. No Proceeding or claims against InnoHold are pending or, to InnoHold’s Knowledge, threatened, which are reasonably likely to result in an adverse determination that would, if so determined, individually or in the aggregate, have an InnoHold Material Adverse Effect, No Proceeding or claims challenge, or that may reasonably be expected to have the effect of preventing, delaying, and making illegal, modifying or otherwise interfering with, any of the Transactions. Except as set forth on Section 4.7 of the InnoHold Disclosure Schedule, InnoHold is not a party or subject to, or in default under, any Judgment. To the Knowledge of InnoHold, no officer, director, agent or employee of the Company is subject to any Judgment that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity, or practices relating to the business of the Company. There is no pending or, to the Knowledge of InnoHold, threatened, investigation by a Government Authority of or affecting InnoHold.

4.8 Title to Interests. At the date hereof InnoHold owns, and at the Closing Date InnoHold will own, all of the issued and outstanding limited liability company interests in the Company. All of such interests are fully paid and nonassessable, and free of any transfer restrictions other than those (a) arising under this Agreement or the Transactions, or (b) arising under applicable state and Federal Securities Laws. The limited liability company interests in the Company held by InnoHold are not subject to any preemptive or other similar rights created by statute, contract or otherwise.

4.9 Brokers’ and Finders’ Fees. Except as set forth on Section 4.8 of the InnoHold Disclosure Schedule, there is no investment banker, broker, lender or other intermediary that has been retained by or is authorized to act on behalf of InnoHold or any of its Affiliates who might be entitled to any tax or commission in connection with the Transactions.

Article V
CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of the Business of the Company. From the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Effective Time (the “Interim Period”), the Company shall cause the Business to be conducted in the ordinary course of business, consistent with past practices and in material compliance with all applicable Laws and shall use all commercially reasonable efforts to keep intact the Business, keep available the services of their current officers and employees and preserve their relationships with Payors, customers, suppliers, lessors, licensors, licensees, distributors and others with whom they deal to the end that the Business shall be unimpaired at the Closing. The Company shall not take any action that would, or that would reasonably be expected to, result in any of the conditions to the Transactions set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), and other than as expressly contemplated by this Agreement or other than expressly set forth on Section 5.1 of the Disclosure Schedule, during the Interim Period, the Company shall not do any of the following without the prior written consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(i) amend its certificate of formation or operating agreement (or comparable documents);

(ii) declare, set aside, make or pay any dividend or make any other distribution payable in cash, equity, property or otherwise, with respect to its ownership interests;

(iii) redeem or otherwise acquire directly or indirectly any equity or debt interests or any Convertible Securities or authorize, issue or sell any equity or debt interests or any Convertible Securities;

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(iv) adopt, amend or terminate any Benefit Plan (or any plan that would be a Benefit Plan if adopted) or enter into, adopt, extend, renew, amend or terminate any collective bargaining agreement or other Contract with any works council or labor organization, union or association, except in each case as required by Law;

(v) (A) split, combine or reclassify any of the Company’s equity interests (including through the declaration or payment of an in-kind dividend) or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company’s equity interests or any of their other securities (except as otherwise permitted by this Agreement) or (B) purchase or redeem any securities of the Company;

(vi) create any new Subsidiary, enter into any joint venture or partnership with any other Person or acquire the securities of, or invest in, any other Person;

(vii) make, accrue or become liable for any bonus, profit sharing, deferred compensation or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than in the ordinary course of business consistent with past practices;

(viii) increase any compensation or benefits of, or pay or agree to pay any benefit (including, but not limited to, severance or termination pay), or make any award or grant under any Benefit Plan to any present or former managers, directors, officers or employees, other than in the ordinary course of business consistent with past practices, or negotiate or enter into any collective bargaining agreement, or make any commitment with respect to collective bargaining or recognition of any labor organization or bargaining unit or hire or terminate the employment of any executive officer or management-level employee (other than termination due to employee neglect or misconduct);

(ix) create, incur or assume any Indebtedness (including obligations in respect of capital leases) or guarantee any such Indebtedness, other than in the ordinary course of business consistent with past practices;

(x) permit, allow or suffer any of its assets or properties to become subjected to any Lien of any nature whatsoever, other than Permitted Liens;

(xi) enter into any Contract that would have been required to be set forth on Section 2.11(a) of the Disclosure Schedule if it were in effect on the date hereof, or modify, amend, voluntarily terminate or grant any Consent or waiver under any Contract that is set forth or required to be set forth on Section 2.11(a) of the Disclosure Schedule or that would have been required to be set forth on Section 2.11(a) of the Disclosure Schedule if it were in effect on the date hereof, in any case other than in the ordinary course of business consistent with past practices;

(xii) except as noted in Section 5.1(xii) of the Disclosure Schedule, cancel any Indebtedness or settle, compromise, discharge, waive, release or assign any material claim, right or Proceeding, other than in the ordinary course of business consistent with past practices;

(xiii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, InnoHold or any of its Related Persons (other than in the ordinary course of business consistent with past practices in connection with reasonable, out-of-pocket expenses);

(xiv) make any change in any method of accounting or accounting practices or policy other than as required by changes in Law or GAAP that become effective after the date hereof, other than in the ordinary course of business;

(xv) make any material change in internal accounting controls;

(xvi) prepare or file any Tax Return inconsistent with past practices or, on any such Tax Return, take any position, make any election, or adopt any method or period that is inconsistent with positions taken, elections made or methods or periods used in preparing or filing similar Tax Returns in prior periods (including positions, elections, methods or periods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or

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before the Closing Date), file any amended Tax Return, extend any limitation period applicable to a Tax liability, initiate a voluntary disclosure to a Taxing authority, enter into or amend a Tax indemnification arrangement, settle or otherwise compromise any claim relating to Taxes or Tax benefits, enter into any closing agreement or similar agreement relating to Taxes or Tax benefits, otherwise settle any dispute relating to Taxes or Tax benefits, request any ruling or similar guidance with respect to Taxes or Tax benefits, or take other similar actions relating to Taxes;

(xvii) acquire any assets that are material or acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise, other than in the ordinary course of business consistent with past practices;

(xviii) make or incur any capital expenditure outside the ordinary course of business or which exceeds $5,000,000 individually or in the aggregate with respect to any series of group or related capital expenditures;

(xix) pledge or encumber, sell, assign, lease, license, abandon, dedicate to the public, permit to lapse, dispose of or otherwise transfer any of its assets, except assets that individually or in the aggregate are not material;

(xx) enter into any contract, understanding or commitment that materially restrains, restricts, limits or impedes the ability of the Company to compete with any Person in any line of business or in any geographical area or to conduct any business in any way in any geographic area or solicit the employment of or hire any person;

(xxi) modify, amend, terminate or cancel (A) any Top Payor Contract or Top Vendor Contract, other than in the ordinary course of business consistent with past practices or (B) the Amended EdiZONE Agreement;

(xxii) default, breach or suffer to exist any event or condition which with the lapse of notice or time or both could constitute a material default or breach under any Company Contract;

(xxiii) make any sales to any Payors or customer under conditions as to prices, discounts, rebates, returns, or payment terms that are not consistent in any material respect with generally applied past practices with such Payor or customer or for new Payors or customers purchasing similar services (in each case, other than in the ordinary course of business consistent with past practices);

(xxiv) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practices;

(xxv) pay or agree to pay any management charge to InnoHold or incur any other liability to InnoHold or enter into any agreement with InnoHold (in each case, other than in the ordinary course of business consistent with past practices);

(xxvi) commence or threaten to commence legal or arbitration proceedings, other than in the ordinary course of business consistent with past practices;

(xxvii) do or omit to do anything which prejudices any right of the Company to the Company Intellectual Property (in each case, other than in the ordinary course of business consistent with past practices);

(xxviii) decrease the inventory levels maintained by the Company, outside the ordinary course of the Company’s business, taking into consideration (i) the dynamic growth of the Company’s business and (ii) the Company’s evolving manufacturing challenges and practices;

(xxix) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business consistent with past practices; or

(xxx) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

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(b) Affirmative Covenants. During the Interim Period, the Company shall:

(i) maintain its assets in the ordinary course of business in good operating order and condition, reasonable wear and tear excepted;

(ii) upon any damage, destruction or loss to any material asset, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such asset before such event or, if required, to such better condition as may be required by Law;

(iii) (A) pay outstanding accounts payable (including outstanding invoices provided by third parties to the Company) as determined in accordance with GAAP in the ordinary course of business consistent with past practices, (B) pay all other Indebtedness when due and (C) pay all Taxes, including withholding Taxes as they come due and file all Tax Returns as required by law; and

(iv) use commercially reasonable efforts consistent with past practices to collect accounts receivable when due and not extend credit outside of the ordinary course of business consistent with past practices.

(c) Consultation. The Company shall promptly advise the Parent in writing of the occurrence of any matter or event that is material to the business, assets, condition (financial or otherwise) or results of operations of the Company. In connection with the continuing operation of the business of the Company between the date hereof and the Closing, the Company shall report and update in good faith from time to time on a regular basis as agreed with the Parent with the Representatives of Parent to report material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by the Parent or such Representatives. The Company and InnoHold acknowledge that any such consultation shall not constitute a waiver by the Parent of any rights it may have under this Agreement.

(d) Insurance. The Company shall keep, or cause to be kept, all insurance policies set forth on Section 5.1(d) of the Disclosure Schedule, or suitable replacements thereof, in full force and effect through the close of business on the Closing Date.

(e) Financial Information. The Company shall provide, or cause to be provided, to the Parent such monthly financial statements or reports in the same form and substance and at the same time as such statements or reports are available to the Company’s executive officers, or as reasonably requested by the Parent.

5.2 Conduct of the Business of the Parent.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.2, the Parent shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practices, (ii) comply with all Laws applicable to the Parent and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization, to keep available the services of its directors, officers, employees and consultants, and to preserve the possession, control and condition of its material assets, all as consistent with past practices.

(b) Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Parent shall not:

(i) amend, waive or otherwise change, in any respect, the Parent Charter Documents, other than to extend the date by which the Parent is required to consummate its Business Combination;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any warrants and any other securities convertible into or exchangeable for any of its equity securities or other

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security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $1,500,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any Person (provided, that this Section 5.2(b)(iv) shall not prevent the Parent from borrowing funds necessary to finance its expenses incurred in connection with the consummation of the Merger and the Transactions, and any meeting for the Parent to extend the deadline to consummate its Business Combination, up to aggregate additional Indebtedness during the Interim Period of $1,500,000);

(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) fail to timely make any and all filings required to be made with the SEC (subject to permitted extensions);

(vii) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Parent;

(viii) terminate, waive or assign any material right under any material agreement to which it is a party;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practices;

(x) establish any Subsidiary or enter into any new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Parent’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Parent) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any actions, Liabilities or obligations, unless such amount has been reserved in the Parent Financials;

(xiv) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xv) make capital expenditures in excess of $50,000 individually for any project (or set of related projects) or $150,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xvi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

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(xvii) voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $150,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a material Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.2 during the Interim Period;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix) enter into any agreement, understanding or arrangement with respect to the voting of the Parent Common Stock;

(xx) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

(xxi) fail to use commercially reasonable efforts to maintain the listing of the Parent Common Stock on Nasdaq under applicable Nasdaq listing requirements; or

(xxii) authorize or agree to do any of the foregoing actions.

5.3 No Solicitation. During the Interim Period, the Company shall not (nor shall the Company permit, as applicable, any of its officers, managers, employees, equityholders, agents, representatives, or Affiliates to), directly or indirectly, take any of the following actions with any party other than the Parent and its designees: (i) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company, or any amount of the Company Units (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (ii) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access, (iii) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Units or assets of the Company, or (iv) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise. The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with the Parent) that are the subject matter of clauses (i), (ii), (iii) or (iv) above. In the event that the Company or any of the Company’s Affiliates shall receive or already has received, prior to the Effective Time or the termination of this Agreement in accordance with Section 9.1, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (i), (iii), or (iv) above, or any request for disclosure or access as referenced in clause (ii) above, the Company shall immediately suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and advise the Parent in writing with respect thereto in reasonable detail. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that the Parent shall be entitled to seek an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 5.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, manager, agent, representative or affiliate of the Company shall be deemed to be a breach of this Agreement by the Company.

5.4 Exclusive Dealing. During the Interim Period, the Parent will not take any action to knowingly initiate, solicit or engage in discussions or negotiations with, or knowingly provide any information to, any Person (other than the Company and the Company’s Representatives) concerning any alternative Business Combination transaction involving the Parent, (each such transaction, a “Parent Acquisition Transaction”); provided, however, that this Section 5.4 shall not apply to the Parent in connection with (i) communications to its stockholders and its accountants, attorneys and other advisors related to the Transactions or (ii) any sale of additional shares of the Parent or warrants or other rights to acquire shares of the Parent. The Parent will cease and cause to be terminated any

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existing discussions, communications or negotiations with any Person (other than the Company and the Company’s Representatives) conducted heretofore with respect to any Parent Acquisition Transaction.

Article VI
ADDITIONAL AGREEMENTS

6.1 Proxy.

(a) As promptly as practicable after the date hereof, the Parent shall prepare and file with the SEC a proxy statement in preliminary form (as amended or supplemented from time to time, the “Proxy Statement”) calling a special meeting of the Parent’s stockholders (the “Parent Stockholder Meeting”) seeking the approval of the holders of Parent’s Common Stock of the Transactions and offering to redeem from its public stockholders their shares of Parent Common Stock in conjunction with a stockholder vote on the Transactions (the “Parent Stockholder Redemption”), all in accordance with and as required by the Parent Charter Documents, applicable Law and any applicable rules and regulations of the SEC and Nasdaq, and as may have been disclosed in the IPO Prospectus. In the Proxy Statement, the Parent shall seek (i) adoption and approval of this Agreement and the Transactions by the holders of shares of common stock in accordance with the Parent Charter Documents and the rules and regulations of the SEC and Nasdaq, (ii) if required to be approved by the holders of Parent Common Stock (the “Parent Stockholders”), adoption and approval of an Amended and Restated Certificate of Incorporation of the Parent; (iii) adoption and approval of the Purple Innovation Equity Incentive Plan in a form reasonably acceptable to the Company and the Parent (collectively, the “Required Approval Matters”), and (iv) to obtain any and all other approvals necessary or advisable to effect the consummation of the Transactions. In connection with the Proxy Statement, the Parent will also file with the SEC financial and other information about the Transactions in accordance with applicable proxy solicitation rules set forth in the Parent Charter Documents, applicable Law and the rules and regulations of the SEC and Nasdaq (such Proxy Statement and the documents included or referred to therein pursuant to which the Parent Stockholder Redemption will be made, together with any supplements, amendments and/or exhibits thereto, the “Proxy Documents”). The Proxy Documents will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(b) The Parent shall mail the Proxy Statement to holders of Parent Common Stock of record, as of the record date to be established by the board of directors of Parent. Each of the Company and the Parent shall furnish all information concerning such Party and its Affiliates to the other Party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of the Company and the Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and the Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement.

(c) Prior to filing with the SEC or mailing to the Parent Stockholders, the Parent will make available to the Company drafts of the Proxy Statement, both preliminary and final, and will provide the Company with a reasonable opportunity to comment on such drafts, shall consider such comments in good faith and shall accept all reasonable additions, deletions or changes suggested by the Company in connection therewith. The Parent shall not file any such documents with the SEC (including response to any comments from the SEC with respect thereto) without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Parent will advise the Company promptly after receipt of notice thereof, of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) any request by the SEC for amendment of the Proxy Statement, (vi) any comments from the SEC relating to the Proxy Statement and responses thereto, or (vii) requests by the SEC for additional information. The Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as

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practicable; provided, that prior to responding to any comments or material requests from the SEC, the Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts (including the proposed final version of such document or response).

(d) If at any time prior to the Parent Stockholder Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Parent shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Effective Time, the Company discovers any information, event or circumstance relating to the Company or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform the Parent of such information, event or circumstance.

(e) The Parent shall make all filings required to be made by the Parent with respect to the Transactions under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder.

(f) The Company shall use its commercially reasonable efforts to promptly provide the Parent with all information concerning the Company reasonably requested by the Parent for inclusion in the Proxy Statement and any amendment or supplement to the Proxy Statement (if any) and in any other filing required to be made by the Parent with respect to the Transactions under the Securities Act, the Exchange Act, applicable “blue sky” laws and any rules and regulations thereunder. The Company shall cause the officers and employees of the Company to be reasonably available to the Parent and its counsel in connection with the drafting of the Proxy Statement and such other filings and responding in a timely manner to comments relating to the Proxy Statement from the SEC.

6.2 Parent Stockholder Meeting. The Parent shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the Parent Stockholder Meeting, which meeting shall be held not more than thirty-five (35) days after the date on which the Parent mails the Proxy Statement to the Parent Stockholders. The Parent shall use its reasonable best efforts to obtain the approval of the Required Approval Matters, including by soliciting proxies as promptly as practicable in accordance with applicable Law and the Parent Charter Documents for the purpose of approving the Required Approval Matters. The Parent shall, through its board of directors, recommend to its stockholders that they vote in favor of the Required Approval Matters (the “Parent Board Recommendation”) and the Parent shall include the Parent Board Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Board Recommendation (a “Change in Recommendation”). The Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting for the purpose of voting on the Required Approval Matters shall not be affected by any Change in Recommendation, and the Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Parent shall be entitled to postpone or adjourn the Parent Stockholder Meeting (a) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Parent has determined in good faith is required by applicable Law is disclosed to the Parent Stockholders and for such supplement or amendment to be promptly disseminated to the Parent Stockholders prior to the Parent Stockholder Meeting, (b) if, as of the time for which the Parent Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Stockholder Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from stockholders in favor of the adoption of the Required Approval Matters; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Parent Stockholder Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved, and in no event shall the Parent Stockholder Meeting be reconvened on a date that is later than five (5) Business Days prior to January 31, 2018.

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6.3 Section 16 of the Exchange Act. Prior to the Closing, the board of directors of the Parent, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisition of Parent Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of the Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be exempt acquisitions for purposes of Section 16.

6.4 Access to Information.

(a) During the Interim Period, the Company shall give, and shall direct its Representatives to give, the Parent and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, as the Parent or its Representatives may reasonably request regarding the Company and its businesses, assets, liabilities, Tax Liabilities, Indebtedness, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and instruct InnoHold and its Affiliates to reasonably cooperate with the Parent and its Representatives in their investigation; provided, however, that (A) the Parent and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company; and (B) nothing herein shall require the Company to provide access to, or to disclose any information to, the Parent or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, (x) would waive any legal privilege or (y) would be in violation of applicable laws or regulations of any Governmental Authority (including any Antitrust Laws) or the provisions of any agreement to which the Company is a party (taking into account the confidential nature of the disclosure). Other than as expressly provided in this section, the Parent is not authorized to and shall not (and shall cause its employees, agents, representatives and Affiliates not to) contact any officer, director, employee, customer, supplier, joint-venture partner, lessor, lender or other material business relation of the Company prior to the Effective Time without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned. The Parent shall, and shall cause its Representatives to, abide by the terms of any confidentiality agreement with respect to such access and any information furnished to it or its Representatives.

(b) During the Interim Period, the Parent shall give, and shall direct its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, access to all offices and other facilities, to the employees necessary to respond to the Parent’s inquiries, and all properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Parent, as the Company or its Representatives may reasonably request regarding the Parent and its businesses, assets, liabilities, Tax Liabilities, Indebtedness, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and instruct each of the Parent’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that (A) the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Parent; and (B) nothing herein shall require the Parent to provide access to, or to disclose any information to, the Company or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Parent, (x) would waive any legal privilege or (y) would be in violation of applicable laws or regulations of any Governmental Authority (including any Antitrust Laws) or the provisions of any agreement to which the Company is a party (taking into account the confidential nature of the disclosure). Other than as expressly provided in this section, the Company is not authorized to and shall not (and shall cause its employees, agents,

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representatives and Affiliates not to) contact any officer, director, employee, customer, supplier, joint-venture partner, lessor, lender or other material business relation of the Parent prior to the Effective Time without the prior written consent of the Parent, such consent not to be unreasonably withheld, delayed or conditioned. The Company shall, and shall cause its Representatives to, abide by the terms of any confidentiality agreement with respect to such access and any information furnished to it or its Representatives.

6.5 Confidentiality. The Parent and the Parent Representative, on the one hand, and the Company and InnoHold, on the other, recognize and acknowledge that the Confidential Information is a valuable, special and unique asset. Subject to Section 6.7 hereof, prior to the Closing, none of the Parties shall, and each of the Parties hereto shall cause each of their respective Affiliates not to, without the prior written consent of the other Parties, for any reason divulge to any third party or use for its own benefit, or for any purpose other than the exclusive benefit of the Parties, any Confidential Information. Notwithstanding the foregoing, if any Party, or any of its Affiliates, is compelled to disclose Confidential Information by court Order, to the extent permitted by applicable Law, such Person promptly shall notify the other Parties so that the other Parties may seek a protective Order or other assurance that confidential treatment of such Confidential Information shall be afforded, and Parties shall, and shall cause each of their respective Affiliates to, as the case may be, reasonably cooperate with the other Parties and the other Party’s Affiliates in connection therewith. If any Party, or any of its Affiliates, as the case may be, is so obligated by court Order to disclose Confidential Information, it will disclose only the minimum amount of such Confidential Information as is necessary for such Person to comply with such court Order. For purposes of this Section 6.5, “Confidential Information” shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists and requirements, marketing plans and other non-public, proprietary and confidential information relating to (i) the business of the Parent, in the case of disclosure by the Company, InnoHold, or any of their respective Affiliates, or (ii) Business, in the case of disclosure by the Parent or the Parent Representative, including in each case the existence of this Agreement and the Transactions or any negotiations or discussions with respect thereto. Notwithstanding the above, a Party may disclose Confidential Information to each of its Affiliates and its accounting, legal and financial advisors, in each case limited to Persons who need to know such information pursuant to their obligations to the Parties.

6.6 Fees and Expenses. All Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses. All unpaid Expenses of the Parties will be paid at Closing, to the extent practicable. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Related Agreement related hereto and all other matters related to the consummation of this Agreement. With respect to the Parent, Expenses shall include any and all (i) deferred expenses (including fees or commission payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, (ii) costs and expenses incurred in connection with seeking the approval of stockholders of the Parent to extend the deadline for the Parent to consummate its Business Combination, and (iii) other administrative costs and expenses that have been incurred by the Parent in the ordinary course of business.

6.7 Public Disclosure.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Related Agreements or the Transactions shall be issued by any Party or any of their Affiliates without the prior written consent of the Parent, the Company and the Parent Representative and InnoHold (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Parent shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or

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delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the second (2nd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Parent shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Company and the Parent Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company and the Parent Representative reviewing, commenting upon and approving such Closing Filing in any event no later than the second (2nd) Business Day after the Closing). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the Transactions.

6.8 Consents. The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Effective Time. In the event that, prior to the Effective Time, the other parties to any Contract, including lessor or licensor of any real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the same, conditions its grant of a consent, waiver or approval (including by threatening to exercise a “recapture” or other termination right) upon the payment of a consent fee, “profit sharing” payment or other consideration, including increased rent payments or other payments under the Contract, the Company shall be responsible for making all payments required to obtain such consent, waiver or approval and such amounts shall be deemed Total Expenses under Section 6.6.

6.9 Additional Documents and Further Assurances; Reasonable Efforts.

(a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the other Transactions.

(b) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions, to satisfy the conditions to the obligations to consummate the Merger, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. In addition, the Parent agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party (other than any Affiliate of InnoHold or the Company) whose consent or approval is sought in connection with the Transactions.

(c) In furtherance and not in limitation of Section 6.9(b), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each Party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The Parent shall pay the applicable filing fees due under the HSR Act. The Parties agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable

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efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(d) No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any of the Antitrust Filings. The parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive Order that would adversely affect the ability of the Parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

6.10 New Employment Arrangements.

(a) Employment Agreements with Key Employees. The Parent or the Surviving Entity will offer each of the Key Employees employment by the Parent or the Surviving Entity, as applicable, and to the extent allowed under applicable Law, to be effective as of the Closing Date. Such employment will: (i) be subject to the terms and conditions set forth in the Employment Agreements, (ii) be subject to and in compliance with the Parent’s applicable policies and procedures, including employment background checks, the execution of an employee proprietary information agreement governing employment conduct and performance, and (iii) supersede any prior express or implied employment agreements, arrangements, representations, or offer letters.

(b) Employee Matters. To the extent reasonably practicable, after the Closing Date, employees of the Parent and its Subsidiaries shall be eligible to receive benefits consistent with the Company’s applicable human resources policies for similarly situated employees. Nothing contained in this Agreement shall confer upon any employee any right with respect to employment by the Parent or the Surviving Entity, nor shall anything herein interfere with the right of the Parent or the Surviving Entity to terminate the employment of any such employee at any time, with or without cause, or restrict the Parent or the Surviving Entity in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of any such employee. The parties hereto acknowledge and agree that all provisions contained in this Section 6.10 are included for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary right in any other Person, including any employee of the Company, or any right to continued employment with the Parent or the Surviving Entity, or any of their respective Affiliates. Nothing in this Section 6.10 or in any other provision of this Agreement, whether express or implied, shall be deemed to be the adoption of, an amendment to or other modification of any Benefit Plan or any benefit plan, policy, program, Contract or arrangement of the Parent, the Surviving Entity or any of their respective Affiliates or otherwise to limit the right of the Parent, the Surviving Entity or any of their respective Affiliates to amend, modify or terminate any such employee benefit plan policy, program, Contract or arrangement.

6.11 Notification of Certain Matters. Each of the Company and InnoHold, on the one hand, and the Parent, on the other hand, shall give prompt written notice to the other of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time (as though given on or as of the Effective Time), and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement

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to be complied with or satisfied by it hereunder (each, a “Schedule Supplement”); provided, however, that the delivery of any such Schedule Supplement pursuant to this Section 6.11 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice, (ii) constitute an acknowledgment or admission of a breach of this Agreement, or (iii) cure any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.3 have been satisfied; provided, however, that (A) if (x) the Schedule Supplement is a disclosure of a breach of or inaccuracy in any representation or warranty in Articles II or IV pursuant to clause (a) above, (y) the event triggering the Schedule Supplement arose exclusively after the date of this Agreement and (z) the Parent has the right to, but does not elect to, terminate this Agreement within fifteen (15) Business Days following (i) the expiration of the cure period, as specified in Section 9.1(f), if the breach is capable of being cured, or (ii) its receipt of such Schedule Supplement, if the breach is not capable of being cured, then without prejudice to the provisions of Section 7.3, the Parent shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such breach or inaccuracy, and (B) if (x) the Schedule Supplement is a disclosure of a breach of or inaccuracy in any representation or warranty in Article III pursuant to clause (a) above, (y) the event triggering the Schedule Supplement arose exclusively after the date of this Agreement and (z) the Company has the right to, but does not elect to, terminate this Agreement within fifteen (15) Business Days following (i) the expiration of the cure period, as specified in Section 9.1(i), if the breach is capable of being cured, or (ii) its receipt of such Schedule Supplement, if the breach is not capable of being cured, then without prejudice to the provisions of Section 7.3, the Company shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such breach or inaccuracy.

6.12 Agreement to Defend. In the event any Proceeding by any Governmental Authority or other Person is commenced that questions the validity or legality of the Transactions or seeks damages in connection therewith, the parties hereto agree to cooperate and use commercially reasonable efforts to defend against and respond thereto.

6.13 Change of Name; Listing. Prior to the Closing, the Parent shall apply for a new ticker symbol with Nasdaq that reflects the name “Purple” contingent on obtaining Parent Stockholder Approval and required approval of the Required Approval Matters and shall undertake commercially reasonable efforts to adopt the new name. During the Interim Period, the Parent shall use commercially reasonable efforts to remain listed as a public company on Nasdaq.

6.14 Release. Effective as of the Closing, InnoHold, by virtue of accepting the Equity Consideration to which InnoHold is entitled hereunder, on behalf of itself and its Affiliates and each of its officers, directors, employees, agents, successors and assigns (the “Releasing Parties”), shall be deemed to have released, acquitted and forever discharged the Parent, the Company, Merger Sub, each of their respective Affiliates, Subsidiaries, and any and all of each of their respective successors and assigns, together with all their present and former directors and officers (in their capacity as directors or officers of the Company) (the “Released Parties”), from any and all manner of claims, actions, suits, damages, demands and liabilities whatsoever in law or equity, whether known or unknown, liquidated or unliquidated, fixed, contingent, direct or indirect (collectively, “Released Claims”), which the Releasing Parties ever had, has or may have against any of the Released Parties for, upon, or by reason of any matter, transaction, act, omission or thing whatsoever arising under or in connection with any of the Released Parties, from any time prior to and up to and including the Closing Date, with respect to such Releasing Party’s status as an equityholder of the Company. The foregoing shall not constitute a release of Released Claims or any other matter with respect to (a) receipt of the Equity Consideration to which the Releasing Party is entitled pursuant to the terms and conditions of this Agreement, (b) any of the rights of the Releasing Party or any obligations of the Released Parties to such Releasing Parties, in each case arising under this Agreement or any Related Agreement, (c) any of the rights of the Releasing Parties under the Company Charter Documents to indemnification from the Company for actions or inactions by such Releasing Party as a manager, director or officer of the Company, (d) if a Releasing Party is an employee of the Company as of the Closing Date, any rights of such Releasing Party to payments in respect of such employment, including rights under any Benefit Plan identified on the Disclosure Schedule in accordance with the terms of such Benefit Plan, and (e) any of the rights of a Releasing Party under or pursuant to written commercial contracts with the Company set forth on the Disclosure Schedule and unrelated to such Releasing Party’s status of an equityholder of the Company.

6.15 Post-Closing Board of Directors and Executive Officers. The Parties shall take all necessary action, including causing the directors of the Parent to resign, so that effective as of the Closing, the Parent’s board of directors (the “Post-Closing Parent Board”) will consist of seven (7) individuals. The Parties shall take all

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necessary action to designate and appoint to the Post-Closing Parent Board the following persons: (i) Terry Pearce, Tony Pearce, and Sam Bernards; (ii) one (1) person designated by the Parent prior to the Closing (the “Parent Director”); and (iii) three (3) persons designated by the Company prior to the Closing (the “Company Directors”). Each of the Company Directors shall qualify as an independent director under the Nasdaq listing rules, shall meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and shall have the credentials, experience and knowledge to serve on the board of directors of a public company with a market capitalization in excess of $1 billion. At least two of the Company Directors shall meet the criteria set forth in the final sentence of Rule 5605(c)(2)(A) of the Nasdaq listing rules.

6.16 Use of Trust Account Proceeds after the Closing. Subject to Section 7.3(f), the Parties agree that at the Closing, the funds in the Trust Account, after taking into account payments for the Parent Stockholder Redemption, shall be disbursed and first be used (i) to pay the Cash Consideration, (ii) to pay the Parent’s accrued Expenses for the Transactions, (iii) to pay any promissory notes or other obligations owed to the Sponsor, and (iv) to pay the deferred Expenses (including cash amounts payable to lead underwriters in the IPO and any legal fees) of the IPO and other outstanding administrative Expenses. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Parent’s securities, will be paid at the Closing. Any remaining cash will be used for general corporate purposes.

6.17 Tail Insurance. For the benefit of the Parent’s directors and officers, the Parent shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Parent’s existing policy (true and complete copies of which have been previously provided to the Company) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that, in each case, the Parent shall not pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement. For purposes of this Agreement, the purchase of such D&O Insurance shall not be treated as a Total Expense of the either the Parent or the Company.

6.18 Purple Team Reorganization. The Company and InnoHold shall effect, as promptly as practicable after the date hereof, the Purple Team Reorganization in accordance with the terms and conditions set forth in Exhibit N hereto. Parent and its Representatives shall have the right to review and comment upon the Purple Team Reorganization documents before they are adopted or enacted, and the Company and InnoHold shall consider in good faith all reasonable comments thereon received from Parent or its Representatives.

Article VII
CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company, InnoHold, Parent and Merger Sub to effect the Merger and the other Transactions shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) No Injunctions or Restraints No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Transactions shall be in effect, nor shall any Proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

(b) Parent Stockholder Approval and Required Approval Matters. The Parent shall have obtained the Parent Stockholder Approval and approval of the Required Approval Matters.

(c) Approvals. All required antitrust approvals shall have been obtained.

(d) Net Tangible Asset Test. Upon the Closing, the Parent shall have net tangible assets of at least $5,000,001.

(e) No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions.

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(f) Minimum Cash. At Closing, the Net Parent Cash shall be no less than One Hundred Million Dollars ($100,000,000) (“Minimum Parent Cash”).

7.2 Conditions to the Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to consummate and effect this Agreement and the Transactions shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Parent and the Merger Sub:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company and InnoHold in this Agreement shall be true and correct on and as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), except where such failure to be so true and correct would not reasonably be expected to have (without giving effect to any qualifications or limitations as to materiality or, with respect to the Company, a Company Material Adverse Effect and, with respect to InnoHold, an InnoHold Material Adverse Effect), individually or in the aggregate, a Company Material Adverse Effect (in the case of Company representations and warranties) or an InnoHold Material Adverse Effect (in the case of InnoHold representations and warranties) and (ii) each of the Company and InnoHold shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by them as of the Closing.

(b) Governmental Approval. Approvals from any Governmental Authority, instrumentality, agency, or commission (if any) reasonably deemed appropriate or necessary by Parent shall have been timely obtained.

(c) Company and InnoHold Approvals. The unanimous approvals of this Agreement, the Merger and the other Transactions prior to the date hereof by the (i) Board of Directors of the Company and the manager of InnoHold and (ii) the members of the Company, and InnoHold, shall not have been modified or revoked.

(d) Third Party Consents. The Company shall have delivered to the Parent all consents, waivers and approvals of parties to any Contract listed on Schedule 7.2(d) hereto and such consents, waivers and approvals shall be in full force and effect as of the Effective Time.

(e) No Company or InnoHold Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, or is reasonably likely to have, a Company Material Adverse Effect or an InnoHold Material Adverse Effect since the date of this Agreement that is continuing.

(f) Certificate of the Company. The Company and InnoHold shall each have delivered to the Parent a true and correct certificate, validly executed by their respective Chief Executive Officers or managers, which represents that the conditions to the obligations of the Parent and the Merger Sub set forth in Sections 7.2(a), (c) and (e) have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

(g) Certificate of Secretaries of the Company and of InnoHold.

(i) The Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying (i) as to the terms and effectiveness of the Company Charter Documents, (ii) as to the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the other Transactions were unanimously approved by the Board of Directors of the Company) and (iii) that the members of the Company have unanimously approved this Agreement and the consummation of the Transactions.

(ii) The Parent shall have received a certificate, validly executed by the Secretary of InnoHold certifying (i) as to the terms and effectiveness of the InnoHold Charter Documents, (ii) as to the valid adoption of resolutions of the Board of Directors of InnoHold (whereby the Merger and the other Transactions were unanimously approved by the Board of Directors of InnoHold) and (iii) that the members of InnoHold have unanimously approved this Agreement and the consummation of the Transactions.

(h) Certificates of Good Standing. Parent shall have received long form certificates of good standing of the Company and InnoHold from the Secretary of State of the State of Delaware, certified within five (5) Business Days of the Closing.

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(i) FIRPTA Certificate. Parent shall have received a copy of a properly executed statement certifying, that the Company does not own any real estate that it is not a United States Real Property Holding Corporation and otherwise in a form reasonably acceptable to the Parent, validly executed by a duly authorized officer of the Company.

(j) Key Employees. The persons listed on Schedule 7.2(j) to this Agreement (the “Key Employees”) (i) shall still be employees of the Company and performing their usual and customary duties for the Company immediately before the Effective Time, and each of their Employment Agreements and Proprietary Information, Invention Assignment, and Non-Competition Agreements shall be in full force and effect as of the Effective Time, and (ii) shall not have notified (whether formally or informally) Parent or the Company of such employee’s intention of leaving the employ of the Parent or the Company following the Effective Time.

(k) Related Agreements. Prior to or at the Closing, each of the parties to the Related Agreements (including, without limitation, the Employment Agreements and Proprietary Information, Invention Assignment and Non-Competition Agreements, which shall be entered into with each of the Persons listed on Schedule 7.2(j)) other than the Parent, shall have duly executed and delivered each of the Related Agreements, and each such agreement shall be in full force and effect as of the Effective Time. True, correct and complete executed copies of each of the Related Agreements to which the Parent is not a party, shall have been delivered to the Parent.

(l) Purple Team Reorganization. The Purple Team Reorganization shall have been effected upon the terms and conditions set forth in Exhibit N hereto.

(m) Litigation. There shall be no Proceeding of any nature pending, or overtly threatened, against the Parent, the Merger Sub, the Company, or InnoHold, their respective properties or any of their respective officers or directors which, if determined adversely will, or would reasonably be expected to, prohibit, impair or delay the Transactions.

(n) Shared Services Agreement. The Shared Services Agreement shall have been terminated, and the Company shall have no obligations (fixed, contingent or otherwise) with respect thereto at or following the Closing Date.

(o) Amended EdiZONE Agreement. The Amended EdiZONE Agreement shall not have been amended, modified or waived and shall be in full force and effect in accordance with the terms and conditions as in effect on the date of this Agreement.

(p) Contingency Escrow Agreement. The Company and InnoHold shall have entered into the Contingency Escrow Agreement substantially in the form attached hereto as Exhibit R.

(q) Company Financial Statements. The Company shall be prepared to file all financial statements of the Company required to be included in the Form 8-K to be filed within four business days of the Closing or, alternatively, shall have obtained from the SEC a waiver of the requirement to include certain of such financial statements in such Form 8-K.

7.3 Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the Transactions shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), except where such failure to be so true and correct would not reasonably be expected to have (without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect), individually or in the aggregate, a Parent Material Adverse Effect, and (ii) each of Parent and Merger Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

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(b) No Parent Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, or is reasonably likely to have, a Parent Material Adverse Effect since the date of this Agreement that is continuing.

(c) Certificate of Parent. The Company shall have received a certificate, validly executed on behalf of the Parent by an officer for and on its behalf to the effect that, as of the Closing the conditions set forth in Section 7.3(a) and (b) have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

(d) Certificate of Secretary of Parent and Sole Member of the Merger Sub. The Company shall have received a certificate, validly executed by the Secretary of the Parent and the sole member of the Merger Sub, certifying (i) as to the terms and effectiveness of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Parent, (ii) as to the valid adoption of resolutions of the Board of Directors of the Parent and sole member of the Merger Sub (whereby the Merger and the other Transactions were approved by the Board of Directors of the Parent and the sole member of the Merger Sub) and (iii) that the stockholders of the Parent have approved this Agreement and the consummation of the Transactions.

(e) Related Agreements. Prior to or at the Closing, the Parent shall have delivered to the Company a counterpart of each of the Related Agreements to which the Parent or the Sponsor is stated to be a party, duly executed by the Parent or the Sponsor, as the case may be, and such agreements shall be in full force and effect as of the Effective Time.

(f) Merger Consideration. At the Closing, (i) the Surviving Entity shall be able to issue and shall have issued the portion of the Equity Consideration consisting of Surviving Entity Class B Units to the Escrow Agent (in accordance with the Contingency Escrow Agreement) and to InnoHold, as provided herein; (ii) the Parent shall be able to issue and shall have issued the portion of the Equity Consideration consisting of Parent Class B Common Stock to the Escrow Agent (in accordance with the Contingency Escrow Agreement) and to InnoHold, as provided herein; and (iii) the Parent shall be able to and shall have paid the Cash Consideration to InnoHold, as provided herein.

(g) SEC Compliance. During the Interim Period, the Parent shall have been in material compliance with the reporting requirements under the Securities Act and the Exchange Act applicable to the Parent.

Article VIII
INDEMNIFICATION

8.1 Survival of Representations, Warranties and Covenants. The representations and warranties of (i) the Company contained in Sections 2.1(a) and 2.1(b) (Organization of the Company), 2.2 (Equity of the Company), 2.3 (Authority; Execution and Delivery; Enforceability); 2.9(n)(relating to Intellectual Property and Distribution Rights) and 2.24 (Brokers’ and Finders’ Fees) and (ii) of InnoHold contained in Sections 4.1 (Organization, Standing and Power), 4.2 (Authority, Binding Agreement), 4.8 (Title to Interests) and 4.9 (Brokers’ and Finders’ Fees) (such representations and warranties, in clauses (i) and (ii), together, the “Fundamental Representations”) shall survive the Closing Date until 11:59 p.m. Eastern time on the thirtieth (30th) day following the date of the audit report of the audited financial statements of the Parent for the year ended December 31, 2018 (the “Fundamental Representations Survival Date”). In addition to the foregoing, the “Special Indemnification Matters” referred to in the Contingency Escrow Agreement shall survive for a period of three (3) years and for such further period or periods as provided therein. Except as set forth in the preceding sentence, all representations and warranties of the Parties other than the Fundamental Representations shall not survive the Closing; provided, however, that the foregoing shall not restrict claims based on Fraud, which claims may be brought at any time permitted by law. Notwithstanding anything in this Section 8.1 to the contrary, if, at any time prior to 11:59 p.m. Eastern time on the Fundamental Representations Survival Date, as applicable, a Parent Certificate is delivered alleging Losses and a claim for recovery under Section 8.3, then the claim asserted in such notice shall survive the Fundamental Representations Survival Date, as applicable, until such claim is fully and finally resolved. All covenants and agreements contained in this Agreement or the Related Agreements shall survive the Closing and shall continue to remain in full force and effect in perpetuity after the Closing Date, unless they terminate earlier in accordance with their express terms.

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8.2 Indemnification. Parent, the Parent Representative, their respective officers, directors, managers, equityholders and advisors, and their respective successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnified Party” and, collectively, the “Indemnified Parties”), shall be indemnified and held harmless by InnoHold and its successors and permitted assigns (each, with respect to any claim made pursuant to this Agreement, an “Indemnifying Party”) from all Taxes, liens, debts, deficiencies, costs, charges, interest, penalties, claims and expenses, including reasonable accounting and auditors’ fees, attorneys’ fees and expenses of investigation and defense, interest, fines, and penalties (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of, or with respect to or in connection with (a) any breach or inaccuracy of any representation or warranty of (i) the Company contained in this Agreement or the Related Agreements, or (ii) InnoHold contained in this Agreement or the Related Agreements, (b) any failure by the Company or InnoHold to perform, fulfill or comply with any covenant or obligation applicable to it contained in this Agreement or the Related Agreements or (c) the “Special Indemnification Matters” referred to in the Contingency Escrow Agreement. In no event will “Losses” include any exemplary or punitive damages.

8.3 Indemnification Claims.

(a) Limitations.

(i) No investigation or knowledge by an Indemnified Party or the Parent Representative or their respective Representatives of a breach of a representation, warranty, covenant or agreement of the Company or InnoHold shall affect the representations, warranties, covenants and agreements of the Company or InnoHold or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VIII, with respect thereto.

(ii) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

(iii) For purposes of any Losses that are the subject matter of a claim for indemnification hereunder (but not for purposes of determining whether a party is entitled to indemnification hereunder), each representation and warranty and covenant in this Agreement or any Related Agreement and each certificate or document delivered pursuant hereto shall be read without regard and without giving effect to the term(s) “material”, “Company Material Adverse Effect” or any similar qualifier, as if such words and surrounding related words (e.g., “reasonably be expected to” and similar restrictions and qualifiers) were deleted from such representation and warranty or covenant.

(b) Claims for Indemnification.

(i) The Parent Representative shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article VIII, including bringing and settling any claims hereunder and receiving any notices on behalf of the Indemnified Parties. InnoHold shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this Article VIII, including defending and settling any claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(ii) In order to make a claim for indemnification hereunder, the Parent Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to InnoHold on behalf of the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Parent Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to InnoHold).

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(iii) In the case of any claim for indemnification under this Article VIII arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Parent Representative must give a Claim Notice with respect to such Third Party Claim to InnoHold promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. InnoHold will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by it, unless (i) InnoHold fails to acknowledge fully to the Parent Representative the obligations of the Indemnifying Party to the Indemnified Parties within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between and the Parent Representative on behalf of any of the Indemnified Parties in the conduct of such defense, (B) the applicable third party alleges a claim based in whole or in part upon Fraud, willful misconduct or intentional misrepresentation, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against any of the Indemnified Parties, or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the Merger Consideration. If InnoHold elects to, and is entitled, under this Section 8.3, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Parent Representative of its intent to do so, and the Parent Representative and the Indemnified Party will, at the request and expense of InnoHold, cooperate in the defense of such Third Party Claim. If InnoHold on behalf of the Indemnifying Party elects not to, or at any time is not entitled under this Section 8.3 to, compromise or defend such Third Party Claim, fails to notify the Parent Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Parent Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Parent Representative without the prior written consent of InnoHold on behalf of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. InnoHold’s right on behalf of the Indemnifying Party to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by such Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Parent Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding InnoHold’s right on behalf of the Indemnifying Party to compromise or settle in accordance with the immediately preceding sentence, InnoHold on behalf of the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Parent Representative on behalf of the Indemnified Parties; provided, however, that consent by the Parent Representative on behalf of the Indemnified Parties to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Parent Representative on behalf of the Indemnified Parties will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to InnoHold’s right on behalf of the Indemnifying Party to direct the defense.

(iv) With respect to any direct indemnification claim that is not a Third Party Claim, InnoHold, on behalf of the Indemnifying Party, will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If InnoHold, on behalf of the Indemnifying Party, does not respond within such thirty (30) days, InnoHold, on behalf of the Indemnifying Party, will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in

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this Article VIII and will have no further right to contest the validity of such Claim Notice. If InnoHold, on behalf of the Indemnifying Party, responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Parent Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Related Agreements or applicable Law.

8.4 Parent Representative.

(a) The Parent hereby designates the Parent Representative as its agent and attorney-in-fact, to take all actions under this Agreement that are to be taken by the Parent Representative, including to amend this Agreement, to waive any provision of this Agreement, to negotiate payments due pursuant to this Article VIII, to give and receive notices and communications, to authorize payment to any Indemnified Party in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any other claim by any Indemnified Party against the Parent or by the Parent against any Indemnified Party or any dispute between any Indemnified Party and the Parent, in each case relating to this Agreement or the Transactions, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Parent Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Sponsor from time to time upon not less than thirty (30) days prior written notice to the Surviving Entity and Parent; provided, however, that the Parent Representative may not be removed unless Sponsor has identified the substituted agent. No bond shall be required of the Parent Representative, and the Parent Representative shall not receive any compensation for its services. Notices or communications to or from the Parent Representative shall constitute notice to or from the Parent.

(b) Until notified in writing by the Parent Representative that it has resigned, or that it has been removed by Sponsor, the Surviving Entity and InnoHold may rely conclusively and act upon the directions, instructions and notices of the Parent Representative named above.

(c) Parent hereby authorizes the Parent Representative to:

(i) Receive all notices or documents given or to be given to the Parent pursuant hereto or in connection herewith or therewith and to receive and accept services of legal process in connection with any Proceeding arising under this Agreement;

(ii) Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement and the Transactions or thereby as the Parent Representative may in its sole discretion deem appropriate; and

(iii) Take such action as the Parent Representative may in its sole discretion deem appropriate in respect of: (A) waiving any inaccuracies in the representations or warranties of the Company or InnoHold contained in this Agreement or in any document delivered by the Company or InnoHold pursuant hereto; (B) taking such other action as the Parent Representative is authorized to take under this Agreement; (C) receiving all documents or certificates and making all determinations, in its capacity as Parent Representative, required under this Agreement; and (D) all such actions as may be necessary to carry out any of the Transactions, including the defense and/or settlement of any claims for which indemnification is sought pursuant to this Article VIII and any waiver of any obligation of the Company or InnoHold.

(d) The Parent Representative shall not be liable for any act done or omitted hereunder as Parent Representative while acting in good faith and in the exercise of reasonable judgment. Parent shall indemnify the Parent Representative and hold the Parent Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Parent Representative and arising out of or in connection with the acceptance or administration of the Parent Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Parent Representative. A decision, act, consent or instruction of the Parent Representative, including an amendment, extension or waiver of this Agreement, shall constitute a decision of Parent and shall be final, binding and conclusive upon Parent; and InnoHold may rely upon any such decision, act, consent or instruction of the Parent Representative as being

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the decision, act, consent or instruction of Parent. InnoHold is hereby relieved from any liability to any person for any decision, act, consent or instruction of the Parent Representative.

8.5 Sole Remedy. Following the Closing, the parties hereto agree that, except for the availability of injunctive or other equitable relief, or relief relating to claims based on Fraud, the rights to indemnification under this Article VIII shall be the sole remedy that any Indemnified Party will have in connection with the Transactions.

8.6 Certain Waivers. Parent, for itself and on behalf of each of its Affiliates, from and after the Closing, hereby waives, to the fullest extent permitted under applicable Law, including by contractually shortening the applicable statute of limitation, any and all rights, claims and causes of action it may have against the Company, InnoHold and any of their Affiliates relating to the operation of the Company or its respective businesses or relating to the subject matter of this Agreement or the Disclosure Schedule or the Transactions, whether arising under, or based upon, any Law (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including as may arise under common law), except for claims arising out of or related to (i) Fraud, (ii) any breach or inaccuracy of any Fundamental Representation, or (iii) any failure by the Company or InnoHold to perform, fulfill or comply with any covenant or obligation applicable to it contained in this Agreement or the Related Agreements. Furthermore, without limiting the generality of this Section 8.6, no claim shall be brought or maintained by, or on behalf of, Parent or any of its Affiliates against the Company or InnoHold, and no recourse shall be sought or granted against any of them, by virtue of, or based upon, any alleged misrepresentation or inaccuracy in, or breach of, any of the representations, warranties, covenants or agreements of the Company or any of its Affiliates or any other Person set forth or contained in this Agreement or any Related Agreement, any certificate, instrument, opinion, agreement or other document of the Company or any of its Affiliates or any other Person delivered hereunder, the subject matter of this Agreement or the Disclosure Schedule or the Transactions, the business or the ownership, operation, management, use or control of the business of the Company, any of their assets, or any actions or omissions at, or prior to, the Closing, except for claims arising out of or related to (i) Fraud, (ii) any breach or inaccuracy of any Fundamental Representation, or (iii) any failure by the Company or InnoHold to perform, fulfill or comply with any covenant or obligation applicable to it contained in this Agreement or the Related Agreements. Notwithstanding the foregoing, nothing in this Section 8.6 shall affect the rights of the Parent or its Affiliates to seek equitable of other relief pursuant to this Agreement or the Related Agreements.

Article IX
TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. Except as provided in this Section 9.1 and Section 9.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Company and the Parent;

(b) by the Parent or the Company if the Closing shall not have occurred by January 31, 2018; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by the Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Authority that would make consummation of the Closing illegal;

(d) by the Parent or the Company if the approval of the Required Approval Matters is not obtained at the Parent Stockholder Meeting (including any adjournments thereof);

(e) by the Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority, which would: (i) prohibit the Parent’s ownership or operation of any material portion of the business of the Company or (ii) compel the Parent or the Company to dispose of or hold separate all or any material portion of the business or assets of the Company as a result of the Merger;

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(f) by the Parent if there has been a material breach of any representation, warranty, covenant or agreement of the Company or InnoHold contained in this Agreement such that the conditions set forth in Section 7.2(a) would not be satisfied (treating the Closing Date for such purpose as the date of this Agreement or, if later, the date of such breach) and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company and InnoHold (but in no event later than January 31, 2018); provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; provided further, however, that the Parent is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) would not be satisfied;

(g) by the Parent if at any time prior to obtaining the Parent Stockholder Approval, the Board of Directors of the Company or the Company is in material breach of its obligations under any provision of Section 5.1;

(h) by the Company if at any time prior to obtaining the Parent Stockholder Approval, the Board of Directors of the Parent or the Parent is in material breach of its obligations under any provision of Section 5.2;

(i) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Parent contained in this Agreement such that the conditions set forth in Section 7.3(a) would not be satisfied (treating the Closing Date for such purpose as the date of this Agreement or, if later, the date of such breach) and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; provided further, however, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, such that the conditions set forth in Section 7.2(a) would not be satisfied;

(j) by the Company if there has been a Change in Recommendation; or

(k) by the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority, which would: (i) prohibit InnoHold’s ownership or operation of any material portion of the business of the Parent or (ii) compel InnoHold or the Parent to dispose of or hold separate all or any material portion of the business or assets of the Parent as a result of the Merger.

9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 6.5, 6.6, 6.7, 10.11, Article X, and this Section 9.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article IX, (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any claim based in whole or in part upon Fraud, willful misconduct or intentional misrepresentation against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Article VI), and (iii) nothing herein shall impair the right of any Party to compel specific performance by the other Party or Parties, as the case may be, of such Party’s obligations under this Agreement that survive termination in accordance with this Section 9.2.

9.3 Amendment. This Agreement may be amended by the Parties hereto at any time by execution of an instrument in writing signed on behalf of the Party against whom enforcement is sought and, in addition, by the Parent Representative.

9.4 Extension; Waiver. Parent, on the one hand, and the Company and InnoHold, on the other hand, may, to the extent legally allowed and subject to the last sentence of this Section 9.4, (a) extend the time for the performance of any of the obligations of the other Party hereto, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

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Article X
GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or overnight or same-day courier service of national reputation (including U.S. Postal Service overnight delivery), or sent via facsimile (with acknowledgment of complete transmission) or e-mail transmission (with acknowledgment of receipt) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)      if to Parent or Merger Sub, to:

Global Partner Acquisition Corp.

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Email: ellenoff@egsllp.com

sneuhauser@egsllp.com

Facsimile No.: (212) 370-7889

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Email: ellenoff@egsllp.com;

sneuhauser@egsllp.com

Facsimile No.: (212) 370-7889

(b)     if to the Company or InnoHold, to:

Purple Innovation, LLC

123 E. 200 N.

Alpine, UT 84004

Attention: Casey McGarvey

E-mail: casey@onpurple.com

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attention: Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

Facsimile No.: (801) 933-7373

(c)      if to the Parent Representative, to:

Paul Zepf

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Email: ellenoff@egsllp.com; sneuhauser@egsllp.com

Facsimile No.: (212) 370-7889

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with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Email: ellenoff@egsllp.com; sneuhauser@egsllp.com

Facsimile No.: (212) 370-7889

All such notices and communications shall be deemed to have been delivered and received (i) on the date personally delivered, (ii) one (1) Business Day after being sent by a reputable overnight delivery service, (iii) five (5) Business Days after being sent, if sent by registered or certified mail, and (iv) on the date delivered by facsimile or email with receipt of transmission confirmed during business hours on a Business Day (or one (1) Business Day after the date of delivery if delivered after business hours).

10.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, pdf or other electronic document transmission) all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all parties need not sign the same counterpart.

10.4 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Exhibits hereto, the Disclosure Schedule, the Parent Disclosure Schedule, the InnoHold Disclosure Schedule and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the consent of the Parties.

10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any Party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the Transactions, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

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10.8 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Nothing in the Disclosure Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify (a) the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure and (b) any other representation or warranty that is contained in this Agreement to the extent the relevance of such disclosure is reasonably apparent on its face to such other representation or warranty. The Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. In addition, each of the Parties acknowledges and agrees that any adjustment to the Merger Consideration as a result of the application of any provision of this Agreement, the Related Agreements or any of the other agreements contemplated hereby or thereby does not prejudice or limit in any respect whatsoever any Party’s rights to indemnification under any other provision of this Agreement, the Related Agreements or any other agreements contemplated hereby or thereby, except to the extent that such a recovery would result in a duplication of damages. All references to dollars or “$” shall refer to U.S. dollars unless otherwise indicated.

10.9 Successors and Assigns. Subject to Section 10.4, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

10.10 Third Party Beneficiaries. Other than the rights of the Indemnified Parties specified herein, nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.11 Trust Account Waiver. Reference is made to the IPO Prospectus and the Parent’s Current Report on Form 8-K dated August 4, 2017. Each of the Company and InnoHold warrants and represents that it has read the IPO Prospectus and such Form 8-K and understands that Parent has established the Trust Account containing the proceeds of the IPO (including interest accrued from time to time thereon) for the benefit of the Parent’s public stockholders (the “Public Stockholders”) (including overallotment shares acquired by the Parent’s underwriters) and that, except as otherwise described in the IPO Prospectus and the Form 8-K, the Parent may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Parent Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”), (b) to the Parent Stockholders if the Parent fails complete a Business Combination by November 6, 2017 (or February 5, 2018 if the Parent has executed a definitive agreement for a Business Combination by November 6, 2017) or such earlier date as determined by the Parent’s board of directors), unless extended, (c) to pay any taxes and for working capital purposes from the interest accrued in the Trust Account and (d) to the Parent after or concurrently with the consummation of its Business Combination. Upon the Closing, the Parent shall cause the Trust Account to be disbursed to the Parent and as otherwise contemplated by this Agreement. For and in consideration of the Parent entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and InnoHold hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company or InnoHold, nor any of their respective Affiliates, does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Parent or its Representatives, on the one hand, and the Company and InnoHold, and their respective Representatives, on the other hand, this Agreement or any other matter, and regardless of whether such claim

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arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Trust Claims”). Each of the Company and InnoHold, on behalf of itself and its Affiliates hereby irrevocably waives any Released Trust Claims that such Party or its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the Parent or its Affiliates) ; provided, however, that (i) nothing in this Section 10.11 shall serve to limit or prohibit the Company’s right to pursue a claim against the Parent for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, and (ii) nothing in this Section 10.11 shall serve to limit or prohibit any claims that the Company or InnoHold may have in the future against the Parent’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account to the Parent other than for redemption of the Public Stockholders and any assets that have been purchased or acquired with any such funds) provided, in the case of clauses (i) or (ii), that such claim shall not, directly or indirectly, constitute a claim against or affect assets held within the Trust Account. Each of the Company and InnoHold agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Parent and its Affiliates to induce the Parent to enter in this Agreement, and each of the Company and InnoHold further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent the Company or InnoHold, or any of their respective Affiliates, commences any action or Proceeding based upon, in connection with, relating to or arising out of any matter relating to the Parent or its Representatives, which Proceeding seeks, in whole or in part, monetary relief against the Parent or its Representatives, each of the Company and InnoHold hereby acknowledges and agrees its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit any of the Company or InnoHold, or any of their respective Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, InnoHold or any of their respective Affiliates commences Proceeding based upon, in connection with, relating to or arising out of any matter relating to the Parent or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Parent and its Representative, if the prevailing party shall be entitled to recover from the Company, InnoHold, or any of their respective Affiliates, the associated legal fees and costs in connection with any such Proceeding, in the event the Parent or its Representatives, as applicable, prevails in such Proceeding. This Section 10.11 shall survive termination of this Agreement for any reason.

10.12 Legal Representation.

(a) The Parent and Parent Sub agree and acknowledge that Dorsey & Whitney LLP (“Dorsey”) has represented the Company and InnoHold in connection with the Transactions and the Related Documents. The Parent (on its behalf and on behalf of its Affiliates) further agrees that, notwithstanding anything in this Agreement to the contrary, as to all communications among any of Dorsey, the Company and InnoHold (including any their respective directors, officers, members, managers or employees) that relate exclusively to this Agreement or the Transactions and prior agreements or transactions of a similar nature, the attorney-client privilege and the expectation of client confidence belongs to the Company and InnoHold and shall be controlled by the Company and InnoHold and shall not pass to or be claimed by the Parent or any of its Affiliates. Notwithstanding anything to the contrary contained herein, in the event that after the Closing a dispute arises between the Parent or any of its agents or Affiliates and a Person other than the Parent or any of its agents or Affiliates, then the Parent or any of its agents or Affiliates, as applicable, may assert the attorney-client privilege to prevent disclosure of confidential communications to or from Dorsey.

(b) The Company and InnoHold agree and acknowledge that Ellenoff Grossman & Schole LLP (“EGS”) has represented the Parent and the Merger Sub in connection with the Transactions and the Related Documents. The Company and InnoHold (on their own behalf and on behalf of their respective Affiliates) further agree that, notwithstanding anything in this Agreement to the contrary, as to all communications among any of EGS, the Parent, and the Merger Sub (including any of their respective directors, officers, members, managers or employees) that relate exclusively to this Agreement or the Transactions and prior agreements or transactions of a similar nature, the attorney-client privilege and the expectation of client confidence belongs to the Parent and the Merger Sub and shall be controlled by the Parent and the Merger Sub and shall not pass to or be claimed by the Company or InnoHold or their respective Affiliates. Notwithstanding anything

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to the contrary contained herein, in the event that after the Closing a dispute arises between the Company or InnoHold or any of their respective agents or Affiliates and a Person other than the Company or InnoHold or any of its agents or Affiliates, then the Company or InnoHold or any of their respective agents or Affiliates, as applicable, may assert the attorney-client privilege to prevent disclosure of confidential communications to or from EGS.

(c) Each of the Parties acknowledges and agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees, and Affiliates that the Company and InnoHold are the clients of Dorsey. After the Closing, it is possible that Dorsey will seek to represent the Parent and its Affiliates (individually and collectively, the “Parent’s Group”) in connection with the Transactions or the Related Documents and any claims made thereunder pursuant to this Agreement or the Related Documents. The Parties hereby agrees that neither the Parent’s Group nor any Affiliate thereof shall retain Dorsey to represent the Parent’s Group or any Affiliate thereof following the Closing in connection with any issues that may arise under this Agreement or the Parent Documents or any claims that may be made pursuant to this Agreement or the Related Documents, without the express prior written consent of the Parent Representative in each instance in its sole discretion.

10.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

10.14 Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest audited Financial Statements. In any event, the Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the Transactions, (ii) shall be based on facts and circumstances as they exist at or prior to the Closing and shall exclude the effect of any act, decision or event occurring after the Closing (provided, that any accounts receivable as of the Closing that are determined after the Closing to be uncollectible will be taken into account for purposes of the Closing Statement and the determination of the Final Merger Consideration) and (iii) shall follow the defined terms contained in this Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as it may be amended from time to time (or any corresponding provisions of succeeding law).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the Introduction.

“Agreement to Assign Warrants” shall mean the agreement to assign warrants in substantially the form attached hereto as Exhibit O.

“Amended and Restated Bylaws of the Parent” shall mean the amended and restated bylaws of the Parent in form and substance substantially similar to the form thereof attached hereto as Exhibit D-2.

“Amended and Restated Certificate of Incorporation of the Parent” shall mean the amended and restated certificate of incorporation of the Parent in form and substance substantially similar to the form thereof attached hereto as Exhibit D-1.

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“Amended and Restated LLC Agreement” shall have the meaning set forth in Section 1.4(b).

“Amended EdiZONE Agreement” shall have the meaning set forth in Section 2.9(e)

“Anti-Corruption and Anti-Bribery Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder, or any other applicable United States or foreign anti-corruption or anti-bribery laws or regulations.

“Antitrust Laws” shall have the meaning set forth in Section 6.9(c).

“Balance Sheet” shall mean the balance sheet of the Company as at the Balance Sheet Date.

“Balance Sheet Date” means December 31, 2016.

“Benefit Plan” shall have the meaning set forth in Section 2.17(a).

“Business” shall mean the business of the Company as currently conducted or as currently proposed to be conducted.

“Business Combination” shall have the meaning set forth in Section 10.11.

“Business Day(s)” shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by Law or executive order to close.

“Capitalized Lease Obligation” shall mean, as of any date of determination, any obligation that is required to be classified and accounted for as a capitalized lease on the face of the balance sheet of the applicable Person as of such date prepared in accordance with GAAP and the amount of Indebtedness represented by any such obligation as of such date shall be the capitalized amount of such obligation that would appear on the face of such balance sheet.

“Cash Consideration” shall have the meaning set forth in Section 1.7.

“Certificate of Merger” shall have the meaning set forth in Section 1.2.

“Change in Recommendation” shall have the meaning set forth in Section 6.2.

“Claim Notice” shall have the meaning set for in Section 8.3(b)(ii).

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Balance Sheet” shall have the meaning set forth in Section 1.14(a).

“Closing Date” shall have the meaning set forth in Section 1.2.

“Closing Filing” shall have the meaning set forth in Section 6.7(b).

“Closing Press Release” shall have the meaning set forth in Section 6.7(b).

“Closing Statement” shall have the meaning set forth in Section 1.14(a).

“COBRA” shall have the meaning set forth in Section 2.17(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Introduction.

“Company Charter Documents” shall mean the certificate of formation and operating agreement, each as amended to the date hereof, of the Company.

“Company Closing Members” shall have the meaning set forth in Section 1.7(d)

“Company Contracts” shall mean all Contracts set forth or required to be set forth in Section 2.11(a) of the Disclosure Schedule.

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“Company Data” shall mean all data and information transmitted, processed, analyzed, generated, maintained or stored on or by the Company IT Systems (which shall include outsourced systems), including Personal Information.

“Company Directors” shall have the meaning set forth in Section 6.15.

“Company Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time at or before the Effective Time, includes or included the Company or any direct or indirect predecessor of the Company, or any other group filing Tax Returns on a combined, consolidated or unitary basis that, at any time at or before the Effective Time, includes or included the Company or any direct or indirect predecessor of the Company.

“Company Intellectual Property” shall mean the Owned Company Intellectual Property and the Licensed Company Intellectual Property, including the Company Data.

“Company IT Systems” shall mean all information technology and computer systems (including Software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines), whether or not in electronic format, owned by, used in or necessary for the conduct of the business of the Company.

“Company LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement, dated as of January 16, 2017, of the Company, as amended.

“Company Material Adverse Effect” shall mean any change, event, development, circumstance or effect that has had, or would reasonably likely expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of the Company or (ii) the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Related Agreements to which it is a party or by which it or any of its properties or assets is bound, or to perform its obligations hereunder or thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which the Company operates; (b) any change in financing, banking or securities markets generally; (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent; (e) any natural or man-made disaster or acts of God; provided, in each case, that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on the Company, taken as a whole, relative to other Persons in the industries or markets in which the Company operate; or (f) the inability of the Company to compile and provide all financial statements of the Company for the fiscal years 2014 and 2015 required to be included in the Form 8-K to be filed within four business days of the Closing or, alternatively, obtain from the SEC a waiver of the requirement to include certain of such financial statements in such Form 8-K.

“Company Privacy Policies” shall have the meaning set forth in Section 2.10(d).

“Company Products” shall have the meaning set forth in Section 2.9(l).

“Company Property” shall have the meaning set forth in Section 2.8(b)(iii).

“Company Units” shall have the meaning given to the term “Common Units” in the Company LLC Agreement. For the avoidance of doubt, the term Company Units shall not include profit interests in the Company.

“Company Unit Certificates” shall have the meaning set forth in Section 1.9.

“Company Software” shall mean all Owned Company Software and Licensed Company Software.

“Confidential Information” shall have the meaning set forth in Section 6.5.

“Consent” shall mean any consent, approval, waiver, license, permit, franchise, authorization or Judgment.

“Contingency Escrow Agreement” shall mean the Contingency Escrow Agreement in substantially the form attached hereto as Exhibit R.

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“Contract” shall mean any written or oral agreement, contract, subcontract, lease, arrangement, understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, obligation, commitment or undertaking of any nature.

“Conversion” shall have the meaning set forth in the Recitals.

“Convertible Securities” of any Person shall mean any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any such Person or any of its Subsidiaries is a party or by which such Person or any of its assets is bound (a) obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, such Person or into any Voting Debt of such Person, (b) obligating such Person to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares or other equity interests in such Person.

“Copyrights” shall mean all works of authorship (whether or not published and whether or not copyrightable), copyrights, moral rights, designs and mask works and registrations (and any similar rights) and applications therefor.

“D&O Insurance” shall have the meaning set forth in Section 6.17.

“Disclosure Schedule” shall have the meaning set forth in Article II.

“Dispute Resolution Arbiter” shall have the meaning set forth in Section 1.14(b).

“Dorsey” shall have the meaning set forth in Section 10.12(a).

“EdiZONE” shall mean EdiZONE, LLC, a Delaware limited liability company, and its successors.

“Effective Time” shall have the meaning set forth in Section 1.2.

“EGS” shall have the meaning set forth in Section 10.12(b).

“Employment Agreement” shall have the meaning set forth in the Recitals.

“Enterprise Value” shall mean Nine Hundred Million Dollars ($900,000,000); provided, however, that if on or prior to the Closing the Company markets or consummates a Permitted Transaction in which the aggregate enterprise value of the Company (including any private company discount) shall be less than Eight Hundred Million Dollars ($800,000,000), the Enterprise Value of the Company, for the purposes of determining the Merger Consideration, shall be reduced dollar for dollar by the amount that such enterprise value in the Permitted Transaction is less than the Eight Hundred Million Dollars ($800,000,000).

“Environmental Laws” shall mean all United States federal Laws, and all state, local and foreign Laws, relating to pollution or protection of the environment, exposure of any individual to Hazardous Materials, and Laws which prohibit, regulate or control any Hazardous Material, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, sale, or the exposure of others to, recycling, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or any product containing any Hazardous Material, and including related electronic waste, product content or product take-back requirements.

“Environmental Permits” shall have the meaning set forth in Section 2.8(d).

“EquaPressure” shall have the meaning set forth in Section 2.2(f).

“EquaPressure Merger” shall have the meaning set forth in Section 2.2(f).

“Equity Consideration” shall have the meaning set forth in Section 1.7(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” shall mean each Subsidiary of the Company or other Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“Estimated Closing Cash Consideration” shall have meaning set forth in Section 1.8(a).

“Estimated Closing Statement” shall have the meaning set forth in Section 1.13(a).

“Estimated Closing Balance Sheet” shall have the meaning set forth in Section 1.13(a).

“Estimated Indebtedness” shall have the meaning set forth in Section 1.13(a).

“Estimated Total Expenses” shall have the meaning set forth in Section 1.13(a).

“Excess Amount” shall have the meaning set forth in Section 1.15(a).

“Exchange Act” shall mean the Securities Exchange Act 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Exchange Agreement” shall mean the agreement in the form attached hereto as Exhibit M.

“Expenses” shall have the meaning set forth in Section 6.6.

“Family” shall mean with respect to an individual, (A) the individual’s spouse and any former spouses, (B) any other individual who is related to the individual or the individual’s spouse (or any former spouse) within the second degree and (C) any other individual who resides with such individual.

“Federal Securities Laws” shall mean the Exchange Act and the Securities Act.

“Filing” shall mean any registration, declaration, registration, notice, report, submission or other filing.

“Final Merger Consideration” shall have the meaning set forth in Section 1.14(a).

“Financial Statements” shall mean (a) the balance sheets of the Company as at December 31, 2016 and December 31, 2015; (b) the statements of operations, cash flows and members’ capital of the Company for each of the years ended December 31, 2016 and December 31, 2015; (c) the Interim Balance Sheet; and (d) unaudited statements of operations, cash flows and members’ capital of the Company for the six-month period ended June 30, 2017 (in each case prepared in accordance with GAAP applied on a basis consistent with prior periods, except as otherwise noted therein or in Section 2.5 of the Disclosure Schedule).

“Fraud” shall mean as to any Person, a claim for fraud based on a representation or warranty contained in this Agreement or any Related Document made by such Person with the intent to induce another Person to act or refrain from action, and where (a) such representation or warranty was inaccurate, (b) such first Person had knowledge of the inaccuracy of such representation or warranty or made such representation or warranty with reckless disregard or indifference as to the accuracy of such inaccurate representation, and (c) the other Person acted or failed to act in reliance on such representation or warranty and suffered Losses as a result of such reliance.

“Fundamental Representations” shall have the meaning set forth in Section 8.1.

“Fundamental Representations Survival Date” shall have the meaning set forth in Section 8.1.

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Authority” shall mean any court, administrative agency or commission or other federal, state, county, local or other foreign governmental or regulatory authority, instrumentality, agency or commission.

“Hazardous Materials” shall mean any material, emission, or substance that has been designated by a Governmental Authority to be or is regulated under any Environmental Law as a pollutant, contaminant, hazardous, toxic, radioactive or biological waste, or otherwise a danger to health, reproduction or the environment, including asbestos-containing materials (ACM), mold, and petroleum and petroleum products or any fraction thereof.

“HIPAA” shall have the meaning set forth in Section 2.17(e).

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“In-Licenses” shall have the meaning set forth in Section 2.9(h).

“Indebtedness” shall mean, with respect to any Person, all Liabilities, including any applicable principal, penalties (including with respect to any prepayment thereof), interest and premiums, (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar obligations, (c) for Capitalized Lease Obligations, (d) for reimbursement obligations in respect of any letter of credit, banker’s acceptance, performance bonds or similar credit transaction, (e) for the deferred purchase price of property or services or similar obligations (including any earn-outs but excluding trade payables incurred in the ordinary course of business), (f) for unpaid management fees or overdrafts (if any), (g) under any currency forward, interest rate or other hedging or swap agreements or instrument, (h) accounts payable more than 30 days past due, (i) amounts due for accrued and unpaid taxes (including, without limitation, sales and use taxes (or taxes of a similar nature) as of the Closing, and (j) in the nature of guarantees of or for the payment of the obligations described in the preceding clauses (a)-(i) which such Person is responsible or liable as obligor, surety or otherwise. For the avoidance of doubt, Indebtedness shall include the amounts owing under any convertible notes or similar convertible obligations, to the extent such notes or obligations are not converted into equity prior to the Closing.

“Indemnified Parties” shall have the meaning set forth in Section 8.2.

“Indemnifying Parties” shall have the meaning set forth in Section 8.2.

“Information Privacy and Security Laws” shall mean all Laws with respect to the collection, use, sharing, disclosure, storage, transfer and protection or other processing of Personal Information and Online Tracking Data from misappropriation, unauthorized disclosure and unauthorized access, which are applicable to the Company, including Laws related to unsolicited electronic and mobile communications.

“Infringe” or “Infringing” shall have the meaning set forth in Section 2.9(e).

“InnoHold” shall have the meaning set forth in the Introduction.

“InnoHold Charter Documents” shall mean the certificate of formation and operating agreement, each as amended to the date hereof, of InnoHold.

“InnoHold Disclosure Schedule” shall have the meaning set forth in Article IV.

“InnoHold Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“Intellectual Property” shall mean all intellectual property rights and similar rights arising from or associated with the following, whether protected, created, or arising under the Laws of the United States or any other jurisdiction: (a) trade names, trademarks, service marks, trade dress, logos, slogans and other distinctive identifiers of source (whether or not registered), including all goodwill associated therewith, and all applications (including intent to use applications) to register any of the foregoing and all registrations and renewals therefor; (b) Patents; (c) Copyrights; (d) Trade Secrets; (e) domain names and other Internet addresses or identifiers; (f) Software; (g) tangible embodiments of any of the foregoing and (h) any other intellectual property rights or similar rights of any kind or nature.

“Interim Balance Sheet” shall mean the unaudited balance sheet of the Company as of June 30, 2017.

“Interim Period” shall have the meaning set forth in Section 5.1.

“IP Agreement” shall mean the agreement referred to in Section 7.2(p) hereof.

“IPO” shall mean the initial public offering of the Parent pursuant to a registration statement on Form S-1 in the form filed with the SEC on July 29, 2015 (SEC File No. 333-204907).

“IPO Prospectus” shall mean the final prospectus filed by the Parent with the SEC pursuant to Rule 424(b)(4) under the Securities Act on July 30, 2015.

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“Judgment” shall mean any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, binding memorandum of understanding or other Contract with, any Governmental Authority (in each case whether temporary, preliminary or permanent).

“Key Employees” shall have the meaning set forth in Section 7.2(j).

“Knowledge” or “Known” when used with respect to (a) the Company or InnoHold, shall mean the actual knowledge of any fact, circumstance or condition of those individuals set forth in Exhibit G attached hereto, and (b) Parent, means the actual knowledge of any fact, circumstance or condition of those officers of Parent set forth in Exhibit H attached hereto, and, in each case of clauses (a) and (b), the knowledge that such individuals would have had if such individuals had conducted a reasonable inquiry of the other individuals, executives and managers having primary responsibility for such matters.

“Large Resellers” shall have the meaning set forth in Section 2.21(e).

“Law” shall mean any foreign, federal, state or local law, statute, regulation, constitution, ordinance, code, edict, rule, order, injunction, judgment, doctrine, decree, directive, ruling, writ, requirement, assessment, award or arbitration award of a Governmental Authority, settlement, Contract or governmental requirement enacted, promulgated, entered into, or imposed by, any Governmental Authority (including, for the sake of clarity, common law).

“Leased Real Property” shall have the meaning set forth in Section 2.8(b)(i).

“Liability” shall mean any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP).

“Licensed Company Intellectual Property” shall mean all of the Intellectual Property that is licensed or purported to be licensed by the Company, including the Licensed Company Software.

“Licensed Company Software” shall mean all Software that is licensed or purported to be licensed by the Company.

“Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

“Lock-Up Agreements” shall mean lock-up agreement among the Parent, Surviving Entity and the Company Closing Members in the form attached hereto as Exhibit J.

“Losses” shall have the meaning set forth in Section 8.2.

“Material Interest” shall mean such term as defined in the definition of “Related Person” in this Section.

“Material Security Breach” shall have the meaning set forth in Section 2.10(a).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in Section 1.7.

“Merger Sub” shall have the meaning set forth in the Introduction.

“Merger Sub Charter Documents” shall mean the certificate of formation, operating agreements, by-laws, business license, certificates of approval and articles of association (or comparable documents), each as amended to date, of the Merger Sub.

“Minimum Parent Cash” shall have the meaning set forth in Section 7.1(f).

“Net Parent Cash” shall have the meaning set forth in Section 1.7(c).

“Open Source Software” means any software that is available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any license that is approved by the Open Source Initiative (www.opensource.org/licenses).

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“Objections Statement” shall have the meaning set forth in Section 1.15(a).

“Online Tracking Data” shall mean means all applicable Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing Personal Information or other tracking of online consumer behaviors including federal, state or foreign laws or regulations regarding (i) data privacy and information security, (ii) data breach notification (as applicable), (iii) unfair or deceptive practices and (iv) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data.

“Operating Agreement” shall mean that certain LLC Agreement of the Company, executed as of January 16, 2017 and effective as of December 30, 2016, as amended by an amendment thereto approved by the Board of Directors and Members of the Company dated April 18, 2017.

“Order” shall mean any order issued by any court of competent jurisdiction or other order, restraint, prohibition or mandate issued by an administrative agency or commission or other Governmental Authority or instrumentality.

“Other Real Property” shall have the meaning set forth in Section 2.8(b)(ii).

“Owned Company Intellectual Property” shall mean all of the Intellectual Property that is owned or purported to be owned by the Company, including the Owned Company Software.

“Owned Company Software” shall mean all Software that is owned by the Company.

“Parent” shall have the meaning set forth in the Introduction.

“Parent Acquisition Transaction” shall have the meaning set forth in Section5.4.

“Parent Board Recommendation” shall have the meaning set forth in Section 6.2.

“Parent Certificate” shall mean a certificate signed by any officer of the Parent: (A) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (B) specifying in reasonable detail the facts and circumstances of individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

“Parent Charter Documents” shall mean the certificate of incorporation and by-laws (or comparable documents), each as amended to the date hereof, of the Parent.

“Parent Class A Common Stock” shall mean the Class A Common Stock of the Parent to be issued upon the filing of the Amended and Restated Certificate of Incorporation of the Parent.

“Parent Class B Common Stock” shall mean the Class B Common Stock of the Parent to be issued pursuant to the Merger.

“Parent Common Stock” shall mean the Common Stock of Parent, par value $0.0001 per share.

“Parent Director” shall have the meaning set forth in Section 6.15.

“Parent Disclosure Schedule” shall have the meaning set forth in Article III.

“Parent Financials” shall have the meaning set forth in Section 3.9(b).

“Parent Material Adverse Effect” shall mean any change, event, development, circumstance or effect that has, or would reasonably likely be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets (whether tangible or intangible), condition (financial or otherwise), operations or capitalization of the Parent; or (ii) the ability of the Parent or the Merger Sub on a timely basis to consummate the transactions contemplated by this Agreement or the Related Agreement to which either of them is a party or bound or to perform their respective obligations hereunder or thereunder; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Parent Material Adverse Effect shall have occurred: (a) any changes in general economic conditions in the industries or markets in which the Parent operates; (b) any change in financing, banking or securities markets generally; (c) any act of

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war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto; (d) any action expressly required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; or (e) any natural or man-made disaster or acts of God; provided , in each case, that such effects do not, in the aggregate, have a materially disproportionate adverse impact on the Parent, relative to other Persons in the industries or markets in which the Parent operates.

“Parent Representative” shall have the meaning set forth in the Introduction.

“Parent Stockholders” has the meaning set forth in Section 6.1(a).

“Parent Stockholder Approval” shall have the meaning set forth in Section 3.11.

“Parent Stockholder Meeting” shall have the meaning set forth in Section 6.1(a).

“Parent Stockholder Redemption” shall have the meaning set forth in Section 6.1(a).

“Parent’s Group” shall have the meaning set forth in Section 10.12(c).

“Party” or “Parties” shall have the meaning set forth in the Introduction.

“Patents” shall mean all inventions (whether or not patentable and whether or not reduced to practices), improvements thereto, and patents and patent applications (including any similar applications under applicable laws), including continuation, provisional, divisional, continuation-in-part, reexamination, revisions, and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models and industrial designs.

“Payor” shall mean, individually or collectively, any payment program and any other governmental or non-governmental agency that pays the Company, in-whole or in-part, for goods or services provided by the Company.

“PCAOB” shall have the meaning set forth in Section 2.5(g).

“Permits” shall mean any right, privilege, qualification, certificate, license, permit, authorization or approval pursuant to applicable Laws.

“Permitted Liens” shall mean (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Related Agreement.

“Permitted Transaction” shall mean (a) a private placement of equity by the Company, (b) any ordinary course financing to the Company from a bona fide lending institution (e.g., leases or installment financing on capital assets, or a loan or line of credit for operating capital), or (c) any mezzanine, second lien, bridge or similar financing to the Company, in any case of clauses (a) through (c), in an amount not to exceed $100 million in the aggregate for all such transactions and so long as no such transactions, individually or in the aggregate, will, or would reasonably be expected to, prohibit, impair or delay the Transactions.

“Person” shall mean any natural person, company, corporation, limited liability company, general or limited partnership, trust, proprietorship, joint venture, or other business entity, unincorporated association, organization or enterprise, or any Governmental Authority.

“Personal Information” shall mean all information in any form that identifies or could be used to identify an individual and which is subject to specific privacy or security protection as enumerated in any Information Privacy and Security Laws.

“Personnel” shall mean all former and current managers, officers, directors, employees, agents, consultants and independent contractors of the Company who have contributed to or participated in the conception, development or maintenance of the Owned Company Intellectual Property.

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“Policies” shall have the meaning set forth in Section 2.13.

“Post-Closing Parent Board” shall have the meaning set forth in Section 6.17.

“Post-Closing Parent Cash” shall mean $40,000,000, plus an amount equal to the excess, if any, of the Net Parent Cash over the Minimum Parent Cash, up to an aggregate of an additional $10,000,000. To the extent that the Net Parent Cash exceeds the Minimum Parent Cash by more than $10,000,000, the Parent and the Company will negotiate reasonably and in good faith and agree prior to the Closing upon the percentage of the amounts over $10,000,000 that will be included as Post-Closing Parent Cash.

“Proceeding” shall mean any suit, action, proceeding, assessment, arbitration, audit, hearing, survey, inspection, investigation or integrity review (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Product Notice” shall have the meaning set forth in Section 2.16(g).

“Product Safety Organization” shall have the meaning set forth in Section 2.16(g).

“Proprietary Information, Invention Assignment, and Non-Competition Agreement” shall mean the form of Proprietary Information, Invention Assignment, and Non-Competition Agreement attached hereto as Exhibit P.

“Proxy Documents” shall have the meaning set forth in Section 6.1.

“Proxy Statement” shall have the meaning set forth in Section 6.1.

“Public Certifications” shall have the meaning set forth in Section 3.9(a).

“Public Stockholders” shall have the meaning set forth in Section 10.11.

“Purple Innovation Equity Incentive Plan” shall mean the equity incentive plan of the Parent to be approved in accordance with Section 6.1(a).

“Purple Team Reorganization” shall mean the merger of Purple Team LLC with and into InnoHold, upon the terms and conditions set forth in Exhibit N hereto.

“Real Property Lease” shall have the meaning set forth in Section 2.8(i).

“Reference Statement” shall have the meaning set forth in Section 1.15(d).

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the Transactions, including any payments by the Parent hereunder to occur at the Closing, but giving effect to any obligations in respect of Total Expenses that are contingent upon the consummation of the Closing).

“Registered Owned Company Intellectual Property” shall have the meaning set forth in Section 2.9(b).

“Registration Rights Agreement” shall have the meaning set forth in Section 7.3(e).

“Related Agreements” shall mean each agreement, instrument or document attached hereto as an Exhibit, including the Certificate of Merger, the Employment Agreements, the Lock-Up Agreement, the Registration Rights Agreement, the Amended and Restated LLC Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Purple Innovation Equity Incentive Plan, the Proprietary Information, Invention Assignment and Non-Competition Agreements, the Lock-Up Agreements, the Non-Competition and Non-Solicitation Agreement, the Agreement to Assign Warrants, the Sponsor Share Agreement, the Amended EdiZONE Agreement, the Contingency Escrow Agreement and other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Related Person” shall mean (a) with respect to any Person that is not an individual, (i) any Affiliate of such Person, (ii) any Person that serves as a director, officer, partner, executor, or trustee of such Person or an Affiliate of such Person (or in any other similar capacity), (iii) any Person with respect to which such Person or an Affiliate of such Person serves as a general partner or trustee (or in any other similar capacity), (iv) any Person that has direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting

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interests representing at least 10% of the outstanding voting power or equity securities or other equity interests representing at least 10% of the outstanding equity interests (a “Material Interest”) in such Person and (v) any Person in which such Person or an Affiliate of such Person holds a Material Interest and (b) with respect to any Person that is an individual (i) each other member of such individual’s Family, (ii) any Affiliate of such Person or one or more members of such Person’s Family, (iii) any Person in which such Person or members of such Person’s Family hold (individually or in the aggregate) a Material Interest and (iv) any Person with respect to which such Person or one or more members of such Person’s Family serves as a director, officer, partner, executor, or trustee (or in any other similar capacity).

“Release” shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping, pouring, emanation or migration of any Hazardous Material in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Released Claims” shall have the meaning set forth in Section 6.14.

“Released Parties” shall have the meaning set forth in Section 6.14.

“Releasing Parties” shall have the meaning set forth in Section 6.14.

“Released Trust Claims” shall have the meaning set forth in Section 10.11.

“Representative” shall mean with respect to any Person, any director, officer, partner, member, stockholder, Affiliate, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Required Approval Matters” shall have the meaning set forth in Section 6.1(a).

“Resolution Period” shall have the meaning set forth in Section 1.14(a).

“Schedule Supplement” shall have the meaning set forth in Section 6.11.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in Section 3.9.

“Section 16” shall have the meaning set forth in Section 6.3.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Shared Services Agreement” shall mean that certain Shared Services Agreement executed as of February 10, 2017 and effective as of January 1, 2017 by and between the Company and EdiZONE as the same may have been amended, supplemented, modified, restated or replaced, with respect to the provision of certain support services by the Company to EdiZONE.

“Shortfall” shall the meaning set forth in Section 1.15(b).

“Shrink Wrap Code” shall mean any generally commercially available Software in executable code form (other than development tools and development environments) that is available for a cost of not more than $1,000 for a perpetual license for a single user or workstation (or $5,000 in the aggregate for all users and workstations).

“Signing Filing” shall have the meaning set forth in Section 6.7(b).

“Signing Press Release” shall have the meaning set forth in Section 6.7(b).

“Software” shall mean computer software programs and software systems, including databases, compilations, tool sets, compilers, higher level or “proprietary” languages and related documentation and materials, including programmers’ notes and source code annotations, user manuals and training materials, whether in source code or other human readable form or object code, all descriptions, flow-charts and other work product and technology used to design, plan, organize, maintain, support or develop any of the foregoing, and the contents and audiovisual displays on any web sites.

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“Sponsor” means Global Partner Sponsor I LLC, a Delaware limited liability company.

“Sponsor Share Agreement” shall mean the agreement in substantially the form attached hereto as Exhibit L.

“Subsidiary” of any Person shall mean another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

“Surviving Entity” shall have the meaning set forth in Section 1.1.

“Surviving Entity Class A Units” shall have the meaning set forth in Section 1.6(b).

“Surviving Entity Class B Units” shall have the meaning set forth in Section 1.6(c).

“Surviving Entity Documents” shall mean the Amended and Restated LLC Agreement, the Certificate of Merger, and the Exchange Agreement.

“Tax” or “Taxes” shall mean (a) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions, levies and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, license, registration, documentary, stamp, franchise, withholding, payroll, recapture, employment, estimated and property taxes as well as public imposts, fees, social security charges (including health, unemployment and pension insurance) and liabilities under escheat, unclaimed property or any similar Law, together with all interest, penalties and additions imposed with respect to such amounts, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or similar group for any period (including any arrangement for group or consortium relief or similar arrangement), and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor or transferor or otherwise by operation of law.

“Tax Receivable Agreement” shall mean the agreement in the form attached hereto as Exhibit F.

“Tax Return” shall mean all U.S. federal, state, local and non-U.S. returns, estimates, information statements, forms, declarations, documents and reports, including any attachments or schedules thereto and amendments thereof, required to be filed with a Taxing authority.

“Territories” shall have the meaning set forth in Section 2.9(l).

“Third Party Claim” shall have the meaning set forth in Section 8.3(b)(iii).

“Total Expenses” means all fees and expenses of the Company incurred or payable as of the Effective Time and not paid prior to the Effective Time (i) in connection with the consummation of the Transactions, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of the Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any of the Company at or after the Closing pursuant to any agreement to which any of the Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions, (iii) any Transfer Taxes, and (iv) any other expenses or obligations the Company, regardless of when paid or payable or fixed or contingent, relating to the Transactions.

“Top Payor” shall have the meaning set forth in Section 2.21(a).

“Top Vendor” shall have the meaning set forth in Section 2.21(c).

“Trade Secrets” shall mean all non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, customer lists, specifications, research and development information, technology and product roadmaps, databases, and other proprietary or

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confidential information, in each case protectable under the laws of an applicable jurisdiction, excluding any Copyrights or Patents that may cover or protect any of the foregoing.

“Transactions” shall have the meaning set forth in the Recitals.

“Transfer Tax” shall mean transfer, sales, use, stamp, documentary, registration, conveyance, recording or other similar Tax or governmental fee incurred as a result of the consummation of the Transactions.

“Trust Account” shall mean means the segregated trust account of the Parent at Continental Stock Transfer and Trust Company, with Continental Stock Transfer and Trust Company, acting as trustee.

“Trust Agreement” shall mean that certain Investment Management Trust Account Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and Parent, as amended on August 3, 2017.

“Voting Debt” of any Person, shall mean any bonds, debentures, notes or other Indebtedness of such Person or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares in the capital stock of such Person or holders of equity interests in such Person may vote.

“WARN Act” shall have the meaning set forth in Section 2.6(j).

[Signature pages follow]

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IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Parent Representative and InnoHold have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

 [Signature Page to Agreement and Plan of Merger]

Annex A-75

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Parent Representative and InnoHold have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

PURPLE INNOVATION, LLC

By:	/s/ Sam Bernards
Name:	Sam Bernards
Title:	Chief Executive Officer

 [Signature Page to Agreement and Plan of Merger]

Annex A-76

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Parent Representative and InnoHold have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

PRPL ACQUISITION, LLC

By:	Global Partner Acquisition Corp., its sole member

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

 [Signature Page to Agreement and Plan of Merger]

Annex A-77

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Parent Representative and InnoHold have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

PARENT REPRESENTATIVE

Global Partner Sponsor I LLC

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Manager

 [Signature Page to Agreement and Plan of Merger]

Annex A-78

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Parent Representative and InnoHold have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

INNOHOLD, LLC

By:	/s/ Terry Pearce
Name:	Terry Pearce
Title:	Manager

By:	/s/ Tony Pearce
Name:	Tony Pearce
Title:	Manager

 [Signature Page to Agreement and Plan of Merger]

Annex A-79

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GLOBAL PARTNER ACQUISITION CORP.

[•], 2017

Global Partner Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.          The name of the Corporation is “Global Partner Acquisition Corp.”. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 19, 2015 (the “Original Certificate”).

2.          The Original Certificate was restated, integrated and amended by the provisions of the Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”) which was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) on July 29, 2015.

3.          This Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.

4.          This Amended and Restated Certificate restates, integrates and amends and restates provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5.          The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Purple Innovation, Inc.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III
REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, New Castle County, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1          Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is Three Hundred and Five Million (305,000,000) shares, consisting of (a) Two Hundred and Ten Million (210,000,000) shares of class A common stock, par value $0.0001 per share (the “Class A

Annex B-1

Common Stock”), (b) Ninety Million (90,000,000) shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor. Notwithstanding the foregoing, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the exchange of Class B Common Stock and Class B Units (as defined in Article XI) pursuant to the Exchange Agreement (as defined in Article XI) and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Section 4.2          Renaming of Existing Common Stock. Upon this Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Class A Common Stock.

Section 4.3          Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4          Common Stock.

(a)        Voting Rights.

(1)        Each holder of Class A Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock held of record by the holder on all matters on which stockholders generally are entitled to vote.

(2)        Each holder of Class B Common Stock, as such, will be entitled to one vote for each share of Class B Common Stock held of record by the holder on all matters on which stockholders are generally entitled to vote.

(3)        Except as otherwise required by the DGCL or this Amended and Restated Certificate, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of such Preferred Stock).

(4)        Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).

(b)        Dividends and Distributions.

(1)        Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

Annex B-2

(2)        Except as set forth in Section 4.4(b)(3) with respect to stock dividends, dividends and other distributions shall not be declared or paid on the Class B Common Stock.

(3)        In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any Class A Common Stock or Class B Common Stock, as the case may be, unless contemporaneously therewith (a) all shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated in the same proportion and the same manner and (b) the stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization has been reflected in the same economically equivalent manner with respect to all Class A Units (as defined in Article XI) and Class B Units. Stock dividends with respect to Class A Common Stock may be paid only with Class A Common Stock. Stock dividends with respect to Class B Common Stock may be paid only with Class B Common Stock; provided, that the deemed transfer and retirement of shares of Class B Common Stock to the Corporation in accordance with terms and conditions of the Exchange Agreement shall not be a transaction subject to this Section 4.4(b)(3).

(c)        Liquidation, Dissolution or Winding Up. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock and Class B Units for shares of Class A Common Stock in accordance with the Exchange Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of (i) the Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Class A Common Stock held by them, and (ii) the Class B Common Stock shall not be entitled to receive any amount of the remaining assets. Except as otherwise provided above with respect to the exchange rights of holders of the Class B Common Stock under the terms of the Exchange Agreement, the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)        Transfer of Class B Common Stock.

(1)        A holder of Class B Common Stock may only transfer such Class B Common Stock (or a fraction thereof) to a transferee if the holder also transfers a corresponding number of Class B Units to the transferee (as such number may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Class B Units or Class B Common Stock).

(2)        Any purported transfer of shares of Class B Common Stock in violation of the restriction described in Section 4.4(d)(1) (the “Restriction”) shall be null and void. If, notwithstanding the foregoing prohibition, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restriction, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(3)        Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restriction, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to maintain the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(e)        Legends. All certificates or book entries representing shares of Class B Common Stock (or fractions thereof), as the case may be, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

Annex B-3

(f)         Fractional Shares. The Class B Common Stock may be issued and transferred in fractions of a share which shall entitle the holder to exercise voting rights and to have the benefit of all other rights of holders of Class B Common Stock. Subject to the Restriction, holders of shares of Class B Common Stock (or fractions thereof) shall be entitled to transfer fractions thereof and the Corporation shall, and shall cause any transfer agent with respect to the Class B Common Stock to, facilitate any such transfers, including by issuing certificates or making book entries representing any such fractional shares.

(g)        Transfer Taxes. The issuance of shares of Class A Common Stock upon the exchange of Class B Common Stock and Class B Units under the terms of the Exchange Agreement will be made without charge to the holders of the shares of Class B Common Stock and of the Class B Units for any stamp or other similar tax in respect of the issuance, unless any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class B Common Stock and Class B Units being exchanged, in which case the Person or Persons requesting the issuance thereof will pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or will establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

Section 4.5          Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1          Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Amended and Restated Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2          Number, Election and Term.

(a)        The number of directors of the Corporation at the time this Amended and Restated Certificate of Incorporation becomes effective, until such time as such number may be changed pursuant to the succeeding sentence, shall be fixed at seven (7). The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b)        A director shall hold office until the next annual meeting and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c)        Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3          Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Annex B-4

Section 5.4          Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5          Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws pursuant to the preceding sentence. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws, and provided further, however, that (i) no Bylaws hereafter adopted by the stockholders shall invalidate any prior act or the Board that would have been valid had such Bylaws not been adopted and (ii) any provision of the Bylaws which states that it may be changed by the unanimous vote of the entire or whole Board of Directors may only be changed by such vote.

ARTICLE VII
MEETINGS OF STOCKHOLDERS

Section 7.1          Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Whole Board.

Section 7.2          Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3          No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders, and may not be effected by written consent of the stockholders.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1          Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Annex B-5

Section 8.2          Indemnification and Advancement of Expenses.

(a)        To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)        The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)        Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)        This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL.

ARTICLE X
EXCLUSIVE FORUM

Section 10.1.           Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (i) any derivative action, suit or proceeding brought or purporting to be brought on behalf of the Corporation, (ii) any action, suit or proceeding

Annex B-6

asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action, suit or proceeding asserting a claim against the Corporation or any of its current or former directors, officers or employees arising pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws or (iv) any action, suit or proceeding asserting a claim against the Corporation or any of its current or former directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv), any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2.           Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.3.           If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance to such person and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) to such person, and the application of such provision to other persons and circumstances, shall not in any way be affected or impaired thereby. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have received notice of and consented to the provisions of this Article X.

ARTICLE XI
DEFINITIONS

As used in this Amended and Restated Certificate, the term:

(a)        “Class A Units” has the meaning set forth in the Purple LLC Agreement.

(b)        “Class B Units” has the meaning set forth in the Purple LLC Agreement.

(c)        “Exchange Agreement” means that certain Exchange Agreement to be entered into in connection with the closing of the transactions contemplated by the Merger Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

(d)        “Merger Agreement” means that certain Merger Agreement dated as of November 2, 2017 by and among the Corporation, Purple Innovation, LLC, InnoHold, LLC, PRPL Acquisition, LLC and the Parent Representative (as defined therein), as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

(e)        “Purple LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Purple Innovation, LLC, to be entered into in connection with the closing of the transactions contemplated by the Merger Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.

[Signature page to follow]

Annex B-7

IN WITNESS WHEREOF, Global Partner Acquisition Corp. has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

GLOBAL PARTNER ACQUISITION CORP.

By:
Name:
Title:

Annex B-8

Annex C

PURPLE INNOVATION, INC.

2017 EQUITY INCENTIVE PLAN

1.          Purpose. The purpose of the Purple Innovation, Inc. 2017 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.          Definitions. The following definitions shall be applicable throughout this Plan:

(a)        “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)        “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c)        “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f)         “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company; or (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate of the Company or (ii) the performance of the Participant’s duties to the Company or an Affiliate of the Company. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)        “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)          A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

Annex C-1

(ii)         The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii)        The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv)       A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v)        The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(h)        “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)          “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j)          “Common Shares” means the Class A common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k)        “Company” means Purple Innovation, Inc., a Delaware corporation, together with its successors and assigns.

(l)          “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m)       “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)        “Disability” means a “permanent and total” disability incurred by a Participant while in the employ or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean

Annex C-2

that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o)        “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p)        “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q)        “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r)         “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)        “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t)         “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A, if applicable.

(u)        “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v)        “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w)        “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x)        “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y)        “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z)         “Option” means an Award granted under Section 7 of this Plan.

(aa)      “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb)     “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc)      “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

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(dd)     “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ee)      “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff)       “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg)     “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh)      “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii)         “Person” has the meaning given such term in the definition of “Change in Control.”

(jj)         “Plan” means this Purple Innovation, Inc. 2017 Equity Incentive Plan, as amended from time to time.

(kk)      “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(ll)         “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm)   “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(nn)      “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo)     “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(pp)     “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(qq)     “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(rr)        “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

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(ss)      “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(tt)        “Subsidiary” means, with respect to any specified Person:

(i)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)           any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(uu)      “Substitute Award” has the meaning given such term in Section 5(e).

(vv)      “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3.          Effective Date; Duration. The Plan shall be effective upon its approval by the stockholders of the Company, which date shall be within twelve (12) months before or after the date of the closing of the Agreement and Plan of Merger by and among Global Partner Acquisition Corp., PRPL Acquistion, LLC, Purple Innovation, LLC, Innohold, LLC and Global Partner Sponsor I LLC (as parent representative). The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.          Administration.

(a)        The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)        Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) to reprice existing Awards or to grant Awards in connection with or in

Annex C-5

consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c)        The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d)        Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)        No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)         Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.          Grant of Awards; Shares Subject to this Plan; Limitations.

(a)        The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons. Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of ____________ Common Shares1. Notwithstanding the foregoing, directors of the Company or an Affiliate who are not also employees of the Company or an Affiliate may not be granted any Award denominated in Common Shares that exceed in the aggregate ____________ Common Shares2; provided, that the foregoing limitation shall not apply to Award made pursuant to an election by a director to receive an Award in lieu of all or a portion of annual and/or committee retainers and annual meeting fee payable to such director.

____________

1         TBD - 7.5% of the fully diluted outstanding Common Shares at Closing

2         TBD - 1.5% of the fully diluted outstanding Common Shares at Closing

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(b)        Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(c)        Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(d)        Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e)        Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan; provided, however that Common Shares issued under Substitute Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(f)         Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 10% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $5,000,000 in the aggregate.

6.          Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.          Options.

(a)        Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

Annex C-7

(b)        Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)        Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)          an Option shall vest and become exercisable with respect to one-third of the Common Shares subject to such Option on each of the first three anniversaries of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate;

(ii)         the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A)          one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B)          for directors, officers and employees of the Company only, for ninety (90) days following termination of employment or service by reason of such Participant’s Retirement;

(C)          90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii)        both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d)        Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions

Annex C-8

to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e)        Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)         Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.          Stock Appreciation Rights.

(a)        Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b)        Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)        Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)          a SAR shall vest and become exercisable with respect to one-third of the Common Shares subject to such SAR on each of the first three anniversaries of the Date of Grant;

(ii)         the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A)        one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B)        for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

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(C)        90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii)        both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)        Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)        Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.          Restricted Stock and Restricted Stock Units.

(a)        Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b)        Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)        Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to one-third of the Restricted Stock and Restricted Stock Units on each of the first three anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

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(d)        Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)         Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units and no later than the 75th day of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the 75th day of the calendar year following the calendar year in which the expiration of the Restricted Period occurs if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. Notwithstanding anything contained herein to the contrary, the Committee in an Award Agreement may, in a manner consistent with the applicable requirements of Section 409A of the Code, enable a Participant to elect to defer the date on which settlement of the Restricted Stock Units shall occur.

10.       Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11.       Performance Compensation Awards.

(a)        Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b)        Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

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(c)        Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d)        Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. For purposes of clarity and without limiting the Committee’s authority set forth above, at the time it establishes Performance Criteria to be used with any Performance Compensation Award, the Committee may specify one or more events requiring an adjustment to the calculation of the Performance Goal, including but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific items that are unusual in nature or infrequently occurring, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year. The Committee may reserve discretion to make or not make one or more adjustments as specified in a Performance Compensation Award, but only to the extent that such discretion is Negative Discretion.

(e)        Payment of Performance Compensation Awards.

(i)          Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)         Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii)        Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each

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Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)       Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f)         Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12.       Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i)          adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)         subject to the requirements of Section 409A of the Code, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)        subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity

Annex C-13

restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.       Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a)        all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b)        the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c)        Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14.       Amendments and Termination.

(a)       Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)        Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

15.       General.

(a)       Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such

Annex C-14

Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b)        Nontransferability; Trading Restrictions.

(i)          Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)         Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii)        The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv)       The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c)        Tax Withholding.

(i)          A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

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(ii)         Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(d)        No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)        International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f)         Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g)        Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h)        No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

Annex C-16

(i)          Government and Other Regulations.

(i)          The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)         The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j)          Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)        Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)          No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall

Annex C-17

the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)       Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)        Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)        Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of [Nevada], without giving effect to the conflict of laws provisions.

(p)        Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)        Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)         Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s)        Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t)         Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u)        Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject

Annex C-18

to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(v)        Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

Annex C-19

Annex D

FORM OF LIMITED LIABILITY COMPANY AGREEMENT

___________________________________

PURPLE INNOVATION, LLC

___________________________________

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [•], 2017

THE UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. EXCEPT AS PROVIDED HEREIN, SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Annex D-i

ARTICLE I		D-1
DEFINITIONS		D-1
ARTICLE II		D-5
ORGANIZATIONAL MATTERS		D-5
2.1	Formation of Company.	D-5
2.2	Amended and Restated Limited Liability Company Agreement.	D-5
2.3	Name.	D-5
2.4	Purpose.	D-5
2.5	Principal Office; Registered Office.	D-5
2.6	Term.	D-5
2.7	No State-Law Partnership; Federal Income Tax Status as Corporation.	D-5
ARTICLE III		D-6
UNITS; INITIAL CAPITALIZATION; MEMBERS		D-6
3.1	Members.	D-6
3.2	Authorized Units; General Provisions With Respect to Units.	D-6
3.3	Unit Ownership; Issuance of Additional Units.	D-8
3.4	Certificates Representing Units.	D-8
3.5	No Withdrawal.	D-8
3.6	Loans from Members.	D-8
ARTICLE IV		D-9
DISTRIBUTIONS		D-9
4.1	Distributions.	D-9
4.2	Restricted Distributions.	D-9
ARTICLE V		D-10
MANAGEMENT		D-10
5.1	Authority of Manager.	D-10
5.2	Intentionally Omitted.	D-11
5.3	Actions of the Manager.	D-11
5.4	Resignation or Termination of the Manager.	D-11
5.5	No Inconsistent Obligations.	D-11
5.6	Delegation of Authority.	D-11
5.7	Limitation of Liability of Manager.	D-11
5.8	Investment Company Act.	D-12
5.9	Parent Dividends and Distributions.	D-12
ARTICLE VI		D-12
RIGHTS AND OBLIGATIONS OF MEMBERS		D-12
6.1	Limitation of Liability of Members.	D-12
6.2	Lack of Authority.	D-12
6.3	No Right of Partition.	D-12
6.4	Indemnification.	D-13
6.5	Intentionally Omitted.	D-13
6.6	Inspection Rights.	D-13
ARTICLE VII		D-13
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS		D-13
7.1	Records and Accounting.	D-13
7.2	Fiscal Year.	D-14
7.3	Reports.	D-14

Annex D-ii

ARTICLE VIII		D-14
TAX MATTERS		D-14
8.1	Preparation of Tax Returns.	D-14
8.2	Tax Elections.	D-14
ARTICLE IX		D-15
RESTRICTIONS ON TRANSFER OF UNITS		D-15
9.1	Transfers by Members.	D-15
9.2	Restricted Units Legend.	D-15
9.3	Transfer.	D-15
9.4	Permitted Transferee’s Rights.	D-16
9.5	Assignor’s Rights and Obligations.	D-16
9.6	Overriding Provisions.	D-16
ARTICLE X		D-17
CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS AND ALLOCATION OF INCOME AND LOSS		D-17
ARTICLE XI		D-18
ADMISSION OF MEMBERS		D-18
11.1	Substituted Members.	D-18
11.2	Additional Members.	D-18
ARTICLE XII		D-18
WITHDRAWAL AND RESIGNATION OF MEMBERS		D-18
12.1	Withdrawal and Resignation of Members.	D-18
ARTICLE XIII		D-18
DISSOLUTION AND LIQUIDATION		D-18
13.1	Dissolution.	D-18
13.2	Liquidation and Termination.	D-19
13.3	Deferment; Distribution in Kind.	D-19
13.4	Cancellation of Certificate.	D-19
13.5	Reasonable Time for Winding Up.	D-19
13.6	Return of Capital.	D-19
ARTICLE XIV		D-20
GENERAL PROVISIONS		D-20
14.1	Confidentiality.	D-20
14.2	Amendments.	D-20
14.3	Title to Company Assets.	D-21
14.4	Addresses and Notices.	D-21
14.5	Binding Effect.	D-21
14.6	Creditors.	D-22
14.7	Waiver.	D-22
14.8	Counterparts.	D-22
14.9	Applicable Law.	D-22
14.10	Severability.	D-22
14.11	Further Action.	D-22
14.12	Delivery by Electronic Transmission.	D-22
14.13	Right of Offset.	D-22
14.14	Entire Agreement.	D-23
14.15	Remedies.	D-23
14.16	Descriptive Headings; Interpretation.	D-23

Annex D-iii

PURPLE INNOVATION, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of [•], 2017, is entered into by and among Purple Innovation, LLC, a Delaware limited liability company, formerly known as WonderGel, LLC (the “Company”), Purple Innovation, Inc., a Delaware corporation (“Parent”), and InnoHold, LLC, a Delaware limited liability company (“InnoHold”).

WHEREAS, InnoHold and Purple Team, LLC (the “Members”) entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, by document executed as of January 16, 2017 and effective as of December 31, 2016, which was further amended as of April 18, 2017 (as so amended, the “First Amended Agreement”);

WHEREAS, on November 2, 2017, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Global Partner Acquisition Corp. (the “Parent”), a Delaware corporation, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent (“Merger Sub”), InnoHold, and Global Sponsor I LLC, a Delaware limited liability company, in the capacity as the representative of the Parent (the “Parent Representative”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving entity (the “Merger”);

WHEREAS, subsequent to entering into the Merger Agreement, InnoHold and Purple Team, LLC merged, resulting in InnoHold being the sold member of the Company;

WHEREAS, Parent and InnoHold desire to enter into this Agreement to (i) set forth their relative rights, entitlements, restrictions and obligations with respect to their Units and certain other matters related to the governance and management of the Company and (ii) admit Parent as a Member; and

WHEREAS, this Agreement amends and restates the First Amended Agreement in its entirety, which First Amended Agreement shall have no continuing force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 11.2.

“Admission Date” has the meaning set forth in Section 9.5.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the Preamble.

“Applicable Tax Rate” means, for any calendar year, 45% or such other percentage that is the sum of the highest marginal federal, state and local income tax rates applicable to any Member (or any pass-through Member’s partners or members and including any Taxes imposed under Code Section 1411) residing in the United States but taking into account the character of the Company’s and its Subsidiaries’ income and the deductibility of state and local taxes for federal income tax purposes, as determined by the Manager, based on the information available to it.

Annex D-1

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the State of Utah are closed.

“Capital Account” has the meaning set forth in Section 10.2.

“Capital Contribution” means any cash, cash equivalents, promissory obligations or the fair market value of other property which a Member contributed to the Company.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware.

“Class A Stock” shall, as applicable, (a) mean the Class A Common Stock, par value $0.0001 per share, of Parent or (b) following any consolidation, merger, Reclassification or other similar event involving Parent, mean any shares or other securities of Parent or any other Person or cash or other property that become payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, Reclassification or other similar event.

“Class A Units” means those units of the Company designated as such and with the rights, obligations and other terms set forth in this Agreement.

“Class B Holder” means a Member that holds Class B Units.

“Class B Stock” shall, as applicable, (a) mean the Class B Common Stock, par value $0.0001 per share, of Parent or (b) following any consolidation, merger, Reclassification or other similar event involving Parent, mean any shares or other securities of Parent or any other Person or cash or other property that become payable in consideration for the Class B Stock or into which the Class B Stock is exchanged or converted as a result of such consolidation, merger, Reclassification or other similar event.

“Class B Units” means those units of the Company designated as such and with the rights, obligations and other terms set forth in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.1, the amount of cash that could be distributed by the Company without violating any applicable Law.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Estimated Tax Amount” has the meaning set forth in Section 4.4(c).

“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (i) terminates the existence of a Member for income tax purposes (including, without limitation, (a) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (b) termination of a partnership pursuant to Code Section 708(b)(1)(B), (c) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Section 338, or (d) merger, severance, or allocation within a trust or among sub-trusts of a trust

Annex D-2

that is a Member) but that (ii) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement by and among Parent, InnoHold and certain other parties thereto of even date herewith.

“Exchange Notice” shall have the meaning set forth in the Exchange Agreement.

“First Amended Agreement” has the meaning set forth in the Recitals.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Lock-Up Agreement” means that certain Lock-Up Agreement by and among Parent, InnoHold and certain other parties thereto of even date herewith.

“Manager” has the meaning set forth in Section 5.1(a).

“Material Interest” means beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least 15% of the voting power or equity interests in a Person.

“Member” means (i) each of the members named on the Schedule of Members attached hereto and (ii) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with ARTICLE XI, but only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Merger Agreement” has the meaning set forth in the Recitals.

“Officer” has the meaning set forth in Section 5.1(b).

“Other Agreements” has the meaning set forth in Section 9.3.

“Parent” has the meaning set forth in the Preamble.

“Parent Certificate” means the Second Amended and Restated Certificate of Incorporation of Parent dated _______ __, 2017.

“Parent Common Stock” means all classes and series of common stock of Parent, including the Class A Stock and Class B Stock.

“Parent Offer” has the meaning set forth in Section 10.2.

“Partnership Income Amount” has the meaning set forth in Section 4.4(b).

“Permitted Transfer” has the meaning set forth in Section 9.1.

“Permitted Transferee” has the meaning set forth in the Lock-Up Agreement.

Annex D-3

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Quarterly Estimated Tax Amount” has the meaning set forth in Section 4.4(c).

“Reclassification” means any of the following: (i) any reclassification or recapitalization of Parent Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.2), (ii) any merger, consolidation or other combination involving Parent, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Parent to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of Parent Common Stock shall be entitled to receive cash, securities or other property for their shares of Parent Common Stock.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among Parent and InnoHold.

“Related Person” means, with respect to a Member, (i) the Affiliates of such Member, (ii) the Family members of such Member and (iii) any other Person in whom such Member or any Person described in clauses (i) or (ii) holds a Material Interest.

“Schedule of Members” means the Schedule of Members attached as Schedule I as such may be updated and modified form time to time in accordance with this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 11.1.

“Tax Amount” has the meaning set forth in Section 4.4(b).

“Tax Distribution” has the meaning set forth in Section 4.4(a).

“Tax Matters Member” has the meaning set forth in Section 8.3.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 8.2.

“Trading Day” means a day during which trading securities generally occurs on the NASDAQ or, if the shares of Class A Stock are not listed on the NASDAQ, on the principal national securities exchange on which the shares of Class A Stock are then listed or, if the shares of Class A Stock are not listed on a national securities exchange, on the automated quotation system on which the shares of Class A Stock are then authorized for quotation.

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of (i) any interest (legal or beneficial) in any Unit or (ii) any membership interests or other equity securities (legal or beneficial) in any Member other than Parent.

Annex D-4

“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Units” means, collectively, the Class A Units and Class B Units issued hereunder and shall also include any Equity Security issued in respect of or in exchange for Units in accordance with the terms and provisions hereof, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1       Formation of Company.

The Company was formed on May 26, 2010, pursuant to the provisions of the Delaware Act upon the terms, provisions and conditions set forth in this Agreement.

2.2       Amended and Restated Limited Liability Company Agreement.

The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act upon the terms, provisions and conditions set forth in this Agreement. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control.

2.3       Name.

The name of the Company shall be “PURPLE INNOVATION, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

2.4       Purpose.

The purpose of the Company shall be to conduct any business activities permitted from time to time under the Delaware Act as such business activities may be determined by the Manager, subject to the other limitations and provisions of this Agreement. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.4.

2.5       Principal Office; Registered Office.

The principal office of the Company shall be at 123 E. 200 N., Alpine, UT 84004, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be 919 North Market Street, Suite 950, Wilmington, DE 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Incorp. Services, Inc.

2.6       Term.

The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of ARTICLE XIII.

2.7       No State-Law Partnership; Federal Income Tax Status as Partnership.

The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue

Annex D-5

of this Agreement, for any purposes (including Section 303 of the Federal Bankruptcy Code), and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend for the Company to be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action (including the filing of an election for the Company to be classified as a corporation for income tax purposes) inconsistent with the express intent of the parties hereto as set forth in this Section 2.7.

ARTICLE III
UNITS; INITIAL CAPITALIZATION; MEMBERS

3.1       Members.

InnoHold and certain other Member(s) were previously admitted as Members on or prior to the First Amended Agreement. Parent shall be admitted to the Company as a Member as of the date hereof and the respective class and number of Units of the Members shall be as set forth on the Schedule of Members.

3.2       Authorized Units; General Provisions With Respect to Units.

(a)        Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time Units and other Equity Securities in accordance with Section 3.3(b). Each such authorized Unit may be issued pursuant to such agreements as the Manager shall approve. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b)        Each Unit outstanding or issued on the date hereof shall be identical; provided, however, that, except as otherwise set forth in this Agreement with respect to any voting, consent, approval or similar rights granted to the Class B Unit holder(s), the Class A Unit holder(s) shall have the sole voting rights with respect to the Company, and Parent, as the sole holder of the Class A Units, shall be the sole Manager of the Company with the rights and responsibilities set forth in Article V unless and until Parent may be replaced as Manager in accordance with this Agreement.

(c)        Notwithstanding any equity interest of the Company held by any Members prior to the date hereof, the class and total number of Units issued and outstanding and held by the Members is set forth on the Schedule of Members (as amended from time to time in accordance with the terms of this Agreement). The Schedule of Members as of the date hereof gives effect to the transactions contemplated by the Merger Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(d)        If at any time Parent issues a share of its Class A Stock or any other Equity Security of Parent (other than shares of Class B Stock), then Parent and the Company agree that: (i) the Company shall issue to Parent one Class A Unit for each share of Class A Stock so issued, or such type and amount of other Equity Securities of the Company (if Parent issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by Parent, and with substantially the same rights as those of such Equity Securities of Parent and (ii) the net proceeds received by Parent with respect to the corresponding shares of Class A Stock or other Equity Securities so issued, if any, shall be concurrently transferred by Parent to the Company; provided, however, that if Parent issues any shares of Class A Stock in order to purchase or fund the purchase from any Class B Holder of a number of Class B Units equal to the number of shares of Class A Stock so issued, then (i) the Company shall not issue any new Class A Units in connection therewith, (ii) Parent shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Class B Holder as consideration for such purchase) and (iii) the Class B Units acquired by Parent shall be immediately deemed to convert into an equal number of Class A Units. Except pursuant to Section 10.1, (x) the Company may not issue any additional Class A Units to Parent unless substantially simultaneously Parent issues or sells an equal number of shares of Parent’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to Parent unless substantially simultaneously Parent issues or sells, to another Person, substantially the same type and amount

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of Equity Securities of Parent with substantially the same rights as those of such Equity Securities of the Company. This Section 3.2(d) shall not apply to the issuance and distribution to holders of shares of Class A Stock of any rights to purchase Equity Securities of Parent under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Class B Units and Class B Stock for Class A Stock as provided in the Exchange Agreement, such Class A Stock will be issued together with a corresponding right), or the issuance under Parent’s employee benefit plans of any warrants, options or other rights to acquire Equity Securities of Parent or rights or property that may be converted into or settled in Equity Securities of Parent, but this Section 3.2(d) shall in each of the foregoing cases apply to the issuance of Equity Securities of Parent in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

(e)        Parent and any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Stock unless substantially simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) from Parent (and Parent agrees to deliver to the Company) an equal number of Class A Units for the same price per security. Parent and any of its Subsidiaries may not redeem or repurchase any other Equity Securities of Parent unless simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) from Parent (and Parent agrees to deliver to the Company) the same type and amount of Equity Securities of the Company with substantially the same rights as those of such Equity Securities of Parent for the same price paid by Parent for such Equity Securities. Except pursuant to the Exchange Agreement, (A) the Company may not redeem, repurchase or otherwise acquire any Class A Units from Parent or any of its Subsidiaries unless substantially simultaneously Parent or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per share from holders thereof, and (B) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Parent or any of its Subsidiaries unless simultaneously Parent or such Subsidiary redeems, repurchases or otherwise acquires for the same price the same type and amount of Equity Securities of Parent with substantially the same rights as those of such Equity Securities of the Company for the same price paid by the Company for such Equity Securities. Notwithstanding the foregoing, to the extent that any consideration payable to or by Parent in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of Parent or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(f)         The Company shall not in any manner effect any subdivision (by any unit split, unit dividend, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the outstanding Class A Units or other outstanding Equity Securities unless accompanied by an identical subdivision or combination, as applicable, of (i) the outstanding Class A Stock and Class B Stock or (ii) such other outstanding corresponding Equity Securities, with corresponding changes made with respect to any other exchangeable or convertible securities. Parent shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of (i) the outstanding Class A Stock (and as to which Parent shall cause an identical subdivision or combination of the Class B Stock on a share-for-share basis) or (ii) such other outstanding Equity Securities unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Class A Units or other outstanding corresponding Equity Securities, with corresponding changes made with respect to any other exchangeable or convertible securities.

(g)        So long as InnoHold beneficially owns at least 10% of the issued and outstanding shares of Parent Common Stock, Parent agrees (i) not to form any direct or indirect Subsidiary other than (A) a direct or indirect Subsidiary of the Company or (B) a Subsidiary that is a holding company (that does not itself conduct business) of which Parent is the direct or indirect owner of 100% of its outstanding Equity Securities; and (ii) that any Subsidiaries of Parent that are not Subsidiaries of the Company shall not issue any of their Equity Securities to any Person other than Parent or a wholly-owned direct or indirect Subsidiary of Parent. The provisions of this Section 3.2(g) may be waived by the consent of InnoHold, not to be unreasonably withheld.

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3.3       Unit Ownership; Issuance of Additional Units.

(a)        Schedule of Members. The current Members of the Company, after giving effect to the consummation of the transactions contemplated by the Merger Agreement, and their respective notice addresses and number and class of Units are set forth on the Schedule of Members. Upon a change in the address of a Member, a Transfer of Units in accordance with this Agreement, the admission of additional or substitute Members of the Company in accordance with this Agreement, or the making of an additional Capital Contribution by a Member, the Board shall amend the Schedule of Members to reflect such ownership, admission and/or Capital Contribution without further act, vote or consent of any other Person, which amendment shall constitute an amendment to this Agreement permitted by Section 14.2.

(b)        Issuance of Additional Units or Interests. The Manager shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Manager additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Manager); provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Manager. In that event, the Manager shall amend the Schedule of Members to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members including Parent based on their Units and the respective terms thereof.

3.4       Certificates Representing Units.

(a)        Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer or any other Officer designated by the Manager, representing the number and class of Units held by such holder. Such certificate shall be in such form (and shall contain such legends), consistent with the terms of this Agreement, as the Manager may reasonably determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b)        If Units are certificated, the Manager shall direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)        Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing the number and class of Units so surrendered to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

3.5       No Withdrawal.

No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or to receive any Distribution from the Company, except as expressly provided herein.

3.6       Loans from Members.

Loans by Members to the Company shall not be considered Capital Contributions. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made. No Member shall be required or, except as approved by the Manager and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

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ARTICLE IV
DISTRIBUTIONS

4.1       Distributions.

To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in proportion to the number of Units held by each Member as of the close of business on such record date. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.1, the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof.

4.2       Restricted Distributions.

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any Units if such Distribution would render the Company insolvent or otherwise violate any applicable Law.

4.3       Parent Expenses.

Notwithstanding Section 4.1, the Manager, in its discretion, may authorize cash reimbursements by the Company to Parent in amounts required for Parent to pay the following: (i) overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to Parent’s security holders, any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving Parent, (ii) salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Parent, (iii) any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of the board of directors of Parent, (iv) any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by Parent as determined by its board of directors, (v) fees and expenses related to any public offering or private placement of debt securities or equity securities, investment or acquisition (whether or not successful) authorized by the board of directors of Parent, (vi) Parent’s taxes (other than income taxes) and other fees and expenses in connection with the maintenance of existence of Parent (including, but not limited to, any costs or expenses associated with being a public company listed on a national securities exchange) and (vii) any other liability, other than with respect to income tax obligations of Parent, that the Manager acting in good faith reasonably believes is required to allow Parent to operate in the ordinary course or is otherwise required to prevent the insolvency of Parent. If the Manager authorizes a cash reimbursement to Parent pursuant to this Section 4.3, the Company shall not make any corresponding pro rata distributions to the other Members. Notwithstanding anything herein to the contrary, expenses of the Parent reimbursed pursuant to this Section 4.3 shall not exceed the annual budget of such expenses established by the Parent’s board of directors. Such budget shall include projected expenses reimbursable to InnoHold related to managing the profits interests held by Purple Team members of InnoHold.

4.4       Tax Distributions.

(a)        Notwithstanding anything to the contrary contained in Section 4.1, beginning with the first quarter end after the date hereof, subject to the Manager having determined that the Company has funds that are legally available for distribution to its Members and that the making thereof would not impair the liquidity of the Company or any of its Subsidiaries in respect of working capital, capital expenditures, debt service, reserves or otherwise and would not be prohibited under any credit facility or other debt financing agreement to which the Company or any of its Subsidiaries is a party, the Company shall distribute four times per year (no later than the date on which federal quarterly estimated tax payments are due) to each Member an amount of cash equal to such Member’s Quarterly Estimated Tax Amount for such quarter of the Taxable Year (each, a “Tax Distribution”). Tax Distributions made pursuant to this Section 4.4 shall be treated as an advance against any distributions to be made pursuant to Section 4.1 in respect of which taxable income allocations gave rise to such Tax Distributions.

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(b)        A Member’s “Tax Amount” for a Taxable Year shall be equal to the product of (A) the Applicable Tax Rate multiplied by (B) the Partnership Income Amount for such Taxable Year. The “Partnership Income Amount” for a Taxable Year shall be an amount equal to (i) the sum of (x) the taxable income allocated by the Company to such Member for such Taxable Year (which, for the avoidance of doubt, includes allocations of net income, gross income or guaranteed payments and shall be determined without regard to any adjustment of the tax basis of the Company’s assets pursuant to Code Section 732(d), 734(b), 743(b) or 754 (or any similar tax basis step-up) or under Code Section 704(c)), plus (y) any guaranteed payments for the use of capital (determined pursuant to Code Section 707) by the Company to such Member for such Taxable Year, minus (ii) tax credits allocated by the Company to such Member (to the extent such tax credits have not been previously used to offset such Member’s Tax Amount pursuant to this clause), and minus (iii) any net taxable loss of the Company for any prior Taxable Year not previously taken into account for purposes of this Section 4.4(b) to the extent such losses would be available under the Code to offset income of the Members (or, as appropriate, the direct or indirect partners or members of the Members) determined as if income and loss from the Company was the only income and loss of such Member (or, as appropriate, the direct or indirect partners or members of such Member) in such Taxable Year and all prior Taxable Years. A Member’s Tax Amount shall be determined initially by the Manager on the basis of the figures set forth on Internal Revenue Service Form 1065 filed by the Company and the similar state or local forms filed by the Company but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return or the like.

(c)        An “Estimated Tax Amount” for a Taxable Year (or fiscal period) shall be a Member’s Tax Amount for such Taxable Year (or fiscal period) as estimated from time to time by the Manager. A Member’s “Quarterly Estimated Tax Amount” for any quarter of a Taxable Year shall be equal to the excess, if any, of (i) the product of (A) 1⁄4 in the case of the first quarter of the Taxable Year, 1⁄2 in the case of the second quarter of the Taxable Year, 3⁄4 in the case of the third quarter of the Taxable Year or 1 in the case of the fourth quarter of the Taxable Year, multiplied by (B) such Member’s Estimated Tax Amount for such Taxable Year, over (ii) all prior distributions of Quarterly Estimated Tax Amounts for such Taxable Year. For each Taxable Year, (i) the excess (if any) of (A) a Member’s actual Tax Amount based on the taxable income and guaranteed payments for the use of capital reflected on such Member’s Schedule K-1 over (B) the total Tax Distributions received by such Member in respect of the applicable Taxable Year shall be distributed and treated as a Tax Distribution for all purposes to such Member on the Tax Distribution date next following the issuance of Schedule K-1, and (ii) conversely, the excess (if any) of (A) a Member’s total Tax Distributions received by such Member in respect of the applicable Tax Year over (B) such Member’s actual Tax Amount based on the taxable income and guaranteed payments for the use of capital reflected on such Member’s Schedule K-1 shall be credited against and reduce the amount to be distributed to such Member on the Tax Distribution date(s) next following the issuance of the Schedule K-1.

ARTICLE V
MANAGEMENT

5.1       Authority of Manager.

(a)        Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in one manager (the “Manager”) that shall be Parent (or its successor) and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. The Manager may not delegate its responsibilities as manager except as provided in Section 5.1(b) below.

(b)        The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 5.7 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority

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and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-today basis.

(c)        In connection with the performance of its duties as the Manager, the Manager acknowledges that, in its capacity as Manager, it will owe to the Members (including Parent on behalf of its stockholders) the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that the Manager will take action by direction from its board of directors, and that the members of Parent’s board of directors will owe comparable fiduciary duties to the stockholders of Parent. Parent will use all commercially reasonable and appropriate efforts and means to minimize any conflict of interest between the Members, on the one hand, and Parent’s stockholders, on the other hand, and to effectuate any transaction that involves or affects any of Parent, the Company, the Manager, the Members and/or Parent’s stockholders in a manner that does not (i) disadvantage the Members or their interests relative to those of Parent’s stockholders, (ii) disadvantage Parent’s stockholders or their interests relative to those of the Members, (iii) advantage Parent’s stockholders or their interests relative to those of the Members, or (iv) advantage the Members or their interests relative to those of Parent’s stockholders, except in each case, as would arise from the express provisions of this Agreement or as contemplated by the Merger Agreement. In furtherance of the foregoing, Parent’s board of directors shall establish one or more committees composed entirely of independent directors with the authority to act on behalf of the board with respect to any matters relating to (i) any transaction between the Company or any of its Subsidiaries and a Related Person, (ii) the enforcement of any rights or remedies of the Company or any of its Subsidiaries under the Merger Agreement and the other documents contemplated thereby (including the Transaction Documents and the Employment Agreements, as defined therein), including the pursuit or defense of any claim for indemnification, and (iii) agreeing to any consent under, waiver of, or amendment to any of such agreements.

5.2       Intentionally Omitted.

5.3       Actions of the Manager.

The Manager may act through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.6.

5.4       Resignation or Termination of the Manager.

Parent shall not, by any means, resign as, cease to be or be replaced as the Company’s Manager.

5.5       No Inconsistent Obligations.

The Manager represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as the Manager) under this Agreement and covenants that it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

5.6       Delegation of Authority.

As provided in Section 5.1(b), the Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, principal, vice president, secretary, assistant secretary, treasurer, or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

5.7       Limitation of Liability of Manager.

Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted by the Manager in its capacity as the Manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that the foregoing shall not limit the duties and obligations of the Manager under the provisions of Section 5.1(c) hereof, and, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s gross

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negligence, willful misconduct, knowing breach of this Agreement, or knowing violation of law. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member except to the extent Manager or its Affiliates received an improper personal benefit.

5.8       Investment Company Act.

The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

5.9       Parent Dividends and Distributions.

Except as otherwise determined by Parent with the prior consent of InnoHold, Parent shall not make any dividend or other distribution on any shares of Class A Stock except solely with the proceeds of distributions received by Parent in respect of its Class A Units pursuant to Section 4.1 that are paid pro rata to all holders of Units. Notwithstanding the foregoing, in the event of any stock dividend paid by Parent with respect to its Class A Stock or other transaction involving the Class A Stock that is described in Section 4.4(b)(3) of the Parent Certificate, the Company shall take such actions with respect to its Units as are required pursuant to such Section 4.4(b)(3).

ARTICLE VI
RIGHTS AND OBLIGATIONS OF MEMBERS

6.1       Limitation of Liability of Members.

(a)        Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member (including without limitation, the Manager) shall be obligated personally for any such debts, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for Company liabilities and Losses shall be limited to the Company’s assets. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b)        In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to ARTICLE IV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

6.2       Lack of Authority.

No Member, other than the Manager, in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by law and this Agreement.

6.3       No Right of Partition.

No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

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6.4       Indemnification.

(a)        The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as the Manager, Officer, principal, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company as incurred and in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)        The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, action by the Manager or otherwise.

(c)        Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(d)        If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5       Intentionally Omitted.

6.6       Inspection Rights.

The Company shall permit each Member and each of its designated representatives to (i) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, (iii) consult with the managers, Officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries. The presentation of an executed copy of this Agreement by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives.

ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

7.1       Records and Accounting.

The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of Distributions among the Members pursuant to ARTICLE IV and

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(b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

7.2       Fiscal Year.

The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

7.3       Reports.

After the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Company shall deliver or cause to be delivered to each Person who was a Member at any time during such Fiscal Year all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns.

ARTICLE VIII
TAX MATTERS

8.1       Preparation of Tax Returns.

The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. Each Member shall notify the other Members upon receipt of any notice of tax examination related to the Company by federal, state or local authorities in respect of the transactions effected pursuant to the Merger Agreement.

8.2       Tax Elections.

Unless otherwise required by Law, the Taxable Year shall be the Fiscal Year set forth in Section 7.2. Except for those matters requiring the consent of the Members (or a subset thereof) and subject to the duties, limitations and obligations of the Manager expressly set forth hereunder, the Manager shall have the authority to cause the Company to prepare its tax returns using such permissible methods and elections as it determines in its reasonable discretion. The Manager shall cause the Company to elect for its Taxable Year that includes the date of this Agreement pursuant to Section 754 of the Code to adjust the basis of the Company property as permitted and provided in Sections 734 and 743 of the Code, if such election is not already in effect for the Company. Notwithstanding anything in this Agreement to the contrary, in accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed or deemed contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial book value pursuant to the “traditional method” as specified in Treasury Regulations Section 1.704-3.

8.3       Tax Matters Member.

Parent shall be the “tax matters partner” of the Company for the purposes of Code Section 6231 and the “partnership representative” pursuant to Section 6223(a) of the Code (in each such capacity, the “Tax Matters Member”). The Tax Matters Member shall cause the Company’s accountant to prepare, and timely file, all Company tax returns, and shall timely make all other filings required by any governmental authority having jurisdiction to require such filing, the cost of which shall be borne by the Company. No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of the Code or from any similar provision of state tax laws. Notwithstanding anything in this Agreement to the contrary, the Tax Matters Partner shall not take any action or make any election that could adversely affect InnoHold without InnoHold’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

Annex D-14

ARTICLE IX
RESTRICTIONS ON TRANSFER OF UNITS

9.1       Transfers by Members.

No holder of Units may Transfer any Units or any interest therein, except for Transfers (each, a “Permitted Transfer”) (a) to one or more Permitted Transferees, (b) in accordance with the Exchange Agreement, (c) in the form of a pledge, hypothecation or encumbrance of Units to the extent permitted by the Lock-Up Agreement or (d) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Code Section 708(b)(1)(B), a deemed sale of assets by, or deemed liquidation of, a Member pursuant to an election under Code Section 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law. In the event of any Permitted Transfer by a Class B Holder, such holder shall be required to also transfer a number of shares of Class B Stock equal to the number of Class B Units that were transferred in the transaction to such transferee.

Notwithstanding any provision of the Agreement to the contrary, Parent and its Subsidiaries shall not Transfer any of the Class A Units acquired by them other than to Parent or one of its wholly-owned Subsidiaries.

9.2       Restricted Units Legend.

The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ ], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PURPLE INNOVATION, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND PURPLE INNOVATION, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY PURPLE INNOVATION, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

9.3       Transfer.

Prior to Transferring any Units, the Transferring holder of Units shall cause the Permitted Transferee to be bound by this Agreement and any other agreements that the Manager may reasonably require any such Permitted Transferee to execute as a condition of such Transfer (collectively, the “Other Agreements”), and shall cause the Permitted Transferee to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (a) shall be void, and (b) the Company shall not record such Transfer on its books.

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9.4       Permitted Transferee’s Rights.

(a)        The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Permitted Transferee.

(b)        Unless and until a Permitted Transferee becomes a Member pursuant to ARTICLE XI, the Permitted Transferee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law.

9.5       Assignor’s Rights and Obligations.

Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 6.1 and 6.4 shall continue to inure to such Person’s benefit), or any duties, liabilities or obligations, of a Member with respect to such Units, except that unless and until the Permitted Transferee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of ARTICLE XI (the “Admission Date”), such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and nothing contained herein shall relieve any Member who Transfers any Units from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in any other agreement with the Company.

9.6       Overriding Provisions.

(a)        Any Transfer in violation of this ARTICLE IX shall be null and void ab initio, and the provisions of Sections 9.4 and 9.5 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this ARTICLE IX shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this ARTICLE IX.

(b)        Notwithstanding anything else contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 9.1 and ARTICLE XI), in no event shall any Member Transfer (excluding for purposes of this Section 9.6 an exchange or other transaction contemplated by the Exchange Agreement) any Units to the extent such Transfer would:

(i)          result in the violation of the Securities Act, or any other applicable federal, state or foreign laws;

(ii)         cause an assignment under the Investment Company Act;

(iii)        be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any note, mortgage, loan agreement or similar instrument or document to which the Company or the Manager is a party; or

(iv)       be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors).

Annex D-16

ARTICLE X
CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS
AND ALLOCATION OF INCOME AND LOSS

10.1     Capital Contributions

(a)        The Capital Contributions of the Members are set forth on the Schedule of Members.

(b)        The Manager may admit additional Members or permit any existing Member to increase its Capital Contributions to the Company at any time; provided, however, that if any such admission or increase in Capital Contributions would materially adversely affect any other Member’s rights under this Agreement disproportionately to all other Members, then the prior written consent of all such Members shall be required prior to taking any such action.

(c)        No Member is entitled to any interest or compensation by reason of its Capital Contributions or status as a Member.

10.2     Capital Accounts.

A “Capital Account” shall be maintained for each Member in accordance with the Treasury Regulations promulgated pursuant to Section 704 of the Code. Without limiting the foregoing such Capital Account shall be: (a) increased by an amount equal to such Member’s Capital Contribution (if any) with respect to such Interest; (b) decreased by any distributions made to such Member; and (c) increased or decreased (as the case may be) to reflect allocations of Net Profits or Net Losses, respectively, in accordance with the provisions of Sections 10.3 and 10.4 below.

In addition, each Member’s Capital Account shall reflect such adjustments (other than adjustments already reflected in Net Profits or Net Losses) which are necessary to reflect a revaluation of Company assets to reflect the fair market value of all Company assets, as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

10.3     Allocation of Net Profit and Net Losses.

Net Profits and Net Losses of the Company shall be allocated among the Members in such a manner as to cause the balance in the Capital Account of each Member, as adjusted to reflect the allocations provided hereunder, to be equal to the aggregate amount of cash such Member would receive if all the assets of the Company were sold for an amount of cash equal to the their fair market value (as reasonably determined by the Manager), all debt obligations were satisfied in accordance with their respective terms and the remaining cash was distributed as contemplated by Section 13.2(d) (taking into account (i) all previous distributions to the Members under Section 4.1 and (ii) any previous allocations of Net Profits and Net Losses to the Members under this Section 10.3).

10.4     Regulatory Allocations.

Notwithstanding Section 10.3 hereof, appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required to comply with the “qualified income offset” provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations; the partnership “minimum gain chargeback” provisions of Section 1.704-2(f) of the Treasury Regulations; and the “partner nonrecourse deduction” and “partner nonrecourse debt minimum gain chargeback” provisions of Section 1.704-2(i) of the Treasury Regulations, all issued pursuant to Section 704(b) of the Code. To the extent permitted by such Treasury Regulations, the allocations in such year and subsequent years shall be further adjusted so that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to Section 10.3 hereof without regard to this Section 10.4.

10.5     Allocation for Tax Purposes.

(a)        Taxable income, losses and deductions of the Company for each Fiscal Year shall accrue to, and be borne by, the Members holding Interests in proportion to their sharing of profits and losses in accordance with Section 10.3, the allocations of various types of taxable income and losses likewise being as nearly as possible proportionate.

Annex D-17

(b)        All allocations under this Section 10.5 shall be made pursuant to the principles of Section 704 of the Code and in conformity with Treasury Regulations promulgated thereunder, or the successor provisions to Section 704 and its accompanying Treasury Regulations.

(c)        All matters concerning the allocations contemplated by this Article X and any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Manager in good faith. The Manager’s determination of the foregoing matters shall be final and conclusive as to all Members.

ARTICLE XI
ADMISSION OF MEMBERS

11.1     Substituted Members.

Subject to the provisions of ARTICLE IX hereof, in connection with the Permitted Transfer of a Unit hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

11.2     Additional Members.

Subject to the provisions of ARTICLE IX hereof, a Person may be admitted to the Company as an additional Member (“Additional Member”) only upon furnishing to the Manager (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member. Such admission shall become effective on the date on which that such condition has been satisfied.

ARTICLE XII
WITHDRAWAL AND RESIGNATION OF MEMBERS

12.1     Withdrawal and Resignation of Members.

No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to ARTICLE XIII. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to ARTICLE XIII, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to ARTICLE XIII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.5, such Member shall cease to be a Member.

ARTICLE XIII
DISSOLUTION AND LIQUIDATION

13.1     Dissolution.

The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)        the affirmative consent of the Manager and Members holding more than 50% of the Units to dissolve the Company; or

(b)        the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act. Except as otherwise set forth in this ARTICLE XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Annex D-18

13.2     Liquidation and Termination.

On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a)        as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)        the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c)        the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and

(d)        all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1 by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).

13.3     Deferment; Distribution in Kind.

Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 13.2, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 13.2(d), (b) as tenants in common and in accordance with the provisions of Section 13.2(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (a) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (b) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time.

13.4     Cancellation of Certificate.

On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.4.

13.5     Reasonable Time for Winding Up.

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.

13.6     Return of Capital.

The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

Annex D-19

ARTICLE XIV
GENERAL PROVISIONS

14.1     Confidentiality.

The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes, but is not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of the Manager or such Member at the time of disclosure by the Company; (b) becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (c) is approved for release by written authorization of the CEO of the Company; (d) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; (e) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information; or (f) as is required to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by Law (provided that, to the extent permitted by Law, any Member required to make such disclosure shall provide to the Manager prompt notice of such disclosure).

14.2     Amendments.

Subject to the following sentence, this Agreement may be amended or modified by the Manager with the consent of Members holding more than 50% of the Units at such time (including without limitation the Class A Units); provided, however, that any such amendment that adversely affects the rights of holders of Class B Units shall require the consent of InnoHold as long as it owns at least 10% of the outstanding Units. Notwithstanding the foregoing, (A) no amendment or modification to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons (or a requisite number or specified percentage thereof) may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter and (B) without the consent of each Member affected thereby, no amendment shall:

(i)          modify the limited liability of any Member, or increase the liabilities or obligations of any Member;

(ii)         alter or change any rights, preferences, privileges, duties, liabilities or obligations relative to any Units (other than immaterial changes) in a manner that is different or prejudicial relative to those of any other Units; or

(iii)        alter or change (A) any rights of holders of Units under Section 10.1 or Section 10.2, or (B) the terms of Section 3.2, in each case without the prior approval of Members holding a majority the Units held by Members other than Parent and its Subsidiaries.

Notwithstanding the foregoing provisions of this Section 14.2, (i) the Manager, acting alone, may amend this Agreement, including the Schedule of Members, to reflect the admission of new Members, Transfers of Units and the issuance of additional Units or Equity Securities, each as provided by the terms of this Agreement, and, subject to Section 10.1(a), subdivisions or combinations of Units made in compliance with the terms of this Agreement, and (ii) any amendment that adversely affects the right, preferences, privileges, duties, liabilities or obligations of a group or class of the Members relative to any other Members will require the consent of a majority in interest of the Members so affected.

No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Annex D-20

14.3     Title to Company Assets.

Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

14.4     Addresses and Notices.

Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company’s address is:

To the Company or Parent:

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Attn:    Casey McGarvey

Email: casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attn:   Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

Fax:    (801) 933-7373

Tel:      (801) 933-7366

To InnoHold:

InnoHold, LLC

123 E. 200 N.

Alpine, UT 84004

Attn:    Casey McGarvey

Email: casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, UT 84111

Attention: Nolan Taylor, Esq.

Tel: 801-933-7366

Fax: 801-933-7373

Email: taylor.nolan@dorsey.com

14.5     Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Annex D-21

14.6     Creditors.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Distributions, capital or property other than as a secured creditor.

14.7     Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

14.8     Counterparts.

This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

14.9     Applicable Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

14.10   Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.11   Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

14.12   Delivery by Electronic Transmission.

This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

14.13   Right of Offset.

Whenever the Company is to pay any sum to a Member, any amounts that such Member owes to the Company or any of its Subsidiaries as previously determined pursuant to a final judgment by a court of competent jurisdiction not otherwise subject to appeal may be deducted from that sum before payment.

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14.14   Entire Agreement.

This Agreement, those documents expressly referred to herein (including the Merger Agreement and the other documents contemplated thereby) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.15   Remedies.

Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.16   Descriptive Headings; Interpretation.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Annex D-23

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY:

PURPLE INNOVATION, LLC

By:
Name:
Title:

MEMBERS:

PURPLE INNOVATION, INC.

By:
Name:
Title:

INNOHOLD, LLC

By:
Name:
Title:

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SCHEDULE I

SCHEDULE OF MEMBERS

Name	Address	Class A Units	Class B Units	Total Units
InnoHold Inc.	[•]	—	[•]	[•]
Purple Innovation, Inc.	123 E. 200 N. Alpine, UT 84004	[•]	—	[•]

Annex D-25

Annex E

FORM OF
EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2017, is entered into by and among Purple Innovation, Inc., a Delaware corporation (the “Corporation”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), InnoHold, LLC, a Delaware limited liability company and a Class B Holder (as defined below) (“InnoHold”) and any other Class B Holders that may from time to time become parties hereto.

WHEREAS, the parties hereto desire to provide for the exchange of Class B Units and Class B Stock for shares of Class A Stock (as such terms are defined below) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.1. Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement, and those terms shall have the meanings respectively ascribed to them therein.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority or regulatory agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Corporation.

“Business Day” has the meaning set forth in the LLC Agreement.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Class B Paired Securities Exchanged, multiplied by (b) the then-applicable Exchange Rate multiplied by (c) the average of the daily VWAP of a share of Class A Common Stock for the 10 Trading Days immediately prior to the date of delivery of the relevant Exchange Notice.

“Class A Stock” has the meaning set forth in the LLC Agreement.

“Class A Unit” has the meaning set forth in the LLC Agreement.

“Class B Paired Security” shall mean one Class B Unit and one share of Class B Stock; for the avoidance of doubt, the combination of one Class B Unit and one share of Class B Stock shall be considered one Class B Paired Security for purposes of this Agreement, and no issuance of a share of Class A Stock pursuant to an Exchange shall be permitted hereunder unless each Class B Unit and share of Class B Stock comprising a Class B Paired Security is transferred, in tandem, to the Corporation.

“Class B Holder” has the meaning set forth in the LLC Agreement.

“Class B Stock” has the meaning set forth in the LLC Agreement.

“Class B Unit” has the meaning set forth in the LLC Agreement.

“Closing Price” means the last sale price of the Class A Stock for any applicable trading day.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Stock and the Class B Stock.

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“Exchange” means the exchange of Class B Paired Securities for Class A Stock, on the terms and conditions set forth herein, on any Exchange Date.

“Exchange Date” means, subject to Section 2.1(a)(ii), the date that is specified by a Class B Holder in its Exchange Notice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of shares of Class A Stock for which one Class B Paired Security may be exchanged. On the date of this Agreement, the Exchange Rate shall be one (1), subject to adjustment pursuant to Section 2.2.

“Fair Market Value” means the Closing Price of one (1) share of Class A Stock on the Business Day prior to the measurement date; provided, that if the Class A Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means any Business Day on which such exchange is open for trading.

“Fundamental Transaction” has the meaning set forth in Section 2.1(b).

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be further amended or restated from time to time.

“Lock-Up Agreement” means that certain Lock-Up Agreement by and among the Corporation, InnoHold and certain other parties thereto of even date herewith.

“Lock-Up Period” has the meaning set forth in the Lock-Up Agreement.

“Member” has the meaning set forth in the LLC Agreement.

“Month” means, unless the context requires otherwise, a calendar month.

“Person” means and includes any individual and any legal entity, including a corporation, partnership, association, limited liability company, trust, joint stock company or estate.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation and each other party thereto, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” has the meaning given to such term in the LLC Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and each other party thereto, as amended from time to time.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Class A Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Stock are then authorized for quotation.

“Units” has the meaning set forth in the LLC Agreement.

“VWAP” means the daily per share volume-weighted average price of the Class A Stock on the principal U.S. securities exchange or automated or electronic quotation system on which Class A Stock trades, as displayed under the heading Bloomberg PRPL on the Bloomberg page designated for the Class A Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company).

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Article II
EXCHANGES

Section 2.1. Exchange of Class B Paired Securities for Class A Stock.

(a)        Monthly Elective Exchanges.

(i)          Subject to Section 2.1(c), at any time following the expiration of the Lock-Up Period, and subject to Section 2.1(g) and the adjustment as provided in this Agreement, each Class B Holder shall be entitled on any Exchange Date to surrender all or a portion of the Class B Paired Securities held by such Class B Holder to the Company (or, at the option of the Corporation, directly to the Corporation) in exchange for, at the option of the Corporation (acting by a majority of the disinterested members of the Board), either (A) the delivery by the Corporation to the exchanging Class B Holder of a number of shares of Class A Stock that is equal to the product of the number of Class B Paired Securities surrendered multiplied by the Exchange Rate (the “Exchange Shares”), or (B) a Cash Exchange Payment in accordance with the instructions provided in the Exchange Notice; provided, however, that Class B Holder may exchange no less than the lesser of (A) the number of Class B Paired Securities held by Class B Holder and (B) One Thousand (1,000) Class B Paired Securities in any one Exchange.

(ii)         A Class B Holder shall exercise its right to exchange Class B Paired Securities pursuant to this Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively, (A) a written election of exchange in respect of the Class B Paired Securities to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”), at least three Business Days prior to the Exchange Date specified by such Class B Holder in such Exchange Notice or within such shorter period of time as may be agreed upon by the Corporation and the exchanging Class B Holder, duly executed by such Class B Holder; (B) any certificates representing such Class B Paired Securities on the Exchange Date, together with a written assignment and acceptance agreement with respect to such Class B Paired Securities, in a form reasonably acceptable to the Corporation; and (C) if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), either (i) such certification or (ii) written notice from such Class B Holder that it is unable to provide such certification on the Exchange Date.

(iii)        Upon a Class B Holder exercising its right to an Exchange, the Corporation and the Company shall take such actions as may be required to ensure that such Class B Holder receives the shares of Class A Stock that such exchanging Class B Holder is entitled to receive in connection with such Exchange pursuant to this Section 2.1(a). Without limiting the foregoing, in the event of an Exchange, (A) the Corporation shall be deemed to have transferred the Class A Stock to be delivered to the exchanging Class B Holder to the Company and the Company shall issue to the Corporation a number of Class A Units in the Company equal to the number of Class B Paired Securities exchanged by the Class B Holder and (B) the Company shall be deemed to have transferred such Class A Stock to the exchanging Class B Holder in exchange for the Class B Paired Securities surrendered by such Class B Holder in the Exchange. If an exchanging Class B Holder receives the shares of Class A Stock that it is entitled to receive in connection with an Exchange pursuant to this Section 2.1(a) directly from the Corporation, the Class B Holder shall have no further right to receive shares of Class A Stock from the Company in connection with that Exchange, and the Corporation and the Company shall be deemed to have satisfied their obligations under the first sentence of this Section 2.1(a)(iii). On the Exchange Date, all rights of the exchanging Class B Holder as a holder of the Class B Paired Securities that are subject to the Exchange shall cease, and such Class B Holder shall be treated for all purposes as having become the record holder of any shares of Class A Stock to be received by the exchanging Class B Holder in respect of such Exchange.

(b)        Effect of Fundamental Transactions on Exchanges. Subject to Section 2.1(c), below, in the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Corporation involving a payment or distribution of cash, securities or other assets to the holders of Class A Stock or any reclassification or other similar transaction as a result of which the shares of Class A Stock are converted into, among other things, another security or securities (a “Fundamental Transaction”), the Class B Units and the Class B Stock shall remain outstanding and the exchange provisions of this Agreement shall thereafter permit the exchange of Class B Paired Securities for the amount of such cash, securities or other assets which a Class B Holder would have received had he, she or it made an exchange for Class A Stock immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or

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otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock is converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(c)        Participation in Fundamental Transactions. Notwithstanding Section 2.1(b), the Corporation and the Company shall use their commercially reasonable efforts to expeditiously and in good faith provide the Class B Holders with sufficient notice of any proposed Fundamental Transaction so that any Class B Holder who elects in writing no later than 10 days prior to the proposed date of closing of such Fundamental Transaction may participate in any Fundamental Transaction involving the Class A Stock, shall not be required to comply with the requirements of Section 2.1(a) and, to facilitate participation in any such Fundamental Transaction and to adopt reasonable modifications (following good faith consultation with such electing Class B Holder) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such Fundamental Transaction. Any exchange by a Class B Holder in connection with a Fundamental Transaction shall not be subject to the timing requirements of Section 2.1(a), including without limitation that the Class B Holder may elect to make the exchange on a date other than the Exchange Date and shall not be subject to notice requirements of Section 2.1(a)(ii). Failure of any Class B Holder to provide notice under this Section 2.1(c) shall not disqualify such Class B Holder from participating in any Fundamental Transaction or from rights under Section 2.1(b).

(d)        Issuance of Class A Stock or Cash Exchange Payment. As promptly as practicable following satisfaction of a Class B Holder’s obligations under Section 2.1(a)(ii), and in any event no later than two (2) Business Days after such obligations are satisfied, the Corporation or the Company, as applicable, shall (A) deliver or cause to be delivered to such Class B Holder, at the address set forth on such Class B Holder’s signature page to the LLC Agreement (or at such other address as such party may designate to the Corporation), the number of shares of Class A Stock deliverable to such Class B Holder upon such Exchange, registered in the name of the relevant exchanging Class B Holder, subject to the Class B Holder’s execution of any letter of transmittal or other document required to be executed by the holders of Class A Stock, or (B) wire the Cash Exchange Payment to the bank account specified by the Class B Holder on the Exchange Notice. To the extent the Class A Stock is settled through the facilities of The Depository Trust Company, the Corporation or the Company, as applicable, will upon the written instruction of an exchanging Class B Holder, deliver the shares of Class A Stock deliverable to such exchanging Class B Holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Class B Holder in the Exchange Notice. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Stock shall be issued as a result of any Exchange. In lieu of any fractional share of Class A Stock to which a Class B Holder would otherwise be entitled in any Exchange, the Company or the Corporation, as applicable, shall pay to such Class B Holder cash equal to such fraction multiplied by the Fair Market Value as of the Exchange Date.

(e)        Expenses. The Corporation, the Company, and each exchanging Class B Holder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by the Corporation in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Stock are to be delivered in a name other than that of the Class B Holder that requested the Exchange, then such Class B Holder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(f)         Publicly Traded Partnership. Each of the Corporation and the Company covenants and agrees that neither shall take or cause or permit to be taken any action that would cause the Units in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h) applicable to partnership interests that are not readily tradable on a secondary market. Notwithstanding anything to the contrary herein, if the Board, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that, despite adherence by the Corporation and the Company to the foregoing, additional restrictions must be imposed on Exchanges in order for the Company not to be treated as a “publicly traded partnership” under Section 7704 of the Code, the

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Corporation or the Company, as applicable, may impose such restrictions on Exchanges, as the Corporation or the Company, as applicable, may reasonably determine to be necessary or advisable.

(g)        Other Prohibitions on Exchange. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Class B Holder shall not be entitled to exchange Class B Paired Securities to the extent that the Corporation or the Company reasonably determines in good faith that the Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreement with the Corporation, its subsidiaries, the Company or the Subsidiaries to which such Class B Holder is a party (including the LLC Agreement). For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any Applicable Law pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law, regulation, injunction, order or decree of any nature and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Class B Holder to exchange Class B Paired Securities.

Section 2.2. Adjustments.

(a)        The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class B Paired Securities that is not accompanied by an identical subdivision or combination of the Class A Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Stock that is not accompanied by an identical subdivision or combination of the Class B Paired Securities. For example, if there is a 2 for 1 stock split of Class A Stock and no corresponding split with respect to the Class B Paired Securities, the Exchange Rate would be adjusted to be 2. To the extent not fully reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Class B Holder shall be entitled to receive the amount of such security, securities or other property that such exchanging Class B Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b)        Each time that the Corporation acquires Class B Paired Securities other than in connection with a corresponding issuance by the Corporation of the same number of shares of Class A Stock (whether as a result of an Exchange or otherwise) or a concurrent recapitalization of the Company that causes the number of Class A Units held by the Corporation to equal the number of shares of Class A Stock outstanding immediately following such purchase of Class B Paired Securities (subject, in any such case, to prior applications of this Section 2.2(b)), the Exchange Rate shall be adjusted immediately following such transaction, without any further action by the Corporation or any Class B Holder, as follows: the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Stock of the Corporation then-outstanding and the denominator of which shall be the sum of the number of Class A Units plus Class B Units then-owned by the Corporation, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 2.2(a), and then that ratio shall be adjusted as set forth in Section 2.2(a) for each event (if any) giving rise to such Section 2.2(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Ratio adjustment being made hereby.

Section 2.3. Class A Stock to be Issued.

(a)        Subject to the terms of the Registration Rights Agreement, the Corporation and the Company covenant and agree to deliver shares of Class A Stock that have been registered under the Securities Act with

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respect to any Exchange to the extent that a registration statement is effective and available for such shares. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any such registration has not become effective or otherwise is unavailable, the Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall list the Class A Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Corporation or the Company from satisfying their obligations in respect of the exchange of the Class B Paired Securities by delivery of Class A Stock which are unregistered under the Securities Act or held in the treasury of the Corporation or the Company or any of their subsidiaries. The Corporation shall not be required to comply with this Section 2.3(a) in an Exchange in connection with a Fundamental Transaction.

(b)        The Corporation reserves the right to cause certificates evidencing such Class A Stock to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions, and may require any Class B Holder to which Class A Stock are to be issued to agree in writing (i) that such shares of Class A Stock will not be transferred except in compliance with such restrictions and (ii) to such other matters as the Corporation may deem reasonably necessary or appropriate in light of applicable law and existing agreements.

(c)        The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(d)        Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(e)        The Corporation covenants that all Class A Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

Section 2.4. Withholding; Certification of Non-Foreign Status.

(a)        If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Stock with a Fair Market Value equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange, or requiring as a condition of any Exchange that the exchanging Unit holder tender to the Company an amount equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld by the Company or Corporation and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Class B Holder. The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to an Exchange by any Class B Holder who is a “United States person” within the meaning of Section 7701(a)(30) of the Code and who has properly certified that such holder is not subject to federal backup withholding.

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(b)        Notwithstanding anything to the contrary herein, each of the Corporation and the Company may, in the reasonable exercise of its discretion, require as a condition to the effectiveness of an Exchange that an exchanging Class B Holder deliver to the Corporation or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b) or to provide any other applicable withholding certificate. In the event the Corporation or the Company has required delivery of such certification but an exchanging Class B Holder is unable to comply, the Corporation or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Class B Holder the Class A Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

Section 2.5. Distributions. No Exchange shall impair the right of the Class B Holder effecting an Exchange pursuant to this Agreement to receive any distributions payable on the Class B Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of distributions on any Class B Unit will be made on the Exchange of any Class B Paired Securities, and if the Exchange Date with respect to a Class B Unit occurs after the record date for the payment of a distribution on Class B Units but before the date of the payment, then the registered Class B Holder of the Class B Unit at the close of business on the record date will be entitled to receive the distribution payable on the Class B Unit on the payment date notwithstanding the Exchange of the Class B Units, and, for the avoidance of doubt, no Class B Holder effecting an Exchange pursuant to this Agreement shall have the right to receive any distributions (including tax distributions) on any exchanged Class B Unit with a record date that occurs from and after any Exchange Date. No Class B Holder effecting an Exchange pursuant to this Agreement shall be entitled to receive, in respect of a single record date, both (i) distributions on the Class B Units exchanged by such Class B Holder and (ii) any dividends payable on shares of Class A Stock received by such Class B Holder in such Exchange.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Class B Holders. Each Class B Holder, severally and not jointly, represents and warrants that, as of the date hereof and as of each Exchange Date upon which a Member is issued Class A Stock, (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Class B Holder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Class B Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Class B Holder and the consummation by such Class B Holder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such Class B Holder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Class B Holder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Class B Holder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Class B Holder of this Agreement, (vi) it is acquiring the Class A Stock issued in accordance with this Agreement for its own account with the present intention of holding such Class A Stock for purposes of investment, and that it has no intention of selling Class A Stock in a public distribution in violation of any federal or state securities laws, (vii) it is a sophisticated party for purposes of applicable federal and state securities laws and regulations or has employed the services of an adequate purchaser representative for purposes of applicable federal and state securities laws and regulations, (viii) such Class B Holder has knowledge and experience in financial and business matters such that such Class B Holder is capable of evaluating the merits and risks of an investment in the Corporation, (ix) it is able to bear the economic risks of an investment in the Class A Stock and could afford a complete loss of such investment and (x) if the Class B Holder is a partnership, “S corporation”, “grantor trust” or other flow-through entity, the interest of such Class B Holder in the Company does not represent “substantially all” of the value of its assets, and it was not a “principal purpose” of such Class B Holder to avoid the “100 partner” limitation applicable under section 7704 of the Code.

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Section 3.2. Representations and Warranties of the Corporation and the Company. Each of the Corporation and the Company, severally and not jointly, represents and warrants that, as of the date hereof (i) it is, and as of the date of an applicable Exchange it will be, duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, in good standing under the laws of such jurisdiction, (ii) it has, and as of the date of an applicable Exchange it will have, all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such party, (iv) this Agreement constitutes, and as of the date of an applicable Exchange it will constitute, a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such party or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such party, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such party of this Agreement.

Article IV
MISCELLANEOUS PROVISIONS

Section 4.1. Additional Class B Holders. To the extent a Class B Holder validly transfers any or all of such holder’s Class B Paired Securities to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such Permitted Transferee shall become a Class B Holder hereunder. If the Company issues any Class B Units following the date hereof, in accordance with, and not in contravention of, the LLC Agreement, then any recipient of such Class B Units shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, and thereby become a Class B Holder hereunder. If the Company issues any other Units (as defined in the LLC Agreement) in the future, then the Corporation shall have the right to permit the holder of such Units to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such holder shall become a Class B Holder hereunder, but solely with respect to such holder’s Units which constitute Class B Units hereunder, if any. Except as set forth in this Section 4.1, a Class B Holder may not assign or transfer any of its rights or obligations under this Agreement.

Section 4.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed:

(a)   If to the Corporation or the Company at:

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Attn:         Casey McGarvey

Email:      casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attn:         Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

Fax:          (801) 933-7373

Tel:            (801) 933-7366

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(b)        If to any Class B Holder, to the address and other contact information set forth in the records of the Company from time to time.

All such notices and communications shall be deemed to have been delivered and received (i) on the date personally delivered, (ii) one (1) Business Day after being sent by a reputable overnight delivery service, (iii) five (5) Business Days after being sent, if sent by registered or certified mail, and (iv) on the date delivered by facsimile or email with receipt of transmission confirmed during business hours on a Business Day (or one (1) Business Day after the date of delivery if delivered after business hours).

Section 4.3. Complete Agreement. This Agreement and the agreements referred to herein constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.4. Applicable Law; Venue; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(b)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5. References to this Agreement; Headings. Unless otherwise indicated, “Articles,” “Sections,” “Subsections”, “Clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, Subsections, Clauses, Exhibits and Schedules of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.6. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

Section 4.7. Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.” Except to the extent

Annex E-9

otherwise expressly provided herein, all references to any Class B Holder shall be deemed to refer solely to such Person in its capacity as such Class B Holder and not in any other capacity.

Section 4.8. Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 4.9. Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.10. No Third Party Beneficiaries. This Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.

Section 4.11. Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.12. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.13. Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (a) the Corporation, (b) the Company and (c) InnoHold; provided that, without the consent of any Person, a Person who becomes a Class B Holder after the date hereof pursuant to Section 4.1 shall execute and deliver a joinder to this Agreement to become a party to this Agreement.

Section 4.14. Tax Treatment. This Agreement shall be treated as part of the partnership agreement of the Company as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, for federal, state and local tax purposes, the Corporation, the Company and the Class B Holders shall report each Exchange consummated pursuant to this Agreement, whether directly to the Corporation or to the Company, as a taxable transfer of an interest in the Company to the Corporation pursuant to Section 1001 of the Code that is eligible to give rise to a Basis Adjustment (as such term is defined in the Tax Receivable Agreement) and none of the Corporation, the Company or any Class B Holder shall take a contrary position on any tax return or otherwise unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Code.

Section 4.15. Further Action. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

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Section 4.16. Specific Performance. The parties hereto recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.17. Independent Nature of Class B Holders’ Rights and Obligations. The obligations of each Class B Holder hereunder are several and not joint with the obligations of any other Class B Holder, and no Class B Holder shall be responsible in any way for the performance of the obligations of any other Class B Holder hereunder. The decision of each Class B Holder to enter into to this Agreement has been made by such Class B Holder independently of any other Class B Holder. Nothing contained herein, and no action taken by any Class B Holder pursuant hereto, shall be deemed to constitute the Class B Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Class B Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Class B Holders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PURPLE INNOVATION, INC.

By:
Name:
Title:

PURPLE INNOVATION, LLC.

By:
Name:
Title:

INNOHOLD, LLC
By:
Name:
Title:

CLASS B HOLDERS:

Name:

Signature Page to Exchange Agreement

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Exhibit A

FORM OF ELECTION OF EXCHANGE

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Reference is hereby made to the Exchange Agreement, dated as of [            ], 2017 (the “Exchange Agreement”), among Purple Innovation, Inc., a Delaware corporation, Purple Innovation, LLC, a Delaware limited liability company, InnoHold, LLC, a Delaware limited liability company, and such other holders of Class B Units that may from time to time become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

As of the date set forth below, the undersigned Class B Holder hereby transfers to the Corporation or the Company, as applicable, the number of Class B Paired Securities set forth below in Exchange for shares of Class A Stock to be issued in its name as set forth below and/or a Cash Exchange Payment to the bank account set forth below, in accordance with the Exchange Agreement.

Legal Name of Class B Holder:

Address:

Number of Class B Paired Securities to be Exchanged:

Bank Account for Cash Exchange Payment and Instructions

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Paired Securities subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Paired Securities subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Paired Securities to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation or the Company, as applicable, the Class B Paired Securities subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Date:

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Annex F

FORM OF TAX RECEIVABLE AGREEMENT

THIS Tax Receivable Agreement (“TRA”) is made and entered into as of [•], 2017 (the “Effective Date”) by and among Purple Innovation, Inc., a Delaware corporation (“Parent”), InnoHold, LLC, a Delaware limited liability company (“InnoHold”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), and those direct or indirect equity owners of the Company listed on Schedule 1 (together with InnoHold, the “Class B Unitholders”).

RECITALS

1.          Prior to the Effective Date of this TRA and the Closing Arrangements, defined below, and immediately prior to the merger of Purple Team, LLC, a Delaware limited liability company (“Purple Team”), into Innohold, the equity in the Company was owned solely by InnoHold and Purple Team.

2.          Also prior to the Effective Date of this TRA, (i) PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, will have merged with and into the Company (the “Merger”) in accordance with the Agreement and Plan of Merger dated November 2, 2017 (the “Merger Agreement”), and the parties thereto will have received the consideration as set forth in the Merger Agreement and (ii) pursuant to the Merger Agreement, Innohold will have received (among other things) (a) a cash distribution, (b) rights under an agreement relating to the exchange of Class B Units of the Company and Class B Stock of Parent into Class A Stock of Parent dated as of the date hereof (the “Exchange Agreement”) and (c) the rights under this TRA. Steps (i) – (ii) are defined as the “Closing Arrangements.”

3.          At the Effective Date, after the completion of the Merger and the Closing Arrangements, Parent and the Class B Unitholders will hold all the Units of the Company outstanding at such time, and will be parties to the Second Amended and Restated Operating Agreement of the Company (the “LLC Agreement”).

4.          The parties intend to treat the Merger and the Closing Arrangements as integrated transactions, such that the Surviving Entity, as defined in the Merger Agreement, is a continuation of the Company for United States federal income tax purposes, and Parent is treated as having acquired by purchase [___]% of the then outstanding Units of the Company as a result of the Merger and the Closing Arrangements, for the consideration set forth in the Merger Agreement and in the Closing Arrangements.

5.          Pursuant to the Exchange Agreement, the Class B Unitholders or their permitted assignees may exchange its Class B Units for Class A Stock of Parent and, as a result of which, the Applicable Class B Unitholder(s) will receive the right to certain payments under this TRA.

6.          The Company and each of its direct and (to the extent owned through a chain of pass-through entities as determined for U.S. federal income tax purposes) indirect subsidiaries (if any) which are treated as partnerships for United States federal income tax purposes (the Company, such subsidiaries, and any direct or (to the extent owned through a chain of pass-through entities) indirect subsidiary that is disregarded as an entity separate from its owner, together, the “Company Group”), have, or will have, in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as such term is defined below) in which an Exchange (as such term is defined below) occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by the Company Group (solely with respect to Parent) at the time of an Exchange (such time, the “Exchange Date”).

7.          The income, gain, loss, deduction and other Tax (as such term is defined below) items of Parent or any Parent Consolidated Group may be affected by (i) the Basis Adjustments (as such term is defined below) and (ii) the Imputed Interest (as such term is defined below).

8.          The parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustments and Imputed Interest on the liability for Taxes of Parent and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties agree as follows:

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Article 1
DEFINITIONS

Section 1.1.        Definitions.

As used in this TRA, the terms set forth in this Article 1 shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Amended Schedule” is defined in Section 2.4(b).

“Applicable Class B Unitholder(s)” means, from time to time, any Class B Unitholder(s) who exercise their Exchange Rights and who, as a result, are entitled to the payments contemplated by this TRA.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset, whether as reported on a Tax Return or as a result of a Determination, under sections 732, 743(b) or 1012 of the Code, as applicable, and the Treasury Regulations promulgated thereunder, and any other applicable, similar or successor provisions of the Code (both in situations where, as a result of one or more Exchanges, Company becomes an entity that is disregarded as separate from its owner for tax purposes and in situations where, following an Exchange, Company remains in existence as an entity for United States federal income tax purposes) and, in each case, comparable sections of foreign, state and local income and franchise tax laws, arising by reason of the Closing Arrangements, the Exchange Agreement (or any Exchange thereunder) and all payments under this TRA, and that arise solely with respect to Class B Units held by the Class B Unitholders. For purposes of calculating the Basis Adjustment with respect to any Applicable Class B Unitholder(s), the transferee’s share of partnership property will be determined in accordance with section 743(b) and regulations promulgated thereunder. The amount of any Basis Adjustment resulting from an Exchange of one or more Class B Units shall be determined without regard to any Pre-Exchange Transfer of such Class B Units and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security means a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of Parent.

“Business Day” has the meaning set forth in the LLC Agreement.

“Change of Control” means the occurrence of any of the following events after the date hereof:

(i)          there is consummated, in accordance with Parent’s certificate of incorporation and applicable law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Parent’s assets (determined on a consolidated basis), including a sale of all Class A Units held by Parent, to any Person or “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto);

(ii)         any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act, or any successor provisions thereto, is or becomes the beneficial owner, directly or indirectly, of securities of Parent representing more than fifty percent (50%) of the combined voting power of the Parent’s then outstanding voting securities;

(iii)        there is consummated a merger, reorganization, consolidation or similar form of business transaction involving Parent and any other corporation or other entity, and, immediately after the consummation of such transaction, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the Person surviving the merger or, if the surviving Person is a Subsidiary, the ultimate parent thereof, or (y) the voting securities immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of then

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outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving Person is a Subsidiary, the ultimate parent thereof; or

(iv)       the stockholders of Parent and the Board approve a plan of complete liquidation or dissolution of Parent.

Notwithstanding the foregoing, except with respect to clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which (A) the record holders of the shares of stock of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares or other equity of, an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions or (B) Parent is the surviving entity and its Class A Stock continues to be registered under Section 12(b) or 12(g) of the Exchange Act and continues to be publicly traded.

“Change of Control Termination Date” means the date of a Change of Control Termination Notice for purposes of determining the Change of Control Termination Payment.

“Change of Control Termination Effective Date” is defined in Section 4.2.

“Change of Control Termination Notice” is defined in Section 4.2.

“Change of Control Termination Payment” is defined in Section 4.3(b).

“Change of Control Termination Schedule” is defined in Section 4.1(b).

“Class A Stock” has the meaning set forth in the LLC Agreement.

“Class A Units” has the meaning set forth in the LLC Agreement.

“Class B Stock” has the meaning set forth in the LLC Agreement.

“Class B Unitholder” is defined in the Recitals.

“Class B Units” has the meaning set forth in the LLC Agreement.

“Closing Date” means the date on which the Merger, as defined in the Merger Agreement, is effective.

“Code” is defined in the Recitals.

“Company” is defined in the Recitals.

“Company Group” is defined in the Recitals.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means, with respect to each Applicable Class B Unitholder, the cumulative amount of Realized Tax Benefits for all Taxable Years of Parent, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment with respect to each Applicable Class B Unitholder for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination, or, if applicable, the Early Termination Schedule, Change of Control Termination Schedule, or amendments thereto.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in section 13l3(a) of the Code or similar provision of foreign, state and local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax. A Determination shall include the expiration of all periods of limitations relating to the assessment of Tax for a Taxable Year.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

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“Early Termination Effective Date” is defined in Section 4.2.

“Early Termination Notice” is defined in Section 4.2.

“Early Termination Payment” is defined in Section 4.3(b).

“Early Termination Rate” means LIBOR plus 100 basis points.

“Early Termination Schedule” is defined in Section 4.2.

“Effective Date” is defined in the opening paragraph.

“Exchange” means (i) the steps in the Closing Arrangements that result in the acquisition of Class A Units in the Company by Parent and (ii) any exchange of Class B Units and Class B Stock into Class A Stock pursuant to the Exchange Agreement.

“Exchange Agreement” is defined in the Recitals.

“Exchange Basis Schedule” is defined in Section 2.2.

“Exchange Date” is defined in the Recitals.

“Expert” is defined in Section 7.9.

“Hypothetical Tax Liability” means, for purposes of determining a payment hereunder by Parent to the Applicable Class B Unitholder(s) in respect of a Taxable Year, the amount that would constitute the liability for Taxes of Parent using the same methods, elections, conventions and similar practices as are used on the relevant Parent Return, if there were excluded, in making such determination, (1) any aggregate increase or decrease in Tax liability for the Taxable Year attributable to Basis Adjustments arising as a result of the Exchanges by the Applicable Class B Unitholder(s), including by reason of any payments under this TRA to any Applicable Class B Unitholder(s) (other than payments of Imputed Interest) and (2) any deductions attributable to Imputed Interest with respect to payment obligations under this TRA to such Applicable Class B Unitholder(s) for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to such Basis Adjustment or Imputed Interest.

“Imputed Interest” shall mean any interest imputed under sections 483, 1272 or 1274 of the Code and any similar provision of state and local tax law, as applicable, with respect to Parent’s payment obligations under this TRA.

“InnoHold” is defined in the Recitals.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two (2) days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” is defined in the Recitals.

“Market Value” means the Closing Price (as defined in the Exchange Agreement) of one (1) share of Class A Stock on the Business Day prior to the measurement date; provided, that if the Class A Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading.

“Material Objection Notice” has the meaning set forth in Section 4.2.

“Merger” is defined in the Recitals.

“Merger Agreement” is defined in the Recitals.

“Net Tax Benefit” is defined in Section 3.l(b).

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“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” has the meaning set forth in Section 2.4(a).

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Parent” is defined in the opening paragraph.

“Parent Consolidated Group” means any group of entities that are part of the United States federal income tax consolidated group of which Parent is the common parent.

“Parent Return” means the United States federal, and/or foreign, and/or state and/or local Tax Return, as applicable, of Parent filed with respect to Taxes for any Taxable Year, and includes consolidated returns in which Parent is the common parent.

“Participation Percentage” means, with respect to a Class B Unitholder, the percentage set forth on Exhibit B next to such Class B Unitholder’s name.

“Person” means and includes any individual, bank, savings association, corporation, partnership (limited, general, exempted or otherwise), limited liability company, limited company, company, exempted company, unit trust, joint-stock company, trust, estate or unincorporated organization.

“Pre-Exchange Transfer” means any transfer (including upon the death of an Applicable Class B Unitholder) in respect of one or more Class B Units (i) that occurs after the Closing Arrangements and prior to an Exchange of such Class B Units and (ii) to which sections 743(b) or 734(b) of the Code applies.

“Qualified Tax Advisor” means any law or accounting firm that is internationally recognized as being expert in Tax matters and that is reasonably acceptable to Parent and the Applicable Class B Unitholder(s).

“Realized Tax Benefit” means, for purposes of determining a payment hereunder by Parent to an Applicable Class B Unitholder in respect of a Taxable Year, the excess, if any, of (a) the Hypothetical Tax Liability determined with reference to such Applicable Class B Unitholder in respect of the Taxable Year over (b) the “actual” liability for Taxes of Parent using the same methods, elections, conventions and similar practices used on the relevant Parent Return, such “actual” liability to be computed with the adjustments described in this TRA (including, for the avoidance of doubt, the application of the Valuation Assumptions when provided for in this Agreement). If all or a portion of the actual tax liability of Parent for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for purposes of determining a payment hereunder by Parent to an Applicable Class B Unitholder, the excess, if any, of (a) the “actual” liability for Taxes of Parent using the same methods, elections, conventions and similar practices used on the relevant Parent Return, such “actual” liability to be computed with the adjustments described in this TRA (including, for the avoidance of doubt, the application of the Valuation Assumptions when provided for in this TRA) over (b) the Hypothetical Tax Liability determined with reference to such Applicable Class B Unitholder in respect of the Taxable Year. If all or a portion of the actual tax liability of Parent for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.4(a).

“Reference Asset” means an asset that is held by any member of a Company Group at the time of the Closing Arrangements or an Exchange, as relevant. A Reference Asset also includes any asset that is “substituted basis property” under section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (a) an Exchange Basis Schedule, (b) a Tax Benefit Schedule, (c) the Early Termination Schedule or (d) the Change of Control Termination Schedule.

Annex F-5

“Senior Obligations” is defined in Section 5.1.

“Subsidiaries” means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of voting securities, other voting ownership or voting partnership interests which is sufficient to elect at least a majority of the board of directors or other governing body (or if there are no such voting interests, 50% or more of the equity interests of such Person).

“Tax Benefit Payment” is defined in Section 3.1(b).

“Tax Benefit Schedule” is defined in Section 2.3(a).

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of Parent as defined in Section 441(b) of the Code or comparable section of foreign, state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the Effective Date

“Taxes” means any and all taxes, assessments or similar charges that are based on or measured with respect to any income or profits, or that are imposed in lieu of or are in the nature of an income tax, including any franchise taxes based on income, imposed by any federal, foreign, state or local Taxing Authority, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, foreign, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA” is defined in the Recitals.

“Treasury Regulations” means the final and temporary regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” means the Class A Units and the Class B Units, collectively.

“Valuation Assumptions” shall mean, subject to Section 4.1(b), as of an Early Termination Date or Change of Control Termination Date, the assumptions that:

(a)        in each Taxable Year ending on or after such Early Termination Date, Parent will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available;

(b)        All Taxes are paid on the due date for payment of such Taxes, excluding any available extensions;

(c)        the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date);

(d)        any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by Parent on a pro rata basis from the date of such schedule through the scheduled expiration date of such loss carryovers;

(e)        any non-amortizable assets will be disposed of on the fifteenth anniversary of the applicable Basis Adjustment; provided, that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary); and

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(f)         if, as of the Early Termination Date, there are Class B Units that have not been Exchanged, then each such Class B Unit shall be deemed to be Exchanged for the Market Value of the Class A Stock payable in respect thereof under the Exchange Agreement and the amount of cash that would be transferred under this TRA to the Class B Unitholder(s) that is attributable to such Class B Units that have not been exchanged under this TRA, determined as if the deemed Exchange occurred on the Early Termination Date. For the avoidance of doubt, the term “Exchange” as used in herein shall include any Exchange deemed to have occurred under this subsection.

Section 1.2.        Other Definitional and Interpretative Provisions. The words ‘‘hereof, “herein” and “hereunder” and words of like import used in this TRA shall refer to this TRA as a whole and not to any particular provision of this TRA. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this TRA unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this TRA as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this TRA. Any singular term in this TRA shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this TRA, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Article 2
DETERMINATION OF CERTAIN REALIZED TAX BENEFITS

Section 2.1.        Basis Adjustment. The parties hereto acknowledge that an Exchange constitutes a transfer of an interest in Company giving rise to a Basis Adjustment. For the avoidance of doubt, payments made under this TRA shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

Section 2.2.        Basis Schedule. Within 45 calendar days after the filing of the United States federal income tax return of Parent for each Taxable Year in which any Exchange has been effected, Parent shall deliver to the Applicable Class B Unitholder(s) a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this TRA, including with respect to each Applicable Class B Unitholder, for purposes of Taxes, (i) the Non-Stepped Up Tax Basis of the Reference Assets as of the Exchange Date, (ii) the Basis Adjustments with respect to the Reference Assets as a result of any Exchanges effected in the Closing Arrangements, any other Exchanges effected in such Taxable Year and Exchanges effected in prior Taxable Years, calculated in the aggregate and identified separately based on whether the Basis Adjustment arises by virtue of an Exchange effected in the Closing Arrangements, the current Taxable Year or prior Taxable Years, (iii) the period (or periods) over which the Reference Assets are amortizable and/or depreciable and (iv) the period (or periods) over which each Basis Adjustment is amortizable and or depreciable, identified separately based on whether the Basis Adjustment arises by virtue of an Exchange effected in the Closing Arrangements, the current Taxable Year or prior Taxable Years. The Exchange Basis Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

Section 2.3.        Tax Benefit Schedule.

(a)        Tax Benefit Schedule. Within 60 calendar days after the filing of the United States federal income tax return of Parent for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, Parent shall provide to the Applicable Class B Unitholder(s) a schedule showing, in reasonable detail and, at the request of the Applicable Class B Unitholder(s), with respect to each separate Exchange by such Applicable Class B Unitholder(s), the calculation of the Realized Tax Benefit or Realized Tax Detriment with respect to an Exchange effected in the Closing Arrangements, for any Exchange effected in a prior Taxable Year and for any Exchange effected for such Taxable Year with respect to such Applicable Class B Unitholder(s) (each a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

(b)        Applicable Principles. Subject to Sections 3.3 and 3.4, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual cash liability for Taxes of

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Parent (on a consolidated basis, as relevant) for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. In preparing the Tax Returns upon which the Realized Tax Benefit or Detriment are prepared, and in calculating the Hypothetical Tax Liability, Parent will not take any positions that are not more likely than not to be sustained if challenged by a Tax authority. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of each Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by Parent for the Class B Units acquired in an Exchange, and any tax items of Parent or any member of the consolidated tax return of Parent that are deductible in a year after the Closing Date. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustment and Imputed Interest shall be considered to be subject to the rules of Code and the Treasury Regulation or the appropriate provisions of foreign, state and local income and franchise tax law, as applicable, governing the use, limitation, and expiration of carryovers or carrybacks of the relevant-type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology, recognizing that the Hypothetical Tax Liability for the year would not include any such carryover or carryback, but such amount would be taken into account in calculating the Realized Tax Benefit for the year, if it is actually utilized in such year. For the avoidance of doubt, if there is a carryover or carryback of any Tax item that is not attributable to the Basis Adjustment or Imputed Interest, it will be utilized in the calculation of the Hypothetical Tax Liability and the Realized Tax Benefit and Realized Tax Detriments for the year to which it is carried, to the extent possible. The parties agree that (1) all Tax Benefit Payments (other than amounts accounted for as interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for Parent and (B) have the effect of creating additional Basis Adjustments to Reference Assets for Parent in the year of payment, and (2) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate. The parties further agree that all Tax Benefit Payments shall be shared among the Class B Unitholders in proportion to their Participation Percentages.

Section 2.4.        Procedures, Amendments.

(a)        Procedure. Every time Parent delivers to the Applicable Class B Unitholder(s) an applicable Schedule under this TRA, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule, Change of Control Termination Schedule, amended Early Termination Schedule or amended Change of Control Termination Schedule, Parent shall also (i) deliver to the Applicable Class B Unitholder(s) schedules and work papers, as reasonably determined by Parent or reasonably requested by the Applicable Class B Unitholder(s), providing reasonable detail regarding the preparation of the Schedule and (ii) allow the Applicable Class B Unitholder(s) reasonable access at no cost to the appropriate representatives at Parent, as determined by Parent or requested by the Applicable Class B Unitholder(s) in connection with a review of such Schedule. An applicable Schedule or amendment thereto shall become final and binding on Parent and an Applicable Class B Unitholder 30 calendar days from the first date on which the Applicable Class B Unitholder(s) received the applicable Schedule or amendment thereto unless the Applicable Class B Unitholder(s) (i) within 30 calendar days after receiving an applicable Schedule or amendment thereto, provides Parent with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by Parent. If the parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within 30 calendar days after receipt by Parent of an Objection Notice, Parent and the Applicable Class B Unitholder(s) shall employ the reconciliation procedures as described in Section 7.9 (the “Reconciliation Procedures”).

(b)        Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by Parent (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to any Taxable Year after the date the Schedule was provided to the Applicable Class B Unitholder(s), (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year or (vi) to adjust an Exchange Basis Schedule to take into account payments made pursuant to this TRA (any such Schedule an “Amended Schedule”). For the avoidance of doubt, no Applicable Class B Unitholder shall have any obligation to make any payment to Parent, or to reimburse Parent, for amounts previously paid pursuant to this TRA.

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Article 3
TAX BENEFIT PAYMENTS

Section 3.1.        Payments.

(a)        Payments. Within five Business Days after a Tax Benefit Schedule or Amended Schedule delivered to Class B Unitholders becomes final in accordance with Section 2.4, Parent shall pay to each Applicable Class B Unitholder for the applicable Taxable Year the Tax Benefit Payment with respect to such Applicable Class B Unitholder for such Taxable Year, as determined pursuant to Section 3.l(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by the Applicable Class B Unitholder to Parent or as otherwise agreed by Parent and the Applicable Class B Unitholder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, United States federal estimated income tax payments.

(b)        A “Tax Benefit Payment” for a Taxable Year means, with respect to each Applicable Class B Unitholder, an amount, not less than zero, equal to the sum of the Applicable Class B Unitholder’s Net Tax Benefit. Subject to Sections 3.3 and 3.4, the “Net Tax Benefit” with respect to each Class B Unitholder for a Taxable Year shall be an amount equal to the excess, if any, of 80% of the Cumulative Net Realized Tax Benefit with respect to such Class B Unitholder for such Taxable Year over the total amount of payments previously made to such Class B Unitholder under this Section 3.1 (excluding payments attributable to Imputed Interest).

Section 3.2.        No Duplicative Payments and Principles. It is intended that the provisions of this TRA will not result in duplicative payment of any amount required under this TRA. It is also intended that the provisions of this TRA provide that 80% of the Cumulative Net Realized Tax Benefit with respect each Class B Unitholder will be paid to such Class B Unitholder. The provisions of this TRA shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3.        Insufficient Taxable Income or Insufficient Funds. Notwithstanding anything in Section 3.1(a) or (b) to the contrary, and subject to Section 3.4 hereof, to the extent that the aggregate tax benefit of Parent’s deduction with respect to the Basis Adjustments or Imputed Interest under this TRA is limited in a particular Taxable Year because Parent does not have sufficient taxable income, or to the extent that Parent lacks sufficient funds to satisfy its obligations to make all Tax Benefit Payments due with respect to a particular Taxable Year, the limitation on the tax benefit for Parent, or the payments under this TRA that may be made, as the case may be, shall be taken into account or made for each Person entitled to receive a payment pursuant to Section 3.1(a) on a first-in first-out basis by calculating and paying out Net Tax Benefits in the following order of priority: (i) first Net Tax Benefits during such Taxable Year (whether by virtue of current year deductions or carryovers of net operating losses arising in prior years from Basis Adjustments) arising from Exchanges effected in the Closing Arrangements (pro rata among the members who Exchanged units in the Closing Arrangements), and then (ii) Net Tax Benefits during such Taxable Year (whether by virtue of current year deductions or carryovers of net operating losses arising in prior years from Basis Adjustments) arising from Exchanges following the Exchanges effected in the Closing Arrangements on a first-in first-out basis, with the Net Tax Benefits arising from Exchanges effected in an earlier Taxable Year calculated and paid out prior to Net Tax Benefits arising from Exchanges effected in later Taxable Years (pro rata among members who Exchange in a Taxable Year (but after the Closing Arrangements), without regard to when the Exchange occurred in the Taxable Year).

Article 4
TERMINATION

Section 4.1.        Termination and Breach of TRA.

(a)        Parent may terminate this TRA with respect to all amounts payable to the Class B Unitholders under this TRA at any time by paying to them the Early Termination Payments in cash; provided, however, that this TRA shall only terminate under this Section 4.l(a) effective upon the receipt of the Early Termination Payments by the all Class B Unitholders; and provided, further, that Parent may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which all or any portion of any Early Termination Payment has been paid. Upon payment in full of the Early Termination Payments by Parent, Parent shall not have any further payment obligations under this TRA, other than for any (i) Tax Benefit Payments due and payable but unpaid as of the Early Termination Notice; and (ii) Tax Benefit Payments due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included

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in Early Termination Payments). If an Exchange occurs after Parent has made all Tax Benefit Payments to the Class B Unitholders in full as specified above, Parent shall have no obligations under this TRA with respect to such Exchange. For purposes of this Section 4.1, a Class B Unitholder includes a person who was a Class B Unitholder prior to the receipt of notice from Parent pursuant to this Section 4.1(a) and who exchanged Class B Units and Class B Stock for Parent Class A Stock prior to such notice pursuant to the Exchange Agreement.

(b)        Upon the occurrence of a Change of Control, Parent shall be obligated to terminate this TRA effective as of the Change of Control Termination Date by paying to the Class B Unitholders the Change of Control Termination Payments, substituting “Change of Control Termination Date” for “Early Termination Date” each time Early Termination Date appears in the definition of Valuation Assumptions and substituting “Change of Control Termination Schedule” for “Early Termination Schedule” each time Early Termination Schedule appears in the definition of Valuation Assumptions, and following the procedures set forth in Sections 4.2 and 4.3, as applicable to a Change of Control; provided, however, that this TRA shall only terminate under this Section 4.1(b) effective upon the receipt of all of the Change of Control Termination Payments by the Class B Unitholders. Upon payment in full of the Change of Control Termination Payments by Parent, Parent shall have no further payment obligations under this TRA, other than for any (i) Tax Benefit Payments due and payable but unpaid as of the Change of Control Termination Notice; and (ii) Tax Benefit Payments due for the Taxable Year ending with or including the date of the Change of Control Termination Notice (except to the extent that the amount described in clause (ii) is included in Change of Control Termination Payments). If an Exchange occurs after Parent has made all Tax Benefit Payments to the Class B Unitholders in full as specified above, Parent shall have no obligations under this TRA with respect to such Exchange. For purposes of a Change of Control Termination Payment, a Class B Unitholder includes a person who was a Class B Unitholder immediately prior to the Change of Control who exchanged Class B Units and Class B Stock for Parent Class A Stock immediately prior to the Change of Control pursuant to the Exchange Agreement.

(c)        In the event that Parent breaches any of its material obligations under this TRA, whether as a result of failure to make any payment within 90 days of when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but shall not be limited to: (i) Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of the breach; (ii) any Tax Benefit Payments due and payable but unpaid as of the date of the breach; and (iii) any Tax Benefit Payments due for the Taxable Year ending with or including the date of the breach. Notwithstanding the foregoing, in the event that Parent breaches this TRA, the Class B Unitholders shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this TRA within 90 days after the date such payment is due shall be deemed to be a breach of a material obligation under this TRA for all purposes hereof.

Section 4.2.        Termination Notice. If Parent chooses to exercise its right of early termination under Section 4.1 above, or within thirty days of a Change of Control (as the case may be), Parent shall deliver to each of the Class B Unitholders notice of such intention to exercise such right or of such occurrence (“Early Termination Notice” or “Change of Control Termination Notice,” as applicable) and a schedule (the “Early Termination Schedule” or “Change of Control Termination Schedule,” as applicable) specifying Parent’s intention to exercise such right, or the presence of such occurrence, and showing in reasonable detail the calculation of the Early Termination Payments or the Change of Control Termination Payments, as applicable, for the Class B Unitholders. Parent shall, along with such notice and schedule, (i) deliver to the Class B Unitholders schedules and work papers, as reasonably determined by Parent or reasonably requested by the Class B Unitholders providing reasonable detail regarding the preparation of the Schedule and (ii) allow the Class B Unitholders reasonable access, at no cost, to the appropriate representatives at Parent, as reasonably determined by Parent or reasonably requested by the Class B Unitholders, in connection with a review of such schedule. The Early Termination Schedule or Change of Control Termination Schedule, as applicable, shall become final and binding on Parent and the Class B Unitholders 30 calendar days from the first date on which the Class B Unitholders received such schedule or amendment thereto unless the Class B Unitholders (i), within 30 calendar days after receiving such schedule, provide Parent with notice of a material objection to such schedule made in good faith (“Material Objection Notice”) or (ii) provide a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such schedule becomes binding on the date the waiver is received by Parent (the “Early Termination Effective Date” or “Change of Control Termination Effective Date”). If for any reason the parties are unable to successfully resolve the issues

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raised in such notice within 30 calendar days after receipt by Parent of the Material Objection Notice, Parent and the Class B Unitholders shall engage in the Reconciliation Procedures.

Section 4.3.        Payment upon Termination.

(a)        Within three Business Days after the Early Termination Effective Date, Parent shall pay to each Class B Unitholder an amount equal to the Early Termination Payment with respect to such Class B Unitholder. On the Change of Control Termination Effective Date, Parent shall pay to each Class B Unitholder an amount equal to the Change of Control Termination Payment with respect to such Class B Unitholder. Such payments shall be made by wire transfer of immediately available funds to a bank account or accounts designated by each Class B Unitholder or as otherwise agreed by Parent and each such Class B Unitholder.

(b)        “Early Termination Payment” for a Class B Unitholder shall equal the present value, discounted at the Early Termination Rate as of the Early Termination Effective Date, of all Tax Benefit Payments that would be required to be paid by Parent to such Class B Unitholder hereunder beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied. “Change of Control Termination Payment” for a Class B Unitholder shall equal the present value, discounted at the Early Termination Rate as of the Change of Control Termination Effective Date, of all Tax Benefit Payments that would be required to be paid by Parent to such Class B Unitholder hereunder beginning as of the Change of Control Termination Date and assuming that the Valuation Assumptions are applied, as amended by Section 4.l(b). The present value determinations pursuant to this Section 4.3(b) shall be made assuming the Parent filed its U. S. federal income tax returns on the original due date (without extension).

Section 4.4.        Scheduled Termination. No Tax Benefit Payment shall accrue, or shall become due or payable with respect to any Exchange after the 40th anniversary (the “Scheduled Termination Date”) of the effective date of such Exchange. For avoidance of doubt, this TRA shall continue to be in effect in periods after the Scheduled Termination Date with respect to Tax Benefit Payments that arise on or before such date, or any adjustment thereto, and shall terminate upon such time as when all Tax Benefit Payments due and payable hereunder have been paid and the Determinations have been made with respect to all such payments.

Article 5
SUBORDINATION AND LATE PAYMENTS

Section 5.1.        Subordination. Notwithstanding any other provision to the contrary, any payment required to be made by Parent under this TRA shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of Parent and its Subsidiaries from unrelated lenders (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of Parent that are not Senior Obligations. For the avoidance of doubt, the fact that a payment is subordinated pursuant to this Section 5.1 and thus cannot be made, does not mean that a failure to make a payment in a timely manner under Section 4.1(c) is not a material breach of this Agreement.

Section 5.2.        Late Payments by Parent. The amount of all or any portion of any payment not made by Parent when due under the terms of this TRA shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such payment was due. For avoidance of doubt, this Section 5.2 shall not limit or restrict in any way the rights of the Class B Unitholders hereunder, including, without limitation, their rights under Section 4.1(c) hereof.

Article 6
NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1.        Election to be Filed. As the sole managing member of Company, Parent shall cause Company and each Company Group member that is treated as a partnership for United States federal income tax purposes to file an election under Section 754 of the Code (a “754 Election”) commencing no later than with its first Taxable Year which includes an Exchange, unless such entity already has a 754 Election in effect, and shall not cause any such entity to revoke such election until this TRA is no longer in effect for any Class B Unitholder. If Company acquires an interest in an entity that is treated as a partnership for United States federal income tax purposes, either directly or indirectly through one or more entities treated as a partnership or disregarded entity for United States federal income tax purposes, Parent shall use its best efforts to cause such entity to file a 754 Election effective for

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each such entity’s Taxable Year in which such acquisition occurs, unless such entity already has a 754 Election in effect, and shall not cause such entity to revoke such election until this TRA is no longer in effect.

Section 6.2.        Participation in Parent’s and Company’s Tax Matters.

(a)        Except as otherwise provided herein, Parent shall have full responsibility for, and sole discretion over, all Tax matters concerning Parent. Notwithstanding the foregoing. Parent shall notify the Class B Unitholders of, and keep the Class B Unitholders reasonably informed with respect to, the portion of any audit of Parent by a Taxing Authority the outcome of which is reasonably expected to materially affect the rights and obligations of such Class B Unitholders under this TRA, and shall provide to the Class B Unitholders reasonable opportunity to provide information and other input to Parent and its advisors concerning the conduct of any such portion of such audit; provided, however, that Parent shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

(b)        The rights and responsibilities of Parent and InnoHold with respect to Tax matters concerning the Company and its Subsidiaries shall be as set forth in the LLC Agreement or, as applicable, the Merger Agreement.

Section 6.3.        Consistency. Parent, InnoHold and the Class B Unitholders agree to report and cause to be reported for all purposes, including federal, foreign, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by Parent in any Schedule required to be provided by or on behalf of Parent under this TRA, provided Parent prepares and finalizes each such Schedule in accordance with the terms hereof, unless otherwise required by a Determination.

Section 6.4.        Cooperation. Each applicable Applicable Class B Unitholder shall (a) furnish to Parent in a timely manner such information, documents and other materials as Parent may reasonably request for purposes of making any determination or computation necessary or appropriate under this TRA, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to Parent and its representatives to provide explanations of documents and materials and such other information as Parent or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and Parent shall reimburse any such Applicable Class B Unitholder for any reasonable third-party costs and expenses incurred pursuant to this Section 6.4.

Article 7
MISCELLANEOUS

Section 7.1.              Notices. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a “notice”) required or permitted under this TRA must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed:

To the Company or Parent:

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Attn:       Casey McGarvey

Email:    casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attn:      Nolan S. Taylor

E-mail:  taylor.nolan@dorsey.com

Fax:      (801) 933-7373
Tel:         (801) 933-7366

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To InnoHold:

InnoHold, LLC

123 E. 200 N.

Alpine, UT 84004

Attn:       Casey McGarvey

Email:    casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, UT 84111

Attention: Nolan Taylor, Esq.

Tel: 801-933-7366

Fax: 801-933-7373

Email: taylor.nolan@dorsey.com

A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three Business Days after such notice is mailed to an address within the United States of America or (ii) seven Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent by e-mail or facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. Any party may designate, by written notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

Section 7.2.        Counterparts. This TRA and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 7.3.        Entire TRA; No Third Party Beneficiaries. This TRA, together with the LLC Agreement and the Exchange Agreement, constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof. This TRA is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.

Section 7.4.        Governing Law. The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this TRA and the performance of the obligations imposed by this TRA shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

Section 7.5.        Severability. It is expressly understood and agreed that if any provision of this TRA or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this TRA, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this TRA is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this TRA shall be enforceable as so modified. If such court of competent

Annex F-13

jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this TRA so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

Section 7.6.        Successors, Assignment, Amendments and Waivers.

(a)        Neither InnoHold nor any Class B Unitholder may assign any of its rights under this TRA to any person without the prior written consent of Parent, which consent shall not be unreasonably withheld; provided, however, that (i) to the extent Class B Units allocable to any Class B Unitholder are transferred by InnoHold or such Class B Unitholder in accordance with the terms of the LLC Agreement, the relevant Class B Unitholder shall have the option to assign to the transferee of such Class B Units the transferring Class B Unitholder’s rights under this TRA with respect to such transferred Class B Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this TRA, in form and substance substantially similar to Exhibit A to this TRA, agreeing to become a Class B Unitholder for all purposes of this TRA, and (ii) once an Exchange has occurred, any and all payments that may become payable to an Applicable Class B Unitholder pursuant to this TRA with respect to the Exchanged Class B Units may be assigned to any Person or Persons as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this TRA, in form and substance substantially similar to Exhibit A to this TRA, and acknowledging specifically the terms of Section 7.6(b). For the avoidance of doubt, if aa Class B Unitholder transfers Class B Units but does not assign to the transferee of such Class B Units such Class B Unitholder’s rights under this TRA with respect to such transferred Class B Units, such Class B Unitholder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Class B Units.

(b)        No provision of this TRA may be amended unless such amendment is approved in writing by Parent and the Class B Unitholders. No provision of this TRA may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c)        All of the terms and provisions of this TRA shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Parent shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Parent, by written agreement, expressly to assume and agree to perform this TRA in the same manner and to the same extent that Parent would be required to perform if no such succession had taken place.

Section 7.7.        Titles and Subtitles. The titles of the sections and subsections are for convenience of reference only and are not to be considered in construing this TRA.

Section 7.8.        Resolution of Disputes.

(a)        Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this TRA and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this TRA in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(b)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY

Annex F-14

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

Section 7.9.        Reconciliation. In the event that Parent and the Class B Unitholders are unable to resolve a disagreement with respect to the matters governed by Section 2.4, or Section 4.2, within the relevant period designated in this TRA (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless Parent and the Class B Unitholders agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with Parent or the Class B Unitholders (or the affected Class B Unitholders) or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within 15 days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the Qualified Tax Advisor. The Expert shall resolve any matter relating to an Exchange Basis Schedule, or an amendment thereto, the Early Termination Schedule, or an amendment thereto, the Change of Control Termination Schedule, or an amendment thereto or Section 3.l(c), within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this TRA and such Tax Return may be filed as prepared by Parent, subject to adjustment or amendment upon resolution. Parent and the Class B Unitholders shall bear their own costs and expenses relating to the engagement of such Expert, amending any Tax Return and the proceeding unless the Class B Unitholders have a prevailing position that is more than 10% of the payment at issue, in which case Parent shall reimburse the Class B Unitholders for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on Parent and the Class B Unitholders who are parties to such Dispute and may be entered and enforced in any court having jurisdiction.

Section 7.10.      Withholding. Parent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, such withheld amounts shall be treated for all purposes as having been paid to InnoHold and/or the Class B Unitholders (as the case may be). The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to payments contemplated by this TRA to InnoHold or any Class B Unitholder who is a “United States person” within the meaning of Section 770l(a)(30) of the Code and who properly certifies that such holder is not subject to federal backup withholding.

Section 7.11.      Admission of Parent into a Consolidated Group and Transfers of Corporate Assets.

(a)        If Parent is or becomes the common parent of a Parent Consolidated Group that files a consolidated income tax return pursuant to Section 1501 et seq. of Code, the provisions of this TRA will be applied with respect to the Parent Consolidated Group as a whole and the Tax Benefit Payments, Early Termination Payments, Change of Control Termination Payments and other applicable items shall be computed with reference to the consolidated taxable income of the Parent Consolidated Group as a whole. Similar provisions apply to any state or local consolidated group of which Parent is a member.

(b)        If Parent transfers one or more assets to a corporation (or a Person classified as a corporation for United States federal income tax purposes) with which it does not file a consolidated tax return pursuant to Section 1501 of the Code, then, for purposes of calculating the amount of any Tax Benefit Payment, Early Termination Payment or Change of Control Termination Payment due hereunder, Parent shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by Parent shall be equal to the fair market value of the transferred asset. For purposes of this Section 7.11, a transfer of a partnership or limited liability company interest shall be treated as a transfer of the transferring partner’s or member’s share of each of the assets and liabilities of that partnership or limited liability company.

Annex F-15

Section 7.12.      Confidentiality.

(a)        Innohold and the Class B Unitholders or their respective assignee(s) acknowledges and agrees that the information of Parent and of its Affiliates is confidential and, except (i) in the course of performing any duties as necessary for Parent and its Affiliates, (ii) as required by law or legal process, (iii) to enforce the terms of this TRA, or (iv) such disclosure is related to the performance of obligations under this Agreement, the Merger Agreement, the Related Agreements and the consummation of the transactions contemplated thereunder, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this TRA, of Parent and its Affiliates and successors, concerning the Company and its Affiliates and successors, learned by Innohold and the Class B Unitholders or their respective assignee(s) heretofore or hereafter. This Section 7.12(a) shall not apply to (i) any information that has been made publicly available by Parent or any of its Affiliates, becomes public knowledge (except as a result of an act of Innohold, the Class B Unitholders or their respective assignee(s) in violation of this TRA) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for Innohold to prepare and file its Tax returns, to respond to any inquiries regarding the same from any Taxing authority or to prosecute or defend any action, proceeding or audit by any Taxing authority with respect to such returns, and (iii) any information that was independently developed by Innohold, the Class B Unitholders or their respective assignee(s), provided that such independent development can reasonably be proven by Innohold, the Class B Unitholders or their respective assignee(s).

(b)        If Innohold, the Class B Unitholders or their respective assignee(s) commit a breach, or threaten to commit a breach, of any of the provisions of Section 7.12(a), Parent shall have the right and remedy to have the provisions of Section 7.12(a) specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent or any of its Subsidiaries and the accounts and funds managed by Parent and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

[Signature page follows]

Annex F-16

IN WITNESS WHEREOF, Parent, InnoHold, the Company and the Class B Unitholders have duly executed this TRA as of the date first written above.

PURPLE INNOVATION, INC.

By:
Name:
Title:

INNOHOLD, LLC

By:
Name:
Title:

PURPLE INNOVATION, LLC

By:
Name:
Title:

CLASS B UNITHOLDERS:

Signature Page to Tax Receivable Agreement

Annex F-17

Exhibit A

Form of Joinder Agreement

[________________] does hereby agree to the terms and conditions of the Tax Receivable Agreement, dated as of [ ], 2017 (the “TRA”), a copy of which is attached hereto, and upon execution of this joinder, for all purposes thereunder, shall be and hereby is a Class B Unitholder, as defined in the TRA, and is bound by all terms and conditions thereof as of the date set forth below.

[Name of Assignee, if Entity]

By:
Name:
Title:

Date: ________________________

Annex F-18

Exhibit B

Participation Percentages

Class B Unitholder                                      Participation Percentage

Annex G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], by and among (i) Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, the “Parent”), (ii) Global Partner Sponsor I LLC, a Delaware limited liability company, solely in its capacity under the Merger Agreement as the Parent Representative (the “Parent Representative”), and (iii) InnoHold, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, on November 2, 2017, the Parent, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), the Investor and the Parent Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration, including the Equity Consideration consisting of Parent Class B Common Stock and Surviving Entity Class B Units;

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Parent, the Company, the Parent Representative and the Investor are also entering into a Lock-Up Agreement (as amended from time to time in accordance with the terms thereof, the “Lock-Up Agreement”), pursuant to which the Investor has agreed not to transfer its Equity Consideration for the lock-up period set forth therein; and

WHEREAS, the parties desire to enter into this Agreement to provide the Investor with certain rights relating to the registration of the Class A Common Stock held by it or which it may acquire;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Company” is defined in the recitals to this Agreement.

“Class A Common Stock” means the class A common stock, par value $0.0001 per share, of Parent (including any successor common equity securities into such securities are exchanged or converted).

“Class B Common Stock” means the class B common stock, par value $0.0001 per share, of Parent.

“Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock of Parent, including any shares of common stock of Parent issuable upon the exercise of any warrant or upon the exercise, conversion or exchange of any other right to acquire shares of common stock of Parent.

“Demand Registration” is defined in Section 2.1.1.

“Form S-3” is defined in Section 2.3.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of July 29, 2015, between Parent and Global Partner Sponsor I, LLC, a Delaware limited liability company, as it may be amended in accordance with the terms thereof.

Annex G-1

“Founder Securities” means those securities included in the definition of “Registrable Security” specified in the Founder Registration Rights Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” is defined in the preamble to this Agreement, and include any transferee of the Registrable Securities (so long as they remain Registrable Securities) of Investor permitted under this Agreement and the Lock-Up Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.2.2(a).

“Proceeding” is defined in Section 6.10.

“Parent” is defined in the preamble to this Agreement, and shall include Parent’s successors by merger, acquisition, reorganization or otherwise.

“Parent Representative” is defined in the preamble to this Agreement.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all of the Class A Common Stock to be issued by Parent, in accordance with the Exchange Agreement, in exchange for the Equity Consideration issued under the Merger Agreement, including any warrants, share capital or other securities of Parent issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Class A Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Expenses” is defined in Section 3.3.

“Registration Statement” means a registration statement filed by Parent with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Specified Courts” is defined in Section 6.10.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.          REGISTRATION RIGHTS.

Annex G-2

2.1       Demand Registration.

2.1.1    Request for Registration. Subject to Section 2.4, at any time and from time to time after the Closing Date, the Investor may make a written demand for registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Parent shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2    Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and Parent has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Investor thereafter elects to continue the offering; provided, further, that Parent shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3    Underwritten Offering. If the Investor so elects and advises Parent as part of its written demand for a Demand Registration that the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering, then the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Investor.

2.1.4    Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Parent and the Investor in writing that the dollar amount or number of Registrable Securities which the Investor desires to sell, taken together with all other Class A Common Stock or other securities which Parent desires to sell and the Class A Common Stock or other securities, if any, as to which registration by Parent has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Parent who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then Parent shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Investor that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares. In the event that Parent securities that are convertible into Class A Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Parent securities on an as-converted to Class A Common Stock basis.

2.1.5    Withdrawal. If the Investor disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, the Investor may elect to withdraw from such offering by giving written notice to Parent and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Investor withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.5.

Annex G-3

2.2       Piggy-Back Registration.

2.2.1    Piggy-Back Rights. Subject to Section 2.4, if at any time after the Closing Date Parent proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Parent for its own account or for security holders of Parent for their account (or by Parent and by security holders of Parent including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Parent’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Parent or (iv) for a dividend reinvestment plan, then Parent shall (x) give written notice of such proposed filing to the Investor as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Investor in such notice the opportunity to register the sale of such number of Registrable Securities as the Investor may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Parent or another demanding shareholder, Parent shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Investor proposes to distribute its Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters, the Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2    Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Parent and the Investor in writing that the dollar amount or number of Class A Common Stock or other Parent securities which Parent desires to sell, taken together with (i) the Class A Common Stock or other Parent securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investor hereunder, (ii) the Registrable Securities as to which registration has been requested under this Section 2.2, and (iii) the Class A Common Stock or other Parent securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Parent, exceeds the Maximum Number of Shares, then Parent shall include in any such registration:

(a)       If the registration is undertaken for Parent’s account: (i) first, the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Founder Securities as to which registration has been requested pursuant to the Founder Registration Rights Agreement and the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2 that can be sold without exceeding the Maximum Number of Shares, with the Founder Securities and Registrable Securities being included pro rata in accordance with the number of securities that each such Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”); and (iii) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares;

(b)       If the registration is a “demand” registration undertaken at the demand of holders of Founder Securities under the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders, Pro Rata among such holders, that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2 that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum

Annex G-4

Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares; and

(c)       If the registration is a “demand” registration undertaken at the demand of Persons other than the Investor or the holders of Founder Securities, (i) first, the Class A Common Stock or other securities for the account of such demanding Persons that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Class A Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Founder Securities as to which registration has been requested pursuant to the Founder Registration Rights Agreement and the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.2 that can be sold without exceeding the Maximum Number of Shares, with the Founder Securities and Registrable Securities being included Pro Rata; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Class A Common Stock or other securities for the account of other Persons that Parent is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Shares.

In the event that Parent securities that are convertible into Class A Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Parent securities on an as-converted to Class A Common Stock basis. Notwithstanding anything to the contrary contained above, to the extent that the registration of Investor’s Registrable Securities would prevent Parent or the demanding stockholders from effecting such registration and offering, Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.2.3    Withdrawal. The Investor may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Parent of such request to withdraw prior to the effectiveness of the Registration Statement. Parent (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Parent shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 by the Investor to the extent that it has requested to have its Registrable Securities included in such Piggy-Back Registration.

2.3       Registrations on Form S-3. After the Closing Date, subject to Section 2.4, the Investor may at any time and from time to time, request in writing that Parent register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that Parent shall not be obligated to effect such request through an underwritten offering. As soon as practicable after receipt of such written request, Parent will effect the registration of all or such portion of the Investor’s Registrable Securities as are specified in such request; provided, however, that Parent shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available to Parent for such resale offering, including if it is because a resale registration is not permitted under applicable securities laws because Parent is a subsidiary of the Investor; or (ii) if the Investor, together with the holders of any other securities of Parent entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4       Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be entitled to request, and Parent shall not be obligated to effect, or to take any action to effect, any registration (including any Demand Registration or Piggy-Back Registration) pursuant to this Section 2 with respect to any Registrable Securities during the Lock-Up Period (as such term is defined in the Lock-Up Agreement) while they are subject to restrictions on transfer under the Lock-Up Agreement.

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3.          REGISTRATION PROCEDURES.

3.1       Filings; Information. Whenever Parent is required to effect the registration of any Registrable Securities by the Investor pursuant to Section 2, Parent shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1    Filing Registration Statement. Parent shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which Parent then qualifies or which counsel for Parent shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Parent shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Parent shall furnish to the Investor a certificate signed by the President, Chief Executive Officer or Chairman of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be materially detrimental to Parent and its shareholders for such Registration Statement to be effected at such time; provided further, however, that Parent shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2    Copies. Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Investor and its legal counsel if the Investor is including Registrable Securities in such registration copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investor or its legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

3.1.3    Amendments and Supplements. Parent shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4    Notification. After the filing of a Registration Statement, Parent shall promptly, and in no event more than three (3) Business Days after such filing, notify the Investor of such filing, and shall further notify the Investor promptly and confirm such advice in writing in all events within three (3) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Investor any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Parent shall furnish to the Investor and its legal counsel copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Investor and its legal counsel with a reasonable opportunity to review such documents and comment thereon, and Parent shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which the Investor or its legal counsel shall object.

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3.1.5    State Securities Laws Compliance. Prior to any public offering of Registrable Securities, Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Investor (in light of its intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Investor to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject.

3.1.6    Agreements for Disposition. Parent shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Parent in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Investor. The Investor shall not be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to the Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with the Investor’s material agreements and organizational documents, and with respect to written information relating to the Investor that the Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7    Cooperation. The principal executive officer of Parent, the principal financial officer of Parent, the principal accounting officer of Parent and all other officers and members of the management of Parent shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8    Records. Parent shall make available for inspection by the Investor, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Investor or any Underwriter, all financial and other records, pertinent corporate documents and properties of Parent, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Parent’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9    Opinions and Comfort Letters. Parent shall furnish to the Investor a signed counterpart, addressed to the Investor, of (i) any opinion of counsel to Parent delivered to any Underwriter and (ii) any comfort letter from Parent’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, Parent shall furnish to the Investor, at any time that the Investor elects to use a prospectus, an opinion of counsel to Parent to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. Parent shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. Parent shall use its best efforts to cause all Registrable Securities that are Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Parent are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Investor.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, Parent shall use its reasonable efforts to make available senior executives of Parent to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

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3.2       Obligation to Suspend Distribution. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by Parent, pursuant to a written insider trading compliance program adopted by Parent’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Parent’s securities because of the existence of material non-public information, the Investor shall immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in Parent’s securities is removed, as applicable, and, if so directed by Parent, the Investor will deliver to Parent all copies, other than permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3       Registration Expenses. Subject to Section 4, Parent shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective (“Registration Expenses”), including, but not limited to: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Parent’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Parent and fees and expenses for independent certified public accountants retained by Parent (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by Parent in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the Investor. Parent shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investor, which underwriting discounts or selling commissions shall be borne by the Investor. Additionally, in an underwritten offering, all selling security holders and Parent shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4       Information. The Investor shall provide such information as may reasonably be requested by Parent, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement including any Registrable Securities of the Investor, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws.

4.          INDEMNIFICATION AND CONTRIBUTION.

4.1       Indemnification by Parent. Parent agrees to indemnify and hold harmless the Investor, and the Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or any rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such registration; and Parent shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Parent, in writing,

Annex G-8

by such selling holder expressly for use therein. Parent also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2       Indemnification by the Investor. The Investor will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by the Investor, indemnify and hold harmless Parent, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by the Investor expressly for use therein, and shall reimburse Parent, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by the Investor.

4.3       Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4       Contribution.

4.4.1    If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with

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the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3    The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.          UNDERWRITING AND DISTRIBUTION.

5.1       Rule 144. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6.          MISCELLANEOUS.

6.1       Other Registration Rights. Parent represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) the Registrable Securities and (ii) the Founder Securities, has any right to require Parent to register any of Parent’s capital stock for sale or to include Parent’s capital stock in any registration filed by Parent for the sale of capital stock for its own account or for the account of any other Person.

6.2       Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Parent hereunder may not be assigned or delegated by Parent in whole or in part. This Agreement and the rights, duties and obligations of the Investor hereunder may be freely assigned or delegated by the Investor in conjunction with and to the extent of any permitted transfer of Registrable Securities by the Investor. In the event of any such assignment by the Investor of some but not all of its rights hereunder, the assignee will be included in the term “Investor” under this Agreement and shall have pro rata rights under this Agreement with respect to the Registrable Securities so transferred to it, but any determination, consent or action by the Investor hereunder will require the holders of a majority-in-interest of the Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investor or of any assignee of the Investor. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. If the Parent Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Parent Representative shall automatically become a party to this Agreement as if it were the original Parent Representative hereunder.

6.3       Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally

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recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent Representative, to:		With a copy to (which shall not constitute notice):

Global Partner Sponsor I LLC		Ellenoff Grossman & Schole, LLP
c/o Ellenoff Grossman & Schole, LLP		1345 Avenue of the Americas, 11th Floor
1345 Avenue of the Americas, 11th Floor		New York, NY 10105
New York, NY 10105		Attn:	Douglas Ellenoff, Esq.
Attn:	Douglas Ellenoff, Esq.		Stuart Neuhauser, Esq.
	Stuart Neuhauser, Esq.	Fax:	(212) 370-7889
Fax:	(212) 370-7889	Tel:	(212) 370-1300
Tel:	(212) 370-1300	Email:	ellenoff@egsllp.com
Email:	ellenoff@egsllp.com		sneuhauser@egsllp.com
sneuhauser@egsllp.com

If to Parent after the Closing, to:		With copies to (which shall not constitute notice):

Purple Innovation, Inc.		Dorsey & Whitney LLP
123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@onpurple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

and

the Parent Representative (and its copy for notices hereunder)

If to the Investor, to:		With a copy to (which shall not constitute notice):

InnoHold, LLC		Dorsey & Whitney LLP
[123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004]		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@onpurple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

6.4       Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5       Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6       Entire Agreement. This Agreement (together with the Merger Agreement and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced

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herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any other Related Document or the rights or obligations of the parties under the Founder Registrations Rights Agreement.

6.7       Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.8       Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Parent, the Parent Representative and the Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

6.9       Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10     Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions, claims or other legal proceedings arising out of or relating to this Agreement (a “Proceeding”) shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address

Annex G-12

set forth in Section 6.3. Nothing in this Section 6.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.11     WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.12     Termination of Merger Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing under the Merger Agreement. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Annex G-13

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Parent:

Global Partner Acquisition Corp.

By:
Name:
Title:

The Parent Representative:

GLOBAL PARTNER SPONSOR I LLC, solely in its capacity under the Merger Agreement as the Parent Representative

By:
Name:
Title:

The Investor:

INNOHOLD, LLC

By:
Name:
Title:
Annex G-14

Annex H

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of [•] by each of InnoHold, LLC, a Delaware limited liability company (“InnoHold”), Terry Pearce (“Terry”) and Tony Pearce (“Tony” and together with Terry, the “Founders” and collectively with InnoHold, the “Sellers”), in favor of and for the benefit of Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, “Parent”), Purple Innovation, LLC, a Delaware limited liability company (including any successor entity thereto, the “Company”), and each of Parent’s and/or the Company’s respective present and future Affiliates, successors and direct and indirect Subsidiaries (collectively with Parent and the Company, the “Covered Parties”). Any capitalized term used, but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on November 2, 2017, Parent, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, InnoHold and Global Partner Sponsor I LLC, a Delaware limited liability company, in its capacity under the Merger Agreement as the Parent Representative (the “Parent Representative”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration;

WHEREAS, the Company is in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (clauses (i) and (ii), collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable Parent to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, Parent has required that the Sellers enter into this Agreement;

WHEREAS, the Sellers are entering into this Agreement in order to induce Parent to consummate the Transactions, pursuant to which the Sellers will directly or indirectly receive a material benefit; and

WHEREAS, InnoHold is the sole member of the Company, and each Founder is a significant equity holder of InnoHold and a director, executive officer and founder of the Company, and each Seller has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

NOW, THEREFORE, in order to induce Parent to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby agrees as follows:

1.          Restriction on Competition.

(a)        Restriction. Each Seller hereby agrees that during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), anywhere in the world, directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). For purposes of this Agreement: (i) the “Restricted Period” means the period from the Closing until the later of (x) the three (3) year anniversary of the Closing Date and (y) the one (1) year anniversary of the Termination Date; and (ii) the “Termination Date” means with respect to any Seller the date on which such Seller is no longer a director, officer, manager or employee of Parent or any of its Subsidiaries.

Annex H-1

(b)        Exceptions. Notwithstanding the foregoing: (i) any Seller and its Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as such Seller and its Affiliates and their respective directors, officers, managers and employees who were involved with the business of the Covered Parties, and the immediate family members of the Seller or its Affiliates, are not involved in the management or control of such Competitor (“Permitted Ownership”); and (ii) the Sellers’ continued ownership, control and operation of EdiZONE, LLC, a Delaware limited liability company (“EdiZONE”), will not be deemed to violate the provisions of this Section 1 so long (A) as the Sellers and EdiZONE comply with the terms and conditions of the Amended and Restated Confidential Assignment and License Back Agreement between EdiZONE and the Company executed November 1, 2017 and effective December 27, 2016 (the “Amended EdiZONE Agreement”) and (B) the Sellers and EdiZONE and their respective Affiliates do not directly or indirectly compete with the Business anywhere in the world other than EdiZONE performing its obligations under its existing third party license agreements as in effect as of the date hereof.

(c)        Acknowledgment. Each Seller acknowledges and agrees, based upon such Seller’s own education, experience and training, that (i) such Seller possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) such Seller’s execution of this Agreement is a material inducement to Parent to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which such Seller will receive a substantial direct or indirect financial benefit, and that Parent would not have entered into the Merger Agreement or consummated the Transactions but for such Seller’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if such Seller were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) neither such Seller nor its Affiliates have any intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon such Seller to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the world and compete with other businesses that are or could be located in any part of the world, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to such Seller under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.          No Solicitation; No Disparagement.

(a)        No Solicitation of Employees and Consultants. Each Seller agrees that, during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Seller’s or its Affiliate’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, a Seller and its Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment from such Seller or its Affiliate (or other Person whom such Seller or its Affiliate is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of such Seller or its Affiliate (or such other Person whom such Seller or its Affiliate is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date; provided, that Covered Personnel will not include (i) any Founder’s spouse, child or grandchild or a spouse of a Founder’s child or grandchild, (ii) Casey McGarvey if such individual’s employment with the

Annex H-2

employing Covered Parties has already been terminated at least three months prior to being hired by a Seller or its Affiliate and such individual is not released from any non-competition, non-solicitation, confidentiality, assignment of intellectual property or similar protective covenants on behalf of any Covered Party and (iii) any individual who is terminated by its employing or engaging Covered Parties at least three months prior to being hired by a Seller or its Affiliate, so long as the Sellers comply with their respective obligations hereunder with respect to such individual during such three month post-termination period.

(b)        Non-Solicitation of Customers and Suppliers. Each Seller agrees that, during the Restricted Period, such Seller will not, and will not permit its Affiliates to, without the prior written consent of Parent (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of such Seller’s or its Affiliate’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party, (A) if the relevant time of determination is before the Termination Date, as of such date of determination or during the one (1) year period preceding such date and, (B) if the relevant time of determination is after the Termination Date, as of the Termination Date or during the one (1) year period preceding the Termination Date. Notwithstanding the foregoing, EdiZONE may continue to perform its obligations under its existing third party license agreements as in effect as of the date hereof, even with respect to Covered Customers, in accordance with the terms and conditions of the Amended EdiZONE Agreement.

(c)        Non-Disparagement.

(i)          Each Seller agrees that from and after the Closing Date, such Seller will not, and will not permit its Affiliates to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral public statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)(i) shall not restrict such Seller or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by such Seller or its Affiliate against any Covered Party under this Agreement, the Merger Agreement or any other Related Document that is asserted in good faith.

(ii)         Parent agrees that from and after the Closing Date, Parent’s officers and directors will not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral public statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of any Seller. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c)(ii) shall not restrict Parent’s officers or directors from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by a Covered Party against any Seller under this Agreement, the Merger Agreement or any other Related Document that is asserted in good faith.

Annex H-3

3.          Confidentiality. From and after the Closing Date, each Seller will, and will cause its Representatives to (but with respect to its controlling Affiliates, only to the extent it is able), keep confidential and not (except, if applicable, in the performance of such Seller’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Parent (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information where such Seller can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of such Seller or any of its Representatives; (iii) is already in the possession of such Seller at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by such Seller’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) such Seller cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, such Seller and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Notwithstanding the foregoing, Sellers may disclose information to EdiZONE and EdiZONE’s third party licensees consistent with the Amended EdiZONE Agreement and as required by the underlying EdiZONE third-party licenses, so long as the Sellers have obtained (subject to customary terms and conditions to the extent EdiZONE and the third party licensees are not already subject to confidentiality obligations directly to the Sellers or indirectly through EdiZONE) and enforce (directly or indirectly through EdiZONE) strict confidentiality obligations against EdiZONE and such third party licensees with respect to such information consistent with the requirements of the terms and conditions of the Amended EdiZONE Agreement. For the avoidance of doubt, nothing herein imposes (i) liability to the Sellers to the extent that any such confidential information has previously been provided to EdiZONE or its third party licensees prior to the date of this Agreement (so long as the Sellers enforce confidentiality obligations with respect to such information from and after the date of this Agreement) or (ii) an obligation onto Sellers to obtain or seek stricter obligations of confidentiality from existing third party licensees of EdiZONE than what already exists in their respective license agreements.

4.          Representations and Warranties. Each Seller hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) such Seller has full power and capacity to execute and deliver, and to perform all of such Seller’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of such Seller’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which such Seller is a party or otherwise bound. By entering into this Agreement, each Seller certifies and acknowledges that such Seller has carefully read all of the provisions of this Agreement, and that such Seller voluntarily and knowingly enters into this Agreement.

5.          Remedies. The covenants and undertakings of the Sellers contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Each Seller agrees that, in the event of any breach or threatened breach by such Seller of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Related Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which each Seller expressly waives; and (ii) recovery of the Covered

Annex H-4

Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. Each Seller hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. Each Seller hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with such Seller) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6.          Survival of Obligations. The expiration of the Restricted Period will not relieve a Seller of any obligation or liability arising from any breach by such Seller of this Agreement during the Restricted Period. Each Seller further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which such Seller is in violation of any provision of such Sections.

7.          Miscellaneous.

(a)        Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent (or any other Covered Party), to:

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Attn: Casey McGarvey

Email: casey@onpurple.com

and

Global Partner Sponsor I LLC

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Fax: (212) 370-7889

Tel: (212) 370-1300

Email: ellenoff@egsllp.com

sneuhauser@egsllp.com

with a copy (that will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Douglas Ellenoff, Esq.

Stuart Neuhauser, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: ellenoff@egsllp.com

sneuhauser@egsllp.com

If to any Seller, to: InnoHold, LLC 123 E. 200 N. Alpine, UT 84004 Attn: Casey McGarvey Email: casey@onpurple.com

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attn: Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

Fax: (801) 933-7373

Tel: (801) 933-7366

 (b)      Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Related Documents contain the entire agreement between the Sellers and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Sellers and their Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the

Annex H-5

laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between a Seller or its Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of a Seller or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between a Seller or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between a Seller or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to such Seller or its Affiliate, as applicable.

(c)        Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Sellers and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Sellers will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)        Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Sellers, Parent and the Parent Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Parent Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)        Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court and (c) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a). Nothing in this Section 7(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

Annex H-6

(f)         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(f). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)        Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Sellers and their respective estates, heirs, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of any Seller. Each Seller agrees that the obligations of such Seller under this Agreement are personal and will not be assigned by such Seller. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h)        Parent Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Parent Representative is authorized and shall have the sole right to act on behalf of Parent and the other Covered Parties under this Agreement, including the right to enforce Parent’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that a Seller serves as a director, officer, employee or other authorized agent of a Covered Party, such Seller shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i)          Construction. Each Seller acknowledges that such Seller has been represented by counsel, or had the opportunity to be represented by counsel of its choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein. Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, Parent and its Subsidiaries will not be deemed to be Affiliates of any Seller (or any Affiliate of any Seller other than Parent and its Subsidiaries), and visa versa.

(j)          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

Annex H-7

(k)        Effectiveness. This Agreement shall be binding upon each Seller upon such Seller’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Annex H-8

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Sellers:

INNOHOLD, LLC

By:
Name:
Title:

Terry Pearce

Tony Pearce

Acknowledged and accepted as of the date first written above:

Parent:

Global Partner Acquisition Corp.

By:_______________________________
Name:
Title:

The Company:

PURPLE INNOVATION, LLC

By: _______________________________
Name:
Title:

The Parent Representative:

GLOBAL PARTNER SPONSOR I LLC,
solely in its capacity under the Merger
Agreement as the Parent Representative

By: _______________________________
Name:
Title:

Annex H-9

Annex I

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [•], 2017 by and among (i) Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, “Parent”), (ii) Purple Innovation, LLC, a Delaware limited liability company (including the Surviving Entity (as defined in the Merger Agreement) or any other successor entity thereto, the “Company”), (iii) Global Partner Sponsor I LLC, a Delaware limited liability company, solely in the capacity under the Merger Agreement as the Parent Representative (including any successor Parent Representative appointed in accordance therewith, the “Parent Representative”), and (iv) InnoHold, LLC, a Delaware limited liability company and the sole member of the Company (as defined below) (“Holder”). Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on November 2, 2017, Parent, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company, Holder and the Parent Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Merger Consideration, including the Equity Consideration consisting of Parent Class B Common Stock and Surviving Entity Class B Units;

WHEREAS, Holder, prior to giving effect to the Closing, owns all of the issued and outstanding membership interests of the Company; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, including the rights under the Registration Rights Agreement being entered into by and among Parent, Holder and the other parties thereto, on or about the date hereof in connection with Merger Agreement (the “Registration Rights Agreement”), the parties desire to enter into this Agreement, pursuant to which the Equity Consideration, consisting of equity securities of both Parent and the Company, to be issued to Holder (such Equity Consideration, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.          Lock-Up Provisions.

(a)        Holder hereby agrees not to, during the period commencing from the Closing and ending on the earliest of (x) the one (1) year anniversary of the date of the Closing, (y) the date on which the last sale price of the Parent Class A Common Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which Parent consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Parent’s shareholders having the right to exchange their equity holdings in Parent for cash, securities or other property (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (A) by gift, will or intestate succession upon the

Annex I-1

death of Holder, (B) to any Permitted Transferee, (C) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or (D) pursuant to an underwritten public offering to which all of the parties to this Agreement shall have consented; provided, however, that in any of cases (A), (B) or (C) it shall be a condition to such transfer that the transferee executes and delivers to Parent, the Company and the Parent Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (I) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (II) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (III) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (IV) as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder or (V) to any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by Parent, the Company or the Parent Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b)        If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Parent and the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c)        During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d)        For the avoidance of any doubt, Holder shall retain all of its rights as an equity holder of Parent and the Company with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote.

2.          Miscellaneous.

(a)        Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)        Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time other than pursuant to a transfer permitted by and in accordance with Section 1(a) above. Parent and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder, but subject to obtaining the consent of the Parent Representative. If the Parent Representative is replaced

Annex I-2

in accordance with the terms of the Merger Agreement, the replacement Parent Representative shall automatically become a party to this Agreement as if it were the original Parent Representative hereunder.

(c)        Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)        Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f)         Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Annex I-3

(g)        Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent Representative, to:		With a copy to (which shall not constitute notice):

Global Partner Sponsor I LLP		Ellenoff Grossman & Schole, LLP
c/o Ellenoff Grossman & Schole, LLP		1345 Avenue of the Americas, 11th Floor
1345 Avenue of the Americas, 11th Floor		New York, NY 10105
New York, NY 10105		Attn:	Douglas Ellenoff, Esq.
Attn:	Douglas Ellenoff, Esq.		Stuart Neuhauser, Esq.
	Stuart Neuhauser, Esq.	Fax:	(212) 370-7889
Fax:	(212) 370-7889	Tel:	(212) 370-1300
Tel:	(212) 370-1300	Email:	ellenoff@egsllp.com
Email:	ellenoff@egsllp.com		sneuhauser@egsllp.com
sneuhauser@egsllp.com

If to Parent or the Company after the Closing, to:		With copies to (which shall not constitute notice):

Purple Innovation, Inc.		Dorsey & Whitney LLP
123 E. 200 N.		111 S. Main St., Suite 2100
Alpine, UT 84004		Salt Lake City, UT 84111
Attn:	Casey McGarvey	Attn:	Nolan S. Taylor
Email:	casey@onpurple.com	E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366
and
the Parent Representative (and its copy for notices hereunder)

If to Holder, to: InnoHold, LLC		With a copy to (which shall not constitute notice):

123 E. 200 N.		Dorsey & Whitney LLP
Alpine, UT 84004		111 S. Main St., Suite 2100
Attn:	Casey McGarvey	Salt Lake City, UT 84111
Email:	casey@onpurple.com	Attn:	Nolan S. Taylor
		E-mail:	taylor.nolan@dorsey.com
		Fax:	(801) 933-7373
		Tel:	(801) 933-7366

 (h)      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent, the Company, the Parent Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)          Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid,

Annex I-4

illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)          Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Parent, the Company and Parent Representative will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Parent, the Company and the Parent Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)        Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Related Agreement, including the Registration Rights Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent, the Company and the Parent Representative or any of the obligations of Holder under any other agreement between Holder and Parent, the Company or the Parent Representative or any certificate or instrument executed by Holder in favor of Parent, the Company or the Parent Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent, the Company or the Parent Representative or any of the obligations of Holder under this Agreement.

(l)          Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)       Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Annex I-5

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Parent:

Global Partner Acquisition Corp.

By:
Name:
Title:

The Parent Representative:

GLOBAL PARTNER SPONSOR I LLC, solely in its capacity under the Merger Agreement as the Parent Representative

By:
Name:
Title:

The Company:

PURPLE INNOVATION, LLC

By:
Name:
Title:

Holder:

INNOHOLD, LLC

By:
Name:
Title:

Annex I-6

Annex J

SPONSOR SHARE AGREEMENT

[___], 2017

Global Partner Acquisition Corp.
1 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

Reference is made to that certain agreement and plan of merger by and among Global Partner Acquisition Corp. (“Parent”), PRPL Acquisition LLC, a wholly owned subsidiary of Parent (“Merger Sub”), Purple Innovation, LLC (“Company”), InnoHold, LLC (“InnoHold”), and Global Sponsor I LLC, in its capacity thereunder as the Parent Representative, dated as of the date hereof (“Merger Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce InnoHold to enter into the Merger Agreement, Global Sponsor I LLC (“Sponsor”) has agreed to enter into this letter agreement (this “Agreement”) relating to the 3,881,250 shares of common stock of Parent (“Founder Shares”) initially purchased by Sponsor in a private placement prior to Parent’s initial public offering, which shares are currently held by Sponsor.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor and Parent hereby agrees with InnoHold as follows:

1.       Sponsor hereby agrees, upon and subject to the Closing, to forfeit 1,293,750 of the Founder Shares (the “Forfeited Shares”). In order to effectuate such forfeiture, upon the Closing, Sponsor shall deliver the Forfeited Shares to Parent in certificated or book entry form (at the election of Sponsor) for cancellation by Parent.

2.       Sponsor hereby agrees that, upon and subject to the Closing, it shall not sell, transfer, or otherwise dispose of, or hypothecate or otherwise grant any interest in or to, an additional 1,293,750 of the Founder Shares (the “Contingent Shares”), unless and until a Triggering Event (as defined below) has occurred. In the event that a Triggering Event has not occurred on or prior to the date which is eight (8) years following the Closing Date (the “Termination Date”) and the period from the Closing Date until and including the Termination Date, the “Contingent Period”), Sponsor hereby agrees to forfeit the Contingent Shares. In order to effectuate such forfeiture in the event that a Triggering Event has not theretofore occurred, upon the Termination Date, Sponsor shall deliver the Contingent Shares to Parent in certificated or book entry form (at the election of Sponsor) for cancellation by Parent. The share certificates representing the Contingent Shares shall contain a legend relating to transfer restrictions imposed by this Agreement and the risk of forfeiture associated with the Contingent Shares. Such legend shall be removed upon the request of Sponsor (with written notice to Parent) following a Triggering Event.

3.       Until and unless the Contingent Shares are forfeited, Sponsor shall have full ownership rights to the Contingent Shares, including, without limitation, the right to vote such shares and to receive dividends and distributions thereon.

4.       All of the Contingent Shares shall vest and no longer be subject to forfeiture if any of the following (a “Triggering Event”) shall occur:

a.       if the closing price of Parent’s Class A Common Stock or any equity security that is the successor to Parent’s Class A Common Stock (“Successor Shares”) (in each case, subject to equitable adjustment for stock splits, stock dividends, recapitalizations, stock repurchases or redemptions at a redemption or repurchase price in excess of fair market value, or similar events occurring after the Closing) on the principal exchange on which such securities are then listed or quoted shall have been at or above $12.50 (the “Trigger Amount”) for twenty (20) trading days (which need not be consecutive) over a thirty (30) trading day period at any time during the Contingent

Annex J-1

Period; provided, however, that the Trigger Amount shall be reduced by the aggregate cash or the fair market value of any securities or other assets paid or payable by the Parent to the holders of Class A Common Stock, on a per share basis, (i) as an extraordinary dividend following the Closing or (ii) as a regular cash dividend in excess of $0.125 (subject to equitable adjustment as provide above) per quarter;

b.       if there shall occur a Change of Control (as defined below) of Parent;

c.       if Parent shall engage in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise cease to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; or

d.       if Parent’s Class A Common Stock or Successor Shares shall cease to be listed on a national securities exchange.

5.       A “Change of Control” is defined as any one of the following events:

a.       either Parent or the Company is merged, consolidated or reorganized with or into another Person (an “Acquiror”) and as a result of such merger, consolidation or reorganization, less than 51% (whether by voting or economic rights) of the outstanding equity securities or other capital interests of the Acquiror or surviving or resulting entity is owned in the aggregate by the stockholders of Parent, directly or indirectly, immediately prior to such merger, consolidation or reorganization, excluding from such computation the interests of the Acquiror or any Affiliate of the Acquiror (the “Pre-Transaction Purple Equityholders”);

b.       either Parent or the Company sells, assigns or otherwise transfers over 50% (measured by fair market value) of its consolidated assets to an Acquiror, less than 51% (whether by voting or economic rights) of the outstanding equity securities or other capital interests of which, immediately following such sale, assignment or transfer, is owned in the aggregate by the Pre-Transaction Purple Equityholders;

c.       a Schedule 13D or Schedule 14D report (or any successor schedule form or report), each as promulgated pursuant to the Exchange Act, is filed with the SEC disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d) or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of a percentage of shares of the outstanding Class A Common Stock of Parent (including shares of Class A Common Stock issuable upon the exchange of shares of Class B Common Stock of Parent and Class B Units of the Company) or Successor Shares as shall be greater than the percentage of such shares that, at the date of such filing, is held by any other person or group that held more than 50% of the voting power of the Company immediately after the Closing; or

d.       during any period of two consecutive years, the Continuing Directors cease to constitute at least a majority of the Board of Directors of Parent (for purposes of this definition, the term “Continuing Directors” means the directors still in office who either were directors at the beginning of the two-year period or who were directors elected to the Board of Directors and whose election or nomination was approved by the Nominating Committee of the Board of Directors of Parent or, if there is no Nominating Committee, whose election or nomination was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period or whose election to the Board of Directors was previously so approved.

6.       This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Annex J-2

7.       No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

8.       This Agreement shall be construed and interpreted in a manner consistent with the provisions of the Merger Agreement. The provisions set forth in Sections 10.2, 10.3, 10.5, 10.7, 10.8, 10.10 and 10.13 of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement.

9.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in the Merger Agreement. Notices to Sponsor shall be sent to the address of the Purchaser Representative set forth in Section 10.1 of the Merger Agreement, as in effect as of the date hereof, and as it may be changed in accordance with Section 10.1 of the Merger Agreement, so long as Sponsor remains the Purchaser Representative.

10.     This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

[Signature page follows]

Annex J-3

Please indicate your agreement to the foregoing by signing in the space provided below.

Global Partner Acquisition Corp.

By:
Name:
Title:

GLOBAL PARTNER SPONSOR I LLC

By:
Name:
Title:

INNOHOLD, LLC

By:
Name:
Title:

 [Signature Page to Transfer Letter Agreement]

Annex J-4

Annex K

AGREEMENT TO ASSIGN SPONSOR WARRANTS

[___], 2017

InnoHold, LLC

123 E. 220 N

Alpine, UT 84004

Global Partner Acquisition Corp.

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Attention: Paul J. Zepf

E-mail: pzepf@globalpartnerac.com

Continental Stock Transfer & Trust Company

As Warrant Agent

17 Battery Place

New York, NY 10004

Attention: Compliance Department

Ladies and Gentlemen:

Reference is made to that certain (i) agreement and plan of merger by and among Global Partner Acquisition Corp. (the “Company”), PRPL Acquisition LLC, a wholly owned subsidiary of the Company, Purple Innovation, LLC, InnoHold, LLC (“InnoHold”), and Global Sponsor I LLC, in its capacity as Parent Representative, dated as of October __, 2017 (the “Merger Agreement”) and (ii) that certain warrant agreement (the “Warrant Agreement”) dated as of July 29, 2015, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”, also referred to therein as the “Transfer Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Warrant Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Global Sponsor I LLC (“Sponsor”), the Company and the Warrant Agent hereby agree with InnoHold as follows:

1.       Subject to and effective on the Closing, the Sponsor agrees to transfer and assign to InnoHold all of its right, title and interest in and to the 12,815,000 Private Placement Warrants (as defined in the Warrant Agreement).

2.       Notwithstanding anything to the contrary in the Warrant Agreement, in consideration of the assignment of the Private Placement Warrants pursuant hereto, InnoHold hereby agrees as follows:

a.       Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last sales price of the Class A Common Stock reported has been at least $24.00 per share (subject to adjustment in compliance with Section 4 of the Warrant Agreement), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in (b) below) or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1 of the Warrant Agreement.

b.       In the event that the Company elects to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (such 30-day period, the “Redemption Period”) to the Registered Holders of the Warrants to be

Annex K-1

redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

c.       On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

d.       The Warrants may be exercised, for cash or on a “cashless basis” in accordance with Section 2.5 of the Warrant Agreement. pursuant to subsection 3.3.1(c) of the Warrant Agreement,

3.       The parties hereto hereby agree that all references to “Sponsor” in the Warrant Agreement shall be deemed to refer to InnoHold and its Permitted Transferees.

4.       This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

5.       No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

6.       This Agreement shall be construed and interpreted in a manner consistent with the provisions of the Merger Agreement. The provisions set forth in Sections 10.2, 10.3, 10.5, 10.7, 10.8, 10.10 and 10.13 of the Merger Agreement, as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement.

7.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in the Merger Agreement. Notices to Sponsor shall be sent to the address of the Purchaser Representative set forth in Section 10.1 of the Merger Agreement as of the date hereof, and as it may be changed in accordance with Section 10.1 of the Merger Agreement so long as Sponsor remains the Purchaser Representative.

8.       This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have not obligations under this Agreement.

[Signature page follows]

Annex K-2

Please indicate your agreement to the foregoing by signing in the space provided below.

GLOBAL PARTNER SPONSOR I LLC

By:
Name:
Title:

INNOHOLD, LLC

By:
Name:
Title:

GLOBAL PARTNER ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
As Warrant Agent

By:
Name:
Title:

Annex K-3

Annex L

AMENDED AND RESTATED
BYLAWS

OF

PURPLE INNOVATION, INC.
A DELAWARE CORPORATION
(THE “CORPORATION”)
(FORMERLY KNOWN AS
GLOBAL PARTNER Acquisition CORP.)

ARTICLE I
OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of

Annex L-1

all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a)        Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)        Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)        Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i)          A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)         A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must

Annex L-2

either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)        Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)        Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a)        Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.3 will be considered for election at such meeting.

(i)          In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter

Annex L-3

for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)         To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)        The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)       In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.3.

(c)        Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Annex L-4

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III
DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2. Composition of the Board of Directors. The number of directors of the Corporation shall be as designated or as otherwise determined in the manner set forth in the Certificate of Incorporation. Directors need not be stockholders or residents of the State of Delaware. Unless changed by the unanimous vote of the entire Board, a majority of the members of the Board shall be comprised of “independent directors” as such term is defined in the corporate governance rules of the principal securities exchange upon which the securities of the Corporation may be listed from time to time or, if the securities of the Corporation shall cease to be listed on any national securities exchange, the corporate governance rules of the Nasdaq Capital Market.

Annex L-5

Section 3.3. Advance Notice for Nomination of Directors.

(a)        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.3.

(b)        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.3.

(c)        To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d)        If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.3, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(e)        In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

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Section 3.4. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV
BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI
OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)        Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b)        Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

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(c)        President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)        Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)        Secretary.

(i)          The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)         The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)         Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)        Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)        Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

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ARTICLE VII
SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer or the President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a)        Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, or other securities.

(b)        Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a)        If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)        If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

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Section 7.6. Transfer of Stock.

(a)        If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)          in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)         (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)        the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)       the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)        such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)        Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends (to the extent that dividends are payable thereon) or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a)        A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)        A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

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ARTICLE VIII
INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

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Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a)        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the

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record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a)        Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)        Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)        Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

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(d)        Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)        Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a)        Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)          participate in a meeting of stockholders; and

(ii)         be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of

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the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)        Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock entitled to the receive dividends, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer or the Treasurer may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any

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such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws; provided, however that any provision hereof which states that it may be changed by the unanimous vote of the entire Board may only be changed or amended by such vote. Except for any provision hereof which states that the Bylaws may be changed by the unanimous vote of the entire Board, the Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws. Notwithstanding the foregoing, however, any provision hereof which states that it may be changed by the unanimous vote of the entire Board may only be changed or amended by such vote.

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Annex M-1

Amended and Restated Employment Agreement

This Amended and Restated Employment Agreement (this “Agreement”) is effective as of ___________, 2017 (the “Effective Date”), by and between Terry Pearce, an individual resident of the State of Utah (“Executive”) and Purple Innovation, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company wishes to employ Executive in accordance with the terms of this Agreement.

WHEREAS, Executive wishes to accept employment with the Company according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the date described in Section 4(a) (the “Employment Period”).

2.          Position and Duties.

(a)        During the Employment Period and subject to any applicable terms of the Certificate of Incorporation or Bylaws of the Company, Executive shall serve as Co-Director of Research and Development of the Company and shall, subject to the direction of the Board of Directors (“Board”) and the Chief Executive Officer of the Company (“CEO”), participate in the Company’s technology, research and innovation efforts. In connection therewith, Executive shall work with the Company’s other Co-Director of Research and Development (if such person has been engaged by the Company) to supervise or assist with the research and development activities of the Company, subject to the power and authority of the Board and the CEO to expand (with mutual agreement of Executive) or limit Executive’s duties, responsibilities, functions and authority.

(b)        Executive shall report to the CEO and shall diligently perform his duties in good faith in accordance with Section 2(a) above.

(c)        Executive shall comply with all lawful rules, policies, procedures, regulations and administrative directions now or hereafter reasonably established by the Board for employees of the Company.

(d)        Notwithstanding the foregoing in this Section 2, Executive’s employment will be subject to the following provisions:

(i)          Executive will be free to devote such time as he sees fit in his sole discretion towards educational, welfare, social, religious and civic organizations and perform services for, and hold director, advisor, management or employment positions with, other companies and businesses. Without limitation of the foregoing, Company accepts and approves that Executive may serve one or more LDS missions or, if called, serve in any capacity for the LDS church and related organizations during the Employment period. Executive will not be required to work a particular number of hours for the Company.

(ii)         The parties agree that Executive’s inventions, ideas and other intellectual property conceived developed, reduced to practice, documented or filed with any governmental entity during his employment relating to the business conducted, or known to be proposed to be conducted, by the Company or its subsidiaries are the consideration provided in exchange for the Salary payments and other benefits hereunder. Notwithstanding anything herein to the contrary, Executive shall, as a condition to his employment hereunder and to his right to the receipt of the Salary and other benefits hereunder, enter into a Proprietary Information, Invention Assignment, and Non-Competition Agreement in substantially the form annexed as Exhibit A hereto setting forth the Executive’s previous inventions which pre-date the date of such Proprietary Information, Invention Assignment and Non-Competition Agreement.

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3.          Salary and Benefits.

(a)        Salary. During the Employment Period, the Company shall pay Executive base monthly salary at the following annual rates during the calendar years set forth below:

2017: $300,000

2018: $320,000

2019: $340,000

2020: $360,000

2021: $380,000

2022 and thereafter: Minimum $20,000 per year increases.

(b)        Bonus. With respect to each calendar year during the Employment Period, Executive may be eligible to receive an annual or more frequent bonus as determined by the Board in its sole discretion. Any bonus payable hereunder shall be paid no later than March 15th of the calendar year following the calendar year for which the bonus is earned. In addition, Executive will be entitled to participate in any equity incentive plan offered to other executives of the Company and adopted by the Board of Directors or the Compensation Committee of the Board of Directors.

(c)        Benefits. During the Employment Period, Executive, for himself and his spouse and dependent children under the age of 26, will be entitled to all employee benefit plans of the Company or benefits offered by the Company to its employees, including without limitation all health insurance plans, dental insurance plans, vision insurance plans, disability insurance plans, worker’s comp plans, unemployment insurance plans, social security or Medicare matching plans, retirement plans (including 401(k)), life insurance plans and other perquisite plans and programs (collectively, the “Benefit Plans”) for which employees of Executive’s rank in the Company are generally eligible, in each case consistent with the Company’s then-current practice as approved by the Board from time to time. Notwithstanding the foregoing, if Executive wishes, an alternative benefit plan (as a non-limiting example, full coverage (including all subpart and subplans and available optional plans) from and related to Medicare) may be selected by Executive and the Company will pay the same percentage of those premiums (but a minimum of 75%) as it pays other executive-level officers in the Company. To the extent that the Company is unable to provide any of the foregoing benefits to Executive pursuant to the terms of the applicable plans or without incurring unreasonable cost or expense, the Company shall have the option, in its discretion, in lieu of providing such benefit or benefits to Executive, to provide Executive with a cash payment or payments reasonably determined by the Board to compensate Executive for the Company’s inability to provide such benefits to Executive.

(d)        Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement, against presentation by Executive to the Company of reasonably detailed receipts or records relating thereto.

(e)        Office and Supplies. At all times during the Employment Period, the Company shall maintain and reserve for the exclusive use of Executive executive-level (no lesser in any way than the office of any other executive officer in the Company) office space in the same general portion of the company’s general headquarters as the CEO has his/her main office, and there shall be no limitation of use of such office (without limitation, for example this office can be used for Executive’s work for any other company or organization). In addition, Company shall at all times supply Executive at Company’s cost with executive-level office furniture, computers, printers, phones and the like chosen at the sole reasonable discretion of Executive for use in his office including technology or fashion or decorating or functionality updates, including additional such items for use in his other offices or home office anywhere in the world, or while traveling whether or not traveling for the company, and there shall be no limitation of use of such items (without limitation, for example these items can be used for Executive’s work for any other company or organization).

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4.          Employment Period.

(a)        The Employment Period will begin on the Effective Date and shall continue until December 31, 2021 (the “Initial Employment Period”), and thereafter will automatically renew for one year terms unless either party gives the other party 30 days’ notice of its election not to renew, or until Executive’s employment hereunder is terminated in accordance with Section 4(b). Any leave of absence in which Executive does not work for the Company for one month or more to serve religious missions or other not-for-profit activities will not toll the Employment Period and during such leave of absence, Executive will be paid full Salary payments and benefits hereunder.

(b)        The Employment Period and Executive’s employment hereunder (i) will terminate upon Executive’s death or permanent disability or incapacity, (ii) may be terminated by the Company at any time with or without Cause (as defined in Section 4(f)), and (iii) may be terminated by Executive at any time with or without Good Reason (as defined in Section 4(g)). (The date of termination associated with each and all of these reasons for termination is referred to hereafter as the “Termination Date.”)

(c)        If Executive’s employment hereunder is terminated by the Company for Cause or by Executive without Good Reason, then Executive will be entitled to receive only Executive’s accrued, unpaid Salary, any reimbursements owed for business expenses incurred on or prior to the Termination Date and any accrued but unpaid benefits due and owing to Executive under any Benefit Plans through the Termination Date (collectively, the “Accrued Obligations”).

(d)        If Executive’s employment hereunder is terminated without Cause by the Company or by Executive with Good Reason during the Employment Period, then Executive shall receive the Accrued Obligations and, with the understanding that Executive shall not apply for unemployment compensation chargeable to the Company during the twelve months following the Termination Date, the Company shall pay Executive a one-time immediate lump sum of 100% of the remaining Salary and benefits that would have been paid from the Termination Date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which the Termination Date occurred. Such lump sum shall be paid to Executive no later than March 15th of the calendar year following the calendar year in which the Termination Date occurred. For purposes of the foregoing (as well as Section 4(e) below), the amount payable with respect to the remaining benefits that would have been paid over the Employment Period shall be determined in good faith as the present value of the Company contributions that would have been made during the remaining Initial Employment Period on Executive’s behalf.

(e)        If Executive’s employment hereunder is terminated as a result of Executive’s death, permanent disability or incapacity during the Employment Period, Executive or Executive’s representatives or beneficiaries shall receive the Accrued Obligations or if not applicable the equivalent value in cash and the Company shall pay Executive or Executive’s representatives or beneficiaries a one-time immediate lump sum of 90% of the remaining Salary and benefits that would have been paid over the Initial Employment Period if Executive had not been terminated or, if the termination occurs following the Initial Employment Term, during the calendar year in which the Termination Date occurred. The Company’s payment of the amounts due pursuant to this Section 2(e) to any person who the Company reasonably believes is authorized to act on behalf of the Executive’s representatives or beneficiaries shall be deemed to satisfy the Company’s obligations pursuant to this Section 2(e) in full. The Company may, should it determine to do so, purchase key man insurance in an amount sufficient to cover the obligation to Executive’s representatives and beneficiaries who are agreed to be intended third-party beneficiaries to this provision of this Agreement. The Company’s obligations under this Agreement are not limited to any payment by any insurance company.

(f)         For purposes of the Agreement, “Cause” means Executive’s conviction of or entering a guilty plea to any felony or any crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft or sexual harassment.

(g)        For purposes of this Agreement, “Good Reason” shall mean Executive’s resignation following a Change of Control as defined in paragraph 7 herein or following the initial occurrence (without Executive’s consent) of any of the following, provided Executive has provided the Company with written notice setting forth in reasonable detail the grounds for such resignation within 15 days following such initial occurrence, and provided further the Company has failed to remedy the stated grounds for such resignation within 30 days following its receipt of such notice: (i)  the Company substantially reduces the aggregate value of Executive’s Salary or the benefits provided to Executive under the Benefit Plans or other benefit obligations; (ii) the Company requires that Executive be based at a particular location; or (iii) any other action or inaction that constitutes a breach of this Agreement by the Company.

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A resignation with Good Reason may occur only within 30 days following the expiration of the Company’s 30-day cure period described above.

5.          Representations and Warranties.

(a)        Executive hereby represents and warrants to the Company that upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms.

(b)        The Company hereby represents and warrants to Executive that upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.          Indemnification. With respect to all actions taken relating to the Company by Executive during the Employment Period and during any previous activity relating to the Company or any future activity relating to the Company (as a non-limiting example during any future cooperation in a patent infringement suit filed by the Company against a third party), the Company agrees to fully indemnify, hold harmless and defend Executive and Executive’s estate, heirs, and Affiliates on the same basis as the officers of the Company, in connection with any claims, liabilities, actions, suits or proceedings to which Executive or his estate, heirs or Affiliates is, or is threatened to be made, a party, and Executive shall be covered by the Company’s executive indemnification insurance during all such periods in indemnification to the same extent as the officers of the Company.

7.          Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and permitted assigns. Neither party may assign any of its rights or assign or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement in connection with any Change of Control provided Executive is first terminated without Cause by the Company and all termination-associated payments to Executive have been made and all other termination-associated obligations have been fulfilled by the Company. “Change of Control” means a change in ownership or control of Company following the Effective Date effected through any of the following transactions: (i) any consolidation or merger of Company with or into any other entity, or any other corporate reorganization, other than any consolidation, merger or reorganization in which the members of the Company immediately prior to such transaction, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such transaction; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Company; provided, however, that a Change of Control does not include (x) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof or (y) a change in ownership or control of the Company effected through any consolidation or merger for the principal purpose of changing the domicile of the Company. A public offering of the Company’s securities will be deemed to constitute a Change of Control if in excess of 50% of the Company’s voting power is issued pursuant to such offering.

8.          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier with signature by the recipient as established by the sender by evidence obtained from such courier, or (c) on the date sent by facsimile or email transmission (with acknowledgement by recipient of complete transmission). Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 8, be sent to the addresses indicated below.

If to Executive: Terry V. Pearce 125 E Watkins Lane Alpine, Utah 84004 Email: terry@onpurple.com	If to the Company: Purple Innovation, Inc. 123 E 200 N Alpine, Utah 84004 Attn: Chief Legal Officer Email: casey@onpurple.com

Annex M-1-4

9.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but except as otherwise set forth in this Agreement, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.       Complete Agreement. This Agreement and any documents or agreements referred to herein and all exhibits and schedules referred to herein or therein embody the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement amends and restates and supersedes and replaces the Employment Agreement by and between the Executive and WonderGel, LLC dba Purple, which was effective as of December 31, 2016.

11.       Signatures; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile signature, portable document format (PDF) signature or signature sent by electronic transmission will be considered an original signature.

12.       Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by, and construed in accordance with, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction).

13.       Survival. The provisions of Sections 6 through 10, 12, 13, and 15 shall survive the termination of Executive’s employment and the termination of this Agreement for any reason. Upon termination of Executive, all amounts owing to Executive hereunder shall be paid to Executive within one week of termination of this Agreement or Executive’s employment hereunder, whichever is earlier.

14.       Headings; No Strict Construction. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and will not be deemed a part of or affect the construction or interpretation of any provision hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

15.       Code Section 409A. The parties hereto intend that the payments and benefits provided in this Agreement either will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or be provided in a manner that complies with Section 409A of the Code and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. Further, if Executive is a “specified employee” (as such term is defined under Section 409A of the Code) at the time of a termination of employment and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated recognition of income or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to Executive) until the date that is at least six (6) months following Executive’s termination of employment with the Company (or the earlier date of Executive’s death), whereupon the Company will promptly pay Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to Executive under this Agreement during the period in which such payments or benefits were deferred. In addition, if following the date hereof, the Company or Executive reasonably determines that any amounts or benefits payable under this Agreement may be subject to Section 409A of the Code, the Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or (ii) preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (iii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Notwithstanding anything contained herein to the contrary, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive under Section 409A of the Code, or damages for failing to comply with Section 409A of the Code.

Annex M-1-5

16.       Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

17.       Read and Understood. Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Company:
Purple Innovation, Inc.

By:
Sam Bernards, CEO

Executive:

Terry V. Pearce

Annex M-1-6

Exhibit A

See Attached

Annex M-1-7

Annex M-2

Amended and Restated Employment Agreement

This Amended and Restated Employment Agreement (this “Agreement”) is effective as of ___________, 2017 (the “Effective Date”), by and between Tony Pearce, an individual resident of the State of Utah (“Executive”) and Purple Innovation, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company wishes to employ Executive in accordance with the terms of this Agreement.

WHEREAS, Executive wishes to accept employment with the Company according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the date described in Section 4(a) (the “Employment Period”).

2.          Position and Duties.

(a)        During the Employment Period and subject to any applicable terms of the Certificate of Incorporation or Bylaws of the Company, Executive shall serve as Co-Director of Research and Development of the Company and shall, subject to the direction of the Board of Directors (“Board”) and the Chief Executive Officer of the Company (“CEO”), participate in the Company’s technology, research and innovation efforts. In connection therewith, Executive shall work with the Company’s other Co-Director of Research and Development (if such person has been engaged by the Company) to supervise or assist with the research and development activities of the Company, subject to the power and authority of the Board and the CEO to expand (with mutual agreement of Executive) or limit Executive’s duties, responsibilities, functions and authority.

(b)        Executive shall report to the CEO and shall diligently perform his duties in good faith in accordance with Section 2(a) above.

(c)        Executive shall comply with all lawful rules, policies, procedures, regulations and administrative directions now or hereafter reasonably established by the Board for employees of the Company.

(d)        Notwithstanding the foregoing in this Section 2, Executive’s employment will be subject to the following provisions:

(i)          Executive will be free to devote such time as he sees fit in his sole discretion towards educational, welfare, social, religious and civic organizations and perform services for, and hold director, advisor, management or employment positions with, other companies and businesses. Without limitation of the foregoing, Company accepts and approves that Executive may serve one or more LDS missions or, if called, serve in any capacity for the LDS church and related organizations during the Employment period. Executive will not be required to work a particular number of hours for the Company.

(ii)         The parties agree that Executive’s inventions, ideas and other intellectual property conceived developed, reduced to practice, documented or filed with any governmental entity during his employment relating to the business conducted, or known to be proposed to be conducted, by the Company or its subsidiaries are the consideration provided in exchange for the Salary payments and other benefits hereunder. Notwithstanding anything herein to the contrary, Executive shall, as a condition to his employment hereunder and to his right to the receipt of the Salary and other benefits hereunder, enter into a Proprietary Information, Invention Assignment, and Non-Competition Agreement in substantially the form annexed as Exhibit A hereto setting forth the Executive’s previous inventions which pre-date the date of such Proprietary Information, Invention Assignment and Non-Competition Agreement.

Annex M-2-1

3.          Salary and Benefits.

(a)        Salary. During the Employment Period, the Company shall pay Executive base monthly salary at the following annual rates during the calendar years set forth below:

2017: $300,000

2018: $320,000

2019: $340,000

2020: $360,000

2021: $380,000

2022 and thereafter: Minimum $20,000 per year increases.

(b)        Bonus. With respect to each calendar year during the Employment Period, Executive may be eligible to receive an annual or more frequent bonus as determined by the Board in its sole discretion. Any bonus payable hereunder shall be paid no later than March 15th of the calendar year following the calendar year for which the bonus is earned. In addition, Executive will be entitled to participate in any equity incentive plan offered to other executives of the Company and adopted by the Board of Directors or the Compensation Committee of the Board of Directors.

(c)        Benefits. During the Employment Period, Executive, for himself and his spouse and dependent children under the age of 26, will be entitled to all employee benefit plans of the Company or benefits offered by the Company to its employees, including without limitation all health insurance plans, dental insurance plans, vision insurance plans, disability insurance plans, worker’s comp plans, unemployment insurance plans, social security or Medicare matching plans, retirement plans (including 401(k)), life insurance plans and other perquisite plans and programs (collectively, the “Benefit Plans”) for which employees of Executive’s rank in the Company are generally eligible, in each case consistent with the Company’s then-current practice as approved by the Board from time to time. Notwithstanding the foregoing, if Executive wishes, an alternative benefit plan (as a non-limiting example, full coverage (including all subpart and subplans and available optional plans) from and related to Medicare) may be selected by Executive and the Company will pay the same percentage of those premiums (but a minimum of 75%) as it pays other executive-level officers in the Company. To the extent that the Company is unable to provide any of the foregoing benefits to Executive pursuant to the terms of the applicable plans or without incurring unreasonable cost or expense, the Company shall have the option, in its discretion, in lieu of providing such benefit or benefits to Executive, to provide Executive with a cash payment or payments reasonably determined by the Board to compensate Executive for the Company’s inability to provide such benefits to Executive.

(d)        Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the course of performing Executive’s duties under this Agreement, against presentation by Executive to the Company of reasonably detailed receipts or records relating thereto.

(e)        Office and Supplies. At all times during the Employment Period, the Company shall maintain and reserve for the exclusive use of Executive executive-level (no lesser in any way than the office of any other executive officer in the Company) office space in the same general portion of the company’s general headquarters as the CEO has his/her main office, and there shall be no limitation of use of such office (without limitation, for example this office can be used for Executive’s work for any other company or organization). In addition, Company shall at all times supply Executive at Company’s cost with executive-level office furniture, computers, printers, phones and the like chosen at the sole reasonable discretion of Executive for use in his office including technology or fashion or decorating or functionality updates, including additional such items for use in his other offices or home office anywhere in the world, or while traveling whether or not traveling for the company, and there shall be no limitation of use of such items (without limitation, for example these items can be used for Executive’s work for any other company or organization).

Annex M-2-2

4.          Employment Period.

(a)        The Employment Period will begin on the Effective Date and shall continue until December 31, 2021 (the “Initial Employment Period”), and thereafter will automatically renew for one year terms unless either party gives the other party 30 days’ notice of its election not to renew, or until Executive’s employment hereunder is terminated in accordance with Section 4(b). Any leave of absence in which Executive does not work for the Company for one month or more to serve religious missions or other not-for-profit activities will not toll the Employment Period and during such leave of absence, Executive will be paid full Salary payments and benefits hereunder.

(b)        The Employment Period and Executive’s employment hereunder (i) will terminate upon Executive’s death or permanent disability or incapacity, (ii) may be terminated by the Company at any time with or without Cause (as defined in Section 4(f)), and (iii) may be terminated by Executive at any time with or without Good Reason (as defined in Section 4(g)). (The date of termination associated with each and all of these reasons for termination is referred to hereafter as the “Termination Date.”)

(c)        If Executive’s employment hereunder is terminated by the Company for Cause or by Executive without Good Reason, then Executive will be entitled to receive only Executive’s accrued, unpaid Salary, any reimbursements owed for business expenses incurred on or prior to the Termination Date and any accrued but unpaid benefits due and owing to Executive under any Benefit Plans through the Termination Date (collectively, the “Accrued Obligations”).

(d)        If Executive’s employment hereunder is terminated without Cause by the Company or by Executive with Good Reason during the Employment Period, then Executive shall receive the Accrued Obligations and, with the understanding that Executive shall not apply for unemployment compensation chargeable to the Company during the twelve months following the Termination Date, the Company shall pay Executive a one-time immediate lump sum of 100% of the remaining Salary and benefits that would have been paid from the Termination Date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which the Termination Date occurred. Such lump sum shall be paid to Executive no later than March 15th of the calendar year following the calendar year in which the Termination Date occurred. For purposes of the foregoing (as well as Section 4(e) below), the amount payable with respect to the remaining benefits that would have been paid over the Employment Period shall be determined in good faith as the present value of the Company contributions that would have been made during the remaining Initial Employment Period on Executive’s behalf.

(e)        If Executive’s employment hereunder is terminated as a result of Executive’s death, permanent disability or incapacity during the Employment Period, Executive or Executive’s representatives or beneficiaries shall receive the Accrued Obligations or if not applicable the equivalent value in cash and the Company shall pay Executive or Executive’s representatives or beneficiaries a one-time immediate lump sum of 90% of the remaining Salary and benefits that would have been paid over the Initial Employment Period if Executive had not been terminated or, if the termination occurs following the Initial Employment Term, during the calendar year in which the Termination Date occurred. The Company’s payment of the amounts due pursuant to this Section 2(e) to any person who the Company reasonably believes is authorized to act on behalf of the Executive’s representatives or beneficiaries shall be deemed to satisfy the Company’s obligations pursuant to this Section 2(e) in full. The Company may, should it determine to do so, purchase key man insurance in an amount sufficient to cover the obligation to Executive’s representatives and beneficiaries who are agreed to be intended third-party beneficiaries to this provision of this Agreement. The Company’s obligations under this Agreement are not limited to any payment by any insurance company.

(f)         For purposes of the Agreement, “Cause” means Executive’s conviction of or entering a guilty plea to any felony or any crime involving moral turpitude, fraud, misrepresentation, embezzlement, theft or sexual harassment.

(g)        For purposes of this Agreement, “Good Reason” shall mean Executive’s resignation following a Change of Control as defined in paragraph 7 herein or following the initial occurrence (without Executive’s consent) of any of the following, provided Executive has provided the Company with written notice setting forth in reasonable detail the grounds for such resignation within 15 days following such initial occurrence, and provided further the Company has failed to remedy the stated grounds for such resignation within 30 days following its receipt of such notice: (i) the Company substantially reduces the aggregate value of Executive’s Salary or the benefits provided to Executive under the Benefit Plans or other benefit obligations; (ii) the Company requires that Executive be based at a particular location; or (iii) any other action or inaction that constitutes a breach of this Agreement by the Company.

Annex M-2-3

A resignation with Good Reason may occur only within 30 days following the expiration of the Company’s 30-day cure period described above.

5.          Representations and Warranties.

(a)        Executive hereby represents and warrants to the Company that upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms.

(b)        The Company hereby represents and warrants to Executive that upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.          Indemnification. With respect to all actions taken relating to the Company by Executive during the Employment Period and during any previous activity relating to the Company or any future activity relating to the Company (as a non-limiting example during any future cooperation in a patent infringement suit filed by the Company against a third party), the Company agrees to fully indemnify, hold harmless and defend Executive and Executive’s estate, heirs, and Affiliates on the same basis as the officers of the Company, in connection with any claims, liabilities, actions, suits or proceedings to which Executive or his estate, heirs or Affiliates is, or is threatened to be made, a party, and Executive shall be covered by the Company’s executive indemnification insurance during all such periods in indemnification to the same extent as the officers of the Company.

7.          Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by Executive and the Company and their respective heirs, successors and permitted assigns. Neither party may assign any of its rights or assign or delegate any of its obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company may assign this Agreement in connection with any Change of Control provided Executive is first terminated without Cause by the Company and all termination-associated payments to Executive have been made and all other termination-associated obligations have been fulfilled by the Company. “Change of Control” means a change in ownership or control of Company following the Effective Date effected through any of the following transactions: (i) any consolidation or merger of Company with or into any other entity, or any other corporate reorganization, other than any consolidation, merger or reorganization in which the members of the Company immediately prior to such transaction, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such transaction; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Company; provided, however, that a Change of Control does not include (x) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof or (y) a change in ownership or control of the Company effected through any consolidation or merger for the principal purpose of changing the domicile of the Company. A public offering of the Company’s securities will be deemed to constitute a Change of Control if in excess of 50% of the Company’s voting power is issued pursuant to such offering.

8.          Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier with signature by the recipient as established by the sender by evidence obtained from such courier, or (c) on the date sent by facsimile or email transmission (with acknowledgement by recipient of complete transmission). Notices, demands or communications to any party hereto will, unless another address is specified in writing pursuant to this Section 8, be sent to the addresses indicated below.

If to Executive: Tony M. Pearce 801 S. 1230 E. Alpine, Utah 84004 Email: tony@onpurple.com and tonymarionp@gmail.com	If to the Company: Purple Innovation, Inc. 123 E 200 N Alpine, Utah 84004 Attn: Chief Legal Officer Email: casey@onpurple.com

Annex M-2-4

9.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but except as otherwise set forth in this Agreement, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.       Complete Agreement. This Agreement and any documents or agreements referred to herein and all exhibits and schedules referred to herein or therein embody the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement amends and restates and supersedes and replaces the Employment Agreement by and between the Executive and WonderGel, LLC dba Purple, which was effective as of December 31, 2016.

11.       Signatures; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. For purposes hereof, a facsimile signature, portable document format (PDF) signature or signature sent by electronic transmission will be considered an original signature.

12.       Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by, and construed in accordance with, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction).

13.       Survival. The provisions of Sections 6 through 10, 12, 13, and 15 shall survive the termination of Executive’s employment and the termination of this Agreement for any reason. Upon termination of Executive, all amounts owing to Executive hereunder shall be paid to Executive within one week of termination of this Agreement or Executive’s employment hereunder, whichever is earlier.

14.       Headings; No Strict Construction. The headings of the paragraphs and sections of this Agreement are inserted for convenience only and will not be deemed a part of or affect the construction or interpretation of any provision hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

15.       Code Section 409A. The parties hereto intend that the payments and benefits provided in this Agreement either will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or be provided in a manner that complies with Section 409A of the Code and any ambiguity herein shall be interpreted so as to be consistent with the intent of this paragraph. Further, if Executive is a “specified employee” (as such term is defined under Section 409A of the Code) at the time of a termination of employment and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated recognition of income or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in payments or benefits ultimately paid or provided to Executive) until the date that is at least six (6) months following Executive’s termination of employment with the Company (or the earlier date of Executive’s death), whereupon the Company will promptly pay Executive a lump-sum amount equal to the cumulative amounts that would have otherwise been previously paid to Executive under this Agreement during the period in which such payments or benefits were deferred. In addition, if following the date hereof, the Company or Executive reasonably determines that any amounts or benefits payable under this Agreement may be subject to Section 409A of the Code, the Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or (ii) preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (iii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance. Notwithstanding anything contained herein to the contrary, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Executive under Section 409A of the Code, or damages for failing to comply with Section 409A of the Code.

Annex M-2-5

16.       Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

17.       Read and Understood. Executive has read this Agreement carefully and understands each of its terms and conditions. Executive has sought independent legal counsel of Executive’s choice to the extent Executive deemed such advice necessary in connection with the review and execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Company:
Purple Innovation, Inc.

By:
Sam Bernards, CEO

Executive:

Tony M. Pearce

Annex M-2-6

Exhibit A

See Attached

Annex M-2-7

Annex N

CONTINGENCY ESCROW AGREEMENT

This CONTINGENCY ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [•], by and among: (i) Purple Innovation, Inc., a Delaware corporation (“Parent”), (ii) InnoHold, LLC, a Delaware limited liability company (“InnoHold”) (iii) Global Partner Sponsor I, LLC, a Delaware limited liability company, solely in the capacity under the Merger Agreement (as defined below) as the Parent Representative (the “Parent Representative”); and (iv) Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

Whereas, the Parent, InnoHold, Purple Innovation, LLC, a Delaware limited liability company (“Company”), PRPL Acquisition, Inc., a Delaware corporation (“Merger Sub”), and Parent Representative, are parties to that certain Merger Agreement, dated as of November 2, 2017 (as it may be amended, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and as a result of which, among other matters, all of the issued and outstanding membership interests of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding, and shall automatically be cancelled and shall cease to exist, in exchange for a certain number of newly issued Class B Units (“Class B Units”) of the Company, and Class B Common Stock (“Class B Stock”) of the Parent, all as specified in the Merger Agreement, subject to the withholding of the Escrow Securities (as defined below) being deposited in the Escrow Account (as defined below) in accordance with the terms and conditions of the Merger Agreement and this Agreement;

WHEREAS, pursuant to the Merger Agreement, Parent, the Parent Representative, their respective officers, directors, stockholders and advisors, and their respective successors and permitted assigns (the “Indemnified Parties”) are entitled to be indemnified in certain respects by InnoHold and its successors and permitted assigns;

WHEREAS, in accordance with the Merger Agreement and this Agreement, at the Closing, out of the Merger Consideration otherwise to be delivered to InnoHold under the Merger Agreement, (i) Parent shall, on behalf of InnoHold, issue to the Escrow Agent five hundred thousand (500,000) shares of Class B Stock and (ii) the Company shall, on behalf of InnoHold, issue to the Escrow Agent five hundred thousand (500,000) Class B Units (together with any equity securities paid as dividends or distributions with respect to such shares or units or into which such shares or units are exchanged or converted, and any additional shares or units deposited in the Escrow Account in accordance with this Agreement, the “Escrow Securities”) to be held, along with any other Escrow Property (as defined below), by the Escrow Agent in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of Article VIII of the Merger Agreement and this Agreement.

WHEREAS, pursuant to the Merger Agreement, the Parent Representative has been designated as the Parent’s representative and agent to represent it, and to act on its behalf for purposes of this Agreement; and

WHEREAS, the Escrow Agent is willing to administer the escrow under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Appointment. Parent and InnoHold hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to perform the duties of their escrow agent under this Agreement. The escrow services to be rendered by the Escrow Agent under this Agreement will not begin until the Escrow Agent has received the documentation necessary to establish the Escrow Accounts on its books and has received the Escrow Securities in accordance with this Agreement.

Section 2. Transfer of Escrow Securities. In accordance with the Merger Agreement, at the Closing, Parent and the Company shall record, or cause their respective transfer agents to record, the Escrow Securities on their books as being owned by the Escrow Agent shall send a written acknowledgement of such recordation to the Parent, the Parent Representative and the Escrow Agent. Upon its receipt of the Escrow Securities, the Escrow Agent will deposit the Escrow Securities in the Escrow Account. The Escrow Securities and the Escrow Property are owned by and at all times during the term of this Agreement shall remain owned by InnoHold until such time as the Escrow Securities and Escrow Property are transferred to Parent as provided in Section 4 of this Agreement.

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Section 3. Maintenance of the Escrow Securities and Other Escrow Property.

(a)        So long as any Escrow Securities are being held in the Escrow Account, any dividends, distributions or other income paid on or otherwise accruing to such Escrow Securities (the foregoing, together with the Escrow Securities, and as reduced by any disbursements of such Escrow Securities or dividends, distributions or other income from the Escrow Account by the Escrow Agent in accordance with the terms of this Agreement and the Merger Agreement, the “Escrow Property”) shall be held by the Escrow Agent in the Escrow Account. InnoHold, as the owner of the Escrow Property, shall be entitled to exercise voting rights with respect to the Escrow Securities (to the extent that such securities provide for voting rights) while they are held in the Escrow Account.

(b)        During the term of this Agreement, the Escrow Agent shall hold the Escrow Property in the Escrow Account and shall not sell, transfer, dispose of, lend or otherwise subject to a Lien any of the Escrow Property except until and to the extent that they are disbursed in accordance with Section 4. Except as the Parent Representative (on behalf of the Parent) and InnoHold may otherwise agree in joint written instructions executed and delivered to the Escrow Agent, no part of the Escrow Property may be withdrawn except as expressly provided in this Agreement.

Section 4. Transfer of the Escrow Property.

(a)        The Escrow Agent shall hold the Escrow Property and shall transfer the Escrow Property to either InnoHold or the Parent (on behalf of itself and the Company), as applicable, upon receipt of either (i) a joint instruction letter signed by InnoHold and the Parent Representative directing the Escrow Agent to transfer the Escrow Property (“Joint Instructions”) or (ii) a copy of a non-appealable Order from a court of competent jurisdiction establishing the Indemnified Party’s right to a specified amount of indemnification pursuant to the Merger Agreement (a “Binding Award”). Upon receipt of such Joint Instructions or Binding Award, the Escrow Agent shall, without further action on the part of InnoHold or the Parent Representative, promptly (in any event within five (5) Business Days) disburse to Parent the amount of the Escrow Property set forth in the Joint Instructions or the Binding Award. Each of InnoHold and the Parent Representative agrees to sign and deliver to the Escrow Agent Joint Instructions promptly upon (i) the determination of any applicable indemnification claims for the Special Indemnification Matters (set forth on Exhibit C) under the Merger Agreement consistent with such determination or (ii) except to the extent that there are pending or unpaid indemnification claims for the Special Indemnification Matters on Exhibit C, the first Business Day after the three (3) year anniversary of the Closing to release to InnoHold any portion of the Escrow Property that is not subject to pending or unpaid claims. Additionally, in the event that prior to the three (3) year anniversary of the Closing, InnoHold delivers evidence reasonably acceptable to the Parent Representative that the Special Indemnification Matters on Exhibit C have been satisfied and resolved in full and there is no longer any pending or unpaid claims or contingent liability for any Indemnified Party or the Company or its Subsidiaries with respect to such Special Indemnification Matters, the Parent Representative hereby agrees to promptly sign and deliver to the Escrow Agent Joint Instructions transferring the remaining Escrow Property to InnoHold.

(b)        Payments from the Escrow Account with respect to any indemnification claims shall first be paid with any Escrow Securities then held in the Escrow Account, and then with any remaining property in the Escrow Account. For any Escrow Securities to be disbursed with respect to indemnification claims pursuant to this Section 4, the Escrow Securities shall be valued at the Redemption Price (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Escrow Securities, Parent and/or the Company after the Closing). Parent shall promptly cancel any Escrow Securities that it receives from the Escrow Account.

Section 5. Tax Matters.

(a)        Parent, the Parent Representative and InnoHold agree and acknowledge that, for all U.S. and foreign tax purposes, except as required by applicable Law, InnoHold shall be the owner of the Escrow Property while held in the Escrow Account and until released to the InnoHold or to the Parent, and all interest, earnings or income, if any, earned with respect to the Escrow Property while held by the Escrow Agent shall be treated as earned by InnoHold.

(b)        The Escrow Agent shall have the right to deduct and withhold taxes from any payments to be made hereunder if such withholding is required by Law and to request and receive any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from InnoHold.

Section 6. Duties. The Escrow Agent’s duties are entirely ministerial and not discretionary, and the Escrow Agent will be under no duty or obligation to do or to omit the doing of any action with respect to the Escrow Property, except to give notice, provide monthly reports, make disbursements, keep an accurate record of all

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transactions with respect to the Escrow Property, hold the Escrow Property in accordance with the terms of this Agreement and to comply with any other duties expressly set forth in this Agreement. The Escrow Agent shall not have any interest in the Escrow Property but shall serve as escrow holder only and have only possession thereof. Nothing contained herein shall be construed to create any obligation or liability whatsoever on the part of the Escrow Agent to anyone other than the parties to this Agreement. There are no third party beneficiaries to this Agreement.

Section 7. Parent Report. On not less than a quarterly basis, InnoHold shall cause the Parent Representative to be provided with the Parent Report referred to in Exhibit C hereof.

Section 8. Monthly Reports. The Escrow Agent shall provide a monthly account statement to the Parent Representative on behalf of Parent and InnoHold with respect to the Escrow Account. The Parent Representative and InnoHold shall have one hundred twenty (120) days to object in writing to any such report. If no written notice detailing a party’s objections has been received by the Escrow Agent within this period, an acceptance of such report shall be deemed to have occurred.

Section 9. Authorized Parties; Reliance. The parties hereby acknowledge that the Parent Representative has the sole and exclusive authorization to act on behalf of Parent under this Agreement. The Parent Representative on behalf of Parent and InnoHold agree to provide, on Exhibit A (as it may be amended from time to time) to this Agreement, the names and specimen signatures of those persons who are authorized to issue notices and instructions to the Escrow Agent and execute required documents under this Agreement. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent is entitled to rely on, and shall be fully protected in relying on, the instructions and notices from any one of the authorized signers, as identified on the attached Exhibit A (as it may be amended from time to time) to this Agreement, from each of Parent Representative (on behalf of Parent) and InnoHold, either acting alone, until such time as their authority is revoked in writing, or until successors have been appointed and identified by notice in the manner described in Section 15 below.

Section 10.               Good Faith. The Escrow Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

Section 11.               Right to Resign. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving such notice in writing of such resignation specifying a date when such resignation shall take effect, which shall be a date not less than sixty (60) days after the date of the notice of such resignation. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days’ notice to the Escrow Agent by all of the other parties hereto. In either event, the Parent Representative and InnoHold shall agree upon a successor Escrow Agent. If InnoHold and the Parent Representative are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of sixty (60) days following the date of resignation or thirty (30) days following the date of removal, the then-acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or otherwise appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent, the Parent Representative and InnoHold an instrument accepting such appointment and the transfer of the Escrow Property and agreeing to the terms of this Agreement.

Section 12.               Compensation. The Escrow Agent shall be entitled to receive the fees as set forth on Exhibit B for the services to be rendered hereunder, and to be paid or reimbursed for all reasonable documented out-of-pocket expenses, disbursements and advances, including reasonable documented out-of-pocket attorneys’ fees, incurred or paid in connection with carrying out its duties hereunder, such amounts to be paid by one-half (1/2) equally by Parent and InnoHold.

Section 13.               Indemnification. As provided below in this Section 13, each of Parent and InnoHold hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred without gross negligence, willful misconduct, bad faith or criminal acts on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder. Notwithstanding the foregoing, as between Parent and InnoHold, each of Parent and InnoHold shall be responsible for one-half (1/2) of

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such indemnification obligations, and each of Parent and InnoHold shall have the right to seek contribution from the other to the extent that it pays for more than one-half (1/2) of such indemnification obligations.

Section 14.               Disputes. If a controversy arises between the parties hereto as to whether or not or to whom the Escrow Agent shall transfer all or any portion of the Escrow Property or as to any other matter arising out of or relating to this Agreement or the Escrow Property, the Escrow Agent shall not be required to determine the same, shall not make any transfer of and shall retain the Escrow Property in dispute without liability to anyone until the rights of the parties to the dispute shall have finally been determined by mutual written agreement of the Parent Representative on behalf of Parent and InnoHold, or by a final non-appealable judgment or order of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received notice of such controversy or conflicting written notices from the parties to this Agreement. Any disputes arising out of, related to, or in connection with, this Agreement between Parent, the Parent Representative and/or InnoHold, including a dispute arising from a party’s failure or refusal to sign a joint written notice hereunder, shall be determined in accordance with the Merger Agreement.

Section 15.               Notices. Except to the extent expressly set forth herein, all notices and communications hereunder shall be in writing and shall be deemed to be given if (a) delivered personally, (b) sent by facsimile or email (with affirmative confirmation of receipt), (c) sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (d) sent by registered or certified mail, return receipt requested, postage prepaid to the parties as follows:

If to the Parent Representative, to:	with a copy (which will not constitute notice) to:

Global Partner Sponsor I, LLC	Ellenoff Grossman & Schole LLP
c/o Ellenoff Grossman & Schole LLP	1345 Avenue of the Americas, 11th Floor
1345 Avenue of the Americas, 11th Floor	New York, New York 10105
New York, New York 10105	Attention: Douglas Ellenoff, Esq.
Attention: Douglas Ellenoff, Esq.	Stuart Neuhauser, Esq.
Stuart Neuhauser, Esq.	Facsimile No.: (212) 370-7889
Facsimile No.: (212) 370-7889	Telephone No.: (212) 370-1300
Telephone No.: (212) 370-1300	Email: ellenoff@egsllp.com
Email: ellenoff@egsllp.com	sneuhauser@egsllp.com
sneuhauser@egsllp.com

If to InnoHold, to:	with a copy (which will not constitute notice) to:

Purple Innovation, LLC	Dorsey & Whitney LLP
123 E. 200 N.	111 S. Main St., Suite 2100
Alpine, UT 84004	Salt Lake City, UT 84111
Attention: Casey McGarvey	Attention: Nolan S. Taylor
Telephone No.: (801) 756-2600	E-mail: taylor.nolan@dorsey.com
E-mail: casey@onpurple.com

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place 8th Floor
New York, NY 10004
Attention: Compliance Department
Facsimile No: (212) 509-5150
Telephone No: (212) 845-4000

or at such other address as any of the above may have furnished to the other parties in a notice duly given as provided herein. Any such notice or communication given in the manner specified in this Section 15 shall be deemed to have been given (i) on the date personally delivered or transmitted by facsimile or email (with affirmative confirmation

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of receipt), (ii) one (1) Business Day after the date sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (iii) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid.

Section 16.               Term. This Agreement shall terminate upon the final, proper and complete distribution of the Escrow Property in accordance with the terms hereof; provided, that Parent’s and InnoHold’s obligations under Section 13 hereof shall survive any termination of this Agreement.

Section 17.               Entire Agreement. The terms and provisions of this Agreement (including the Exhibits hereto, which are hereby incorporated by reference herein) constitute the entire agreement between the Escrow Agent and the other parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, as between Parent, the Parent Representative and InnoHold, the terms of the Merger Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Merger Agreement. The actions of the Escrow Agent shall be governed solely by this Agreement.

Section 18.               Amendment; Waiver. This Agreement may be amended or modified only by a written instrument duly signed by the parties hereto, and any provision hereof may be waived only by a written instrument duly signed by the party against whom enforcement of such waiver is sought.

Section 19.               Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 20.               Further Assurances. From time to time on and after the date hereof, Parent Representative and InnoHold shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

Section 21.               Accounting. In the event of the resignation or removal of the Escrow Agent, upon the termination of this Agreement or upon demand at any time of either the Parent Representative or InnoHold under reasonable circumstances, the Escrow Agent shall render to the Parent Representative, InnoHold and the successor escrow agent (if any) an accounting (free of charge) in writing of the property constituting the Escrow Property.

Section 22.               Interpretation. The parties acknowledge and agree that: (a) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits attached hereto) and have contributed to its revision and (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) words of the masculine, feminine or neuter gender will include the masculine, neuter or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any law means such law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (iv) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein; (v) the term “or” means “and/or”; (vi) the words “herein, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (viii) any reference herein to “dollars” or “$” shall mean United States dollars; and (ix) reference to any Section or Exhibit means such Section hereof or Exhibit hereto.

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Section 23.               Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto; provided, however, that if the Parent Representative is replaced in accordance with the terms of the Merger Agreement, the replacement Parent Representative shall automatically become a party to this Agreement as if it were the original Parent Representative hereunder upon providing (i) written notice to the Escrow Agent and InnoHold of such replacement and accepting its rights and obligations under this Agreement and (ii) the Escrow Agent with the documentation referenced in Section 28 hereof from such replacement Parent Representative and any replacement authorized individuals to act on behalf of Parent for purposes of Exhibit A. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 24.               Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

Section 25.               Governing Law; Venue. The terms and provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York without reference to its conflict of law provisions. Subject to Section 14, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located in New York County, New York (or in any court in which appeal from such courts may be taken) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 26.               Waiver of Jury Trial. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH LITIGATION, CLAIM, CAUSE OF ACTION OR OTHER LEGAL PROCEEDING SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 27.               Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 28.               U.S. Patriot Act. Parent and InnoHold agree to provide the Escrow Agent with the information reasonably requested by the Escrow Agent to verify and record Parent’s and InnoHold’s respective identities pursuant to the Escrow Agent’s procedures for compliance with the U.S. Patriot Act and any other applicable laws.

Section 29.               Representations of the Parties. Each of the parties hereto hereby represents and warrants that as of the date hereof: (a) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such actions have been duly and validly authorized by all necessary proceedings; and (b) this Agreement has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement of it.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Parent:

PURPLE Innovation, INC.

By:
Name:
Title:

The Parent Representative:

GLOBAL PARTNER SPONSOR I, LLC, solely in its capacity as the Parent Representative

By:
Name:
Title:

InnoHold:

INNOHOLD, LLC

By:
Name:
Title:

The Escrow Agent:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent
By:
Name:
Title:

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Annex O

Confidential Purple Innovation, Inc.

Proprietary Information and Invention Assignment Agreement

In consideration, and as a condition, of my employment with Purple Innovation, Inc. or any of its subsidiaries (collectively, the “Company”), I agree, effective as of ___, 2017 (the “Effective Date”), as follows:

1.          Nondisclosure

1.1.      Recognition of the Company’s Rights; Nondisclosure. At all times following the Effective Date during my performance of services (the “Services”) for the Company, whether as an officer, director, manager, employee or contractor or otherwise (the “Service Period”), and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use, or publication may be required in connection with my work for the Company, or unless a director or officer of the Company expressly authorizes such in writing. I will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that incorporates any Proprietary Information and/or disparages the Company. The foregoing restrictions do not apply to any information that (i) is in or enters the public domain, through no wrongdoing of my own or any third party; or (ii) has been disclosed to me by a third party who is not subject to such restriction and who has not directly or indirectly received such information through the wrongdoing of any third party; provided, however, that the limitations of this sentence will not in any way limit any other duties or obligations that I have, or may have in the future, with respect to the Company in accordance with any other written agreement with the Company or as a result of any express or implied duty or obligation that I may have as a member, officer, manager, employee, contractor or director of the Company. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information will be the sole property of the Company and its assigns.

1.2.      Proprietary Information. The term “Proprietary Information” means any and all confidential and/or proprietary knowledge, data, or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, materials, concepts, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding research, development, products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers and the existence of any business discussions, negotiations, or agreements between the Company and any third party; and (c) information regarding the skills and compensation of the Company’s employees, contractors or other service providers.

1.3.      No Improper Use of Information of Prior Employers and Others. During the Service Period, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

1.4.      Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my Service Period and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than the Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by a manager or officer of the Company in writing.

2.          Assignment of Inventions

2.1.      Proprietary Rights. The term “Proprietary Rights” means all trade secret, patent, copyright, trademark, mask work, moral rights, know-how and any and all other intellectual property rights throughout the world.

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2.2.      Excluded Inventions and Excluded Future Inventions. As set forth on Exhibit A attached hereto, inventions, patented or unpatented, that (i) I made prior to the Effective Date, or (ii) that have been owned prior to the Effective Date in whole or part by me through EdiZONE, LLC or licensed by EdiZONE, LLC to third parties (clauses (i) and (ii) are collectively, the “Excluded Inventions“). To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Excluded Inventions (and related patents, trademarks and copyrights) relevant to the subject matter of my Services that I have, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed or reduced to practice prior to the Effective Date, that constitute my property or the property of third parties and that the Company agrees will be excluded from the scope of this Agreement. That certain Amended and Restated Confidential Assignment and License Back Agreement executed November 2, 2017 and effective December 27, 2016 governs the rights of the Company and EdiZONE with respect to the Excluded Inventions.

2.3.      Assignment of Inventions. Subject to Section 2.4, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my Service Period with the Company. Inventions (and all Proprietary Rights with respect thereto) assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.” I hereby forever waive and agree not to assert any and all Proprietary Rights I may have in or with respect to any Company Invention. Notwithstanding the date of this Agreement, my assignment of rights to the Company as provided in this Agreement is intended to pertain to Inventions and Proprietary Rights created from my earliest performance of services for, or on behalf of, the Company and continue for so long as I continue providing services for, or on behalf of, the Company.

2.4.      Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement may not be deemed to require assignment of any invention that qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted or was derived from work performed by me directly or indirectly for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

2.5.      Obligation to Keep the Company Informed. During my Service Period and for one year after termination of my Service Period with the Company, I will promptly disclose to the Company fully and in writing all Inventions (and all Proprietary Rights with respect thereto) authored, conceived, or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf or in which I am named as an inventor or co-inventor within one year after termination of Service Period. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Section 2.5 of this Agreement relating to my Inventions. I will preserve the confidentiality of any Company Invention (and all Proprietary Rights with respect thereto) that results from my Services during the Service Period.

2.6.      Works for Hire. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my Services during the Service Period and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.7.      Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to the Company Inventions in any and all countries. To that end I will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries will continue beyond the termination of my Service Period, but the Company will compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

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2.8.      Further Assurances. If the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 2 with the same legal force and effect as if executed by me. I hereby waive, assign and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

2.9.      Presumption of Ownership. Due to the difficulty of establishing when an Invention (and all Proprietary Rights with respect thereto) is first conceived or developed, whether it results from access to the Company’s actual or anticipated business or research or development, or whether it is a direct or indirect result or derivation of any work I perform for the Company, I hereby acknowledge and agree that ownership of all Inventions (and all Proprietary Rights with respect thereto) conceived, developed, suggested or reduced to practice by me, alone or jointly with others during my Service Period shall be presumed to belong to the Company and I shall have the burden of proof to prove otherwise.

3.          Records. Unless otherwise directed or requested by the Company, I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during my Service Period with the Company, which records will be available to and remain the sole property of the Company at all times.

4.          No Conflicts or Solicitation. I acknowledge that during my Service Period I will have access to and knowledge of Proprietary Information. To protect the Company’s Proprietary Information, I agree that during the period of my Service Period with the Company I will not, without the Company’s express written consent, engage in any other business activity that is competitive with the Company, or would otherwise conflict with my obligations to the Company. I have entered into a Non-Competition and Non-Solicitation Agreement of even date herewith.

5.          No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and my performance of the Services do not and will not breach any non-compete agreement or any agreement to keep in confidence information acquired by me in confidence or in trust prior to my Service Period with the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement.

6.          Return of Company Documents. Upon termination of the Service Period or upon request by the Company during the course of my Service Period, I will deliver to the Company any and all property, equipment, drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I agree that I will not copy, delete or alter any information contained on my Company computer, cell phone or other electronic storage and communication device before I return it to the Company. I further agree that any property situated on the Company’s premises or otherwise owned by the Company, including cloud based and onsite based storage services or devices for and access of electronic data or media, filing cabinets or other work areas, is subject to inspection by the Company personnel at any time with or without notice. I further agree that I will not store any of the Company’s information in locations or on electronic devices which are not accessible by the Company, that I will use only Company provided or approved electronic devices, such as but not limited to cell phones, tablets, digital photographs and the like, and that the Company has the right to inspect any of such personal devices which contain such information and to require the deletion or other permanent destruction of the same. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7.          Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Company’s Proprietary Information, the Company has the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement or an infringement of its intellectual property rights or other rights.

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8.          Notices. All notices, payments, demands or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to be delivered, given and received for all purposes (a) as of the date and time of actual receipt, in the case of notices delivered personally; (b) one calendar day after deposit with a nationally recognized overnight delivery service; (c) if sent by email, or other electronic communication processes, upon confirmed receipt by recipient; or (d) five calendar days after deposit in registered or certified United States mail return receipt requested, as applicable. If not emailed, such notices, payments, demands or communications shall be delivered personally to the recipient or to an officer of the recipient to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed at the addresses specified on the signature page hereto or to such other address as may be specified from time to time by notice to parties hereto.

9.          Notification of New Employer. If the Service Period ceases for any reason (such as from termination of my employment by myself or the Company), I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.       General Provisions

10.1.    Survival and Assignment by the Company. I understand that my obligation under this Agreement will continue in accordance with its express terms regardless of any changes in title, position, duties, salary, compensation or benefits, or other terms and conditions of my Services. I further understand that my obligations under this Agreement will continue following the termination of my Services regardless of the manner of such termination and will be binding upon my heirs, executors, and administrators. The Company will have the right to assign this Agreement to its affiliates and successors. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary, or affiliate to whom I may be transferred without the necessity that this Agreement be re-executed at the time of such transfer.

10.2.    Severability. In case any provision (or portions thereof) contained in this Agreement will, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

10.3.    Governing Law. This Agreement and actions taken hereunder will be governed and construed in accordance with the laws of the State of Utah, applied without regard to conflict of law principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Salt Lake City, Utah for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

10.4.    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.5.    Service Period. I acknowledge and agree that my relationship with the Company is governed by the Amended and Restated Employment Agreement of even date hereof.

10.6.    Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7.    Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement will apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement and the offer letter of even date herewith is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and thereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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10.8.    Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT MAY NOT BE CONSTRUED AGAINST ANY PARTY BY ANY REASON OF THE DRAFTING FOR PREPARATION HEREOF.

10.9.    Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means (e.g., electronic mail or PDF) shall be effective as delivery of a manually executed counterpart to this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Sign:	Date:
Print:

Acknowledged and agreed:

Purple Innovation, inc.

By:
Name:
Its:

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P R O X Y

FOR THE SPECIAL MEETING IN LIEU OF THE 2017
ANNUAL MEETING OF STOCKHOLDERS OF
GLOBAL PARTNER ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul Zepf and Andrew Cook (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Global Partner Acquisition Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2017 annual meeting of stockholders of the Company (the “Special Meeting”) to be held on           , 2017 at 10:00 a.m. EST, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS BELOW, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

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Please mark vote as indicated in this example	☐	GLOBAL PARTNER ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12.

(1)Proposal 1: The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination, which includes the approval and adoption of the Agreement and Plan of Merger, dated as of November 2, 2017, as it may be amended, by and among the Company, Purple Merger Sub, LLC, Purple Innovation, LLC and other parties named thereto, and the transactions contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	(6)Proposal 6 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to change the Company’s name to Purple Innovation, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Intention to Exercise Redemption Rights — If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu of the 2017 Annual Meeting of GPAC Stockholders — Redemption Rights.”

REDEMPTION RIGHTS ☐

(7)Proposal 7 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to change or remove certain provisions related to the Company’s status as a blank check company.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

Stockholder Certification — I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed Business Combination between the Company and   Purple Innovation, LLC.

	SHAREHOLDER CERTIFICATION ☐			(8)Proposal 8 — to consider and vote upon a proposal to approve the Company’s amended and restated certificate of incorporation to make certain non-substantive changes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)Proposal 2 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to increase the Company’s authorized common stock and preferred stock, including the establishment of Class B common stock.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)Proposal 9 — The Director Election Proposal — to consider and vote upon a proposal to elect the following seven directors to serve on the Company’s board of directors upon consummation of the Business Combination:

					ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
(3)Proposal 3 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to rename the Company’s outstanding common stock to Class A common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐	1.Pano Anthos 2.Sam Bernards 3.Gary DiCamillo 4.Terry Pearce 5.Tony Pearce 6. 7.	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: ______________________
(4)Proposal 4 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to eliminate the classification of the Company’s board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐	(10)Proposal l0 — to consider and vote upon a proposal to approve and adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)Proposal 5 — to consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation to adopt Delaware as the exclusive forum for certain stockholder litigation.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(11)Proposal 11 — to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

(12)Proposal 12 — The Adjournment Proposal— to consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

					FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: ________, 2017

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain and a broker non-vote will have the same effect as a vote AGAINST proposals 2, 3, 4, 5, 6, 7 and 8. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

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